THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED

Season 2013/14

Board of Directors

Anthony Fry (Chairman)

Richard Scudamore (Chief Executive)

General Secretary

Nicholas Coward

Auditors

Deloitte LLP

2 New Street Square

London

EC4A 3BZ

Bankers

Barclays Bank plc

27th Floor

1 Churchill Place

London

E14 5HP

Registered Office

30 Gloucester Place

London W1U 8PL

Regd. No. 2719699

Telephone

020 7864 9000

Facsimile

020 7864 9001

Website

www.premierleague.com

Published by The Football Association Premier League Limited

© The Football Association Premier League Limited 2013

PREMIER LEAGUE CHAIRMEN’S CHARTER

SEASON 2013/14

Foreword

The Chairmen’s Charter is a statement of our commitment and aim to run Premier League football to the highest possible standards in a professional manner and with the utmost integrity.

With that aim we, the Chairmen of the Clubs in membership of The Premier League, are determined:

(a)         To conduct our respective Club’s dealings with the utmost good faith and honesty.

(b)        At all times to maintain a rule book which is comprehensive, relevant and up-to-date.

(c)          To adopt disciplinary procedures which are professional, fair and objective.

(d)        To submit to penalties which are fair and realistic.

(e)          To secure the monitoring of and compliance with the rules at all times.

The Charter

The Chairmen’s Charter sets out our commitment to run Premier League football to the highest possible standards and with integrity.

We will ensure that our Clubs:

•                Behave with the utmost good faith and honesty to each other, do not unjustly criticise or disparage one another and maintain confidences.

•                Will comply with the laws of the game and take all reasonable steps to ensure that the Manager, his staff and Players accept and observe the authority and decisions of Match Officials at all times.

•                Follow Premier League and FA Rules not only to the letter but also to their spirit, and will ensure that our Clubs and Officials are fully aware of such rules and that we have effective procedures to implement the same.

•                Will respect the contractual obligations and responsibilities of each other’s employees and not seek to breach these or to make illegal approaches.

•                Will discharge their financial responsibilities and obligations to each other promptly and fully and not seek to avoid them.

•                Will seek to resolve differences between each other without recourse to law.

CONTENTS

CLUB DIRECTORY	01

FIXTURES	43

RULES	61

— Premier League Rules	75
— Premier League Forms	225
— Youth Development Rules	297
— Youth Development Forms	375
— Appendices to the Rules	399

MATCH OFFICIALS	459

MEMORANDUM & ARTICLES OF ASSOCIATION	465

MISCELLANEOUS	489

STATISTICS	501

CLUB DIRECTORY

ARSENAL
Highbury House
75 Drayton Park
London N5 1BU

Main Switchboard: 020 7619 5003
Fax: 020 7704 4001
Ticket Office: 020 7619 5000
Credit Card Bookings: 0844 277 3625
www.arsenal.com

Chairman	Stadium and Facilities Director
Sir Chips Keswick	John Beattie
020 7704 4030
Chief Executive Officer
Ivan Gazidis	Communications Director
Mark Gonnella
Company Secretary	020 7704 4010
David Miles
General Counsel
Manager	Svenja Geissmar
Arsène Wenger	020 7619 5003

Assistant Manager	Chief Operations/People Officer
Steve Bould	Trevor Saving
020 7619 5003
Head of Youth Development
Liam Brady	Supporter Liaison Officer
Jill Smith
Chief Financial Officer	020 7619 5003
Stuart Wisely
020 7704 4060	Safety and Security Manager
Sharon Cicco
Chief Commercial Officer	020 7704 4030
Tom Fox
020 7619 5003	Team Doctor
Gary O’Driscoll
Marketing Director	Qualifications: MBBS, BSc, DipSEM, FFSEM(Ire)
Angus Kinnear
020 7619 5003	Head of Medical Services
Colin Lewin
Ticketing and Services Director	Qualifications: BSc (Hons) MCSP, SRP
Ivan Worsell
020 7619 5003

Head Groundsman	Ground Capacity at start of the Season
Paul Ashcroft	60,338
Qualifications: National Diploma in Turf,
Science and Grounds Management	Pitch Dimensions
Length: 105 metres Width: 68 metres
Publications Manager
Andy Exley	Directors
Arsenal Football Club, Highbury House,	Sir Chips Keswick (Chairman)
75 Drayton Park, London N5 1BU	Stan Kroenke
020 7619 5003	Ivan Gazidis (CEO)
Ken Friar OBE
Shirt Sponsor	Richard Carr
Emirates	Lord Harris of Peckham

Kit Manufacturer	Official Company Name and Number
Nike UK Ltd	The Arsenal Football Club Plc
No. 109244

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red & White	Colours: Shirts: Yellow
/ Shorts: White / Socks: White	/ Shorts: Blue / Socks: Yellow & Blue

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Black	Colours: Shirt: Purple	Colours: Shirt: Green
/ Shorts: Black / Socks: Black	/ Shorts: Purple / Socks: Purple	/ Shorts: Green / Socks: Green

ASTON VILLA
Villa Park
Birmingham
B6 6HE

Main Switchboard: 0121 327 2299
Fax: 0121 322 2107
Ticket Office: 0800 612 0970
www.avfc.co.uk
postmaster@avfc.co.uk

Chairman	Head of Security and Safety Operations
Randolph Lerner	John Handley
0121 326 1505
Chief Executive
Paul Faulkner	Head of Media
Brian Doogan
Secretary	0121 326 1561
Sharon Barnhurst
Supporter Liaison Officer
Manager	Lee Preece
Paul Lambert	0121 326 1502

Assistant Manager	Head of Sport and Exercise Medicine
Ian Culverhouse	Dr Roddy MacDonald
Qualifications: MBChB, MRCCGP, DTM&H,
Academy Manager	MSc (Sports Medicine), FFSEM
Bryan Jones
Senior Physiotherapist
Chief Finance Officer	Alan Smith
Robin Russell	Qualifications: Chartered Physiotherapist,
0121 326 1520	MRSP, SRP

Head of Marketing	Head Groundsman
Russell Jones	Paul Mytton (Villa Park)
0121 326 1545	Qualifications: City & Guilds Greenkeeping 1,2,3
Graeme Farmer (Training Ground)
Head of Consumer Sales (Ticketing)	Qualifications: NVQ Amenity Horticulture 1+2
Nicola Keye
0121 326 1528	Programme Editor
Aston Villa Media Department
Head of Facilities	Villa Park, Birmingham B6 6HE
Tom Fantini	0121 327 2299
0121 326 1498

Shirt Sponsor	Directors
dafabet	Randolph Lerner (Chairman, Aston Villa Ltd)
Paul Faulkner (Chief Executive)
Kit Manufacturer	Robin Russell (Chief Finance Officer)
Macron	General Charles Krulak (Aston Villa Ltd)

Ground Capacity at start of the Season	Official Company Name and Number
42,682	Aston Villa FC Limited
No. 2502822
Pitch Dimensions
Length: 105 metres Width: 68 metres

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Claret with sky blue	Colours: Shirts: White & blackcurrant	Colours: Shirts: Lime green with navy
sleeves / Shorts: White with claret	1/4 check body with white sleeves	blue trim / Shorts: Navy blue with
trim / Socks: Sky blue with claret	/ Shorts: Blackcurrant with white	lime green trim / Socks: Navy blue
hoops & claret turnover	trim / Socks: Blackcurrant with white	with lime green hoops or lime green
	hoops & blackcurrant turnover	with navy blue hoops

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirts: Yellow with black	Colours: Shirts: Pink with black	Colours: Shirts: grey with black
trim / Shorts: Black with yellow trim	trim / Shorts: Black with pink trim	trim / Shorts: Grey with black trim
/ Socks: Yellow with black hoops	/ Socks: Pink with black hoops	/ Socks: Grey with black hoops

CARDIFF CITY
Cardiff City Stadium
Ffordd Fred Keenor
Leckwith Road
Cardiff CF11 8AZ

Main Switchboard: 0845 365 1115
Fax: 0845 365 1116
Ticket Office: 0845 345 1400
club@cardiffcityfc.co.uk
www.cardiffcityfc.co.uk

Acting Chairman	Ticket Office Manager
Simon Lim	Mona Sabbuba
029 2064 3675
Chief Executive Officer
Simon Lim	Head of Operations
Wayne Nash
Club Secretary	029 2064 3613
Nicholas Alford
Safety Officers
Manager	Alan Kerslake
Malky Mackay	John Morgan
029 2064 3707
Assistant Manager
David Kerslake	Head of Communications
Barrie McAuliffe
Academy Manager	029 2064 3628
Richard Bate
Supporter Liaison Officer
Finance Director	Tom Gorringe
Richard Thompson	029 2064 3634
029 2064 3619
Club Doctor
Commercial Director	Professor Leonard Nokes
Julian Jenkins	Qualifications: MB BCh, MD, DipSEM, (GB&I).
029 2064 3626	FFSEM (UK)

Head of Retail and Merchandise:	Head of Performance
Helen Jackson	Richard Collinge
029 2064 3638	Qualifications: MSc MCSP SRP

Head Groundsman	Directors
Phil Williams	Steven Borley
Qualifications: City & Guilds Stage 1, 2 & 3	Derek Chee Seng Chin
in Sports Turf Management	Mehmet Dalman
Michael Filiou
Shirt Sponsor	Michael Isaac
Visit Malaysia	Len Win Kong
Meng Kwong Lim
Kit Manufacturer	Simon Lim
Puma	Danni Rais
Datuk Vincent Lye Ek Seang
Ground Capacity at start of the Season:
26,896 (as at 31/03/13)	Official Company Name and Number
Cardiff City Football Club Limited
Pitch Dimensions	No. 109065
Length: 105 metres Width: 68 metres

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red	Colours: Shirts: Blue / Shorts: Blue	Colours: Shirt: Yellow
/ Shorts: Black / Socks: Red	/ Socks: Blue	/ Shorts: Yellow / Socks: Yellow

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirts: Yellow	Colours: Shirt: Green	Colours: Shirt: Black
/ Shorts: Yellow / Socks: Yellow	/ Shorts: Green / Socks: Green	/ Shorts: Black / Socks: Black

CHELSEA
Stamford Bridge
Fulham Road
London SW6 1HS

Correspondence Address: Training Ground, 60 Stoke Road, Stoke D’Abernon,
Cobham, Surrey, KT11 3PT Football Administration Fax: 01932 596 180

Main Switchboard: 0871 984 1955
Fax: 020 7381 4831
Call Centre / Ticket Sales: 0871 984 1905
Mobile: wap.chelseafc.com
www.chelseafc.com
enquiries@chelseafc.com

Chairman	Ticketing and Call Centre Manager
Bruce Buck	Kelly Webster
020 7915 1941
Chief Executive
Ron Gourlay	Facilities Manager
Chris Gleeson
Secretary	020 7915 1977
David Barnard
Safety Officer
Manager	Jill Dawson
Jose Mourinho	020 7565 1479

Assistant Manager	Press Officer
Steve Holland	Steve Atkins
01932 596 101
Academy Manager
Neil Bath	First Team Doctor
Eva Carneiro
Finance Director	Qualifications: BMed Sci, BMBS, MSc Sports
Chris Alexander	Med, CCT Sports Med, FFSEM
020 7915 1969
Head Physiotherapist
Head of Hospitality	Jason Palmer
Simon Hunter	Qualifications: BPHTY, BHMS (Ed) Hons, MCSP
020 7915 1988
Head Groundsman
Head of Ticketing and Supporter Liaison	Jason Griffin
Graham Smith	Qualifications: NVQ Levels 1 & 2
020 7958 2166

Publications Editor	Pitch Dimensions
David Antill, Trinity Mirror Sport Media	Length: 103 metres Width: 67.5 metres
Stamford Bridge, Fulham Road,
London SW6 1HS	Directors:
020 7958 2168	Bruce Buck
Ron Gourlay
Shirt Sponsor	Eugene Tenenbaum
Samsung	David Barnard
Marina Granovskaia
Kit Manufacturers	Bruce Buck
adidas
Official Company Name and Number
Ground Capacity at start of the Season	Chelsea Football Club Ltd
41,798	No. 1965149

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Reflex blue &	Colours: Shirts: White & dark blue	Colours: Shirts: Black & silver
white / Shorts: Reflex blue &	/ Shorts: White & dark blue	/ Shorts: Black & silver
white / Socks: White & reflex blue	/ Socks: Dark blue & white	/ Socks: Black & silver

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Vivid yellow &	Colours: Shirt: Forest	Colours: Shirt: White & deepest
black / Shorts: Vivid yellow & black	/ Shorts: Forest / Socks: Forest	purple/ Shorts: White & deepest
/ Socks: Vivid yellow & black		purple / Socks: Deepest purple
& white

CRYSTAL PALACE

Selhurst Park Stadium London SE25 6PU

Main Switchboard: 020 8768 6000

Fax: 020 8771 5311

Ticket Office: 0871 200 0071

info@cpfc.co.uk

www.cpfc.co.uk

Joint Chairmen	Ticket Office Manager
Steve Parish	Mandy Anderson-Myers
Martin Long	020 8768 6084

Chief Executive Officer	Stadium Manager / Safety Officer
Phil Alexander	Kevin Corner
020 8768 6091
Club Secretary
Christine Dowdeswell	Head of Communications
Terry Byfield
Manager	020 8768 6020
Ian Holloway
Supporter Liaison Officer
Assistant Manager	Karen Alford
Keith Millen	020 8768 6045

Academy Manager	Club Doctor
Ben Smith	Dr Bill Jasper
Qualifications: MBBS, Diploma in Sports and
Head of Finance	Exercise Medicine, AREA
Hari Jani
020 8768 6030	Physiotherapist
Alex Manos
Corporate Sales Manager	Qualifications: BSc, MPhty
Chris Powlson
020 8768 6010	Groundsman
Mark Perrin
Marketing Manager	Qualifications: HNC in Sports Turf
Sharon Lacey	020 8768 6003
020 8768 6005

Publications Manager	Pitch Dimensions
Terry Byfield	Length: 100 metres Width: 66 metres
020 8768 6020
Directors:
Shirt Sponsor	Steve Parish
GAC Logistics	Martin Long
Stephen Browett
Kit Manufacturer	Phil Alexander
Avec
Official Company Name and Number
Ground Capacity at start of the Season	CPFC Limited
26,255	No. 7270793

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red and blue	Colours: Shirts: Black with red, blue
/ Shorts: Blue / Socks: Blue	sash / Shorts: Black / Socks: Black

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green	Colours: Shirt: Silver	Colours: Shirt: Yellow
/ Shorts: Green / Socks: Green	/ Shorts: Graphite / Socks: Grey	/ Shorts: Yellow / Socks: Yellow

EVERTON Goodison Park Goodison Road Liverpool L4 4EL

Main Switchboard: 0871 663 1878

Fax: 0151 286 9112

Ticket Office: 0871 663 1878

Credit Card Bookings: 0871 663 1878

www.evertonfc.com

everton@evertonfc.com

Chairman	Head of Ticketing
Bill Kenwright CBE	Matt Kendall
0151 330 2498
Chief Executive
Robert Elstone	Community Chief Executive
Denise Barrett-Baxendale BA (Hons)
Deputy Chief Executive	MBA, EdD, FRSA
Denise Barrett-Baxendale BA (Hons)	0151 530 5254
MBA, EdD, FRSA
Communications Director
Club Secretary/Head of Football Operations	Alan Myers
David Harrison	0151 530 5233
0151 530 5207
Stadium Safety Officer
Manager	David Lewis
Roberto Martinez	0151 530 5223

Assistant Manager	Stadium Manager
Graeme Jones	Alan Bowen
0151 530 5267
Academy Manager
Alan Irvine	Head of Media and Communications
Mark Rowan
Finance and Operations Director	0151 530 5323
Grant Ingles
0151 530 5286	Supporter Liaison Officer
Christine Prior
Head of Commercial	0151 530 5346
Dave Biggar
0151 530 5342	Team Doctor
Dr Ian Irving
Qualifications: MBChB, BSc Pharm

Head of Performance	Kit Manufacturer
Richard Evans	Nike
Qualifications: BSc(Hons), MCSP, CSP, FA Dip
Ground Capacity at start of the Season
Head Groundsman	39,571
Bob Lennon
Qualifications: OND, NDH, RHS	Pitch Dimensions
Length: 100.48 metres Width: 68 metres
Programme Editor
Darren Griffiths	Directors
Goodison Park, Goodison Road,	Bill Kenwright CBE (Chairman)
Liverpool L4 4EL	Jon Woods (Deputy Chairman)
0151 530 5323	Robert Earl
Sir Philip Carter CBE
Shirt Sponsor
Chang	Official Company Name and Number
The Everton Football Club Company Limited
No. 36624

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Bright blue	Colours: Shirts: Tour yellow, bright	Colours: Shirts: Football white,
/ Shorts: Football white	blue / Shorts: Bright blue / Socks:	obsidian / Shorts: Obsidian
/ Socks: Football white, bright	Tour yellow, bright blue trim	/ Socks: Football white, obsidian
blue trim (Alternative socks:	(Alternative shorts: Tour yellow)	trim (Alternative socks: obsidian,
bright blue, football white trim)		football white trim)

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Black, anthracite	Colours: Shirt: Court green / Shorts:
/ Shorts: Black / Socks: Black	Pine green / Socks: Pine green

FULHAM Craven Cottage Stevenage Road London SW6 6HH

Correspondence Address: Training Ground,

Motspur Park, New Malden, Surrey KT3 6PT

Main Switchboard: 0843 208 1222

Fax: 0870 442 0236

Ticket Office: 0843 208 1234

Credit Card Bookings: 0843 208 1234

www.fulhamfc.com

enquiries@fulhamfc.com

Chairman	Head of Commercial Marketing
Shahid Khan	Kurt Pittman
020 8336 7476
Chief Executive Officer
Alistair Mackintosh	Head of Ticketing
Regan Purcell
Club and Company Secretary	020 8336 7517
Darren Preston
Venues Operations Director
Football Secretary	Graham Gilmore
Jennifer Christey	020 8336 7541

Manager	Safety Officer
Martin Jol	Steve Riley
020 7384 4748
Head Coach
Michael Lindeman	Communications and Digital Media Director
Sarah Brookes
Academy Director	020 8336 7488
Huw Jennings
Supporter Relations Manager
Finance Director	Tommy Guthrie
Sean O’Loughlin	020 8336 7571
020 8336 7589
Team Doctor
Commercial Director	Steve Lewis
Jonathan Gregory	Qualifications: BSc (Hons), MBBS, AFRCSEd,
020 8336 7408	MScSEM, MFSEM (UK)

Senior Physiotherapist	Kit Manufacturer
Chris Hanson	adidas
Qualifications: BSc Hons in Physiotherapy
Ground Capacity at start of the Season
Head Groundsman	25,700
Bruce Elliot
Qualifications: NVQ 3 in Sports Turf	Pitch Dimensions
Management	Length: 100 metres Width: 65 metres

Programme Editor	Directors
Tom Harvey	Shahid Khan
Training Ground, Motspur Park,	Mark Lamping
New Malden, Surrey KT3 6PT	Alistair Mackintosh
020 8336 7478	Sean O’Loughlin

Shirt Sponsor	Official Company Name and Number
Marathonbet	Fulham Football Club Limited
No. 2114486

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: White with black	Colours: Shirts: Red with white	Colours: Shirts: Navy blue with
trim / Shorts: Black with red trim	chest panel and white trim	orange sleeve detail / Shorts: Navy
/ Socks: White with red trim	/ Shorts: White with red trim	blue with white trim / Socks: Navy
	/ Socks: Red with white trim	blue with white trim

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green with black	Colours: Shirt: Dark grey with
trim / Shorts: Green with white	orange trim / Shorts: Dark grey
trim / Socks: Green	with white trim / Socks: Dark grey
with orange trim

HULL CITY The KC Stadium West Park Hull HU3 6HU

Main Switchboard: 01482 504600

Fax: 01482 304882

Ticket Office: 01482 505600

info@hulltigers.com

www.hullcitytigers.com

www.hullcitycommercial.com

Chairman	Ticket Office Manager
Dr Assem Allam	Carol Taylor
01482 358308
Managing Director
Nick Thompson	Stadium Manager
David Gregory
Club Secretary	01482 358304
Matt Wild
Safety Officer
Manager	John Rose
Steve Bruce	01482 358307

Assistant Manager	Communications Manager
Steve Agnew	Ash Lord
01482 358351
Academy Manager
Billy Russell	Supporter Liaison Officer
Ann Holland
Financial Controller (Acting)	01482 358303
Helen Lewis
01482 358355	Club Doctor
Dr Mark Waller
Commercial Manager	Qualifications: MB ChB, DRCOG, FP cert, MSc
Linton Brown
01482 358313	Physiotherapist
Rob Price
Marketing Manager	Qualifications: Msc Bsc (Hons)
James Mooney
01482 358301	Head Groundsman
Mark Harrison
Hospitality and Events Manager	Qualifications: City & Guilds, Groundsmanship
Simon King	and Sports Turf Management
01482 358312

Publications Editor	Pitch Dimensions

Matt Carrington The KC Stadium, West Park, Hull HU3 6HU	Length: 100.3 metres Width: 68 metres
01482 358349	Directors
Dr Assem Allam (Chairman)
Shirt Sponsor	Mr Ehab Allam (Vice Chairman)
Cash Converters	Mr Nick Thompson (Managing Director)

Official Company Name and Number
Kit Manufacturer	Hull City Tigers Limited
adidas	No. 4032392

Ground Capacity at start of the Season
25,400

Home kit	Alternative kit 1

Colours: Shirts: Black & amber / Shorts: Black & amber / Socks: Black & amber	Colours: Shirts: Prime blue, vivid red, white / Shorts: Prime blue, White / Socks: Vivid red, prime blue

Home Goalkeeper	Goalkeeper Alternative kit 1

Colours: Shirt: Green with black trim / Shorts: Green with white trim / Socks: Green	Colours: Shirt: Dark shale, medium lead, red zest / Shorts: Dark shale, red zest / Socks: Dark shale, red zest

LIVERPOOL

Anfield Road
Anfield
Liverpool L4 0TH

Correspondence Address: PO Box 1959, Liverpool L69 3JL

Main Switchboard: 0151 263 2361
Fax: 0151 260 8813
Ticket Office / Booking Line: 0843 170 5555
Customer Services / Memberships: 0843 170 5000
www.liverpoolfc.com
customerservices@liverpoolfc.com

Chairman	Hospitality Sales Manager
Tom Werner	Sue Johnston
0151 907 9311

Managing Director	Stadium and Head of Operations
Ian Ayre	Ged Poynton
0151 264 2247

Secretary	Safety Officer
Stuart Hayton	Ged Poynton
0151 264 2247

Manager	Director of Communications
Brendan Rodgers	Susan Black
0151 907 9307

Assistant Manager	Head of Press
Colin Pascoe	Matt McCann
0151 230 5760

Academy Director	Supporter Liaison Officer
Frank McParland	Yonit Sharabi
0843 170 5000

Chief Financial Officer	Principal Groundsman
Andy Hughes	Terry Forsyth
0151 264 2305

Chief Commercial Officer	Team Doctor
Billy Hogan	Dr Zafar Iqbal
0151 907 9380	Qualifications: MBBS, BSc, DCH, DRCOG, MRCGP,
MSc (SEM), MFSEM (UK), DIP PCR
Head of Ticketing and Hospitality
Phil Dutton
0151 237 5963

Ticketing Manager
Keri Garrity
0151 907 9355

Senior Physiotherapist	Pitch Dimensions
Chris Morgan	Length: 101 metres Width: 68 metres
Qualifications: BSC (HONS), MSC, MCSP, HPC,
ACPSM	Directors
John Henry
Programme Editor	Tom Werner
Lee Berry — Programme Master	David Ginsberg
lee@programmemaster.com	Ian Ayre
Michael Gordon
Shirt Sponsor
Standard Chartered	Official Company Name and number
The Liverpool Football Club & Athletic
Kit Manufacturer	Grounds Limited
Warrior	No. 35668

Ground Capacity at start of the Season
45,276

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red / Shorts: Red / Socks: Red	Colours: Shirts: White, Black, Red / Shorts: Black, Red / Socks: White, Black, Red	Colours: Shirts: Black, Purple, White / Shorts: White, Purple, Black / Socks: Black, Purple, White

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: White / Shorts: Black / Socks: Black	Colours: Shirt: Dark Purple, Purple Pink / Shorts: Dark Purple, Purple Pink / Socks: Dark Purple, Pink	Colours: Shirt: Orange / Shorts: Orange / Socks: Orange

MANCHESTER CITY

The Etihad Stadium
Etihad Campus
Manchester M11 3FF

Main Switchboard: 0161 444 1894
Fax: 0161 438 7999
Ticket Office: 0161 444 1894
Credit Card Bookings: 0161 444 1894
www.mcfc.co.uk
mcfc@mcfc.co.uk

Chairman	Head of Event Production
H.E. Khaldoon Al Mubarak	Nick Becker
0161 444 1894
Chief Executive Officer
Ferran Soriano	Head of Facilities Management
Clive Wilton
Chief Commercial and Operating Officer	0161 444 1894
Tom Glick
Safety Officer
Interim Club Secretary	Peter Fletcher
Andrew Hardman	0870 062 1894

Manager	Chief Communications Officer
Manuel Pellegrini	Vicky Kloss
0870 062 1894
Assistant Manager
Brian Kidd	Supporter Liaison Officer
Lisa Eaton
Head of Elite Development	0161 444 1894
Patrick Viera
Club Doctor
Chief Financial and Administration Officer	Dr Max Sala
Jorge Chumillas	Qualifications: Doctor of Medicine & Surgery
0161 444 1894	(University of Ferrara, Italy) with a specialisation in
Sports Medicine (University of Pavia)
Head of Marketing
Julian Pate	Senior Physiotherapist
0161 444 1894	Lee Nobes
Qualifications: BSc (Hons) MCSP, SRP, MAACP
Head of Supporter Experience
Diego Gigliani
0161 444 1894

Head Groundsman	Ground Capacity at start of the Season
Lee Jackson	47,405
Qualifications: NVQ Level 2, 3 & 4 Sportsturf,
Foundation Degree in Sportsturf Science,	Pitch Dimensions
PA 1, 2 & 6 Chemical Application Licences	Length: 105 metres Width: 68 metres

Programme Editor	Directors
Ian Guildford, Ignition Publications	H.E. Khaldoon Al Mubarak
ignitionpublications@mac.com	Simon Pearce
01899 568 195	Martin Lee Edelman
John Macbeath
Shirt Sponsor	Mohamed Al Mazrouei
Etihad Airways	Alberto Galassi

Kit Manufacturers	Official Company Name and Number
Nike	Manchester City Football Club Limited
No. 40946

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirt: Field Blue / Shorts: Football white / Socks: Football white & field blue trim	Colours: Shirts: Black & dark charcoal (two tone) / Shorts: Black & dark charcoal (two tone) / Socks: Black & dark charcoal (two tone)	Colours: Shirts: Football white with obsidian and field blue stripe / Shorts: Obsidian (dark blue) / Socks: Obsidian

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Hyper verde & lucky green (two tone) \ Shorts: lucky green / Socks: Hyper verde	Colours: Shirt: Ultra violet/court purple (two tone) / Shorts: Court purple / Socks: Ultra violet	Colours: Shirt: Chrome yellow (two tone) / Lemon frost / Shorts: Chrome yellow / Socks: Lemon frost with chrome yellow trim

MANCHESTER UNITED

Sir Matt Busby Way
Old Trafford
Manchester M16 0RA

Main Switchboard: 0161 868 8000
Fax: 0161 868 8804
Ticket Office: 0161 868 8000 OPTION 1
Credit Card Bookings: 0161 868 8000 OPTION 1
www.manutd.co.uk
enquiries@manutd.co.uk

Co-Chairmen	Stadium Manager
Joel Glazer	Ian Collins
Avram Glazer	0161 868 8360

Executive Vice Chairman	Safety Officer
Ed Woodward	Charlie Coxon
0161 868 8609
Secretary
John Alexander	Director of Communications
Philip Townsend
Manager	0161 868 8216
David Moyes
Supporter Liaison Officer
Assistant Manager	Philip Townsend
Steve Round	0161 868 8216

Academy Manager	Club Doctor
Brian McClair	Dr Steve McNally
Qualifications: B.Med Sci BM BS MRCGP DCH
Group Managing Director	DRCOG DOccMed Dip.SEM.GB&I MFSEM
Richard Arnold	(RCPI & RCSI) MFSEM(UK)
0161 868 8211
Senior Physiotherapist
Chief Operating Officer	Rob Swire
Michael Bolingbroke	Qualifications: MSc MCSP SRP
0161 868 8259
Grounds Manager
Director of Finance	Anthony Sinclair
Steve Deaville	Qualifications: Intermediate Diploma in
0161 868 8327	Sportsground Staff

Ticket Office Manager
Sam Kelleher
0161 868 8000

Programme Editor	Directors
Paul Davies	JoJoel Glazer (Co-Chairman)
Sir Matt Busby Way, Old Trafford,	Avram Glazer (Co-Chairman)
Manchester M16 0RA	Bryan Glazer
0161 868 8551	Kevin Glazer
Edward Glazer
Shirt Sponsor	Darcie Glazer Kassewitz
AON	Ed Woodward
Richard Arnold
Kit Manufacturer	Michael Bolingbroke
Nike	Sir Bobby Charlton CBE
David Gill
Ground Capacity at start of Season	Michael Edelson
75,731	Sir Alex Ferguson CBE

Pitch Dimensions	Official Company Name and Number
Length: 105 metres Width: 68 metres	Manchester United Football Club Limited
No. 95489

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red / Shorts: White / Socks: Black	Colours: Shirts: Blue/Black / Shorts: Blue / Socks: Blue	Colours: Shirts: White / Shorts: Black / Socks: White

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green / Shorts: Green / Socks: Green	Colours: Shirt: Yellow / Shorts: Yellow / Socks: Yellow	Colours: Shirt: Purple / Shorts: Purple / Socks: Purple

NEWCASTLE UNITED

St James’ Park
Newcastle Upon Tyne
NE1 4ST

Football Secretary’s address: Newcastle United Training Centre,
Whitley Road, Newcastle Upon Tyne NE12 9SF

Main Switchboard: 0844 372 1892
Fax: 0191 201 8600
Ticket Office: 0844 372 1892 (Option 1)
www.nufc.co.uk
admin@nufc.co.uk

Football Secretary	Safety Officer
Lee Charnley	Steve Storey
0191 238 1004	0844 372 1892 (Extn 8528)

Manager	Head of Media
Alan Pardew	Wendy Taylor
0844 372 1892 (Extn 8420)
Assistant Manager
John Carver	Supporter Liaison Officer
Lee Marshall
Academy Manager	0844 372 1892 (Extn 8579)
Joe Joyce
Senior Physiotherapist
Finance Director	Derek Wright
John Irving	Qualifications: MSCP DipRGRT PG Dip Sport
0844 372 1892 (Extn 8681)	Ex Med.

Partnerships Manager	Head Groundsman
Dale Aitchison	Michael Curran
0844 372 1892 (Extn 8436)	Qualifications: City & Guilds - Levels 1, 2, 3:
Amenity Horticulture & Groundsmanship, IOG
Box Office Manager	NPC, IOG NTC
Stephen Tickle
0844 372 1892 (Extn 8455)	Foundation Manager
Kate Bradley
Facilities Manager	0844 372 1892 (Extn 8477)
Eddie Rutherford
Telephone No:0844 372 1892 (Extn 8558)

Club Doctor	Ground Capacity at start of the Season
Dr Paul Catterson	52,405
Qualifications: MBBS, MRCP, FCEM, Dip SEM,
MFSEM	Pitch Dimensions
Length: 105 metres Width: 68 metres
Programme Managing Editor
Anthony Marshall	Directors
St James’ Park, Newcastle Upon Tyne NE1 4ST	Lee Charnley
0844 372 1892 (Extn 8407)	John Irving

Shirt Sponsor	Official Company Name and Number
Wonga	Newcastle United Football Company Limited
No. 31014
Kit Manufacturer
Puma

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Black and white / Shorts: Black / Socks: Black	Colours: Shirts: Indigo blue / Shorts: Indigo blue / Socks: Indigo blue	Colours: Shirt: Yellow / Shorts: Royal blue / Socks: White

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green / Shorts: Green / Socks: Green	Colours: Shirt: Ocean blue / Shorts: Ocean blue / Socks: Ocean blue

NORWICH CITY

Carrow Road
Norwich
NR1 1JE

Main Switchboard: 01603 760760
Fax: 01603 613886
Ticket Office: 0870 444 1902
www.canaries.co.uk
reception@ncfc-canaries.co.uk

Chairman	Safety Officer
Alan Bowkett	Andy Batley
01603 218204
Chief Executive
David McNally	Press Officer
Joe Ferrari
Secretary	01603 218746
Andrew Blofeld
Supporter Liaison Officer
Manager	Stephen Graham
Chris Hughton	01603 760760 (Ext 2255)

Assistant Manager	Team Doctor
Colin Calderwood	Dr Nick Wilford
Qualifications: MB BS, BMedSci, MSc (Sports
Head of Youth Development	and Exercise Med), MFSEM, MRCGP
Ricky Martin
Senior Physiotherapist
Finance Director	Neal Reynolds
Sam Gordon	Qualifications: BSc (Physiotherapy) MSc
01603 218709	(Sports Therapy), MCSP, SRP

Head of Sales and Marketing	Head Groundsman
Will Hoy	Gary Kemp
01603 218718
Programme Editor
Ticket Office Manager	Peter Rogers
Danny Casey	Carrow Road, Norwich NR1 1JE
01603 218703	01603 218748

Head of Catering
& Stadium Operations
Chris Bailey
01603 218713

Shirt Sponsor	Directors
Aviva	Alan Bowkett
Michael Foulger
Kit Manufacturers	David McNally
Errea	Stepan Phillips
Delia Smith
Ground Capacity at start of the Season	Michael Wynn-Jones
27,244	Stephen Fry

Pitch Dimensions	Official Company Name and Number
Length: 105 metres Width: 68 metres	Norwich City Football Club Plc
No. 154044

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Yellow / Shorts: Green / Socks: Yellow	Colours: Shirts: White / Shorts: Black / Socks: White

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Sky blue / Shorts: Navy blue / Socks: Navy blue	Colours: Shirt: Purple / Shorts: Purple / Socks: Purple	Colours: Shirt: Green / Shorts: Green / Socks: Green

SOUTHAMPTON
St Mary’s Stadium
Britannia Road
Southampton SO14 5FP

Main Switchboard: 0845 688 9448
Fax: 02380 727727
Ticket Office: 0845 688 9288
Credit Card Bookings: 02381 780780
www.saintsfc.co.uk

Executive Chairman	Safety Officer / Security Manager
Mr Nicola Cortese	Mark Long
0845 688 9448
Club Secretary
Ros Wheeler	Club Spokesman
Jordan Sibley
Manager	0845 688 9448
Mauricio Pochettino
Supporter Liaison Officer
Assistant Manager	Danielle Lewis
Jesus Perez	0845 688 9448

Academy Manager	Team Doctor
Matthew Crocker	Mark Wotherspoon
Qualifications: MBBS, FFSEM, REMO
Chief Financial Officer
Gareth Rogers	Physiotherapist
0845 688 9448	Matt Radcliffe
Qualifications: BSc(H ons) Sports Science &
Chief Commercial Officer	Coaching, BSc(Hons) Physiotherapy, MSc
Dominic Fawcett
0845 688 9448	Groundsman
Andy Gray
Ticket Office Manager	Qualifications: NVQL3 Sports Ground
Michael Jolliffe	Management, NCH - PA1, PA2A & PA6A
02380 711933

Chief Operating Officer
Brendan McGlinchey
0845 688 9448

Shirt Sponsor	Directors
aap3	Mr Nicola Cortese
Gareth Rogers
Kit Manufacturers	Brendan McGlinchey
adidas	Les Reed

Ground Capacity at start of the Season	Official Company Name and Number
32,589	Southampton Football Club Limited
No. 53301
Pitch Dimensions
Length: 105 metres Width: 68 metres

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red with White Trim / Shorts: Red with White Trim / Socks: Red and White	Colours: Shirts: Black with White Trim / Shorts: White with Black Trim / Socks: Black with White Trim

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green with Black Trim / Shorts: Green with Black Trim / Socks: Green with Black Trim		Colours: Shirt: Dark Grey with Orange Trim / Shorts: Dark Grey with Orange Trim / Socks: Dark Grey with Orange Trim

STOKE CITY

Britannia Stadium
Stanley Matthews Way
Stoke-on-Trent ST4 4EG

Main Switchboard: 01782 367598
Fax (Football Administration): 01782 646988
Fax (General Depts): 01782 592221
Ticket Office: 01782 367599
www.stokecityfc.com
info@stokecityfc.com

Chairman	Stadium Manager
Peter Coates	Les Kingston
01782 592192
Chief Executive
Tony Scholes	Head of Health, Safety and Security
Ravi Sharma
Secretary	01782 592274
Eddie Harrison
Head of Media and Communications
Manager	Fraser Nicholson
Mark Hughes	01782 592172

Assistant Manager	Supporter Liaison Officer
Mark Bowen	Adrian Hurst
01782 592273
Academy Director
Dave Wright	Team Doctor
Dr Andrew Dent
Head of Finance	Qualifications: MBCh.B, MRCGP, MFSEM(UK),
Martin Goodman	Dip Sports Medicine
01782 592261
Senior Physiotherapist
Head of Commercial	Dave Watson
Andy Billingham	Qualifications: BPHTY, MNZSP, MCSPM
01782 592219
Head Groundsman
Ticket Office Manager	Andrew Jackson
Josh Whittaker-Vyse	Qualifications: Sports Turf NVQ Level 1 & 2
01782 367599

Programme Editor	Pitch Dimensions
Fraser Nicholson	Length: 100 metres Width: 66 metres
c/o Stoke City FC
01782 592172	Directors
Peter Coates
Shirt Sponsor	Phil Rawlins
Bet 365	Keith Humphreys
Tony Scholes
Kit Manufacturer	Richard Smith
adidas
Official Company Name and Number
Ground Capacity at start of the Season	Stoke City Football Club Limited
27,740	No. 99885

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red & white stripes / Shorts: White / Socks: Red & white hoops	Colours: Shirts: Dark grey & white with yellow trim / Shorts: Dark grey with yellow trim / Socks: Dark grey & yellow hoops

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Navy & light blue with white trim / Shorts: Navy with white trim / Socks: Navy with white trim	Colours: Shirt: Green with navy trim / Shorts: Green with white trim / Socks: Green with navy trim	Colours: Shirt: Yellow and black with white trim / Shorts: Black with white trim / Socks: Black with white trim

SUNDERLAND AFC

Stadium of Light
Sunderland
SR5 1SU

Main Switchboard: 0871 911 1200
Fax: 0191 551 5123
Credit Card Bookings: 0871 911 1973
Clubcall: 09068 121881
www.safc.com
enquiries@safc.com

Chairman	Facilities Manager
Ellis Short	Peter Weymes
0871 911 1201
Chief Executive
Margaret Byrne	Safety Manager
Paul Weir
Club Secretary	0871 911 1211
Liz Coley
Media and Communications Manager
Head Coach	Louise Wanless
Paolo Di Canio	0871 911 1227

First Team Coach	Supporter Liaison Officer
Fabrizio Piccareta	Chris Waters
0871 911 1534
Academy Manager
Ged McNamee	Team Doctor
Dr Ish Rehman
Finance Director	Qualifications: MBChB MRCGP MFSEM Dip Sp Med
Angela Lowes
0871 911 1217	Senior Physiotherapist
Dave Galley
Commercial Director	Qualifications: MCSP, HPC, Dip RGRT
Gary Hutchinson
0871 911 1243	Head Groundsman
Adrian Partridge
Ticket Office Manager	Qualifications: C&G Greenkeeping Level 1,2&3
Phil Clarkson
0871 911 1258

Programme Editor	Directors
Rob Mason	Ellis Short
Stadium of Light, Sunderland SR5 1SU	Per-Magnus Andersson
0871 911 1226	Margaret Byrne
Angela Lowes
Shirt Sponsor	Gary Hutchinson
Bidvest
Official Company Name and Number
Kit Manufacturer	Sunderland AFC Ltd
adidas	No. 49116

Ground Capacity at start of the Season
48,707

Pitch Dimensions
Length: 105 metres Width: 68 metres

Home kit	Alternative kit 1	Alternative kit 2

Colours: Shirts: Red & White / Shorts: Black / Socks: Black	Colours: Shirts: Yellow / Shorts: Navy / Socks: Navy

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green / Shorts: Green / Socks: Green	Colours: Shirt: Navy with blue / Shorts: Navy / Socks: Navy	Colours: Shirt: Yellow / Shorts: Yellow / Socks: Yellow

SWANSEA CITY

Liberty Stadium
Landore
Swansea SA1 2FA

Main Switchboard: 08712 223224
Fax: 01792 616606
Ticket Office: 0844 815 6665
www.swanseacity.net
info@swanseacityfc.co.uk

Chairman	Stadium General Manager
Huw Jenkins	Andrew Davies
01792 616401
General Manager
Alun Cowie	Safety Officer
Mike Ash
Secretary	07904 856209
Jackie Rockey
Media Manager
Manager	Jonathan Wilsher
Michael Laudrup	01792 616611 / 07831 555464

Assistant Manager	Supporter Liaison Officer
Morten Wieghorst	Huw Cooze
07792 047134
Head of Youth Development
Tony Pennock	Team Doctor
01792 616609 / 07785 303914	Dr Jez McCluskey
Qualifications: MBBCh, MRCGP, DRCOG, MSc
Finance Director
Don Keefe	Senior Physiotherapist
01792 616474	Kate Rees
Qualifications: MSc, MCSP
Commercial Director
Leigh Dineen	Head Groundsman
01792 616600	Dan Duffy
Qualifications: Greenkeeping Trade Certificate,
Stadium Customer Services/Ticketing	Sports Turf Degree
Catherine Thomas
01792 616420

Programme Editor	Directors
Ben Donovan	Huw Jenkins
Liberty Stadium, Swansea SA1 2FA	Leigh Dineen (Vice Chairman)
01792 616619	Brian Katzen
Gwilym Joseph
Shirt Sponsor	Martin Morgan
Goldenway (GWFX)	Huw Cooze
Don Keefe
Kit Manufacturer	Steve Penny
adidas	John Van Zweden
David Morgan (Associate Director)
Ground Capacity at start of the Season	Will Morris (Associate Director)
20,750
Official Company Name and Number
Pitch Dimensions	Swansea City Association Football Club Ltd
Length: 105 metres Width: 68 metres	No. 123414

Home kit	Alternative kit 1

Colours: Shirts: White with black trim / Shorts: White with black trim / Socks: White with black trim	Colours: Shirts: Collegiate purple with lemon peel trim / Shorts: Lemon peel with collegiate purple trim / Socks: Collegiate purple with lemon peel trim

Home Goalkeeper	Goalkeeper Alternative kit 1

Colours: Shirt: Dark shale with red zest trim / Shorts: Dark shale with red zest trim / Socks: Dark shale with red zest trim	Colours: Shirt: Orange/black / Shorts: Black / Socks: Black (white trim)

TOTTENHAM HOTSPUR

Bill Nicholson Way
748 High Road
Tottenham
London N17 0AP

Main Switchboard: 0844 499 5000
Fax: 020 3544 8563
Ticket Office: 0844 499 5000
www.tottenhamhotspur.com
email@tottenhamhotspur.com

Chairman	Stadium Director
Daniel Levy	Jon Babbs
020 8365 5039
Director of Football Administration
Darren Eales	Safety Officer
Sue Tilling
Football Secretary	020 8365 5082
Rebecca Britain
020 3544 8667	Head of Press
Simon Felstein
Head Coach	020 3544 8541
André Villas-Boas
Supporter Liaison Officer
Assistant Head Coach	Jonathan Waite
Steffen Freund	020 8365 5092

Academy Manager	Club Doctor
John McDermott	Dr Shabaaz Mughal
Qualifications: MBBS, MRCGP, MSc (SEM),
Operations and Finance Director	FFSEM(U K)
Matthew Collecott
020 8365 5322	Head Physiotherapist
Geoff Scott
Head of Marketing	Qualifications: BHSc, MBA, MCSP
Emma Taylor
020 8365 5085	Grounds Manager
Darren Baldwin
Head of Ticketing and Membership	Qualifications: City & Guilds in
Ian Murphy	Groundsmanship & Sports Turf Management
020 8365 5095

Programme Editor Jon Rayner 020 3544 8538 Shirt Sponsor Hewlett Packard Kit Manufacturer Under Armour Ground Capacity at start of the Season 36,284 Pitch Dimensions Length: 100 metres Width: 67 metres	Directors Daniel Levy Matthew Collecott Donna-Maria Cullen Darren Eales Franco Baldini Official Company Name and Number Tottenham Hotspur Football & Athletic Co Ltd No. 57186

Home Kit	Alternative Kit 1	Alternative Kit 2

Colours: Shirts: White / Shorts:	Colours: Shirts: Aqua	Colours: Shirts: Navy blue / Shorts:
Navy blue / Socks: Navy blue	/ Shorts: Aqua / Socks: Aqua	Navy blue / Socks: Navy blue

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Orange	Colours: Shirt: Lime Green	Colours: Shirt: Yellow
/ Shorts: Orange / Socks: Orange	/ Shorts: Lime Green	/ Shorts: Yellow/ Socks: Yellow
/ Socks: Lime Green

WEST BROMWICH ALBION The Hawthorns West Bromwich B71 4LF

Main Switchboard: 0871 271 1100

Fax: 0871 271 9851

Ticket Office: 0121 227 2227

Credit Card Bookings: 0121 227 2227

Clubcall: SMS breaking news alerts — text CLUB WBA to 88442 (texts cost 25p each)

www.wba.co.uk

enquiries@wbafc.co.uk

Chairman
Jeremy Peace

Chief Executive
Mark Jenkins

Sporting and Technical Director Designate
Richard Garlick

Legal Counsel / Club Secretary
Simon Carrington

Head Coach
Steve Clarke

1st Team Coach
Keith Downing / Kevin Keen

Academy Manager
Mark Harrison

Financial Controller
Peter Band

Sales and Marketing Director
Adrian Wright

0871 271 9871

Box Office Manager
Jo Barr
0871 271 9782

Stadium Manager / Safety Officer
Mark Miles
0871 271 9849

Head of Communications
John Simpson
0871 271 9835

Supporter Liaison Officer
Matthew Dainty
0871 271 9819

Club Doctor
Mark Gillett
Qualifications: BSc. Hons, FRCSEd,
FFAEM, MSc (Sports Med), Dip IMC, RCSEd

Senior Physiotherapist
Richard Rawlins
Qualifications: BSc (Hons), MSCP, SRP

Head Groundsman
Rob Lane

Programme Editor Dave Bowler The Hawthorns, West Bromwich, B71 4LF 0871 271 9835 Shirt Sponsor Zoopla Kit Manufacturer adidas Ground Capacity at start of the Season 26,445

Pitch Dimensions
Length:105 metres Width: 68 metres

Directors
Jeremy Peace (Chairman)
Mark Jenkins
Richard Garlick
Adrian Wright

Official Company Name and Number
West Bromwich Albion Football Club Limited
No. 3295063

Home Kit	Alternative Kit 1	Alternative Kit 2

Colours: Shirts: Navy & white stripes	Colours: Shirts: Red & black	Colours: Shirts: Red (white trim)
/ Shorts: Navy (Alternative white	stripes / Shorts: Black (red trim)	/ Shorts: Red (white trim)
shorts with navy trim available)	/ Socks: Black (red trim)	/ Socks: Red (white trim)
/ Socks: Navy & white hoops

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green with black	Colours: Shirt: Dark shale, red zest	Colours: Shirt: Yellow (black trim)
flashes / Shorts: Green (white	/ Shorts: Dark shale (red trim)	/ Shorts: Yellow (black trim)
trim) / Socks: Green (black trim)	/ Socks: Dark shale (red trim)	/ Socks: Yellow (black trim)

WEST HAM UNITED Boleyn Ground Green Street Upton Park London E13 9AZ

Main Switchboard: 020 8548 2748

Fax: 020 8548 2768

Ticket Office: 0871 222 2700

www.whufc.com

customerservices@westhamunited.co.uk

Joint Chairmen
David Sullivan and David Gold

Vice Chairman
Karren Brady

Chief Operating Officer
Ben Illingworth

Club Secretary
Andrew Pincher

Manager
Sam Allardyce

Assistant Manager
Neil McDonald

Academy Director
Tony Carr MBE

Finance Director
Andy Mollett
020 8548 2768

Commercial Director
Barry Webber
020 8586 8340

Marketing Director
Tara Warren
020 8586 8234

Retail and Ticketing Manager
Gavin Stanley
020 8548 2736

Stadium Manager / Safety Officer
Ron Pearce
020 8548 2744

Press and Media Manager
Paul Stringer
020 8586 8117

Club Doctor
Richard Weiler
Qualifications: MB ChB, FFSEM (UK),
MSc SEM, MRCGP

Supporter Liaison Officer
Esha Chopra
020 8548 2711

Head of Sports Medicine
Andrew Rolls
Qualifications: MSc, BSc(Hons), MCSP

Head Groundsman
Dougie Robertson
Qualifications: HNC in Sports Turf Science

Programme Editor
Rob Pritchard
07595 821867

Shirt Sponsor Alpari FX Trading Kit Manufacturer adidas Ground Capacity at start of the Season TBC Pitch Dimensions Length 100.58 metres Width 68 metres	Directors David Sullivan David Gold Karren Brady Andy Mollett Daniel Harris Andrew Bernhardt Official Company Name and Number West Ham United Football Club Limited No. 66516

Home Kit	Alternative Kit 1	Alternative Kit 2

Colours: Shirts: Claret with	Colours: Shirts: White with sky	Colours: Shirts: Black with sky
sky sleeves / Shorts: White	pinstripe / Shorts: Sky with claret	and claret trim / Shorts: n/a
/ Socks: White with sky turnover	trim / Socks: Sky with claret trim	/ Socks: n/a

Home Goalkeeper	Goalkeeper Alternative kit 1	Goalkeeper Alternative kit 2

Colours: Shirt: Green	Colours: Shirt: Orange
/ Shorts: Green / Socks: Green	/ Shorts: Black / Socks: Black

FIXTURES

BARCLAYS PREMIER LEAGUE FIXTURE LIST SEASON 2013/14

Please be aware that fixtures are always subject to change and these will appear in the national press and on premierleague.com.

You are welcome to contact our Public Information Line (020 7864 9147) for up to date fixtures.

Kick off times for Saturdays and Bank Holidays - 3.00pm unless stated otherwise.

Kick off times for evening games - 7.45pm unless stated otherwise.

Saturday 17 August 2013
Arsenal	v	Aston Villa
Liverpool	v	Stoke City	12:45	(BT)
Norwich City	v	Everton
Sunderland	v	Fulham
Swansea City	v	Manchester United	17:30	(Sky)
West Bromwich Albion	v	Southampton
West Ham United	v	Cardiff City

Sunday 18 August 2013
Chelsea	v	Hull City	16:00	(Sky)
Crystal Palace	v	Tottenham Hotspur	13:30	(Sky)

Monday 19 August 2013
Manchester City	v	Newcastle United	20:00	(Sky)

Saturday 24 August 2013
Aston Villa	v	Liverpool	17:30	(Sky)
Everton	v	West Bromwich Albion
Fulham	v	Arsenal	12:45	(BT)
Hull City	v	Norwich City
Newcastle United	v	West Ham United
Southampton	v	Sunderland
Stoke City	v	Crystal Palace

Sunday 25 August 2013
Cardiff City	v	Manchester City	16:00	(Sky)
Tottenham Hotspur	v	Swansea City	16:00

Monday 26 August 2013
Manchester United	v	Chelsea	20:00	(Sky)

Saturday 31 August 2013
Cardiff City	v	Everton
Crystal Palace	v	Sunderland	17:30	(Sky)
Manchester City	v	Hull City	12:45	(BT)
Newcastle United	v	Fulham
Norwich City	v	Southampton
West Bromwich Albion	v	Swansea City
West Ham United	v	Stoke City
Chelsea	v	Aston Villa

Sunday 1 September 2013
Arsenal	v	Tottenham Hotspur	16:00	(Sky)
Liverpool	v	Manchester United	13:30	(Sky)

Saturday 14 September 2013
Aston Villa	v	Newcastle United
Everton	v	Chelsea	17:30	(Sky)
Fulham	v	West Bromwich Albion
Hull City	v	Cardiff City
Manchester United	v	Crystal Palace	12:45	(BT)
Stoke City	v	Manchester City
Sunderland	v	Arsenal
Tottenham Hotspur	v	Norwich City

Sunday 15 September 2013
Southampton	v	West Ham United	16:00	(Sky)

Monday 16 September 2013
Swansea City	v	Liverpool	20:00	(Sky)

Saturday 21 September 2013
Cardiff City	v	Tottenham Hotspur
Chelsea	v	Fulham	17:30	(Sky)
Crystal Palace	v	Swansea City
Liverpool	v	Southampton
Newcastle United	v	Hull City
Norwich City	v	Aston Villa	12:45	(BT)
West Bromwich Albion	v	Sunderland
West Ham United	v	Everton

Sunday 22 September 2013
Arsenal	v	Stoke City	13:30	(Sky)
Manchester City	v	Manchester United	16:00	(Sky)

Saturday 28 September 2013
Aston Villa	v	Manchester City
Fulham	v	Cardiff City
Hull City	v	West Ham United
Manchester United	v	West Bromwich Albion
Southampton	v	Crystal Palace
Swansea City	v	Arsenal	17:30	(Sky)
Tottenham Hotspur	v	Chelsea	12:45	(BT)

Sunday 29 September 2013
Stoke City	v	Norwich City	13:30	(Sky)
Sunderland	v	Liverpool	16:00	(Sky)

Monday 30 September 2013
Everton	v	Newcastle United	20:00	(Sky)

Saturday 5 October 2013
Cardiff City	v	Newcastle United
Fulham	v	Stoke City
Hull City	v	Aston Villa
Liverpool	v	Crystal Palace
Manchester City	v	Everton	12:45	(BT)
Southampton	v	Swansea City
Sunderland	v	Manchester United	17:30	(Sky)
Tottenham Hotspur	v	West Ham United

Sunday 6 October 2013
Norwich City	v	Chelsea	13:30	(Sky)
West Bromwich Albion	v	Arsenal	16:00	(Sky)

Saturday 19 October 2013
Arsenal	v	Norwich City
Chelsea	v	Cardiff City
Everton	v	Hull City
Manchester United	v	Southampton
Newcastle United	v	Liverpool	12:45	(BT)
Stoke City	v	West Bromwich Albion
Swansea City	v	Sunderland
West Ham United	v	Manchester City	17:30	(Sky)

Sunday 20 October 2013
Aston Villa	v	Tottenham Hotspur	16:00	(Sky)

Monday 21 October 2013
Crystal Palace	v	Fulham	20:00	(Sky)

Saturday 26 October 2013
Aston Villa	v	Everton
Crystal Palace	v	Arsenal	12:45	(BT)
Liverpool	v	West Bromwich Albion
Manchester United	v	Stoke City
Norwich City	v	Cardiff City
Southampton	v	Fulham	17:30	(Sky)
Swansea City	v	West Ham United
Tottenham Hotspur	v	Hull City

Sunday 27 October 2013
Chelsea	v	Manchester City	13:30	(Sky)
Sunderland	v	Newcastle United	16:00	(Sky)

Saturday 2 November 2013
Arsenal	v	Liverpool	17:30	(Sky)
Fulham	v	Manchester United
Hull City	v	Sunderland
Manchester City	v	Norwich City
Newcastle United	v	Chelsea	12:45	(BT)
Stoke City	v	Southampton
West Bromwich Albion	v	Crystal Palace
West Ham United	v	Aston Villa

Sunday 3 November 2013
Cardiff City	v	Swansea City	16:00	(Sky)
Everton	v	Tottenham Hotspur	13:30	(Sky)

Saturday 9 November 2013
Aston Villa	v	Cardiff City
Chelsea	v	West Bromwich Albion
Crystal Palace	v	Everton
Liverpool	v	Fulham
Norwich City	v	West Ham United	17:30	(Sky)
Southampton	v	Hull City
Swansea City	v	Stoke City

Sunday 10 November 2013
Manchester United	v	Arsenal	16:10	(Sky)
Sunderland	v	Manchester City	14:05	(Sky)
Tottenham Hotspur	v	Newcastle United	12:00	(Sky)

Saturday 23 November 2013
Arsenal	v	Southampton
Everton	v	Liverpool	12:45	(BT)
Fulham	v	Swansea City
Hull City	v	Crystal Palace
Manchester City	v	Tottenham Hotspur	17:30	(Sky)
Newcastle United	v	Norwich City
Stoke City	v	Sunderland

Sunday 24 November 2013
Cardiff City	v	Manchester United	16:00	(Sky)
West Ham United	v	Chelsea	13:30	(Sky)

Monday, 25 November 2013
West Bromwich Albion	v	Aston Villa	20:00	(Sky)

Saturday 30 November 2013
Aston Villa	v	Sunderland
Cardiff City	v	Arsenal
Everton	v	Stoke City
Manchester City	v	Swansea City
Newcastle United	v	West Bromwich Albion	17:30	(Sky)
Norwich City	v	Crystal Palace
Tottenham Hotspur	v	Manchester United	12:45	(BT)
West Ham United	v	Fulham

Sunday 1 December 2013
Chelsea	v	Southampton	16:00	(Sky)
Hull City	v	Liverpool	13:30	(Sky)

Tuesday 3 December 2013
Crystal Palace	v	West Ham United	20:00
Liverpool	v	Norwich City	20:00
Manchester United	v	Everton
Southampton	v	Aston Villa
Swansea City	v	Newcastle United
West Bromwich Albion	v	Manchester City	20:00

Wednesday 4 December 2013
Arsenal	v	Hull City
Fulham	v	Tottenham Hotspur	20:00
Stoke City	v	Cardiff City
Sunderland	v	Chelsea

Saturday 7 December 2013
Arsenal	v	Everton
Crystal Palace	v	Cardiff City
Fulham	v	Aston Villa
Liverpool	v	West Ham United
Manchester United	v	Newcastle United
Southampton	v	Manchester City
Stoke City	v	Chelsea
Sunderland	v	Tottenham Hotspur
Swansea City	v	Hull City
West Bromwich Albion	v	Norwich City

Saturday 14 December 2013
Aston Villa	v	Manchester United
Cardiff City	v	West Bromwich Albion
Chelsea	v	Crystal Palace
Everton	v	Fulham
Hull City	v	Stoke City
Manchester City	v	Arsenal
Newcastle United	v	Southampton
Norwich City	v	Swansea City
Tottenham Hotspur	v	Liverpool
West Ham United	v	Sunderland

Saturday 21 December 2013
Arsenal	v	Chelsea
Crystal Palace	v	Newcastle United
Fulham	v	Manchester City
Liverpool	v	Cardiff City
Manchester United	v	West Ham United
Southampton	v	Tottenham Hotspur
Stoke City	v	Aston Villa
Sunderland	v	Norwich City
Swansea City	v	Everton
West Bromwich Albion	v	Hull City

Thursday 26 December 2013
Aston Villa	v	Crystal Palace
Cardiff City	v	Southampton
Chelsea	v	Swansea City
Everton	v	Sunderland
Hull City	v	Manchester United
Manchester City	v	Liverpool
Newcastle United	v	Stoke City
Norwich City	v	Fulham
Tottenham Hotspur	v	West Bromwich Albion
West Ham United	v	Arsenal

Saturday 28 December 2013
Aston Villa	v	Swansea City
Cardiff City	v	Sunderland
Chelsea	v	Liverpool
Everton	v	Southampton
Hull City	v	Fulham
Manchester City	v	Crystal Palace
Newcastle United	v	Arsenal
Norwich City	v	Manchester United
Tottenham Hotspur	v	Stoke City
West Ham United	v	West Bromwich Albion

Wednesday 1 January 2014
Arsenal	v	Cardiff City
Crystal Palace	v	Norwich City
Fulham	v	West Ham United
Liverpool	v	Hull City
Manchester United	v	Tottenham Hotspur
Southampton	v	Chelsea
Stoke City	v	Everton
Sunderland	v	Aston Villa
Swansea City	v	Manchester City
West Bromwich Albion	v	Newcastle United

Saturday 11 January 2014
Aston Villa	v	Arsenal
Cardiff City	v	West Ham United
Everton	v	Norwich City
Fulham	v	Sunderland
Hull City	v	Chelsea
Manchester United	v	Swansea City
Newcastle United	v	Manchester City
Southampton	v	West Bromwich Albion
Stoke City	v	Liverpool
Tottenham Hotspur	v	Crystal Palace

Saturday 18 January 2014
Arsenal	v	Fulham
Chelsea	v	Manchester United
Crystal Palace	v	Stoke City
Liverpool	v	Aston Villa
Manchester City	v	Cardiff City
Norwich City	v	Hull City
Sunderland	v	Southampton
Swansea City	v	Tottenham Hotspur
West Bromwich Albion	v	Everton
West Ham United	v	Newcastle United

Tuesday 28 January 2014
Aston Villa	v	West Bromwich Albion
Crystal Palace	v	Hull City	20:00
Liverpool	v	Everton	20:00
Manchester United	v	Cardiff City
Norwich City	v	Newcastle United
Southampton	v	Arsenal
Sunderland	v	Stoke City
Swansea City	v	Fulham

Wednesday 29 January 2014
Chelsea	v	West Ham United
Tottenham Hotspur	v	Manchester City

Saturday 1 February 2014
Arsenal	v	Crystal Palace
Cardiff City	v	Norwich City
Everton	v	Aston Villa
Fulham	v	Southampton
Hull City	v	Tottenham Hotspur
Manchester City	v	Chelsea
Newcastle United	v	Sunderland
Stoke City	v	Manchester United
West Bromwich Albion	v	Liverpool
West Ham United	v	Swansea City

Saturday 8 February 2014
Aston Villa	v	West Ham United
Chelsea	v	Newcastle United
Crystal Palace	v	West Bromwich Albion
Liverpool	v	Arsenal
Manchester United	v	Fulham
Norwich City	v	Manchester City
Southampton	v	Stoke City
Sunderland	v	Hull City
Swansea City	v	Cardiff City
Tottenham Hotspur	v	Everton

Tuesday 11 February 2014
Arsenal	v	Manchester United
Cardiff City	v	Aston Villa
Hull City	v	Southampton
West Bromwich Albion	v	Chelsea	20:00
West Ham United	v	Norwich City

Wednesday 12 February 2014
Everton	v	Crystal Palace
Fulham	v	Liverpool	20:00
Manchester City	v	Sunderland
Newcastle United	v	Tottenham Hotspur
Stoke City	v	Swansea City

Saturday 22 February 2014
Arsenal	v	Sunderland
Cardiff City	v	Hull City
Chelsea	v	Everton
Crystal Palace	v	Manchester United
Liverpool	v	Swansea City
Manchester City	v	Stoke City
Newcastle United	v	Aston Villa
Norwich City	v	Tottenham Hotspur
West Bromwich Albion	v	Fulham
West Ham United	v	Southampton

Saturday 1 March 2014
Aston Villa	v	Norwich City
Everton	v	West Ham United
Fulham	v	Chelsea
Hull City	v	Newcastle United
Manchester United	v	Manchester City
Southampton	v	Liverpool
Stoke City	v	Arsenal
Sunderland	v	West Bromwich Albion
Swansea City	v	Crystal Palace
Tottenham Hotspur	v	Cardiff City

Saturday 8 March 2014
Arsenal	v	Swansea City
Cardiff City	v	Fulham
Chelsea	v	Tottenham Hotspur
Crystal Palace	v	Southampton
Liverpool	v	Sunderland
Manchester City	v	Aston Villa
Newcastle United	v	Everton
Norwich City	v	Stoke City
West Bromwich Albion	v	Manchester United
West Ham United	v	Hull City

Saturday 15 March 2014
Aston Villa	v	Chelsea
Everton	v	Cardiff City
Fulham	v	Newcastle United
Hull City	v	Manchester City
Manchester United	v	Liverpool
Southampton	v	Norwich City
Stoke City	v	West Ham United
Sunderland	v	Crystal Palace
Swansea City	v	West Bromwich Albion
Tottenham Hotspur	v	Arsenal

Saturday 22 March 2014
Aston Villa	v	Stoke City
Cardiff City	v	Liverpool
Chelsea	v	Arsenal
Everton	v	Swansea City
Hull City	v	West Bromwich Albion
Manchester City	v	Fulham
Newcastle United	v	Crystal Palace
Norwich City	v	Sunderland
Tottenham Hotspur	v	Southampton
West Ham United	v	Manchester United

Saturday 29 March 2014
Arsenal	v	Manchester City
Crystal Palace	v	Chelsea
Fulham	v	Everton
Liverpool	v	Tottenham Hotspur
Manchester United	v	Aston Villa
Southampton	v	Newcastle United
Stoke City	v	Hull City
Sunderland	v	West Ham United
Swansea City	v	Norwich City
West Bromwich Albion	v	Cardiff City

Saturday 5 April 2014
Aston Villa	v	Fulham
Cardiff City	v	Crystal Palace
Chelsea	v	Stoke City
Everton	v	Arsenal
Hull City	v	Swansea City
Manchester City	v	Southampton
Newcastle United	v	Manchester United
Norwich City	v	West Bromwich Albion
Tottenham Hotspur	v	Sunderland
West Ham United	v	Liverpool

Saturday 12 April 2014
Arsenal	v	West Ham United
Crystal Palace	v	Aston Villa
Fulham	v	Norwich City
Liverpool	v	Manchester City
Manchester United	v	Hull City
Southampton	v	Cardiff City
Stoke City	v	Newcastle United
Sunderland	v	Everton
Swansea City	v	Chelsea
West Bromwich Albion	v	Tottenham Hotspur

Saturday 19 April 2014
Aston Villa	v	Southampton
Cardiff City	v	Stoke City
Chelsea	v	Sunderland
Everton	v	Manchester United
Hull City	v	Arsenal
Manchester City	v	West Bromwich Albion
Newcastle United	v	Swansea City
Norwich City	v	Liverpool
Tottenham Hotspur	v	Fulham
West Ham United	v	Crystal Palace

Saturday 26 April 2014
Arsenal	v	Newcastle United
Crystal Palace	v	Manchester City
Fulham	v	Hull City
Liverpool	v	Chelsea
Manchester United	v	Norwich City
Southampton	v	Everton
Stoke City	v	Tottenham Hotspur
Sunderland	v	Cardiff City
Swansea City	v	Aston Villa
West Bromwich Albion	v	West Ham United

Saturday 3 May 2014
Arsenal	v	West Bromwich Albion
Aston Villa	v	Hull City
Chelsea	v	Norwich City
Crystal Palace	v	Liverpool
Everton	v	Manchester City
Manchester United	v	Sunderland
Newcastle United	v	Cardiff City
Stoke City	v	Fulham
Swansea City	v	Southampton
West Ham United	v	Tottenham Hotspur

Sunday 11 May 2014
Cardiff City	v	Chelsea
Fulham	v	Crystal Palace
Hull City	v	Everton
Liverpool	v	Newcastle United
Manchester City	v	West Ham United
Norwich City	v	Arsenal
Southampton	v	Manchester United
Sunderland	v	Swansea City
Tottenham Hotspur	v	Aston Villa
West Bromwich Albion	v	Stoke City

ENGLAND’S FULL INTERNATIONAL FIXTURE LIST 2013/14

England	v	Scotland	—	Wednesday 14 August 2013	F
England	v	Moldova	—	Friday 6 September 2013	WC
Ukraine	v	England	—	Tuesday 10 September 2013	WC
England	v	Montenegro	—	Friday 11 October 2013	WC
England	v	Poland	—	Tuesday 15 October 2013	WC
International (Qual Play Off)			—	Friday 15 November 2013	WC
International (Qual Play Off)			—	Tuesday 19 November 2013	WC
To be advised			—	Wednesday 5 March 2014	F
2014 World Cup Brazil			—	Thursday 12 June 2014 to Sunday 13 July 2014

WC = World Cup Qualifier

F = Friendly Match

THE FOOTBALL ASSOCIATION CHALLENGE CUP

Dates for Matches in Competition Proper — Season 2013/14

Round One	—	Saturday 9 November 2013
Round Two	—	Saturday 7 December 2013
Round Three	—	Saturday 4 January 2014
Round Four	—	Saturday 25 January 2014
Round Five	—	Saturday 15 February 2014
Round Six	—	Saturday 8 March 2014
Semi-final	—	Saturday 12 and Sunday 13 April 2014
Final	—	Saturday 17 May 2014

THE FOOTBALL LEAGUE CUP

Season 2013/14

Round One	—	Wednesday 7 August 2013
Round Two	—	Wednesday 28 August 2013
Round Three	—	Wednesday 25 September 2013
Round Four	—	Wednesday 30 October 2013
Round Five	—	Wednesday 18 December 2013
Semi-final (1st Leg)	—	Wednesday 8 January 2014
Semi-final (2nd Leg)	—	Wednesday 22 January 2014
Final	—	Sunday 2 March 2014

EUROPEAN CLUB COMPETITION DATES 2013/14

English Representatives

UEFA Champions League — Manchester United, Manchester City, Chelsea and Arsenal Europa League — Tottenham Hotspur, Swansea City and Wigan Athletic

Europa League 3rd Qual. Stage (1st Leg)	—	Thursday 1 August 2013
Europa League 3rd Qual. Stage (2nd Leg)	—	Thursday 8 August 2013
UEFA Champions League Play-Off (1st Leg)	—	Wednesday 21 August 2013
Europa League Play-Off (1st Leg)	—	Thursday 22 August 2013
UEFA Champions League Play-Off (2nd Leg)	—	Wednesday 28 August 2013
Europa League Play-Off (2nd Leg)	—	Thursday 29 August 2013
UEFA Champions League — Match 1	—	Wednesday 18 September 2013
Europa League — Match 1	—	Thursday 19 September 2013
UEFA Champions League — Match 2	—	Wednesday 2 October 2013
Europa League — Match 2	—	Thursday 3 October 2013
UEFA Champions League — Match 3	—	Wednesday 23 October 2013
Europa League — Match 3	—	Thursday 24 October 2013
UEFA Champions League — Match 4	—	Wednesday 6 November 2013
Europa League — Match 4	—	Thursday 7 November 2013
UEFA Champions League — Match 5	—	Wednesday 27 November 2013
Europa League — Match 5	—	Thursday 28 November 2013
UEFA Champions League — Match 6	—	Wednesday 11 December 2013
Europa League — Match 6	—	Thursday 12 December 2013
UEFA Champions League Last 16 (1st Leg)	—	Wednesday 19 / 26 February 2014
Europa League — Last 32 (1st Leg)	—	Thursday 20 February 2014
Europa League — Last 32 (2nd Leg)	—	Thursday 27 February 2014
UEFA Champions League Last 16 (2nd Leg)	—	Wednesday 12 / 19 March 2014
Europa League — Last 16 (1st Leg)	—	Thursday 13 March 2014
Europa League — Last 16 (2nd Leg)	—	Thursday 20 March 2014
UEFA Champions League Quarter-final (1st Leg)	—	Wednesday 2 April 2014
Europa League — Quarter-final (1st Leg)	—	Thursday 3 April 2014
UEFA Champions League Quarter-final (2nd Leg)	—	Wednesday 19 April 2014
Europa League — Quarter-final (2nd Leg)	—	Thursday 10 April 2014
UEFA Champions League Semi-final (1st Leg)	—	Wednesday 23 April 2014
Europa League — Semi-final (1st Leg)	—	Thursday 24 April 2014
UEFA Champions League Semi-final (2nd Leg)	—	Wednesday 30 April 2014
Europa League — Semi-final (2nd Leg)	—	Thursday 1 May 2014
Europa League — Final	—	Wednesday 14 May 2014
UEFA Champions League Final	—	Saturday 24 May 2014

UEFA Super Cup	—	Friday 30 August 2013

RULES

RULES OF THE PREMIER LEAGUE

CONTENTS

PREMIER LEAGUE RULES

DEFINITIONS AND INTERPRETATION		76
Section A:	Definitions and interpretation	76
	Definitions	76
	Interpretation	90
THE LEAGUE: GOVERNANCE, OPERATIONS AND FINANCE		92
Section B:	The League — Governance	92
	Name and Membership	92
	Board Powers	93
	Relationship between Clubs and the League	93
	Football Association Representation	94
Section C:	The League Competition	96
	The League Competition	96
	Determination and Accreditation of Goals	96
	The League Championship	97
	Relegation	97
	Play-offs	97
Section D:	The League — Finance	98
	Obligations of the League	98
	Obligations of Clubs	98
	Accounting Practice	99
	Operating and Other Expenses	99
	Transmission of League Matches	99
	Distribution of UK Broadcasting Money	99
	Distribution of Overseas Broadcasting Money	101
	Distribution of Title Sponsorship Money	101
	Distribution of Commercial Contract Money	101
	Distribution of Radio Contract Money	101
	Relegated Clubs	102
	Value Added Tax	102
	Distribution Account	102
	Assignments of Central Funds	102
CLUBS: FINANCE AND GOVERNANCE		104
Section E:	Clubs — Finance	104
	Power to Inspect	104
	Club Bank Accounts	104
	Submission of Club Accounts	104

CONTENTS

	Short Term Cost Control	107
	HMRC	108
	Power to Deduct	109
	Events of Insolvency	110
	Sporting Sanction	112
	General	113
	Profitability and Sustainability	114
Section F:	Owners’ and Directors’ Test	116
	Disqualifying Events	116
	Submission of Declaration	117
	Change of Director’s Circumstances	118
	Disqualification of a Director	118
	Disciplinary Provisions	118
	Suspension of the Club	118
	Appeal against Disqualification of a Director	119
	Persons Prohibited by Law from entering the United Kingdom etc	120
Section G:	Disclosure of Ownership	122
	Disclosure of Ownership	116
Section H:	Directors’ Reports	124
	Material Transactions	124
	Record of Material Transactions	124
	Transfer Policy	124
Section I:	Associations and Influence	126
	Associations between Clubs	126
	Club Officials	126
	Dual Interests	126
	Club Contracts	126
Section J:	Miscellaneous	128
	Employment of Officials	128
	Betting	128
	UEFA Club Licence Applicants	129
	Football Foundation	129
CLUBS: OPERATIONS		130
Section K:	Ground Criteria and Broadcasters’ Requirements	130
	Safety Certificate	130
	Ownership of Ground and Training Facilities	130
	Ground Sharing	130
	Ground Registration	130

CONTENTS

All Seater Grounds	130
Ground Regulations	130
Covered Stadia	131
Dressing Rooms	131
Drug-testing Room	131
Security	131
The Pitch	131
Pitch Protection	132
Artificial Surfaces	133
Goal Line Technology	133
Trainer’s Bench Facilities	133
Technical Areas	133
Sanitary Facilities	134
Facilities for the Disabled	134
CCTV	134
Giant Screens	134
Media Facilities — General	135
Television Gantry	137
UK TV Commentary Positions	137
Overseas TV Commentary Positions	138
Radio Commentary Positions	138
TV Broadcasters’ Pitchside Presentation Positions	139
Tunnel Interview Positions	139
Camera Positions: Match Coverage	139
Camera Positions: Team and Supporter Arrivals	139
Television Studios	139
Overseas Broadcasters: Observer Seats	140
Reporter Positions	140
Mixed Zone	140
Access to Tunnel Interview Positions	141
Hardwiring	142
Power Supply	142
Car Park Spaces	142
Outside Broadcast Compound	142
Official Club Team Sheets	143
Media Working Area	143
Media Conference Room	143

CONTENTS

	Press Seats	144
	Facilities for Photographers	144
	Broadcaster Preview Access	144
	Pre-Match Media Conference	145
	Matchday Pre-Match Interviews	145
	Post-Match Interviews, Mixed Zone and Post-Match Media Conference	146
	Promotional Photographs and Footage	147
	League Pre-Season Media Event	147
	Floodlights	147
Section L:	Fixtures	150
	Arranging Fixtures	150
	Arranging Other Matches	150
	Other Competitions	151
	Postponement of League Matches	151
	Failure to Play a League Match	152
	Replaying a League Match	152
	Match Delegate	152
	Full Strength Teams	152
	Minimum Age	152
	Team Sheet	152
	Substitute Players	153
	Kick-Off	153
	Processional Entry	153
	Use of Official Ball	153
	Occupation of the Technical Area	153
	Duration of League Matches	153
	Notification of League Match Results	154
	Gate Statements	154
	Penalties	154
	Compensation for Postponed Matches	154
Section M:	Players’ Identification and Strip	156
	Player Identification	156
	Home and Alternative Strip	156
	Strip Advertising	158
Section N:	Match Officials	160
	Appointment of Match Officials	160
	Rules Binding on Match Officials	160

CONTENTS

	Payments to Match Officials	160
	Pre-Match Procedures	160
	Compliance with Instructions	161
	Post-Match Procedures	161
Section O:	Medical	162
	Appointment and Qualifications of Medical Personnel	162
	Attendance of Medical Personnel and Provision of Medical Facilities	162
	Head Injuries	163
	Medical Records	163
	Medical Insurance	164
Section P:	Managers	166
	Codes of Conduct	166
	Coaching Qualifications	166
	Contracts of Employment and Submission to the Secretary	166
	Contents of Contracts of Employment	166
	Meetings re Refereeing Matters	166
	Broadcasters and Media	167
	Disputes	167
	Assistant Manager/Head Coach	167
Section Q:	Scouts	168
	Definition	168
	Registration of Scouts	168
	Identification of Scouts	168
	Code of Conduct	168
Section R:	Customer Relations	170
	Supporter Liaison	170
	Requirement for Customer Charter	170
	Reporting	170
	Ticketing	170
	Merchandise	172
	Relations with Stakeholders	173
Section S:	The Safeguarding of Vulnerable Groups and Safe Recruitment	174
	Introduction	174
	Definitions	174
	The League’s Policy for the Safeguarding of Children and Vulnerable Adults	175
	Clubs’ Policies and Procedures for the Safeguarding of Children and Vulnerable Adults	175
	Children’s Services’ Officer	175

CONTENTS

	Vulnerable Adults’ Services’ Officer	177
	Staff	177
	Parental Consent	178
	Notification of Referrals to External Statutory Agencies	178
	Monitoring	178
	Criminal Records Bureau	179
	Lead Disclosure Officer and Countersignatories	179
	Monitoring	180
PLAYERS — CONTRACTS, REGISTRATIONS AND TRANSFERS		182
Section T:	Players — Contracts	182
	Approaches to Players	182
	Approaches by Players	182
	Public Statements	182
	Inducements	182
	Form of Contract	183
	Length of Contract	183
	Players’ Remuneration	183
	Signing-on Fees	183
	Lump Sum Payments	184
	Image Contracts	184
	Signing the Contract	184
	Reporting Fines etc	184
	Submission to Secretary	184
	Mutual Termination	184
	Appeal against Termination	185
	Appeal against Disciplinary Decision	185
	Disputes between Clubs and Players	185
	Orders for Costs	185
	Appeal	185
	Effect of Termination	186
	Testimonial Matches	186
Section U:	Players — Registrations	188
	Requirement for Registration	188
	Types of Registration	188
	International Registration Transfer Certificates	189
	Registration Procedure	189
	Multiplicity of Registrations	189

CONTENTS

	Monthly Registrations	190
	Termination of Registrations	190
	New Registrations Requiring Consent	190
	List of Players	191
	Clubs Ceasing to be Members	191
	Prohibition of Third Party Investment	192
Section V:	Players — Transfers of Registrations	194
	Transfer Windows	194
	Temporary Transfers	194
	Contract Players	195
	Retired Players	196
	Out of Contract Players	196
	The Player’s Options	196
	The Club’s Options	197
	The Compensation Fee	197
	Method of Payment	198
	Transfer Levy	199
DISCIPLINARY AND THE RESOLUTION OF DISPUTES		202
Section W:	Disciplinary	202
	Power of Inquiry	202
	Board’s Disciplinary Powers	202
	Fixed Penalty Procedure	202
	Summary Jurisdiction	202
	Provision of Information	203
	The Panel	203
	Appointing a Commission	204
	Commission Procedures	205
	Commission’s Powers	208
	Appeals	209
	Appeal Board’s Powers	210
	Admissibility of Evidence	210
	Legal Representation	211
	Publication and Privilege	211
Section X:	Arbitration	212
	Definitions	212
	Agreement to Arbitrate	212

CONTENTS

	Standing	213
	Disputes between Clubs and Players	213
	Commencement of the Arbitration	213
	Appointing the Arbitrators	213
	Appointing a Single Arbitrator	214
	Replacing an Arbitrator	214
	Communications	214
	Directions	214
	The Tribunal’s General Powers	215
	Duty of the Parties	215
	Default of the Parties	215
	The Hearing	216
	Remedies	216
	Majority Decision	216
	Provisional Awards	216
	The Award	216
	Costs	217
	Challenging the Award	217
	Representation	217
	Waiver	217
Section Y:	Managers’ Arbitration Tribunal	218
	Managers’ Arbitration Tribunal	218
Section Z:	Premier League Appeals Committee	220
	Jurisdiction	220
	Composition of the Committee	220
	Committee Procedures	220
	Fees and Expenses	222
	Committee’s Powers	222

PREMIER LEAGUE FORMS
Form 1:	List of Authorised Signatories (Rule A.1.14)	226
Form 2:	Notification of Club Bank Account (Rule E.2)	227
Form 3:	Return of player services costs and image contract payments (Rule E.19)	228
Form 4:	Appeal under Rule E.39	232
Form 5:	Owners’ and Directors’ Declaration (Rules A.1.50, F.2 and F.3)	233
Form 6:	Dual Interest Notice (Rules G.1 and G.2)	234
Form 7:	Directors’ Report (Rule H.7, H.8, H.9)	235

CONTENTS

Form 8:	Registration of Pitch Dimensions (Rule K.18)	238
Form 9:	Team Sheet (Rule L.21)	237
Form 10:	Notification of League Match Result (Rule L.36)	238
Form 11:	Gate Statement (Rule L.37)	239
Form 12:	Notification of Shirt Numbers Allocated (Rule M.6)	240
Form 13:	Registration of Strips (Rule M.17)	241
Form 14:	Notification by Visiting Club to Home Club of Strip (Rule M.24)	242
Form 15:	Appointment of Match Officials (Rule N.3)	243
Form 16:	Scout Registration Form (Rule Q.3)	244
Form 17:	Cancellation of Scout Registration (Rule Q.6)	245
Form 18:	Children’s Officer Notification (Rule S.12)	246
Form 19:	Staff Register (Children) (Rule S.14.7)	247
Form 20:	Vulnerable Adults’ Services’ Officer (Rule S.17)	248
Form 21:	Staff Register — Vulnerable Adults (Rule S.18.5)	249
Form 22:	Parents’ Consent Form (Rule S.23)	250
Form 23:	Notification of Referral (Rule S.25)	249
Form 24:	Lead Disclosure Officer Notification (Rule S.33.1)	250
Form 25:	The Football League Contract	253
Form 26:	Premier League Contract	259
Form 27:	Player Ethnicity Monitoring Questionnaire (Rule T.22)	280
Form 28:	Amateur Registration Form (Rule U.13)	281
Form 29:	Transfer Agreement (Rule V.11.1)	282
Form 30:	Offer of New Contract (Rule V.17.2)	283
Form 31:	Application for Free Transfer (Rule V.20)	284
Form 32:	Contingent Sum Notification (Rule V.36.2)	285
Form 33:	Fixed Penalty Notice (Rule W.4)	286
Form 34:	Summary Jurisdiction Notice (Rule W.9)	287
Form 35:	Complaint (Rule W.25)	288
Form 36:	Answer (Rule W.29)	289
Form 37:	Appeal Against Fixed Penalty (Rule W.64)	290
Form 38:	Appeal Against Commission Decision (Rule W.65)	291
Form 39:	Request for Arbitration (Rules X.8 or Y.3)	292
Form 40:	Appointment of Arbitrator (Rules X.11 or Y.6)	293
Form 41:	Appointment of Single Arbitrator (Rule X.16.1)	294
Form 42:	Notice of Preliminary Meeting (Rule X.21 or Y.13)	295

CONTENTS

YOUTH DEVELOPMENT RULES
GENERAL	298
Definitions	298
General	305
STRATEGY, LEADERSHIP AND MANAGEMENT OF THE ACADEMY	308
Football Philosophy	308
Academy Performance Plan	308
Performance Management Application	308
Technical Board	309
EFFECTIVE MEASUREMENT	310
Academies: Evaluation and Audit	310
Productivity Profile	310
PERFORMANCE MANAGEMENT, PLAYER DEVELOPMENT AND PROGRESSION	312
Performance Clock	312
Multi-disciplinary Review	312
STAFF	314
General	314
Academy Management Team	315
Academy Manager	315
Academy Secretary	317
Head of Academy Coaching	317
Coaches	318
Goalkeeping Coaches	319
Senior Professional Development Coach	319
Coaches: Qualifications and Professional Development	320
Coach Developer	320
Head of Academy Sports Science and Medicine	321
Lead Sports Scientist	322
Lead Strength and Conditioning Coach	322
Senior Academy Physiotherapist	324
Physiotherapists and Sports Therapists	324
Academy Doctor	325
Performance Analysts	325
Head of Education	326
Head of Recruitment	326
Interns	327

CONTENTS

COACHING	328
Coaching Programme	328
Coaching Hours	328
Development Centres	330
GAMES PROGRAMME	332
General	332
Performance Analysis	332
Foundation Phase Games Programme	333
Youth Development Phase Games Programme	335
Professional Development Phase Games Programme	338
Professional Development League	339
Games Programme: Postponement etc. of Matches	341
EDUCATION AND WELFARE	344
General	344
Induction Events	345
Reports on Educational Progression	345
Delivery of the Education Programme	345
Welfare, Social Development and Lifestyle Management	348
Player Exit/Release Strategy	348
SPORTS SCIENCE AND MEDICINE	350
Sports Science and Medicine Programme	350
TALENT IDENTIFICATION AND RECRUITMENT	352
Scouts: Qualifications	352
Scouts: Attendance at Matches	352
Scouts: Disciplinary Action	353
Registrations and Provision of Information by the League	353
Time/Distance Rules	354
Trials	355
Pre-Registration Agreements	356
Registrations	357
End of Season Procedure	359
Termination of Registration	359
Scholarships	360
Approaches by and to Clubs and Inducements	362
FACILITIES	362
Facilities	364

CONTENTS

FINANCE		368
	Finance	368
COMPENSATION		370
	Compensation	370

YOUTH DEVELOPMENT FORMS
PLYD Form 1:	Scholarship Agreement	376
	Schedule One Scholarship Allowance	382
	Schedule Two Disciplinary Procedure and Penalties	383
PLYD Form 2:	Notification of Trialists’ Particulars (Youth Development Rule 224.2)	385
PLYD Form 3:	Notice of Ending of Trial Period (Youth Development Rule 233)	387
PLYD Form 4:	Pre-registration Agreement (Youth Development Rule 236)	388
PLYD Form 5:	Academy Player Registration Application (Youth Development Rule 244)	389
PLYD Form 6:	Academy Ethnicity Monitoring Questionnaire (Youth Development Rule 245)	391
PLYD Form 7:	List of Academy Players (Youth Development Rule 253)	392
PLYD Form 8:	Retention/Termination Notification for Academy Players Entering into Age Groups Under 10, Under 11, Under 12 and Under 14 (Youth Development Rules 254.1)	393
PLYD Form 9:	Retention/Termination Notification for Academy Players Entering into Age Groups Under 13 and Under 15 (Youth Development Rule 254.2)	395
PLYD Form 10:	Academy Player’s Registration: Mutual Cancellation Notification (Youth Development Rule 258.2)	395
PLYD Form 11:	Scholarship Offer (Youth Development Rule 265)	396
PLYD Form 12:	Response to Scholarship Offer (Youth Development Rule 266)	397

APPENDICES TO THE RULES
Appendix 1:	Schedule of Offences (Rule F.1.4.3)	400
Appendix 2:	Anti-Discrimination Policy (Rule J.4)	401
Appendix 3:	Camera Positions (Rule K.60)	402
Appendix 4:	Medical Examinations to be carried out on Contract Players and Students Registered on Scholarship Agreements (Rule O.10)	407
Appendix 5:	Code of Conduct for Managers (Rule P.1)	411
Appendix 6:	Code of Conduct for Clubs (Rule P.2)	413
Appendix 7:	Standard Clauses for Inclusion in Managers’ Contracts of Employment (Rule P.8.1)	414
Appendix 8:	Code of Conduct for Scouts (Rule Q.8)	415
Appendix 9:	Standard Clauses for inclusion in replica Strip manufacturers’ contracts (Rule R.16)	416

Appendix 10:	Notice to Manufacturer Licensed to Manufacture and Distribute Club Replica Strip (Rule R.17)	417
Appendix 11	Rules Governing Applications for UEFA Club Licences	418
Appendix 12:	Regulations of the Professional Football Compensation Committee	421
Appendix 13:	The Health and Safety of Academy Players on Residential Tours, Festivals, Tournaments and Visits Code Of Practice (Youth Development Rule 174)	425

PREMIER LEAGUE RULES

Note: binding Premier League Rules are shaded in light blue. Guidance notes are also included for the assistance of Clubs. Such guidance does not, however, form part of the Rules.

DEFINITIONS AND INTERPRETATION

SECTION A: DEFINITIONS AND INTERPRETATION

Definitions

A.1	In these Rules:

A.1.1.	“Accounting Reference Period” means the period in respect of which Annual Accounts are prepared.

A.1.2.	“Activity” has the meaning set out in Rule S.3.1;

A.1.3.	“the Act” means the Companies Act 2006 (save for in Section X of these Rules where it shall have the meaning set out in Rule X.1.1);

A.1.4.	“the 1986 Act” has the meaning set out in Rule E.28.1;

A.1.5.	“Adjusted Earnings Before Tax” means Earnings Before Tax adjusted to exclude costs (or estimated costs as the case may be) in respect of the following:

(a) depreciation and/or impairment of tangible fixed assets, amortisation or impairment of goodwill and other intangible assets (but excluding amortisation of the costs of players’ registrations);
(b) Youth Development Expenditure; and
(c) Community Development Expenditure.

Each of Youth Development Expenditure and Community Development Expenditure shall only be excluded from the calculation of Adjusted Earnings Before Tax if separately disclosed:

(a) by way of notes to the Annual Accounts; or
(b) by way of supplementary information which reconciles to the Annual Accounts and which has been subject to independent audit.

A.1.6.

“Agent” means any Person who represents, negotiates on behalf of or otherwise acts for a Club or a Player (other than a solicitor giving professional legal advice only) in the context of either the registration or transfer of the registration of a Player or the employment of a Player by a Club;

A.1.7.

“Amateur Player” means any player (other than an Academy Player) who is registered to play or intends to be registered to play for a Club and who is registered with the Football Association as an amateur in accordance with the FIFA Regulations for the Status and Transfer of Players;

A.1.8.	“Annual Accounts” means:

(a) the accounts which each Club’s directors are required to prepare pursuant to section 394 of the Act; or
(b)

if the Club considers it appropriate or the Secretary so requests, the group accounts of the Group of which the Club is a member and which it is required to prepare pursuant to section 399 of the Act, or which it is required to deliver to the Registrar of Companies pursuant to section 400(2)(e) or section 401(2)(f) of the Act;

provided that in either case the accounts are prepared to an accounting reference date (as defined in section 391 of the Act) which falls between 31 May and 31 July inclusive. If the accounting reference date falls at any other time, separate accounts for the Club or the

Group as appropriate must be prepared for a period of twelve months ending on a date between 31 May and 31 July inclusive, and in such a case “Annual Accounts” means those accounts.

Annual Accounts must be prepared and audited in accordance with all legal and regulatory requirements applicable to accounts prepared pursuant to Section 394 of the Act.

A.1.9.	“Appeal Board” means the body having appellate jurisdiction under these Rules appointed by the Board under the provisions of Rule W.61;

A.1.10.	“the Articles” means the Articles of Association of the League and reference to a number following the word ‘Article’ is a reference to an article so numbered in the Articles;

A.1.11.	“Artificial Surface” means any playing surface which is not or not intended to be predominantly natural grass;

A.1.12.

“Associate” means in relation to an individual any other individual who is:

(a)   the spouse or civil partner of that individual; or

(b)   a relative of the individual or of his spouse or civil partner; or

(c)   the spouse or civil partner of a relative of the individual or of their spouse or civil partner;

A.1.13.

“Associated Undertaking” means an undertaking in which an undertaking has a participating interest and over whose operating and financial policy it exercises a significant influence, and which is not a Parent Undertaking or Subsidiary Undertaking;

A.1.14.

“Authorised Signatory” means an Official of a Club duly authorised by a resolution of its board of directors to sign Forms either as required by these Rules or in connection with a Club’s application for a UEFA Club Licence, whose particulars shall have first been submitted to the Secretary in Form 1;

A.1.15.	“Bankruptcy Order” means an order adjudging an individual bankrupt;

A.1.16.	“Bankruptcy Restriction Order” and “Interim Bankruptcy Restriction Order” mean orders made under the provisions of Schedule 4A of the Insolvency Act 1986;

A.1.17.	“Basic Award Fund” means the fund established out of UK Broadcasting Money and distributed in accordance with Rule D.18.1;

A.1.18.	“the Board” means the board of directors for the time being of the League;

A.1.19.	“Broadcaster” means a Radio Broadcaster, a UK Broadcaster or an Overseas Broadcaster;

A.1.20.	“Broadcaster Preview Period” has the meaning set out in Rule K.87;

A.1.21.

“Cash Losses” means aggregate Adjusted Earnings Before Tax after:

(a)   write back of:

(i)    amortisation and/or impairment of Players’ registrations; and

(ii)   profit or loss on the transfer of Players’ registrations; and

(b)   inclusion of net cash flow in respect of transfers of Players’ registrations.

A.1.22.	“Central Funds” has the meaning set out in Rule E.24.1;

A.1.23.	“the Chairman” means the non-executive chairman for the time being of the Board;

A.1.24.	“the Chief Executive” means the chief executive for the time being of the League;

A.1.25.	“Child” and “Children” have the meaning set out in Rule S.3.2;

A.1.26.	“Children’s Safeguarding Officer” has the meaning set out in Rule S.3.3;

A.1.27.	“Children’s Services’ Officer” has the meaning set out in Rule S.3.4;

A.1.28.

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

A.1.29.	“Close Season” means the period between the end of one Season and the commencement of the next;

A.1.30.

“Club” means an association football club in membership of the League and:

(a)   for the purposes of Rules E.38 to E.48 inclusive includes any club which is entitled to be promoted from the Football League to the League;

(b)   for the purposes of Rules A.1.48, A.1.51, A.1.158, and Sections F and H of these Rules (including any Forms prescribed therein) includes any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, or Parent Undertaking of such Club; and

(c)   for the purposes of Section G of these Rules, Rules I.1 to I.7 and Rule J.3 (and including any Forms prescribed therein) includes any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, Parent Undertaking or Subsidiary Undertaking of such Club;

A.1.31.	“club” means an association football club not in membership of the League;

A.1.32.

“Club Own Revenue Uplift” means any increase in a Club’s revenue in a Contract Year when compared with its revenue in Contract Year 2012/13 (excluding Central Funds fee payments from its revenue in both the Contract Years). The Board may if necessary adjust the calculation of a Club Own Revenue Uplift:

(a)   to ensure that it is calculated on a like-for-like basis; and/or

(b)   to restate to Fair Market Value any consideration which arises from a Related Party Transaction.

The Board shall not make any such adjustment without first having given the Club reasonable opportunity to make submissions as to whether such adjustment is necessary and/or (where Rule A.5.2 applies) what constitutes the Fair Market Value of the said consideration.

A.1.33.

“Club Radio Contract” means any contract upon terms complying in all respects with any directive issued by the League pursuant to Rule D.7 and made between any Club and the local or regional independent radio station or BBC local radio station within whose transmission area the Club’s registered ground is situated;

A.1.34.

“Club Shirt Sponsor Contract” means any contract between any Club and any Person (not being the manufacturer, producer or distributor of that Club’s Strip) providing for the exhibition upon that Club’s Strip of the agreed prime brand of that Person in accordance with Rule M.28;

A.1.35.

“Commercial Contract” means any contract entered into by the League relating to sponsorship or like transactions or other matters materially affecting the commercial interests of Clubs other than an Overseas Broadcasting Contract, a UK Broadcasting Contract, a Radio Contract or a Title Sponsorship Contract;

A.1.36.	“Commercial Contract Money” means money received by the League under any Commercial Contract;

A.1.37.	“Commission” means a commission appointed by the Board under the provisions of Rule W.21;

A.1.38.

“Community Development Expenditure” means:

(a)   net expenditure by a Club directly attributable to activities (whether in the United Kingdom or abroad) for the public benefit to promote participation in sport and advance social development; and

(b)   donations made by the Club

(i)    to United Kingdom charities in a form recognised by such charities; and/or

(iii)       for foreign charitable purposes in a form which (had the donations been made to registered United Kingdom charities) would have been recognised as charitable;

A.1.39.

“the Company Secretary” means the person whose particulars are registered or registrable as the secretary of the League pursuant to Section 276 of the Act, and shall include any joint, assistant or deputy secretary;

A.1.40.

“Compensation Fee” means any sum of money or other consideration (exclusive of Value Added Tax) payable by a Transferee Club to a Transferor Club upon the permanent transfer of the registration of a Contract Player or in respect of an Out of Contract Player;

A.1.41.

“Compensation Fee Account” means the account bearing that name at Barclays Bank Plc into which Compensation Fees, Loan Fees (including in both cases instalments thereof) and Contingent Sums are payable as set out in Rule V.29;

A.1.42.

“Concert Party” means any person with which any relevant person is acting in concert within the meaning of paragraphs (2) to (5) (inclusive) of the definition of “acting in concert” in the City Code on Takeovers and Mergers, or would be so acting in concert if the City Code on Takeovers and Mergers applied in the relevant case;

A.1.43.	“Conditional Contract” means a playing contract between a Club and a Player which is determinable by the Player at any time;

A.1.44.

“Connected Person” means any Person who directly or indirectly possesses or is entitled to acquire more than 30 per cent of:

(a)   the issued ordinary share capital of the company; or

(b)   the loan capital (save where loan capital was acquired in the ordinary course of the business of lending money) and issued share capital of the company; or

(c)   the assets of the company which would be available for distribution to equity holders in the event of winding up of the company;

A.1.45.

“Contingent Sum” means any sum of money (exclusive of Value Added Tax) additional to a Compensation Fee payable upon the happening of a contingent event by a Transferee Club to a Transferor Club consequent upon the transfer of the registration of a player;

A.1.46.	“Contract Player” means any player (other than an Academy Player) who has entered into a written contract of employment with a Club;

A.1.47.	“Contract Year” means the period beginning on 1 July in any year and ending on the following 30 June.

A.1.48.

“Control” means the power of a Person to exercise, or to be able to exercise or acquire, direct or indirect control over the policies, affairs and/or management of a Club, whether that power is constituted by rights or contracts (either separately or in combination) and having regard to the considerations of fact or law involved, and, without prejudice to the generality of the foregoing, Control shall be deemed to include:

(a)   the power (whether directly or indirectly and whether by the ownership of share capital, by the possession of voting power, by contract or otherwise including without limitation by way of membership of any Concert Party) to appoint and/or remove all or such of the members of the board of directors of the Club as are able to cast a majority of the votes capable of being cast by the members of that board; and/or

(b)   the holding and/or possession of the beneficial interest in, and/or the ability to exercise the voting rights applicable to, Shares in the Club (whether directly, indirectly (by means of holding such interests in one or more other persons) or by contract including without limitation by way of membership of any Concert Party) which confer in aggregate on the holder(s) thereof 30 per cent or more of the total voting rights exercisable at general meetings of the Club;

For the purposes of the above, any rights or powers of a Nominee for any Person or of an Associate of any Person or of a Connected Person to any Person shall be attributed to that Person;

A.1.49.	“CRB” has the meaning set out in Rule S.3.5;

A.1.50.	“Declaration” means a declaration in Form 5;

A.1.51.

Subject to Rule A.1.52 “Director” means any person occupying the position of director of a Club whose particulars are registered or registrable under the provisions of section 162 of the Act and includes a shadow director, that is to say, a person in accordance with whose directions or instructions the directors of the Club are accustomed to act, or a Person having Control over the Club, or a Person exercising the powers that are usually associated with the powers of a director of a company;

A.1.52.

For the purposes of Rules H.1 to H.9 a person shall be excluded from the definition of Director set out in Rule A.1.51 if (and only if):

(a)   he falls within the said definition of Director solely because Rule A.1.48(b) applies to him; and

(b)   his aggregate interest (of the kind set out in Rule A.1.48(b)) in the Shares conferring voting rights exercisable at general meetings of the Club is less than 50%;

A.1.53.	“Disclosure” has the meaning set out in Rule S.3.6;

A.1.54.	“Earnings Before Tax” means profit or loss after depreciation and interest but before tax, as shown in the Annual Accounts;

A.1.55.	“Events of Insolvency” means the events set out in Rule E.28;

A.1.56.	“the Extranet” means the secure online area maintained by the League for the purpose of the communication of information between the League and Clubs;

A.1.57.	“Facility Fees Fund” means the fund established out of UK Broadcasting Money and distributed in accordance with Rule D.18.3;

A.1.58.	“the Faculty” has the meaning set out in Rule O.3.1;

A.1.59.	“F.A. Cup” means the Football Association Challenge Cup competition;

A.1.60.

“Fair Market Value” means the amount for which an asset could be sold, licensed or exchanged, a liability settled, or a service provided, between knowledgeable, willing parties in an arm’s length transaction;

A.1.61.	“Fellow Subsidiary Undertaking” has the meaning set out in section 1161(4) of the Act;

A.1.62.	“FIFA” means the Federation Internationale de Football Association;

A.1.63.

“Financial Institution” means any entity which is incorporated in, or formed under the law of any part of the United Kingdom, and which has permission under Part 4 of the Financial Services and Markets Act 2000 to carry on the regulated activity of accepting deposits (within the meaning of section 22 of that Act, taken with Schedule 2 and any order under section 22) but such definition shall not include:

(a)   a building society (within the meaning of section 119 of the Building Societies Act 1986); or

(b)   a credit union (within the meaning of section 31 of the Credit Unions Act 1979).

A.1.64.	“the Football Association” means The Football Association Limited;

A.1.65.	“the Football Association Rules” means the Rules and Regulations for the time being of the Football Association;

A.1.66.	“Football Creditor” has the meaning set out in Rule E.34;

A.1.67.	“the Football League” means The Football League Limited;

A.1.68.	“the Football League Cup” means the cup competition organised by the board of the Football League;

A.1.69.	“Form” means the appropriate form or substantially the same form as that prescribed in these Rules;

A.1.70.	“Future Financial Information” has the meaning set out in Rule E.11;

A.1.71.

“Gambling Related Agreement” means any agreement (i) which concerns any advertising (save for occasional, stand-alone advertising such as in a match-day programme or on perimeter advertising boards or the like), marketing, promotion, supply or provision of betting, gaming, lottery or other gambling related products, services, brands or facilities (whether as part of a Club Shirt Sponsor Contract, the appointment of a gambling partner or otherwise) and/or (ii) where the business activities of any of the parties (or of an Associated Undertaking or Group Undertaking of any of the parties) to such agreement include the provision of betting, gaming, lottery or other gambling related products, services or facilities;

A.1.72.	“General Meeting” means any meeting of the members of the League duly called in accordance with the provisions of Article 18;

A.1.73.	“Goal Line Technology” means all necessary equipment for the purpose of assisting the referee to determine whether, in a League Match, a goal has been scored;

A.1.74.	“Group” has the meaning set out in section 474(1) of the Act; With effect from the start of Season 2015/16, this Rule shall read as follows:

“Group” has the meaning set out in section 474(1) of the Act save that it shall also include any other entity that carries on any material aspect of the football operations of the Club;

A.1.75.

“Group Accounts” mean accounts that a Club is required to prepare pursuant to section 399 of the Act, or which its Parent Undertaking is required to deliver to the Registrar of Companies pursuant to section 400(2)(e) or section 401(2)(f) of the Act;

A.1.76.	“Group Undertaking” has the meaning set out in Section 1161(5) of the Act;

A.177.	“Hardwiring” means the permanent installation of cabling to enable the uninterrupted live Transmission of League Matches and “Hardwired” shall be construed accordingly;

A.1.78.	“HMRC” means HM Revenue and Customs or such other government department(s) that may replace the same;

A.1.79.

“Holding” means the holding and/or possession of the beneficial interest in, and/or the ability to exercise the voting rights applicable to, Shares in the Club (whether directly, indirectly (by means of holding such interests in one or more other persons) or by contract including without limitation by way of membership of any Concert Party) which confer any voting rights exercisable at general meetings of the Club;

For the purposes of the above, any rights or powers of a nominee for any Person shall be attributed to that Person, that is to say any rights or powers which another Person possesses on his behalf or may be required to exercise at his direction or on his behalf and any rights or powers of any other Person which is a Connected Person to any Person shall be attributed to that Person;

A.1.80.

“Home Club” means the Club on whose ground a League Match is or was or should be or should have been played or, where the Clubs participating in that League Match share a ground, the Club whose name first appears in respect of that League Match on the League’s fixture list;

A.1.81.

“home Grown Player” means a Player who, irrespective of his nationality or age, has been registered with any Club (or club) affiliated to the Football Association or the Football Association of Wales for a period, continuous or not, of three Seasons or 36 months prior to his 21st birthday (or the end of the Season during which he turns 21) and for the purposes of this definition of “Home Grown Player” a Season will be deemed to commence on the date on which the first Transfer Window closes and expire on the date of the final League Match of the Season;

A.1.82.

“Image Contract” means any contract whereby a Player transfers to any Person (‘the transferee’) the right to exploit his image or reputation either in relation to football or non-footballing activities;

A.1.83.

“Image Contract Payment” means any payment made or liability incurred by or on behalf of a Club to a transferee in order to acquire that right;

With effect from the start of Season 2015/16, Rules A.1.82 and A.1.83 shall be replaced by the following:

“Image Contract” means any contract whereby a Player transfers to any Person the right to exploit his image or reputation either in relation to football or non-footballing activities and

“Image Contract Payment” means any payment made or liability incurred by or on behalf of a Club to such a Person in order to acquire that right;

A.1.84.	“Individual Voluntary Arrangement” means an arrangement made under the provisions of Part VIII of the Insolvency Act 1986;

A.1.85.

“International Transfer” means the transfer of the registration of a player to a Club in respect of which an international registration transfer certificate is required under the provisions of the FIFA Regulations for the Status and Transfer of Players;

A.1.86.	“Interview Backdrops” means backdrops against which interviews must, where specified by these Rules, be conducted. The Interview Backdrops will be provided to Clubs from time to time by the League;

A.1.87.	“the League” means the Football Association Premier League Limited;

A.1.88.	“the League Champions” has the meaning set out in Rule C.11;

A.1.89.	“League Match” means a match played under the jurisdiction of the League;

A.1.90.	“League Office” means the registered office for the time being of the League;

A.1.91.

“Licensing Manual” means the manual in which are set out procedures agreed between the Football Association and the League relating to applications for and the granting of licences enabling Clubs (or clubs) to play in UEFA Club Competitions;

A.1.92.	“Loan Fee” means any sum of money (exclusive of Value Added Tax) payable by a Transferee Club to a Transferor Club upon a Temporary Transfer;

A.19.3.	“Local Authority Designated Officer” has the meaning set out in Rule S.3.7;

A.1.94.	“Local Safeguarding Children’s Board” has the meaning set out in Rule S.3.8;

A.1.95.	“Manager” means the Official of a Club responsible for selecting the Club’s first team;

A.1.96.

“Match Manager” means a representative of the League who may be appointed to act in relation to a League Match and whose responsibilities include (without limitation):

(a)   liaising with Clubs, Match Officials, Broadcasters and any Person with whom the League has entered into a Commercial Contract to ensure the delivery by the League of all matchday requirements and entitlements of Broadcasters and such Persons pursuant to these Rules;

(b)   ensuring that Clubs comply with their obligations pursuant to Rule D.3 insofar as those obligations must be fulfilled at League Matches; and

(c)   working with Clubs and Broadcasters to enable the referee to ensure that the kick-off, and re-start after half-time, of each League Match take place promptly.

Guidance

Rule A.1.96 does not absolve Clubs from their responsibilities under Rules L.27 and L.28 to adhere to the kick-off time and not cause delay to the kick-off or the re-start of a League Match.

A.1.97.	“Match Officials” means referees and assistant referees and includes reserve officials and fourth officials;

A.1.98.	“Material Transactions” has the meaning set out in Rule H.1;

A.1.99.	“Memorandum” means the Memorandum of Association of the League;

A.1.100.	“Merit Payments Fund” means the fund established out of UK Broadcasting Money and distributed in accordance with Rule D.18.2;

A.1.101.	“Mixed Zone” means the area in which media interviews with Players and Managers may be conducted after the conclusion of a League Match, as more particularly described in Rules K.67 to K.68;

A.1.102.	“New Registration” has the meaning set out in Rule U.12;

A.1.103.	“Nominee” means in connection to any Person another Person who possesses rights or powers on his behalf, or which he may be required to exercise at his discretion;

A.1.104.	“Official” means any director, secretary, servant or representative of a Club, excluding any Player, Agent or Auditors;

A.1.105.	“Out of contract Player” means a Contract Player whose contract of employment with a club has expired;

A.1.106.	“Outside Broadcast compound” means the area for the exclusive use of TV Broadcasters’ vehicles more particularly described at Rules K.76 to K.78

A.1.107.

“Overseas Broadcaster” means a Person with whom the League has entered into an Overseas Broadcasting Contract and who is entitled to effect the Transmission of League Matches in accordance with the terms of that Contract;

A.1.108.

“Overseas Broadcasting contract” means any contract entered into by the League for the Transmission of League Matches outside the United Kingdom, the Republic of Ireland, the Isle of Man and the Channel Islands;

A.1.109.	“Overseas Broadcasting Money” means money received by the League under any Overseas Broadcasting Contract;

A.1.110.	“Overseas TV commentary Positions” means the commentary positions more particularly described in Rules K.54 to K.55;

A.1.111.	“the Panel” has the meaning set out in Rule W.14;

A.1.112.	“Parents” has the meaning set out in Rule S.3.9;

A.1.113.	“Parent Undertaking” has the meaning set out in section 1162 of the Act;

A.1.114.	“PAyE and NIc” means any and all payments required to be made by a Club in respect of income tax and national insurance contributions;

A.1.115.

“Person” includes any legal entity, firm or unincorporated association and in the case of a Person which is incorporated any of its Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, Parent Undertaking or Subsidiary Undertaking;

A.1.116.	“PGB” has the meaning set out in Rule B.20;

A.1.117.	“PGMOL” means the Professional Game Match Officials Limited;

A.1.118.	“Player” means any Contract Player, Out of Contract Player, Amateur Player or Academy Player who is registered to play for a Club;

A.1.119.

“Player Services costs” means:

(a)   the total of all gross remuneration and benefits payable by a Club to or in respect of its Contract Players;

(b)   (where applicable) employer’s National Insurance Contributions thereon; and

(c)   any direct contributions made by a Club for a Player’s benefit to a pension scheme or to an employee benefit trust or an employer-financed retirement benefit scheme.

A.1.120.

“Player’s Image” means the Player’s name, nickname, fame, image, signature, voice and film and photographic portrayal, virtual and/or electronic portrayal image or representation, reputation, replica and all other characteristics of the Player including his shirt number;

A.1.121.	“Post-Match Media Conference” has the meaning set out in Rules K.95 to K.98;

A.1.122.	“the Premier League Appeals committee” means the committee constituted in accordance with Rule Z.2;

A.1.123.	“the Professional Football Compensation Committee” means the committee constituted in accordance with the Regulations of the Professional Football Compensation Committee;

A.1.124.	“Professional Game Youth Fund” means the fund of that name managed by the League who shall award grants from the Fund’s resources to qualifying Clubs and Football League clubs;

A.1.125.	“Promoted Club” means a Club which became a member of the League at the end of the previous Season pursuant to Rule B.4;

A.1.126.	“Radio Commentary Positions” means the commentary positions more particularly described in Rule K.56;

A.1.127.	“Radio contract” means any contract entered into by the League other than an Overseas Broadcasting Contract or a UK Broadcasting Contract for the Radio Transmission of League Matches;

A.1.128.	“Radio Contract Money” means money received by the League under any Radio Contract;

A.1.129.

“Radio Broadcaster” means a Person with whom the League has entered into a Radio Contract and who is entitled to effect the Radio Transmission of League Matches in accordance with the terms of that Contract;

A.1.130.

“Radio Transmission” means any terrestrial or satellite broadcast or transmission by cable of sounds of and/or commentary upon any League Match or inclusion thereof in a cable programme service and/or on the Internet and/or any relay of sound of and/or commentary upon any League Match whether to an open or closed user group by any means now existing or hereafter invented not consisting solely of storage and distribution of recorded sounds in tangible form whether such radio transmission is on a live or recorded basis in whole or as excerpts;

A.1.131.	“Relegated Club” means a Football League club which was relegated under the provisions of Rule C.14 at the end of any of the 4 previous Seasons and which remains relegated;

A.1.132.

“Related Party Transaction” means a transaction disclosed in a Club’s Annual Accounts as a related party transaction or which would have been disclosed as such except for an exemption under the accounting standards under which the Annual Accounts were prepared.

A.1.133.

“Representation Contract” means an agreement to which a Club and an Agent are party and pursuant to which the Agent acts for the Club or a Player in the context of either the registration or transfer of the registration of a Player or the employment of a Player by a Club;

A.1.134.	“Resolution” has the meaning set out in Article 1.2;

A.1.135.	“Respondent” has the meaning set out in Rule W.23.2;

A.1.136.	“Retired Player” means a Player who has stopped playing competitive football;

A.1.137.

“these Rules” means the rules for the time being of the League and a letter and a number following a reference to a rule identifies the Section in which it is comprised and its number within that Section;

A.1.138.

“Scout” means any person employed or engaged by a Club (whether on a full-time or part-time basis and whether or not he is remunerated in any way for his services) whose duties include identifying to his Club players whose registration his Club may wish to secure;

A.1.139.	“Search and Intervention Steward” has the meaning set out in Rule S.3.10;

A.1.140.	“Season” means the period commencing on the date of the first League Match on the fixture list of the League’s first team competition and ending on the date of the last;

A.1.141.	“the Secretary” means the general secretary of the League;

A.1.142.	“Section” means a Section of these Rules;

A.1.143.

“Secure Funding” means funds which have been or will be made available to the Club in an amount equal to or in excess of any Cash Losses which the Club has made in respect of the period from T-2 or is forecast to make up to the end of T+2. Secure Funding may not be a loan and shall consist of:

(a)         contributions that an equity participant has made by way of payments for shares through the Club’s share capital account or share premium reserve account; or

(b)         an irrevocable commitment by an equity participant to make future payments for shares through the Club’s share capital account or share premium reserve account. This irrevocable commitment shall be evidenced by a legally binding agreement between the

Club and the equity participant and may if the Board so requires be secured by one of the following:

i.                  a personal guarantee from the ultimate beneficial owner of the Club, provided that the Board is satisfied that (i) he is of sufficient standing and (ii) the terms of the guarantee are satisfactory;

ii.               a guarantee from the Club’s Parent Undertaking or another company in the Club’s Group, provided that the Board is satisfied that (i) the guaranteeing company is of sufficient standing and (ii) the terms of the guarantee are satisfactory;

iii.            a letter of credit from a Financial Institution of sufficient standing and an undertaking from the Club’s directors to the Premier League to call on the letter of credit in default of the payments from the equity participant being made;

iv.           payments into an escrow account, to be paid to the Club on terms satisfactory to the Board; or

v.              such other form of security as the Board considers satisfactory; or

(c)          such other form of Secure Funding as the Board considers satisfactory.

A.1.144.	“Shares” means shares or other equity securities;

A.1.145.

“Significant Interest” means the holding and/or possession of the legal or beneficial interest in, and/or the ability to exercise the voting rights applicable to, Shares in the Club which confer in aggregate on the holder(s) thereof ten (10) per cent or more of the total voting rights exercisable in respect of any class of Shares of the Club. All or part of any such interest may be held directly or indirectly or by contract including, but not limited to, by way of membership of any Concert Party, and any rights or powers held by an Associate, Nominee or Connected Person shall be included for the purposes of determining whether an interest or interests amounts to a “Significant Interest”;

A.1.146.	“Signing-on Fee” means a lump sum payment payable under the terms of a contract between a Club and a Contract Player and which is expressed to be a signing-on fee;

A.1.147.

“Spent Conviction” means a conviction in respect of which the offender is treated as rehabilitated for the purposes of the Rehabilitation of Offenders Act 1974 or, where this Act does not apply for any reason, a conviction which would be so treated had the provisions of the Act applied;

A.1.148.	“Squad List” means the list of up to a maximum of 25 Players eligible to participate in League Matches during a Season of whom a maximum of 17 may not be Home Grown Players;

A.1.149.	“Stadium” means the Club’s ground registered with the Secretary pursuant to Rule K.5;

A.1.150.	“Staff” has the meaning set out in Rule S.3.11;

A.1.151.	“stakeholders” has the meaning set out in Rule R.2;

A.1.152.	“Strip” means Players’ shirts, shorts and stockings;

A.1.153.	“Subsidiary Undertaking” has the meaning set out in section 1162 of the Act;

A.1.154.

“T” means the Club’s Accounting Reference Period ending in the year in which assessment pursuant to Rules E.51 to E.58 takes place, and:

(a)         “T-1” means the Club’s Accounting Reference Period immediately preceding T;

(b)         “T-2” means the Club’s Accounting Reference Period immediately preceding T-1;

(c)          “T+1” means the Club’s Accounting Reference Period immediately following T; and

(d)         “T+2” means the Club’s Accounting Reference Period immediately following T+1.

A.1.155.

“Technical Specification” means a specification, unique to each Club, showing how that Club will deliver each of the facilities, infrastructure requirements and services required of it pursuant to Rules K.38 to K.113 on the occasion of League Matches played at its Stadium;

Guidance

The Technical Specification is the detailed working document showing how the requirements of the Rules will be translated into working facilities at each Club’s Stadium on match days. For example, it will show the location of each of the required facilities, such as:

•             the television cameras;

•             the dedicated rooms for Broadcasters such as the Television Studios;

•             the location of the Mixed Zone;

•             the location of the dedicated car park spaces;

•             the location of the Outside Broadcast Compound.

A.1.156.	“Television Gantry” means the television gantry more particularly described in Rules K.49 to K.51;

A.1.157.	“Temporary Transfer” has the meaning set out in Rule V.5;

A.1.158.

“Third Party Payment” means any payment made or liability incurred (other than Compensation Fees, remuneration or payments to or for the benefit of Agents referred to in Rule H.1) by or on behalf of a Club in respect of a Player, including an Image Contract Payment;

A.1.159.	“Title Sponsor” means the Person granted the right to have its agreed brand identity associated with the name of the League’s first team competition;

A.1.160.	“Title Sponsorship Contract” means any contract entered into between the League and a Title Sponsor;

A.1.161.	“Title Sponsorship Money” means money received by the League under any Title Sponsorship Contract;

A.1.162.	“Transfer Agreement” means an agreement between a Transferor Club and a Transferee Club for the permanent transfer of the registration of a Contract Player;

A.1.163.	“Transfer Windows” has the meaning set out in Rule V.1;

A.1.164.

“Transferee Club” means a Club (or club) to which the registration of a Contract Player is, or is to be or has been transferred (including on the basis of a Temporary Transfer) or which, in the case of an Out of Contract Player, effects his New Registration;

A.1.165.

“Transferor Club” means a Club (or club) from which the registration of a Contract Player is, or is to be or has been transferred (including on the basis of a Temporary Transfer) or which, in the case of an Out of Contract Player, holds his registration under the provisions of Rule U.27.2;

A.1.166.

“Transmission” means any terrestrial or satellite broadcast of television or other moving pictures with or without sound or transmission by cable of moving pictures with or without sound or inclusion of moving pictures with or without sound in a cable programme service and/or on the Internet and/or relay of moving pictures with or without sound whether to an open or closed user group by any means now existing or hereafter invented not consisting solely of the storage and distribution of recorded pictures with or without sound in tangible form whether the said transmission is on a live or recorded basis in whole or as excerpts;

A.1.167.	“TV Broadcaster” means a UK Broadcaster or an Overseas Broadcaster;

A.1.168.	“UEFA” means the Union des Associations Européennes de Football;

A.1.169.	“UEFA Club Competition” means the club competitions organised by UEFA;

A.1.170.	“UEFA Club Licence” means the licence granted by the Football Association in accordance with the procedures set out in the Licensing Manual enabling Clubs (or clubs) to play in UEFA Club Competitions;

A.1.171.

“UK Broadcaster” means a Person with whom the League has entered into a UK Broadcasting Contract and who is entitled to effect the Transmission of League Matches in accordance with the terms of that Contract;

A.1.172.

“UK Broadcasting Contract” means any contract entered into by the League for the Transmission of League Matches within the United Kingdom, the Republic of Ireland, the Isle of Man and the Channel Islands;

A.1.173.	“UK Broadcasting Money” means money received by the League under any UK Broadcasting Contract;

A.1.174.	“UK TV Commentary Positions” means the commentary positions more particularly described in Rules K.52 to K.53;

A.1.175.	“Under 21 Player” means a Player under the age of 21 as at the 1 January in the year in which the Season concerned commences (i.e. for Season 2013/14 born on or after 1 January 1992);

A.1.176.

“Visiting Club” means the Club playing, which has played, which should play or which should have played a League Match on the ground of a Home Club or, where the Clubs participating in that League Match share a ground, the Club whose name last appears in respect of that League Match on the League’s fixture list;

A.1.177.	“Vulnerable Adult” has the meaning set out in Rule S.3.12;

A.1.178.	“Vulnerable Adults’ Safeguarding Officer” has the meaning set out in Rule S.18.7;

A.1.179.	“Vulnerable Adults’ Services Officer” has the meaning set out in Rule 0;

A.1.180.	“Week by Week Contract” means a playing contract between a Club and a Player which is determinable by either party on 7 days’ written notice;

A.1.181.	“Working Day” means any day on which the League office is open for normal business but excluding, unless the Board determines otherwise, a Saturday, a Sunday or a Bank or Public Holiday;

A.1.182.

References to “written” or “in writing” shall be construed to include:

(a)         hard copy;

(b)         facsimile transmission;

(c)          subject to any guidance issued by the Board, email (including any attachment to an email);

(d)         where appropriate, the Extranet;

but shall not include any form of electronic communication other than those listed in Rules (b) to (d) above. Where a communication is sent by email, the burden of proof of receipt shall be on the sender;

A.1.183.

“Youth Development Expenditure” means expenditure by a Club directly attributable to activities to train, educate and develop Academy Players net of any Premier League central funding paid to Clubs soley for the purpose of such activities.

A.1.184.	“Youth Development Rules” means the Youth Development Rules which are set out as an Appendix to these Rules and which form part of these Rules.

Interpretation
A.2.	Terms defined in Youth Development Rule 1 shall have the meanings set out in that Rule.

A.3.

Unless the context otherwise requires:

A.3.1.                words importing the singular number shall include the plural and vice versa; and

A.3.2.                words importing any particular gender shall include all other genders.

A.4.	References to statutory provisions shall be construed as references to those provisions as they may be amended or re-enacted.

A.5.	The headings in these Rules are for convenience only and shall not affect their interpretation.

A.6.	Unless otherwise stated, the provisions of the Articles shall prevail in the event of any conflict with these Rules.

A.7.

Where a Club is required to submit a Form to the Secretary or to the League pursuant to these Rules, the Board may instead require that the information to be provided in the Form is submitted via the Extranet in such manner as it may determine.

THE LEAGUE: GOVERNANCE, OPERATIONS AND FINANCE

SECTION B: THE LEAGUE — GOVERNANCE

Name and Membership
B.1.	The League’s first team competition shall be called “The Premier League” to which may be added the name of the Title Sponsor.

B.2.

The League’s first team competition shall consist of teams of those association football clubs playing in England and Wales not exceeding 20 in number which are from time to time members of the League.

B.3

Each member Club shall on request give to the League the address of its registered office and shall provide to the League certified true copies of:

B.3.1.                its certificate of incorporation; and

B.3.2.                its memorandum of association; and

B.3.3.                its articles of association; and

B.3.4.                any amendments to the above documents.

B.4

At the end of each Season the Board shall require each of the Clubs relegated in accordance with Rule C.14 to execute an instrument transferring its ordinary share in the League to such of the 3 clubs promoted to the League from the Football League as the Board directs.

B.5	Upon such share transfers being registered in accordance with the Articles each of the promoted Clubs will become a member of the League.

B.6

A Club shall cease to be entitled to be a member of the League (and upon registration in accordance with the Articles of the transfer of its ordinary share in the League shall cease to be a member thereof) following:

B.6.1.                its relegation in accordance with Rule C.14; or

B.6.2.                the receipt of a notice by the Board under the provisions of Article 10.1; or

B.6.3.                its expulsion under the provisions of Rule B.7; or

B.6.4.                its resignation under the provisions of Rules B.8 and B.9.

B.7

Notwithstanding the provisions of Article 27, the League may expel a Club from membership upon a special resolution to that effect being passed by a majority of not less than three- fourths of such members as (being entitled to do so) vote by their representatives or by proxy at a General Meeting of which notice specifying the intention to propose the resolution has been duly given.

B.8

Any Club intending to resign as a member of the League may do so only with effect from the end of the Season upon which it is intended that such resignation is to take effect provided that it shall give notice in writing to that effect to the Company Secretary on or before the 31st December preceding the end of such Season.

B.9

Any Director of a Club giving notice under the provisions of Rule B.8 who represents the League on the Council of the Football Association shall vacate that office forthwith upon the giving of the notice.

B.10

Not earlier than the 1 March nor later than the 31 March following the giving of a notice under Rule B.8, the Club giving such notice shall notify the Company Secretary in writing whether such notice is confirmed or withdrawn. If no such notice is given the notice under Rule B.8 shall be deemed to have been withdrawn.

B.11.

Without prejudice to the powers contained in Section W of these Rules (Disciplinary), any Club purporting to resign otherwise than in accordance with Rules B.8 and B.9 shall on demand indemnify the League on behalf of itself and the Clubs remaining in membership of the League against all losses, damages, liabilities, costs or expenses whatsoever suffered or incurred by the League or such Clubs resulting directly or indirectly from such purported resignation including without limitation loss of income or profits from any Commercial Contract, UK Broadcasting Contract, Overseas Broadcasting Contract, Radio Contract or Title Sponsorship Contract.

Board Powers
B.12.

Where a discretion, right or power is expressed in these Rules to be exercisable by the Board, such discretion, right or power shall unless otherwise provided in these Rules or the Articles be exercisable by the Board in its sole and absolute discretion or as a sole right or power of the Board and shall when exercised be final and binding and not subject to appeal.

B.13.

The Board may appoint any person who is not an Official to deputise for either the Chairman or the Chief Executive when the Board is required to exercise its function under either Rule T.28 or Rule T.29 or Rule T.30 or Rule W.1 or Youth Development Rules 272 and 274-275.

Relationship between Clubs and the League
B.14.

Membership of the League shall constitute an agreement between the League and Clubs and between each Club to be bound by and comply with:

B.14.1.         the Laws of the Game;

B.14.2.         the Football Association Rules;

B.14.3.         the Articles;

B.14.4.         these Rules;

B.14.5.         the statutes and regulations of FIFA;

B.14.6.         the statutes and regulations of UEFA; and

B.14.7.         the Regulations of the Professional Football Compensation Committee, each as amended from time to time.

B.15.	In all matters and transactions relating to the League each Club shall behave towards each other Club and the League with the utmost good faith.

B.16.

No Club either by itself, its servants or agents shall by any means whatsoever unfairly criticise, disparage, belittle or discredit any other Club or the League or in either case any of its directors, officers, employees or agents.

B.17.

A Club shall not without the Board’s prior written consent either during its membership of the League or at any time after its membership has terminated disclose or divulge either directly or indirectly to any Person whatsoever or otherwise make use of any confidential information as to the business or finances of the League or any other Club or any of their dealings, transactions or affairs or as to any other matters which may come to its knowledge by reason of its membership save to statutory and regulatory authorities or as may be required by law or to such Officials and Auditors of that Club to whom such disclosure is strictly necessary for the purpose of their duties and then only to the extent so necessary.

Football Association Representation
B.18.

Under the articles of association of the Football Association the League is entitled to appoint annually 8 representatives to the Council of the Football Association. Any person who is a director of a Club or of the League shall be eligible for appointment. The Chairman shall be one of such representatives ex officio and the other 7 shall be elected at the General Meeting next following the end of the Season at which election will be by ballot.

B.19.

Under the articles of association of the Football Association the League is entitled to appoint annually up to 3 members of the Football Association board of directors. Any person who is a Football Association Council representative appointed in accordance with Rule B.18 or, if a representative of a regional division of the Football Association, a person who is a director of a Club shall be eligible for appointment. The Chairman shall be one of such representatives ex officio and the other two shall be elected at the General Meeting next following the end of the Season at which election will be by ballot and will take place after the election of the Football Association Council representatives appointed in accordance with Rule B.18.

B.20.

Under the articles of association of the Football Association, the League is entitled to appoint 4 members of the Professional Game Board (the “PGB”), a committee of the board of directors of the Football Association. The 3 members of the board of directors of the Football Association appointed in accordance with Rule B.19 shall recommend for approval in General Meeting the 4 proposed members of the PGB. Provided always that at least 2 of the appointed PGB members shall be Football Association Council representatives appointed in accordance with Rule B.18, the following shall be eligible for appointment:

B.20.1.         a director of a Club;

B.20.2.         Football Association Council representative appointed in accordance with Rule B.18 (who for the avoidance of doubt may be a member of the Football Association board of directors);

B.20.3.         the Chairman, Chief Executive or other officer of the League.

THE LEAGUE: GOVERNANCE, OPERATIONS AND FINANCE

SECTION C: THE LEAGUE — COMPETITION

The League Competition
C.1.	Each Club shall play 2 League Matches against each other Club each Season, being the Home Club in respect of one such League Match and the Visiting Club in respect of the other.

C.2.	The winner of a League Match shall score three points. Each Club participating in a League Match which is drawn shall score one point.

C.3.

The results of League Matches shall be recorded by the Secretary in a table containing in respect of each Club the following information:

C.3.1.                the number of League Matches played in that Season;

C.3.2.                the number of League Matches won, drawn and lost as a Home Club in that Season;

C.3.3.                the number of League Matches won, drawn and lost as a Visiting Club in that Season;

C.3.4.                the number of goals scored in League Matches by and against that Club in that Season;

C.3.5.                the number of points scored in that Season.

C.4.

The position of Clubs in the table shall be determined by the number of points scored in that Season, the Club having scored the highest number of points being at the top of the table and the Club having scored the lowest number of points being at the bottom.

C.5.

If any 2 or more Clubs have scored the same number of points their position in the table shall be determined on goal difference, that is to say, the difference between the total number of goals scored by and against a Club in League Matches in that Season, and the higher or highest placed Club shall be the Club with the higher or highest goal difference.

C.6.

If any 2 or more Clubs have scored the same number of points and have the same goal difference the higher or highest placed Club shall be the Club having scored the most goals in League Matches in that Season.

C.7.

Subject to Rule C.17, if any 2 or more Clubs have scored the same number of points, have the same goal difference and have scored the same number of goals in League Matches in that Season they shall be deemed to occupy the same position in the table.

Determination and Accreditation of Goals
C.8.

Goal Line Technology shall be utilised at League Matches (save that, for the avoidance of doubt, a League Match shall proceed even if Goal Line Technology is unavailable for part or all of it). The referee’s decision as to whether a goal has been scored shall be final.

C.9.	The League shall keep a record of the scorer of each goal in each League Match.

C.10.

The Board (or its appointee) will review all goals scored in every League Match, and if there are any in respect of which the identity of the scoring Player is in doubt, then the Board (or its appointee) shall determine which Player scored the goal, and the Board’s (or its appointee’s) said determination shall be final.

The League Championship

C.11.	The Club which is at the top of the table at the end of the Season shall be the League Champions.

C.12.	The League Champions shall receive a trophy which it shall return to the Secretary in good order and condition not later than 3 weeks before the final League Matches of the next Season.

C.13.

The League Champions shall further receive 40 commemorative medals to be presented by the Club to its Manager and to such of its Players and Officials as it thinks fit provided that any Player who has entered the field of play in a minimum of 5 of its League Matches that Season shall receive from the Club a commemorative medal. Additional medals may only be presented with the consent of the Board which shall only be given if the total number of Players who have entered the field of play that Season in a minimum of 5 of the Club’s League Matches exceeds 39.

Relegation

C.14.	Subject to Rule C.15, the bottom 3 Clubs in the table at the end of the Season shall be relegated to the Football League.

C.15.

If any Club ceases during the Season to be a member of the League, the record of the League Matches in which it has participated that Season shall be expunged from the table and the number of Clubs to be relegated at the end of that Season shall be reduced so as to maintain at 20 (or, if less, as near thereto as may be) the number of Clubs in membership of the League at the beginning of the next Season.

C.16.

If any Club ceases to be a member of the League other than by reason of relegation after the end of the Season but before the Board has fixed the dates of League Matches for the next Season, the Board may invite the relegated club which attained the highest position in the table referred to in Rule C.3 at the end of the previous Season to rejoin the League.

Play-offs

C.17.

If at the end of the Season either the League Champions or the Clubs to be relegated or the question of qualification for other competitions cannot be determined because 2 or more Clubs are equal on points, goal difference and goals scored, the Clubs concerned shall play off one or more deciding League Matches on neutral grounds, the format, timing and venue of which shall be determined by the Board.

THE LEAGUE: GOVERNANCE, OPERATIONS AND FINANCE

SECTION D: THE LEAGUE — FINANCE

Obligations of the League

D.1.

Subject to the provisions of Article 49, the League shall enter into Commercial Contracts, UK Broadcasting Contracts, Overseas Broadcasting Contracts, Radio Contracts and Title Sponsorship Contracts with the intention in the case of each UK Broadcasting Contract for the live Transmission of League Matches that each Club shall participate in at least one live televised League Match each Season.

D.2.

Each Club and each Contract Player shall comply with any reasonable request made on behalf of the League to allow the Player’s Image to be used to enable the League to fulfil its Commercial Contracts, UK Broadcasting Contracts, Overseas Broadcasting Contracts, Radio Contracts and Title Sponsorship Contracts, provided that, where the size of the product permits, the League shall not use the images of less than 4 Contract Players, each from different Clubs, on any one product.

Obligations of Clubs

D.3.

Subject to Rule D.8, Clubs shall provide such rights, facilities and services as are required to enable the League to fulfil its Commercial Contracts, UK Broadcasting Contracts, Overseas Broadcasting Contracts, Radio Contracts and Title Sponsorship Contracts and shall not by any act or omission infringe any exclusive rights granted thereunder or otherwise cause any breach thereof to occur. For the avoidance of doubt only the League may enforce this Rule against a Club and no other Person shall have any right under the Contracts (Rights of Third Parties Act) 1999 to so enforce it.

D.4.

Each Club shall indemnify the League against any liability the League may incur in the event of a finding by a Court of Law or other body of competent jurisdiction that the League induced the Club to breach a contract with a third party as a result of requiring the Club to comply with Rule D.3.

D.5.

The Title Sponsorship Contract shall not have the effect of preventing any Club from granting any rights of whatever nature pursuant to its Club Shirt Sponsor Contract irrespective of when the Club enters into the same and the Club Shirt Sponsor Contract of any Club shall not have the effect of preventing any right granted pursuant to any Title Sponsorship Contract being operated or enjoyed in respect of any Club or at the ground of any Club.

D.6.

Each Club shall provide such reasonable rights, facilities and services at each League Match taking place at its registered ground as are reasonably required and as are authorised by any directive issued by the League pursuant to Rule D.7 to enable the Visiting Club in respect of the said League Match to comply with the terms of any Club Radio Contract to which it is party.

D.7.

The League shall issue from time to time directives to Clubs setting out those rights which may and may not be granted by any Club in any Club Radio Contract and each Club shall comply in all respects with any such directive.

D.8.	In the case of a Commercial Contract and/or a Title Sponsorship Contract a Club shall not be bound to comply with Rule D.3 if:

	D.8.1.	to do so would result in the Club being in breach of a contractual obligation entered into before the date of the Article 49 Resolution authorising or approving it; or
	D.8.2.	such Commercial Contract and/or Title Sponsorship Contract has not been entered into by the League within 6 months of the Article 49 Resolution relating to it.

Accounting Practice

D.9.	Subject to Rule D.10, all income of the League shall be allocated to its financial periods in accordance with generally accepted accounting practice.

D.10.

Notwithstanding the foregoing provisions of Rule D.9, advances received or early payment of other contracted accounts may be treated as income of the financial period in which they are received provided that in each case a Resolution is passed to that effect.

Operating and Other Expenses

D.11.

The operating and other expenses of the League and the League shall be paid, at the discretion of the Board, out of Overseas Broadcasting Money, Commercial Contract Money, Radio Contract Money, Title Sponsorship Money or any other income of the League excluding UK Broadcasting Money.

D.12.

Subject to the prior approval of Clubs in General Meeting, the Board shall be empowered to require Clubs to pay to the League from time to time any sum by which its income, excluding UK Broadcasting Money, falls short of the operating and other expenses of the League.

D.13.

Each Club and Relegated Club shall contribute to the Professional Game Youth Fund and to the Premier League Charitable Fund and other community and charitable initiatives and obligations such sum as is approved by a General Meeting, such contributions to be deducted from the distributions for the Basic Award Fund made pursuant to Rule D.18.1.

Transmission of League Matches

D.14.	No Transmission shall be made of any League Match except:

D.14.1. in accordance with any UK Broadcasting Contract or Overseas Broadcasting Contract; or
D.14.2. as permitted by Rules K.36 and K.37; or
D.14.3. in accordance with the terms of any express license or permission issued in writing by the League.

D.15.	No Radio Transmission shall be made of any League Match except in accordance with:

D.15.1. any Radio Contract; or
D.15.2. any Club Radio Contract; or
D.15.3. the terms of any express licence or permission issued in writing by the League.

Distribution of UK Broadcasting Money

D.16.	The League shall pay out of UK Broadcasting Money:

D.16.1. such sums as may be agreed from time to time shall be payable to the Professional Footballers’ Association for Players’ educational, insurance and benevolent purposes; and
D.16.2. any other sum approved by a Resolution.

D.17.	The balance of UK Broadcasting Money shall be divided so that:

	D.17.1. one half shall comprise the Basic Award Fund;
	D.17.2. one quarter shall comprise the Merit Payments Fund; and
	D.17.3. one quarter shall comprise the Facility Fees Fund.

Each of the Basic Award Fund and the Merit Payments Fund shall be divided into such number of shares as shall be required in either case to put into effect the provisions of Rules D.18.1, D.18.2 and D.28 and the Facility Fees Fund shall be distributed in accordance with the provisions of Rule D.18.3.

D.18.	In consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any UK Broadcasting Contract:

D.18.1.   subject to Rules E.24, E.33 and E.37, the Basic Award Fund shall be distributed by way of fees so that each Club receives 1 share and each Relegated Club the percentage of 1 share set out in Rule D.28;

	D.18.2. as soon as practicable after the end of each Season, subject to Rules E.24 and E.33, the Merit Payments Fund shall be distributed by way of fees in accordance with the following table:

	End of Season League position	Number of shares
	1	20
	2	19
	3	18
	4	17
	5	16
	6	15
	7	14
	8	13
	9	12
	10	11
	11	10
	12	9
	13	8
	14	7
	15	6
	16	5
	17	4
	18	3
	19	2
	20	1

D.18.3.   The Board shall in respect of each Season determine the amounts to be paid to Clubs by way of facility fees for League Matches which are televised live or of which recorded excerpts are broadcast. During or after the end of each Season, subject to Rules E.24 and E.33, such facility fees shall be paid out of the Facility Fees Fund to those Clubs which have participated in each of such League Matches, whether as a Home Club or a Visiting Club

Distribution of Overseas Broadcasting Money

D.19.	The League shall pay out of Overseas Broadcasting Money:

D.19.1. its operating and other expenses in accordance with Rule D.11; and
D.19.2. any other sum approved by a Resolution and the balance thereof shall be divided into such number of shares as shall be required to put into effect the provisions of Rule D.20.

D.20.

In consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any Overseas Broadcasting Contract, as soon as practicable during or after the end of each Season, subject to Rules E.24, E.33, E.37 and K.41, the balance of Overseas Broadcasting Money shall be distributed by way of fees so that each Club receives 1 share and each Relegated Club the percentage of 1 share set out in Rule D.28.

Distribution of Title Sponsorship Money

D.21.	Subject to any contrary requirement contained in a Title Sponsorship Contract, the League shall pay out of Title Sponsorship Money:

D.21.1. its operating and other expenses in accordance with Rule D.11; and
D.21.2. any other sum approved by a Resolution;

and the balance thereof shall be divided into such number of shares as shall be required to put into effect the provisions of Rule D.22.

D.22.

In consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any Title Sponsorship Contract, as soon as practicable during or after the end of each Season, subject to Rules E.24, E.33 and E.37, the balance of Title Sponsorship Money shall be distributed by way of fees so that each Club receives 1 share and each Relegated Club the percentage of 1 share set out in Rule D.28.

Distribution of Commercial Contract Money

D.23.	The League shall pay out of Commercial Contract Money:

D.23.1. its operating and other expenses in accordance with Rule D.11; and
D.23.2. any other sum approved by a Resolution.

D.24.

In consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any Commercial Contract, as soon as practicable during or after the end of each Season, subject to Rules D.25, E.24 and E.33, the balance of Commercial Contract Money shall be distributed by way of fees equally between Clubs.

D.25.

Commercial Contract Money derived from a Commercial Contract relating to the provision of perimeter advertising boards at Club grounds shall be distributed to those Clubs that provide such boards in proportion in each case to the amount of perimeter board inventory provided.

Distribution of Radio Contract Money

D.26.	The League shall pay out of Radio Contract Money:

D.26.1. its operating and other expenses in accordance with Rule D.11; and
D.26.2. any other sum approved by a Resolution.

D.27.

In consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any Radio Contract, as soon as practicable during or after the end of each Season, subject to Rule E.24 and E.33, the balance of Radio Contract Money shall be distributed by way of fees equally between Clubs.

Relegated Clubs

D.28.	Subject to Rules D.29, E.24, E.33 and E.37, each Relegated Club shall receive the following fees:

D.28.1. in the first Season after being relegated, a sum equivalent to 55% of 1 share of each of the Basic Award Fund and Overseas Broadcasting Money;
D.28.2. in the second Season after being relegated, a sum equivalent to 45% of 1 share of each of the Basic Award Fund and Overseas Broadcasting Money; and
D.28.3. in each of the third and fourth Seasons after being relegated, a sum equivalent to 25% of 1 share of each of the Basic Award Fund and Overseas Broadcasting Money.

D.29.	There shall be deducted from each payment to a Relegated Club made pursuant to Rules D.28 the sum of £2.3m.

Value Added Tax

D.30.	Value Added Tax shall be added to each fee paid in accordance with Rules D.18, D.20, D.22, D.24, D.27 and D.28.

Distribution Account

D.31.	Each distribution made under the provisions of Rules D.18, D.20, D.22, D.24 and D.27 shall be accompanied by an account showing how it has been computed.

Assignments of Central Funds

D.32.	If a Club or a Relegated Club proposes to charge, assign or otherwise grant security over all or part of its entitlement to future distributions of Central Funds, it shall:

D.32.1. disclose to the League the proposed documentation with the lender giving effect to such charge, assignment or other grant of security;
D.32.2. not enter into the said proposed documentation without the prior written consent of the League (not to be unreasonably withheld); and
D.32.3. procure that it and its lender enter into an agreement with the League whereby the lender will confirm that:

D.32.3.1.        it understands that the Club’s entitlement to future distributions of Central Funds is subject to the provisions of the Articles and these Rules and in particular (without prejudice to the generality of the foregoing) to Rules E.24, E.33 and E.27; and

D.32.3.2.        the Club has disclosed to it the Club’s current and future liabilities to other Clubs (and clubs) and the League will confirm that such disclosure accords with its records of such liabilities.

D.33.

Rule D.32 shall not apply to any assignment, charge or other grant of security by a Club of its future entitlement to Central Funds as part of a fixed and floating charge over the entirety of its assets and undertaking on usual commercial terms.

CLUBS: FINANCE AND GOVERNANCE

SECTION E: CLUBS — FINANCE

Power to Inspect

E.1.	The Board either by itself or by any person appointed by it shall be empowered to inspect the financial records of any Club which it reasonably suspects has acted in breach of these Rules.

Club Bank Accounts

E.2.

Each Club shall submit to the Secretary Form 2 signed by 2 Directors of the Club and specifying a bank account, to be in the name of and controlled by the Club, into which the League shall pay monies due to the Club from the League in accordance with and subject to these Rules save that if that Club has assigned its entitlement to such monies or any part of them, payment will be made by the League as directed in the assignment.

Submission of Club Accounts

E.3.

Each Club shall by 1st March in each Season submit to the Secretary a copy of its annual accounts in respect of its most recent financial year or if the Club considers it appropriate or the Secretary so requests the Group Accounts of the Group of which it is a member (in either case such accounts to be prepared and audited in accordance with applicable legal and regulatory requirements) together with a copy of the directors’ report for that year and a copy of the auditors’ report on those accounts.

E.4.	The accounts referred to in Rule E.3 shall:

E.4.1.

include separate disclosure within the balance sheet or notes to the accounts, or by way of supplementary information separately reported on by its auditors by way of procedures specified by the Board, of the total sums payable and receivable in respect of Compensation Fees, Contingent Sums and Loan Fees;

E.4.2.

include a breakdown within the profit and loss account or the notes to the accounts, or by way of supplementary information separately reported on by its auditors by way of procedures specified by the Board, of revenue in appropriate categories such as gate receipts, sponsorship and advertising, broadcasting rights, commercial income and other income.

E.5.

If the auditors’ report on the accounts submitted pursuant to Rule E.3 contains anything other than an unqualified opinion without modification, the Club shall at the Board’s request submit such further documentary evidence as the Board shall require (including but not limited to Future Financial Information).

E.6.

If the annual accounts of a Club or Group Accounts submitted pursuant to Rule E.3 are prepared to a date prior to 30 November in the Season of submission, such Club or Group shall by the following 31 March submit to the Secretary interim accounts covering the period commencing from its accounting reference date and ending on a date between the following 30 November and 1 March.

E.7.	The interim accounts shall:

	E.7.1.	comprise a balance sheet, a profit and loss account, a cash flow statement and relevant explanatory notes;
	E.7.2.	be prepared in accordance with the accounting principles adopted in the preparation of the Club’s annual accounts;
	E.7.3.	be presented in a similar format to the annual accounts including as regards the matters set out in Rule E.4;
	E.7.4.	include in the profit and loss account and cashflow statement comparative figures for the same period in the preceding year;
	E.7.5.	include a balance sheet as of the end of the preceding financial year;
	E.7.6.	be approved in writing by the board of directors of the company to which they relate; and
	E.7.7.	be reviewed or audited in accordance with applicable regulatory requirements.

E.8.	Rule E.5 shall apply to the interim accounts (with appropriate modification) if the auditors have issued anything other than an unqualified opinion without modification on them.

E.9.	Each Club must by 7 April (or such later date as the Board shall specify) in each Season prove that, subject to Rule E.10:

	E.9.1.	no Compensation Fee, Loan Fee or Contingent Sum payable pursuant to a Transfer Agreement entered into prior to the preceding 31 December; and
	E.9.2.	no sum payable to or in respect of an employee in relation to services provided prior to the preceding 31 December (including PAYE and NIC) is or was overdue as at the preceding 31 March.

E.10.	For the purpose of Rule E.9:

E.10.1.

“employee” means a Player, a Manager, any Official referred to in Rule J.1, an Academy Manager, a team doctor and senior physiotherapist referred to in Rule O.1, an assistant manager or head coach referred to in Rule P.13 and a safety officer;

E.10.2.

an amount shall not be treated as overdue as at 31st March if by that date it has been paid or the date for payment has been extended by means of a written agreement with the creditor or it is the subject of current litigation or arbitration proceedings or has been submitted to a dispute resolution procedure of the League, the Football Association, UEFA or FIFA.

E.11.

By 31 March in each Season, each Club shall submit to the Secretary in respect of itself (or if the Club considers it appropriate or the Secretary so requests in respect of the Group of which it is a member) future financial information (“Future Financial Information”) comprising projected profit and loss accounts, cash flow, balance sheets and relevant explanatory notes commencing from its accounting reference date or, if it has submitted interim accounts pursuant to Rule E.6, from the date to which those interim accounts were prepared and expiring on the next accounting reference date after the end of the following Season. The projected profit and loss accounts, cash flow and balance sheets shall be prepared at a maximum of quarterly intervals.

E.12.	The Future Financial Information shall:

E.12.1.

be prepared in accordance with the accounting principles adopted in the preparation of the Club’s annual accounts (except where the accounting principles and policies are to be changed in the subsequent annual accounts, in which case the new accounting principles and polices should be followed); and

	E.12.2.	be approved in writing by the board of directors of the company to which they relate; and
	E.12.3.	to include in the explanatory notes thereto principal assumptions and risks; and
E.12.4.

include for comparison profit and loss accounts for the period covered by the annual accounts and interim accounts submitted pursuant to Rules E.3 and E.6, a forecast for the current financial year and a balance sheet as at the date of the interim accounts submitted pursuant to Rule E.6.

E.13.	Each Promoted Club shall by 30th June in the year of its promotion submit to the Secretary:

E.13.1

copies of the documents and other information that it would have been required to submit to the Secretary pursuant to Rules E.3, E.6 and E.9 by 1st March of that year had it then been a member of the Premier League;

	E.13.2.	Future Financial Information commencing from 1st July in the year of its promotion and expiring on the Club’s next accounting reference date after the end of the following Season; and
	E.13.3.	any further documentary evidence required pursuant to Rules E.5 and E.8.

E.14.	The Board shall have the powers set out in Rule E.15 if:

	E.14.1.	the Club has failed to submit to the Secretary annual accounts as required by Rules E.3 and E.4 or Rule E.13; or
	E.14.2.	the Club has failed to submit to the Secretary interim accounts as required by Rule E.6 or Rule E.13; or
	E.14.3.	the Club has failed to submit to the Secretary the Future Financial Information as required by Rule E.11 or Rule E.13; or
	E.14.4.	the Board has asked the Club to submit further documentary evidence pursuant to Rule E.5, Rule E.8 or Rule E.13 and the Club has failed to do so; or
	E.14.5.	the Club has failed to satisfy the Board that no sums of the kind set out in Rule E.9
(and subject to Rule E.10) were overdue as at the preceding 31st March; or
E.14.6.

the auditors’ report on the annual accounts or interim accounts of the Club or the Group submitted pursuant to Rule E.3 and Rule E.6 respectively or Rule E.13 contains anything other than an unqualified opinion without modification; or

E.14.7.

as a result of its review of all the documents and information submitted by the Club pursuant to Rules E.3 to E.13, and having taken into account any failure of the Club to supply any such documents or information, in its reasonable opinion it determines that the Club will not over the course of the following Season be able to:

		E.14.7.1.	pay its liabilities to the creditors listed in Rule E.26 (in so far as they are or will become creditors of the Club) and to its employees as they fall due; or

		E.14.7.2.	fulfil its obligation under Rule C.1 to play 2 League Matches against each other Club; or
E.14.7.3.

fulfil its obligations under Rule D.3 to provide such rights, facilities and services as are required to enable the League to fulfil its Commercial Contracts, UK Broadcasting Contracts, Overseas Broadcasting Contracts, Radio Contracts and Title Sponsorship Contracts.

E.15.	The powers referred to in Rule E.14 are:

	E.15.1.	to require the Club to submit, agree and adhere to a budget which shall include, but not be limited to, the matters set out in Rule H.1.1 to H.1.3;
	E.15.2.	to require the Club to provide such further information as the Board shall determine and for such period as it shall determine; and
E.15.3.

to refuse any application by that Club to register any Player or any new contract of an existing Player of that Club if the Board reasonably deems that this is necessary in order to secure that the Club complies with its obligations listed in Rule E.14.7.

E.16.	If any Person proposes to acquire Control of a Club:

E.16.1.

the Club shall submit to the Secretary updated Future Financial Information prepared to take into account the consequences of the change of Control on the Club’s future financial position as soon as reasonably practicable prior to the change of Control or, if such submission is not reasonably practicable prior to the change of Control, no later than 10 Working Days thereafter; and

E.16.2.

the Board shall have power to require the Person who proposes to acquire or has acquired Control to appear before it and to provide evidence of the source and sufficiency of any funds which that Person proposes to invest in or otherwise make available to the Club;

E.17.

If the Board determines, in its reasonable opinion, and having considered any information provided to it pursuant to Rule E.16, that the Club will not be able to fulfil its obligations as set out in Rules E.14.7.1 to E.14.7.3, then the Board shall have the powers set out in Rule E.15.

Short Term Cost Control

E.18.	If in any of Contract Years 2013/14, 2014/15 and 2015/16 a Club’s aggregated Player Services Costs and Image Contract Payments:

	E.18.1.	exceed £52m, £56m, or £60m respectively; and
	E.18.2.	have increased by more than £4m when compared with the previous Contract Year or by more than £4m, £8m or £12m respectively when compared with Season 2012/13;

then the Club must satisfy the Board that such excess increase as is referred to in E.18.2 arises as a result of contractual commitments entered into on or before 31 January 2013, and/or that it has been funded only by Club Own Revenue Uplift and/or profit from player trading as disclosed in the Club’s Annual Accounts for that Contract Year.

Guidance

Pursuant to Rule E.18, the Board may require further information from the Club including (but not limited to):

a) confirmation that Club Own Revenue Uplift has been calculated on a like-for-like basis; and

b) satisfactory evidence that revenue included within the calculation of Club Own Revenue Uplift has not been artificially inflated.

In addition, the Board may adjust a Club Own Revenue Uplift by assessing any revenue within it from Related Party Transactions to Fair Market Value. As set out in the definition of Club Own Revenue Uplift (Rule A.1.32), the Board must give the Club the opportunity to make submissions before it does so.

If the Board is not satisfied as set out in Rule E.18, it will refer the matter to the Financial Regulatory Panel. This is a proposed new independent body. If the Financial Regulatory Panel determines that a Club has not complied with these Rules, it will refer the matter to a Commission constituted pursuant to Section W of these Rules. The Commission will hear arguments as to the penalty to be imposed (including any arguments advanced in mitigation on behalf of the Club) and determine an appropriate penalty. Constitutional and procedural Rules for the Financial Regulatory Panel will be drafted for consideration in due course.

E.19.	With effect from 2014, on or before 1 March in each Season, each Club shall submit Form 3 to the Secretary.

Guidance

The first reporting via Form 3 will take place in March 2014 in respect of Contract Year 2012/13 so that the League has each Club’s historic figures in time for the first full assessment under these Rules in February 2015.

Clubs’ attention is drawn to Rule T.14 with regard to the failure to submit Form 3.

E.20.	The information set out in Form 3 shall be reported upon by the Club’s auditors, in accordance with procedures specified by the League from time to time.

HMRC

E.21.

Each Club shall provide quarterly certification in such form as the Board may request from time to time to confirm that its liabilities to HMRC in respect of PAYE and NIC are up to date (that is, no more than 28 days in arrears).

E.22.	Each Club shall promptly on request from the Board:

E.22.1.

provide confirmation (to be signed by two Directors) as to whether it has any outstanding liabilities to HMRC, and if it has it shall provide the Board with full details thereof (including details of any agreements which are in place with HMRC as regards such liabilities); and

	E.22.2.	provide HMRC with written permission in such form as HMRC may require for HMRC to share information about the Club’s liabilities to HMRC with the League.

E.23.	Where the Board reasonably believes that a Club’s liabilities in respect of PAYE & NIC are not up to date (as defined in Rule E.21) it may exercise the powers set out in Rule E.15.

Power to Deduct

E.24.

If the Board is reasonably satisfied that a Club or Relegated Club (‘the debtor Club”) has failed to make any payment due to any creditor of the description set out in Rule E.26, the Board shall be empowered to:

E.24.1.

deduct the amount of any such payment from any distribution of UK Broadcasting Money, Overseas Broadcasting Money, Commercial Contract Money, Radio Contract Money or Title Sponsorship Money (“Central Funds”) payable to the debtor Club, paying the same to the creditor to which it is due; and

E.24.2.

withhold any distribution of Central Funds otherwise due to the debtor Club to the extent of any liabilities falling due from the debtor Club to any creditor of the description set out in Rule E.26 within the period of 60 days after the due date of the distribution of the Central Funds to the debtor Club, and pay the same to the creditor on the date when it is due to that creditor should the debtor Club fail to do so.

E.25.

The Board shall only have the powers set out in Rule E.24.2 if the debtor Club has failed to make any payment when due (whether or not paid thereafter) to a creditor of the description set out in Rule E.26 within the period of 120 days immediately prior to the due date of distribution of the Central Funds to the debtor Club.

E.26.	The creditors to which Rule E.24 applies are:

	E.26.1.	another Club (or club); or
	E.26.2.	the League; or
	E.26.3.	any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, or Subsidiary Undertaking of the League; or
	E.26.4.	any pension or life assurance scheme administered by or on behalf of the League; or
	E.26.5.	the Football League; or
	E.26.6.	any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, or Subsidiary Undertaking of the Football League; or
	E.26.7.	the Football Foundation.

E.27.	If any Transferee Club act in breach of Rules V.29 or V.32 to V.36 inclusive:

	E.27.1.	Rule V.37 shall apply; and
E.27.2.

out of any monies held by the Board for or on behalf of or to the order of that Transferee Club (whether in the Compensation Fee Account or otherwise), the Board shall have power to pay to its Transferor Club any amount not exceeding the sum due to it from the Transferee Club under the provisions of this Section of these Rules.

Events of Insolvency

E.28.	Subject to Rule E.36, the Board shall have power to suspend a Club by giving to it notice in writing to that effect if it or its Parent Undertaking suffers an Event of Insolvency, that is to say:

E.28.1.

it enters into a Company Voluntary Arrangement pursuant to Part 1 of the Insolvency Act 1986 (‘the 1986 Act”) or a compromise or arrangement with its creditors under Part 26 of the Act or enters into any compromise agreement with its creditors as a whole; or

E.28.2.

it or its shareholders or directors lodge a Notice of Intention to Appoint an Administrator or Notice of Appointment of an Administrator at the Court in accordance with paragraph 26 or paragraph 29 of Schedule B1 to the 1986 Act or where it or its shareholders or directors make an application to the Court for an Administration Order under paragraph 12 of Schedule B1 to the 1986 Act or where an Administrator is appointed or an Administration Order is made in respect of it (‘Administrator” and ‘Administration Order” having the meanings attributed to them respectively by paragraphs 1 and 10 of Schedule B1 to the 1986 Act); or

E.28.3.

an Administrative Receiver (as defined by section 251 of the 1986 Act), a Law of Property Act Receiver (appointed under section 109 of the Law of Property Act 1925) or any Receiver appointed by the Court under the Supreme Court Act 1981 or any other Receiver is appointed over any of its assets which, in the opinion of the Board, are material to the Club’s ability to fulfil its obligations as a member of the League; or

	E.28.4.	its shareholders pass a resolution pursuant to section 84(1) of the 1986 Act to voluntarily wind it up; or
	E.28.5.	a meeting of its creditors is convened pursuant to section 95 or section 98 of the 1986 Act; or
	E.28.6.	a winding up order is made against it by the Court under section 122 of the 1986 Act or a provisional liquidator is appointed over it under section 135 of the 1986 Act; or
E.28.7.

it ceases or forms an intention to cease wholly or substantially to carry on its business save for the purpose of reconstruction or amalgamation or otherwise in accordance with a scheme of proposals which have previously been submitted to and approved in writing by the Board; or

	E.28.8.	it enters into or is placed into any insolvency regime in any jurisdiction outside England and Wales which is analogous with the insolvency regimes detailed in Rules E.28.1 to E.28.6 hereof.

E.29.	A Club shall forthwith give written notice to the Board upon the happening of any of the events referred to in Rule E.28.

E.30.	At the discretion of the Board exercised in accordance with Rule E.36, a suspension may take effect from the giving of the notice or it may be postponed subject to:

	E.30.1.	a condition that while the suspension is postponed the Club may not apply to register or have transferred to it the registration of any Player; and
	E.30.2.	such other conditions as the Board may from time to time during the postponement of the suspension think fit to impose.

E.31.	Unless a suspension is postponed, a suspended Club shall not play in:

	E.31.1.	any League Match; or
	E.31.2.	any Premier Academy League Match or any successor competition thereto; or
	E.31.3.	any Premier Reserve League Match or any successor competition thereto; or
	E.31.4.	any of the competitions set out in Rules L.9 and L.10; or
	E.31.5.	any other match.

E.32.

For the purposes of the League competition, the Board shall have power to determine how the cancellation of a League Match caused by the suspension of one of the Clubs which should have participated in it shall be treated.

E.33.

While pursuant to this Section of these Rules a Club is suspended or its suspension is postponed, the Board shall have power, subject to Rule E.36, to make such payments as it may think fit to the Club’s Football Creditors out of:

	E.33.1.	any UK Broadcasting Money payable to the suspended Club under the provisions of Rule D.18; and
	E.33.2.	any Overseas Broadcasting Money payable to the suspended Club under the provisions of Rule D.20; and
	E.33.3.	any Title Sponsorship Money payable to the suspended Club under the provisions of Rule D.22; and
	E.33.4.	any Commercial Contract Money payable to the suspended Club under the provisions of Rule D.24; and
	E.33.5.	any Radio Contract Money payable to the suspended Club under the provisions of Rule D.27.

E.34.	For the purposes of this Section of these Rules, Football Creditors shall comprise:

	E.34.1.	the Football Association and clubs in full or associate membership thereof; and
	E.34.2.	Affiliated Associations (as defined by the articles of association of the Football Association); and
	E.34.3.	the League and any subsidiary of it; and
	E.34.4.	the Football League, the Football Conference, the Northern Premier League, the Southern Premier League and the Isthmian Football League; and
	E.34.5.	the Professional Footballers’ Association; and
	E.34.6.	the Football Foundation; and
	E.34.7.	any employee or former employee of the suspended Club to whom arrears of wages or salary are due, to the extent of such arrears; and
	E.34.8.	any pension provider to which a pension contribution payable by the suspended Club in respect of its employees or former employees is due, to the extent of such contribution.

E.35.

Upon being reasonably satisfied that a suspended Club’s liabilities to its Football Creditors have been settled, the Board shall have power, subject to Rule E.36, to withdraw the suspension of that Club by giving to it notice in writing to that effect.

E.36.	In exercising its powers under Rules E.28, E.33, E.35 and E.38 and its discretion under Rule E.30, the Board shall have regard to all the circumstances of the case and to:

	E.36.1.	such of the provisions of the Insolvency Act 1986, the Competition Act 1998 and the Enterprise Act 2002 as are relevant and then in force;
	E.36.2.	the consideration (if any) given by the insolvent Club under the provisions of Rules D.18, D.20, D.22, D.24 and D.27;
	E.36.3.	the interests of the insolvent Club’s Officials, Players, supporters, shareholders and sponsors;
	E.36.4.	the interests of the insolvent Club’s other Football Creditors;
	E.36.5.	the need to protect the integrity and continuity of the League competition;
	E.36.6.	the reputation of the League and the need to promote the game of association football generally; and
	E.36.7.	the relationship between the Club and its Parent Undertaking, in the event that the Parent Undertaking suffers the Event of Insolvency.

E.37.

Any distribution to a Relegated Club under the provisions of Rules D.18, D.20 or D.22 may be deferred if, on or before the date of the distribution, the Relegated Club has been given notice under article 4.5 of the articles of association of the Football League which has been suspended. Upon such notice being withdrawn the deferred distribution shall be paid but if in consequence of the notice the club to which it was due ceases to be a member of the Football League its amount shall be added to the next distribution made in accordance with these Rules.

Sporting Sanction

E.38.

Upon a Club or its Parent Undertaking suffering an Event of Insolvency the Board shall have the power to impose upon the Club a deduction of 9 points scored or to be scored in the League competition. If the Board exercises this power it shall forthwith give written notice to the Club to that effect.

E.39.

Subject to Rule E.40, the Club may appeal against the deduction of points by sending or delivering to the Secretary Form 4 so that he receives the same together with a deposit of £1,000 within 7 days of the date of the notice given under the provisions of Rule E.38 (time of the essence).

E.40.	The only ground upon which a Club may appeal as aforesaid is that:

	E.40.1.	the Event of Insolvency was caused by and resulted directly from circumstances, other than normal business risks, over which it could not reasonably be expected to have had control; and
	E.40.2.	its Officials had used all due diligence to avoid the happening of that event.

E.41.

An appeal under the provisions of Rule E.39 shall lie to an appeal tribunal which shall hear the appeal as soon as reasonably practicable. The appeal tribunal shall be appointed by the Board and shall comprise 3 members of the Panel including:

	E.41.1.	an authorised insolvency practitioner; and
	E.41.2.	a legally qualified member who shall sit as chairman of the tribunal.

E.42.

The chairman of the appeal tribunal shall have regard to the procedures governing the proceedings of Commissions and Appeal Boards set out in Rules Section W of these Rules (Disciplinary) but, subject as aforesaid, shall have an overriding discretion as to the manner in which the appeal is conducted.

E.43.	The Club shall have the onus of proof of the matters set out in the appeal on the balance of probabilities.

E.44.	If the members of the appeal tribunal are not unanimous the decision of the majority of them shall prevail.

E.45.	The appeal tribunal shall give written reasons for its decision.

E.46.	Members of the appeal tribunal shall be entitled to receive from the League a reasonable sum by way of fees and expenses.

E.47.	The appeal tribunal shall have the following powers:

	E.47.1.	to allow or dismiss the appeal;
	E.47.2.	to order the deposit to be forfeited to the League or repaid to the appellant Club;
	E.47.3.	to order the appellant Club to pay or contribute to the costs of the appeal including the fees and expenses of members of the appeal tribunal paid or payable under Rule E.46.

E.48.	The decision of the appeal tribunal shall be final and binding on the appellant Club.

General

E.49.

Each Club shall notify the League forthwith of any circumstances which may materially and adversely affect any of the information or representations submitted to the League pursuant to this Section E, and on consideration of those circumstances the Board may, if it considers it appropriate, amend any decision or determination that it made based on such information or representations.

E.50.	The information and representations referred to in Rule E.49 include, without limitation:

	E.50.1.	Future Financial Information;
	E.50.2.	the estimated profit and loss account submitted pursuant to Rule E.52.21 (1);
	E.50.3.	information and undertakings provided to the League in connection with Secure Funding (2).

(1) Rule E.52.2 comes into force with effect from Season 2015/16.

(2) “Secure Funding” is referred to in Rule E.57 which comes into force with effect from Season 2015/16.

Profitability and Sustainability

E.51.	Rules E.52 to E.58 shall apply with effect from Season 2015/16.

E.52.	Each Club shall by 1 March in each Season submit to the Secretary:

	E.52.1.	copies of its Annual Accounts for T-1 (and T-2 if these have not previously been submitted to the Secretary) together with copies of the directors’ report(s) and auditors’ report(s) on those accounts;
	E.52.2.	its estimated profit and loss account and balance sheet for T which shall:

		E.52.2.1.	be prepared in all material respects in a format similar to the Club’s Annual Accounts; and
		E.52.2.2.	be based on the latest information available to the Club and be, to the best of the Club’s knowledge and belief, an accurate estimate as at the time of preparation of future financial performance; and

	E.52.3.	if Rule E.55 applies to the Club, the calculation of its aggregated Adjusted Earnings Before Tax for T, T-1 and T-2 in a form approved by the Board.

Guidance

The Board will in due course consider the Annual Accounts for the Accounting Reference Period in respect of which information pursuant to Rule E.52.2 is submitted and in particular examine whether any material variances indicate that the estimated financial information was not prepared in accordance with Rule E.52.2.2.

E.53.

The Board shall determine whether consideration included in the Club’s Earnings Before Tax arising from a Related Party Transaction is recorded in the Club’s Annual Accounts at a Fair Market Value. If it is not, the Board shall restate it to Fair Market Value.

E.54.	The Board shall not exercise its power set out in Rule E.53 without first having given the Club reasonable opportunity to make submissions as to:

	E.54.1.	whether the said consideration should be restated; and/or
	E.54.2.	what constitutes its Fair Market Value.

E.55.

If the aggregation of a Club’s Earnings Before Tax for T-1 and T-2 results in a loss, any consideration from Related Party Transactions having been adjusted (if appropriate) pursuant to Rule E.53, then the Club must submit to the Secretary the calculation of its Adjusted Earnings Before Tax for each of T, T-1 and T-2.

E.56.

If the aggregation of a Club’s Adjusted Earnings Before Tax for T, T-1 and T-2 results in a loss of up to £15m, then the Board shall determine whether the Club will, until the end of T+1, be able to pay its liabilities described in Rule E.14.7.1 and fulfil the obligations set out in Rules E.14.7.2 and E.14.7.3.

E.57.	If the aggregation of a Club’s Adjusted Earnings Before Tax for T, T-1 and T-2 results in a loss of in excess of £15m then the following shall apply:

E.57.1.

the Club shall provide, by 31 March in the relevant Season, Future Financial Information to cover the period commencing from its last accounting reference date (as defined in section 391 of the Act) until the end of T+2 and a calculation of estimated aggregated Adjusted Earnings Before Tax until the end of T+2 based on that Future Financial Information;

	E.57.2.	the Club shall provide such evidence of Secure Funding as the Board considers sufficient; and
	E.57.3.	if the Club is unable to provide evidence of Secure Funding as set out in Rule E.57.2, the Board may exercise its powers set out in Rule E.15.

E.58.	If the aggregation of a Club’s Adjusted Earnings Before Tax for T, T-1 and T-2 results in losses of in excess of £105m:

	E.58.1.	the Board may exercise its powers set out in Rule E.15; and
	E.58.2.	the Club shall be treated as being in breach of these Rules and accordingly the Board shall refer the breach to a Commission constituted pursuant to Section W of these Rules.

CLUBS: FINANCE AND GOVERNANCE

SECTION F: OWNERS’ AND DIRECTORS’ TEST

Disqualifying Events

F.1.	A Person shall be disqualified from acting as a Director and no Club shall be permitted to have any Person acting as a Director of that Club if:

	F.1.	A Person shall be disqualified from acting as a Director and no Club shall be permitted to have any Person acting as a Director of that Club if:
	F.1.1.	either directly or indirectly he is involved in or has any power to determine or influence the management or administration of another Club or Football League club; or
	F.1.2.	either directly or indirectly he holds or acquires any Significant Interest in a Club while he either directly or indirectly holds any interest in any class of Shares of another Club; or
F.1.3.

he becomes prohibited by law from being a Director (including without limitation as a result of being subject to a disqualification order as a director under the Company Directors Disqualification Act 1986, or being subject to the terms of an undertaking given to the Secretary of State under that Act, unless a court of competent jurisdiction makes an order under that Act permitting an appointment as a Director); or

	F.1.4.	he has a conviction (which is not a Spent Conviction) imposed by a court of the United Kingdom or a competent court of foreign jurisdiction:

		F.1.4.1.	in respect of which an unsuspended sentence of at least 12 months’ imprisonment was imposed; or
		F.1.4.2.	in respect of any offence involving any act which would reasonably be considered to be dishonest (and, for the avoidance of doubt, irrespective of the actual sentence imposed); or
F.1.4.3.

in respect of an offence set out in the Appendix 1 Schedule of Offences or a directly analogous offence in a foreign jurisdiction (and, for the avoidance of doubt, irrespective of the actual sentence imposed); or

	F.1.5.	he makes an Individual Voluntary Arrangement or becomes the subject of an Interim Bankruptcy Restriction Order, a Bankruptcy Restriction Order or a Bankruptcy Order; or
F.1.6.

he is or has been a Director of a Club which, while he has been a Director of it, has suffered 2 or more unconnected Events of Insolvency in respect of each of which a deduction of points was imposed (and for the purposes of this Rule F.1.6 and Rule F.1.7 a person shall be deemed to have been a Director of a Club which has suffered an Event of Insolvency if such Event of Insolvency occurred in the 30 days immediately following his having resigned as a Director of that Club); or

F.1.7.

he has been a Director of 2 or more Clubs or clubs each of which, while he has been a Director of them, has suffered an Event of Insolvency in respect of each of which a deduction of points was imposed; or

F.1.8.

he is subject to a suspension or ban from involvement in the administration of a sport by any ruling body of a sport that is registered with UK Sport or Sport England, or any corresponding national or international association, whether such suspension or ban is direct or indirect (for example a direction to Persons subject to the jurisdiction of the ruling body that they should not employ, contract with or otherwise engage or retain the services of an individual); or

F.1.9.

he is subject to any form of suspension, disqualification or striking-off by a professional body including, without limitation, the Law Society, the Solicitors’ Regulation Authority, the Bar Council or the Institute of Chartered Accountants of England and Wales or any equivalent body in any jurisdiction outside England and Wales, whether such suspension, disqualification or striking-off is direct or indirect (for example a direction to Persons subject to the jurisdiction of the professional body that they should not employ, contract with or otherwise engage or retain the services of an individual); or

F.1.10.	he is required to notify personal information pursuant to Part 2 of the Sexual Offences Act 2003; or
F.1.11.	he is found to have breached (irrespective of any sanction actually imposed), or has admitted breaching (irrespective of whether disciplinary proceedings were brought or not):

	F.1.11.1.	Rule J.6; or
	F.1.11.2.	Rule E.8 of the Rules of the Football Association (as amended, or replaced from time to time); or
	F.1.11.3.	any other rules in force from time to time in relation to the prohibition on betting on football matches played in England and Wales; or
	F.1.11.4.	the rules of any other ruling body of football in relation to the prohibition of betting on football (whether in England or Wales or elsewhere).

Submission of Declaration

F.2.

Not later than 14 days before the commencement of each Season each Club shall submit to the Secretary a duly completed Declaration in respect of each of its Directors signed by the Director to which it refers and by an Authorised Signatory, who shall not be the same person.

F.3.

Within 21 days of becoming a member of the League each Club promoted from the Football League shall likewise submit to the Secretary a duly completed Declaration in respect of each of its Directors signed as aforesaid.

F.4.	If any person proposes to become a Director of a Club (including for the avoidance of doubt by virtue of being a shadow director or acquiring Control of the Club):

F.4.1.

the Club shall no later than 10 Working Days prior to the date on which it is anticipated that such person shall become a Director submit to the Secretary a duly completed Declaration in respect of that person signed by him and by an Authorised Signatory;

F.4.2.

within 5 Working Days of receipt thereof the Secretary shall confirm to the Club whether or not he is liable to be disqualified as a Director under the provisions in Rule F.1, and if he is so liable the Board will take the steps set out in Rule F.6; and

F.4.3.

he shall not become a Director until the Club has received confirmation from the Secretary pursuant to Rule F.4.1 above that he is not liable to be disqualified as a Director under the provisions of Rule F.1.

Change of Director’s Circumstances

F.5.	Upon the happening of an event which affects any statement contained in a submitted Declaration:

	F.5.1.	the Director in respect of whom the Declaration has been made shall forthwith give full written particulars thereof to his Club; and
	F.5.2.	the Club shall thereupon give such particulars in writing to the Secretary.

Disqualification of a Director

F.6.

Upon the Board becoming aware by virtue of the submission of a Declaration or in the circumstances referred to in Rule F.5 or by any other means that a person is liable to be disqualified as a Director under the provisions of Rule F.1, the Board will:

	F.6.1.	give written notice to the person that he is disqualified, giving reasons therefore, and (in the case of a person who is a Director) require him forthwith to resign as a Director; and
F.6.2.

give written notice to the Club that the person is disqualified, giving reasons therefore, and (in the case of a person who is a Director) in default of the Director’s resignation, it shall procure that within 28 days of receipt of such notice the Director is removed from his office as such.

Disciplinary Provisions

F.7.

Any Club which fails to comply with its obligations under the foregoing provisions of this Section of these Rules or which submits a Declaration which is false in any particular shall be in breach of these Rules and will be liable to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary).

F.8.

Any Director who fails to comply with his obligations under the foregoing provisions of this Section of these Rules or who fails to complete and sign a Declaration and any Director or Authorised Signatory who signs a Declaration which is false in any particular shall likewise be in breach of these Rules and liable to be dealt with as aforesaid.

Suspension of the Club

F.9.

If a Director who receives a notice under the provisions of Rule F.6.1 fails to resign and his Club fails to procure his removal from office as required, or if a Club proceeds with the appointment as a Director of a person to whom Rule F.4 applies despite having received a notice under the provisions of Rule F.6.2, the Board shall have power to suspend the Club by giving to it notice in writing to that effect.

F.10.	A suspended Club shall not play in:

	F.10.1.	any League Match; or
	F.10.2.	any Premier Academy League Match; or
	F.10.3.	any Premier Reserve League Match; or
	F.10.4.	any of the competitions set out in Rules L.9 and L.10; or
	F.10.5.	any other match.

F.11.

For the purposes of the League competition, the Board shall have power to determine how the cancellation of a League Match caused by the suspension of one of the Clubs which should have participated in it shall be treated.

F.12.

Upon being reasonably satisfied that the Director of the suspended Club has resigned or has been removed from office, the Board shall have power to withdraw the suspension by giving to it notice in writing to that effect.

Appeal against Disqualification of a Director

F.13.

Any person or Club who receives notice under Rule F.6 has a right to appeal the disqualification notice(s) in accordance with the following Rules. However, for the avoidance of doubt, unless and until any such appeal is upheld, the disqualification notice(s) will take full effect.

F.14.

Any person or Club wishing to appeal a disqualification notice must, within 21 days of the date of that notice, send or deliver to the Secretary a notice of appeal, setting out full details of the grounds of appeal of that person or Club, together with a deposit of £1,000.

F.15.	The only grounds upon which a person or Club may appeal a disqualification notice are:

	F.15.1.	none of the Disqualifying Events set out in Rule F.1 apply; or
F.15.2.

in respect of a conviction of a court of foreign jurisdiction under Rule F.1.4, or a suspension or ban by a sport ruling body under Rule F.1.8, or a suspension, disqualification or striking-off by a professional body under Rule F.1.9, or a finding of a breach of rule by a ruling body of football pursuant to Rule F.1.11.4, there are compelling reasons why that particular conviction, suspension, ban, disqualification or striking-off, should not lead to disqualification; or

	F.15.3.	it can be proven that the Disqualifying Event has, or will within 21 days of the notice of appeal, cease to exist; or
F.15.4.

the Disqualifying Event is a conviction imposed between 19th August 2004 and 5th June 2009 for an offence which would not have led to disqualification as a Director under Premier League Rules as they applied during that period; or

F.15.5.

the Disqualifying Event is a conviction which is the subject of an appeal which has not yet been determined and in all the circumstances it would be unreasonable for the individual to be disqualified as a Director pending the determination of that appeal.

F.16.

An appeal under the provisions of Rule F.13 shall lie to an appeal tribunal which shall hear the appeal as soon as reasonably practicable. The appeal tribunal shall be appointed by the Board and shall comprise 3 members of the Panel including a legally qualified member who shall sit as chairman of the tribunal.

F.17.

The chairman of the appeal tribunal shall have regard to the procedures governing the proceedings of Commissions and Appeal Boards set out in Section W of these Rules (Disciplinary) but, subject as aforesaid, shall have an overriding discretion as to the manner in which the appeal is conducted.

F.18.	The person or Club advancing the appeal shall have the onus of proof of the matters set out in the appeal on the balance of probabilities.

F.19.	If the members of the appeal tribunal are not unanimous the decision of the majority of them shall prevail.

F.20.	The appeal tribunal shall give written reasons for its decision.

F.21.	Members of the appeal tribunal shall be entitled to receive from the League a reasonable sum by way of fees and expenses.

F.22.	The appeal tribunal shall have the following powers:

	F.22.1.	to allow the appeal in full;
	F.22.2.	to reject the appeal;
F.22.3.

if it determines that a Disqualifying Event exists, to determine that the individual concerned should not be banned for that period during which they will remain subject to it and substitute such period as it shall reasonably determine, having regard to all of the circumstances of the case;

	F.22.4.	to declare that no Disqualifying Event ever existed or that any Disqualifying Event has ceased to exist;
	F.22.5.	to order the deposit to be forfeited to the League or to be repaid to the appellant person or Club;
	F.22.6.	to order the appellant person or Club to pay or contribute to the costs of the appeal including the fees and expenses of members of the appeal tribunal paid or payable under Rule F.21.

F.23.	The decision of the appeal tribunal shall be final and binding on the appellant person and Club.

Persons Prohibited by Law from entering the United Kingdom etc

F.24.	No Person may acquire any Holding in a Club if, pursuant to the law of the United Kingdom or the European Union:

	F.24.1.	he is prohibited from entering the United Kingdom; or
	F.24.2.	no funds or economic resources may be made available, directly or indirectly, to or for his benefit.

CLUBS: FINANCE AND GOVERNANCE

SECTION G: DISCLOSURE OF OWNERSHIP

Disclosure of Ownership

G.1.	A Club shall forthwith give notice in Form 6 to the Secretary if any Person either directly or indirectly:

	G.1.1.	holds; or
	G.1.2.	acquires; or
	G.1.3.	having held or acquired, ceases to hold any Significant Interest in the Club.

G.2.	A notice given pursuant to the provisions of Rule G.1 shall:

	G.2.1.	identify the Person holding, acquiring or ceasing to hold the Significant Interest in question; and
	G.2.2.	set out all relevant details of the Significant Interest including without limitation the number of Shares, their description and the nature of the interest; and
G.2.3.

set out where appropriate the proportion (expressed in percentage terms) which the relevant Shares in respect of which the Significant Interest exists bear to the total number of Shares of that class in issue and of the total issued Shares of the Club.

G.3.	Each Club shall publish the identities of the ultimate owner of each Significant Interest in the Club.

G.4.	The Secretary shall maintain a register which shall include the particulars set out in Rule G.2 and the said register shall be available for inspection by any Club by prior appointment.

G.5.

Each Club shall forthwith give notice in writing to the Secretary if any Person identified in a notice given in accordance with Rule G.1.1 or Rule G.1.2 either directly or indirectly holds acquires or ceases to hold any Holding in the Club.

G.6.

The Board shall have power to suspend a Club if either directly or indirectly a Person acquires a Significant Interest in that Club while such Person either directly or indirectly holds any Holding in any class of Shares of another Club.

G.7.	At the discretion of the Board, a suspension may take effect forthwith or it may be postponed subject to such conditions as the Board may think fit to impose.

G.8.	Unless a suspension is postponed, a suspended Club shall not play in:

	G.8.1.	any League Match; or
	G.8.2.	any Premier Reserve League Match or any successor competition thereto; or
	G.8.3.	any Premier Academy League Match or any successor competition thereto; or
	G.8.4.	any of the competitions set out in Rules L.9 and L.10; or
	G.8.5.	any other match.

G.9.

For the purposes of the League competition, the Board shall have power to determine how the cancellation of a League Match caused by the suspension of one of the Clubs which should have participated in it shall be treated.

G.10.	The Board shall have power to remove a Club’s suspension imposed under Rule G.6 upon being satisfied that the circumstances giving rise to it are no longer extant.

CLUBS: FINANCE AND GOVERNANCE

SECTION H: DIRECTORS’ REPORTS

Material Transactions

H.1.

For the purposes of these Rules Material Transactions shall comprise any payment or financial obligation (or any series of connected payments or financial obligations relating to the same transaction) made or undertaken by or to or in favour of a Club and recorded in its accounting and administration records which is (or are) in respect of any of the following:

	H.1.1.	Compensation Fees, Contingent Sums or Loan Fees; or
	H.1.2.	remuneration of Players (including, for this purpose, any benefits they are entitled to receive); or
	H.1.3.	payments to or for the benefit of Agents; or
	H.1.4.	Third Party Payments;

and remuneration of and payments to or for the benefit of Players or Agents shall in each case include payments made by or on behalf of a Club to or for the benefit of a Player or Agent (as the case may be) including, for this purpose, to any company or trust in which the Player or Agent (as the case may be) has an interest.

Record of Material Transactions

H.2.

Brief particulars of each Material Transaction sufficient to identify its date(s), its amount(s) and the nature of it shall be recorded by a Club and the record shall be made available on demand to its Directors, its Auditors and the League.

H.3.

Directors of a Club (including non-executive Directors) shall take such steps as are reasonably necessary to satisfy themselves that their Club’s record of Material Transactions is complete and correct.

Transfer Policy

H.4.	Each Club shall formally adopt, and make available to the League at its request, a written transfer policy identifying who on its behalf has authority to negotiate and approve Material Transactions.

H.5.	Each Club shall ensure that all its Material Transactions are:

	H.5.1.	negotiated and approved in accordance with its written transfer policy; and
	H.5.2.	documented and recorded as required by relevant provisions of these Rules and the Football Association Rules.

H.6.	Each Club shall, if requested to do so by the League, submit to the League Form 7 signed and dated by each of the Directors of the Club.

H.7.	Any Director who for any reason is unwilling to sign Form 7 shall note the Form 7 to that effect, giving full reasons.

H.8.

Any Director signing a Form 7 who knows or ought reasonably to know that it or any part of it is false or misleading in any way and any Director noting a Form 7 knowing that such note or the reasons given by him are false or misleading in any way will in either case act in breach of these Rules and will be liable to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary).

H.9.	Managers, Players and Officials shall cooperate fully with the Directors of their Club in the preparation for Form 7.

CLUBS: FINANCE AND GOVERNANCE

SECTION I: ASSOCIATIONS AND INFLUENCE

Associations between Clubs

I.1.	A Club shall not either directly or indirectly:

	I.1.1.	apply to hold or hold any Holding in another Club or Football League club; or
	I.1.2.	issue any of its Shares or grant any Holding to another Club or Football League club; or
	I.1.3.	lend money to or guarantee the debts or obligations of another Club or Football League club; or
	I.1.4.	borrow money from another Club or Football League club or permit another Club or Football League club to guarantee its debts or obligations; or
	I.1.5.	be involved in or have any power to determine or influence the management or administration of another Club or Football League club; or
	I.1.6.	permit any other Club or Football League club to be involved in or have any power to determine or influence its management or administration.

Club Officials

I.2.	An Official of a Club shall not:

	I.2.1.	be an Official of another Club or Football League club; or
	I.2.2.	either directly or indirectly be involved in or have any power to determine or influence the management or administration of another Club or Football League club.

I.3.	A Club shall not appoint as an Official anybody who:

	I.3.1.	is an Official of another Club or Football League club; or
	I.3.2.	either directly or indirectly is involved in or has any power to determine or influence the management or administration of another Club or Football League club.

Dual Interests

I.4.	No Person may either directly or indirectly be involved in or have any power to determine or influence the management or administration of more than one Club.

I.5.	No Person may either directly or indirectly hold or acquire any Significant Interest in a Club while such Person either directly or indirectly holds any Holding in another Club.

I.6.

A Club shall not either directly or indirectly issue Shares of any description or grant any Holding to any Person that either directly or indirectly already holds a Significant Interest in another Club.

Club Contracts

I.7.

No Club shall enter into a contract which enables any other party to that contract to acquire the ability materially to influence its policies or the performance of its teams in League Matches or in any of the competitions set out in Rule L.9.

CLUBS: FINANCE AND GOVERNANCE

SECTION J: MISCELLANEOUS

Employment of Officials

J.1.                              Each Club shall employ and provide written terms of reference to:

J.1.1.                    an Official who shall be responsible for running the daily business of the Club with the support of a sufficient number of administrative staff in suitable and appropriately equipped offices, who can be contacted during normal office hours.

J.1.2.                    an Official who holds a nationally recognised qualification as an accountant or auditor, or who has sufficient experience to demonstrate his competence as such, who shall be responsible for the Club’s finances; and

J.1.3.                  a press or media officer who holds a nationally recognised qualification in journalism or who has sufficient experience to demonstrate his competence as a press or media officer.

J.2.                              Each Club shall bind each of its Officials:

J.2.1.                    to comply with these Rules during the period of their appointment or employment and in the case of Rule B.17 at all times thereafter; and

J.2.2.                    to seek its permission before contributing to the press, television or radio.

J.3.                              Save as otherwise permitted by these Rules, no Club shall directly or indirectly induce or attempt to induce any Player, Manager, assistant manager, head coach or other senior first team football coach of another Club (or Football League club) to terminate a contract of employment with that other Club (or Football League club) (whether or not by breach of that contract) or directly or indirectly approach any such employee with a view to offering employment without the consent of that other Club (or Football League club).

J.4.                              Each Club shall adopt and each Club, Manager, Official, Player and Academy Player shall observe, comply with and act in accordance with the Anti-Discrimination Policy set out in Appendix 2 to these Rules.

Betting

J.5.                              Prior to entering into (or performing any aspect of) a Gambling Related Agreement, the Club shall procure that the other party (or parties) to the Gambling Related Agreement shall enter into an agreement with the League pursuant to which it shall agree with the League that:

J.5.1.                    it will provide accurate and complete information forthwith to the League in the event that the League is exercising its powers under Rule W.1 to enquire into any suspected or alleged breach of these Rules if it becomes aware of any suspicious or unusual betting practices or other activities that may have an impact on the integrity of a match or competition;

J.5.2.                    it will not permit any form of gambling on any game referred to in Youth Development Rules 1.12(b)(ii), 1.12(b)(iii), and 1.12(c) to (e);

J.5.3.                    it will put in place such arrangements as the Board shall determine:

J.5.3.1.                    to protect minors and other vulnerable people from being harmed or exploited by gambling including, without limitation, the legible inclusion of the website address www.gambleaware.co.uk on all advertising (broadcast and non-broadcast) where it is feasible and practical to do so; and

J.5.3.2.                    for the independent, third-party adjudication of betting disputes (e.g. with IBAS or equivalent);

J.5.4.                    it shall not market any gambling services directly to minors and will ensure it has adequate systems in place to identify and prevent attempted gambling activity by minors;

J.5.5.                    it is licensed as a betting company within the EEA (which shall include any jurisdiction deemed to be treated as if it were within the EEA by Regulations made pursuant to section 331(4) of the Gambling Act 2005); and

J.5.6.                    it will abide by:

J.5.6.1.          the licensing conditions and codes of practice for betting issued from time to time by the Gambling Commission (if it falls under the remit of the Gambling Commission);

J.5.6.2.          the TV and Radio Advertising Standards Codes, the British Codes of Advertising, Sales Promotion and Direct Marketing administered by the Advertising Standards Authority (regardless of where the operator is based or licensed); and

J.5.6.3.          the Gambling Industry Code for Socially Responsible Advertising.

J.6.                              No Club, Official or Player may, in connection with betting on an event in, or on the result of, a League Match:

J.6.1.                    offer or receive a payment or any form of inducement to or from any Club or the Official or Player of any Club; or

J.6.2.                    receive or seek to receive any payment or other form of inducement from any Person.

UEFA Club Licence Applicants

J.7.                              Any Club, Authorised Signatory or other Official making a false statement (whether made verbally or in writing) in or in connection with an application for a UEFA Club Licence or falsifying a document produced in support of or in connection with such an application shall be in breach of these Rules and shall be liable to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary).

Football Foundation

J.8.                              Each Club must make available one half page of advertising or editorial material in match programmes for the benefit of The Football Foundation.

CLUBS: OPERATIONS

SECTION K: GROUND CRITERIA AND BROADCASTERS’ REQUIREMENTS

Safety Certificate

K.1.                         Subject to Rule K.2, each Club shall hold a current safety certificate issued in accordance with the provisions of the Safety of Sports Grounds Act 1975.

K.2.                         If a Club has a ground-sharing agreement it shall be a term thereof that either the Club or the other party to the agreement shall hold a current safety certificate.

Ownership of Ground and Training Facilities

K.3.                         Each Club shall either own its ground and training facilities or have a legally enforceable agreement with its owner for its use by the Club, expiring not earlier than the end of the current Season.

Ground Sharing

K.4                            No Club shall have or enter into a ground-sharing agreement unless the agreement contains a legally enforceable provision to the effect that the playing of the Club’s League Matches shall always take precedence over the activities of the other party to the agreement.

Ground Registration

K.5.                         Each Club shall register its ground with the Secretary and no Club shall remove to another ground without first obtaining the written consent of the Board, such consent not to be unreasonably withheld.

K.6.                         In considering whether to give any such consent, the Board shall have regard to all the circumstances of the case and shall not consent unless reasonably satisfied that such consent:

K.6.1.               would be consistent with the objects of the League as set out in the Memorandum;

K.6.2.               would be appropriate having in mind the relationship (if any) between the locality with which by its name or otherwise the applicant Club is traditionally associated and that in which such Club proposes to establish its ground;

K.6.3.               would not adversely affect such Club’s Officials, Players, supporters, shareholders, sponsors and others having an interest in its activities;

K.6.4.               would not have an adverse effect on Visiting Clubs;

K.6.5.               would not adversely affect Clubs (or Football League clubs) having their registered grounds in the immediate vicinity of the proposed location; and

K.6.6.               would enhance the reputation of the League and promote the game of association football generally.

All Seater Grounds

K.7.                         Spectators admitted to a registered ground shall be offered only seated accommodation, the majority of which shall be covered, and there shall be no standing terraces.

Ground Regulations

K.8.                         Each Club shall ensure that sufficient copies of the official notice entitled “Ground Regulations” published by the League and the Football League are displayed prominently at its ground.

Covered Stadia

K.9.                         Any Club applying for planning permission to cover or partially cover the playing area of its stadium with a fixed or moveable roof shall provide to the Board a copy of its application together with copies of all submitted plans.

K.10.                  No League Match shall take place at any stadium where during the playing of the League Match the playing area is covered or partially covered by a fixed or moveable roof without the prior written approval of the Board. Before giving or refusing to give any such approval the Board shall consult with all Clubs and shall take into account their representations.

Dressing Rooms

K.11.                  Each Club shall provide dressing rooms for Players the minimum area of which (excluding showers, baths and toilets) shall be 30 square metres.

Drug-testing Room

K.12.                  Each Club shall provide accommodation capable of being used as a drug-testing room which shall be near the Players’ and Match Officials’ dressing rooms and inaccessible to the public and media. The Board may caution any Club which fails to comply with this Rule or exercise its summary jurisdiction and impose a fine.

Security

K.13.                  In order to safeguard the Players, directors and Officials of a Visiting Club and Match Officials upon their arrival at and departure from a League Match, each Home Club shall procure that:

K.13.1.        the Visiting Club’s team coach is able to park adjacent to the Players’ entrance;

K.13.2.        barriers are placed so as to prevent members of the public gaining access to the area between the team coach and the Players’ entrance;

K.13.3.        a parking area is provided for directors and Officials of the Visiting Club and Match Officials close to their respective points of entry to the stadium;

K.13.4.        the Players’ entrance as well as the parking area and the points of entry referred to are adequately policed or stewarded.

K.14.                  Each Home Club shall further procure that Players and Match Officials are provided with a safe and secure means of access to and egress from the pitch prior to the kick-off of a League Match, at the beginning and end of the half-time interval and upon the conclusion of the match.

The Pitch

K.15.                  Unless otherwise permitted by the Board, in League Matches the length of the pitch shall be 105 metres and its breadth 68 metres.

K.16.                  The Board shall only give permission to a Club for the dimensions of its pitch to be other than as set out in Rule K.15 if it is impossible for it to comply with Rule K.15 due to the nature of the construction of its ground.

K.17.                  For UEFA Club Competitions the pitch must measure 105 metres in length by 68 metres in breadth exactly. If for technical reasons of a construction related nature it is impossible to achieve the required dimensions a UEFA Club Licence may nevertheless be granted provided that the pitch is minimum 100 metres to maximum 105 metres in length by minimum 64 metres to maximum 68 metres in breadth.

K.18.                  A Club shall register the dimensions of its pitch before the commencement of each Season by giving written notice thereof in Form 8 to the Secretary.

K.19.                  The Board may at any time require a Club to obtain and submit to the Secretary a report by an independent expert certifying its pitch dimensions.

K.20.                  No Club shall alter the dimensions of its pitch during the Season without the prior written consent of the Board.

K.21.                  Each Club shall take all reasonable steps to maintain its pitch in good condition throughout the Season and the Board may require a Club to take such steps as the Board shall specify if it is not satisfied that the pitch is being maintained to an adequate standard.

K.22.                  To take effect from the start of Season 2014/15:

Each Club shall provide and maintain at its registered ground an undersoil heating system which shall be operated to the extent necessary to procure, so far as is reasonably possible, that the pitch is playable on the occasion of each home League Match.

Pitch Protection

K.23.                  In order to protect the pitch, unless otherwise mutually agreed between both participating Clubs, the following procedures shall be adopted by Players and Officials in the periods immediately before and after a League Match and at half time:

K.23.1.        the pitch shall only be used for warming up or warming down by Players named on Form 9;

K.23.2.        pre-match warming up by either team shall not commence until 45 minutes before the kick-off time at the earliest, shall not last for more than 30 minutes, and shall end no later than 10 minutes before the kick-off time;

K.23.3.        if portable goals are provided they shall be used for all goalkeeping drills other than crossing practice;

K.23.4.        the goalmouth area shall be used by goalkeepers only if portable goals are not provided or for crossing practice and then only for not more than 20 minutes;

K.23.5.        for the purposes of warming up and warming down each team shall use only part of the pitch between the edge of a penalty area and the half way line or as otherwise directed by the groundsman;

K.23.6.        all speed and stamina work shall be undertaken off the pitch parallel to the touchline opposite the side to be patrolled by the assistant referee or, in the absence of sufficient space, in that part of the pitch described in Rule K.23.5 above or as otherwise directed by the groundsman;

K.23.7.        Players using the pitch at half time shall give due consideration to any other activity or entertainment taking place on the pitch at the same time;

K.23.8.        the Home Club may water the pitch at half time provided that it gives reasonable notice to the referee and the other Club that it intends to do so and that any such watering is carried out evenly over the entire length and width of the pitch; and

K.23.9.        any warming down after the conclusion of the League Match shall last for no longer than 15 minutes and for that purpose neither penalty area shall be used.

Artificial Surfaces

K.24.                  No League Match shall be played on an Artificial Surface.

Goal Line Technology

K.25.                  Each Club’s Stadium must have installed such Goal Line Technology as the Board shall specify from time to time.

K.26.                  Each Club shall:

K.26.1.        ensure that the Goal Line Technology installed at its Stadium properly maintained in accordance with all applicable requirements insofar as such maintenance is the responsibility of the Club and not the responsibility of any Person appointed by the League pursuant to Rule K.26.2;

K.26.2.        give all necessary cooperation to such Person or Persons appointed by the League to supply, install, maintain and operate such Goal Line Technology and to any person properly authorised by the League or FIFA to test or certify the Club’s Goal Line Technology; and

K.26.3.        use Goal Line Technology only as specified by the Board from time to time.

K.27.                  For the avoidance of doubt, ownership of the Goal Line Technology installed and operated at each Club, and of all rights arising therefrom or in connection therewith, shall not belong to the Club.

Trainer’s Bench Facilities

K.28.                  Each Club shall provide separate trainer’s benches adjacent to the pitch for the sole use of team officials, medical staff and substitute Players of each of the Home Club and the Visiting Club. Such trainer’s benches shall be clearly marked ‘Home’ and ‘Away’, shall have direct access onto the pitch, shall be located equidistant from the halfway line, shall be under cover and shall each be capable of seating not less than 14 persons.

Technical Areas

K.29.                  The technical areas shall include the trainer’s benches required by Rule K.28 and shall extend 1 metre either side of each and to within 1 metre of the touchline.

K.30.                  The boundaries of each of the technical areas shall be clearly marked.

K.31.                  No person shall use or have access to a television monitor or like device in or around the technical areas during League Matches.

Sanitary Facilities

K.32.                  Each Club shall provide sufficient bright, clean and hygienic toilet and washing facilities for male and female spectators in accordance with any local authority requirements and having regard to guidance issued by the Football Licensing Authority. The Board may caution any Club which fails to comply with this Rule or exercise its summary jurisdiction and impose a fine.

Facilities for the Disabled

K.33.                  Each Club shall provide sufficient and adequate facilities for disabled supporters.

CCTV

K.34.                  A Home Club may arrange for any League Match in which its team participates to be relayed by closed circuit television to other locations within its ground.

K.35.                  Except at any time when any live Transmission of any League Match pursuant to a UK Broadcasting Contract is in progress, a Visiting Club may arrange by agreement with the Home Club for the closed circuit television signal of a League Match in which it participates to be relayed to its ground only. The written consent of the Board shall be required to relay the said signal to any other location. In all such circumstances, the Visiting Club shall ensure that any such relay of any such signal shall be encrypted in such manner as the Board may from time to time direct.

Giant Screens

K.36.                  Except with the prior written consent of the Board, giant screens or the like at a Club’s ground shall not be used to relay to spectators closed circuit pictures of the League Match at which they are present.

K.37.                  Any consent given under the provisions of the above Rule shall be subject to the following conditions:

K.37.1.        the screen shall be located so that it does not interfere with the League Match at which it is used or distract the Players and Match Officials;

K.37.2.        it shall be operated by a responsible person who is fully aware of the conditions governing its use;

K.37.3.        the screen may be used to show:

K.37.3.1.        live action;

K.37.3.2.        when the ball is not in play, action replays of positive incidents;

K.37.4.        the screen shall not be used to show:

K.37.4.1.        action replays of negative or controversial incidents;

K.37.4.2.        any incident which may bring into question the judgment of a Match Official;

K.37.4.3.        the area of the trainer’s bench;

K.37.4.4.        until substitute boards have been displayed, pictures of any substitute Player warming up or preparing to enter the field of play;

K.37.4.5.        any pictures which may tend to criticise, disparage, belittle or discredit the League, any Club or any Official, Player or Match Official or to bring the game into disrepute.

Media Facilities — General

K.38.                  Each Club shall provide to the League such information and access to its Stadium as the League may reasonably require in order to assess whether the Club complies, or will in due course comply, with the requirements of Rules K.43 to K.113.

Guidance

Assessment of compliance will be undertaken via self-assessment, inspections by the League or its appointees, and, if there is disagreement as to whether a Club complies with a particular requirement, by an independent audit.

K.39.                  Where a Club proves to the League that compliance with one or more of the requirements of Rules K.43 to K.113 is not reasonably practicable, despite its best endeavours, due to the nature of the construction and configuration of its Stadium, the League shall suspend action for breach of such Rules for such period of time and subject to such further order as the League considers appropriate.

Guidance

If the existing nature of a Club’s Stadium is such that it necessitates a longer lead time to put in place a facility required by these Rules, then it may apply to the Board for temporary dispensation from the relevant Rule. In extreme cases, it is recognised that it may be physically impossible to comply with a particular requirement. In such a case, the Board may waive compliance without the Club attracting sanction pursuant to Rule K.41 subject to whatever further action the Board considers appropriate to comply as much as reasonably practicable with the intent of the Rules.

Any application for dispensation from any of the requirements in Rules K.43 to K.113 will be judged on its own facts.

K.40.                  The details of how each Club will, subject to Rule K.41, comply with Rules K.43 to K.113 shall be recorded in its Technical Specification.

K.41.                  If a Club fails to comply with any of Rules K.43 to K.113, the Board may:

K.41.1.        withhold from that Club part or all of its share of Overseas Broadcasting Money to which it would otherwise be entitled pursuant to Rule D.20 until such time as it has provided those facilities; and/or

K.41.2.        require the Club to undertake such works as the Board considers necessary by such date as the Board may specify; and

K.41.3.        in the event of any continuing breach or failure to implement works as required by the Board pursuant to Rule K.41.2 deal with the matter under the provisions of Section W of these Rules.

K.42.                  The League will inform each Club no later than 14 days before the date of each League Match to be played at its Stadium of the Match Manager appointed to act at that League Match and whether, and if so to what extent, the Club is required to comply with the following Rules:

K.42.1.        Rules K.54 and K.55 (Overseas TV Commentary Positions);

K.42.2.        Rule K.63 (Television Studios);

K.42.3.        Rule K.64 (seats for Overseas Broadcasters); and

K.42.4.        Rule K.75 (car park spaces for the use of Broadcasters).

K.43.                  Access to the facilities, areas and rooms described in this Section of the Rules shall, on the date of each League Match, be restricted to such personnel as are accredited by the League or Home Club and each Home Club shall ensure that such facilities, areas and rooms are stewarded in such a manner as to enforce this restriction.

K.44.                  Each Club shall ensure that for each League Match played at its Stadium, the Stadium is supplied with internet connectivity with a total bandwidth capacity of 40 megabits per second, burstable to 100 megabits per second.

K.45.                  Each Club shall ensure that, within the total internet connectivity referred to in Rule K.44:

K.45.1.        3 private and uncontended internet connections, with a total bandwidth capacity of 15 megabits per second to be divided between the 3 connections as the League shall specify, are available for the use of the League’s data providers and player tracking service providers; and

K.45.2.        internet connections are provided to the locations and in the manner specified in Rule K.46.

K.46.                  Each Home Club shall provide connections to the internet, and permit the installation and maintenance by the League or Radio Broadcasters (in either case at their expense) of ISDN lines, at the following locations of its Stadium:

	Wired Internet Connectivity	Wireless Internet Connectivity*	ISDN

Each UK TV Commentary Position (Rules K.52 to K.53)	Yes	Yes	Yes

Each Overseas TV Commentary Position (Rules K.54 to K.55)	Yes	Yes	Yes

Each Press Seat (Rules K.84 to K.85)	Yes	Yes	Not required

Media Working Area (Rules K.81 to K.82)	Yes	Yes	Not required

Media Conference Room (Rule K.83)	Yes	Yes	Not required

Photographers’ Working Area (Rule K.86.4)	Yes: 16 connection points	Yes	Yes: 8 lines

Radio Commentary Positions (Rule K.56)	Yes	Yes	Yes

Tunnel Interview Position (Pre-Match and Post-Match) (Rules K.58 to K.59).	Not required	Yes	Not required

Television Studios (Rule K.63)	Yes	Yes	Not required

Outside Broadcast Compound (Rules K.76 to K.78)	Yes	Yes	Not required

Pitchside Presentation Positions (Rule K.57)	Not required	Yes	Not required

*Wireless internet connectivity must be on a closed and secure network.

K.47.                  Each Club shall give the Match Manager all such assistance, and access to such facilities, areas and rooms, as may be reasonably required.

K.48.                  Each Home Club shall:

K.48.1.                  provide for the use of the League in relation to this Section K a rack within its IT room (or equivalent) at the Stadium; and

K.48.2.                  ensure that for at least 3 hours before kick-off and 2 hours after final whistle, an appropriately competent Official is available to ensure as far as reasonably practicable uninterrupted use of the services set out at Rules K.44 to K.46.

Television Gantry

K.49.                  Subject to Rule K.51, each Club shall ensure that its Stadium has a television gantry which:

K.49.1.                  is situated so that cameras can be positioned on the half-way line;

K.49.2.                  is at least 19 metres wide;

K.49.3.                  is able to accommodate at least 3 UK TV Commentary Positions and 5 cameras, allowing at least 2 metres by 2 metres per camera;

K.49.4.                  permits the cameras to have a full and clear view of the whole pitch; and

K.49.5.                  permits each camera position and UK Commentary Position to be easily accessible by technical personnel during the match without disturbing the cameramen or commentators.

K.50.                  Each UK TV Commentary Position and each camera position on the Television Gantry shall be Hardwired.

K.51.                  A Club may fulfil the requirements set out in Rule K.49 across two gantries in close proximity to each other provided that:

K.51.1.                  one is at least 12 metres wide and able to accommodate at least 2 UK Commentary Positions and 3 cameras (allowing at least 2 metres by 2 metres per camera), and Rule K.49.1 shall apply to this gantry; and

K.51.2.                  the other is at least 7 metres wide and able to accommodate at least 1 UK Commentary Position and 2 cameras (allowing at least 2 metres by 2 metres per camera).

UK TV Commentary Positions

K.52.                  Subject to Rule K.42, each Club shall provide at each League Match played at its Stadium at least 3 UK TV Commentary Positions on the Television Gantry, for use by UK Broadcasters’ commentators.

K.53.                  Each UK TV Commentary Position shall:

K.53.1.                  consist of 3 seats;

K.53.2.                  be no less than 3 metres wide and 1 metre deep;

K.53.3.                  have internet connectivity as set out in Rule K.46 and mains power;

K.53.4.                  have a full and clear view of the pitch; and

K.53.5.                  have a desk large enough to hold a monitor, 2 laptops and such commentary equipment as UK Broadcasters may reasonably require.

Guidance

A Club will not be penalised for a failure to provide a full and clear view under these Rules if the permanent infrastructure of its Stadium is such that this is not possible (for example due to the presence of stanchions supporting the roof of a stand). However, there must be no temporary or movable installations restricting the view.

Overseas TV Commentary Positions

K.54.                  Subject to Rule K.42, each Club shall provide at each League Match played at its Stadium:

K.54.1.                  at least 15 Overseas TV Commentary Positions (which need not be on the Television Gantry, provided that they are situated on the same side of the pitch as the Television Gantry and are sufficiently Hardwired for the receipt of the Broadcaster’s feeds to monitors), of which 5 must have capacity for video and audio to be transmitted via a mini-camera to the Outside Broadcast Compound; and

K.54.2.                  at least 1 additional seat per 3 Overseas TV Commentary Positions for the use of Overseas Broadcasters’ technical staff.

Guidance

The mini-cameras referred to in Rule K.54.1 will be used to film commentators and not match footage.

K.55.                  Each Overseas TV Commentary Position shall:

K.55.1.                  be situated as close to the half-way line as reasonably practicable;

K.55.2.                  consist of 2 seats for the use of commentators;

K.55.3.                  be at least 2 metres wide and 1 metre deep;

K.55.4.                  be Hardwired;

K.55.5.                  have internet connectivity as set out in Rule K.46 and mains power;

K.55.6.                  have an full and clear view of the pitch;

K.55.7.                  have a desk large enough to hold a monitor, two laptops and such commentary equipment as Overseas Broadcasters may reasonably require; and

K.55.8.                  have a clear view of a television monitor.

Guidance

Where the Rules specify that different Persons are entitled to be placed as near to the half-way line as reasonably practicable, the Match Manager shall allocate actual positions.

Radio Commentary Positions

K.56.                  Each Club shall provide at each League Match played at its Stadium at least 15 Radio Commentary Positions for use by Radio Broadcasters and (subject to the priority over such seats of the Radio Broadcasters) by any radio broadcasters with whom the Home Club or the Visiting Club has entered into a Club Radio Contract, and each such Position shall:

K.56.1.                  be situated as close to the half-way line as reasonably practicable and in any event no further than 25m from it;

K.56.2.                  have a clear view of a television monitor;

K.56.3.                  be separated by a soundproof screen from any adjoining press seats provided under Rule K.84 or any TV or Radio Commentary Positions; and

K.56.4.                  have mains power and a desk large enough to hold such commentary equipment as Radio Broadcasters may reasonably require.

TV Broadcasters’ Pitchside Presentation Positions

K.57.                  Each Club shall provide at each League Match played at its Stadium at least 7 pitchside presentation positions (2 for UK Broadcasters and 5 for Overseas Broadcasters), each of of which shall be:

K.57.1.                  Hardwired;

K.57.2.                  as close to the touchline as reasonably practicable;

K.57.3.                  at least 3 metres wide; and

K.57.4.                  available from at least 4 hours before kick-off until 5 minutes before kick-off, during half-time until at least 5 minutes before the re-start, and for at least 45 minutes after the final whistle.

Tunnel Interview Positions

K.58.                  Each Club shall provide at each League Match played at its Stadium at least 5 Hardwired tunnel interview positions, 2 of which shall be for the use of UK Broadcasters, and 3 of which shall be for the use of Overseas Broadcasters.

K.59.                  The tunnel interview positions shall be located:

K.59.1.                  in the same stand as, and in close proximity to, the tunnel and the Players’ dressing rooms;

K.59.2.                  so that television interviews within them can be conducted against the Interview Backdrops; and

K.59.3.                  so that each may be used without interfering with the use of the others.

Camera Positions: Match Coverage

K.60.                  Each Club shall provide at each League Match played at its Stadium positions for television cameras in accordance with the requirements of Appendix 3, and each such position shall be Hardwired.

Camera Positions: Team and Supporter Arrivals

K.61.                  Each Club shall provide at its Stadium at least 2 separate and static Hardwired camera positions for the arrivals of the teams before each League Match.

K.62.                  Each Club shall permit TV Broadcasters’ coverage of supporters outside its Stadium before each League Match.

Television Studios

K.63.                  Subject to Rule K.42, each Club shall provide at each League Match played at its Stadium at least 2 studios for the use of Broadcasters and each such studio shall:

K.63.1.                  measure at least 5 metres by 5 metres;

K.63.2.                  be at least 3 metres high;

K.63.3.                  have a window which is at least 3 metres wide by 1.5 metres high and which gives a full and clear view of the pitch;

K.63.4.                  be Hardwired sufficiently for the operation of 4 cameras, ancillary audio equipment, and to receive audio-visual feeds from the Outside Broadcast Compound to monitors within the studio; and

K.63.5.                  have provision for cable access in the event of the failure of the Hardwiring.

Guidance

With regard to the studio window, ideally the bottom of the window should be 50cm from the floor and the top of the window should be 2 metres from the floor.

Overseas Broadcasters: Observer Seats

K.64.                  Subject to Rule K.42, each Club shall make available at each League Match played at its Stadium at least 25 seats for the use of accredited representatives of Overseas Broadcasters, to be situated in close proximity, and with easy access, to the tunnel area and Mixed Zone.

Guidance

These seats will be for the use of working personnel of Overseas Broadcasters. The tickets for these seats will be distributed by the League who will also monitor their use.

Reporter Positions

K.65.                  Each Club shall provide at least 8 seats (the positions of which shall be Hardwired) at each League Match played at its Stadium for the use of accredited representatives of UK Broadcasters, Overseas Broadcasters and the League.

K.66.                  Such seats shall be situated as near to the trainers’ benches as practicable.

Guidance

It is envisaged that Broadcasters may use some of these seats for technical equipment.

With regard to Rule K.65, “the League” in this context means Premier League Productions, the League’s appointed production partner which undertakes the broadcast of all League Matches on behalf of the League.

Mixed Zone

K.67.                  Each Club shall provide at each League Match played at its Stadium a Mixed Zone in which media interviews with Players and Managers may be conducted.

K.68.                  The Mixed Zone shall:

K.68.1.                  be located between the Players’ dressing rooms and the Players’ point of exit from the Stadium;

K.68.2.                  be accessible to Players, Managers, coaching staff and accredited representatives of Broadcasters;

K.68.3.                  be large enough to accommodate at least 20 representatives of Broadcasters;

K.68.4.                  have sufficient infrastructure (whether by Hardwiring or cable) to enable the Transmission of interviews; and

K.68.5.                  have lighting of a sufficient level to provide suitable conditions for the Transmission of interviews.

K.69.                  Each Home Club

K.69.1.                  shall permit into the Mixed Zone:

K.69.1.1.        accredited representatives of Broadcasters who wish to conduct interviews in the Mixed Zone (up to a maximum of 20), who shall have priority entry into the Mixed Zone over those listed in Rules K.69.1.2 and K.69.1.3;

K.69.1.2.        accredited representatives of radio broadcasters with whom it or the Visiting Club has entered into a Club Radio Contract;

K.69.1.3.        such authorised representatives of it or the Visiting Club as either may reasonably require in order to provide commentary or reports on media services such as its website, social media accounts or television channel; and

K.69.2.                  may, at its discretion, permit into the Mixed Zone such other accredited representatives of the media as it considers appropriate.

Guidance

Further discussions will be undertaken with Clubs about the branding of the Mixed Zone. The League’s preference is that Interview Backdrops should be used in Mixed Zones. Accreditation of representatives of the media will be undertaken by the League or its appointee (currently Football DataCo Limited) on behalf of the League and Clubs.

Access to Tunnel Interview Positions

K.70.                  Each Club shall at each League Match played at its Stadium permit the following accredited representatives of TV Broadcasters access to the tunnel interview positions referred to in Rule K.58 to K.59 for such purposes and periods as the League may from time to time specify:

K.70.1.                  6 reporters;

K.70.2.                  5 floor managers;

K.70.3.                  5 sound engineers;

K.70.4.                  6 camera operators;

K.70.5.                  2 lighting engineers;

K.70.6.                  2 vision engineers;

K.70.7.                  2 riggers (who may be excluded during the period from 2 hours before kick-off until two and a half hours after the final whistle);

K.70.8.                  6 commentators (for the period up to 30 minutes before kick-off only).

The Match Manager will manage all such access to ensure that, as far as reasonably practicable, the persons referred to in this Rule only have access to the tunnel interview positions when needed.

Guidance

TV Broadcasters’ representatives are only permitted access to the tunnel interview positions for the filming of interviews, team arrivals, match reports, and to conduct unfilmed, informal discussions with coaching staff where the latter choose to speak to Broadcasters (and for the avoidance of doubt they are not obliged to engage in such informal discussions although they are encouraged to do so).

Hardwiring

K.71.                  Each Club shall:

K.71.1.                  ensure that all Hardwiring at its Stadium is properly maintained and in good working order at all times when its use is required; and

K.71.2.                  provide to the League a certificate in writing by 30 June confirming that the Hardwiring at its Stadium is in compliance with Rule K.71.1, such certificate to be provided by an independent Person experienced in the design and installation of permanent outside broadcast cable infrastructure.

K.72.                  Each Club shall permit the installation of temporary cabling by Broadcasters sufficient to ensure the continuous Transmission of League Matches played at its Stadium in the event of the failure of any Hardwiring required by these Rules (in addition to any other measures that the League may specify in order to ensure such continuous Transmission).

Power Supply

K.73.                  Each Home Club shall make available to Broadcasters, at their request, access to electricity supply on the day of each League Match sufficient to power the Broadcasters’ operations.

K.74.                  Each Home Club shall provide such facilities and access as is required by a Broadcaster to establish its own power supply for an Outside Broadcast Compound.

Car Park Spaces

K.75.                  Subject to Rule K.42, each Club shall make available to the League a minimum of 20 car park spaces as close to the main entrance of the Stadium as reasonably practicable for each League Match played at its Stadium for the use by TV Broadcasters.

Guidance

These car park spaces will be used by the on-screen presenters, commentators and match analysts of the Broadcasters. As these are individuals who are publicly known and recognisable, car park spaces as close to the main entrance of the Stadium as reasonably practicable are requested. Car park spaces that are not required by Broadcasters will be released back to the League no later than fourteen days before the date of the League Match pursuant to Rule K.42.

Outside Broadcast Compound

K.76.                  At each League Match, the Home Club shall provide a secure, level area (with a hard surface suitable for the parking of TV Broadcasters’ vehicles) outside and adjacent to the Stadium of at least 1500m2 for the exclusive use of TV Broadcasters’ vehicles.

K.77.                  The Outside Broadcast Compound shall have sufficient:

K.77.1.                  drainage; and

K.77.2.                  reasonable access to toilets and waste disposal facilities.

K.78.                  The Outside Broadcast Compound shall have an unobstructed view of the southern horizon such as to allow satellite uplinking or if the Outside Broadcast Compound does not have such unobstructed view, the Club must provide an additional area as close as reasonably practicable to the Outside Broadcast Compound to enable satellite uplinking.

Guidance

With regard to Rule K.78, if an additional area is needed because satellite uplinking is not reasonably practicable from the Outside Broadcast Compound, then the additional area must be sufficiently large (approximately 120 square m2) to accommodate 6 satellite news gathering trucks.

Official Club Team Sheets

K.79.                  Each Home Club shall provide to the Match Manager the team sheets of both the Home Club and the Visiting Club as soon as reasonably practicable after they have been handed to the referee pursuant to Rule L.21.

Guidance

Rule L.23 provides that at least 1 hour before the kick-off, a senior coach and the captain of each participating Club must attend a briefing with the referee and hand to him and their opponents a team sheet. Consequent upon the introduction of this Rule, an amendment to Rule L.23 dealing with the requirement for the two Clubs to give the team sheets to the media will be brought forward in due course.

The Match Manager will give copies of the team sheets to Broadcasters and to the League’s data providers.Clubs will remain responsible for distributing it to others (e.g. representatives of the written media).

K.80.                  A Club playing in a League Match shall not publish the teams before the Home Club has provided the team sheets to the Match Manager pursuant to Rule K.79.

Media Working Area

K.81.                  Each Club shall provide at each League Match played at its Stadium a working area for the use of accredited representatives of the media and Broadcasters, such area to be located in the same stand as the Player’s dressing rooms and comprising a room of minimum 50m2 and supplied with 25 individual or linked work stations, each of which shall have its own desk, chair, electricity supply, telephone point and internet connectivity as set out in Rule K.46.

K.82.                  Refreshment facilities of a standard to be determined by the Home Club shall be made available to accredited representatives of the media and Broadcasters for a reasonable period before and after the League Match and during the half-time interval.

Media Conference Room

K.83.                  Each Club shall provide at each League Match at its Stadium a media conference room with the following minimum facilities:

K.83.1.                  seating for 70 persons;

K.83.2.                  lighting of a sufficient level for the filming and live Transmission of the conference;

K.83.3.                  a podium at the front of the room and in clear view of the cameras, with table and chairs to seat 3 people;

K.83.4.                  a Hardwired camera platform at the rear of the room of sufficient size to accommodate at least 2 cameras and with an unobstructed view of the podium.

Guidance

The Post-Match Media Conference (see Rules K.95 to K.98) will take place in this room.

This can be the same room as the media working area described in Rule K.81.

With regard to Rule K.83.4, ideally the camera platform should be able to accommodate up to 10 cameras.

Press Seats

K.84.                  Each Club shall provide at each League Match played at its Stadium a minimum of 50 seats for the use of accredited representatives of the media and the League’s data providers, such seats to be located near the media working room and so that they give a good view of the pitch.

Guidance

Accreditation of representatives of the media will be undertaken by the League or its appointee (currently Football DataCo Limited) on behalf of the League and Clubs.

K.85.                  Each such seat shall have a desktop, electricity supply, a clear view of a television monitor, telephone point, and internet connectivity as set out in Rule K.46.

Facilities for Photographers

K.86.                  Each Home Club shall provide at each League Match played at its Stadium facilities for photographers to the following minimum standards:

K.86.1.                  pitch side access for 20 accredited photographers and messengers and appropriate pitch side wiring and wireless internet connectivity;

K.86.2.                  bibs bearing the word ‘Photographer” on the rear, numbered consecutively, the numbers appearing on both the front and rear of the bib;

K.86.3.                  bibs of a different colour bearing the word ‘Messenger” on the rear and similarly numbered;

K.86.4.                  a working area or wire room of 20 square metres internet connectivity as set out in Rule K.46, 16 power points, a television monitor, shelves to support lap top computers and refreshment facilities.

Guidance

Accreditation of photographers will be undertaken by the League or its appointee (currently Football DataCo Limited) on behalf of the League and Clubs.

Broadcaster Preview Access

K.87.                  Each Club shall ensure that, during the 6 days preceding the day of each League Match, there is a continuous period of 2 hours (“the Broadcaster Preview Period”) during which TV Broadcasters may conduct interviews with Players and the Manager as set out in Rules K.88 to K.90.

K.88.                  In respect of a League Match to be broadcast live by a UK Broadcaster, both participating Clubs shall ensure the attendance of 1 Player (at least) and the Manager for the Broadcaster Preview Period for interview by the UK Broadcaster which has the right to broadcast the live Transmission of the League Match.

K.89.                  In respect of any League Match both participating Clubs shall ensure the attendance of 1 Player (at least) or the Manager during the Broadcaster Preview Period for interview by any Overseas Broadcaster and the League.

K.90.                  Over the course of each Season, each Club shall ensure that each Player named in the Club’s Squad List and its Manager:

K.90.1.                  gives at least 3 interviews during Broadcaster Preview Periods per Season to UK Broadcasters which have the right to broadcast the live Transmission of League Matches; and

K.90.2.                  gives at least 1 such interview to each UK Broadcaster which has the right to broadcast the live Transmission of League Matches; and

K.90.3.                  is available for a minimum of 30 minutes during at least one Broadcaster Preview Period for the purposes of being interviewed by Overseas Broadcasters.

Guidance

The TV Broadcaster preview interviews can take place either at the Stadium or at the training ground (provided that it has suitable facilities for such interviews). Clubs will determine the exact date and time of each Broadcaster Preview Period and notify the League and UK Broadcasters of the date and time selected and who is to attend. The exact day on which such interviews should take place has not been specified as Clubs may have other match commitments during the week, some of them abroad. All arrangements and monitoring of these Rules will be undertaken by the League. Further, the League recognises that there may be weeks in which Clubs play 2 (or indeed in exceptional cases more than 2) League Matches e.g. over the Christmas period. The League will monitor Broadcaster access during such times to ensure that unreasonable demands are not being placed on Clubs.

Pre-Match Media Conference

K.91.                  In addition to the requirements of Rules K.87 to K.90, each Club shall ensure that its Manager attends a media conference with Broadcasters and, at its discretion, such other accredited representatives of the media as the Club considers appropriate, to be scheduled as follows:

Day of League Match	Day of Pre-Match Media Conference
Saturday, Sunday or Monday	Thursday or Friday (save for exceptional circumstances, to be managed and monitored by the League, e.g. in the case of late return from a fixture in the UEFA Europa League).
Tuesday	Monday
Wednesday	Monday or Tuesday

Matchday Pre-Match Interviews

K.92.                  Each Club shall ensure that at, or as near as reasonably practicable to, the time of arrival at the Stadium on the day of each League Match, the following are made available for an interview with 1 TV Broadcaster:

K.92.1.                  Player who is likely to be in the starting line-up of the League Match (who will be asked no more than 3 questions, all of which shall be related to that League Match); and

K.92.2.                  its Manager.

Post-Match Interviews, Mixed Zone and Post-Match Media Conference

K.93.                  Each Club shall ensure that the following are available for interviews immediately after the conclusion of each League Match:

K.93.1.                  for UK Broadcasters who have the right to the Transmission of the League Match: at least 2 Players who played a significant role in the League Match and the Manager;

K.93.2.                  for the League and 3 Overseas Broadcasters: 1 Player who played a significant role in the League Match or the Manager; and

K.93.3.                  for Radio Broadcasters who have the right to the Radio Transmission of that League Match: at least 1 Player who has played a significant role in the League Match and the Manager.

Guidance

UK Broadcasters who have rights to post-match interviews are those with rights to broadcast live matches, highlights and near-live matches.

Rule K.93.2 requires Clubs to ensure that either a Player or the Manager is available after the match for interviews with the League and 3 Overseas Broadcasters. If there are more Overseas Broadcasters broadcasting the match, Clubs are requested to facilitate such interviews with as many as reasonably practicable

“Radio Broadcasters” means for the purposes of this Rule UK radio broadcasters only.

With regard to Rule K.93.2, the League in this context means Premier League Productions, the League’s appointed production partner which undertakes the broadcast of all League Matches on behalf of the League. The League then distributes content to Overseas Broadcasters.

The Match Manager will determine and manage the order in which interviews pursuant to Rule K.93 will take place and communicate this in the week leading up to the League Match.

Interviews with TV Broadcasters which take place pursuant to Rules K.92 and K.93 must take place in front of the Interview Backdrops to be provided by the League.

K.94.                  Each Club shall ensure that each of its Players listed on its team sheet for a League Match shall walk through the Mixed Zone when exiting the Stadium (save that the Club need not compel a Player to do so in exceptional circumstances).

Guidance

Clubs may withdraw a Player from walking through the Mixed Zone in exceptional circumstances, e.g. where the Player has suffered injury and needs medical treatment or is subject to doping control.

K.95.                  Each Home Club shall facilitate a media conference (“the Post-Match Media Conference”).

K.96.                  The Post-Match Media Conference shall take place after the conclusion of each League Match in the media conference room referred to in Rule K.83.

K.97.                  Each Home Club shall ensure that Broadcasters who wish to do so have access to the Post-Match Media Conference and may at its discretion give such access to accredited representatives of other media.

K.98.                  Each Club shall ensure that its Manager attends the Post-Match Media Conference.

Promotional Photographs and Footage

K.99.                  Each Club shall make sure that each of its Players is available to be photographed by the League or its appointee and filmed wearing each of the Strips registered by the Club pursuant to Rule M.17:

K.99.1.        no later than 48 hours before the start of each Season; and

K.99.2.        when reasonably requested to do so by the League.

Guidance

The purpose of this requirement is primarily to provide footage of players to be used in dynamic line-ups by TV Broadcasters. In addition, photographs of players will be used by the League’s trading cards partner. The League will hold the copyright in these photographs and licence it to Clubs.

As squads change over the Season, the League will ask Clubs to give access to new Players pursuant to Rule K.99.2. While the League will work with Clubs to schedule these further sessions, they will need to be undertaken before any new Player plays in a League Match.

League Pre-Season Media Event

K.100.           Each Club shall, when requested to do so by the League, ensure that a first team Player or its Manager is available to attend the League’s designated pre-season media event.

K.101.           Such attendance shall mean the Player or Manager being available for a continuous 2 hour period at a location of the League’s choice and include their being interviewed by Broadcasters.

Guidance

The League will only organise 1 pre-season media event each year. It may be broadcast live. Representatives of the media, as well as Broadcasters, will be invited to attend.

The League envisages that it will ask the previous season’s League Champions, plus a Club from those who finished in the top 10 the previous season and one from those who finished in positions 11 to 17 in the previous season, together with a newly promoted Club, to make available Players and the Manager pursuant to Rule K.100. The Clubs who are asked will also be rotated from season to season (save, where applicable, in the case of the League Champions). The League will make travel arrangements and meet travel expenses.

The League’s pre-season media event may focus on specific themes or issues (e.g. young players or home-grown players), in which case the Clubs who are requested to make Players available pursuant to Rule K.100 will be asked to provide Players whose background or experience is relevant to the particular theme or issue.

K.102.           Each Club shall ensure that, when reasonably requested to do so by the League, Players and Managers will take part in recordings for the promotional purposes of Broadcasters and the League, such recordings to be made by the Broadcaster in question.

Guidance

The League will manage the requests for access made by Broadcasters under Rule K.102 to ensure that the demands made of Clubs or of individual Players and Managers are not too onerous.

Floodlights

K.103.           During Season 2013/14, a Club’s Stadium must have floodlights giving an average lux value of at least 800 lux with a minimum lux value of 500 at any location on the pitch.

K.104.           Rules K.105 to K.112 apply with effect from the start of Season 2014/15.

K.105.           A Club’s Stadium must have floodlights giving a maintained vertical illuminance of:

K.105.1.           an average of 1650 lux and a minimum of 1000 lux when measured towards the principal camera on the Television Gantry; and

K.105.2.           an average of 1000 lux and a minimum of 650 lux at any one location on the pitch when measured towards the pitch level cameras on the 4 sides of the Stadium.

K.106.           The floodlighting must provide uniformity of maintained vertical illuminance at all locations on the pitch such that the minimum illuminance is no less than half of the maximum illuminance and no less than 60% of the average illuminance.

Guidance

The requirements of Rule K.106 are often expressed by technical experts as “U1 values” and “U2 values” in the following manner:

“Uniformity (U1 [min/max]) > 0.50

Uniformity (U2 [min/ave]) > 0.60”

The League will manage the requests for access made by Broadcasters under Rule K.102 to ensure that the demands made of Clubs or of individual Players and Managers are not too onerous.

K.107.           Calculation, measurement and reporting of the lux values shall be undertaken on the pitch using 96 measurement points in a grid format at 5 metre x 5 metre intervals.

Guidance

To illustrate what is meant by this, Clubs are requested to measure and report lux values using a grid based on the following, where “x” marks each point on the pitch at which a measurement must be taken and recorded:

This is illustrative only e.g. the exact number of points at which values should be measured may depend on the size of the pitch, but the requirement for measurements to be taken at 5 metre by 5 metre intervals must be complied with. The certificate to be provided to the League pursuant to Rule K.113 must contain the outcome of the measurement of the lux values at each point in the pitch in this format.

K.108.           The 12 rows of seating nearest to the pitch shall be illuminated to between 10% and 30% of the level of the illuminance of the pitch.

K.109.           Floodlighting shall be installed and arranged so as not to cause undue glare to Players.

Guidance

This is especially important in the goalmouth area where it is recommended by the International Commission on Illumination that no floodlights are installed in the horizontal zone of 5º of either side of the goal line.

K.110.           Each Club’s floodlighting shall have:

K.110.1.           colour rendering index Ra of greater than 80;

K.110.2.           a colour temperature of between 5400kelvin and 5800kelvin; and

K.110.3.           flicker between 2% and 4%.

K.111.           Each Club must have installed at or adjacent to its Stadium an alternative power source for the floodlights such that the floodlighting shall continue with a minimum average illuminance of 800 lux towards the main camera in the event of the failure of the primary power source.

K.112.           Details of the emergency lighting source referred to in Rule K.111 must be set out in the annual floodlighting report referred to in Rule K.113.

K.113.           Each Club shall ensure that the floodlighting installation and supporting services at its Stadium are properly designed and maintained. Not less than 6 weeks before the commencement of the following Season, a certificate by a Chartered Electrical Engineer shall be provided by the Club to the League to certify that:

K.113.1.           the floodlights have been inspected by the Chartered Electrical Engineer and in his opinion comply with Rule K.103 (or Rule K.105 as appropriate); and that

K.113.2.           the floodlighting installation and its supporting services have been designed to an appropriate standard in compliance with these Rules and have been properly maintained.

CLUBS: OPERATIONS

SECTION L: FIXTURES

Arranging Fixtures

L.1.                           The Board shall:

L.1.1.                 determine the dates and kick-off times of all League Matches as soon as practicable prior to the commencement of each Season; and

L.1.2.                 have the power at any time thereafter to change the date and kick-off time of a League Match, and before exercising such power the Board will consult with and take into account any representations made by the Clubs participating in the League Match in question and any other Club or Clubs which may be affected thereby.

L.2.                           Each Club shall use its best endeavours to ensure that each League Match takes place on the date and at the time fixed for it.

L.3.                           No fixtures shall be arranged on or on any of the 6 days preceding the 4 dates agreed between the League and the Football Association prior to each Season upon which international matches will be played.

L.4.                           League Matches will be played on New Year’s Day unless it falls on a Thursday or Friday and F.A. Cup matches are scheduled to be played on the immediately following Saturday.

L.5.                           All intellectual property and other rights in the League’s fixture list shall belong to the League.

L.6.                           A Club engaged in any match played in a UEFA competition on a Thursday evening and a League Match on the following Saturday may rearrange the League Match to the following Sunday provided that:

L.6.1.                 it gives notice to that effect to the Secretary and to its League Match opposing Club within 72 hours of the date of the UEFA match being fixed (or, if the period of 72 hours expires on a day which is not a Working Day, by close of business on the first Working Day thereafter);

L.6.2.                 there is no police objection;

L.6.3.                 the rearrangement of the League Match does not result in the opposing Club having to play another League Match, F.A. Cup match or UEFA match within 2 days of the rearranged League Match being played; and

L.6.4.                 the kick-off time of the re-arranged League Match is the same as that of one of the League Matches (if any) which have been selected for live Transmission in the United Kingdom on that Sunday, or such other kick-off time as the Board may approve.

L.7.                           A Club may apply to the Board to rearrange any fixture so that it is played on a different date or at a different kick-off time.

Arranging Other Matches

L.8.                           A Club shall not arrange to play a friendly match during the Season:

L.8.1.                 until the dates of League Matches for that Season have been fixed and published in accordance with Rule L.1; or

L.8.2.                 so that it adversely affects a League Match.

Other Competitions

L.9.                           Except with the prior written approval of the Board, a Club shall not enter or play in any competition other than:

L.9.1.                 the UEFA Champions League;

L.9.2.                 the UEFA Europa League;

L.9.3.                 the F.A. Cup;

L.9.4.                 the F.A. Community Shield;

L.9.5.                 the Football League Cup;

L.9.6.                 competitions sanctioned by the County Association of which it is a member.

L.10.                    Each Club shall enter the F.A. Cup.

L.11.                    Qualification for UEFA Club Competitions shall be on sporting merit through domestic competitions controlled or sanctioned by the Football Association. Clubs qualifying for a UEFA Club Competition must apply for a UEFA Club Licence in accordance with the Licensing Manual.

Postponement of League Matches

L.12.                    A League Match shall not be postponed or abandoned except:

L.12.1.          when on the date fixed for it to be played either the Home Club or the Visiting Club is competing in a competition permitted by Rules L.9.1, L.9.2, and L.9.3; or

L.12.2.          with the approval of or on the instructions of the officiating referee; or

L.12.3.          by order of the police; or

L.12.4.          by order of any other authority exercising its statutory powers to that effect; or

L.12.5.          on the instructions of or with the prior written consent of the Board.

L.13.                    Where it is proposed to postpone a League Match pursuant to Rule L.12.4 on the grounds of safety, the appropriate Official of the Home Club shall:

L.13.1.          complete and make available on request to the Premier League all relevant risk assessment documentation; and

L.13.2.          time permitting, consult with the officiating referee, the police and the chairman of the Club’s Safety Advisory Group and ensure that the match delegate appointed to attend the League Match pursuant to Rule L.17 is fully briefed as to the reasons for the postponement.

L.14.                    Upon a League Match being postponed or abandoned in accordance with Rules L.12.1, L.12.2, L.12.3, or L.12.4 the Home Club shall forthwith inform the Secretary, and the Board will thereupon exercise its power under Rule L.1.2 and fix a date and kick-off time of the re-arranged League Match.

Guidance

Clubs are reminded of their obligation pursuant to Rule L.2 to use their best endeavours to ensure that all League Matches take place on the date and at the kick-off time fixed for them. Pursuant to this, Clubs are expected to do all they can to address any concerns raised by a statutory authority.

Failure to Play a League Match

L.15.                    Except in the case of a League Match which, without either of the participating Clubs being at fault, is postponed or abandoned under the provisions of Rule L.12, any Club which causes the postponement or abandonment of a League Match on the date fixed under Rule L.1 or to which it is rearranged under Rule L.1.2, L.6 or L.7 will be in breach of these Rules.

Replaying a League Match

L.16.                    The Board shall have power to order that a League Match be replayed provided that a recommendation to that effect has been made by a Commission in exercise of its powers under Rule W.53.

Match Delegate

L.17.                    The League will appoint a match delegate to attend each League Match and the Home Club shall ensure that he is allocated a prime seat and allowed access to all areas of the ground.

L.18.                    The match delegate will act as an official representative of the League at the League Match to which he is appointed and he will report thereon to the League.

Full Strength Teams

L.19.                    In every League Match each participating Club shall field a full strength team.

Minimum Age

L.20.                    A Player who for the purpose of Youth Development Rule 2 is placed in an age group below Under 16 shall not be named in a Club’s team sheet for or participate in a League Match.

Team Sheet

L.21.                    At least one hour before the time fixed for the kick-off of a League Match, a senior member of the coaching staff and the first team captain of each participating Club shall attend a briefing with the referee and hand to him and their opponents and, subject to Rule K.80, make available to the media a team sheet in Form 9 containing the following particulars:

L.21.1.          the shirt numbers and names of its Players (including substitute Players) who are to take part in that League Match;

L.21.2.          the colour of the Strip to be worn by its Players, including the goalkeeper;

L.21.3.          the names and job titles of up to 7 Officials who will occupy the trainer’s bench during that League Match.

L.22.                    Any Club acting in breach of Rule L.21 will pay a fixed penalty of £300 in respect of a first such breach, £600 in respect of a second such breach and £1,200 in respect of a third such breach. Any subsequent breach shall be dealt with under the provisions of Section W of these Rules (Disciplinary).

L.23.                    If any Player (or substitute Player) named in a team sheet is injured after the submission of the team sheet but before kick-off, upon the referee being satisfied that the injury is such that the Player in question cannot reasonably be expected to play, the name of another Player may be added to the team sheet as a Player or substitute Player.

L.24.                    No Player whose name does not appear on his Club’s team sheet shall take the field of play in that League Match.

Substitute Players

L.25.                    In any League Match a Club may include in its team sheet up to 7 substitute Players of who not more than 3 may take part in the League Match subject to the conditions set out in Law 3 of the Laws of the Game.

L.26.                    Not more than 3 substitute Players of each Club shall warm up at the same time on the perimeter of a pitch upon which a League Match is being played.

Kick-Off

L.27.                    Each Club participating in a League Match shall adhere to the kick-off time and the Home Club shall report any delay to the Secretary together with any explanation therefor.

L.28.                    Any Club which without good reason causes to be delayed either the kick-off of a League Match from the time fixed or the re-start after the half-time interval:

L.28.1.          shall on the first such occasion pay a fixed penalty of £5,000 if the delay does not exceed 15 minutes;

L.28.2.          shall on a second or subsequent occasion within 2 years of the first such occasion or if in any case the delay exceeds 15 minutes be dealt with under the provisions of Section W of these Rules (Disciplinary).

Processional Entry

L.29.                    Teams participating in a League Match will process together onto the field of play 5 minutes before kick-off, led by the referee and the assistant referees.

Use of Official Ball

L.30.                    In all League Matches the Home Club shall provide and the participating Clubs shall use only the official ball approved from time to time by the League.

Occupation of the Technical Area

L.31.                    The technical area shall be occupied during a League Match only by substitute Players and Officials whose names appear on the team sheet.

L.32.                    Any Player who is dismissed from the field of play shall proceed immediately to the dressing room and shall not occupy the technical area.

Duration of League Matches

L.33.                    Subject to the provisions of Law 7 of the Laws of the Game and Rule L.34, the duration of a League Match shall be 90 minutes.

L.34.                    The Board may order a League Match which for whatever reason lasts for less than 90 minutes to count as a completed fixture or to be replayed.

L.35.                    The half-time interval in League Matches shall be 15 minutes.

Notification of League Match Results

L.36.                    By 12 noon on the first Working Day after a League Match each participating Club shall submit Form 10 to the Secretary duly completed.

Gate Statements

L.37.                    Within 10 Working Days of a League Match the Home Club shall submit Form 11 to the Secretary duly completed.

Penalties

L.38.                    Any Club acting in breach of Rules L.29 or L.36 will pay a fixed penalty of £300 in respect of a first such breach, £600 in respect of a second such breach and £1,200 in respect of a third such breach. Any subsequent breach shall be dealt with under the provisions of Section W of these Rules (Disciplinary).

Compensation for Postponed Matches

L.39.                    Compensation shall be payable to a Home Club if a League Match in which it should participate is postponed, provided that:

L.39.1.          the postponement is caused by the Visiting Club on the date fixed for the League Match or on a date reasonably proximate thereto being engaged in an F.A. Cup match or a Football League Cup match; and

L.39.2.          on the date fixed for the League Match the Home Club is no longer engaged in the relevant competition.

L.40.                    In the case of a postponement caused by an F.A. Cup match compensation shall be paid out of the F.A. Cup pool and in the case of a Football League Cup match out of the Football League Cup pool or in either case as the Board shall determine.

L.41.                    In either case the amount of compensation shall be the sum (if any) by which the Home Club’s net revenue from the postponed League Match falls short of the Home Club’s average net revenue for League Matches played in that Season.

CLUBS: OPERATIONS

SECTION M: PLAYERS’ IDENTIFICATION AND STRIP

Player Identification

M.1.                       Before the commencement of each Season each Club shall allocate a different shirt number to each member of its first team squad.

M.2.                       A Club shall likewise allocate a shirt number to any Player joining its first team squad during the Season.

M.3.                       Save with the prior written consent of the Board shirt numbers shall commence with the number one and shall be allocated consecutively.

M.4.                       While he remains with the Club a Player will retain his shirt number throughout the Season for which it was allocated.

M.5.                       Upon a Player leaving a Club the shirt number allocated to him may be re-allocated.

M.6.                       Each Club shall forthwith provide to the Secretary on Form 12 full details in writing of shirt numbers allocated so that throughout each Season the Secretary is aware of the names of members of the first team squad of each Club and the shirt numbers allocated to them.

M.7.                       When playing in League Matches each Player shall wear a shirt on the back of which shall be prominently displayed his shirt number and above that his surname or such other name as may be approved in writing by the Board.

M.8.                       The Player’s shirt number shall also appear on the front of the left leg of his shorts.

M.9.                       The size, style, colour and design of shirt numbers, lettering and the logo of the League appearing on a Player’s shirt or shorts and the material from which such numbers, lettering and logo are made shall be determined by the Board from time to time.

M.10.                The colour and design of the shirt and stockings worn by the goalkeeper when playing in League Matches shall be such as to distinguish him from the other Players and from Match Officials.

M.11.                The captain of each team appearing in a League Match shall wear an armband provided by the League indicating his status as such.

M.12.                Any Club acting in breach of any of Rules M.1 to M.11 inclusive will be liable to pay to the League a fixed penalty of £300 for a first breach, £600 for a second breach and £1,200 for a third breach. Any subsequent breach may be dealt under the provisions of Section W of these Rules (Disciplinary).

Home and Alternative Strip

M.13.                Each Club shall have a home Strip and up to a maximum of two alternative Strips which shall be worn by its Players in League Matches in accordance with the provisions of these Rules.

M.14.                Each Club must have at least one alternative Strip which differs visibly from and contrasts with its Home Strip (including the goalkeeper’s Home Strip) to the extent that the two Strips could be worn by opposite teams in a match.

M.15.                The logo of the League shall appear on each sleeve of both home Strip and alternative Strip shirts.

M.16.                Neither the home Strip shirt nor the shirt of either of the alternative Strips shall be of a colour or design alike or similar to the outfits of Match Officials.

M.17.                Not later than 4 weeks before the commencement of each Season each Club shall register its Strips by submitting to the Secretary Form 13 together with samples of its home Strip, alternative Strip(s) and goalkeeper’s Strip complying with these Rules and a brief written description of each and the Secretary having entered the descriptions in a register will cause the same to be printed in the handbook of the League, on the Extranet and on the League’s website.

M.18.                Each Strip submitted for registration in accordance with Rule M.17 shall have on it:

M.18.1.                the shirt number and name of any Player in the Club’s first team squad, displayed as required by Rule M.7;

M.18.2.                any advertisement for which the approval of the Board is either sought or has already been given under the provisions of Rule M.28.1.

M.19.                If pursuant to Rule M.17 a Club seeks to register a Strip which does not comply with these Rules:

M.19.1.                the Board shall give to that Club notice in writing to that effect giving full details of the changes required to achieve compliance; and

M.19.2.                the Strip in question shall not be worn by that Club’s Players until a further sample has been submitted to and approved in writing by the Board.

M.20.                Subject to Rule M.21, Strips of the description thus registered shall be worn throughout the Season immediately following and no changes to it shall be made except with the prior written permission of the Board.

M.21.                On the occasion of a Club’s last home or away League Match in any Season a further Strip (i.e. not one registered by the Club in accordance with Rule M.17) may be worn provided that:

M.21.1.                at least 7 days’ prior written notice of intention to do so is given to the Secretary (such notice to be accompanied by a sample of the Strip intended to be worn) and the opposing Club (such notice to be accompanied by a CAD drawing of the Strip intended to be worn);

M.21.2.                the alternative Strip shall be subsequently registered as the Club’s home or alternative Strip for the following Season.

M.22.                Subject to Rules M.21 and M.23, when playing in League Matches the Players of each participating Club shall wear Strip which is of a sufficient contrast that Match Officials, spectators and television viewers will be able to distinguish clearly between the two teams. In selecting the choice of Strip the following order of precedence shall apply unless authorised by the Board:

M.22.1.                1st priority: the outfield players of the Home Club who shall wear their Home Strip;

M.22.2.                2nd priority: the outfield players of the Visiting Club;

M.22.3.                3rd priority: the Home Club goalkeeper;

M.22.4.                4th priority: the Away Club goalkeeper.

M.23.                The Match Officials shall wear colours that distinguish them from the Strip worn by the two Clubs. In the event of the Match Officials not having distinguishing colours then the Away Club goalkeeper must change and if this is not possible the Home Club goalkeeper must do so.

M.24.                At least 10 days prior to each League Match the Visiting Club shall notify the Home Club and the League on Form 14 of the Strip it intends its Players (including for the avoidance of doubt its goalkeeper) to wear.

M.25.                The League, in consultation with PGMOL acting on behalf of the referee, will determine any disputes arising between Clubs and no later than three working days prior to each League Match notify both Clubs and the Match Officials of the colours to be worn.

M.26.                In the event of a dispute arising on the day of a League Match in relation to the Strip to be worn then the referee’s decision shall be final.

M.27.                Subject to Rule M.21, no Club shall participate in a League Match wearing Strip other than its registered home Strip or alternative Strip or a combination of the same (in either case as instructed under Rule M.25 or Rule M.26) except with the prior written consent of the Board.

Strip Advertising

M.28.                Provided that:

M.28.1.                the content, design and area of the advertisement is approved by the Board; and

M.28.2.                it complies with the Football Association Rules for the time being in force; advertising on Strip shall be permitted.

CLUbS: OPErATIONS

SECTION N: MATCH OFFICIALS

Appointment of Match Officials

N.1.                         Prior to the commencement of each Season PGMOL will compile and publish a list of referees and assistant referees eligible to be appointment to officiate at forthcoming League Matches.

N.2.                         PGMOL shall be empowered to remove the name of any Match Official from its list at any time.

N.3.                         PGMOL will appoint the Match Officials to officiate at each League Match. PGMOL will give notice of such appointment to the participating Clubs and on Form 15 to the Match Officials so appointed who shall each forthwith acknowledge their appointment to PGMOL.

Rules Binding on Match Officials

N.4.                         Acknowledgement by a Match Official of an appointment made under Rule N.3 shall constitute an agreement with the League by such Match Official to be bound by and to comply with:

N.4.1.                          the Laws of the Game;

N.4.2.                          the Football Association Rules;

N.4.3.                          these Rules.

Payments to Match Officials

N.5.                         No Club or Official shall either directly or indirectly make or offer to make any payment to or confer or offer to confer any benefit upon any Match Official.

Pre-Match Procedures

N.6.                         Prior to the commencement of a League Match at which he has been appointment to officiate, the referee shall:

N.6.1.                         together with the other Match Officials, arrive at the ground not less than two hours before the advertised time of kick-off;

N.6.2.                         decide on the fitness of the pitch for the playing of the League Match and

N.6.2.1.               if the referee considers it to be unfit, instruct that the League Match be postponed or that the kick-off be delayed;

N.6.2.2.               if the referee considers it to be necessary, instruct that the pitch be re-marked;

N.6.3.                         receive the team sheets of the participating Clubs in accordance with Rule L.21;

N.6.4.                         permit the amendment of a team sheet if a Player is injured as provided in Rule L.23;

N.6.5.                         check and approve any football to be used in the League Match;

N.6.6.                         ensure that, if appropriate, the Home Club has made a coloured ball available;

N.6.7.                         wear one of the match uniforms provided by PGMOL ensuring that it does not clash with the Strip worn by either of the participating teams;

N.6.8.                         ensure that the Players’ Strip complies with the provisions of Section M of these Rules;

N.6.9.                         ensure that the uniform worn by any ballboy or steward does not clash with the Strip worn by either of the participating teams and if in his opinion there is such a clash, he shall be authorised to request such ballboy or steward to change his uniform or to leave the vicinity of the field of play;

N.6.9.                         ensure that the uniform worn by any ballboy or steward does not clash with the Strip worn by either of the participating teams and if in his opinion there is such a clash, he shall be authorised to request such ballboy or steward to change his uniform or to leave the vicinity of the field of play;

N.6.10.                  with the assistant referees lead the participating teams onto the field of play 5 minutes before kick-off; and

N.6.11.                  such other matters as may be agreed between the League and PGMOL from time to time.

Compliance with Instructions

N.7.                         Players and Officials shall comply with any lawful instruction given to them by a Match Official officiating at a League Match

Post-Match Procedures

N.8.                         The referee shall send the team sheets to and make the following reports in writing to the Secretary as soon as practicable after officiating at a League Match:

N.8.1.                         on the standard of facilities for Match Officials provided by the Home Club;

N.8.2.                         on the late arrival at the ground of any of the Match Officials giving reasons therefore;

N.8.3.                         on the condition of the pitch;

N.8.4.                         on the circumstances surrounding the kick-off or re-start being delayed;

N.8.5.                         on either team commencing the League Match with less than a full complement of Players;

N.8.6.                         on any change of Strip ordered;

N.8.7.                         on the failure of a team to process together onto the field of play in accordance with Rule L.29;

N.8.8.                         on any Player being cautioned or sent-off;

N.8.9.                          on either assistant referee taking over as referee and stating the reason therefore;

N.8.10.                   on any breach of these Rules by Clubs, Players, Officials, Managers and other Match Officials; and

N.8.11.                  any other matter which the referee considers appropriate to bring to the Secretary’s attention.

N.9.                         A referee shall likewise report to the Football Association any breach of the Football Association Rules.

N.10.                  As soon as practicable after and in any event within 6 days of a League Match the Home Club shall provide a recording on DVD (or such other format as the League shall specify) of the League Match to each of the referee and the League.

N.11.                  Any Club acting in breach of Rule N.10 will be liable to pay to the League a fixed penalty of £300 for a first breach, £600 for a second breach and £1,200 for a third breach. Any subsequent breach may be dealt with under the provisions of Section W of these Rules (Disciplinary).

CLUBS: OPERATIONS

SECTION O: MEDICAL

Appointment and Qualifications of Medical Personnel

O.1.                         Each Club shall appoint at least one part-time team doctor and one part-time crowd doctor and employ one full-time senior physiotherapist.

O.2.                         Any doctor appointed by a Club (including, without limitation, the team doctor and crowd doctor appointed pursuant to Rule O.1) shall be a registered medical practitioner licensed to practice by the General Medical Council. A doctor (including, without limitation, the team doctor appointed pursuant to Rule O.1) whose responsibilities include giving medical treatment to players and who was appointed on or after the commencement of the 2002/2003 Season who has not previously held such an appointment must hold the Diploma in Sports Medicine or an equivalent or higher professional qualification. With effect from Season 2008/09 each team doctor shall hold a current Football Association Advanced Resuscitation and Emergency Aid certificate or an equivalent or higher qualification approved by the Board.

O.3.                         A crowd doctor appointed by a Club shall be a registered medical practitioner and either:

O.3.1.                         hold the Diploma in Immediate Medical Care issued by the Royal College of Surgeons (Edinburgh) Faculty of Pre-Hospital Care (“the Faculty”) or its equivalent; or

O.3.2.                         have successfully undertaken the Faculty’s Generic Crowd Doctor Training Course or its equivalent.

Each crowd doctor shall successfully undertake the Faculty’s Generic Refresher and Skills Update Course at least once every five years.

O.4.                         The senior physiotherapist employed by a Club shall be a Chartered Physiotherapist or a registered member of The Health Professions Council. With effect from Season 2008/09 each therapist shall hold a current Football Association Advanced Resuscitation and Emergency Aid certificate or an equivalent or higher qualification approved by the Board.

O.5.                         Any assistant physiotherapist employed by a Club shall be a Chartered Physiotherapist or a registered member of the Health Professions Council or hold the Football Association’s Diploma in the Treatment and Management of Injuries or an equivalent or higher qualification.

O.6.                         Team doctors and therapists appointed by a Club shall each year undertake a minimum of 36 hours of continuing professional development and shall maintain a record thereof and produce the same for inspection by a duly appointed representative of the League when requested and in addition shall attend the education conferences and seminars organised by the Football Association.

Attendance of Medical Personnel and Provision of Medical Facilities

O.7.                         At every League Match:

O.7.1.                         each participating Club shall procure the attendance of its team doctor and the Home Club shall procure the attendance of its crowd doctor. The Home Club’s team doctor and crowd doctor shall be available throughout and for a reasonable time before and after the match;

O.7.2.                         each participating Club shall procure the attendance of a therapist who is qualified as required by Rule O.4;

O.7.3.                         each participating Club’s team doctor and therapist (who shall be qualified as required by Rule O.4) shall occupy that Club’s trainer’s bench during the League Match;

O.7.4.                         the Home Club shall procure the attendance of at least two fully qualified and appropriately insured paramedics who shall be available to assist with on-field medical incidents;

O.7.5.                         no person other than a participating Club’s team doctor, therapist (who shall be qualified as required by Rule O.4) or the paramedics referred to in Rule O.7.4 shall be permitted to treat Players or Match Officials on the field of play;

O.7.6.                         the Home Club shall provide a minimum of 2 stretchers and an appropriately trained team of stretcher bearers for each stretcher to remove injured Players or Match Officials from the field of play;

O.7.7.                         the Home Club shall provide a medical treatment and examination room close to both teams’ dressing rooms and shall ensure that the mandatory equipment as prescribed by the Board from time to time is available;

O.7.8.                         the Home Club shall ensure that throughout each League Match a fully equipped dedicated and appropriately insured ambulance suitable to carry an emergency casualty and staffed by a person or persons qualified to perform essential emergency care en route is available at the ground to transport any Player or Match Official requiring emergency treatment to hospital;

O.7.9.                         the Home Club shall before each League Match make available to the Visiting Club an emergency care/medical information sheet in the manner prescribed by the Board from time to time.

O.8.                          At any other match in which a Club team participates (except as required under the Rules of the F.A. Cup or the Football League Cup) the Home Club shall procure the attendance of the holder of:

O.8.1.                         current, recognised four day first aid at work qualification; or

O.8.2.                         the FA Emergency Aid qualification and the FA First Aid for Sport qualification; or

O.8.3.                         the Football Association Advanced Resuscitation and Emergency Aid Certificate.

Head Injuries

O.9.                         Any Player, whether engaged in a League Match, any other match or in training, who having sustained a head injury leaves the field of play, shall not be allowed to resume playing or training (as the case may be) until he has been examined by a medical practitioner and declared fit to do so.

Medical Records

O.10.                  Each Club shall carry out medical examinations on all its Contract Players and Academy Players registered on scholarship agreements in accordance with the requirements laid down in Appendix 4 and keep medical records which shall be made available for inspection by authorised representatives of the League.

O.11.                  Where the transfer including the Temporary Transfer of the registration of a Contract Player is being negotiated between Clubs, the Club holding the registration shall at the request of the other Club provide to it the medical records of the Contract Player in question (including for the avoidance of doubt any records which the Club holds of the cardiac screening of the Player).

Medical Insurance

O.12.                  During such time as there shall remain in force an agreement between the League and the Professional Footballers’ Association for the subsidising of Player insurance schemes, each Club shall cause each of its Contract Players and those of its Academy Players with whom it has entered into a Scholarship Agreement to be insured under and in accordance with the terms of any private medical insurance scheme approved by the Board. In the case of such Academy Players such insurance may be limited to football related injuries.

CLUBS: OPERATIONS

SECTION P: MANAGERS

Codes of Conduct

P.1.                           Managers shall conduct themselves in accordance with the Code of Conduct for Managers set out in Appendix 5.

P.2.                           Clubs shall conduct themselves in relation to Managers in accordance with the Code of Conduct for Clubs set out in Appendix 6.

P.3.                           Any failure by Managers or Clubs to conduct themselves in accordance with their respective Codes of Conduct will constitute a breach of this Rule.

Coaching Qualifications

P.4.                           Each Manager shall either:

P.4.1.                            hold, or have commenced and be actively engaged on the requisite course to obtain, a valid UEFA Pro Diploma; or

P.4.2.                            hold the Football Association Coaching Diploma; or

P.4.3.                            hold, or have commenced and be actively engaged on the requisite course to obtain, a valid diploma of a similar standard issued by another national association.

P.5.                           No Club shall employ any person as a Manager who does not hold a qualification listed in Rule P.4.

P.6.                           Rules P.4 and P.5 shall not apply to Managers until the expiry of 12 weeks from the date of their appointment as such. The Board shall have power to grant an extension of the 12 weeks period only if reasonably satisfied that a Manager is acting as a temporary replacement for another who is medically unfit to resume his duties.

Contracts of Employment and Submission to the Secretary

P.7.                           The terms of a Manager’s employment must be evidenced in a written contract, a copy of which must be submitted to the Secretary within seven days of its completion.

Contents of Contracts of Employment

P.8.                           Contracts of employment between a Club and a Manager shall:

P.8.1.                            include the standard clauses set out in Appendix 7;

P.8.2.                            clearly set out the circumstances in which the contract of employment may be determined by either party.

Meetings re Refereeing Matters

P.9.                           All Managers are required to attend in person an annual pre-Season meeting organised by the League or the Professional Game Match Officials Limited and failure to do so without just cause shall be a breach of these Rules.

P.10.                    Each Club shall ensure that its Contract Players attend an annual meeting organised by the League or the Professional Game Match Officials Limited at the Club. Failure to attend (in the case of a Contract Player) or to take reasonable steps to ensure attendance (in the case of a Club) without just cause shall be a breach of these Rules.

Broadcasters and Media

P.11.                     Each Manager shall when requested to do so attend in person and participate in the interviews, press conferences and other activity required of Managers pursuant to Section K of these Rules and failure to do so without just cause shall be a breach of these Rules. Such interviews shall not be arranged in such a manner as to interfere with the Manager’s primary matchday responsibilities as regards team matters.

Disputes

P.12.                     Any dispute arising between the parties to a Manager’s contract shall be dealt with under the procedures set out in Section Y of these Rules (Managers’ Arbitration Tribunal).

Assistant Manager/Head Coach

P.13.                     A Club which applies for a UEFA Licence must, in addition to employing a Manager, employ an individual (such as an assistant manager or head coach) to assist the Manager in all football matters relating to the first team.

PLAYERS: CONTRACTS, REGISTRATIONS AND TRANSFERS

SECTION Q: SCOUTS

Definition

Q.1.                          Rules Q.1 to Q.8 shall not apply to a Scout whose duties are solely to identify to his Club Academy Players whose registration the Club may wish to secure (Youth Development Rules 194 to 206 being applicable to such Scouts).

Registration of Scouts

Q.2.                          The Secretary shall keep a register of Scouts.

Q.3.                          Each Club upon employing or engaging a Scout shall within 5 days thereof apply to register him by duly completing Form 16, entering the appropriate information on the Extranet and submitting to the Secretary a copy of the document by which, in accordance with Rule J.2, the Club binds the Scout to comply with these Rules.

Q.4.                          The Secretary shall register a Scout and shall notify the applicant Club to that effect upon being satisfied that:

Q.4.1.                          the Club has complied with Rule Q.3 above; and

Q.4.2.                          the Scout the subject of the application is not currently registered as the Scout of another Club.

Q.5.                          Except during the period of 5 days mentioned in Rule Q.3 above, no Club shall employ a Scout who is not registered under the provisions of this Section of these Rules unless it has made an application to register him which has yet to be determined.

Q.6.                          Upon a Club ceasing to employ or engage a registered Scout it shall within 5 days thereof give notice to that effect in Form 17 to the Secretary who shall thereupon remove the name of such Scout from the register.

Identification of Scouts

Q.7.                          Each Club shall issue to each of its registered Scouts a formal means of identification which shall include:

Q.7.1.                          the name of the Club by which it is issued; and

Q.7.2.                          the signature of an Authorised Signatory of the issuing club; and

Q.7.3.                          a photograph of the Scout; and

Q.7.4.                          the Scout’s signature.

Code of Conduct

Q.8.                          Scouts shall conduct themselves in accordance with the Code of Conduct for Scouts set out in Appendix 8 and any failure to do so shall constitute a breach of this Rule.

PLAYERS: CONTRACTS, REGISTRATIONS AND TRANSFERS

SECTION R: CUSTOMER RELATIONS

Supporter Liaison

R.1.                          Each Club shall employ an Official or Officials whose responsibilities shall include:

R.1.1.                          responsibility for the delivery of the Club’s policy with regard to its stakeholders insofar as that policy concerns supporters; and

R.1.2.                          acting as a point of contact for supporters; and

R.1.3.                          liaising regularly with the Club’s management (including without prejudice to the generality of the foregoing, on safety and security related issues).

Requirement for Customer Charter

R.2.                          Each Club shall have a written customer charter in which shall be set out its policy with regard to ticketing, merchandise and its relations with its supporters, season ticket holders, shareholders, sponsors, local authority and others having an interest in the activities of the Club (together in this Section of these Rules called “stakeholders”).

R.3.                          A copy of its customer charter and any amendments made thereto shall be furnished to the League by each Club and shall be made available to the public.

Reporting

R.4.                          Each Club shall:

R.4.1.                          submit a report annually to the League during the Close Season describing how each of its said policies has been implemented and the extent to which each has been achieved;

R.4.2.                          comply promptly with any request for information made by the League.

Ticketing

R.5.                          A Club’s ticketing policy should:

R.5.1.                          provide general information to the public about ticket availability and pricing, giving the earliest possible notice of any changes and the reasons therefore:

R.5.2.                          aim to promote greater accessibility by the adoption of flexible and imaginative ticketing schemes;

R.5.3.                          facilitate wider access to matches by the public by allowing for a broad range of ticket prices, the more expensive effectively subsidising the cheapest;

R.5.4.                          allow for a reduction in the price of tickets for seats with a restricted view of the pitch;

R.5.5.                          adopt a system of concessionary ticket prices tailored to the needs of the local community;

R.5.6.                          give details of the availability of seating for disabled spectators and their carers and the pricing policy in relation thereto;

R.5.7.                          set out particulars of any membership, loyalty, bond, debenture or similar scheme;

R.5.8.                          make available a method of payment for season tickets by instalments at competitive rates of interest;

R.5.9.                          promote the availability of match tickets by reserving a reasonable proportion (at least 5 per cent.) of them for sale to non-season ticket holders;

R.5.10.                   deal with the return and distribution of unwanted tickets;

R.5.11.                   include the following provisions in respect of abandoned matches:

R.5.11.1.        abandonment after spectators admitted to the ground but before kick-off — free admission to the rearranged match;

R.5.11.2.        abandonment after kick-off – half price admission to the rearranged match;

R.5.12.                   refer to the obligations set out in Rules R.6 to R.12 below.

R.6.                          Each Club shall provide an area of its ground for the exclusive use of family groups and junior supporters.

R.7.                          Concessionary prices must be available for:

R.7.1.                          senior citizens; and

R.7.2.                          junior supporters.

R.8.                          Unless otherwise agreed by the Board or between the Clubs, and subject to Rule R.9, each Home Club shall make available to its Visiting Club:

R.8.1.                          3,000 tickets or, if the capacity of the Home Club’s ground is less than 30,000, such number of tickets as is equal to 10 per cent. of its ground capacity; and, whether or not that allocation is taken up;

R.8.2.                          tickets for a minimum of 10 per cent. of the Home Club’s disabled spectator accommodation.

R.9.                          The tickets referred to in Rule R.8 shall be made available to the Visiting Club in blocks corresponding to the blocks of seating (“Seating Block”) in the area of the Home Club’s Stadium for visiting supporters, such blocks to be designated by reference to the points at which segregation of home and away supporters can occur. There shall be no maximum or minimum number of seats in a Seating Block and any question as to the size of a Seating Block or the location of a segregation point shall be determined by the Board.

R.10.                   The Visiting Club:

R.10.1.                   may order and sell tickets on a sequential Seating Block by Seating Block basis (the sequence of release of Seating Blocks to the Visiting Club to be determined by the Home Club);

R.10.2.                   must confirm its final order of tickets (subject to the conditions set out in Rule R.11) at least 4 weeks before the League Match to which they relate; and

R.10.3.                   shall pay for the entirety of the tickets so ordered save that it may return (and not pay for) any unsold tickets in the final Seating Block for which it ordered tickets if it has sold 50% of the tickets in that Seating Block.

R.11.                   Unless otherwise agreed, the provision by a Home Club of tickets for sale by a Visiting Club shall be conditional upon:

R.11.1.                   the Visiting Club making the tickets available for purchase by the later of either 3 working days after receipt from the Home Club or the date that is 4 weeks before the date of the fixture;

R.11.2.                   any unsold tickets being returned by the Visiting Club to the Home Club not later than 10 days before the date fixed for the League Match to which they relate;

R.11.3.                   the proceeds of tickets sold and the value (to be pro rata to the number of adult and concessionary tickets actually sold by the Visiting Club) of any unsold tickets not returned as aforesaid being paid by the Visiting Club to the Home Club within 4 days of the League Match taking place;

R.11.4.                   the Visiting Club paying to the Home Club daily interest at the rate of 5 per cent. per annum over the base rate for the time being of Barclays Bank Plc on any amount not paid in accordance with Rule R.11.3.

R.12.                   A Home Club shall not charge admission prices to supporters of a Visiting Club which are higher than those charged to its own supporters for comparable accommodation and in particular concessionary rates offered to senior citizens and junior supporters shall apply to supporters of a Visiting Club.

R.13.                   Each Club shall submit to the League details of its season ticket prices and ticket prices for individual League Matches upon announcing the same publicly.

Merchandise

R.14.                   A Club’s merchandising policy should:

R.14.1.                   allow for market research to be undertaken with regard to the frequency of Strip changes and to its design;

R.14.2.                   identify the intervals at which Strip changes are intended to take place and the date of the next intended change;

R.14.3.                   provide for swing tickets attached to replica Strip to state its launch date;

R.14.4.                   refer to the effect on the consumer of the obligations set out in Rules R.16 to R.19 below.

R.15.                   Any numbers, lettering, badges and logos appearing on replica Strip shall be of the same style, colour and design as those appearing on Players’ Strip currently registered as required by Rule M.17.

R.16.                   In any future contract to license a manufacturer to produce for retail sale replica Strip, each Club shall include the standard clauses set out in Appendix 9.

R.17.                   Upon a promoted Club becoming a member of the League in accordance with the provisions of Rule B.5, it shall give notice to any manufacturer licensed to manufacture and distribute its replica Strip in the terms set out in Appendix 10 and request such manufacturer to convey the substance of the notice to its dealers forthwith and advise them that:

R.17.1.                   they are free to sell, advertise and display for sale replica Strip supplied by such manufacturer at whatever price they may choose; and that

R.17.2.                   they should inform the Office of Fair Trading if they are concerned that a minimum resale price is being imposed.

R.18.                   No Club shall cause or procure any manufacturer with which it has a licensing agreement for the manufacture of replica Strip to do any act or cause to be done anything which would constitute a breach of the standard clauses referred to in Rule R.16.

R.19.                   Each Club shall provide the Director General of Fair Trading with such information as he may need in order to satisfy himself that Rules R.16 to R.18 above have been complied with.

Relations with Stakeholders

R.20.                   A Club’s policy with regard to its stakeholders should:

R.20.1.                   provide for consultation with them on a regular basis through forums, questionnaires and focus groups and by the publication of current policies on major issues in an easily digested format;

R.20.2.                   promote supporter and community liaison and provide for the establishment of liaison structures where none exist.

SECTION S: THE SAFEGUARDING OF VULNERABLE GROUPS AND SAFE RECRUITMENT

Introduction

S.1.                            This Section of these Rules sets out the League’s policy on and requirements for each Club’s arrangements for the safeguarding of Children and Vulnerable Adults (including as regards safe recruitment) who participate in an Activity arranged for them by or in the name of the Club.

S.2.                            The Rules in this Section shall also apply to any Activity arranged by or in the name of the League and shall be construed so as to have that effect.

Definitions

S.3.                            In this Section of these Rules:

S.3.1.                            “Activity” means any activity or series of activities arranged for a Child, Children or a Vulnerable Adult or Adults by or in the name of a Club;

S.3.2.                            “Child” and “Children” mean any person or persons under the age of 18 years;

S.3.3.                            “Children’s Safeguarding Officer” has the meaning set out in Rule S.14.11;

S.3.4.                            “Children’s Services’ Officer” means the member of Staff whose responsibilities are set out in Rule S.14.11;

S.3.5.                            “CRB” means the Criminal Records Bureau, being the executive agency of the Home Office which provides access to criminal records information, or any successor body which carries out its functions.

S.3.6.                            “Disclosure” means the service provided by the CRB to Persons registered with it.

S.3.7.                            “Local Authority Designated Officer” means the officer designated by the local authority in which the Club is situated to manage allegations of Child abuse;

S.3.8.                            “Local Safeguarding Children’s Board” means the body established by the local authority in which the Club is situated pursuant to sections 14 and 14A of the Children Act 2004 and to the Local Safeguarding Children Regulations 2006 for the purposes of safeguarding and promoting the welfare of children in its area;

S.3.9.                            “Parents” means the people who have parental responsibility for the Child;

S.3.10.                     “Search and Intervention Steward” means a steward employed by a Club who regularly carries out, or who supervises those who carry out, either of the following duties in an area of the Club’s ground covered by a premises licence granted under the Licensing Act 2003:

S.3.10.1.          the search of spectators on their entry to the ground; or

S.3.10.2.          the intervention against or ejection of spectators;

S.3.11.                     “Staff” means any employee of a Club or volunteer:

S.3.11.1.          employed in any Activity on behalf of or with the authorisation of the Club, who has direct contact with a Child, Children or a Vulnerable Adult or Adults in the course of that Activity; or

S.3.11.2.          (for the purposes of Rules S.28 to S.39) employed as a Search and Intervention Steward;

S.3.12.                     “Vulnerable Adult” has the meaning set out in section 59 of the Safeguarding Vulnerable Groups Act 2006;

S.3.13.                     “Vulnerable Adults’ Safeguarding Officer” has the meaning set out in Rule S.18.7;

S.3.14.                     “Vulnerable Adults’ Services Officer” means the member of Staff whose responsibilities are set out in Rule S.16.

The League’s Policy for the Safeguarding of Children and Vulnerable Adults

S.4.                            The League:

S.4.1.                            recognises that the safeguarding of Children and Vulnerable Adults must always be given the highest priority;

S.4.2.                            believes that concern for the general well-being and welfare of all Children and Vulnerable Adults participating in Activities is paramount;

S.4.3.                            requires Clubs to implement policies and procedures to ensure the safeguarding of Children and Vulnerable Adults;

S.4.4.                            will develop and will encourage Clubs to develop and implement best practice in matters concerning the safeguarding of Children and Vulnerable Adults.

S.5.                            The League adopts the Standards for Safeguarding and Protecting Children in Sport promoted by the National Society for the Prevention of Cruelty to Children (hereafter “the NSPCC Standards”).

Clubs’ Policies and Procedures for the Safeguarding of Children and Vulnerable Adults

S.6.                            Each Club shall prepare, implement, review regularly and have endorsed by its Local Safeguarding Children Board written policy and procedures for the safeguarding of Children.

S.7.                            The Club’s policy and procedures for the safeguarding of Children shall:

S.7.1.                            be in accordance with this Section of these Rules and shall have regard to Appendix 13 to these Rules; and

S.7.2.                            meet the NSPCC Standards.

S.8.                            Each Club shall prepare and implement written policy and procedures for the safeguarding of Vulnerable Adults.

S.9.                            The Club’s policy and procedures for the safeguarding of Vulnerable Adults shall be in accordance with this Section of the Rules and shall have regard to any guidance or policy published by the League.

Children’s Services’ Officer

S.10.                     Each Club shall designate a member of staff as the Children’s Services’ Officer.

S.11.                     The Children’s Services’ Officer shall be responsible for all arrangements for the safeguarding of Children undertaking any Activity and any sign or suspicion of abuse relating to Child shall be reported to him.

S.12.                     The name of the Children’s Services’ Officer shall be notified by the Club to the League in Form 18.

S.13.                     Each Children’s Services’ Officer and Safeguarding Officer shall:

S.13.1.                     be trained in safeguarding of Children issues and procedures;

S.13.2.                     complete satisfactorily a safeguarding of Children awareness training programme approved by the League;

S.13.3.                     be given a job description which shall properly record their responsibilities; and

S.13.4.                     undertake in each calendar year continuing professional development training in the safeguarding of Children approved by the League and maintain a record thereof.

S.14.                     Each Children’s Services’ Officer shall:

S.14.1.                     liaise regularly with and be guided by the advice of the Local Safeguarding Children Board;

S.14.2.                     liaise and co-operate with the Local Authority Designated Officer as may from time to time be necessary;

S.14.3.                     ensure strict compliance with the Club’s policy and procedures for the safeguarding of Children;

S.14.4.                     promote awareness in the Club of safeguarding of Children issues generally and encourage and monitor the adoption of best practice procedures in that regard;

S.14.5.                     report on a regular basis on the effectiveness of, and the Club’s compliance with, its policies and procedures for the safeguarding of Children to a named member of the Club’s senior management who shall act as the Children’s Services’ Officer’s line manager;

S.14.6.                     act as the lead Club Official in any investigation of an allegation of Child abuse;

S.14.7.                     maintain the safeguarding of Children Staff register for each Activity in Form 19 (or in any other appropriate and sufficient format);

S.14.8.                     be made known to all Staff, and (by publication of his name and contact details on the Club’s website and in any handbook or the like which the Club produces to accompany any Activity) to children and parents of children engaged in each Activity and be available in person or by telephone to Staff and to such children and parents at all reasonable times;

S.14.9.                     provide written instructions to Staff engaged in each Activity in respect of good practice and what they are required to do if they detect any sign of Child abuse or if they suspect Child abuse is taking place;

S.14.10.              provide guidance to and support for any member of Staff engaged in each Activity who reports suspected Child abuse;

S.14.11.              in relation to a specific Activity, if appropriate, delegate any of the responsibilities listed in S.14.7 to S.14.10 to another member of staff (the “Children’s Safeguarding Officer”) and supervise the Children’s Safeguarding Officer;

S.14.12.              ensure that Children’s Safeguarding Officers are properly trained, supported and supervised including, without limitation, by way of regular, minuted meetings with each Children’s Safeguarding Officer.

Vulnerable Adults’ Services’ Officer

S.15.       Each Club shall designate a member of staff as the Vulnerable Adults’ Services’ Officer.

S.16.       The Vulnerable Adults’ Services’ Officer shall be responsible for all arrangements for the safeguarding of Vulnerable Adults undertaking any Activity and any sign or suspicion of abuse of a Vulnerable Adult shall be reported to them.

S.17.       The name of the Vulnerable Adults’ Services’ Officer shall be notified by the Club to the League in Form 20.

S.18.       Each Vulnerable Adults’ Services’ Officer shall:

S.18.1.       ensure strict compliance with the Club’s policy and procedures for the safeguarding of Vulnerable Adults;

S.18.2.       promote awareness in the Club of safeguarding of Vulnerable Adults issues generally and encourage and monitor the adoption of best practice procedures in that regard;

S.18.3.       report on a regular basis to the Club’s senior management on the effectiveness of, and the Club’s compliance with, its policies and procedures for the safeguarding of Vulnerable Adults;

S.18.4.       act as the lead Club Official in any investigation of an allegation of abuse of a Vulnerable Adult;

S.18.5.       maintain the safeguarding of Vulnerable Adults Staff register for each Activity in Form 21 (or in any other appropriate and sufficient format);

S.18.6.       be made known to and be available in person or by telephone to all Staff at all reasonable times;

S.18.7.       in relation to a specific Activity, if appropriate, delegate any of their responsibilities to another member of staff (the “Vulnerable Adults’ Safeguarding Officer”); and

S.18.8.       ensure that Vulnerable Adults’ Safeguarding Officers are properly trained, supported and supervised including, without limitation, by way of regular, minuted meetings with each Vulnerable Adults’ Safeguarding Officer.

S.19.       Each Vulnerable Adults’ Services’ Officer and Vulnerable Adult’s Safeguarding Officer shall:

S.19.1.       be given a job description which shall properly record their responsibilities;

S.19.2.       be trained in safeguarding of Vulnerable Adults issues and procedures; and

S.19.3.       undertake in each calendar year continuing professional development training in the safeguarding of Vulnerable Adults approved by the League and maintain a record thereof.

Staff

S.20.       Staff shall in all dealings with and on behalf of Children or Vulnerable Adults do what is reasonable in the circumstances of the case for the purpose of safeguarding or promoting the safety and welfare of the Child or Vulnerable Adult.

S.21.       Each member of Staff shall be given training in the Club’s policies and procedures for the safeguarding of Children and Vulnerable Adults.

S.22.       Each member of Staff shall be given in writing:

S.22.1.       the name of the Club’s Children’s Services’ Officer and Vulnerable Adults’ Services’ Officer;

S.22.2.       escriptions of what constitutes unsuitable behaviour to a Child or Vulnerable Adult and abuse of a Child or Vulnerable Adult; and

S.22.3.       details of what he is required to do if there is any sign of unsuitable behaviour to a Child or Vulnerable Adult or abuse of a Child or Vulnerable Adult or if there is a suspicion that such abuse is taking place.

Parental Consent

S.23.       Before a Child participates in an Activity, the written consent of his Parents shall be obtained by their completing and returning to the Children’s Officer for the Activity Form 22.

Notification of Referrals to External Statutory Agencies

S.24.       On making any referral of an allegation of or incident of suspected Child abuse or unsuitable behaviour to a Child or Vulnerable Adult to any external agency (including without limitation the police, the Local Area Safeguarding Board, the Local Authority Designated Officer or the Independent Safeguarding Authority), the Children’s Services’ Officer, Vulnerable Adults’ Services Officer or other Official making the referral shall notify the Club’s most senior administrative officer in writing.

S.25.       So that the Football Association and the League may be aware of allegations of or incidents of suspected abuse of a Child or Vulnerable Adult, they shall be notified by the Club in Form 23 of any referral made to any external agency (as described in Rule S.24) in respect of any Child or Vulnerable Adult involved in any Activity.

Monitoring

S.26.       The League will monitor Clubs to ensure compliance with this Section of these Rules and will procure that each Club is visited at least twice each Season by a person appointed for this purpose by the League. Such person shall be entitled to have access to all records kept in accordance with the requirements of this Section of these Rules and shall be entitled to meet Staff, parents and Children.

S.27.       Such person shall:

S.27.1.       give written feedback to the Club concerned on each monitoring visit made, and if appropriate agree with the Club an action plan setting out actions to be taken by the Club to ensure compliance with these Rules S.1 to S.27;

S.27.2.       report on each visit in writing to the League; and

S.27.3.       at the end of each Season or as soon as practicable thereafter, present to the League and the Club a written annual report on the Club’s compliance with Rules S.1 to S.27.

Criminal Records Bureau

S.28.       The League will undertake all matters connected with the use of the Disclosure service for those Clubs not registered with the CRB.

S.29.       Clubs not registered with the CRB agree to be bound by any guidance published by the League from time to time.

Lead Disclosure Officer and Countersignatories

S.30.       Each Club shall nominate an Official as lead disclosure officer.

S.31.       The lead disclosure officer of a Club which is not registered with the CRB shall:

S.31.1        act as the Club’s principal point of contact with the League on all matters connected with the use of the Disclosure service and the Club shall notify his name to the League in Form 24; and

S.31.2.       ensure that the Disclosure application by a person seeking appointment or confirmation of appointment as a member of Staff at the Club is processed by the Club in such manner as the League may from time to time determine.

S.32.       The lead disclosure officer of a Club registered with the CRB:

S.32.1.       shall countersign the Club’s application to register with the CRB;

S.32.2.       may countersign Disclosure applications;

S.32.3.       will act as the Club’s principal point of contact with the CRB on all matters connected with the registration and use of the Disclosure service.

S.33.       Each Club shall nominate one or more Officials (who may be the Children’s Services Officers or a Safeguarding Officer) as countersignatories who (in the case of a Club registered with the CRB) may countersign Disclosure applications and (in the case of all Clubs) carry out the procedures set out in Rule S.35.

S.34.       Subject to Rule S.36, no person shall be appointed as a member of Staff unless:

S.34.1.       he has completed and submitted to the Club a written application; and

S.34.2.       a written reference has been obtained by the Club from at least two referees named in the application; and

S.34.3.       he has applied to the CRB for Disclosure; and

S.34.4.       his Disclosure information has been received and the Club is satisfied that he is not unsuitable to work with Children or as a Search and Intervention Steward as the case may be; and

S.34.5.       his particulars have been entered in the staff register in Form 19 kept and maintained at the Club.

S.35.       Upon an application for Disclosure being made by a person seeking appointment or confirmation of his appointment as a member of Staff, the lead disclosure officer or a countersignatory shall:

S.35.1.       determine, in accordance with any guidance published by the CRB or by the League, the level of Disclosure information to be sought in respect of that person; and

S.35.2.       carry out such identity checks on that person as may be required pursuant to the guidance described in Rule S.35; and

S.35.3.       complete and submit that person’s application to the CRB or to the League (in the case of a Club not registered with the CRB); and

S.35.4.       receive the Disclosure information from the CRB or from the League (in the case of a Club not registered with the CRB) in respect of that person; and

S.35.5.       report the content of that Disclosure information to the Official responsible for deciding whether that person shall be appointed or have his appointment confirmed.

S.36.       Between the date upon which his application to the CRB for Disclosure is received and the date upon which the procedures set out in Rule S.35 are completed, a person to whom that Rule applies may be permitted to take up his position as a member of Staff at the discretion of the Club’s lead countersignatory so long as he is accompanied by a member of Staff in respect of whom the Rule S.35 procedures have been complied with.

Monitoring

S.37.       The League will monitor Clubs to ensure compliance with Rules S.28 to S.39 and will procure that each Club is visited at least once each Season by a person appointed for this purpose by the League. Such personnel shall be entitled to have access to all records kept in accordance with the requirements of Rules S.28 to S.39.

S.38.       Each visit will be reported in writing to the League and to the Club concerned.

S.39.       There shall be made available for inspection by the person appointed by the League at all reasonable times:

S.39.1.       written evidence of the Club’s registration with the CRB (in the case of a Club so registered);

S.39.2.       written evidence in relation to members of Staff to whom Rule S.35 applies that the procedures set out in that Rules have been complied with;

S.39.3.       Form 19.

PLAYERS: CONTRACTS, REGISTRATIONS AND TRANSFERS

SECTION T: PLAYERS — CONTRACTS

Approaches to Players

T.1.         A Club shall be at liberty at any time to make an approach to a Player with a view to negotiating a contract with such a Player:

T.1.1.         if he is an Out of Contract Player; or

T.1.2.         in the case of a Contract Player, with the prior written consent of the Club (or club) to which he is contracted.

T.2.         A Club shall be at liberty after the third Saturday in May in any year and before the 1st July next following to make such an approach to a Contract Player:

T.2.1.      who will become an Out of Contract Player on that 1st July ; and

T.2.2.      who has received no offer from his Club under Rule V.17.2; or

T.2.3.      who has received but has declined such offer.

T.3.         Any Club which by itself, by any of its Officials, by any of its Players, by its Agent, by any other Person on its behalf or by any other means whatsoever makes an approach either directly or indirectly to a Contract Player except as permitted by either Rule T.1.2 or Rule T.2 shall be in breach of these Rules and may be dealt with under the provisions of Section W of these Rules (Disciplinary).

T.4.         For the purposes of Rules T.2 and T.3, “Contract Player” shall include a player who has entered into a written contract of employment with a Football League club.

Approaches by Players

T.5.         An Out of Contract Player, or any Person on his behalf, shall be at liberty at any time to make an approach to a Club (or club) with a view to negotiating a contract with such Club (or club).

T.6.         Subject to Rule T.7, a Contract Player, either by himself or by any Person on his behalf, shall not either directly or indirectly make any such approach as is referred to in Rule T.5 without having obtained the prior written consent of his Club.

T.7.         After the third Saturday in May in any year and before the 1st July next following a Contract Player to whom Rule T.2 applies or any Person on his behalf may make such an approach as is referred to in Rule T.5.

Public Statements

T.8.         A statement made publicly by or on behalf of a Club expressing interest in acquiring the registration of a Contract Player or by a Contract Player expressing interest in transferring his registration to another Club (or club) shall in either case be treated as an indirect approach for the purposes of Rules T.3 and T.6.

Inducements

T.9.         Except as may be provided in a Player’s contract:

T.9.1.         no Club shall induce or attempt to induce a Player to sign a contract by directly or indirectly offering him or any Person connected with him or his Agent a benefit or payment of any description whether in cash or in kind;

T.9.2.         no Player shall either directly or indirectly accept or cause or permit his Agent to accept any such offer as is described in this Rule.

Form of Contract

T.10.       Contracts between Clubs and Players signed before 5th June 2003 shall be in Form 25; such contracts signed on or after that date (or, in the case of a club promoted to the League from the Football League, on or after the date upon which it becomes a member of the League) shall be in Form 26.

Length of Contract

T.11.       Subject to the exceptions set out below, a contract between a Club and a Player may be for any period provided that its expiry date is 30th June. The exceptions to this Rule are:

T.11.1.       contracts with Contract Players under the age of 18 years which must not be capable of lasting for more than 3 years;

T.11.2.       monthly contracts;

T.11.3.       Week by Week Contracts.

Players’ Remuneration

T.12.       Full details of a Player’s remuneration including all benefits to which he is entitled whether in cash or in kind shall be set out in his contract.

T.13.       The terms of a contract between a Club and a Player shall be strictly adhered to.

T.14.       If any Club acts in breach of Rule E.19, in addition to any penalty imposed under the provisions of Section W of these Rules (Disciplinary), the Board shall have power to refuse any application by that Club to register any Player until the breach has been remedied.

Signing-on Fees

T.15.       A Signing-on Fee may be paid only to a Contract Player whose contract:

T.15.1.       is for a period of not less than 3 months; and

T.15.2.       is not a monthly contract or a Conditional Contract or a Week by Week Contract.

T.16.       In the case of a contract between a Club and a Player lasting for more than one year, any Signing-on Fee shall be paid in equal annual instalments.

T.17.       If the registration of a Contract Player is transferred when any part of his Signing-on Fee remains unpaid, a sum equal to the unpaid balance thereof shall be paid to him forthwith by the Transferor Club unless:

T.17.1.       the transfer is consequent upon the Contract Player’s contract having been terminated by the Transferor Club by reason of the Contract Player’s breach of its terms and conditions; or

T.17.2.       the transfer is consequent upon the Contract Player’s written request to that effect; or

T.17.3.       the Board on the application of either the Transferor Club or the Contract Player otherwise decides and either party may appeal to the Premier League Appeals Committee against the decision of the Board in this respect in accordance with the provisions of Section Z of these Rules.

Lump Sum Payments

T.18.       Unless otherwise agreed by the Board, no lump sum payment shall be paid or payable by a Club to a Player during the first year of his employment as a Contract Player with that Club save for:

T.18.1.       a Signing-on Fee (which must be paid in accordance with rules T.15 to T.17); or

T.18.2.       a sum paid in respect of the player’s relocation expenses not exceeding the amount from time to time permitted by HM Revenue Customs to be paid for this purpose without income tax and national insurance liability.

Image Contracts

T.19.       Particulars of any Image Contract Payment in respect of the Player shall be set out in the contract with his Club.

Signing the Contract

T.20.       A contract between a Club and a Player shall be signed in each case in the presence of a witness by:

T.20.1.       the Player;

T.20.2.       the Player’s Parent if the Player is under the age of 18 years; and

T.20.3.       an Authorised Signatory on behalf of the Club.

Reporting Fines etc

T.21.       A copy of any notice terminating a Player’s contract, whether given by the Club or the Player, and any notice given by a Club imposing a fine on a Player or suspending him shall be sent forthwith by the Club to the League and to the Football Association.

Submission to Secretary

T.22.       A Club shall request each Contract Player (or if he is a minor his parent) to complete Form 27 at the same time that he signs his first contract with the Club. If he does, the Club shall submit the completed Form 27 to the Secretary when it submits a copy of the contract pursuant to Rule T.23.

T.23.       Subject to the provisions of Rules U.15, U.17, U.19 and V.11.3, Clubs shall submit to the Secretary copies of all contracts with Players within 5 days of their being entered into.

Mutual Termination

T.24.       If the parties thereto agree to terminate a Player’s contract before its expiry date they shall forthwith notify the Football Association and the Secretary to that effect.

T.25.       A Club shall be at liberty at any time to reach agreement with a Contract Player to amend the terms of his contract. If such an agreement increases the Contract Player’s remuneration then, unless the agreement is made in the Close Season, it shall be a term thereof that the Contract Player’s current contract is extended by a minimum of one year.

Appeal against Termination

T.26.       An appeal by a Player under the provisions of clause 16 of Form 25 or clause 10.3 of Form 26 or by a Club under the provisions of clause 17 of Form 25 or clause 11.2 of Form 26 shall be commenced by notice in writing addressed to the other party to the contract and to the Secretary.

Appeal against Disciplinary Decision

T.27.       An appeal by a Player under the provisions of clause 18 of Form 25 or paragraph 3.3.2 of Schedule 1, Part 1, of Form 26 shall be commenced by notice in writing addressed to the Club and to the Secretary.

T.28.       Appeals pursuant to Rule T.26 or Rule T.27 shall be conducted in such manner as the Board may determine.

T.29.       The Board may allow or dismiss any such appeal and make such other order as it thinks fit.

Disputes between Clubs and Players

T.30.       Any dispute or difference between a Club and a Player not otherwise expressly provided for in these Rules may be referred in writing by either party to the Board for consideration and adjudication in such manner as the Board may think fit. For the purpose of this Rule only, “Player” shall include one who was formerly employed by the Club with which the dispute or difference has arisen, whether or not he has been registered to play for another Club.

Orders for Costs

T.31.       The Board shall have power to make an order for costs:

T.31.1.       in determining appeals under Rule T.26 or Rule T.27; and

T.31.2.       in making an adjudication under Rule T.30; and

T.31.3.       if any proceedings under Rule T.26 or Rule T.27 or Rule T.30, having been commenced, are withdrawn.

T.32.       The Board shall have power to determine the amount of any such costs which may include, without limitation, those incurred by the League in the conduct of the proceedings.

T.33.       Costs ordered to be paid as aforesaid shall be recoverable:

T.33.1.       in the case of a Club, under the provisions of Rule E.24; or

T.33.2.       in any other case, as a civil debt.

Appeal

T.34.       Within 14 days of a decision of the Board given under the provisions of either Rule T.29 or Rule T.30 either party may by notice in writing appeal against such decision to the Premier League Appeals Committee whose decision shall be final.

Effect of Termination

T.35.       Upon the termination of a Player’s contract by a Club under the provisions of clause 16 of Form 25 or clause 10.1 of Form 26 becoming operative or upon the termination by a Player of his contract with his Club under the provisions of clause 17 of Form 25 or clause 11.1 of Form 26 becoming operative, the Club shall forthwith release the Player’s registration.

T.36.       Except in the case of a Retired Player to whom the provisions of Rule U.27.5 apply, upon a Player’s contract being terminated by mutual consent, his Club shall retain the Player’s registration for such period (if any) and on such terms (if any) as the parties may in writing agree. Should the Player sign for another Club (or Football League club) during that period, that Club (or Football League club) shall pay to the Club retaining the registration a compensation fee determined, in default of agreement, by the Professional Football Compensation Committee.

Testimonial Matches

T.37.       Notwithstanding that it has no contractual obligation to do so, a Club in its absolute discretion and with the prior written consent of the Board may, in the case of a Player who has completed 10 or more years in its service as such, permit its ground to be used without charge for the purposes of a testimonial match.

PLAYERS: CONTRACTS, REGISTRATIONS AND TRANSFERS

SECTION U: PLAYERS — REGISTRATIONS

Requirement for Registration

U.1.         A Player shall not play for a Club in a League Match unless that Club holds his registration with effect from at least one hour before kick-off and for League Matches to be played between the close of the First Transfer Window and the end of the Season either:

U.1.1.         his name is included on the Squad List; or

U.1.2.         he is an Under 21 Player.

U.2.         A Club shall be deemed to hold the registration of a Player upon receipt of the Secretary’s certificate in writing to that effect.

U.3.         A Club shall apply to:

U.3.1.         include a Player on its Squad List by submitting to the Secretary the requisite Form.

U.3.2.         remove a Player from its Squad List by submitting to the Secretary the requisite Form.

U.4.         A Player shall be deemed to have been included or removed from a Club’s Squad List on receipt of the Secretary’s written confirmation.

U.5.         Changes to a Squad List may be made:

U.5.1.         during the period of a Transfer Window; or

U.5.2.         at other times only with the permission of the Board.

U.6.         Each application to register a Player shall be subject to the approval of the Board.

U.7.         In addition to the forms and documents specifically required by these Rules, a Club shall submit to the Secretary:

U.7.1.         any contract it proposes to enter into which gives the Club or any other party to the proposed contract any rights relating to the transfer of the registration of a player at a date in the future from or to the Club or any rights relating to the employment of the player by the Club; or

U.7.2.         any contract it proposes to enter into, save for a Representation Contract or an Image Contract, which gives the Club or any other party to the proposed contract the right to receive payments in respect of a Player.

Any such proposed contract shall be subject to the approval of the Board. In deciding whether to give such approval the Board shall have regard to (without limitation) Rules I.4 and I.7.

Types of Registration

U.8.         There shall be 4 types of registration governed by this Section of these Rules, namely:

U.8.1.         amateur;

U.8.2.         contract;

U.8.3.         monthly contract; and

U.8.4.         temporary.

U.9.         A Player under the age of 17 years may be registered only as an Academy Player.

U.10.      The registration of Academy Players shall be governed by the Youth Development Rules.

International Registration Transfer Certificates

U.11.      An application to register a player who last played for a club affiliated to a national association other than the Football Association shall be accompanied by written confirmation from the Football Association that an international registration transfer certificate has been issued in respect of the player

Registration Procedure

U.12.      For the purpose of this Section of these Rules the New Registration of a Player shall mean his registration at a time when no other Club (or club) holds his registration either because no previous application to register the Player has been made or because a previous registration has been cancelled or has terminated or has expired.

U.13.      The New Registration of an Amateur Player shall be effected by completion of and submission to the Secretary of Form 28 signed on behalf of the Club by an Authorised Signatory.

U.14.      The registration of an amateur Player is not transferable.

U.15.      The New Registration of a Contract Player shall be effected by completion and submission to the Secretary of a copy of the Player’s contract.

U.16.      The transfer of the registration of a Contract Player shall be effected in accordance with the provisions of Rule V.11.

U.17.      The New Registration of a Contract Player on a monthly contract basis shall be effected by completion of and submission to the Secretary of Football Association Form G(1), signed on behalf of the Club by an Authorised Signatory, together with a copy of the Player’s contract.

U.18.      The transfer of the registration of a Contract Player on a monthly contract basis shall be effected in accordance with the provisions of Rule V.11.

U.19.      A monthly contract registration may be extended by one month by completion of and submission to the Secretary of Football Association Form G(1) (Extension), signed on behalf of the Club by an Authorised Signatory, and, if any changes to it have been made, a copy of the Player’s contract.

U.20.      The Temporary Transfer of the registration of a Contract Player and any extension thereof shall be effected in accordance with the provisions of Rules V.6 to V.10.

U.21.      Subject to the provisions of Rule V.1, the deadline for receipt by the Secretary of all duly completed documents required by these Rules to effect the registration of a Player shall be 12 noon on the last Working Day before the date of the first League Match in which the Club making the application intends him to play.

U.22.      A Club which transfers or cancels the registration of a Player may not apply to register that Player within a year except with the prior written consent of the Board.

Multiplicity of Registrations

U.23.      A Player shall not apply to be registered by more than one Club (or club) at any one time and the Secretary shall refuse any application made in breach of this Rule.

Monthly Registrations

U.24.      There shall be no limit to the number of times a monthly contract registration may be extended under Rule U.19 provided that a Club intending to apply to extend the monthly contract registration of a Player for a third or subsequent time shall give to the Player not less than 7 days’ notice of its intention to do so.

U.25.      Notwithstanding the provisions of Rule V.1, a Club may apply at any time to extend a monthly contract registration provided it has not been allowed to expire.

Termination of Registrations

U.26.      An amateur registration:

U.26.1.      shall expire at the end of the Season in which it commenced;

U.26.2.      may be terminated before its expiry by agreement to that effect between the Club and the Player, such agreement to be notified in writing forthwith by the Club to the Secretary;

U.26.3.      may likewise be terminated by order of the Board on the application of either the Club or the Player.

U.27.      Subject to the provisions of Rules T.35 and T.36, a contract registration shall terminate:

U.27.1.      in the case of a Contract Player, upon it being transferred in accordance with Rule V.11;

U.27.2.      in the case of an Out of Contract Player in respect of whom the conditions set out in Rule V.17 have been satisfied, upon a Transferee Club effecting his New Registration;

U.27.3.      in the case of an Out of Contract Player in respect of whom the said conditions have not been satisfied, upon the expiry of his contract;

U.27.4.      in the case of a Contract Player, upon his contract being terminated on the ground of his permanent incapacity;

U.27.5.      in the case of a Retired Player, on the expiry of a period of 30 months commencing at the end of the Season in which he stops playing competitive football.

New Registrations Requiring Consent

U.28.      An application for the New Registration of a Contract Player whose contract has been terminated by a Club (or club) on the ground of his permanent incapacity shall be refused unless that Club (or club) consents.

U.29.      An application for the New Registration of a Contract Player who has received a lump sum disability benefit under the terms of the League’s personal accident insurance scheme shall be refused unless, upon being satisfied that the circumstances of such application are exceptional, the Board consents.

List of Players

U.30.      Except as provided in Rules U.31 and U.32, after the second Transfer Window in each year and on or before the third Saturday in May next following each Club shall confirm to the Secretary:

U.30.1.      whether the list of players provided to it for these purposes via the Extranet is accurate in all material particulars;

U.30.2.      in the case of each Contract Player whose registration it holds and whose contract expires on the 30th June in that year, whether or not the Club has:

U.30.2.1.   offered him a new contract under the provisions of Rule V.17.2; or

U.30.2.2.   implemented any option provision in respect of him; and

U.30.3.      in the case of each Academy Player whose registration it holds and with whom it has entered into a Scholarship Agreement, whether or not the Club has:

U.30.3.1.   (if the Academy Player is in the second year of his Scholarship Agreement) given him written notice, pursuant to clause 4.2 of the Scholarship Agreement, of the extension of the duration thereof by one year; and

U.30.3.2.   (if the Academy Player is in the second or third year of his Scholarship Agreement) given him written notice, pursuant to clause 6.7 of the Scholarship Agreement, of its intention to offer him a professional contract as a Contract Player.

U.31.      The date by which each Club is required by Rule U.30 to give confirmation to the Secretary shall be extended in the case of a Club which on the third Saturday in May in any year is still participating in the F.A. Cup, [the UEFA Champions League or the UEFA Europe League] or has yet to play a League Match the outcome of which could affect:

U.31.1.      identification of the League Champions in accordance with Rule C.11; or

U.31.2.      identification of the Clubs to be relegated in accordance with Rule C.14; or

U.31.3.      qualification for a UEFA competition.

U.32.      In the circumstances mentioned in Rule U.31, the Club shall give the Secretary the information required by Rule U.30 within 4 days of the last relevant F.A. Cup match, UEFA Champions League or UEFA Europe League or League Match having been played.

U.33.      The particulars contained in Clubs’ lists of Players shall be published by the Secretary by the second Saturday in June in each year.

Clubs Ceasing to be Members

U.34.      Upon a Club (in this Rule and Rule U.35 called “the Former Member”) ceasing to be a member of the League under the provisions of Rule B.6 (other than by reason of its relegation from the League in accordance with Rule C.14), the registrations of its Players (except those held in consequence of a Temporary Transfer) shall vest in the League and thereupon the League shall be at liberty to transfer those registrations as it shall think fit and shall receive any Compensation Fees to which the Former Member would otherwise have been entitled under the provisions of Section V of these Rules (Players — Transfers of Registrations).

U.35.      Such Compensation Fees shall belong to the League and out of them the Board shall have power to make a grant to either or both of:

U.35.1.      any Club to which Compensation Fees are owed by the Former Member; and

U.35.2.      the Former Member.

Prohibition of Third Party Investment

U.36.      Unless otherwise agreed by the Board and subject to Rule U.37, a Club may only make or receive a payment or incur any liability as a result of or in connection with the proposed or actual registration (whether permanent or temporary), transfer of registration or employment by it of a Player in the following circumstances:

U.36.1.      by payment to a Transferor Club or receipt from a Transferee Club of a Compensation Fee, Contingent Sum, Loan Fee or sell-on fee;

U.36.2.      by payment of levy pursuant to Rule V.38 or Rule V.39;

U.36.3.      by receipt of all or part of a Compensation Fee, Contingent Sum, Loan Fee or sell-on fee, in default of payment of it by the Transferee Club from which it is due, from:

U.36.3.1.   a financial institution or other guarantor; or

U.36.3.2.   the League in accordance with the provisions of these Rules; or

U.36.3.3.   the Football League in accordance with the provisions of the Regulations of the Football League;

U.36.4.      by way of remuneration (including benefits in cash or kind and Image Contract Payments) to or for the benefit of a Contract Player whose registration it holds;

U.36.5.      by way of an allowance permitted by Youth Development Rule 269, to an Academy Player with whom it has entered into a Scholarship Agreement;

U.36.6.      by way of payment to an ‘Authorised Agent” or ‘Exempt Solicitor” for ‘Agency Activity”, in each case as those terms are defined in the Football Association Football Agents’ Regulations, and provided that such payment is made in accordance with those Regulations;

U.36.7.      by payment of incidental expenses arising in respect thereof;

U.36.8.      by payment or receipt of training compensation or solidarity payment pursuant to the FIFA Regulations for the Status and Transfer of Players and any other levies or payments payable to or by a Club pursuant to the statutes or regulations of FIFA or any other football governing body from time to time, or otherwise properly due to or from such a governing body;

U.36.9.      by payment of Value Added Tax payable in respect of any of the above payments or liabilities; and

U.36.10.    in the case of a Transferor Club, by assignment of its entitlement to a Compensation Fee or Loan Fee to a Financial Institution.

U.37.      In respect of a player whom it applies to register as a Contract Player, a Club is permitted to make a payment to buy out the interest of a person or entity who, not being a Club or club, nevertheless has an agreement either with the club with which the player is registered, or with the player, granting it the right to receive money from a new Club or club for which that player becomes registered. Any such payment which is not dependent on the happening of a contingent event may be made either in one lump sum or in instalments provided that all such instalments are paid on or before the expiry date of the initial contract between the Club and the player. Any such payment which is payable upon the happening of a contingent event shall be payable within 7 days of the happening of that event.

PLAYERS: CONTRACTS, REGISTRATIONS AND TRANSFERS

SECTION V: PLAYERS — TRANSFERS OF REGISTRATIONS

Transfer Windows

V.1.         “Transfer Windows” means the 2 periods in a year during which, subject to Rule V.4, a Club may apply for the New Registration of a player or to have the registration of a player transferred to it or for a Temporary Transfer.

V.2.         The first Transfer Window in any year shall commence at midnight on the last day of the Season and shall end on 31st August next if a Working Day or, if not, on the first Working Day thereafter, at a time to be determined by the Board.

V.3.         The second Transfer Window in any year shall commence at midnight on 31st December and shall end on 31st January next if a Working Day or, if not, on the first Working Day thereafter, at a time to be determined by the Board.

V.4.         Outside a Transfer Window the Board in its absolute discretion may:

V.4.1.         refuse an application; or

V.4.2.         grant an application and, if thought fit, impose conditions by which the Club making the application and the player shall be bound.

Temporary Transfers

V.5.         A “Temporary Transfer” shall mean the transfer of a contract registration effected in accordance with Rules V.6 to V.10.

V.6.         Subject to the conditions set out below, a Temporary Transfer shall be permitted:

V.6.1.         between Clubs; and

V.6.2.         between a Club and a club in membership of the Football League, the Football Conference, the Northern Premier League, the Isthmian League and the Southern League.

V.7.         The conditions referred to in Rule V.6 are:

V.7.1.         a Temporary Transfer to a Club may not take place in the Transfer Window in which the Transferor Club acquired the Player’s registration;

V.7.2.         during the period of the Temporary Transfer of his contract registration a Player shall not play against the Transferor Club;

V.7.3.         if during the period of a Temporary Transfer the Player’s registration is transferred permanently from the Transferor Club to the Transferee Club, the two Clubs may agree in writing (to be copied to the League) that the Player shall not play against the Transferor Club for the remainder of the Season;

V.7.4.         subject to any conditions imposed by the Board in the exercise of its discretion under Rule V.4.2, the minimum period of a Temporary Transfer shall be the period between 2 consecutive Transfer Windows and the period of a Temporary Transfer shall not extend beyond 30th June next after it was entered into;

V.7.5.         the maximum number of Temporary Transfers to any one Club registrable in the same Season shall be 4 and in no circumstances shall more than 1 be from the same Transferor Club at any one time save there shall be excluded from these numbers any Temporary Transfer of the kind described in V.7.6.1 or V.7.6.2;

V.7.6.         not more than 2 Temporary Transfers shall be registered by a Club at the same time except that there shall be excluded from that number:

V.7.6.1.     any Temporary Transfer which become permanent; and

V.7.6.2.     the Temporary Transfer of a goalkeeper which in its absolute discretion the Board may allow in circumstances it considers to be exceptional;

V.7.7.         a Club may transfer the registration of no more than one of its goalkeepers by way of Temporary Transfer to another Club each Season, subject to any further Temporary Transfer of one of its goalkeepers pursuant to Rule V.7.6.2;

V.7.8.         any other conditions agreed between the Transferor Club and the Transferee Club or, in the exercise of its discretion, imposed by the Board.

V.8.         The Loan Fee payable on a Temporary Transfer shall be such sum (if any) as shall have been agreed between the Transferee Club and the Transferor Club and set out in Football Association Form H.2 or H.3 (as appropriate) or in a supplementary agreement.

V.9.         Any Loan Fee (including any instalments thereof) shall be paid on or before the date or dates agreed between the parties, the latest of which must be no later than 30th June immediately following the conclusion of the Season in which the Temporary Transfer expired.

V.10.      A Temporary Transfer shall be effected by submitting to the Secretary Football Association Form H.2 or Form H.3 duly completed and signed on behalf of the Club by an Authorised Signatory.

Contract Players

V.11.      The transfer of the Registration of a Contract Player shall be effected in the following manner:

V.11.1.      the Transferor Club and the Transferee Club shall enter into a Transfer Agreement in Form 29 signed on behalf of each Club by an Authorised Signatory in which shall be set out full particulars of all financial and other arrangements agreed between the Transferor Club and the Transferee Club and, except as provided below, between the Transferor Club and the Contract Player in relation to the transfer of the Contract Player’s registration whether the same are to take effect upon completion of the transfer or at any time thereafter;

V.11.2.      any such arrangements agreed between the Transferor Club and the Contract Player to which the Transferee Club is not privy may be omitted from Form 29 provided that they are forthwith notified in writing to the Secretary by the Transferor Club;

V.11.3.      the Transfer Agreement shall be sent by the Transferee Club to the Secretary together with a copy of the contract entered into between the Transferee Club and the Contract Player;

V.11.4.      the Transferee Club shall pay any Compensation Fee due to the Transferor Club under the terms of the Transfer Agreement in accordance with Rule V.29 and any levy payable under Rule V.38.

V.12.      All transfer arrangements in respect of Contract Players are subject to the approval of the Board.

V.13.      The Transferee Club will hold the registration of the Contract Player upon receipt of the Secretary’s certificate to that effect.

Retired Players

V.14.      A Club that, pursuant to Rule U.27.5, holds the registration of a Retired Player who is under the age of 24 years, shall be entitled if his registration is transferred to be paid a Compensation Fee by the Transferee Club.

Out of Contract Players

V.15.      An Out of Contract Player may seek to be registered by any Transferee Club.

V.16.      Upon receiving a formal written offer to effect the New Registration of an Out of Contract Player whose registration it holds, a Club shall forthwith notify the Player and the Secretary in writing to that effect.

V.17.      Provided that the following conditions are satisfied, a Compensation Fee shall be paid to a Transferor Club by a Transferee Club upon effecting the New Registration of an Out of Contract Player:

V.17.1.      the Out of Contract Player in question must be under the age of 24 years;

V.17.2.      on or before the third Saturday in May in the year in which the Player’s contract is to expire or, in the circumstances mentioned in Rule U.31, within 4 days of the last relevant F.A. Cup match or League Match in that year having been played, the Transferor Club must send to the Player Form 30 offering him a new contract on the terms therein set out, which must be no less favourable than those in his current contract;

V.17.3.      any offer made on Form 30 by a Club to a Player under the provisions of Rule V.17.2 shall remain open and capable of acceptance by the Player for a period of one month from the date upon which it was sent by the Club by ordinary first class post to his usual or last known address;

V.17.4.      a copy of Form 30 must be sent forthwith to the Secretary.

V.18.      Contract terms shall be deemed to be no less favourable if, disregarding any provision for a Signing on Fee in the Player’s current contract which is stated to be a once only payment, they are at least equal in value to the most favourable terms to which the Player was or is entitled in any year of his current contract.

The Player’s Options

V.19.      Upon receiving an offer on Form 30 a Player may either:

V.19.1.      accept the same within one month of its date and enter into a new contract with his Club in the terms offered; or

V.19.2.      decline it in writing.

V.20.      If the Player considers that the terms offered by his Club and set out in Form 30 are less favourable than those in his current contract, he may give notice to that effect to his Club and the Secretary in Form 31 and apply for a free transfer.

V.21.      Such application shall be determined by the Board and if it succeeds:

V.21.1.      the Player’s Club will not be entitled to a Compensation Fee upon a Transferee Club effecting his New Registration; and

V.21.2.      the Player will receive severance pay in accordance with his contract.

The Club’s Options

V.22.      If a Club makes an offer to a Player on Form 30 and the Player declines it, upon the expiry of the Player’s contract the Club may either:

V.22.1.      enter into a Conditional Contract with the Player in such financial terms as may be agreed; or

V.22.2.      enter into a Week by Week Contract with the Player; or

V.22.3.      if neither a Conditional Contract nor a Week by Week Contract has been entered into or a Week by Week Contract has been determined by the Club, continue to pay the Player the amount of the basic wage under his expired contract;

and in any such case the Club shall be entitled to a Compensation Fee upon a Transferee Club effecting the Player’s New Registration provided he then remains under the age of 24 years and the other conditions set out in Rule V.17 have been satisfied.

V.23.      The financial terms of a Week by Week Contract shall be those contained in the Player’s expired contract, excluding any Signing-on Fee, except that the Player shall be entitled to receive such incentives (if any) as are payable by the Club to its Contract Players with effect from the date of his new contract.

V.24.      An Out of Contract Player who continues to receive from his Club the amount of his basic wage under the provisions of Rule V.22.3 shall not be entitled to play for that Club. If such Out of Contract Player unreasonably refuses an offer of employment by another Club (or club), his Club may make application to the Premier League Appeals Committee for an order that payments to the Out of Contract Player may cease without affecting his Club’s entitlement to a Compensation Fee.

V.25.      A Club which having continued to pay the Player the amount of his basic wage under Rule V.22.3 intends to cease making such payments shall give to the Player 2 weeks’ notice to that effect and upon a Transferee Club effecting the Player’s New Registration the Club shall not be entitled to a Compensation Fee.

The Compensation Fee

V.26.      The Compensation Fee payable by a Transferee Club to a Transferor Club upon the transfer of the registration of a Contract Player to the Transferee Club shall be such sum as shall have been agreed between the Transferee Club and the Transferor Club and set out in the Transfer Agreement.

V.27.      The Compensation Fee likewise payable in respect of an Out of Contract Player under the provisions of Rule V.17 shall be:

V.27.1.      such sum as shall have been agreed between the Transferee Club and the Transferor Club or in default of agreement;

V.27.2.      such sum as the Professional Football Compensation Committee on the application of either Club shall determine.

V.28.      A Club which is a Transferor Club shall provide to any previous Club or Football League club with which a player was registered, and which has a right to sell-on fee in respect of any transfer of that player, full details of any Compensation Fee and Contingent Sum(s) to which it becomes entitled. The Club receiving the information shall not disclose or divulge it directly or indirectly to any third party without the prior written consent of the Transferor Club save to statutory and regulatory authorities or as may be required by law or to its Auditors.

Method of Payment

V.29.      Subject to Rules V.30 and V.35, all Compensation Fees, Loan Fees (including in both cases instalments thereof) and Contingent Sums payable to a Club or to a Football League club shall be paid (together in each case with Value Added Tax at the then current rate) by the Transferee Club into the Compensation Fee Account by telegraphic transfer or by such other means as the Board may from time to time direct.

V.30.      If a Club assigns its entitlement to a Compensation Fee or Loan Fee instalment pursuant to Rule U.36.10:

V.30.1.      it shall procure by means of a legally enforceable agreement that monies payable by virtue of the assignment are paid into the Compensation Fee Account by the assignee; and

V.30.2.      it shall irrevocably and unconditionally instruct the Transferee Club to pay such monies to the assignee upon their becoming due.

V.31.      Subject to Rule V.37.2, forthwith upon receiving monies into the Compensation Fee Account the Board shall pay the same to the Transferor Club entitled to receive them.

V.32.      A Transfer Agreement shall provide that the agreed Compensation Fee together with Value Added Tax at the then current rate shall be paid on or before the expiry date of the initial contract between the Transferee Club and the Contract Player. Compensation Fee instalments shall be paid on or before the dates set out in the Transfer Agreement (and if any such date is not a Working Day then the instalment shall be paid on the Working Day which immediately precedes that date).

V.33.      Where any Compensation Fee payable under the provisions of Rule V.17 is not agreed between the Transferee Club and the Transferor Club, the Transferee Club shall upon applying to register the Out of Contract Player pay into the Compensation Fee Account at least half the Compensation Fee offered to the Transferor Club and the balance shall likewise be paid as determined by the Professional Football Compensation Committee under Rule V.27.2.

V.34.      If the registration of a Player is further transferred before the Compensation Fee in respect of an earlier transfer is paid in full, the Transferee Club in that earlier transfer shall forthwith pay the balance of such Compensation Fee into the Compensation Fee Account save where it has received an instruction in accordance with Rule V.30.2, in which case it shall pay such balance to the assignee named in the instruction on the date or dates when it becomes due under the Transfer Agreement pursuant to which it acquired the registration of the Player.

V.35.      An agreement for an International Transfer and a Transfer Agreement with a Transferor Club which is not in membership of the League or the Football League shall provide that the Compensation Fee, any instalments thereof and any Contingent Sums payable by the Transferee Club shall be paid (together with any Value Added Tax payable in respect thereof) to the Football Association by telegraphic transfer or by such other means as the Board may from time to time direct for payment to the Transferor Club in accordance with the Football Association Rules.

V.36.      Upon the happening of a contingent event resulting in a Contingent Sum (including for the avoidance of doubt, contingent compensation payable pursuant to the Youth Development Rules) becoming payable:

V.36.1.      in the case of an International Transfer, the Transferee Club shall forthwith inform the Transferor Club in writing to that effect and within 7 days pay such Contingent Sum in accordance with Rule V.35;

V.36.2.      in every other case, the Transferee Club shall forthwith inform the Transferor Club to that effect on Form 32 and within 7 days pay such Contingent Sum in accordance with Rule V.29.

V.37.      If any Transferee Club acts in breach of Rules V.29 or V.32 to V.36 inclusive:

V.37.1.      the Board shall have power to refuse any application by that Transferee Club to register any Player until any sums then payable to its Transferor Club are paid;

V.37.2.      the Board shall have the power set out at Rule E.27;

V.37.3.      the Board shall have power to impose a penalty in accordance with the tariff of applicable penalties which it shall from time to time notify to Clubs;

V.37.4.      that Transferee Club shall pay to its Transferor Club interest on any part of a Compensation Fee or Contingent Sum not paid on its due date at the rate of 5 per cent over the base rate from time to time of Barclays Bank Plc from that date until the date of payment together with such other penalty as the Board in its discretion may decide.

Transfer Levy

V.38.      Subject to Rule V.39, upon payment of a Compensation Fee, a Contingent Sum or a payment made pursuant to Rule U.37, a Club shall forthwith pay to the League a levy equal to 4 per cent. of the sum paid (net of any Value Added Tax) and in the case of a Compensation Fee payable by instalments, the levy upon the whole of it shall be paid as aforesaid upon the Transferee Club applying to register the Player to which it relates.

V.39.      Levy shall not be payable on a Loan Fee unless the registration of the Contract Player who is the subject of the Temporary Transfer is transferred on a permanent basis from the Transferor Club to the Transferee Club during, or within four months of the expiry of, the Temporary Transfer, in which case a levy equal to 4 per cent of the aggregate of any Loan Fee and Compensation Fee shall be paid to the League.

V.40.      The sums received by the League by way of levy shall be used to pay premiums due under the Professional Footballers’ Pension Scheme and any surplus shall be added to the Professional Game Youth Fund.

DISCIPLINARY AND THE RESOLUTION OF DISPUTES

SECTION W: DISCIPLINARY

Power of Inquiry

W.1.                                               The Board shall have power to inquire into any suspected or alleged breach of these Rules and for that purpose may require:

W.1.1.                                     any Manager, Match Official, Official or Player to appear before it; and

W.1.2.                                     any such person or any Club to produce documents.

W.2.                                               Any Manager, Match Official, Official or Player who fails to appear before or to produce documents to the Board when required to do so under Rule W.1 shall be in breach of these Rules.

Board’s Disciplinary Powers

W.3.                                               The Board shall have power to deal with any suspected or alleged breach of these Rules by either:

W.3.1.                                     issuing a reprimand; or

W.3.2.                                     imposing a fixed penalty or other sanction where such provision is made in these Rules; or

W.3.3.                                     exercising its summary jurisdiction; or

W.3.4.                                     referring the matter to a Commission appointed under Rule W.21; or

W.3.5.                                     referring the matter to the Football Association for determination under the Football Association Rules.

Fixed Penalty Procedure

W.4.                                               Upon being satisfied that a fixed penalty is payable under the provisions of these Rules, the Board shall give notice in Form 33 to the Club or person by whom it is payable.

W.5.                                               Within 14 days of the date of a notice in Form 33 the Club or person to whom it is addressed may either:

W.5.1.                                     pay the fixed penalty; or

W.5.2.                                     appeal under the provisions of Rule W.60.1 against the imposition of the same.

W.6.                                               Failure to pay a fixed penalty as provided in Rule W.5.1 or forthwith upon an appeal against the same being dismissed shall in either case constitute a breach of these Rules.

Summary Jurisdiction

W.7.                                               The Board’s summary jurisdiction shall extend to any suspected or alleged breach of these Rules (other than a breach for which a fixed penalty is prescribed) which in its absolute discretion the Board considers should not be referred to a Commission under Rule W.3.4 or to the Football Association under Rule W.5.

W.8.                                               In exercising its summary jurisdiction the Board shall be entitled to impose a fine not exceeding £25,000.00 or, in the case of a breach of these Rules by a Manager, such sum as may be set out in any tariff of fines, or other penalty, agreed in writing between the Board and the League Managers Association.

W.9.                                               The Board shall exercise its summary jurisdiction by giving notice in Form 34 to the Club or person allegedly in breach.

W.10.                                        Within 14 days of the date of a notice in Form 34 the Club or person to whom it is addressed may either:

W.10.1.                              submit to the Board’s jurisdiction and pay the fine imposed; or

W.10.2.                              elect to be dealt with by a Commission.

W.11.                                        Failure to comply with the requirement contained in a notice in Form 34 shall constitute a breach of these Rules.

Provision of Information

W.12.                                        It shall be no answer to a request from the Board to disclose documents or information pursuant to Rule W.1 that such documents or information requested are confidential. All Clubs and Persons subject to these Rules must ensure that any other obligations of confidentiality assumed are made expressly subject to the League’s right of inquiry under these Rules. No Club or Person shall be under an obligation to disclose any documents rendered confidential by either the order of a court of competent jurisdiction or by statute or statutory instrument.

W.13.                                        All persons who are requested to assist pursuant to Rule W.1 shall provide full, complete and prompt assistance to the Board in its exercise of its power of Inquiry.

The Panel

W.14.                                        Subject in each case to the approval of Clubs in General Meeting, the Board shall establish a panel of such number of persons as it shall think fit (“the Panel”) each of whom shall be eligible to sit as either:

W.14.1.                              a member of an appeal tribunal appointed under the provisions of Rule E.41 or Rule F.16; or

W.14.2.                              a member of a Commission; or

W.14.3.                              in the case of an arbitration under Rules P.12 and Section Y of these Rules, as a member of a Managers’ Arbitration Tribunal; or

W.14.4.                              in the case of an arbitration under Section X of these Rules (Arbitration), as a member of an arbitral tribunal.

W.15.                                        The Panel shall include:

W.15.1.                              authorised insolvency practitioners eligible under Rule E.41 to sit as a member of an appeal tribunal appointed thereunder; and

W.15.2.                              legally qualified persons eligible:

W.15.2.1.                    under Rule E.41 or Rule F.16 to sit as chairmen of appeal tribunals appointed thereunder; or

W.15.2.2.                    under Rule Y.7 to sit as chairmen of Managers’ Arbitration Tribunals; or

W.15.2.3.                    under Rule W.21 to sit as chairmen of Commissions; or

W.15.2.4.                    under Rule X.12 as chairmen of arbitral tribunals other than Managers’ Arbitration Tribunals; or

W.15.2.5.                    under Rule X.16 as a single arbitrator; and persons who have held judicial office eligible under Rule W.61 to sit as chairmen of Appeals Boards;

W.15.3.                              persons who hold nationally recognised qualifications as accountants or auditors, who shall be eligible to be members of Commissions appointed to determine suspected or alleged breaches of Rules E.51 to E.58 .

W.16.                                        The Panel shall not include members of the Board or Officials but may include members of the Council of the Football Association who are not Officials.

W.17.                                        Subject to Rules W.18 and W.19, the term of office of each member of the Panel shall be 3 years (and for the avoidance of doubt at the end of that term a member of the Panel may be re-appointed as such pursuant to Rule W.14).

W.18.                                        A member of the Panel appointed for any purpose provided by these Rules may continue to act on the matter for which he was so appointed notwithstanding that his term of office has expired pursuant to Rule W.17 since his appointment.

W.19.                                        Subject to Rule W.20, the term of office of a member of the Panel shall be terminated by the Board forthwith if:

W.19.1.                              ‘he is or becomes subject to any of the matters set out in Rule F.1; or

W.19.2.                              circumstances exist that give rise to justifiable doubts as to whether he can discharge the duties of a member of the Panel impartially; or

W.19.3.                              he is physically or mentally incapable of discharging the duties of a member of the Panel; or

W.19.4.                              he has refused or failed:

W.19.4.1.                    properly to conduct proceedings pursuant to these Rules; or

W.19.4.2.                    to use all reasonable dispatch in conducting such proceedings;

and in either case substantial injustice has as a result been caused to a party to such proceedings.

W.20.                                        If a member of the Panel whose term of office is terminated by the Board pursuant to Rule W.19 wishes to challenge that termination, he may do so solely by way of commencing arbitration proceedings pursuant to Rule X.6.

Appointing a Commission

W.21.                                        A Commission shall be appointed by the Board and shall comprise 3 members of the Panel of whom one, who shall be legally qualified, shall sit as chairman of the Commission.

W.22.                                        To take effect from the start of Season 2015/16:

A Commission appointed to deal with a suspected or alleged breach of Rules E.51 to E.58 shall include at least one member of the Panel qualified as set out in Rule W.15.3 (but who shall not sit as the chairman of the Commission, who shall be legally qualified as set out in Rule W.21).

Commission Procedures

W.23.                                        The parties to proceedings before a Commission shall be:

W.23.1.                              the Board; and

W.23.2.                              the Club, Manager, Match Official, Official or Player allegedly in breach of these Rules (“the Respondent”).

W.24.                                        Proceedings shall be commenced by complaint which shall be drafted by or on behalf of the Board.

W.25.                                        The complaint shall be in Form 35 and shall identify the Rule allegedly breached, it shall contain a summary of the facts alleged and it shall have annexed to it copies of any documents relied upon by the Board.

W.26.                                        The complaint shall be sent by recorded delivery post by the Secretary to the Respondent. In the case of a Respondent who is a Manager, an Official or a Player it shall be sent to him care of his Club. A complaint shall be deemed to have been received by a Respondent on the third day after the date of posting. No defect in the service of a complaint shall invalidate all or any part of the proceedings if it can be shown that it is likely that the complaint has come to the attention of the Respondent.

W.27.                                        At any stage the Commission may determine (either of its own accord or as a result of representations from a Person, Club or club and in any event in its sole discretion), that if the complaint is upheld, it may wish to exercise its power under Rule W.53.5 to award compensation to any Person or to any Club (or club). If the Commission so determines, it shall notify the parties to the proceedings and the relevant Person, Club or club of this fact. The Commission may then make appropriate directions as to the receipt of evidence of loss from the relevant Person, Club or club as well as directions on the receipt of evidence in response from the parties to the proceedings.

W.28.                                        In the case of a Respondent which is a Club, if a Commission considers whether to exercise its power under Rule W.53.5 to award compensation to another Club (which term for the purposes of this Rule W.28 shall include a Relegated Club), but determines that the other Club has no entitlement to compensation, the other Club shall be entitled to appeal that determination to an Appeal Board. If it does not do so, or if the Appeal Board upholds the Commission’s decision that it has no entitlement to compensation, it shall not be entitled to bring any claim for compensation, whether under these Rules or otherwise, against the Respondent Club arising out of the breach of these Rules in respect of which the Commission was appointed.

W.29.                                        Within 14 days of receipt of the complaint the Respondent shall send to the Secretary by recorded delivery post a written answer in Form 36 in which the Respondent:

W.29.1.                              shall either admit or deny the complaint; and

W.29.2.                              may request that the complaint shall be determined by written representations in which case, if the complaint is denied, the written representations shall be contained in the answer.

W.30.                                        The Secretary on behalf of the Board shall respond in writing to any such request within 14 days of receipt of the answer and if the request is denied the complaint shall be determined at a hearing.

W.31.                                        If the complaint is admitted, the Respondent may include in the answer any mitigation to be taken into account by the Commission.

W.32.                                        If the complaint is denied, the Respondent’s reasons shall be set out in the answer and copies of any documents on which the Respondent relies shall be annexed.

W.33.                                        Documentary evidence shall be admissible whether or not copies are attached to the complaint or the answer as long as such documents are:

W.33.1.                              relevant; and

W.33.2.                              submitted by a party to the Commission in sufficient time before the hearing, such that neither party will be prejudiced by their submission.

W.34.                                        The Secretary shall provide a copy of the answer to the chairman of the Commission together with a copy of his response to any request for determination by written representations.

W.35.                                        If the Respondent fails to send an answer in accordance with Rule W.29, the Respondent shall be deemed to have denied the complaint which shall be determined at a hearing.

W.36.                                        If the complaint is to be determined by written representations, forthwith upon receipt of the answer the chairman of the Commission shall convene a meeting of its members for that purpose.

W.37.                                        If the complaint is to be determined at a hearing, the chairman of the Commission may give directions for the future conduct of the complaint addressed in writing to the parties or require the parties to attend a directions hearing.

W.38.                                        A directions hearing shall be conducted by the chairman of the Commission sitting alone.  He may give such directions as he thinks fit including directions for:

W.38.1.                              the Board to give further particulars of the complaint;

W.38.2.                              the Respondent to give further particulars of the answer;

W.38.3.                              either or both parties to produce and exchange documents;

W.38.4.                              the submission of expert evidence;

W.38.5.                              lists of witnesses and lodging and exchange of witness statements;

W.38.6.                              witnesses to be summoned to attend the hearing;

W.38.7.                              prior notice to be given of any authorities relied on by the parties;

W.38.8.                              the parties to lodge and exchange an outline of their submissions;

W.38.9.                              the assessment of the entitlement to and amount of compensation that may be ordered pursuant to Rule W.53.5.

W.39.                                        Notice of the date, time and place of the hearing shall be given in writing to the parties by the chairman of the Commission.

W.40.                                        If the Board or its representative fails to attend the hearing the chairman of the Commission may either adjourn it or proceed in the Board’s absence.

W.41.                                        If the Respondent fails to attend the hearing it shall proceed in the absence of the Respondent.

W.42.                                        Any witness who is bound by these Rules and who having been summoned by a Commission to attend a hearing fails to do so shall be in breach of these Rules.

W.43.                                        The chairman of the Commission shall have an overriding discretion as to the manner in which a hearing is conducted but, subject thereto:

W.43.1.                              where the complaint has been admitted, he shall invite the Board or its representative to outline the facts and shall give the Respondent the opportunity to add to any mitigation contained in the answer;

W.43.2.                              where the complaint has been denied, the proceedings shall be conducted on an inquisitorial basis; the witnesses shall be taken through their evidence in chief by the party tendering such evidence and may be subject to cross-examination by the opposing party (at its option) and re-examination if required. Witnesses may also be examined by the chairman of the Commission and its members;

W.43.3.                              the parties shall be permitted to put questions to witnesses;

W.43.4.                              witnesses may be examined on oath;

W.43.5.                              at the conclusion of the evidence the parties shall each be invited to address the Commission.

W.44.                                        The chairman of a Commission may order that a transcript of the proceedings be taken.

W.45.                                        The proceedings of a Commission shall be conducted in private.

W.46.                                        The Board shall have the onus of proof on a balance of probabilities.

W.47.                                        If the members of a Commission are not unanimous the decision of the majority of them shall prevail.

W.48.                                        In the case of a determination by written representations the Commission’s decision shall forthwith be communicated in writing by the chairman of the Commission to the parties.

W.49.                                        In the case of a determination at a hearing the Commission’s decision shall be announced as soon as practicable thereafter and if possible at the end of the hearing and shall be confirmed in writing by the chairman of the Commission to the parties.

W.50.                                        In either case, unless the parties otherwise agree, the Commission shall give its reasons for its decision. In the event of a majority decision no minority opinion shall be produced.

W.51.                                        Members of a Commission shall be entitled to receive from the League a reasonable sum by way of fees and expenses.

Commission’s Powers

W.52.                                        Upon finding a complaint to have been proved a Commission shall invite the Respondent to place any mitigating facts before the Commission.

W.53.                                        Having heard and considered such mitigation (if any) the Commission may:

W.53.1.                              reprimand the Respondent;

W.53.2.                              impose upon the Respondent a fine unlimited in amount;

W.53.3.                              in the case of a Respondent who is a Manager, Match Official, Official or Player, suspend him from operating as such for such period as it shall think fit;

W.53.4.                              in the case of a Respondent which is a Club:

W.53.4.1.                    suspend it from playing in League Matches for such period as it thinks fit;

W.53.4.2.                    deduct points scored or to be scored in League Matches;

W.53.4.3.                    recommend that the Board orders that a League Match be replayed;

W.53.4.4.                    recommend that the League expels the Respondent from membership in accordance with the provisions of Rule B.7;

W.53.5.                              order the Respondent to pay compensation unlimited in amount to any Person or to any Club (or club);

W.53.6.                              cancel or refuse the registration of a Player registered or attempted to be registered in contravention of these Rules;

W.53.7.                              impose upon the Respondent any combination of the foregoing or such other penalty as it shall think fit;

W.53.8.                              order the Respondent to pay such sum by way of costs as it shall think fit which may include the fees and expenses of members of the Commission paid or payable under Rule W.51; and

W.53.9.                              make such other order as it thinks fit.

W.54.                                        Where a Person, Club or club has been invited to address the Commission on compensation, the Commission may adjourn the hearing to allow all relevant parties to make submissions, or if it considers that it is in the interest of justice that the determination of the complaint be resolved before the issue of compensation is addressed, direct that a further hearing take place on the issue of compensation after the complaint has been determined.

W.55.                                        A Person, Club or club invited to make submissions on compensation shall be entitled to be present at the hearing, but may only make submissions or advance evidence or question witnesses if and to the extent that the Chairman of the Commission gives it leave.

W.56.                                        If the Board fails to prove a complaint a Commission may order the League to pay to the Respondent such sum by way of costs as it shall think fit.

W.57.                                        Where a Respondent Club is suspended from playing in League Matches under the provisions of Rule W.53.4.1, its opponents in League Matches which should have been played during the period of suspension, unless a Commission otherwise orders, shall be deemed to have won them.

W.58.                                        Fines and costs shall be recoverable by the Board as a civil debt; compensation shall likewise be recoverable by the person or Club entitled to receive it.

W.59.                                        Fines recovered by the Board shall be used towards the operating expenses of the League or, at the discretion of the Board, towards charitable purposes. Costs recovered by the Board shall be used to defray the costs of the Commission.

Appeals

W.60.                                        A Club (or club) or Person aggrieved by:

W.60.1.                              the decision of the Board to impose a fixed penalty; or

W.60.2.                              the decision of a Commission before which such Club or person appeared as Respondent; or

W.60.3.                              the amount of compensation (if any) which a Commission has, pursuant to Rule W.53.5, ordered either that it shall pay or that shall be paid in its favour;

may appeal in accordance with the provisions of these Rules against the decision, the penalty or the amount of compensation (as appropriate).

W.61.                                        An appeal shall lie to an Appeal Board which shall be appointed by the Board and, subject to Rule W.62, shall comprise 3 members of the Panel of whom one, who shall have held judicial office, shall sit as chairman of the Appeal Board.

W.62.                                        No member of the Panel shall be appointed to an Appeal Board to hear an appeal against the decision of a Commission of which he was a member.

W.63.                                        The parties to an appeal shall be:

W.63.1.                              a Respondent to a charge; and/or

W.63.2.                              a Person, Club or club pursuant to Rule W.60.3; and/or

W.63.3.                              the Board.

W.64.                                        An appeal against the decision of the Board to impose a fixed penalty shall be in Form 37.

W.65.                                        An appeal against the decision of a Commission shall be in Form 38.

W.66.                                        An appeal shall be commenced by the appellant sending or delivering to the Secretary Form 37 or Form 38, as the case may be, so that he receives the same together with a deposit of £1,000 within 14 days of the date of the decision appealed against (time of the essence).

W.67.                                        The Appeal Board may give directions as it thinks fit for the future conduct of the appeal, addressed in writing to the parties, or require the parties to attend a directions hearing.

W.68.                                        Any party to an appeal may apply for permission to adduce fresh evidence. Such permission shall only be granted if it can be shown that the evidence was not available to the party and could not have been obtained by such party with reasonable diligence, at the time at which the Commission heard the complaint.

W.69.                                        Notice of the date, time and place of the appeal hearing shall be given in writing to the parties by the chairman of the Appeal Board.

SECTION W: DISCIPLINARY

W.70.                                        If a party fails, refuses or is unable to attend the hearing the Appeal Board may either adjourn it or proceed in the party’s absence.

W.71.                                        Except in cases in which the Appeal Board gives leave to adduce fresh evidence pursuant to Rule W.68, an appeal shall be by way of a review of the documents and the parties shall be entitled to make oral representations. Subject to the foregoing provisions of this Rule, the Appeal Board shall have an overriding discretion as to the manner in which the hearing is conducted.

W.72.                                        The Appeal Board may permit the Appellant (or Person, Club or club pursuant to Rule W.60.3) at any time to withdraw the appeal on such terms as to costs and otherwise as the Appeal Board shall determine.

W.73.                                        If the members of the Appeal Board are not unanimous, the decision of the majority of them shall prevail.

W.74.                                        The Appeal Board’s decision shall be announced as soon as practicable after the appeal hearing and if possible at the end thereof and shall be confirmed in writing by the chairman of the Appeal Board to the parties, giving reasons. If the decision reached by the Appeal Board was by a majority, no minority or dissenting opinion shall be produced or published.

W.75.                                        Members of an Appeal Board shall be entitled to receive from the League a reasonable sum by way of fees and expenses.

Appeal Board’s Powers

W.76.                                        Upon the hearing of an appeal, an Appeal Board may:

W.76.1.                              allow the appeal;

W.76.2.                              dismiss the appeal;

W.76.3.                              except in the case of a fixed penalty, vary any penalty imposed or order made at first instance;

W.76.4.                              vary or discharge any order for compensation made by the Commission;

W.76.5.                              order the deposit to be forfeited to the League or repaid to the appellant;

W.76.6.                              order a party to pay or contribute to the costs of the appeal including the fees and expenses of members of the Appeal Board paid or payable under Rule W.75;

W.76.7.                              remit the matter back to the Commission with directions as to its future disposal;

W.76.8.                              make such other order as it thinks fit.

W.77.                                        Subject to the provisions of Section X of these Rules (Arbitration), the decision of an Appeal Board shall be final.

Admissibility of Evidence

W.78.                                        In the exercise of their powers under this Section of these Rules, a Commission or an Appeal Board shall not be bound by any enactment or rule of law relating to the admissibility of evidence save as to relevance.

Legal Representation

W.79.                                        The parties to proceedings before a Commission or an Appeal Board shall be entitled to be represented by a solicitor or counsel provided that they shall have given to the other party and to the chairman of the Commission or of the Appeal Board as the case may be 14 days’ prior written notice to that effect identifying the solicitor or counsel instructed.

Publication and Privilege

W.80.                                        Without prejudice in any event to any form of privilege available in respect of any such publication, whether pursuant to the Defamation Act 1996 or otherwise, the Board, a Commission and an Appeal Board shall be entitled to publish as each of them shall think fit reports of their proceedings, whether or not they reflect adversely on the character or conduct of any Club, Manager, Match Official, Official or Player and any Club and any person bound by these Rules and any person bound by virtue of any obligation whether to the League or to any third party to observe these Rules shall be deemed to have provided their full and irrevocable consent to the publication of oral or written statements without limit in number by any of the Board, a Commission and an Appeal Board in any form or media as each of them shall think fit of details of any and all evidence tendered in any proceedings over which they have jurisdiction and of a full report of any finding or decision made by any of the said bodies.

DISCIPLINARY AND THE RESOLUTION OF DISPUTES

SECTION X: ARBITRATION

Definitions

X.1.                                                  In this Section of these Rules:

X.1.1.                                        “the Act” means the Arbitration Act 1996 or any re-enactment or amendment thereof for the time being in force;

X.1.2.                                        “party” means a party to the arbitration;

X.1.3.                                        “the tribunal” means the arbitral tribunal;

X.1.4.                                        “the chairman” means the chairman of the tribunal.

Agreement to Arbitrate

X.2.                                                  Membership of the League shall constitute an agreement in writing between the League and Clubs and between each Club for the purposes of section 5 of the Act in the following terms:

X.2.1.                                        to submit all disputes which arise between them (including in the case of a Relegated Club any dispute between it and a Club or the League the cause of action of which arose while the Relegated Club was a member of the League), whether arising out of these Rules or otherwise, to final and binding arbitration in accordance with the provisions of the Act and this Section of these Rules;

X.2.2.                                        that the seat of each such arbitration shall be in England and Wales;

X.2.3.                                        that the issues in each such arbitration shall be decided in accordance with English law;

X.2.4.                                        that no other system or mode of arbitration will be invoked to resolve any such dispute.

X.3.                                                  Disputes under these Rules will be deemed to fall into one of three categories, being:

X.3.1.                                        disputes arising from decisions of Commissions or Appeal Boards made pursuant to Rules W.1 to W.80 (Disciplinary Procedures) of these Rules (‘Disciplinary Disputes”);

X.3.2.                                        disputes arising from the exercise of the Board’s discretion (‘Board Disputes”);

X.3.3.                                        other disputes arising from these Rules or otherwise.

X.4.                                                  In the case of a Disciplinary Dispute, the only grounds for review of a decision of a Commission or Appeal Board shall be that the decision was:

X.4.1.                                        reached outside of the jurisdiction of the body that made the decision; or

X.4.2.                                        reached as a result of fraud, malice or bad faith; or

X.4.3.                                        reached as a result of procedural errors so great that the rights of the applicant have been clearly and substantially prejudiced; or

X.4.4.                                        reached as a result of a perverse interpretation of the law; or

X.4.5.                                        one which could not reasonably have been reached by any tribunal which had applied its mind properly to the facts of the case.

X.5.                                                  In the case of a Board Dispute, the only grounds for review shall be that the decision:

X.5.1.                                        was reached outside the jurisdiction of the Board; or

X.5.2.                                        could not have been reached by any reasonable Board which had applied its mind properly to the issues to be decided; or

X.5.3.                                        was reached as a result of fraud, malice or bad faith; or

X.5.4.                                        was contrary to English law; and directly and foreseeably prejudices the interests of a person or persons who were in the contemplation of the Board at the time that the decision was made as being directly affected by it and who suffer loss as a result of that decision.

Standing

X.6.                                                  A person who is not a party to a Disciplinary Dispute or a Board Dispute may not invoke these arbitration provisions in respect of such a dispute, unless that party can show that they are sufficiently affected by the outcome of the dispute that it is right and proper for them to have standing before the tribunal.

Disputes between Clubs and Players

X.7.                                                  Disputes between Clubs and Players referred to arbitration in accordance with these Rules pursuant to the provision to that effect in Form 26 shall be determined in accordance with the procedures set out in this Section of these Rules.

Commencement of the Arbitration

X.8.                                                  An arbitration shall be deemed to have commenced and for the purpose of Rules X.2 and X.7 a dispute shall be deemed to have arisen upon the party requesting an arbitration serving upon the other party a request in Form 39.

X.9.                                                  The party requesting an arbitration shall send a copy of Form 39 to the Secretary who shall forthwith send to each party particulars of those persons who are members of the Panel.

Appointing the Arbitrators

X.10.                                           Subject to Rule X.16, the tribunal shall comprise 3 members of the Panel and there shall be no umpire.

X.11.                                           Within 14 days of service of the request in Form 39 each party shall by notice in Form 40 addressed to the Secretary appoint one Panel member to act as an arbitrator in the arbitration requested.

X.12.                                           Within 14 days of their appointment the 2 arbitrators so appointed shall appoint the third arbitrator who shall be a legally qualified member of the Panel and who shall sit as chairman. If the 2 arbitrators so appointed fail to agree on the appointment of the third arbitrator the Board (or the Football Association if the League is a party) shall make the appointment giving notice in writing to that effect to each party.

X.13.                                           If a party, other than the League or a Club, does not wish to appoint a member of the Panel as their nominated arbitrator, they may nominate some other person provided that:

X.13.1.                                 that the person they nominate is a solicitor of no less than 10 years’ admission or a barrister of no less than 10 years’ call; and

X.13.2.                                 such person is independent of the party appointing him and able to render an impartial decision.

X.14.                                           If a party refuses or fails to appoint an arbitrator when it is obliged to do so in accordance with these Rules the Board (or the Football Association if the League is a party) shall make the appointment giving notice in writing to that effect to each party.

X.15.                                           Upon appointment all arbitrators must sign a statement of impartiality. Any arbitrator not signing such a statement within 7 days of appointment may not act and the party appointing him must nominate another arbitrator within 7 days.

Appointing a Single Arbitrator

X.16.                                           Notwithstanding the provisions of Rule X.10, the parties shall be at liberty to appoint a legally qualified member of the Panel to be a single arbitrator in which case:

X.16.1.                                 Form 41 shall be substituted for Form 40; and

X.16.2.                                 this Section of these Rules shall be interpreted on the basis that the tribunal comprises a single arbitrator who shall undertake the duties of the chairman.

Replacing an Arbitrator

X.17.                                           If following his appointment an arbitrator refuses to act, becomes incapable of acting, is removed by order of a competent court or dies, or if his membership of the Panel is terminated pursuant to Rule W.19, the Board (or the Football Association if the League is a party) shall appoint a member of the Panel to replace him.

Communications

X.18.                                           All communications sent in the course of the arbitration by the arbitrators shall be signed on their behalf by the chairman.

X.19.                                           Such communications addressed by the arbitrators to one party shall be copied to the other.

X.20.                                           Any communication sent by either party to the arbitrators shall be addressed to the chairman and shall be copied to the other party.

Directions

X.21.                                           The chairman of the tribunal shall decide all procedural and evidential matters and for that purpose within 14 days of his appointment he shall either give directions for the conduct of the arbitration addressed in writing to each party or serve on each party Form 42 requiring their attendance at a preliminary meeting at which he will give directions. In either case the directions shall include without limitation:

X.21.1.                                 whether and if so in what form and when statements of claim and defence are to be used;

X.21.2.                                 whether and if so to what extent discovery of documents between the parties is necessary;

X.21.3.                                 whether strict rules of evidence will apply and how the admissibility, relevance or weight of any material submitted by the parties on matters of fact or opinion shall be determined;

X.21.4.                                 whether and if so to what extent there shall be oral or written evidence or submissions;

X.21.5.                                 whether expert evidence is required;

X.21.6.                                 whether and if so to what extent the tribunal shall itself take the initiative in ascertaining the facts and the law.

The Tribunal’s General Powers

X.22.                                           The chairman of the tribunal shall have power to:

X.22.1.                                 allow either party upon such terms (as to costs and otherwise) as it shall think fit to amend any statement of claim and defence;

X.22.2.                                 give directions in relation to the preservation, custody, detention, inspection or photographing of property owned by or in the possession of a party to the proceedings;

X.22.3.                                 give directions as to the preservation of evidence in the custody or control of a party;

X.22.4.                                 direct that a witness be examined on oath;

X.22.5.                                 require each party to give notice of the identity of witnesses it intends to call;

X.22.6.                                 require exchange of witness statements and any expert’s reports;

X.22.7.                                 appoint one or more experts to report to it on specific issues;

X.22.8.                                 require a party to give any such expert any relevant information or to produce or provide access to any relevant documents or property;

X.22.9.                                 order that a transcript be taken of the proceedings;

X.22.10.                          extend or abbreviate any time limits provided by this Section of these Rules or by its directions;

X.22.11.                          require the parties to attend such procedural meetings as it deems necessary to identify or clarify the issues to be decided and the procedures to be adopted;

X.22.12.                          give such other lawful directions as it shall deem necessary to ensure the just, expeditious, economical and final determination of the dispute.

Duty of the Parties

X.23.                                           The parties shall do all things necessary for the proper and expeditious conduct of the arbitration and shall comply without delay with any direction of the chairman of the tribunal as to procedural or evidential matters.

Default of the Parties

X.24.                                           If either party is in breach of Rule X.23 the tribunal shall have power to:

X.24.1.                                 make peremptory orders prescribing a time for compliance;

X.24.2.                                 make orders against a party which fails to comply with a peremptory order;

X.24.3.                                 dismiss a claim for want of prosecution in the event of inordinate or inexcusable delay by a party which appears likely to give rise to a substantial risk that it will not be possible to have a fair resolution of the issues or will cause serious prejudice to the other party;

X.24.4.                                 debar that party from further participation and proceed with the arbitration and make an award but only after giving that party written notice of its intention to do so.

The Hearing

X.25.                                           The chairman shall fix the date, time and place of the arbitration hearing and shall give the parties reasonable notice thereof.

X.26.                                           At or before the hearing the chairman shall determine the order in which the parties shall present their cases.

X.27.                                           Any witness who gives oral evidence may be questioned by the representative of each party and by each of the arbitrators.

Remedies

X.28.                                           The tribunal shall have power to:

X.28.1.                                 determine any question of law or fact arising in the course of the arbitration;

X.28.2.                                 determine any question as to its own jurisdiction;

X.28.3.                                 make a declaration as to any matter to be determined in the proceedings;

X.28.4.                                 order the payment of a sum of money;

X.28.5.                                 award simple or compound interest;

X.28.6.                                 order a party to do or refrain from doing anything;

X.28.7.                                 order specific performance of a contract (other than a contract relating to land);

X.28.8.                                 order the rectification, setting aside or cancellation of a deed or other document.

Majority Decision

X.29.                                           If the arbitrators fail to agree on any issue they shall decide by a majority and a majority decision shall be binding on all of them. No dissenting judgment shall be produced.

Provisional Awards

X.30.                                           The tribunal shall have power to make provisional awards during the proceedings including without limitation requiring a party to make an interim payment on account of the claim or the costs of the arbitration. Any such provisional award shall be taken into account when the final award is made.

The Award

X.31.                                           If before the award is made the parties agree on a settlement of the dispute the tribunal shall record the settlement in the form of a consent award.

X.32.                                           The tribunal may make more than one award at different times on different aspects of the matters in dispute.

X.33.                                           The award shall be in writing and shall contain reasons for the tribunal’s decision.

Costs

X.34.              Until they are paid in full, the parties shall be jointly and severally liable to meet the arbitrators’ fees and expenses, the total amount of which shall be specified in the award.

X.35.              The tribunal shall award costs on the general principle that costs should follow the event except where it appears to the tribunal that in the circumstances this is not appropriate in relation to the whole or part of the costs.

X.36.              The party in favour of which an order for costs is made shall be allowed, subject to Rule X.37, a reasonable amount in respect of all costs reasonably incurred, any doubt as to reasonableness being resolved in favour of the paying party.

X.37.              In appropriate cases the tribunal may award costs on an indemnity basis.

X.38.              The chairman shall have power to tax, assess or determine the costs if requested to do so by either party.

Challenging the Award

X.39.              Subject to the provisions of Sections 67 to 71 of the Act, the award shall be final and binding on the parties and there shall be no right of appeal. There shall be no right of appeal on a point of law under Section 69 of the Act.

Representation

X.40.              A party may be represented before a tribunal by a solicitor or counsel provided that 14 days’ prior written notice to that effect identifying the solicitor or counsel instructed is given to the other party and to the chairman.

X.41.              A Club which is a party may be represented before a tribunal by one of its Officials. An Official shall not be prevented from representing his Club because he is or may be a witness in the proceedings.

Waiver

X.42.              A party which is aware of non-compliance with this Section of these Rules and yet proceeds with the arbitration without promptly stating its objection to such non-compliance to the chairman shall be deemed to have waived its right to object.

DISCIPLINARY AND THE RESOLUTION OF DISPUTES

SECTION Y: MANAGERS’ ARBITRATION TRIBUNAL

Managers’ Arbitration Tribunal

Y.1.                 Any dispute arising between the parties to a Manager’s contract of employment shall be determined by the Managers’ Arbitration Tribunal (in this Section of these Rules referred to as “the Tribunal”).

Y.2.                 The seat of each arbitration conducted by the Tribunal shall be in England and Wales. Each such arbitration shall be decided in accordance with English law.

Y.3.                 Such an arbitration shall be deemed to have commenced upon the party requesting it serving on the other party a request in Form 39.

Y.4.                 The party requesting such an arbitration shall send a copy of Form 39 together with a deposit of £5,000 to the Secretary who shall forthwith send to each party particulars of those persons who are members of the Panel.

Y.5.                 The Tribunal shall comprise 3 members of the Panel and there shall be no umpire.

Y.6.                 Within 14 days of service of the request in Form 39 each party shall by notice in Form 40 addressed to the Secretary appoint one Panel member to act as an arbitrator in the arbitration requested.

Y.7.                 If a party refuses or fails to appoint an arbitrator in accordance with Rule Y.6 the Board shall make the appointment giving notice in writing to that effect to each party.

Y.8.                 Within 14 days of their appointment the 2 arbitrators so appointed shall appoint a third arbitrator who shall be a legally qualified member of the Panel and who shall sit as chairman of the Tribunal. If the 2 arbitrators so appointed fail to agree on the appointment of the third arbitrator the Board shall make the appointment giving notice in writing to that effect to each party.

Y.9.                 If following his appointment an arbitrator refuses to act, becomes incapable of acting, is removed by order of a competent court or dies, the Board shall appoint a member of the Panel to replace him.

Y.10.              All communications sent in the course of the arbitration by the Tribunal shall be signed on its behalf by its chairman.

Y.11.              Such communications addressed by the Tribunal to one party shall be copied to the other.

Y.12.              Any communications sent by either party to the Tribunal shall be addressed to its chairman and shall be copied to the other party.

Y.13.              The chairman of the Tribunal shall decide all procedural and evidential matters and for that purpose within 14 days of his appointment he shall serve on each party Form 42 requiring their attendance at a preliminary meeting at which he will give directions including, but not limited to, those set out in Rule X.21.

Y.14.              The chairman of the Tribunal shall have the powers set out in Rule X.22.

Y.15.              The parties shall do all things necessary for the proper and expeditious conduct of the arbitration and shall comply without delay with any direction of the chairman of the Tribunal as to procedural or evidential matters.

Y.16.              If either party is in breach of Rule Y.15 the Tribunal shall have power to:

Y.16.1.      make peremptory orders prescribing a time for compliance;

Y.16.2.      make orders against a party which fails to comply with a peremptory order;

Y.16.3.      dismiss a claim for want of prosecution in the event of inordinate or inexcusable delay by a party which appears likely to give rise to a substantial risk that it will not be possible to have a fair resolution of the issues or will cause serious prejudice to the other party;

Y.16.4.      debar that party from further participation and proceed with the arbitration and make an award but only after giving that party written notice of its intention to do so.

Y.17.              The chairman of the Tribunal shall fix the date, time and place of the arbitration hearing and shall give the parties reasonable notice thereof. In order to allow the parties time in which to fulfil their obligation to attempt to reach a settlement of the dispute by mediation, the hearing shall not take place before the expiry of 42 days from the deemed commencement of the arbitration.

Y.18.              At or before the hearing the chairman of the Tribunal shall determine the order in which the parties shall present their cases.

Y.19.              Any witness who gives oral evidence may be questioned by the representative of each party and by each of the arbitrators.

Y.20.              Except for the power to order specific performance of a contract, the Tribunal shall have the powers set out in Rule X.28 together with the following additional powers:

Y.20.1.      to order the cancellation of the registration of the Manager’s contract of employment;

Y.20.2.      to order that the deposit be forfeited by or returned to the party paying it;

Y.20.3.      to make such other order as it thinks fit.

Y.21.              The provisions of Rules X.29 to X.42 inclusive, substituting ‘Tribunal” for ‘tribunal” and ‘chairman of the Tribunal” for ‘chairman”, shall apply to proceedings of the Tribunal. In exercising its power to award costs the Tribunal shall have regard to the extent to which each of the parties fulfilled their obligation to attempt to reach a settlement of the dispute by mediation.

DISCIPLINARY AND THE RESOLUTION OF DISPUTES

SECTION Z: PREMIER LEAGUE APPEALS COMMITTEE

Jurisdiction

Z.1.              The Premier League Appeals Committee (hereafter in this Section of these Rules called “the Committee”) shall determine the following matters:

Z.1.1.         an appeal by a Club or a Contract Player under the provisions of clause 19(d) of Form 25 (Player’s Contract);

Z.1.2.         an appeal by a Club or an Academy Player under the provisions of Youth Development Rule 279;

Z.1.3.         an appeal by a Club or a Contract Player under the provisions of Rule T.17.3 against a decision of the Board regarding payment of the balance of a Signing-on Fee to the Contract Player;

Z.1.4.         an appeal by a Club or a Contract Player under the provisions of Rule T.34 against a decision of the Board given under either Rule T.29 or Rule T.30;

Z.1.5.         an application by a Club under the provisions of Rule V.22 that payments to an Out of Contract Player may cease without affecting the Club’s entitlement to a Compensation Fee.

Composition of the Committee

Z.2.                 The Committee shall be composed of:

Z.2.1.         an independent chairman who holds or has held judicial office and who, with the prior approval of the Professional Footballers’ Association, shall be appointed by the Board in such terms as it thinks fit;

Z.2.2.         a member of the Panel appointed by the League;

Z.2.3.         an appointee of the Professional Footballers’ Association provided that in cases where an officer or employee of that Association is appearing before the Committee representing a party to the proceedings then the appointee shall not be an officer or employee of the Association.

Z.3.                 If the chairman of the Committee is unable to act or to continue acting as such in the determination of any matter, the Board shall appoint in his stead a member of the Panel who holds or has held judicial office.

Z.4.                 If following his appointment any other member of the Committee is unable to act or to continue acting, his appointer may appoint a replacement so that the composition of the Committee is maintained as provided in Rule Z.2.

Z.5.                 If the members of the Committee fail to agree on any issue, they shall decide by a majority.

Committee Procedures

Z.6.                 The parties to proceedings before the Committee shall be:

Z.6.1.         in an appeal under Rule Z.1.1, Z.1.2, Z.1.3 or Z.1.4:

Z.6.1.1.       the appellant Club or Contract Player; and

Z.6.1.2.       the respondent Contract Player or Club;

Z.6.2.         in the determination of a dispute under Rule Z.1.4:

Z.6.2.1.       the applicant Club or Player; and

Z.6.2.2.       the respondent Player or Club;

Z.6.3.         in an appeal under Rule Z.1.1:

Z.6.3.1.       the appellant Club or Academy Player; and

Z.6.3.2.       the respondent Academy Player or Club;

Z.6.4.         in an application under Rule Z.1.5:

Z.6.4.1.       the applicant Club; and

Z.6.4.2.       the respondent Out of Contract Player.

Z.7.                 Proceedings shall be commenced by an application in writing to the Secretary identifying:

Z.7.1.         the respondent;

Z.7.2.         the Rule under the provisions of which the appeal or application is made;

Z.7.3.         the nature of the appeal or application and the facts surrounding it;

Z.7.4.         the remedy or relief sought; and

Z.7.5.         any documents relied upon, copies of which shall be annexed.

Z.8.                 Except in the case of an application made by an Academy Player, an application made under the provisions of Rule Z.7 shall be accompanied by a deposit of £1,000.

Z.9.                 Upon receipt of an application the Secretary shall:

Z.9.1.         procure that for the purpose of determining the application the Committee is composed in accordance with Rule Z.2;

Z.9.2.         send a copy of the application and any documents annexed to it to the chairman and members of the Committee;

Z.9.3.         send a copy of the same by recorded delivery post to the respondent.

Z.10.               Within 14 days of receipt of the copy application the respondent shall send to the Secretary by recorded delivery post a written response to the application, annexing thereto copies of any documents relied upon.

Z.11.               Upon receipt of the response the Secretary shall send a copy thereof together with a copy of any document annexed to:

Z.11.1.       the chairman and members of the Committee; and

Z.11.2.       the party making the application.

Z.12.               The chairman of the Committee may give directions as he thinks fit for the future conduct of the proceedings addressed in writing to the parties with which the parties shall comply without delay.

Z.13.               The Committee by its chairman shall have power to summon any person to attend the hearing of the proceedings to give evidence and to produce documents and any person who is bound by these Rules and who, having been summoned, fails to attend or to give evidence or to produce documents shall be in breach of these Rules.

Z.14.               The Secretary shall make all necessary arrangements for the hearing of the proceedings and shall give written notice of the date, time and place thereof to the parties.

Z.15.               If a party to the proceedings fails to attend the hearing the Committee may either adjourn it or proceed in their absence.

Z.16.               The chairman of the Committee shall have an overriding discretion as to the manner in which the hearing of the proceedings shall be conducted.

Z.17.               The Committee shall not be bound by any enactment or rule of law relating to the admissibility of evidence in proceedings before a court of law.

Z.18.               The hearing shall be conducted in private.

Z.19.               Each party shall be entitled to be represented at the hearing by a solicitor or counsel provided that they shall have given to the other party and to the chairman of the Committee 14 days’ prior written notice to that effect.

Z.20.               The Committee’s decision shall be announced as soon as practicable and if possible at the end of the hearing and shall be confirmed in writing by the Secretary to the parties.

Z.21.               The Committee shall give reasons for its decision.

Z.22.               The decision of the Committee shall be final and binding.

Fees and Expenses

Z.23.               The chairman and members of the Committee shall be entitled to receive from the League a reasonable sum by way of fees and expenses.

Committee’s Powers

Z.24.               Upon determining an application made in accordance with the provisions of this Section of these Rules, the Committee may:

Z.24.1.       order the deposit required by Rule Z.8 to be forfeited to the League or repaid to the applicant;

Z.24.2.       order either party to pay to the other such sum by way of costs as it shall think fit which may include the fees and expenses of the chairman and members of the Committee paid or payable under Rule Z.23;

Z.24.3.       make such other order as it shall think fit.

PREMIER LEAGUE FORMS

PREMIER LEAGUE	Form 1

LIST OF AUTHORISED SIGNATORIES OF                                                 FOOTBALL CLUB

(Rule A.1.14)

To:                            The Secretary

The Premier League

The following Officials of the Club are Authorised Signatories:

Print Name	Position	Signature	Limit of Authority (if any)

* In particular, please indicate if the individual is an Authorised Signatory for the purposes of an application for a UEFA Club Licence.	Signed

Position

Date

PREMIER LEAGUE	Form 2

NOTIFICATION OF CLUB BANK ACCOUNT (Rule E.2)

To:          The Secretary

The Premier League

We confirm on behalf of the board of                                                                                 Football Club that the following bank account is the Club’s bank account for the purposes of Rule E.2:

Name of Bank

Name of account holder

Title of account

Sort code

Account number

Signed by a Director of the Club

Date

Signed by a Director of the Club

Date

PREMIER LEAGUE	Form 3

RETURN OF PLAYER SERVICES COSTS AND IMAGE CONTRACT PAYMENTS.

BY                                                                           FOOTBALL CLUB (Rule E.19)

To:        The Secretary

The Premier League

Full particulars of all payments made to and all benefits provided to each of our Contract Players and all Image Contract Payments in the Contract Year ended 30th June                                     are as follows:

SUMMARY

Name	Salary	Other	Total

Total

I certify on behalf of                                Football Club that the information given on this form is correct.

Signed

Position

Date

NOTE: The following terms which are used in this Form 3 are defined in the Premier League Rules: Accounting Reference Period, Annual Accounts, Contract Player, Contract Year, Image Contract Payment, Player Services Costs and Signing-on Fee.

PREMIER LEAGUE

SALARY

		Adjustments						Total Salary
	Contracted	to contracted		Signing-on	Loyalty		Appearance	and Bonuses
Name	Salary	salary	Actual Salary	Fees	Bonuses	Other Bonus	Fees	(£)

Total
Employers NIC
Total Salary and bonuses - inc Employers NIC

Signed

Position

Date

PREMIER LEAGUE	Form 3

RETURN OF PLAYER SERVICES COSTS AND IMAGE CONTRACT PAYMENTS.

OTHER

P11d benefits
	Pension	(based on latest	Image Contract
Name	Arrangements	tax year)	Payments	Total other costs

Total Other Costs

Signed

Position

Date

Reconciliation

£
Total Staff costs as per annual accounts
Less: Non playing staff
Player Services Costs and Image Contract Payments per Annual Accounts for the Accounting Reference Period ending
Add: Applicable post-Contract Year
Less: Applicable pre-Contract Year
Total Costs per Form 3

Signed

Position

Date

PREMIER LEAGUE	Form 4

APPEAL UNDER RULE E.39

To: The Secretary The Premier League	Date

We, [insert name of Club]                                         (the “Club”) hereby appeal against the deduction of 9 points notified to us by the Board on [date]                                              on the ground that the event of insolvency was caused by and resulted directly from circumstances, other than normal business risks, over which the Club could not reasonably be expected to have had control and its Officials had used all due diligence to avoid the happening of that event.

Brief details of the circumstances that led to the event of insolvency are set out on the attached sheet(s).

A deposit of £1,000 is enclosed.

Signed

Position

PREMIER LEAGUE	Form 5

OWNERS’ AND DIRECTORS’ DECLARATION (Rules A.1.50, F.2 and F.3)

To:          The Secretary

The Premier League

I, (full name)

of (address)

                                                                                                                                            (postcode)

hereby declare that:

1.     I am/propose to become* a Director of                                                                                                          Football Club;

2.     I am/am not* a person having Control over the Club;

3.     I am/am not* either directly or indirectly involved in or have power to determine or influence the management or administration of another Club or Football League club;

4.     I hold/do not hold* either directly or indirectly a Significant Interest in a Club while either directly or indirectly holding an interest in any class of Shares of another Club;

5.     I am/am not* prohibited by law from being a Director;

6.     I have/have not* been convicted of an offence set out in Premier League Rule F.1.4;

7.     I have/have not* made an Individual Voluntary Arrangement or been the subject of an Interim Bankruptcy Order, a Bankruptcy Restriction Order or a Bankruptcy Order;

8.     I have/have not*been a Director of a Club or club which, while I have been a Director of it, suffered 2 or more unconnected Events of Insolvency;

9.     I have/have not*been a Director of 2 or more Clubs or clubs each of which, while I have been a Director of them, has suffered an Event of Insolvency;

10.  I am/am not* subject to a suspension or ban from involvement in the administration of a sport as set out in Rule F.1.8;

11.  I am/am not* subject to any form of suspension, disqualification or striking-off by a professional body as set out in Rule F.1.9;

12.  I am/am not* required to notify personal information pursuant to Part 2 of the Sexual Offences Act 2003;

13.  I have/have not*been found to have breached any of the rules set out in Rule F.1.11;

14.  this Declaration is true in every particular.

I consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to the Football Association Premier League Limited holding and processing the above personal data and sensitive data for the purpose of discharging its functions as a regulatory and governing body of football.

I understand that the words “Bankruptcy Order”, “Bankruptcy Restriction Order”, “Club”, “club”, “Control”, “Declaration”, “Director”, “Event of Insolvency”, “ Holding “, “Individual Voluntary Arrangement”, “Interim Bankruptcy Restriction Order”, “Shares” and “Significant Interest” (together with any other defined terms comprising any part of these definitions) have the meanings set out in the Rules of the Premier League.

Signed by the Director	Date

Signed by an Authorised Signatory	Date

* delete as appropriate

PREMIER LEAGUE	Form 6

DUAL INTEREST NOTICE (Rules G.1 and G.2)

To: The Secretary The Premier League	Date:

Pursuant to Rule G.1 we hereby give notice that a Person

*holds

*has acquired

*has ceased to hold

a Significant Interest in                                                                                                                                      Football Club.

The particulars required by Rule G.2 are as follows:

1.             The Person holding/acquiring/ceasing to hold* a Significant Interest in the Club is

(name)

of (address)

2.             The details of the Significant Interest are as follows

3.             The proportion (expressed in percentage terms) which the Shares bear to the total number of Shares of that class in issue is                                   %

4.             The proportion (expressed in percentage terms) which the Shares bear to the total number of issued Shares of the Club is                                     %

This notice is given on the basis that the words “Club” “Holding” “Person” “Shares” “Significant Interest” (together with any other defined terms comprising any part of the definitions set out therein) have the meanings set out in the Rules of the Premier League.

Signed

Position

* delete as appropriate

PREMIER LEAGUE	Form 7

DIRECTORS’ REPORT (Rule H.7, H.8, H.9)

To:         The Football Association Premier League Limited (“the League”)

In accordance with the requirements of Section H of the Rules of the League, we, the Directors of                              Football Club Limited (“the Club”), hereby report in respect of the Club’s accounting period of                                 months ended on                                 20                              (“the Period of Review”) that [with the exception(s) noted below] all Material Transactions entered into by the Club during the Period of Review:

(1)    were negotiated and approved in accordance with the Club’s written transfer policy; and

(2)    have been documented and recorded as required by relevant provisions of these Rules and the Football Association Rules.

[The exception(s) referred to above is/are as follows                                               ]

[Signature of each Director and date of signing]

PREMIER LEAGUE	Form 8

REGISTRATION OF PITCH DIMENSIONS BY

FOOTBALL CLUB (Rule K.18)

To:          The Secretary

The Premier League

The dimensions of our pitch at [address of ground]

for Season 20      /20      are as follows:

Length: yards	( metres)
Width: yards	( metres)

Signed

Position

Date

PREMIER LEAGUE	Form 9

TEAM SHEET OF                                                                                    FOOTBALL CLUB (Rule L.21)

Date		Kick-off time

Opponents	F.C.	Referee

	SHIRT NO.	NAME

TEAM

	SHIRT NO.	NAME	REPLACED	TIME

SUBSTITUTES

	NAME	JOB TITLE

OFFICIALS OCCUPYING THE TRAINER’S BENCH

				Goalkeeper’s	Goalkeeper’s
	Shirts	Shorts	Stockings	Shirt	Stockings

COLOUR OF STRIP

Signed

Position

PREMIER LEAGUE	Form 10

NOTIFICATION OF LEAGUE MATCH RESULT (Rule L.36)

SEASON 20      - 20

Date of Match
Home Club	F.C.	Visiting Club	F.C.
Result: Home Club	goals	Visiting Club	goals
Signed		Secretary of	F.C.

TEAM

[Please complete in block letters]

Surname	Initials	Goalscorers*
Goalkeeper

Nominated Substitutes

was substitute for

was substitute for

was substitute for

* indicate time goal(s) scored and where goal(s) resulted from a penalty kick

PREMIER LEAGUE	Form 11

GATE STATEMENT (Rule L.37)

SEASON 20      - 20

Date of Match

Home Club	F.C.	Visiting Club	F.C.

	Home	Visiting
TICKETS ISSUED AND ATTENDANCE	Club	Club	TOTAL
Home — Adults
Home — Junior Concession
Home — Senior Concession
Home — Total Concessions	0
Home — Other
Season tickets
Complimentary — Season tickets
Complimentary — Match day
Away tickets
Total No. of tickets issued	0	0	0
No. of spectators attending*			0

RECEIPTS**
Value of ticket sales £			£0

Signed

Position

Date

* including hospitality

** net of VAT

PREMIER LEAGUE	Form 12

NOTIFICATION OF SHIRT NUMBERS ALLOCATED

BY                                                           FOOTBALL CLUB (Rule M.6)

To:	The Secretary
The Premier League

The shirt numbers allocated to members of our First Team squad in Season 20       /20       are as follows:

Shirt No.	Name
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46

I undertake to give your prompt notice of any deletions from or additions to the above list occurring during the Season.

Signed

Position

Date

PREMIER LEAGUE	Form 13

REGISTRATION OF STRIPS

BY                                                                    FOOTBALL CLUB (Rule M.17)

To:	The Secretary
The Premier League

I submit herewith samples or our home Strip, alternative Strip(s) and goalkeeper’s Strip for Season 20     /20     A brief description of each is as follows:

Home Strip

Shirts	:

Shorts	:

Stockings	:

Goalkeeper	:

Alternative Strip 1

Shirts	:

Shorts	:

Stockings	:

Goalkeeper	:

Alternative Strip 2*

Shirts	:

Shorts	:

Stockings	:

Goalkeeper	:

Signed

Position

Date

* delete if inapplicable

PREMIER LEAGUE	Form 14

NOTIFICATION BY VISITING CLUB TO HOME CLUB OF STRIP (Rule M.24)

To:	[Name and address of Home Club]

Please take notice that at our League Match against you on [date of match]                       , our team will wear the following Strip:

Outfield Players

Shirts	:

Shorts	:

Stockings	:

Goalkeeper

Shirts	:

Shorts	:

Stockings	:

Signed

Position

Date

PREMIER LEAGUE	Form 15

APPOINTMENT OF MATCH OFFICIALS (Rule N.3)

To:	[Name and address of Match Official]

You are hereby appointed to officiate as Referee/Assistant Referee/Reserve Official/Fourth Official* at the following League Matches:

Date	Home Club	Visiting Club	Venue

The Home Club will in each case give you notice of the kick-off time.

Please acknowledge receipt of this appointment to me forthwith.

Signed
Secretary

Date

* delete as appropriate

PREMIER LEAGUE	Form 16

SCOUT REGISTRATION FORM (Rule Q.3)

Scout’s Particulars
Surname	Other name(s)
Address
Post Code
Date of birth

Application to Register

We hereby apply for the above-named to be registered as a Scout whose registration is held by                                              Football Club.

Signed
Authorised Signatory

Date

Endorsement by Scout

I hereby consent to the above application. I certify that the above particulars are correct. I agree to be bound by the Rules of the Premier League.

Signed

Date

Secretary’s Certificate

I hereby certify that I have this day registered [name of Scout]

as a Scout registered with                                                                 Football Club.

Signed
Secretary, the Premier League

Date

PREMIER LEAGUE	Form 17

CANCELLATION OF SCOUT REGISTRATION (Rule Q.6)

To:	The Secretary
The Premier League

We,                                                                             Football Club, hereby give notice that on [date]                                            we ceased to employ or engage [name of Scout]                                                                                                   and we hereby apply for his registration to be cancelled.

Signed
Authorised Signatory

Date

Secretary’s Certificate

I hereby certify that I have this day cancelled the registration of [name of Scout]                                                                                                            with                               Football Club and removed his name from the register of Scouts.

Signed
Secretary, the Premier League

Date

PREMIER LEAGUE	Form 18

CHILDREN’S OFFICER NOTIFICATION (Rule S.12)

To:	The Secretary	From:	Football Club
The Premier League

The following member of Staff has been designated as Children’s Services’ Officer:

Name:

Signed

Position

Date

PREMIER LEAGUE	Form 19

STAFF REGISTER (CHILDREN) (Rule S.14.7)

Name of Club

Staff Particulars

Date of
		Position	Rule S.34.4	Date	Date
Name	Address	Held	Clearance	Started	Left

PREMIER LEAGUE	Form 20

VULNERABLE ADULTS’ SERVICES’ OFFICER (Rule S.17)

To:	The Secretary	From:	Football Club
The Premier League

The following member of Staff has been designated as Vulnerable Adults’ Services’ Officer:

Name:

Signed

Position

Date

PREMIER LEAGUE	Form 21

STAFF REGISTER – VULNERABLE ADULTS (Rule S.18.5)

Name of Club

Staff Particulars

Date of
		Position	Rule S.34.4	Date	Date
Name	Address	Held	Clearance	Started	Left

PREMIER LEAGUE	Form 22

PARENTS’ CONSENT FORM (Rule S.23)

PART 1 — to be completed by the Club
Club name			Football Club
Description of activity
Date(s)	Time(s)	Place(s)

PART 2 — to be completed by the Parent(s)

I/We [full name(s)]
of [address]
[post code]

the Parent(s) of [child’s full name]                                                                                                                                   hereby consent to him/her taking part in the activity described above and consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited holding and processing any and all “personal data” and “sensitive personal data” relating to the aforementioned child contained within this Form 22 for the purpose of discharging its functions as a regulatory and governing body of football. I/We agree to bring him/her to and collect him/her from the activity. He/she understands that it is important, for safety reasons, to obey any instructions given by the staff in charge of the activity.  I/We agree to [child’s first name]                                                                    having emergency dental, medical or surgical treatment  (including  anaesthetic and blood transfusion) as considered necessary by the medical authorities present. Set out below are the further particulars requested.

Signed

Date	20

Child’s Particulars

Date of birth	NHS number
Name, address and telephone number of doctor

Date of last tetanus injection
Details of any medical treatment he/she is receiving
Details of any medicine he/she is taking
Details of any diet requirements or other special needs

My/our Particulars
Work address(es)
Work telephone number(s)
Home telephone number/Mobile(s)
Alternative contact person [name]
[address]

[telephone number(s)]

PREMIER LEAGUE	Form 23

NOTIFICATION OF REFERRAL (Rule S.25)

To:	The Head of Safeguarding, The Premier League
And to:	The Head of Education and Child Protection, The Football Association

We,                                           Football Club, hereby notify you that a referral has been made to the police or to Social Services in respect of a Child involved in an Activity. Particulars are as follows:

The Child

Full name	Address
	Post Code	Date of birth

The Activity
Nature of the Activity	Date	Time
Place

The allegation or incident referred

The police
Date and time of referral	Police force
Address	Telephone
Name and rank of officer
Summary of advice received

Social Services
Date and time of referral	Local authority name
Address	Telephone
Name and designation of officer
Summary of advice received

ISA and/or County Safeguarding Lead
Date and time of referral	Local authority name
Address	Telephone
Name and designation of officer
Summary of advice received

Signed

Position

Date

PREMIER LEAGUE	Form 24

LEAD DISCLOSURE OFFICER NOTIFICATION (Rule S.33.1)

To:	The Secretary	From:	Football Club
The Premier League

The following member of Staff has been designated as Lead Disclosure Officer:

Name:

Signed

Position

Date

PREMIER LEAGUE	Form 25

THE FOOTBALL LEAGUE CONTRACT

AN AGREEMENT made the	day of	20

Between
(name)

of
(address)

acting pursuant to Resolution and Authority for and on behalf of the                                                                                                                                                  Football Club (hereinafter referred to as “the Club”)

(Company Registration No	)

of the one part and
(name)

of
(address)

Football Player (hereinafter referred to as (“the Player”) of the other part.

WHEREBY IT IS AGREED AS FOLLOWS:

1.              This Agreement shall remain in force until the 30th day of June 20                    unless it shall have previously been terminated by substitution of a revised agreement of as hereinafter provided.

2.              The Player agrees to play to the best of his ability in all football matches in which he is selected to play for the Club and to attend at any reasonable place for the purpose of training in accordance with instructions given by any duly authorised official of the Club.

3.              The Player agrees to attend all matches in which the Club is engaged when directed by any duly authorised official of the Club.

4.              The Player shall play football solely for the Club or as authorised by the Club or as required under the Rules of The Football Association and either the Rules of The FA Premier League or the Regulations of The Football League* dependent on the League in which the Club is in membership. The Player undertakes to adhere to the Laws of the Game of Association Football in all matches in which he participates.

5.              The Player agreed to observe the Rules of the Club at all times. The Club and the Player shall observe and be subject to the Rules of The Football Association and either the Rules of The FA Premier League or the Regulations of The Football League* as appropriate. In the case of conflict such Rules and Regulations shall take precedence over this Agreement and over the Rules of the Club.

6.              The Club undertakes to provide the Payer at the earliest opportunity with copies of all relevant Football Association Rules and FA Premier League Rules or Football League* Regulations as appropriate, the Club Rules for players and any relevant insurance policy applicable to the Player and to provide him with any subsequent amendments to all the above.

7.              (a)   The Player shall not without the written consent of the Club participate professionally in any other sporting or athletic activity. The Player shall at all times have due regard for the necessity of his maintaining a high standard of physical fitness and agrees not to indulge in any sport, activity or practice that might endanger such fitness. The Player shall not infringe any provision in this regard in any policy of insurance taken out for his benefit or for the benefit of the Club.

(b)         The Player agrees to make himself available for community and public relations involvement as requested by the Club management, at reasonable times during the period of the contract (e.g. 2/3 hours per week).

8.              Any incapacity or sickness shall be reported by the Player to the Club immediately and the Club shall keep a record of any incapacity. The Player shall submit promptly to such medical and dental examinations as the Club may reasonably require and shall undergo, at no expense to himself, such treatment as may be prescribed by the medical or dental advisers of the Club in order to restore the Player to fitness. The Club shall arrange promptly such prescribed and shall ensure that such treatment is undertaken and completed without expense to the Player notwithstanding that this Agreement expires after such treatment has been prescribed.

9.              Subject to the provisions of Clause 10, in the event that the Player shall become incapacitated by reason of sickness or injury the Club shall, unless provision for the continuation of bonus payments be set out in the Schedule to this Agreement during the period of incapacity, pay to the Player for the first twenty-eight weeks of incapacity his basic wage as specified in the Schedule plus a sum equivalent to the amount of sickness benefit which the Club as able to recoup. After twenty-eight weeks of incapacity the Club shall, unless provision for the continuation of bonus payments be set out in the Schedule to this Agreement, pay to the Player his basic wage as specified in the Schedule without reduction for any state sickness or injury benefit that he may receive. The provisions of this Clause apply only to the playing Season. The Player agrees to notify the Club of any sickness benefit received after the end of the playing Season in order for the Club to deduct the amount from the Player’s gross wage.

10.       In the event that the Player shall suffer permanent incapacity the club shall be entitled to serve a notice upon the Player terminating the Agreement. The Player’s minimum entitlement shall be to receive 6 months’ notice where the Agreement has not more than 3 years to run with an extra month’s notice for each year or part year in excess of the said 3 years, provided that the parties shall be able to negotiate a longer period of notice if they so wish.

In the event that the Player shall suffer permanent incapacity the club shall be entitled to serve a notice upon the Player terminating the Agreement. The Player’s minimum entitlement shall be to receive 6 months’ notice where the Agreement has not more than 3 years to run with an extra month’s notice for each year or part year in excess of the said 3 years, provided that the parties shall be able to negotiate a longer period of notice if they so wish. The notice may be served at any time after:

(a)         the date on which the Player has declared permanently totally disabled in a case where the Player suffers incapacity within the terms of the Football League and/or FA Premier League Personal Accident Insurance Scheme; or

(b)         in any other case, the date on which the incapacity is established by independent medical examination.

Where the player is declared permanently totally disabled under the terms of The Football League and/or FA Premier League Personal Accident Insurance Scheme he will be entitled to receive a lump sum disability benefit in accordance with the terms of the relevant policy.

11.       (a)   The Player shall not reside at any place which the Club deems unsuitable for the performance of his duties under this Agreement.

(b)         The Player shall not without the previous consent of the Club be engaged either directly or indirectly in any trade, business or occupation other than his employment hereunder.

12.       The Player shall be given every opportunity compatible with his obligations under this Agreement to follow courses of further education or vocational training if he so desires. The Club agrees to give the Footballers’ Further Education and Vocational Training Society particulars of any such courses undertaken by the Player.

13.       The Player shall permit the Club to photograph him as a member of the squad of players and staff of the Club provided that such photographs are for use only as the official photographs of the Club. The Player may, save as otherwise mutually agreed and subject to the overriding obligation contained in the Rules of The Football Association not to bring the game of Association Football into disrepute, contribute to the public media in a responsible manner. The Player shall, whenever circumstances permit, give to the Club reasonable notice of his intention to make such contributions to the public media in order to allow representations to be made to him on behalf of the Club if it so desires.

14.       (a)   The Player shall not induce to attempt to induce any other Player employed by or registered by the Club, or by any other Club, to leave that employment or cease to be so registered for any reason whatsoever.

(b)         The Club and the Player shall arrange all contracts of service and transfers of registration to any other Football Club between themselves and shall make no payment to any other person or agent in this respect.

15.       No payment shall be made or received by either the Player or the Club to or from any person or organisation whatsoever as an inducement to win, lose or draw a match except for such payments to be made by the Club to the Player as are specifically provided for in the Schedule to this Agreement.

16.       If the Player shall be guilty of serious or persistent misconduct or serious or persistent breach of the Rules of the Club or of the terms and conditions of this Agreement the Club may on giving fourteen days’ written notice to the Player terminate this Agreement in accordance with the Rules of The Football Association and either the Rules of The FA Premier League or the Regulations of The Football League* as appropriate and the Club shall notify the Player in writing of the full reasons for the action taken. Such action shall be subject to the Player’s right of appeal (exercisable within seven days of the receipt by the Player of such notice and notification of reasons from the Club) as follows:

(a)         he may appeal to the Board of either The FA Premier League or The Football League, dependent on the League in which the Club is in membership, who shall hear the appeal within fourteen days of receipt of the notice of appeal;

(b)         either the Club or the Player may appeal against the decision of the Board to The Football League* Appeals Committee and such further appeal shall be made within seven days of the receipt of the Board’s decision and shall be heard within fourteen days of receipt of the notice of the further appeal. Any such termination shall be subject to the rights of the parties provided for in the Rules of the FA Premier League or the Regulations of The Football League* as appropriate. The Club may at its discretion waive its rights under this Clause and take action under the provisions of Clause 18.

17.       If the Club is guilty of serious or persistent breach of the terms and conditions of this Agreement the Player may on giving fourteen days’ written notice to the Club terminate this Agreement. The Player shall forward a copy of such notice to The Football Association and either The FA Premier League or The Football League* dependent on the League in which the Club is in membership. The Club shall have a right of appeal as set out in Clause 16(a) mutatis mutandis (exercisable within seven days of the receipts by the Club of such notice from the Player) and the Club or the Player as the case may be shall have a further right of appeal as set out in Clause 16(b).

18.       If the Player is guilty of misconduct or a breach of an of the training or disciplinary rules or lawful instructions of the Club or any of the provisions of this Agreement the Club may either impose a fine not exceeding two weeks’ basic wages or order the Player not to attend at the Club for a period not exceeding fourteen days. The Club shall inform the Player in writing of the action taken and the full reasons for it and this information shall be recorded in a register held at the Club. The Player shall have a right of appeal as set out in Clause 16(a) (exercisable within seven days of the receipt by the Player of such written notification from the Club) and the Club or the Player as the case may be shall have a further right of appeal as set out in Clause 16(b) of this Agreement. Any penalty imposed by the Club upon the Player shall not become operative until the appeals procedures have been exhausted.

19.       In the event of any grievance in connection with his employment under this Agreement the following procedures shall be available to the Player in the order set out:

(a)         the grievance shall be brought informally to the notice of the Manager of the Club in the first instance;

(b)         formal notice of the grievance may be given in writing to the Manager of the Club;

(c)          if the grievance is not settled to the Player’s satisfaction within fourteen days thereafter formal notice of the grievance may be given in writing to the Secretary of the Club so that this may be considered by the Board of Directors or Committee of the Club or by any duly authorised committee or sub-committee thereof. The matter shall thereupon be dealt with by the Board or Committee at its next convenient meeting and in any event within four weeks of receipt of the notice;

(d)         if the grievance is not settled by the Club to the Player’s satisfaction the Player shall have a right of appeal as set out in Clause 16(a) (exercisable within seven days of the Club notifying the Player of the decision of the Board or Committee) and the Club or the Player as the case may be shall have a further right of appeal as set out in Clause 16(b) of this Agreement.

20.       The Player may if he so desires be represented at any personal hearing of an appeal under this Agreement by an official or member of the Professional Footballers’ Association.

21.       Upon the execution of this Agreement the Club shall effect the Registration of the Player with The Football Association and The FA Premier League or The Football League* as appropriate in accordance with their Rules and Regulations. Such Registration may be transferred by mutual consent of the Club and the Player during the currency of this Agreement and this Agreement will be deemed to be terminated (but not so as to affect accrued rights) on the Registration by The Football Association and by The FA Premier League or The Football League* as appropriate of such transfer.

22.       The Rules and Regulations of The FA Premier League and The Football League* as to the reengagement and transfer of a registration shall apply to the Club and Player both during the currency and after the expiration of this Agreement.

23.                               The remuneration of the Player shall be set out in a Schedule attached to this Agreement and signed by the parties. The Schedule shall include all remuneration to which the Player is or may be entitled. In the event of any dispute the remuneration set out in the Schedule shall be conclusively deemed to be the full entitlement of the Player.

24.                               The Player shall be entitled to a minimum of four weeks’ paid holiday per year, such holiday to be taken at a time which the Club shall determine. The Player shall not participate in professional football during his holiday.

25.                               Reference herein to Rules, Regulations or By-laws of The Football Association; The FA Premier League, The Football League*, the Club and any other body shall be treated as a reference to those Rules, Regulations and By-laws as from time to time amended.

26.                               If by the expiry of this Contract the Club has not made the Player an offer of re-engagement or the Player has been granted a Free Transfer under the provisions of The FA Premier League Rules or The Football League* Regulations then he shall continue to receive from his Club as severance payment his weekly basic wage for a period of one month from the expiry date of this Contract or until he signs for another Club whichever period is the shorter provided that where the Player signs for a Club within the month at a reduced basic wage then his old Club shall make up the shortfall in basic wage for the remainder of the month.

27.                               The terms and conditions of this Contract shall continue to apply in the event of the Club losing Football League status to join The Football Conference except that the references to “Football League” in Clauses 4, 5, 6, 16, 17, 21, 25 and 26 shall be deemed to read “The Football Conference” and in Clause 22 the words “The Regulations of The Football League” shall be altered to read “The Rules of the Football Association”.

28.                               All previous agreements between the Club and Player are hereby cancelled.

SCHEDULE

(a)                                 The Player’s employment with the Club began on the                       day of                          20

(b)                                 No employment with a previous employer shall count as part of the Player’s continuous period of employment hereunder.

(c)                                  The Player shall become or continue to be and during the continuance of his employment hereunder shall remain a member of the Football League Players’ Benefit Scheme (and a member of the Pension Scheme) and as such (in the latter case shall be liable to make such contribution and in each case) shall be entitled to such benefits and subject to such conditions as are set out in the definitive Trust Deed or Rules of the Scheme.

(d)                                 A contracting out certificate is not in force in respect of the Player’s employment under this Agreement.

(e)                                  Basic Wage.

£	per week from	to
£	per week from	to
£	per week from	to
£	per week from	to
£	per week from	to

(f)                                   Any other provisions:

Signed by the said

and
(Player)

in the presence
of (Signature)
(Club Signatory)
(Occupation)

(Address
(Position)

Form 26

No.	FA Copy
League Copy
Club Copy
Player Copy

PREMIER LEAGUE CONTRACT

Player’s surname

Player’s forename(s)

Present Postal Address

Date of Birth

Place of Birth*

Nationality

National Insurance Number

Club for which Player last played or registered

*The Player’s birth certificate must be provided to the League in the case of his first registration.

AN AGREEMENT made the (day)                        day of (month and year)                           Between                        Football Club/Company Limited/Plc whose registered office is at (address)

(hereinafter referred to as “the Club”) of the one part and the above-named Player (hereinafter referred to as “the Player”) of the other part.

WHEREBY it is agreed as follows:

1.                                      Definitions and Interpretation

1.1                               The words and phrases below shall have the following meaning.

“Agent” shall mean any person who represents negotiates on behalf of or otherwise acts for the Club or the Player (other than a solicitor giving professional legal advice only) in the context of either the registration or transfer of the registration of the Player or the employment and/or the terms of employment of the Player by the Club.

“Associated Company” shall mean any company which is a holding company or subsidiary (each as defined in Section 736 of the Companies Act 1985) of the Club or of any holding company of the Club.

“the Board” shall mean the board of directors of the Club for the time being or any duly authorised committee of such board of directors.

“Club Context” shall mean in relation to any representation of the Player and/or the Player’s Image a representation in connection or combination with the name colours Strip trade marks logos or other identifying characteristics of the Club (including trade marks and logos relating to the Club and its activities which trade marks and logos are registered in the name of and/or exploited by any Associated Company) or in any manner referring to or taking advantage of any of the same.

“Club Rules” shall mean the rules or regulations affecting the Player from time to time in force and published by the Club.

“Code of Practice” shall mean the Code of Practice from time to time in force and produced jointly by the Football Association Premier League Limited and the PFA in conjunction with the FA.

“the FA Rules” shall mean the rules and regulations from time to time in force of the FA and including those of FIFA and UEFA to the extent they relate or apply to the Player or the Club.

“the FA” shall mean the Football Association Limited.

“FIFA” shall mean the Fédération Internationale de Football Association.

“Gross Misconduct” shall mean serious or persistent conduct behaviour activity or omission by the Player involving one or more of the following:

(a)                                 theft or fraud;

(b)                                 deliberate and serious damage to the Club’s property;

(c)                                  use or possession of or trafficking in a Prohibited Substance;

(d)                                 incapacity through alcohol affecting the Player’s performance as a player;

(e)                                  breach of or failure to comply with of any of the terms of this contract or such other similar or equivalent serious or persistent conduct behaviour activity or omission by the Player which the Board reasonably considers to amount to gross misconduct.

“Holiday Year” shall mean a period of twelve months from 1st July in one year to 30th June in the next year.

“Internet” shall mean the global network of computer systems using TCP/IP protocols including (without limitation) the World Wide Web.

“the Laws of the Game” shall mean the laws from time to time in force governing the game of association football as laid down by the International Football Association Board (as defined in the statutes of FIFA).

“the League” shall mean the football league of which the Club is a member from time to time.

“the League Rules” shall mean the rules or regulations from time to time in force of the League.

“Manager” shall mean the official of the Club responsible for selecting the Club’s first team.

“Media” shall mean any and all media whether now existing or hereafter invented including but not limited to any print and/or paper medium broadcast satellite or cable transmission and any visual and/or audio medium and including but not limited to the Internet any television or radio channel Website webcast and/or any transmission made by any mobile or mobile telephony standard or technology or other media or broadcasting service.

“PFA” shall mean the Professional Footballers Association.

“Permanent Incapacity” shall mean either (a) “Permanent Total Disablement” as defined in the League’s personal accident insurance scheme or (b) incapacity of the Player by reason of or resulting from any injury or illness (including mental illness or disorder) where in the written opinion of an appropriately qualified medical consultant instructed by the Club (“the Initial Opinion”) and (if requested in writing either by the Club at any time or by the Player at any time but not later than twenty one days after receipt from the Club of notice in writing terminating this contract pursuant to clause 8.1) of a further such consultant approved or proposed by the Player (and in the absence of either an approval or proposal within 28 days of the request nominated on the application of either party by the President (“the President”) for the time being of the Royal College of Surgeons) (“the Further Opinion”) the Player will be unlikely by reason of such incapacity to play football to the same standard at which the Player would have played if not for such incapacity for a consecutive period of not less than twenty months commencing on the date of commencement of the incapacity PROVIDED that if the Initial Opinion and the Further Opinion disagree with one another then if the Further Opinion was given by a consultant nominated by the President it shall prevail but if not then a third opinion (“the Third Opinion”) from a consultant nominated by the President may be obtained on the application of either party and that opinion shall be final and binding for the purposes of this definition.

“Player’s Image” shall mean the Player’s name nickname fame image signature voice and film and photographic portrayal virtual and/or electronic representation reputation replica and all other characteristics of the Player including his shirt number.

“Player Injury” shall mean any injury or illness (including mental illness or disorder) other than any injury or illness which is directly caused by or results directly from a breach by the Player of his obligations under clause 3.2.1 of this contract or of any other of his obligations hereunder amounting to Gross Misconduct.

“Prohibited Substance” shall have the meaning set out in the FA Rules.

“the Rules” shall mean the statutes and regulations of FIFA and UEFA the FA Rules the League Rules the Code of Practice and the Club Rules.

“Strip” shall mean all versions from time to time of the Club’s official football clothing including shirts shorts socks and/or training kit track suits headwear and/or any other clothing displaying the Club’s name and/or official logo.

“UEFA” shall mean the Union des Associations Européennes de Football.

“Website” shall mean a site forming part of the Internet with a unique URL/domain name.

1.2                               For the purposes of this contract and provided the context so permits:

1.2.1                     the singular shall include the plural and vice versa and any gender includes any other gender;

1.2.2                     references to person shall include any entity business firm or unincorporated association; and

1.2.3                     references to statutory enactments or to the Rules shall include re-enactments and amendments of substantially the same intent as the original referenced enactment or Rule.

1.3                               The headings of this contract are for convenience only and not interpretation.

1.4                               In the event of any dispute as to the interpretation of any of the provisions of this contract reference shall be made (where appropriate) for clarification to the Code of Practice but so that in the event of any conflict the provisions of this contract shall prevail. Subject thereto wherever specific reference to the Code of Practice is made in this contract the relevant terms and provisions thereof are deemed incorporated herein as if set out in full.

2.                                      Appointment and duration

2.1                               The Club engages the Player as a professional footballer on the terms and conditions of this contract and subject to the Rules.

2.2                               This contract shall remain in force until the date specified in clause 2 of Schedule 2 hereto subject to any earlier determination pursuant to the terms of this contract.

3.                                      Duties and Obligations of the Player

3.1                               The Player agrees:

3.1.1                     when directed by an authorised official of the Club:

3.1.1.1           to attend matches in which the Club is engaged;

3.1.1.2           to participate in any matches in which he is selected to play for the Club; and

3.1.1.3           to attend at any reasonable place for the purposes of and to participate in training and match preparation;

3.1.2                     to play to the best of his skill and ability at all times;

3.1.3                     except to the extent prevented by injury or illness to maintain a high standard of physical fitness at all times and not to indulge in any activity sport or practice which might endanger such fitness or inhibit his mental or physical ability to play practise or train;

3.1.4                     to undertake such other duties and to participate in such other activities as are consistent with the performance of his duties under clauses 3.1.1 to 3.1.3 and as are reasonably required of the Player;

3.1.5                     that he has given all necessary authorities for the release to the Club of his medical records and will continue to make the same available as requested by the Club from time to time during the continuance of this contract;

3.1.6                     to comply with and act in accordance with all lawful instructions of any authorised official of the Club;

3.1.7                     to play football solely for the Club or as authorised by the Club or as required by the Rules;

3.1.8                     to observe the Laws of the Game when playing football;

3.1.9                     to observe the Rules but in the case of the Club Rules to the extent only that they do not conflict with or seek to vary the express terms of this contract;

3.1.10              to submit promptly to such medical and dental examinations as the Club may reasonably require and to undergo at no expense to himself such treatment as may be prescribed by the medical or dental advisers of the Club or the Club’s insurers;

3.1.11              on the termination of this contract for any cause to return to the Club in a reasonable and proper condition any property (including any car) which has been provided or made available by the Club to the Player in connection with his employment.

3.2                               The Player agrees that he shall not:

3.2.1                     undertake or be involved in any activity or practice which will knowingly cause to be void or voidable or which will invoke any exclusion of the Player’s cover pursuant to any policy of insurance maintained for the benefit of the Club on the life of the Player or covering his physical well-being (including injury and incapacity and treatment thereof);

3.2.2                     when playing or training wear anything (including jewellery) which is or could be dangerous to him or any other person;

3.2.3                     except to the extent specifically agreed in writing between the Club and the Player prior to the signing of this contract use as his regular place of residence any place which the Club reasonably deems unsuitable for the performance by the Player of his duties other than temporarily pending relocation;

3.2.4                     undertake or be engaged in any other employment or be engaged or involved in any trade business or occupation or participate professionally in any other sporting or athletic activity without the prior written consent of the Club PROVIDED THAT this shall not:

3.2.4.1           prevent the Player from making any investment in any business so long as it does not conflict or interfere with his obligations hereunder; or

3.2.4.2           limit the Player’s rights under clauses 4 and 6.1.8;

3.2.5                     knowingly or recklessly do write or say anything or omit to do anything which is likely to bring the Club or the game of football into disrepute cause the Player or the Club to be in breach of the Rules or cause damage to the Club or its officers or employees or any match official. Whenever circumstances permit the Player shall give to the Club reasonable notice of his intention to make any contributions to the public media in order to allow representations to be made to him on behalf of the Club if it so desires;

3.2.6                     except in the case of emergency arrange or undergo any medical treatment without first giving the Club proper details of the proposed treatment and physician/surgeon and requesting the Club’s consent which the Club will not unreasonably withhold having due regard to the provisions of the Code of Practice.

4.                                      Community public relations and marketing

4.1                               For the purposes of the promotional community and public relations activities of the Club and/or (at the request of the Club) of any sponsors or commercial partners of the Club and/or of the League and/or of any main sponsors of the League the Player shall attend at and participate in such events as may reasonably be required by the Club including but not limited to appearances and the granting of interviews and photographic opportunities as authorised by the Club. The Club shall give reasonable notice to the Player of the Club’s requirements and the Player shall make himself available for up to six hours per week of which approximately half shall be devoted to the community and public relations activities of the Club. No photograph of the Player taken pursuant to the provisions of this clause 4.1 shall be used by the Club or any other person to imply any brand or product endorsement by the Player.

4.2                               Whilst he is providing or performing the services set out in this contract (including travelling on Club business) the Player shall:

4.2.1                     wear only such clothing as is approved by an authorised official of the Club; and

4.2.2                     not display any badge mark logo trading name or message on any item of clothing without the written consent of an authorised official of the Club provided that nothing in this clause shall prevent the Player wearing and/or promoting football boots and in the case of a goalkeeper gloves of his choice.

4.3                               Subject in any event to clause 4.4 and except to the extent of any commitments already entered into by the Player as at the date hereof or when on international duty in relation to the Players’ national football association UEFA or FIFA he shall not (without the written consent of the Club) at any time during the term of this contract do anything to promote endorse or provide promotional marketing or advertising services or exploit the Player’s Image either (a) in relation to any person in respect of such person’s products brand or services which conflict or compete with any of the Club’s club branded or football related products (including the Strip) or any products brand or services of the Club’s two main sponsors/commercial partners or of the League’s one principal sponsor or (b) for the League

4.4                               The Player agrees that he will not either on his own behalf or with or through any third party undertake promotional activities in a Club Context nor exploit the Player’s Image in a Club Context in any manner and/or in any Media nor grant the right to do so to any third party.

4.5                               Except to the extent specifically herein provided or otherwise specifically agreed with the Player nothing in this contract shall prevent the Player from undertaking promotional activities or from exploiting the Player’s Image so long as:

4.5.1                     the said promotional activities or exploitation do not interfere or conflict with the Player’s obligations under this contract; and

4.5.2                     the Player gives reasonable advance notice to the Club of any intended promotional activities or exploitation.

4.6                               The Player hereby grants to the Club the right to photograph the Player both individually and as a member of a squad and to use such photographs and the Player’s Image in a Club Context in connection with the promotion of the Club and its playing activities and the promotion of the League and the manufacture sale distribution licensing advertising marketing and promotion of the Club’s club branded and football related products (including the Strip) or services (including such products or services which are endorsed by or produced under licence from the Club) and in relation to the League’s licensed products services and sponsors in such manner as the Club may reasonably think fit so long as:

4.6.1                     the use of the Player’s photograph and/or Player’s Image either alone or with not more than two other players at the Club shall be limited to no greater usage than the average for all players regularly in the Club’s first team;

4.6.2                     the Player’s photograph and/or Player’s Image shall not be used to imply any brand or product endorsement by the Player; and

4.6.3                     PROVIDED that all rights shall cease on termination of this contract save for the use and/or sale of any promotional materials or products as aforesaid as shall then already be manufactured or in the process of manufacture or required to satisfy any outstanding orders.

4.7                               In its dealings with any person permitted by the Club to take photographs of the Player the Club shall use reasonable endeavours to ensure that the copyright of the photographs so taken is vested in the Club and/or that no use is made of the said photographs without the Club’s consent and in accordance with the provisions of this contract.

4.8                               The Player shall be entitled to make a responsible and reasonable reply or response to any media comment or published statements likely to adversely affect the Player’s standing or reputation and subject as provided for in clause 3.2.5 to make contributions to the public media in a responsible manner.

4.9                               In this clause 4 where the context so admits the expression “the Club” includes any Associated Company of the Club but only to the extent and in the context that such company directly or indirectly provides facilities to or undertakes commercial marketing or public relations activities for the Club and not so as to require the consent of any Associated Company when consent of the Club is required.

4.10                        For the purposes of the Contracts (Rights of Third Parties) Act 1999 nothing in this clause 4 is intended to nor does it give to the League any right to enforce any of its provisions against the Club or the Player.

4.11                        Nothing in this clause 4 shall prevent the Club from entering into other arrangements additional or supplemental hereto or in variance hereof in relation to advertising marketing and/or promotional services with the Player or with or for all or some of the Club’s players (including the Player) from time to time. Any other such arrangements which have been agreed as at the date of the signing of this contract and any image contract or similar contract required to be set out in this contract by the League Rules are set out in Schedule 2 paragraph 13.

5.                                      Remuneration and expenses

5.1                               Throughout his engagement the Club shall pay to the Player the remuneration and shall provide the benefits (if any) as are set out in Schedule 2.

5.2                               The Club shall reimburse the Player all reasonable hotel and other expenses wholly and exclusively incurred by him in or about the performance of his duties under this contract PROVIDED that the Player has obtained the prior authorisation of a director the Manager or the secretary of the Club and the Player furnishes the Club with receipts or other evidence of such expenses.

5.3                               The Club may deduct from any remuneration payable to the Player:

5.3.1                     any monies disbursed and/or liabilities incurred by the Club on behalf of the Player with the Players prior consent;

5.3.2                     any other monies (but not claims for damages or compensation) which can be clearly established to be properly due from the Player to the Club.

5.4                               If at a Disciplinary hearing conducted under Part 1 of Schedule 1 hereto a fine is imposed on a player calculated by reference to the Player’s weekly wage, the fine shall take the form of a forfeiture of wages of a corresponding amount so that the amount forfeit shall not become payable to the Player. The forfeiture shall take effect in relation to the monthly instalment of the Player’s remuneration falling due next after the date on which the notice of the decision is given to him (“Pay Day”). But see clause 5.5 dealing with appeals. For the avoidance of doubt, the amount forfeit is the gross amount of the weekly wage.

5.5                               If on Pay Day the time for appealing has not expired or if notice of appeal has been given, the reference to Pay Day shall be to the day on which the monthly instalment of remuneration becomes payable next after (i) the expiry of the time for appealing without any appeal having been made or (ii) if an appeal is made, the date on which the outcome of the appeal is notified to the Player. In the case of an appeal, the amount that is forfeit shall be the amount (if any) determined on appeal.

6.                                      Obligations of the Club

6.1                               The Club shall:

6.1.1                     observe the Rules all of which (other than the Club Rules) shall take precedence over the Club Rules;

6.1.2                     provide the Player each year with copies of all the Rules which affect the Player and of the terms and conditions of any policy of insurance in respect of or in relation to the Player with which the Player is expected to comply;

6.1.3                     promptly arrange appropriate medical and dental examinations and treatment for the Player at the Club’s expense in respect of any injury to or illness (including mental illness or disorder) of the Player save where such injury or illness is caused by an activity or practice on the part of the Player which breaches clause 3.2.1 hereof in which case the Club shall only be obliged to arrange and pay for treatment to the extent that the cost thereof remains covered by the Club’s policy of medical insurance or (if the Club does not maintain such a policy) then to the extent that it would remain covered by such a policy were one maintained upon normal industry terms commonly available within professional football and so that save as aforesaid this obligation shall continue in respect of any examinations and/or treatment the necessity for which arose during the currency of this contract notwithstanding its subsequent expiry or termination until the earlier of completion of the necessary examinations and/or prescribed treatment and a period of eighteen months from the date of expiry or termination hereof;

6.1.4                     The Club shall use all reasonable endeavours to ensure that any policy of insurance maintained by the Club for the benefit of the Player continues to provide cover for any examinations and/or treatment as are referred to in clause 6.1.3 until completion of any such examinations and/or treatment;

6.1.5                     comply with all relevant statutory provisions relating to industrial injury and any regulations made pursuant thereto;

6.1.6                     at all times maintain and observe a proper health and safety policy for the security safety and physical well being of the Player when carrying out his duties under this contract;

6.1.7                     in any case where the Club would otherwise be liable as employer for any acts or omissions of the Player in the lawful and proper performance of his playing practising or training duties under this contract defend the Player against any proceedings threatened or brought against him at any time arising out of the carrying out by him of any such acts or omissions and indemnify him from any damages awarded and this obligation and indemnity shall continue in relation to any such acts or omissions during the currency of this contract notwithstanding its expiry or termination before such proceedings are threatened and/or brought;

6.1.8                     give the Player every opportunity compatible with his obligations under this contract to follow any course of further education or vocational training which he wishes to undertake and give positive support to the Player in undertaking such education and training. The Player shall supply the Footballer’s Further Education and Vocational Training Society with particulars of any courses undertaken by him; and

6.1.9                     release the Player as required for the purposes of fulfilling the obligations in respect of representative matches to his national association pursuant to the statutes and regulations of FIFA.

6.2                               The Club shall not without the consent in writing of the Player:

6.2.1                     take or use or permit to be used photographs of the Player for any purposes save as permitted by clause 4; or

6.2.2                     use or reveal the contents of any medical reports or other medical information regarding the Player obtained by the Club save for the purpose of assessing the Player’s health and fitness obtaining medical and insurance cover and complying with the Club’s obligations under the Rules.

7.                                      Injury and Illness

7.1                               Any injury to or illness of the Player shall be reported by him or on his behalf to the Club immediately and the Club shall keep a record of such injury or illness.

7.2                               In the event that the Player shall become incapacitated from playing by reason of any injury or illness (including mental illness or disorder) the Club shall pay to the Player during such period of incapacity or the period of this contract (whichever is the shorter) the following amounts of remuneration for the following periods:

7.2.1                     in the case of a Player Injury his basic wage over the first eighteen months and one half of his basic wage for the remainder of his period of incapacity;

7.2.2                     in the case of any other injury or illness his basic wage over the first twelve months and one half of his basic wage for the remainder of his period of incapacity.

7.3                               In each case specified in clause 7.2 above there shall be paid to the Player in addition to his basic wage all or the appropriate share of any bonus payments if and to the extent that payment or provision for continuation of the same is specifically provided for in Schedule 2 or in the Club’s Bonus Scheme.

7.4                               The payments made by the Club pursuant to clause 7.2 shall be deemed to include all and any statutory sick pay and/or any other state benefits payable by reference to sickness to which the Player may be entitled.

7.5                               Nothing in this clause 7 shall reduce or vary the entitlement of the Player to signing on fees and/or loyalty payments or any other payments of a similar nature due to him under this contract.

8.             Permanent or Prolonged Incapacity

8.1          In the event that:

8.1.1                     the Player shall suffer Permanent Incapacity; or

8.1.2                     the Player has been incapacitated from playing by reason of or resulting from the same injury or illness (including mental illness or disorder) for a period (consecutive or in the aggregate) amounting to eighteen months in any consecutive period of twenty months; the Club shall be entitled to serve a notice upon the Player terminating this contract.

8.2                               The length of such notice shall be twelve months in the case of an incapacity by reason of a Player Injury and six months in every other case.

8.3                               The notice referred to in clause 8.1 may be served at any time after:

8.3.1                     the date on which the Player is declared to be suffering Permanent Total Disablement under the terms of the League’s personal accident insurance scheme; or

8.3.2                     the date on which such Permanent Incapacity is established by the Initial Opinion; or

8.3.3                     in the case of any incapacity as is referred to in 8.1.2 the date on which the period of incapacity shall exceed eighteen months as aforesaid but so that the right to terminate pursuant to clause 8.1.2 shall only apply while such incapacity shall continue thereafter.

8.4                               In the event that after the service of any notice pursuant to clause 8.1.1 Permanent Incapacity is not confirmed by the Further Opinion (if requested) or (where relevant) by the Third Opinion then such notice shall lapse and cease to be of effect.

8.5                               In the case of any notice of termination given under this clause 8 the Club shall be entitled by further notice on or after serving notice of termination to terminate this contract forthwith on paying to the Player at the time of such termination the remainder of his remuneration and any other sums properly due to him under this contract and the value of any other benefits which would be payable or available to the Player during the remainder of the period of his notice of termination provided always that the Club’s obligations pursuant to clause 6.1.3 shall continue to apply during the remainder of the said notice period and for any further relevant period as provided therein.

8.6                               Where the Club has made payment to the Player during any period of incapacity owing to illness or injury and the Player’s absence is due to the action of a third party other than of another club player or match official in relation to any damage or injury sustained on or about the field of play or during training or practising giving the Player a right of recovery against that third party then if the Player makes any claim against such third party the Player must where he is reasonably able to do so include as part of such claim from such third party a claim for recovery of any such payment and upon successful recovery repay to the Club the lesser of the total of the remuneration paid by the Club to the Player during the period of incapacity and the amount of any damages payable to or recovered by the Player in respect of such claim or otherwise by reference to loss of earnings under this contract under any compromise settlement or judgment. Any amounts paid by the Club to the Player in such circumstances shall constitute loans from the Club to be repaid to the Club to the extent aforesaid upon successful recovery as aforesaid.

9.                                      Disciplinary Procedure

Except in any case where the Club terminates the Player’s employment pursuant to the provisions of clause 10 hereof (when the procedure set out therein shall apply) the Club shall operate the disciplinary procedure set out in Part 1 of Schedule 1 hereto in relation to any breach or failure to observe the terms of this contract or of the Rules.

10.                               Termination by the Club

10.1                        The Club shall be entitled to terminate the employment of the Player by fourteen days’ notice in writing to the Player if the Player:

10.1.1              shall be guilty of Gross Misconduct;

10.1.2              shall fail to heed any final written warning given under the provisions of Part 1 of Schedule 1 hereto; or

10.1.3              is convicted of any criminal offence where the punishment consists of a sentence of imprisonment of three months or more (which is not suspended).

10.2                        If the Club terminates the Player’s employment for any reason under clause 10.1 the Club shall within seven days thereafter notify the Player in writing of the full reasons for the action taken.

10.3                        The Player may by notice in writing served on the Club and the League at any time from the date of termination up to fourteen days after receipt by the Player of written notification under clause 10.2 give notice of appeal against the decision of the Club to the League and such appeal shall be determined in accordance with the procedures applicable pursuant to the League Rules.

10.4                        If the Player exercises his right of appeal the termination of this contract by the Club shall not become effective unless and until it shall have been determined that the Club was entitled to terminate this contract pursuant to clause 10.1 but so that if it is so determined then subject only to clause 10.5.3 the Player shall cease to be entitled to any remuneration or benefits with effect from the expiration of the period of notice referred to in clause 10.3 and any payment made by the Club in respect thereof shall forthwith become due from the Player to the Club.

10.5                        Pending the hearing and determination of such appeal the Club may suspend the Player for up to a maximum of six weeks from the date of notice of termination and if the Board so determine such suspension shall be without pay provided that:

10.5.1              the payment due to the Player in respect of the fourteen days’ notice period under clause 10.1 is made to the Player forthwith;

10.5.2              pending the determination of the appeal an amount equal to the remuneration which would otherwise have been due to the Player but for the suspension without pay is paid to an escrow account held by the PFA as and when it would otherwise have become due for payment to the Player and following the determination of the appeal the PFA will either pay the money (including interest earned on the said account) to the Player or return it to the Club according to the appeal decision;

10.5.3              all other benefits for the Player under the provisions of clauses 6.1.3 and 6.1.4 of this contract shall be maintained and remain in force while the appeal is pending; and

10.5.4              during any such period of suspension the Club shall be under no obligation to assign to the Player any playing training or other duties and shall be entitled to exclude the Player from the Club’s premises including its ground and training ground.

10.6                        Upon any termination of this contract by the Club becoming operative the Club shall forthwith release the Player’s registration.

11.                               Termination by the Player

11.1                        The Player shall be entitled to terminate this contract by fourteen days’ notice in writing to the Club if the Club:

11.1.1              shall be guilty of serious or persistent breach of the terms and conditions of this contract; or

11.1.2              fails to pay any remuneration or other payments or bonuses due to the Player or make available any benefits due to him as it or they fall due or within fourteen days thereafter and has still failed to make payment in full or make the benefits available by the expiry of the said fourteen days’ notice.

11.2                        The Club may within fourteen days of receipt of any notice of termination of this contract by the Player in accordance with clause 11.1 give written notice of appeal against such termination to the Player and to the League which shall hear such appeal in accordance with procedures applicable pursuant to the League Rules.

11.3                        If the Club exercises its right of appeal pursuant to clause 11.2 the termination of this contract shall not become operative unless and until it shall have been determined that the Player was entitled to terminate this contract pursuant to clause 11.1.

11.4                        Upon any termination of this contract by the Player becoming operative the Club shall forthwith release the Player’s registration.

12.          Grievance Procedure

In the event that the Player has any grievance in connection with his employment under this contract the grievance procedures set out in Part 2 of the Schedule 1 hereto shall be available to the Player.

13.          Representation of Player

In any disciplinary or grievance procedure the Player shall be entitled to be accompanied by or represented by his Club captain or a PFA delegate and/or any officer of the PFA.

14.          Holidays

For each Holiday Year the Player shall be entitled to take in the aggregate the equivalent of five weeks paid holiday to be taken at a time or times and for such days during the Holiday Year as shall be determined by the Club but so that (subject to the Club’s first team and any international commitments) the Club shall not unreasonably refuse to permit the Player to take three of such weeks consecutively. Holidays not taken during any Holiday Year (or subject to agreement by the Club within one month of the end of such Holiday Year) may not be carried forward into any subsequent Holiday Year.

15.          Survival

The provisions of this contract shall remain in full force and effect in respect of any act or omission of either party during the period of this contract notwithstanding the termination of this contract.

16.          Confidentiality

This contract is to be treated as being private and confidential and its contents shall not be disclosed or divulged either directly or indirectly to any person firm or company whatsoever either by the Club the Player or any Agent of the Club or the Player except:

16.1                        with the prior written agreement of both the Club and the Player; or

16.2                        as may be required by any statutory regulatory governmental or quasi governmental authorities or as otherwise required by law or pursuant to the Rules including (where appropriate) any recognised stock exchange; or

16.3                        in the case of the Player to his duly appointed Agent and professional advisers including the PFA; or

16.4                        in the case of the Club to its duly appointed Agent and its professional advisers or to such of its directors secretary servants or representatives or auditors to whom such disclosure is strictly necessary for the purposes of their duties and then only to the extent so necessary.

17.          Arbitration

Any dispute between the Club and the Player not provided for in clauses 9, 10, 11,12 and Schedule 1 hereof shall be referred to arbitration in accordance with the League Rules or (but only if mutually agreed by the Club and the Player) in accordance with the FA Rules.

18.          Specificity of Football

The parties hereto confirm and acknowledge that this contract the rights and obligations undertaken by the parties hereto and the fixed term period thereof reflect the special relationship and characteristics involved in the employment of football players and the participation by the parties in the game of football pursuant to the Rules and the parties accordingly agree that all matters of dispute in relation to the rights and obligations of the parties hereto and otherwise pursuant to the Rules including as to termination of this contract and any compensation payable in respect of termination or breach thereof shall be submitted to and the parties hereto accept the jurisdiction and all appropriate determinations of such tribunal panel or other body (including pursuant to any appeal therefrom) pursuant to the provisions of and in accordance with the procedures and practices under this contract and the Rules.

19.          Severance

19.1                        If the Player shall not make an application to an Employment Tribunal for compensation in respect of unfair dismissal or redundancy as a result of not being offered a new contract either on terms at least as favourable as under this contract or at all then the following provisions of this clause 19 shall take effect.

19.2                        If by the expiry of this contract the Club has not made to the Player an offer of re-engagement on terms at least as favourable to the Player as those applicable over the last twelve months of this contract (or the length of this contract if shorter) then subject to clauses 19.1 and 19.3 the Player shall continue to receive from his Club (as a separate payment representing compensation as more particularly referred to in the Code of Practice) a payment equal to his weekly basic wage (at the average amount of his weekly wage over the preceding 12 months of this contract or the whole of this contract if shorter) for a period of one month from the expiry of this contract or until the Player signs for another club whichever period is the shorter provided that where the Player signs for another club within that period of one month at a lower basic wage than such average then such payment shall in addition include a sum equal to the shortfall in such basic wage for the remainder of such period;

19.3                        The maximum amount payable to the Player under sub-clause 19.2 is double the maximum sum which an Employment Tribunal can award from time to time as a compensatory award for unfair dismissal.

20.          Miscellaneous

20.1                        This contract and the documents referred to herein constitute the entire agreement between the Club and the Player and supersede any and all preceding agreements between the Club and the Player.

20.2                        The further particulars of terms of employment not contained in the body of this contract which must be given to the Player in compliance with Part 1 of the Employment Rights Act 1996 are given in Schedule 2.

20.3                        This contract is signed by the parties hereto in duplicate so that for this purpose each signed agreement shall constitute an original but taken together they shall constitute one agreement.

20.4                        For the purposes of the Data Protection Act 1998 the Player consents to the Club the League PFA and FA collecting Personal Data including Sensitive Personal Data (both as defined in the said Act) about the Player. The Club’s Data Protection Policy can be found in the Club’s employee handbook.

21.          Jurisdiction and Law

This contract shall be governed by and construed in accordance with English law and the parties submit to the non exclusive jurisdiction of the English Courts.

SCHEDULE 1

Part 1

Disciplinary Procedure and Penalties

1.                                      Introduction

The disciplinary procedure aims to ensure that the Club behaves fairly in investigating and dealing with allegations of unacceptable conduct with a view to helping and encouraging all employees of the Club to achieve and maintain appropriate standards of conduct and performance. The Club nevertheless reserves the right to depart from the precise requirements of its disciplinary procedure where the Club considers it expedient to do so and where the Player’s resulting treatment is no less fair.

2.                                      Records

All cases of disciplinary action under this procedure will be recorded and placed in the Club’s records until deleted in accordance with paragraph 4.2. A copy of the Club’s disciplinary records concerning the Player will be supplied to the Player at his request.

3.                                      The Procedure

The following steps will be taken as appropriate in all cases of disciplinary action:

3.1                               Investigation

No action will be taken before a proper investigation has been undertaken by the Club into the matter complained of. If the Club determines the same to be appropriate the Club may by written notice suspend the Player for up to fourteen days while the investigation takes place. If the Player is so suspended this contract will continue together with all the Player’s rights under it including the payment of the Player’s remuneration and benefits but during the period of suspension the Player will not be entitled to access to any of the Club’s premises except at the prior request or with the prior consent of the Club and subject to such conditions as the Club may impose. The decision to suspend the Player will be notified in writing to the Player by the Club.

3.2          Disciplinary Hearing

3.2.1                     If the Club decides to hold a disciplinary hearing about the matter complained of the Player will be given full details in writing of the complaint against him and reasonable notice of the date and time of the hearing. At the hearing the Player will be given an opportunity to state his case either personally or through his representative as provided for in clause 13 of this contract.

3.2.2                     Subject as provided in paragraph 3.2.3 no disciplinary penalty will be imposed without first giving the Player the opportunity to state his case to the Manager or if the Player so requests to a director of the Club and where the Club considers it appropriate or where the Player requests the same without a disciplinary hearing.

3.2.3                     A disciplinary hearing may proceed in the Player’s absence and a disciplinary penalty may be imposed if he fails to appear at such hearing after having received proper notice thereof

3.3                               Appeals

3.3.1                     The Player shall have a right of appeal to the Board against any disciplinary decision. The Player should inform the Board in writing of his wish to appeal within fourteen days of the date of notification to him of the decision which forms the subject of such appeal. The Board will conduct an appeal hearing as soon as possible thereafter at which the Player will be given a further opportunity to state his case. The decision of the Board will be notified to the Player in writing within seven days and subject to paragraph 3.3.2 will be final and binding under this procedure.

3.3.2                     In the event of any sanction being imposed or confirmed in excess of an oral warning the Player may by notice in writing served on the Club and the League within fourteen days of receipt by the Player of written notification of the decision of the Board give notice of appeal against it to the League who will determine the matter in accordance with the League Rules.

3.3.3                     If the Player exercises any right of appeal as aforesaid any sanction imposed by the Club upon the Player shall not take effect until the appropriate appeal has been determined and the sanction confirmed varied or revoked as the case may be.

4.                                      Disciplinary Penalties

4.1                               At a disciplinary hearing or on an appeal against a disciplinary decision the Club may dismiss the allegation or if it is proved to the Club’s satisfaction may:

4.1.1                     give an oral warning a formal written warning or after a previous warning or warnings a final written warning to the Player;

4.1.2                     impose a fine not exceeding the amount of the Player’s basic wage for a period of up to two weeks for a first offence (unless otherwise approved by the PFA in accordance with the Code of Practice) and up to four weeks for subsequent offences in any consecutive period of twelve months but only in accordance with the provisions of the Code of Practice;

4.1.3                     order the Player not to attend at any of the Club’s premises for such period as the Club thinks fit not exceeding four weeks;

4.1.4                     in any circumstances which would entitle the Club to dismiss the Player pursuant to any of the provisions of clause 10 of this contract dismiss the Player or impose such other disciplinary action (including suspension of the Player and/or a fine of all or part of the amount of the Player’s basic wage for a period not exceeding six weeks).

4.2                               Any warning or sanction given under this disciplinary procedure will be deleted in the Club’s records after twelve months.

Part 2

Grievance Procedures

1.                                      The Player shall bring any grievance informally to the notice of the Manager in the first instance. The Player may be required by the Manager to put any such grievance in writing. Having enquired into such grievance the Manager will then notify the Player of his decision.

2.                                      If the grievance is not determined by the Manager to the Player’s satisfaction the Player may within fourteen days thereafter serve formal notice of the grievance in writing on the secretary of the Club and the matter shall thereupon be determined by the chairman of the Club or by the Board as soon as possible and in any event within four weeks of the receipt of the notice.

SCHEDULE 2

Supplemental Provisions and Employment Rights Act 1996

The following provisions shall apply to supplement the provisions of this contract and the information as set out herein in order to comply with the requirements of Part 1 of the Employment Rights Act 1996.

1.                                      The Player’s employment with the Club began on

2.                                      The date of termination of this contract is 30 June 20

3.                                      No employment with a previous employer shall count as part of the Player’s continuous period of employment hereunder.

4.                                      The Player’s hours of work are such as the Club may from time to time reasonably require of him to carry out his duties and the Player shall not be entitled to any additional remuneration for work done outside normal working hours.

5.                                      The place of employment shall be at the Club’s ground and training ground but the Club shall be entitled to require the Player to play and to undertake his duties hereunder at any other place throughout the world.

6.                                      No contracting out certificate pursuant to

7.                                      The Professional Footballers’ Pension Scheme

7.1                               Immediately on signing this contract, the Player shall:

7.1.1                     be automatically enrolled as; or

7.1.2                     or continue to be; a member of the 2011 Section of the Professional Footballers’ Pension Scheme (the “Scheme”) and shall remain so during the continuance of his employment hereunder unless he:

7.1.3                     notifies the Scheme Administrator in writing that he wishes to opt out of the Scheme;

7.1.4                     has previously registered with HM Revenue & Customs for Fixed or Enhanced Protection; or

7.1.5                     is otherwise ineligible for membership of the Scheme in accordance with the terms of the Scheme’s definitive trust deed and rules as amended from time to time.

7.2                               For as long as the Player remains a member of the 2011 Section, an annual contribution (funded by the levy on transfer fees) will be paid into the Scheme for the benefit of the Player. The annual contribution shall be £4750 or such other amount as determined by the Trustees of the Scheme from time to time.

7.3                               The Player shall not be required to contribute to the 2011 Section but may elect to contribute such amount as he notifies to the Scheme Administrator in writing. Where a Player decides to contribute to the 2011 Section he can agree with his Club and the Scheme Administrator for the contribution to be made through a salary sacrifice arrangement.

7.4                               Where, by virtue of previous membership of the Scheme, the Player has built up benefits under its Cash Section and/or Income Section, those benefits will be frozen and revalued until his retirement from the Scheme. The Player shall be entitled to such benefits (including death benefits) from each section of the Scheme in which he has participated on such conditions as are set out in the Scheme’s definitive trust deed and rules as amended from time to time.

7.5                               The Player further agrees that the Club may disclose his name, address, gender, date of birth, National Insurance number, salary information and dates of commencement and termination of employment to the League and the trustees of the Scheme for the purposes of facilitating the administration of the Scheme.

8.                        Remuneration

The Player’s remuneration shall be:

8.1                Basic Wage:

£                           per week/per annum payable by monthly installments in arrear

from                 to

£                           per week/per annum payable by monthly installments in arrear

from                 to

£                           per week/per annum payable by monthly installments in arrear

from                 to

£                           per week/per annum payable by monthly installments in arrear

from                 to

£                           per week/per annum payable by monthly installments in arrear

from                 to

£                           per week/per annum payable by monthly installments in arrear

from                 to

£                           per week/per annum payable by monthly installments in arrear

from                 to

8.2                 Such of the bonuses and incentives as the Player shall be entitled to receive under the terms of the Club’s bonus and incentive scheme as are set out below/a copy of which is annexed hereto.

8.3                 Any other payments as follows:

9.                       Insurances (if any) maintained for the benefit of the Player subject to the terms and conditions thereof during currency of this contract the premiums of which are paid by the Club.

Nature of Policy	Amount

10.                 Benefits (if any) to be provided to the Player during the currency of this contract

11.                The Player’s normal retirement age is 35 years.

12.                The terms and conditions of this contract form part of a number of collective agreements between the Club (through the League) and the Player (through the PFA) affecting the Player’s employment and full details thereof are set out in the Code of Practice.

13.                (If applicable) The following provisions which are additional or supplemental to those set out in clause 4 have been agreed between the Club and the Player as referred to in clause 4.11.

14.                Any other provisions:

SIGNED by the Player

in the presence of:

[Witness Signature]
[Address]
Occupation

SIGNED by the Player’s parent or guardian (if the player is under 18)

in the presence of:

[Witness Signature]
[Address]
Occupation

SIGNED by [name]

for and on behalf of the
Club in the presence of:

[Witness Signature]
[Address]
Occupation

Did the Player use the sevices of an Agent	yes/no
If yes, name of Agent
Signature of Agent

Did the Club use the services of an Agent	yes/no
If yes, name of Agent
Signature of Agent

PREMIER LEAGUE	Form 27

PLAYER ETHNICITY MONITORING QUESTIONNAIRE (Rule T.22)

USE OF INFORMATION

Completion of this questionnaire is voluntary. If you provide the information it will be used as set out below and will not be used for selection or any other purposes.

The information provided on this ethnicity questionnaire will be recorded on a computer system shared by the Football Association Premier League Limited (“Premier League”) (and The Football League Limited should the Player ever compete in the Football League) against the Player’s record and will be used:

•                              To help the Premier League gain insight as to who is playing the game at this level

•                              to help ensure compliance with the Premier League’s Anti-Discrimination Policy (a copy of which is in Appendix 9 of the Premier League’s Rules)

•                              to compile aggregate statistics and reports

•           on a club by club basis which we may wish to share with the relevant club only and The Football Association Limited.

•           on a league basis which we may wish to publish for public interest and to share with other bodies that have a legitimate interest in equal opportunities such as the Professional Footballers Association and the Equality and Human Rights Commission.

What is your ethnic group?

(Choose ONE section from A to E, then tick the appropriate box to indicate your cultural background)

A White	B Mixed
☐ British	☐ White and Black Caribbean
☐ English	☐ White and Black African
☐ Scottish	☐ White and Asian
☐ Welsh	☐ Any other Mixed Background,
☐ Irish	please write in
☐ Gypsy or Irish Traveller
☐ Any other White Background,
please write in	D Black or Black British
☐ Caribbean
☐ British-Caribbean
C Asian or Asian British	☐ African
☐ Indian	☐ British-African
☐ British-Indian	☐ Any other Black background,
☐ Pakistani	please write in
☐ British-Pakistani
☐ Bangladeshi
☐ British-Bangladeshi	F Undeclared
☐ Chinese	☐ Prefer not to disclose
☐ British-Chinese	my ethnic origin
☐ Any other Asian background,
please write in	Name of Player

	Signed	Date
E Other Background	(Parent / Guardian to sign if Player is a minor)
☐ Arab
☐ Other
☐ Prefer not to say

PREMIER LEAGUE	Form 28

AMATEUR REGISTRATION FORM (Rule U.13)

Player’s Particulars
Surname	Other name(s)
Address
Post Code
Date of birth	Nationality*

Application to Register

We hereby apply for the above-named to be registered as an Amateur Player for                            Football Club.

Signed
Authorised Signatory

Date

Endorsement by Scout

I consent to the above application and consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited holding and processing the above “personal data” and “sensitive personal data” for the purpose of discharging its functions as a regulatory and governing body of football. I certify that the above particulars are correct. I agree to be bound by the Rules of the Premier League. [Having been registered as a Contract Player, I confirm that at least 30 days has elapsed since my contract registration terminated. **]

Signed

Date

*                if the player last played for a club affiliated to a national association other than the Football Association, this Form must be accompanied by written confirmation from the Football Association that an international registration transfer certificate has been issued in respect of the player.

**         delete words in brackets if inapplicable

Secretary’s Certificate

I hereby certify that I have this day registered [name of Player]

as an Amateur Player whose registration is held by                                                                                          Football Club

Signed
Secretary, the Premier League

Date

PREMIER LEAGUE	Form 29

TRANSFER AGREEMENT (Rule V.11.1)

The Parties

(1)	Football Club (the Transferor Club)
(2)	Football Club (the Transferee Club)

The Player

The full name of the Contract Player whose registration is hereby transferred by the Transferor Club to the Transferee Club is

The Compensation Fee

The amount of the Compensation Fee payable by the Transferee Club to the Transferor Club is £                  together with Value Added Tax amounting to £                  to be paid as follows:

Contingent Sums

Particulars of any Contingent Sums payable by the Transferee Club to the Transferor Club are as follows:

Any other terms

Agents

The particulars appear below of any Agent engaged in this transaction by

(1) the Player

(2) the Transferor Club

(3) the Transferee Club

Authorised Signatory	Authorised Signatory
on behalf of the	on behalf of the
Transferor Club	Transferee Club

Position	Position

Date	Date

PREMIER LEAGUE	Form 30

OFFER OF NEW CONTRACT (Rule V.17.2)

To :                         [name and address of Out of Contract Player]

Copy to:	The Secretary
The Premier League

Under the provisions of Rule V.17.2 of the Rules of the Premier League

Football Club hereby offers you a new contract to commence on the 1st July                           in the following terms:

This offer remains open and capable of acceptance for a period of one month within which time you may either accept it and enter into a new contract in the terms offered or decline it in writing. If you consider that the terms offered are less favourable than those in your current contract you may give notice to that effect in Form 31.

Signed

Position

Date

PREMIER LEAGUE	Form 31

APPLICATION FOR FREE TRANSFER (Rule V.20)

To:	[name of Club]	Football Club

And to:	The Secretary
The Premier League

I acknowledge having received your offer of a new contract in Form 30 dated

I consider that the terms offered are less favourable than those in my current contract dated and I hereby give notice to that effect and apply for a free transfer.

Signed

Position

Date

PREMIER LEAGUE	Form 32

CONTINGENT SUM NOTIFICATION (Rule V.36.2)

To :	[name of Transferor Club]	Football Club

Copy to:	The Secretary
The Premier League

A Contingent Sum became payable to you on [date]                            by virtue of the Transfer Agreement between us relating to [name of Contract Player]

The contingent event resulting in the Contingent Sum becoming payable was and the Contingent Sum which will be paid into the Compensation Fee Account within 7 days of it becoming due amounts to £

Signed on behalf of the Transferee Club

Position

Date

PREMIER LEAGUE	Form 33

FIXED PENALTY NOTICE (Rule W.4)

To:	Date:

You are in breach of Rule                              in that on [date]                              you [description of breach, indicating in appropriate cases whether it is a first, second or third breach of that Rule]

You are required within 14 days of the date of this notice to pay a fixed penalty of £                     Alternatively, you are entitled within that period to appeal under the provisions of Rule W.59.1. If you appeal and your appeal is dismissed the fixed penalty becomes payable forthwith.

Failure to pay the fixed penalty as required by this notice or forthwith upon any appeal being dismissed will constitute a breach of the Rules of the League in respect of which you will be liable to be dealt with under the provisions of Section W.

Signed
Secretary, for and on behalf of the Board

PREMIER LEAGUE	Form 34

SUMMARY JURISDICTION NOTICE (Rule W.9)

To:	Date:

You are in breach of Rule                                                  in that on [date]

you [description of breach]

The Board intends to exercise its summary jurisdiction and to impose on you a fine of £                                You are required within 14 days of the date of this notice to either:

(1)         submit to the Board’s jurisdiction and pay the fine imposed; or

(2)         elect to be dealt with by a Commission.

Any such election should be in writing addressed to me at the League Office.

Failure to comply with this requirement within the time limited will constitute a breach of the Rules of the League in respect of which you will be liable to be dealt with under the provisions of Section W.

Signed
Secretary, for and on behalf of the Board

PREMIER LEAGUE	Form 35

COMPLAINT (Rule W.25)

To:	Date:

The Board’s complaint is that you are in breach of Rule                                                     in that on [date]

you [description of breach]

A summary of the facts alleged is as follows:

*Annexed hereto are copies of the following documents upon which the Board relies:

In accordance with Rule W.29, within 14 days of receipt of this complaint you are required to send to me by recorded delivery post a written answer in Form 36.

Signed
Secretary, for and on behalf of the Board

* delete if inapplicable

PREMIER LEAGUE	Form 36

ANSWER (Rule W.29)

To:	The Secretary	Date:
The Premier League

I/We* acknowledge having received the complaint dated

The complaint is admitted/denied*. I/We* request that the complaint be determined by written representations.*

*[If the complaint is admitted] I/We* ask the Commission to take into account the following mitigation:

§

*[If the complaint is denied and is to be determined at a hearing] My/Our* reasons for denying the complaint are:

§

*[If the complaint is denied and is to be determined by written representations] My/Our* representations are as follows:

§

Annexed hereto are copies of the following documents upon which I/We* rely:

§

I consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited holding and processing any or all “personal data” and “sensitive personal data” contained above and/or annexed to this Form 36 for the purpose of discharging its functions as a regulatory and governing body of football.**

Signed

Position
[for and on behalf of*] the Respondent

*  delete as appropriate

§  continue on separate sheet if necessary

** delete where Respondent is not an individual

PREMIER LEAGUE	Form 37

APPEAL AGAINST FIXED PENALTY (Rule W.64)

To:	The Secretary	Date:
The Premier League

I/We* hereby appeal against the fixed penalty imposed by the notice in Form 33 dated

My/our* appeal is

* against the decision of the Board to impose the fixed penalty.

* against the amount of the fixed penalty.

* against the decision of the Board to impose the fixed penalty and its amount.

The grounds of my/our* appeal are:

§

A deposit of £1,000 is enclosed.

I consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited  holding and processing any and all “personal data” and “sensitive personal data” contained above and/or annexed to this Form 37 for the purpose of discharging its functions as a regulatory and governing body of football.**

Signed#

Position
[for and on behalf of*] the Respondent

*  delete as appropriate

§  continue on separate sheet if necessary

** delete where Respondent is not an individual

#  state position if signed on behalf of a Club

PREMIER LEAGUE	Form 38

APPEAL AGAINST COMMISSION DECISION (Rule W.65)

To:	The Secretary	Date:
The Premier League

I/We* hereby appeal against the decision of the Commission before which I/We* appeared dated

My/our* appeal is

* against the decision of the Commission.

* against the amount of the penalty.

* against the decision of the Commission and the penalty.

* against the amount of compensation ordered by the Commission.

The grounds of My/our* appeal are:

                                                                                                                                                                                                      §

*I/We intend to apply at the appeal hearing for leave to adduce the following fresh evidence

                                                                                                                                                                                                      §

The reasons for such application are

                                                                                                                                                                                                      §

A deposit of £1,000 is enclosed.

I consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited  holding and processing any and all “personal data” and “sensitive personal data” contained above and/or annexed to this Form 38 for the purpose of discharging its functions as a regulatory and governing body of football.**

Signed#

*  delete whichever are inapplicable

§  continue on separate sheet if necessary

** delete where Respondent is not an individual

#  state position if signed on behalf of a Club

PREMIER LEAGUE	Form 39

REQUEST FOR ARBITRATION (Rules X.8 or Y.3)

To:	From:

A dispute has arisen between us concerning (brief description of matters in dispute)

I/We wish to have the dispute settled by arbitration in accordance with the provisions of Section [   ]§ of the Rules of the Premier League and you are hereby required to appoint an arbitrator pursuant thereto. *I consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited holding and processing any and all “personal data” and “sensitive personal data” contained above and/or annexed to this Form 39 for the purpose of discharging its functions as a regulatory and governing body of football.

Signed

Position**

Date

§  insert “Y” if the arbitration is to be determined by the Managers’ Arbitration Tribunal; insert “X” in any other case.

*  delete if request for arbitration is made on behalf of a company

** to be completed if the Form is signed on behalf of the League or a Club.

Copy to:	The Secretary
The Premier League

PREMIER LEAGUE	Form 40

APPOINTMENT OF ARBITRATOR (Rules X.11 or Y.6)

To:	The Secretary	From:
The Premier League

Pursuant to the request for arbitration made by                                                    and dated                                          , I/we hereby appoint (name of appointee)                                                 as an arbitrator in the arbitration requested.

Signed

Position*

Date

Copy to:	(the other party)

* to be completed if the Form is signed on behalf of the League or a Club.

PREMIER LEAGUE	Form 41

APPOINTMENT OF SINGLE ARBITRATOR  (Rule X.16.1)

To:	The Secretary
The Premier League

Pursuant to the request for arbitration made by                                                   and dated                                    we, the parties to the arbitration, hereby jointly appoint (name of appointee)                                                                                         as the single arbitrator in the arbitration requested.

Signed	Signed

On behalf of	On behalf of

Position*	Position*

Date	Date

* to be completed if the Form is signed on behalf of the League or a Club

PREMIER LEAGUE	Form 42

NOTICE OF PRELIMINARY MEETING (Rules X.21 or Y.13)

To:	From:

You are hereby required to attend a preliminary meeting at (place)                                         on (date)                           at (time)                                                          when the tribunal will give directions for the conduct of the arbitration to which each of you is a party.

Signed
Chairman

Date

YOUTH
DEVELOPMENT
RULES

YOUTH DEVELOPMENT RULES

GENERAL

Note: throughout this document binding Premier League Rules are shaded in light blue. Guidance and other notes are also included for the assistance of Clubs. Such guidance and notes do not, however, form part of the Rules.

Definitions

Rule 1 sets out definitions used in the Youth Development Rules. All other capitalised terms used in this section of the Rules are defined in Premier League Rule A.1.

1.                                                              In this Section of the Rules the following terms shall have the following meanings:

1.1.                                                    “Academy” means an establishment for the coaching and education of Academy Players operated by a Club in accordance with the requirements of this Section of the Rules and licensed by the PGB pursuant to Rule 10.

1.2.                                                    “Academy Doctor” means the Official referred to in Rule 95.

1.3.                                                    “Academy Financial Information” means a budget for the following season, together with a comparison of the budgeted and actual figures for the previous season, all of which information shall be set out in the format to be prescribed by the League.

1.4.                                                    “Academy Management Team” has the meaning set out in Rule 49.

1.5.                                                    “Academy Manager” means the person responsible for the strategic leadership and operation of a Club’s Academy, whose role and responsibilities are more particularly defined at Rules 51 to 57.

1.6.                                                    “Academy Performance Plan” means a document which sets out:

(a)                                 the goals, strategy and measurable short-term and long-term performance targets for all aspects of the work of the Club’s Academy, such strategy and performance targets to be consistent with the Club’s Football Philosophy; and

(b)                                 without prejudice to the generality of paragraph a), how the Academy will deliver and integrate its Coaching, Education, Games and Sports Science and Medicine Programmes.

1.7.                                                    “Academy Player” means a male player (other than an Amateur Player or a Trialist) who is in an age group between Under 9 to Under 21 and who is registered for and who is coached by or plays football for or at a Club which operates an Academy pursuant to these Rules, save for any player who:

(a)                                 in the reasonable opinion of the Club which holds his registration has developed technical, tactical, physical and psychological skills of such a level that he would not benefit from participating or continuing to participate in its Academy’s Coaching Programme and Games Programme; and

(b)                                 is registered as a Contract Player for that Club; and

(c)                                  is aged at least 18.

Guidance

It is emphasised that Academy Players aged 18 or older may no longer be treated as such only where this is reasonable, and in the light of all the circumstances relevant to the particular Academy Player.

Clubs’ attention is drawn to Rule 69 which requires Clubs to develop and implement a procedure to enable the transition of Academy Players to the senior squad, and also to Rule 110.1 which provides that each Academy Player has access to coaching tailored to his individual needs. Any decision by a Club to cease treating an Academy Player as such where it is not reasonable to do so in the light of his overall development and skill level may be treated at being a breach of this Rule.

1.8.                                                    “Academy Secretary” means the Official referred to in Rule 58.

1.9.                                                    “Academy Staff” means those Officials of a Club employed or otherwise engaged to work in the Club’s Academy.

Guidance

The term “employ” is used in the Rules with reference to Academy Staff, but it is accepted that the relationship need not necessarily be one of employment. For example, a Club may enter into a contract for services with Part Time youth coaches whereby no employment relationship will arise. Any references to “employ” or “employment” in this section of the Rules shall be interpreted accordingly.

1.10.                                             “Artificial Surface” means a playing surface which in the reasonable opinion of the League meets the requirements of the FIFA Quality Concept for Football Turf or the International Artificial Turf Standard.

1.11.                                             “Audit Tool” means the online application maintained by the League and approved by the PGB for the purpose of undertaking (in particular by the ISO) the evaluation and audit of Academies by the assessment of:

(a)                                 the extent to which a Club meets the minimum mandatory criteria for Academies set out in these Rules;

(b)                                 the extent to which it implements recommended best practice criteria which exceed the minimum mandatory criteria and which are set out in the Audit Tool; and

(c)                                  its Productivity Profile.

1.12.                                             “Authorised Games” means:

(a)                                 international matches arranged by a national association including preparation and trials therefor; or

(b)                                 matches in which the Academy Player plays for the Club holding his registration:

(i)                                     in its first teams; or

(ii)                                  which are comprised in a Games Programme; or

(iii)                               which are comprised in Festivals or Tournaments, participation in which is limited to Academy teams or which are sanctioned by the Football Association or by a foreign national association; or

(c)                                  friendly matches organised by the Club holding the Academy Player’s registration and played at an Academy, participation in which is limited to Academy Players registered at an Academy or Trialists but excluding matches between two teams consisting of one Club’s Academy Players; or

(d)                                 friendly matches against any opposition played outside the season dates set out in the Games Programme Schedule in which the Academy Player plays for the Club holding his registration; or

(e)                                  matches organised by the English Schools Football Association or Independent Schools Football Association or an association affiliated to either of such Associations in which the Academy Player plays with the prior agreement of his Parents (in the case of an Academy Player under the age of 18 years), all participation in such matches to be notified by the Academy Player to the Club holding his registration; or

(f)                                   trial matches for other Clubs or Football League clubs in which the Academy Player plays with the prior written permission of the Club holding his registration; or

(g)                                  any other match authorised by the Board.

1.13.                                             “Basic First Aid for Sport Qualification” means the qualification of that name issued by or on behalf of the Football Association.

Guidance

The Basic First Aid for Sport Qualification (“BFAS”) is a course which has been developed and delivered by the FA since Season 2012/13. The FA anticipate that in due course, it will become part of the UEFA A licence and UEFA B licence and also part of the FA Youth Award courses. It can also be taken on a stand-alone basis (possibly via regional/club cluster courses). It is envisaged that the FA will train Academy staff as course tutors, enabling Clubs to deliver the BFAS course in-house in a cost-effective manner.

The FA estimate that it will take three seasons to offer the course to all those members of Academy Staff who need to hold it under these Rules. During that interim period, Clubs will not be penalised if a member of Academy Staff for whom the BFAS is mandatory does not in fact hold it, provided that he was in compliance with the requirements for first aid training applicable to his post set out in the Youth Development Rules as they were in force during Season 2012/13. The BFAS will need to be renewed every three years (it is hoped as part of the renewal of the main Academy coaching qualifications).

1.14.                                             “Category” means one of the 4 categories into which each Academy shall be assigned in accordance with the criteria and procedures set out in this section of the Rules, and “Category 1”, “Category 2”, “Category 3” and “Category 4” shall be construed accordingly.

1.15.                                             “Chief Executive” means the Official referred to in Rule J.1.1.

1.16.                                             “Club Board” means those Directors of the Club whose particulars are registered under section 162 of the Act.

1.17.                                             “Coach Developer” means the Official referred to in Rule 74.

1.18.                                             “Coaching Programme” means a Club’s coaching curriculum which must be set out in writing and include:

(a)                                 the technical, tactical, physical and psychological skills that the Club wishes its Academy Players to develop;

(b)                                 the appropriate means of coaching Academy Players in order that they develop those skills (having due regard to their age); and

(c)                                  specific coaching curricula for each of the Foundation Phase, Youth Development Phase and Professional Development Phase.

1.19.                                             “Continued Professional Development” means ongoing training for Academy Staff, relevant to their discipline, of such quality, content and frequency as is necessary to ensure that each member of Academy Staff has the necessary knowledge and expertise in order to fulfil his role.

1.20.                                             “Core Coaching Time” means between 9am and 5pm on Mondays to Fridays, save that in the Foundation Phase and Youth Development Phase it also includes between 9am and 5pm on Saturdays.

1.21.                                             “Development Centre” means an establishment operated by a Club in England or Wales for the coaching of Children which is not an Academy and includes any such establishment by whatever name or title it is known.

1.22.                                             “Education Programme” has the meaning set out in Rule 168.

1.23.                                             “Elite Player Performance Plan” means the document of that name dated May 2011 and presented to the General Meeting held on Thursday 2 June 2011.

1.24.                                             “Emergency Action Plan” means a plan detailing the medical facilities and personnel who shall be available at each Club’s home matches in the Games Programmes, and the contingency plan for how any medical emergencies at such matches shall be dealt with.

1.25.                                             “FA Advanced Youth Award” means the advanced qualification for Academy coaches to be developed and awarded by the Football Association.

Guidance

The FA Advanced Youth Award will contain a specialist element relevant to each of the three Development Phases. Coaches will be required to hold the specialism relevant to the age group that they coach.

1.26.                                             “FA Youth Award” means the non-age specific qualification for Academy coaches awarded by the Football Association.

1.27.                                             “Festival” means an event, which may be spread over more than one day, at which teams from three or more Clubs (or clubs) play a series of matches in an environment in which the matches are competitive but the results are not given any particular significance.

1.28.                                             “Football Philosophy” means the guiding principles, values, playing style and tactical approach of a Club’s teams, and in particular of its first team.

1.29.                                             “Foundation Phase” means the Under 9 to Under 11 age groups inclusive.

1.30.                                             “Foundation Phase Games Programme” means the games programmes organised by the League and the Football League for teams in each of the Under 9 to Under 11 age groups as set out in Rules 128 to 132.

1.31.                                             “Full Time” means, when applied to a role specified under these Rules, one where the working hours are at least 35 hours per week (subject to such additional hours as the Club may require). A Full Time role may be fulfilled by more than one Official (e.g. on a job-share basis) provided that the minimum hours stated above are undertaken.

Guidance

A Club will not be penalised should a member of its Academy Staff fulfilling one of the roles required by these Rules to be Full Time if working slightly less than 35 hours per week provided that the required outputs of that role are being satisfactorily delivered. See further, by way of comparison, Rule 44 and the guidance thereunder.

1.32.                                             “Full Time Education” means the education provided for registered pupils at primary or secondary schools or full-time equivalent students at colleges of further education.

1.33.                                             “Full Time Training Model” means a programme of coaching and education whereby the Academy Player’s academic education shall be scheduled to enable four hours of coaching per day (which may be split into two sessions of two hours each) to take place within the Core Coaching Time.

1.34.                                             “Futsal” means the variant of association football that is played in accordance with the Futsal Laws of the Game as published from time to time by FIFA (with any such variation thereto as the League may from time to time determine), the current such Laws being available at: http://www.fifa.com/mm/document/affederation/generic/51/44/50/spielregelnfutsal_ 2010_11_e.pdf

1.35.                                             “Games Programme” means the Foundation Phase Games Programme, the Youth Development Phase Games Programme, or the Professional Development Phase Games Programme.

1.36.                                             “Games Programme Schedule” means the period during which matches in the Games Programmes shall take place. The League will by no later than 31 January in each year publish the Games Programme Schedule for the following Season.

Guidance

It is envisaged that the Games Programme Schedule will incorporate two periods of “downtime” for matches in the Foundation Phase and Youth Development Phase Games Programmes. The first such period will generally encompass the last two weeks of July and the first two weeks of August, and the second will encompass two weeks over Christmas. The exact dates for each Season’s period of downtime will be set out in the Games Programme Schedule when it is published by the League in the preceding Season. A provisional date of 31 January in each Season has been set for the publication of the Games Programme Schedule (although it may be subject to amendment thereafter but before the start of the following Season to accommodate, for example, newly-classified or re-classified Academies).

1.37.                                             “Head of Academy Coaching” means the Official referred to in Rule 60.

1.38.                                             “Head of Education” means the Official referred to in Rule 100.

1.39.                                             “Head of Recruitment” means the Official referred to in Rule 101.

1.40.                                             “Hybrid Training Model” means a programme of coaching and education whereby the Academy Player’s coaching shall primarily take place outside of the Core Coaching Time but with at least four (4) hours per week of the specified hours of coaching taking place within the Core Coaching Time.

1.41.                                             “Intermediate First Aid for Sport Qualification” means the qualification of that name issued by or on behalf of the Football Association.

1.42.                                             “ISO” means the independent standards organisation to be appointed from time to time by the PGB for the purposes of undertaking the ISO Audits.

1.43.                                             “ISO Audit” has the meaning set out in Rule 6.

1.44.                                             “Lifestyle Management Skills” means the personal and social skills which it is considered desirable for Academy Players to develop.

1.45.                                             “Multi-Disciplinary Review” means a review of all aspects of a Academy Player’s football, athletic and educational performance and development and which shall include:

(a)                                 reports from all relevant Academy Staff (including from the coaching, education and sports science and medicine disciplines);

(b)                                 self-assessment by the Academy Player; and

(c)                                  short, medium and long-term performance and development targets for the Academy Player.

1.46.                                             “Parent” shall be interpreted to include, if appropriate, a guardian.

1.47.                                             “Parents’ Charter” means the information to be provided by the League to the Parent of each Academy Player upon each occasion of his registration for a Club and which will contain:

(a)                                 information about the consequences of the Academy Player becoming registered with a Club;

(b)                                 a summary of the Club’s obligations to the Academy Player, and the Academy Player’s obligations to the Club.

Guidance

The Parents’ Charter will be drafted by the League and circulated to Clubs.

1.48.                                             “Part Time” means, when applied to a role specified under these Rules, one where the working hours are less than 35 hours per week. A Part Time role may be fulfilled by two or more Officials (e.g. on a job-share basis).

Guidance

No minimum number of hours is specified for Part Time roles required under these Rules. This is left to Clubs’ discretion. However, the League and the ISO will require to be satisfied that the required outputs and results are achieved by a Club’s staffing structure. See further, by way of comparison, Rule 44 and the Guidance thereunder.

1.49.                                             “Part Time Training Model” means a coaching programme whereby the coaching of Academy Players takes place outside Core Coaching Time.

1.50.                                             “Performance Analysis” means the analysis of the physiological, technical and tactical performance of each individual Player and, in a game, of the team as a whole. Performance Analysis shall be undertaken by means of such video and/or IT technology as the League shall from time to time determine.

1.51.                                             “Performance Analysts” means the Officials referred to in Rules 96 and 97.

1.52.                                             “Performance Clock” means the application utilised for recording, measuring, monitoring and evidencing all aspects of an Academy Player’s progression, development and education in accordance with the format and procedures to be set by the League.

1.53.                                             “Performance Management Application” means the online support service to be developed and maintained by the League and utilised by each Club for the purposes of assisting the management of the Academy and recording and analysing data. Such data shall include (without limitation):

(a)                                 each Academy Player’s Performance Clock;

(b)                                 key data on Academy Staff such as records of qualification and Continued Professional Development;

(c)                                  such information as the League may from time to time require for the purposes of national or Category-wide benchmarking; and

(d)                                 data received from the Football Association in respect of an Academy Player who plays for an England representative side.

1.54.                                             “PGB” means the Professional Game Board of the Football Association.

1.55.                                             “Productivity Methodology” means the methodology developed by the League for analysing the registration and playing history of each Player and, as a consequence thereof, for producing each Club’s Productivity Profile.

1.56.                                             “Productivity Profile” means an analysis, produced by the League using the Productivity Methodology, of each Club’s track record in developing Academy Players, that is to say:

(a)                                 the extent to which Academy Players coached by or at its Academy have progressed to become established professional Players; and accordingly;

(b)                                 the extent to which the Club is successful in contributing to the development of established professional Players.

1.57.                                             “Professional Development Leagues” means the leagues of that name managed, organised and controlled by the League (in the case of Clubs operating Category 1 and Category 2 Academies) or by the Football League (in the case of Clubs operating Category 3 and Category 4 Academies) and “Professional Development League 1”, “Professional Development League 2” and “Professional Development League 3” shall be construed accordingly.

1.58.                                             “Professional Development Phase” means the Under 17 to Under 21 age groups inclusive.

1.59.                                             “Professional Development Phase Games Programme” means the games programmes organised by the League and Football League for teams in the Professional Development Phase as set out in Rules 146 to 151.

1.60.                                             “Qualified Teacher Status” means the accreditation which an individual must obtain in order to teach in state-maintained schools in England and Wales.

1.61.                                             “Scholarship Agreement” means an agreement made between a Club and an Academy Player in PLYD Form 1.

1.62.                                             “Scout” means any person employed or engaged by a Club (whether on a Full Time or Part Time basis and whether or not he is remunerated in any way for his services) whose duties include identifying to his Club players whose registration as Academy Players the Club may wish to secure.

1.63.                                             “Scout Identification Card” means a formal means of identification to be issued by each Club to each of its registered Scouts which shall include:

(a)                                 the name of the Club which employs the Scout; and

(b)                                 a photograph of the Scout.

1.64.                                             “Senior Academy Physiotherapist” means the Official referred to in Rule 91.

1.65.                                             “Senior Professional Development Coach” means the Official referred to in Rule 68.

1.66.                                             “Sports Science and Medicine Programme” means an integrated, interdisciplinary programme for the provision of sports science and medical, services and analysis as more particularly described in Rules 194 to 204.

1.67.                                             “Sports Therapist” means a person who holds at least an undergraduate degree in sports therapy.

1.68.                                             “Technical Board” has the meaning set out in Rules 24 to 26.

1.69.                                             “Tournament” means a grouping of competitive matches between three or more clubs whose results are given significance (e.g. there may be a winner of the Tournament) and which are typically played together at one venue and over a short period of time (e.g. one day or a few days).

1.70.                                             “Training Camp” means an event for the Academy Players of one Club and which lasts for one or more days and at which a variety of coaching and other on-pitch and off-pitch activities takes place.

1.71.                                             “Training Model” means the Full Time Training Model, the Hybrid Training Model or the Part Time Training Model.

1.72.                                             “Trialist” means a player playing in age groups Under 9 to Under 21 who is attending an Academy on trial under the provisions of Rules 224 or 225.

1.73.                                             “Youth Development Phase” means the Under 12 to Under 16 age groups inclusive.

1.74.                                             “Youth Development Phase Games Programme” means the games programmes organised by the League and Football League for teams in each of the Under 12 to Under 16 age groups, full details of which are set out in Rules 133 to 145.

2.                                                              For the purposes of this section of these Rules:

2.1.                            Academy Players shall be placed in one of 13 age groups commencing with age group Under 9 and ending with age group Under 21; and

2.2.                            the age group into which each Academy Player shall be placed shall be determined by his age on 31 August in the year in question, save in the case of players in the Under 21 age group, who must be under the age of 21 as at 1 January in the year in which the Season concerned commences (ie for Season 2013/14 born on or after 1 January 1992).

General

3.                                                              If a Club engages in the training and development of young players then it must:

3.1.                            obtain a licence to operate an Academy; and

3.2.                            operate its Academy in accordance with this section of the Rules.

4.                                                              The maximum term of a licence to operate an Academy shall be three years, unless revoked earlier in accordance with these Rules.

5.                                                              There shall be four Categories of Academy.

6.                                                              In respect of each Club which applies for an Academy Licence, the ISO shall undertake an analysis (“the ISO Audit”) of the matters set out in Rule 1.11(a) to (c).

7.                                                              The ISO Audit shall utilise the Audit Tool by assessing and recording thereon a score in respect of the matters set out in Rule 1.11(a) to (c).

8.                                                              The Category of a Club’s Academy shall be determined by the percentage that the Club scores on the Audit Tool as determined by its ISO Audit as follows:

8.1.                            for Category 1, the Club must achieve a score of at least 75% on the Audit Tool;

8.2.                            for Category 2, the Club must achieve a score of between 65% and 74% on the Audit Tool;

8.3.                            for Category 3, the Club must achieve a score of between 50% and 64% on the Audit Tool; and

8.4.                            for Category 4, the Club must achieve a score of between 35% and 49% on the Audit Tool;

provided that in each case it also complies with the minimum mandatory criteria applicable to the relevant Category.

9.                                                              Prior to an ISO Audit being presented to the PGB, the ISO shall:

9.1.                            give a copy of it to the Club;

9.2.                            thereafter hold a meeting with Officials of the Club and representatives of the League to discuss it; and

9.3.                            consider any representations made by the Club or the League about the Club’s ISO Audit and make all appropriate amendments to the ISO Audit consequent upon those representations.

Guidance

It is expected that the Club Officials who will attend the meeting with the ISO and the League referred to in Rule 9.2 will include the Academy Manager and the Chief Executive.

10.                                                       The PGB, having given due consideration to a Club’s ISO Audit and to the advice of the League and the ISO, shall (where appropriate) issue all licences to operate Academies and shall determine the Category of each Academy in respect of which it grants a licence by reference to the most recent ISO Audit of the Club. For the avoidance of doubt, a Club shall only have the right to make representations to the PGB in connection with its application for an Academy licence if it believes that the ISO Audit contains manifest error.

11.                                                       The PGB shall not grant a Club a licence to operate an Academy unless the Club achieves a score on its ISO Audit of at least 35%.

12.                                                       Any appeal by a Club against:

12.1.                     the decision of the PGB not to issue to it a licence to operate an Academy; or

12.2.                     the PGB’s determination of the Category of its Academy;

shall be dealt with in accordance with Rule K (Arbitration) of the Rules of the Football Association.

13.                                                       A Club may not re-apply for a licence to operate an Academy within three years of the determination by the PGB of an application made by it unless:

13.1.                     its previous application was either declined by the PGB or was granted but for a lower Category of Academy than that for which the Club now wishes to apply; and

13.2.                     there has been a material change in any of the circumstances recorded on its last ISO Audit; and

13.3.                     the Club bears any costs of the League, ISO and PGB reasonably incurred by any of those bodies in assessing and determining the Club’s further application.

14.                                                       Upon a Club making a further application pursuant to Rule 13, the ISO shall conduct a further ISO Audit of the Club.

15.                                       Any Club or Official making a false statement (whether made verbally or in writing) or falsifying a document in connection with:

15.1.             an application for an Academy licence;

15.2.             the League’s annual evaluation undertaken pursuant to Rule 28;

15.3.             an ISO Audit; or

15.4.             any other provision of these Rules;

shall be in breach of these Rules and shall be liable to be dealt with in accordance with the provisions of Section W of the League’s Rules.

16.                                       If, in breach of Rule 3.2, a Club fails to comply with any Rule in this section, then the PGB may:

16.1.             revoke the Club’s Academy licence; or

16.2.             suspend the Club’s Academy licence for such time as it shall determine during which the Club shall have the opportunity to ensure it becomes compliant with the relevant Rule; or

16.3.             determine that the Club’s Academy shall have a lower Category than its current Category;

16.4.             withdraw or suspend the Club’s entitlement to any central funding provided for the purposes of youth development; and

16.5.             in any of the above cases require the ISO to undertake an ISO Audit of the Club’s Academy as soon as reasonably practicable.

17.                                       Without prejudice to Rules 16, 216 and 217, any breach of Rules 3.2, 15, 23.2, 31, 35 to 41, 46, 47, 48.1, 108 to 112, 115.2, 119 to 121, 123, 124, 131, 132, 143 to 145, 151 to 153, 160, 161, 165, 166, 169 to 177, 181, 182, 192, 197, 198, 200, 203 to 206, 209, 210, 212, 213, 215, 231, 233, 234, 236 to 238, 244, 250, 253, 254, 263, 265, 268 to 270, 280, 281, 283, 284 286 or 288 shall be liable to be dealt with under the provisions of Section W of the League’s Rules.

Guidance

Failure to comply with any of the Rules in this section, other than those specified in Rule 17 above, will not lead to liability to disciplinary action under Section W. However, such failure to comply may be dealt with pursuant to the terms and conditions of the Club’s Academy licence and may lead to the revocation, suspension or downgrading of that licence, or the withdrawal or suspension of central funding, pursuant to Rule 16.

The League considers that the Rules specified in Rule 17 are of such a nature that breach should open the possibility of disciplinary action under Section W because they impact upon other people or entities, and in particular, Academy Players and/or other Clubs.

YOUTH DEVELOPMENT RULES

STRATEGY, LEADERSHIP AND MANAGEMENT OF THE ACADEMY

Football Philosophy

18.                                       Each Club which operates an Academy shall document and make available to the League and to the ISO its Football Philosophy which shall be:

18.1.             drawn up with the involvement of such Officials as the Club deems appropriate who may include the Academy Manager, the Manager, the Technical Director if the Club has appointed one and the Technical Board; and

18.2.             annually reviewed and approved by the Club Board.

Academy Performance Plan

19.                                       Each Club which operates an Academy shall prepare and make available to the League and to the ISO its Academy Performance Plan.

20.                                       The Academy Performance Plan shall be drawn up under the guidance of the Academy Manager in consultation with such Officials as the Club may consider appropriate (including, by way of example only, the Manager, the Chief Executive, the Academy Management Team and the Technical Director if the Club has appointed one) and shall be reviewed annually by the Academy Manager.

21.                                       The Club Board shall:

21.1.             annually review and approve the Academy Performance Plan;

21.2.             ensure that the Academy Performance Plan is communicated to all relevant Officials; and

21.3.             measure the performance of the Academy each year against the strategy and specific performance targets set out in the Academy Performance Plan and ensure that appropriate action is taken if the performance targets have not been met.

Performance Management Application

22.                                       Each Club which operates an Academy shall:

22.1.             use the Performance Management Application from the date of its implementation by the League;

22.2.             ensure that the data held on the Performance Management Application which is within the Club’s control is held securely and is only released to, or accessed by, those persons who require access to it pursuant to any of these Rules; and

22.3.             provide the League with such information as it may from time to time require for the purposes of analysing and benchmarking on a national or Category-wide basis any aspect of the performance of Academy Players or Clubs .

23.                                       Each Club which operates an Academy shall ensure that the Performance Management Application is available for access by the following individuals:

23.1.             relevant Academy Staff; and

23.2.             Parents of its Academy Players aged 17 and younger, and the Academy Players themselves, in relation to information contained on the Performance Management Application which relates to that Academy Player (but excluding information which in the Club’s reasonable opinion ought not to be so disclosed).

Technical Board

24.                                       Each Club which operates an Academy shall establish a Technical Board.

25.                                       The membership of the Technical Board shall consist of such Officials as the Club Board deems necessary in order for the Technical Board to properly perform the functions with which it is tasked by these Rules, and accordingly may include:

25.1.             the Chief Executive;

25.2.             the Manager;

25.3.             the Academy Manager;

25.4.    such Officials as can give input from the following functional areas:

25.4.1.    recruitment;

25.4.2.    coaching; and

25.4.3.    Professional Development Phase coaching; and

25.5.             any other Official that the Club deems appropriate.

26.                                       The Technical Board shall provide technical advice and support in the development of the Club’s Football Philosophy and in the development, implementation and monitoring of the Academy Performance Plan.

Guidance

The Club may wish to give consideration to tasking the Technical Board with involvement in the following functions, in addition to those listed in the above Rule:

•                  defining the profile/role of the Senior Professional Development Coach;

•                  management of the transition of players into the first team squad;

•                  defining the Club’s recruitment strategy (e.g. home-grown players v external recruitment);

•                  playing opportunities for Academy Players at first team level; and

•                  any other functions which the Club deems appropriate.

Each Club may wish to give consideration to employing a Technical Director. The employment of a Technical Director is not mandatory.

YOUTH DEVELOPMENT RULES

EFFECTIVE MEASUREMENT

Academies: Evaluation and Audit

27.                                       Each Club which operates an Academy shall conduct an annual self-assessment of its Academy which shall:

27.1.             be led by its Academy Manager;

27.2.             assess the extent to which the Club meets and/or exceeds the criteria pertaining to the relevant Category of Academy set out in this section of the Rules and in the Audit Tool;

27.3.             utilise the Audit Tool; and

27.4.             be made available to the League, the ISO and, if required, the PGB.

28.                                       The League shall conduct:

28.1.             on-going monitoring of each Academy on at least a biannual basis; and

28.2.             an annual evaluation of each Academy which shall:

28.2.1.           consider the Club’s annual self-assessment referred to in Rule 27 and its most recent Academy Financial Information;

28.2.2.           assess the extent to which the Club meets and/or exceeds the criteria pertaining to the relevant Category of Academy set out in this section of the Rules and in the Audit Tool;

28.2.3.           utilise the Audit Tool; and

28.2.4.           be made available to the Club, the ISO and, if required, the PGB.

29.                                       The ISO shall conduct an ISO Audit of each Academy at least once every three years (subject to any requirement of these Rules which provides for ISO Audits to be undertaken more frequently), the results of which shall be made available to the Club, the League and the PGB.

30.                                       A Club shall be entitled to publish the results of its ISO Audit.

31.                                       Each Club which operates or applies to operate an Academy shall give the League and the ISO access to such facilities, personnel, documents and records as they reasonably require in order to undertake, respectively, the on-going monitoring and annual evaluation referred to in Rule 28 and the ISO Audit.

32.                                       Each Club which wishes to operate an Academy must submit to the League an application to do so which shall be accompanied by a self-assessment described in Rule 27.

Productivity Profile

33.                                       Each year the League will provide each Club which operates an Academy with an up to date Productivity Profile, benchmarked (on an anonymised basis) against other Clubs (and, if appropriate, Football League clubs).

YOUTH DEVELOPMENT RULES

PERFORMANCE MANAGEMENT, PLAYER DEVELOPMENT AND PROGRESSION

Performance Clock

34.                                       Each Club which operates an Academy shall maintain a Performance Clock for each of its Academy Players and ensure that it is made available to:

34.1.             the Academy Player;

34.2.             his Parent (and without prejudice to the generality of the foregoing the Club shall provide to the Academy Player and his Parent a copy of his Performance Clock if he ceases to be registered with the Club);

34.3.             the League; and

34.4.             the ISO.

Guidance

1.         The Performance Clock will record the player’s progress throughout his development. It is envisaged that the Performance Clock will be an embedded application in the Performance Management Application. Information will be carried forward year on year (and from club to club) to build into a comprehensive record of the player’s development. The Performance Clock should provide a breakdown of the time spent in individual and team technical and practical development, matches played, sports science and medicine (including psychological and social development) and educational progression. The Performance Clock will log qualitative information and evidence documented by both coach and player relating to a player’s successful progression in the above areas. The Performance Clock will also evidence the Academy Player’s Multi-disciplinary Reviews. The composition of the Performance Clock will be determined in consultation with Clubs.

2.         It should be noted that while there is scope within the Performance Clock for the Academy Player to give feedback and comments, the primary responsibility to maintain Performance Clocks lies with the Club. Any Club which fails to maintain its Academy Players’ Performance Clocks, and make them available in accordance with Rule 34, may jeopardise its categorisation.

3.         Discussions have commenced with the Football Association to develop a protocol for the sharing of information about an Academy Player who plays for an England representative side between the national coaching set-up and his Club. If this progresses, further consultation with Clubs shall take place.

Multi-disciplinary Reviews

35.                                       Each Club which operates an Academy shall ensure that each of its Academy Players receives a Multi-disciplinary Review:

35.1.             every 12 weeks (if he is in one of the Under 9 to Under 11 age groups);

35.2.             every 6 weeks (if he is in one of the Under 12 to Under 18 age groups); and

35.3.             with such frequency as the Club deems appropriate (if he is one of the Under 19 to Under 21 age groups).

36.                                       Each Multi-disciplinary Review shall assess the performance and development of the Academy Player against his performance targets set at previous Performance Reviews.

37.                                       Each Club which operates an Academy shall ensure that:

37.1.             it discusses each Academy Player’s Multi-disciplinary Review with him;

37.2.             it takes appropriate action (for example by way of setting mutually agreed performance targets and/or such individual coaching, athletic development or educational support as may be necessary) as a result of each Multi-disciplinary Review.

38.                                       Each Multi-disciplinary Review shall be recorded on the Academy Player’s Performance Clock.

39.                                       Each Club which operates an Academy shall meet with the Parent of each Academy Player under the age of 18 at least twice a year and provide to and discuss with the Parent a detailed review of all aspects of the Academy Player’s performance and development based on his most recent Multi-disciplinary Reviews.

40.                                       A written record of the discussion referred to in Rule 39 shall be given to the Parent and noted on the Academy Player’s Performance Clock.

41.                                       Each Club which operates an Academy shall, between 1 May and 30 June in each year, provide to the Parent of each Academy Player under the age of 18 an annual written report on all aspects of the Academy Player’s performance and development over the preceding Season.

42.                                       Each Club shall permit a representative of the League to attend Multi-Disciplinary Reviews if so requested by the League.

Guidance

It is recommended that one of the meetings referred to in Rule 39 is held at around the mid-season point and the other at the end of the season. The annual written report referred to in Rule 41 should form the basis of the end of season meeting. Regular reviews of all aspects of an Academy Player’s development are a key part of the Elite Player Performance Plan. Each periodic Multi-disciplinary Review will have input from each discipline within the Academy (coaching, education and welfare, and sports science and medicine). The Multi-disciplinary Review must also allow input from the Academy Player.

The following best practice recommendations are made, which supplement the above minimum requirements.

1.         Multi-disciplinary Reviews should not only measure the Academy Player’s progression against his own performance targets, but also benchmark his development against that of his peers.

2.         The procedure for undertaking Multi-disciplinary Reviews with Academy Players should follow a standard protocol. The meeting should involve the head coach for the Academy Player’s Development Phase and the Head of Education (particularly if the Club is providing education to the Academy Player), plus any other relevant Academy Staff (e.g. sports scientists) as required.

3.         Similar protocols may be adopted for the meetings with Parents. Thus, it is recommended that the meeting is attended by the head coach for the Academy Player’s Development Phase, the Head of Education and any other relevant Academy Staff.

YOUTH DEVELOPMENT RULES

STAFF

General

43.                                       Each Club which operates an Academy shall establish a staffing structure for its Academy which shall:

43.1.             subject to Rule 44 include the mandatory posts required by this section of the Rules for the Category applicable to its Academy; and

43.2.             have regard to the guidelines and best practice set out in the Elite Player Performance Plan.

44.                                       Save for the Academy Manager and the coaches described in Rules 62 and 63, a Club need not employ those Academy Staff whose employment is mandatory for the Category of its Academy pursuant to these Rules provided that the Club is able to demonstrate to the reasonable satisfaction of the League, the ISO or the PGB (whichever body is appropriate), that its staffing structure includes the same expertise and achieves the same results as if all the mandatory posts required by this section of the Rules were filled.

Guidance

The functions covered by the mandatory posts must be delivered by all Clubs operating an Academy. However, the League acknowledges that Clubs should have flexibility in the organisation of their staffing structure provided that the structure that is adopted delivers the same outputs and results as if the mandatory posts were filled. By way of example only, instead of appointing a specific Coach Developer, a Club may instead decide to appoint extra coaches above the mandatory minimum, and task more than one coach so appointed to spend a certain proportion of their time carrying out the functions of the Coach Developer.

The exceptions to this are the post of Academy Manager and the coaches set out in Rules 62 and 63: a Club must employ a Full Time Academy Manager in accordance with Rules 51 to 57 and coaches in accordance with Rules 62 and 63.

45.                                       The Club shall document its staffing structure in an organisational chart which shall:

45.1.             show the reporting lines of each member of Academy Staff; and

45.2.             be made available to Academy Staff, the League and the ISO.

46.                                       The relationship between a Club and each member of its Academy Staff shall be appropriately documented by way of:

46.1.             an employment contract; or

46.2.             a statement of terms of employment pursuant to Section 1 of the Employment Rights Act 1996; or

46.3.             in the case of a non-employee, a contract for services.

47.                                       Each member of Academy Staff shall be given:

47.1.             a written job description (which may be contained in the document referred to in Rule 46); and

47.2.             an annual performance appraisal.

48.                                       Each Club which operates an Academy shall:

48.1.             provide Continued Professional Development to members of Academy Staff where required to do so pursuant to these Rules; and

48.2.             take all reasonable steps to ensure that each member of Academy Staff who is required by these Rules to undertake Continued Professional Development does so.

Guidance

It is envisaged that CPD will be delivered partly by Clubs and partly externally (e.g. by the Football Association).

Academy Management Team

49.                                       Each Club which operates an Academy shall establish an Academy Management Team which shall:

49.1.             be led by the Academy Manager;

49.2.             in addition to the Academy Manager consist of such other Officials as the Club Board deems necessary in order for the Academy Management Team to properly perform the functions with which it is tasked by these Rules and otherwise, and which may accordingly include the Head of Education, the Head of Sports Science and Medicine, the Head of Recruitment, the Head of Academy Coaching, the Academy Secretary and, in the case of a Category 1 Academy, the Coach Developer.

50.                                       The Academy Management Team shall assist the Academy Manager in running the operations of the Academy in accordance with the Club’s Academy Performance Plan.

Guidance

This Section of the Rules should be read subject to Rule 44. If a Club does not employ one of the Officials described in Rule 49.2, Clubs should consider including representation from the relevant functional area on the Academy Management Team.

Academy Manager

51.                                       Each Club which operates an Academy shall employ a Full Time Academy Manager.

52.                                       The Academy Manager’s appointment shall be approved by the Club Board.

53.                                       The Academy Manager shall report to the Chief Executive or to such other senior administrative Official of the Club as the Club Board shall approve.

54.                                       The responsibilities of the Academy Manager shall include (unless otherwise approved by the Board):

54.1.             guiding the development of the Club’s Football Philosophy as set out in Rule 18;

54.2.             drawing up the Academy Performance Plan as set out in, and subject to the provisions of, Rule 20;

54.3.             implementing the Academy Performance Plan;

54.4.             advising the Club Board on:

54.4.1.    whether the Academy has met the performance targets set out in the Academy Performance Plan; and

54.4.2.    the action to be taken by the Club if the Academy has not met those performance targets;

54.5.             ensuring the effective use by all appropriate Academy Staff of the Performance Management Application, Performance Clocks, and the Audit Tool, including ensuring that all relevant data is recorded thereon;

54.6.             the design, implementation and management of the Academy’s Coaching Programme;

54.7.             conducting an annual self-assessment of the Academy in accordance with the provisions of Rule 27;

54.8.             providing all necessary assistance to the League in connection with its on-going monitoring and annual evaluations of the Academy and to the ISO in connection with the ISO Audits;

54.9.             ensuring that all Academy Staff undertake the Continued Professional Development required of them by this section of the Rules;

54.10.      being the line manager of the Head of Education, Head of Coaching, and Head of Recruitment; and

54.11.      liaising with the Club’s Manager as appropriate.

Guidance

It is acknowledged that some Academy Managers may also have important roles as coaches and that the above responsibilities may limit the time they have for coaching. As a consequence, the Academy Manager will be entitled to delegate some of his functions to other staff at the Academy to enable him to continue to undertake coaching. In particular, if the Academy Manager also has coaching responsibilities, Clubs may wish to give consideration to appointing an Operations Manager, being a senior administrator who will have day-to-day responsibility for many of the executive and operational issues of the Academy. However, it should be borne in mind that the Academy Manager will remain ultimately responsible for all of the above matters regardless of any delegation.

55.                                       Subject to Rule 56, each Academy Manager must hold:

55.1.             an up to date UEFA A Licence; and

55.2.             an Academy Manager’s Licence; and

55.3.             an FA Youth Award; and

55.4.             an FA Advanced Youth Award.

Guidance

A new Academy Manager’s Licence will be developed by the FA, working with the League. Further advice will be given to Clubs in due course.

Rule 55.4 will be complied with regardless of which of the age-specific specialist element of the Award the Academy Manager holds, so long as he holds one.

56.                                       A Club may appoint as Academy Manager a person who does not hold the qualifications set out in Rule 55 provided that the Head of Academy Coaching:

56.1.             holds these qualifications;

56.2.             is tasked with overseeing the Coaching Programme; and

56.3.             is a member of the Academy Management Team and sits on the Technical Board.

Guidance

Consideration is being given to a specific course/qualification for Academy Managers who do not hold the required coaching qualifications. This may become mandatory for such Academy Managers. Further guidance will be given to Clubs in due course.

57.                                         The Academy Manager must undertake Continued Professional Development organised by the Club. In addition, where the Academy Manager holds a qualification set out in Rule 55, he must attend such training provided by the FA as is necessary to maintain the validity of that qualification and at least 5 hours of in-service training to be provided by the League every year and hold a current Basic First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board.

Guidance

As noted above, it is envisaged that it will take three years for delivery of the BFAS qualification to all Academy staff. Accordingly, the Board will deem the current first aid qualification held by an Academy Manager to be an equivalent to BFAS until such time as the Academy Manager acquires the BFAS qualification. However, all Academy Managers must hold the BFAS qualification by the conclusion of Season 2015/16.

Academy Secretary

58.                                         Each Club which operates an Academy shall appoint an Academy Secretary who shall be employed Full Time (in the case of a Club which operates a Category 1 or Category 2 Academy), and at least Part Time (in the case of a Club which operates a Category 3 or Category 4 Academy).

59.                                         The Academy Secretary shall:

59.1.                     provide administrative support to the Academy Manager and the Academy Management Team;

59.2.                     act as the point of contact between the Academy and the League for all administrative matters, including the submission of required information; and

59.3.                     be familiar with all relevant provisions of these Youth Development Rules, as amended from time to time.

Guidance

This section of the Rules should be read subject to Rule 44.

Head of Academy Coaching

60.                                         Each Club which operates an Academy shall employ a Head of Academy Coaching who shall:

60.1.                     report to the Academy Manager;

60.2.                     subject to Rule 54.6, have responsibility for delivery of the Academy’s Coaching Programme;

60.3.                     hold at least an up to date UEFA A Licence, an FA Youth Award, and an FA Advanced Youth Award and, in the circumstances set out in Rule 56, an Academy Manager’s Licence;

60.4.                     hold a current Basic First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board;

60.5.                     have recent and relevant experience of coaching Academy Players in an Academy (or of a comparable environment);

60.6.                     be employed Full Time (in the case of a Head of Academy Coaching employed in a Category 1 or Category 2 Academy) or at least Part Time (in the case of a Category 3 or Category 4 Academy);

60.7.                     attend at least five hours of in-service training to be provided by the League each year; and

60.8.                     attend such training to be provided by the FA as is necessary to maintain the validity of the qualifications set out in Rule 60.3.

Guidance

As noted above, it is envisaged that it will take three years for delivery of the BFAS qualification to all Academy staff. Accordingly, the Board will deem the current first aid qualification held by a Head of Academy Coaching to be an equivalent to BFAS until such time as the Head of Academy Coaching acquires the BFAS qualification. However, all Heads of Academy Coaching must hold the BFAS qualification by the conclusion of Season 2015/16.

61.                                         In addition to the in-service training referred to in Rule 60.7 the Head of Academy Coaching must undertake Continued Professional Development organised by the Club.

Guidance

It is envisaged that the Head of Academy Coaching will replace the current role of Assistant Academy Manager, which was formerly a requirement for Academies.

It is recommended (and mandatory in the circumstances set out in Rule 56) that the Head of Academy Coaching will be a senior appointment in the Academy and a member of the Academy Management Team and sit on the Technical Board.

This section of the Rules should be read subject to Rule 44.

Coaches

62.                                         Each Club which operates an Academy shall employ as a minimum the number of Full Time coaches for each Development Phase in accordance with the Category of its Academy as set out in the following table:

	Foundation Phase	Youth Development Phase	Professional Development Phase
Category 1	2	2	2
Category 2	1	2	2
Category 3	1	1	2
Category 4	N/A	N/A	2

63.                                         In addition to the coaches set out in Rule 62 each Club shall employ sufficient additional coaching staff (Full Time or Part Time) to ensure that the coach to Academy Players ratios set out in Rule 111 are maintained.

64.                                         Each Club shall appoint one coach in each of the Development Phases who shall be the lead coach for that phase and be responsible for managing the delivery of coaching within it, and who shall hold at least an up to date UEFA A Licence.

Goalkeeping Coaches

65.                                         Each Club which operates an Academy shall employ, either on a Full Time or Part Time basis, such goalkeeping coaches as are necessary to ensure that each Academy Player who is a goalkeeper receives the required hours of coaching set out in Rule 108.

66.                                         Each goalkeeping coach must:

66.1.                     attend at least five hours of in-service training to be provided by the Football Association each year;

66.2.                     attend the first aid training for Academy coaches provided by the Football Association at least once every three years; and

66.3.                     undertake Continued Professional Development organised by the Club.

67.                                         Each goalkeeping coach must hold an up to date UEFA B Licence and an FA Goalkeeping Coaching B Licence.

Guidance

Goalkeeping coaches working with the Foundation Phase as at 7 June 2013 shall have a period of 18 months to gain the UEFA B Licence provided they hold a Goalkeeping Level 2 qualification.

This section of the Rules should be read subject to Rule 44.

Senior Professional Development Coach

68.                                         Each Club which operates a Category 1 or Category 2 Academy shall (and a Club which operates a Category 3 or Category 4 Academy may) appoint a Senior Professional Development Coach who shall:

68.1.                     report to the Academy Manager;

68.2.                     liaise with the Manager;

68.3.                     by no later than the start of Season 2013/14 hold a UEFA A Licence and the FA Advanced Youth Award with the age specific specialist element relevant to the Professional Development Phase;

68.4.                     oversee on a day-to-day basis the Coaching Programme for the Under 19 to Under 21 age groups;

68.5.                     manage the transition of Academy Players to the Club’s senior squad in accordance with the Club’s procedure for the same described in Rule 69;

68.6.                     contribute to the Multi-disciplinary Reviews of all Academy Players in the Professional Development Phase; and

68.7.                     manage the Club’s team which competes in the Professional Development League.

69.                                         Each Club shall develop, implement and provide evidence of a procedure to enable the transition of Academy Players to its senior squad.

Guidance

This section of the Rules should be read subject to Rule 44.

Coaches: Qualifications and Professional Development

70.                                         Each coach (excluding goalkeeping coaches to whom Rule 66 applies) must hold:

70.1.                     an up to date UEFA B Licence (save where these Rules require a coach to hold an up to date UEFA A Licence); and

70.2.                     an FA Youth Award; and

70.3.                     an up to date FA Advanced Youth Award with the age-specific specialist element relevant to the Development Phase which he coaches.

71.                                         The FA Youth Award and FA Advanced Youth Award shall be acquired at the latest within 18 months of the start of the coach’s employment.

Guidance

These Rules require the following Academy Staff to hold an up to date UEFA A Licence:

•                  Head of Academy Coaching (Rule 60.3);

•                  Coach Developer (Rule 75.3);

•                  Senior Professional Development Coach (Rule 68.3).

The FA Youth Award (see Rule 1.26) has been introduced during Season 2011/12 and accordingly coaches can now enrol on the course to obtain this Award. It is recognised that a considerable number of coaches will need to progress through the FA course, and the FA’s current view is that it will take at least until the end of Season 2013/14 for all coaches to obtain it. A timetable for full implementation will be drawn up in consultation with the FA and Clubs and further advice given in due course. Accordingly Clubs shall not be penalised if coaches have not obtained this Award pending such further advice. Similar points apply to the FA Advanced Youth Award which will be introduced in due course, and no Club will be penalised if its coaches do not hold it pending finalisation of the timetable for its introduction.

72.                                         Each coach (including goalkeeping coaches) must attend at least five hours of in-service training to be provided by the Football Association each year and hold a current Basic First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board.

Guidance

As noted above, it is envisaged that it will take three years for delivery of the BFAS qualification to all relevant Academy Staff. Accordingly, the Board will deem the current first aid qualification held by a coach to be an equivalent to BFAS until such time as the coach acquires the BFAS qualification. However, all coaches must hold the BFAS qualification by the conclusion of Season 2015/16.

73.                                         In addition to the in-service training referred to in Rule 72, each coach must undertake Continued Professional Development organised by the Club.

Guidance

The Leagues and the FA will establish and maintain a national database of qualifications of coaches, and the in-service training they have undertaken.

Coach Developer

74.                                         Each Club which operates a Category 1 Academy shall either:

74.1.                     employ a Full Time Coach Developer; or

74.2.                     demonstrate to the reasonable satisfaction of the League, ISO or PGB (whichever body is appropriate) that it has a dedicated resource which is available at all times to the Academy coaching staff and which resource undertakes the same functions as the functions of the Coach Developer set out in Rule 75.

75.                                         The Coach Developer shall:

75.1.                     be responsible for designing and delivering the Club’s Continued Professional Development, which shall reflect the Club’s Football Philosophy, for all Full Time and Part Time coaches;

75.2.                     report to the Academy Manager; and

75.3.                     hold at least an up to date UEFA A Licence, an FA Youth Award and an FA Advanced Youth Award.

76.                                         Each Club which operates a Category 2 Academy shall either:

76.1.                     employ a Coach Developer on at least a Part Time basis; or

76.2.                     demonstrate to the reasonable opinion of the League or ISO or the PGB (whichever body is appropriate) that it has a dedicated resource which is available to the Academy coaching staff and which resource undertakes the same functions as those of the Coach Developer.

77.                                         Coach Developers must attend at least five hours of in-service training to be provided by the Football Association each year and the first aid training for coaches provided by the Football Association at least once every three years.

78.                                         In addition to the in-service training referred to in Rule 77, the Coach Developer must undertake Continued Professional Development organised by the Club.

Guidance

This section of the Rules should be read subject to Rule 44. In particular, it is recognised that Clubs may wish to appoint one Official to undertake the functions of both the Head of Academy Coaching and that of the Coach Developer. This may be acceptable provided that the required functions of those roles are delivered. It is envisaged that, in such a case, the Official would not undertake coaching as the duties of those two roles would occupy the overwhelming majority of his time.

Although the post of Coach Developer for Category 2 Academies is stated in the Rules to be Part Time, it is recommended that Category 2 Academies appoint the role on a Full Time basis.

Clubs operating Category 3 and 4 Academies shall be entitled to appoint Coach Developers if they so wish. If Coach Developers are not appointed, the Club must ensure that it is able to obtain, through the use of external resources, sufficient resource to provide a suitable Continued Professional Development programme for all of its coaches. One example of such a resource is the Football Association’s coach developers. Proper use of the Football Association’s coach developers would also discharge the obligation under Rule 76.2 for a Club operating a Category 2 Academy to ensure it has a dedicated coach developer resource.

Head of Academy Sports Science and Medicine

79.                                         Each Club which operates a Category 1 and Category 2 Academy shall appoint a Full Time Head of Academy Sports Science and Medicine who shall report to either the Academy Manager or the Official who is responsible for Sports Science and Medicine for the entire Club (and whichever he reports to, he shall liaise closely with the other).

80.                                         Each Club which operates a Category 3 or Category 4 Academy shall demonstrate to the reasonable satisfaction of the League, the ISO or PGB (whichever body is appropriate) that its Sports Science and Medicine Programme for Academy Players is appropriately managed and delivered.

Guidance

A Club which operates a Category 3 or Category 4 Academy may choose to buy in support for this function on a part time basis.

81.                                         The Head of Academy Sports Science and Medicine shall be responsible for managing and delivering the Sports Science and Medicine Programme for all Academy Players registered with the Club.

82.                                         The Head of Academy Sports Science and Medicine:

82.1.                     shall be either:

82.1.1.           a chartered physiotherapist and a member of the Health Professions Council; or

82.1.2.           a registered medical practitioner licensed to practise by the General Medical Council; or

82.1.3.           the holder of at least a master’s degree in sports science (or other relevant discipline) from a recognised university; and

82.2.                     shall have recent and relevant professional experience in a sports performance environment.

83.                                         With effect from the start of Season 2014/15, the Head of Academy Sports Science Medicine shall hold either:

83.1.                     if he is a chartered physiotherapist or a registered medical practitioner, a current Football Association Advanced Resuscitation and Emergency Aid certificate or an equivalent or higher qualification approved by the Board; or

83.2.                     if he is neither of the above, a current Intermediate First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board.

84.                                         For the avoidance of doubt, if the Head of Academy Sports Science and Medicine is not a chartered physiotherapist or a registered medical practitioner (as set out in Rule 83.1 and 83.2 respectively) then the primacy of decisions regarding the clinical treatment of Academy Players shall rest with a physiotherapist or registered medical practitioner.

85.                                         The Head of Academy Sports Science and Medicine must undertake Continued Professional Development organised by the Club or the League.

Guidance

It is envisaged that the person who is appointed to this role shall have had recent relevant experience (which will be assessed by the League and/or the ISO), including managerial experience in a sports science environment.

This section of the Rules should be read subject to Rule 44.

Lead Sports Scientist

86.                                         Each Club which operates a Category 1 or Category 2 Academy shall appoint a Full Time Lead Sports Scientist who shall:

86.1.                     hold at least a bachelor’s degree in sports science (or another relevant discipline) from a recognised university;

86.2.                     have recent and relevant professional experience in a sports performance environment;

86.3.                     co-ordinate and lead the sports science services for the Academy; and

86.4.                     hold a current Basic First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board.

87.                                         Each Club which operates a Category 3 or Category 4 Academy shall demonstrate to the reasonable satisfaction of the League, the ISO or the PGB (whichever body is appropriate) that it delivers sufficient and appropriate sports science services to its Academy Players.

88.                                         The Lead Sports Scientist must undertake Continued Professional Development organised by the Club.

Guidance

For Clubs’ obligations generally regarding the provision of sports science and medicine, see Rules 194 to 204.

It is envisaged that the person appointed to this role will have recent, relevant experience (which will be assessed by the League and/or the ISO). A Club which operates a Category 3 or Category 4 Academy may choose to buy in support for this function on a part time basis.

As noted above, it is envisaged that it will take three years for delivery of the BFAS qualification to all relevant Academy Staff. Accordingly, the Board will deem the current first aid qualification held by a Lead Sports Scientist to be an equivalent to BFAS until such time as the Lead Sports Scientist acquires the BFAS qualification. However, all Lead Sports Scientists must hold the BFAS qualification by the conclusion of Season 2015/16.

This section of the Rules should be read subject to Rule 44.

Lead Strength and Conditioning Coach

89.                                         Each Club which operates a Category 1 or 2 Academy shall employ a Lead Strength and Conditioning Coach who shall:

89.1.                     in the case of a Category 1 Academy, be employed Full Time, and in the case of a Category 2 Academy, be employed at least Part Time;

89.2.                     be responsible for providing to the Club’s Academy Players appropriate strength and conditioning training and monitoring as part of the Sports Science and Medicine Programme;

89.3.                     hold at least a bachelor’s degree in sports science (or another relevant discipline) from a recognised university;

89.4.                     hold a current Basic First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board;

89.5.                     have attended the following workshops run by the UK Strength and Conditioning Association (or equivalent workshops run by any equivalent body):

89.5.1.           Foundation Workshop and Certification (Level 1);

89.5.2.           Weightlifting Workshop;

89.5.3.           Plyometric, Agility and Speed Workshop;

89.5.4.           Planning Effective Programmes Workshop; and

89.5.5.           report to the Lead Sports Scientist.

Guidance

As noted above, it is envisaged that it will take three years for delivery of the BFAS qualification to all relevant Academy Staff. Accordingly, the Board will deem the current first aid qualification held by a Lead Strength and Conditioning Coach to be an equivalent to BFAS until such time as the Lead Strength and Conditioning Coach acquires the BFAS qualification. However, all Lead Strength and Conditioning Coaches must hold the BFAS qualification by the conclusion of Season 2015/16.

90.                                         The Lead Strength and Conditioning Coach must undertake Continued Professional Development organised by the Club.

Guidance

It is recommended that Category 2 Academies employ the Lead Strength and Conditioning Coach on a Full Time basis, but the League acknowledges that this may not always be possible, therefore, the minimum role is stated to be Part Time. This section of the Rules should be read subject to Rule 44.

Senior Academy Physiotherapist

91.                                         Each Club which operates an Academy shall appoint a Senior Academy Physiotherapist who shall:

91.1.                     be Full Time in the case of a Category 1, Category 2 or Category 3 Academy and at least Part Time in the case of a Category 4 Academy;

91.2.                     be a chartered physiotherapist and a member of the Health Professions Council (save that a Club which operates a Category 3 Academy may continue to employ as its Senior Academy Physiotherapist any Person so employed at the time of these Rules coming into force who does not hold the qualifications specified in this Rule provided that he has successfully completed the Football Association’s Diploma in the Treatment and Management of Injuries course or an equivalent or higher qualification. Any person appointed thereafter must hold the qualifications specified by this Rule);

91.3.                     have recent and relevant professional experience in a sports performance environment;

91.4.                     with effect from the start of Season 2014/15 if employed by a Club which operates a Category 1 or Category 2 Academy hold a current Football Association Advanced Resuscitation and Emergency Aid certificate or if employed by a Club which operates a Category 3 or Category 4 Academy hold a current Intermediate First Aid for Sport Qualification (or in either case an equivalent or higher qualification approved by the Board);

91.5.                     co-ordinate and lead the physiotherapy service within the Academy;

91.6.                     ensure that Rules 203.1 and 204 are complied with; and

91.7.                     undertake Continued Professional Development organised by the Club.

Guidance

This section of the Rules should be read subject to Rule 44.

Physiotherapists and Sports Therapists

92.                                         In addition to the Senior Academy Physiotherapist referred to at Rule 91, each Club which operates a Category 1 or Category 2 Academy shall employ at least one Full Time physiotherapist who shall be a chartered physiotherapist and a registered member of the Health Professions Council.

93.                                         Any Sports Therapist employed by a Club must be subject to the management and supervision of a chartered physiotherapist.

94.                                         Each physiotherapist and Sports Therapist employed pursuant to Rules 92 and 93 must undertake Continued Professional Development organised by the Club and with effect from the start of Season 2014/15 each such physiotherapist shall hold a current Intermediate First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board.

Guidance

All Sports Therapists must have a doctor or paramedic registered with the Health and Care Professions Council working alongside them on match day in the Professional Development Phase. For younger age groups, Rule 204 applies.

Sports Therapists are not currently eligible to be registered with the Health and Care Professions Council. It is likely that this may change in the year or two and that if and when it does, an amendment to the Rules will be proposed to require all Sports Therapists working within Clubs to be so registered.

This section of the Rules should be read subject to Rule 44.

Academy Doctor

95.                                         Each Club which operates an Academy shall appoint an Academy Doctor who shall:

95.1.                     be a registered medical practitioner licensed to practise by the General Medical Council;

95.2.                     be available to assess and, if appropriate, undertake the treatment of any playing injuries suffered by an Academy Player;

95.3.                     undertake Continued Professional Development;

95.4.                     be available for consultation at the Academy on at least one occasion per week (in addition to any attendance at matches); and

95.5.                     be responsible for the preparation of each Club’s Emergency Action Plan.

Guidance

1.              Whether the Academy Doctor should be Full Time or Part Time has not been specified, it being recognised that the role may be fulfilled by a doctor who also has responsibilities for the professional squad, or who has other professional responsibilities outside the Club.

2.              See also Rules 203 and 204 concerning the medical cover at coaching and matches.

3.              The Premier League will gather and share best practice in relation to Emergency Action Plans.

4.              This section of the Rules should be read subject to Rule 44.

Performance Analysts

96.                                         Each Club which operates a Category 1 Academy shall employ a minimum of two Full Time Performance Analysts.

97.                                         Each Club which operates a Category 2 Academy shall employ a minimum of two Performance Analysts, one on a Full Time basis, and the other at least Part Time.

Guidance

For Category 2 Academies, the Performance Analysts could be, for example, a student undertaking a Master’s degree in a sports science related field who is on a placement as part of their Master’s course.

98.                                         The Performance Analysts shall undertake Performance Analysis of Academy Players registered with the Club.

99.                                         The Performance Analysts must undertake Continued Professional Development organised by the Club.

Guidance

This section of the Rules should be read subject to Rule 44.

Head of Education

100.                                  Each Club which operates an Academy shall appoint a Head of Education who shall:

100.1.              report to the Academy Manager;

100.2.              have primary responsibility for:

100.2.1.    the organisation, management and delivery of the Club’s Education Programme; and

100.2.2.    the educational progression of all Academy Players registered with the Club (subject to the duties of any educational establishment at which an Academy Player’s education is taking place);

100.3.              ensure that the Academy’s educational provision reflects the strategy and performance targets set out in the Club’s Academy Performance Plan;

100.4.              hold Qualified Teacher Status and have relevant experience (in the case of Category 1 and 2 Academies) or, as a minimum, possess a teaching qualification or further education teaching qualification (in the case of Category 3 and Category 4 Academies);

100.5.              be Full Time (in the case of Category 1 and Category 2 Academies); and

100.6.              undertake Continued Professional Development organised by the Club.

Guidance

See also:

1.              Rule 190 which requires each Club to nominate a member of Academy Staff to be responsible for the management and delivery of the Club’s programme to educate Academy Players in Lifestyle Management Skills. It is recommended (although not mandatory) that the Head of Education and Welfare is tasked with this.

2.              Rule 192 pursuant to which the Head of Education and Welfare or other appropriate Official must manage the Club’s exit/release strategy.

This section of the Rules should be read subject to Rule 44.

Head of Recruitment

101.                                  Each Club which operates an Academy shall employ a Head of Recruitment who shall:

101.1.              report to the Academy Manager;

101.2.              have responsibility for the organisation, management and delivery of the Club’s policies and procedures for the recruitment of Academy Players;

101.3.              have responsibility for the recruitment and training of the Club’s Scouts (including taking all reasonable steps to ensure that they comply with the requirements regarding qualifications, registration and Continued Professional Development set out at Rules 205 to 212);

101.4.              be in possession of such qualification as the League may require from time to time;

101.5.              undertake at least 5 hours of in-service training each year;

101.6.              undertake Continued Professional Development organised by the Club; and

101.7.              be Full Time in the case of Category 1 and Category 2 Academies, and at least Part Time in the case of Category 3 and 4 Academies.

1.              Ideally a Club’s strategy for talent identification and recruitment should flow from its Football Philosophy and be fully integrated into its Academy Performance Plan and the multi-disciplinary approach to youth development envisaged by the Elite Player Performance Plan. Clubs may wish to document a recruitment strategy which sets out:

•                  the profile of the players it seeks to recruit in each age group, having regard to the desired technical, tactical, maturation, social and psychological characteristics required at each age;

•                  its target groups (e.g. local v national recruitment, players attending Development Centres or local schools/boys’ clubs etc);

•                  synchronisation between coaches and recruiters to ensure that, for example, assessment procedures match those by which the Academy’s existing Academy Players are assessed, and that new recruits transit easily into the Academy environment;

•                  a strategy for late developers (including the Academy’s own Academy Players whose maturation rates are slow but who eventually catch up with their peers); and

•                  ensuring accurate scouting records are maintained.

Clubs may then wish to develop an activity plan to implement the recruitment strategy.

2.              With regard to Rule 101.4 above, it is envisaged that a new qualification for scouts will be developed in due course.

3.              This section of the Rules should be read subject to Rule 44.

Interns

102.                                  The Head of Academy Sports Science and Medicine must ensure that the Club records and, if requested, makes available to the League, the following details of every intern working within the Academy:

102.1.              name, date of birth and contact details (phone number, address and email address);

102.2.              qualifications (both academic and sporting such as coaching qualifications);

102.3.              details of the intern’s current course, including the institution at which he is enrolled, the name of the course, and the name and contact details of his tutor; and

102.4.              the contact details of a member of Academy Staff who is responsible for supervising the intern whilst he is at the Academy.

Guidance

Clubs’ attention is also drawn to Section S of these Rules: Safeguarding. Clubs must ensure that these Rules are complied with in respect of any intern to whom they are applicable. Clubs must also ensure that they comply with all applicable legislation, including that concerning the national minimum wage.

YOUTH DEVELOPMENT RULES

COACHING

Coaching Programme

103.                                  Each Club which operates an Academy shall prepare (and make available to the League and to the ISO on request) a Coaching Programme which shall have regard to:

103.1.              the Club’s Football Philosophy;

103.2.              the Club’s Academy Performance Plan;

103.3.              sections 6.6 — 6.8 of the Elite Player Performance Plan (save as regards the reference to minimum hours of coaching, as to which see Rule 108); and

103.4.              these Rules.

104.                                  The Club’s Coaching Programme shall be drawn up by the Academy Manager (or, in the circumstances set out in Rule 56, the Head of Academy Coaching) who shall consult with all appropriate Club Officials (which may include the Manager, the Chief Executive, coaching staff, the Academy Management Team and the Technical Director if the Club has appointed one).

105.                                  The Club’s Technical Board shall approve the Club’s Coaching Programme.

Guidance

Reference is made in the Rule to sections 6.6 to 6.8 of the Elite Player Performance Plan, which set out further detail about the Coaching Programme in the Foundation Phase, Youth Development Phase, and Professional Development Phase.

It is recommended that the Coaching Programme gives particular consideration to desired outcomes and the coaching strategies needed to achieve them at each of the Development Phases.

See also Rule 54.6 (role of Academy Manager in the Coaching Programme) and Rule 60.2 (role of the Head of Academy Coaching).

Coaching Hours

106.                                  The coaching of age groups Under 15 and older in Category 1 and Category 2 Academies shall take place over 46 weeks of each year, such weeks to be determined by reference to the Games Programme Schedule (including the two periods set out therein during which no matches in the Foundation Phase and Youth Development Phase Games Programmes shall take place).

107.                                  All other coaching in Academies shall take place over 40 weeks of each year.

108.                                  The minimum hours of coaching to be delivered by Academies each week to each Academy Player (subject to his fitness) and the permitted Training Model per Category and per Development Phase are as follows:

Youth
		Foundation	Development	Professional
		Phase	Phase	Development Phase
Category 1	Coaching hours per week	4 rising to 8 for older Academy Players	10 rising to 12 for older Academy Players	14 reducing to 12 for Academy Players who have commitments to the professional squad during the Professional Development Phase
	Permitted Training Model	Part Time, Hybrid	Part Time, Hybrid, Full Time	Full Time

Category 2	Coaching hours per week	3 rising to 5 for older Academy Players	6 rising to 12 for older Academy Players	14 reducing to 12 for Academy Players who have commitments to the professional squad during the Professional Development Phase
	Permitted Training Model	Part Time	Part Time, Hybrid	Full Time

Category 3	Coaching hours per week	3	4 rising to 6 for older Academy Players (See Guidance below)	12
	Permitted Training Model	Part Time	Part Time	Full Time

Category 4	Coaching hours per week	N/A	N/A	14 reducing to 12 for Academy Players who have commitments to the professional squad during the Professional Development Phase Games Programmes
	Permitted Training Model	N/A	N/A	Full Time

Guidance

1.         The above hours of coaching are the minimum the Rules require per week, subject to the Academy Player’s fitness.           It is acknowledged, however, that Academies can alter these hours as they see fit, provided that the above stated hours are achieved on average over each six or 12 week Multi-disciplinary Review period (as relevant). As regards “subject to fitness”, this includes not only where an Academy Player is recuperating from injury, but also where in the opinion of the coaching staff and/or the medical and sports science staff, his coaching hours need to be reduced for him to receive adequate rest and recovery and/or avoid overuse injuries.

SECTION TITLE

Coaching in the above tables refers to on-the-pitch coaching (and for the avoidance of doubt excludes time in matches). It is expected that Clubs will need to spend additional time in other environments off the pitch in order to work with Academy Players to assist them in developing the key technical, tactical, physical and psychological skills.

Where an Academy falls short of providing its Academy Players with the above hours of coaching, the Academy will need to demonstrate that despite this, its Academy Players are being provided with a proper coaching programme. This can be demonstrated by the progression of the Academy Player at each stage of the development process.

2.         For Category 3 Clubs in the Youth Development Phase, the hours stated above should be applied as follows:

U12 and U13: 4 hours

U14: 5 hours

U15 and U16: 6 hours

109.                                  The maximum time in which Academy Players in the Foundation Phase can be engaged in a single coaching session is 90 minutes and there will be appropriate rest periods between each such session.

110.                                  Each Club shall ensure that:

110.1.              each Academy Player has access to an individual coaching plan tailored to his specific needs;

110.2.              each Academy Player is made aware of his individual coaching plan (and any changes thereto) as soon as reasonably practicable in advance of his being coached in accordance with it; and

110.3.              all coaching is recorded on the Academy Player’s Performance Clock.

111.                                  Each Club shall ensure that a coach to Academy Players and Trialists ratio of 1:10 is maintained for all coaching sessions (save that the ratio for Category 1 Academies using the Full Time Training Model shall be 1:8).

112.                                  Each Club shall ensure that each Academy Player in age groups Under 9 and older participates at least once a year in a Festival (or other coaching event such as a Training Camp or a Tournament) which lasts for at least two days.

113.                                  Each Club shall ensure that each of its coaches plans each coaching session by setting out the learning objectives which the session is designed to achieve and the coaching which will be given in order to achieve them.

Development Centres

114.                                  Each Club which operates a Category 1, Category 2 or Category 3 Academy may operate one or more Development Centres, to be located within one hour’s travelling time of the location of its principal venue for the provision of coaching and education to Academy Players.

115.                                  A Child being coached at a Club’s Development Centre:

115.1.              may not be registered for that Club;

115.2.              may not play in matches for that Club unless registered as a Trialist; and

115.3.              will be free to play for other teams.

116.                                  Clubs which operate Development Centres shall keep an attendance record of all the Children who participate in coaching sessions thereat.

117.                                  Each Development Centre operated by a Club may be inspected from time to time by the League and by the ISO.

118.                                  Without prejudice to the generality of Rule 117, the inspection referred to in that Rule may include:

118.1.              inspection of the facilities provided; and

118.2.              assessment of whether the coaching provided at the Development Centre is in accordance with the Club’s coaching syllabus.

119.                                  No Club shall cause or permit a Child whose registration is held by another Club (or club) or with whom another Club (or club) has entered into a pre-registration agreement which remains current to attend its Development Centre.

120.                                  No Club shall cause or permit a team representing its Development Centre to play football against a team representing another Club (or a Football League club).

Guidance Note

The above Rules are based on the existing provisions concerning Development Centres. It is proposed that further consultation is undertaken with Clubs to explore and redefine the future role of Development Centres.

YOUTH DEVELOPMENT RULES

GAMES PROGRAMME

General

121.                                  Save as permitted by the Board, Clubs shall not affiliate to any other youth leagues or enter any cup competitions except the Football Association Youth Challenge Cup.

122.                                  An Academy Player whose registration is held by a Club which operates an Academy shall play football only in a Games Programme or in Authorised Games and in coaching and training games (participation in which is limited to registered Academy Players and Trialists) organised by and played at an Academy.

123.                                  A Club which operates an Academy shall not require, cause or allow an Academy Player whose registration it holds to play football except as permitted by Rule 122.

124.                                  Each Club which operates an Academy shall record in each Academy Player’s Performance Clock:

124.1.              each match in which he has played; and

124.2.              his playing time in each match.

Guidance

With regard to Rule 124.1, the matches which are to be recorded on an Academy Player’s Performance Clock include all Authorised Games in which he plays.

The Performance Clock may be used to record other playing information about the Academy Player, e.g. substitutions, cautions, position played in. It forms part of the Performance Management Application.

Performance Analysis

125.                                  Each Club operating a Category 1 or Category 2 Academy shall:

125.1.              have such technical facilities as are necessary to undertake the Performance Analysis required of it by Rule 125.2;

125.2.              undertake Performance Analysis (including, in the case of a Club which operates a Category 1 Academy, by undertaking GPS evaluation in the Professional Development Phase and in the Youth Development Phase if the Full Time Training Model is utilised) of training activity and matches in the Youth Development Phase Games Programme, the Professional Development Phase Games Programme and the Professional Development League;

125.3.              use the results of such Performance Analysis in its monitoring of the coaching and development of Academy Players in the Youth Development Phase and the Professional Development Phase; and

125.4.              make available to the League such Performance Analysis data as it reasonably shall require to undertake the benchmarking of data for that Academy against national trends.

126.                                  Each Club operating a Category 3 or Category 4 Academy shall comply with Rule 125 but only in respect of players in the Under 17 to Under 18 age groups.

127.                                  Subject to a Club complying with Rule 125 or 126 (as appropriate depending on the Category of its Academy), and to a sufficient number of Clubs (and Football League Clubs) likewise complying, the League will make available to it benchmarked data derived from comparing the Performance Analysis data it has submitted to the League with that submitted by other Clubs (on an anonymised basis).

Guidance

The League will produce further detail of the proposed national programme of Performance Analysis for the older Academy age groups. The proposals in this regard will be presented to Clubs in due course. If Clubs approve these proposals, then (subject to Club approval) a requirement will be inserted in the Rules for Clubs to contribute information to this national programme.

Foundation Phase Games Programme

128.                                  The League will organise a games programme for teams in each of the Under 9 to Under 11 age groups of Clubs operating Category 1 and 2 Academies (and for the avoidance of doubt teams from both Categories shall participate together in this games programme).

129.                                  The Football League will organise a games programme for teams in each of the Under 9 to Under 11 age groups of Clubs operating Category 3 Academies.

130.                                  The games programmes referred to in Rules 128 and 129 shall consist of matches which:

130.1.              shall be competitive but whose results shall not give any particular competitive significance between Academies (for example, no league table or the like shall be produced);

130.2.              subject to Rule 130.3 shall be organised on a local basis so that as far as reasonably possible no team has to travel more than one hour to an away match (save that longer travel times may be necessary in order that each Club can participate meaningfully in the games programme);

130.3.              shall include one or more Festivals for each Club organised on a local, regional or national basis;

130.4.              shall take place during the Games Programme Schedule;

130.5.              may include matches against representative county schoolboy sides (being sides selected by the English Schools’ Football Association);

130.6.              shall be played outdoors, except during the second half of December and the whole of both January and February, when they shall be played indoors;

130.7.              may be played in Festivals; and

130.8.              shall consist of matches played in accordance with the following formats (save that some matches played indoors may be played as Futsal games):

		Pitch size
Age group	Team size	(yards)	Goal size (feet)	Ball size
Under 9	4v4, 5v5 or 7v7	30x20 to 40x30 (4v4 and 5v5) 50x30 to 60x40 (7v7)	12x6	3 (or 4 at the Home Club’s option)

Under 10	4v4, 5v5 and 7v7	30x20 to 40x30 (4v4 and 5v5) 50x30 to 60x40 (7v7)	12x6 (4v4 and 5v5) 12x6 to 16x7 (7v7)	4

Under 11	7v7 or 9v9	50x30 to 60x40 (7v7) 70x40 to 80x50 (9v9)	12x6 to 16x7 (7v7) 16x7 (9v9)	4

The participating Clubs shall endeavour to agree which of the above formats shall be utilised, but in default of agreement the home Club shall decide.

Guidance

The League will organise a regional indoor programme during the second half of December, and the entirety of January and February. In particular, a programme of Futsal will be delivered for Category 1 and Category 2 Academies. Clubs will be free to apply to organise Authorised Games outside pursuant to Rule 131.2.

In order to deliver the Foundation Phase Games Programme to all Clubs it is likely that the target travel time of 1 hour may be exceeded from time to time, in particular in order to accommodate those Clubs whose home “locality” is small.

Both Leagues will co-operate to create cross-Category festivals from time to time which shall include all Categories of Academy and be regionally based.

131.                                  Each Club which operates a Category 1, Category 2 or Category 3 Academy:

131.1.              must participate fully in the Foundation Phase Games Programme; and

131.2.              may organise and participate in additional Authorised Games of the types listed in paragraphs c), d), f) and g) of that definition only (which shall be notified to the League (if the Club operates a Category 1 or Category 2 Academy) no later than 72 hours before they are scheduled to take place).

Guidance

The Games Programme Schedule will incorporate free weeks (in addition to those referred to in Rule 167) during which no fixtures will be arranged by the Leagues. This will allow Clubs to organise additional fixtures pursuant to Rule 131.2. In addition, Clubs will be able to rearrange fixtures in the Foundation Phase Games Programme in order to attend tournaments and Festivals provided suitable notice is given, the integrity of the Games Programme is maintained, and a suitable date for the rearrangement of the fixture is agreed.

132.                                  Each Club shall ensure that each of its Academy Players in the Foundation Phase shall, subject to fitness, participate in at least half the playing time in any one Season of matches in the Foundation Phase Games Programme and any other matches organised by the Club pursuant to Rule 131.2 such playing time to be reasonably spread out over the Season.

Guidance

An Academy Player in the Foundation Phase may still play for his school team or school representative county side. When assessing whether Rule 132 has been complied with, each Academy Player’s playing time over the course of the Season will be assessed and an average calculated (i.e. the Academy Player need not play in half the time of every match). In addition, Rule 132 requires that the playing time is spread relatively evenly over the course of the fixture programme. This is to ensure Clubs do not try to backload playing time at the end of the Season simply to ensure the average is met.

Youth Development Phase Games Programme

133.                                  The League will organise a games programme for teams in each of the Under 12 to Under 14 age groups of Clubs operating Category 1 and 2 Academies (and for the avoidance of doubt teams from both Categories shall participate together in this games programme).

134.                                  The Football League will organise a games programme for teams in each of the Under 12 to Under 14 age groups of Clubs operating Category 3 Academies.

135.                                  The games programmes referred to in Rules 133 and 134 shall consist of matches which shall:

135.1.              be competitive but whose results shall not be given any particular competitive significance between Academies (for example, no league table or the like shall be produced);

135.2.              (in the case of the games programme referred to in Rule 133) be organised on a regional basis so that as far as reasonably possible no team has to travel more than two hours to an away match (save that longer travel times may be necessary in order that each Club can participate meaningfully in the games programme);

135.3.              (in the case of the games programme referred to in Rule 134) be organised on a local basis so that as far as reasonably possible no team has to travel more than one hour to an away match and/or regional basis so that as far as reasonably possible no team has to travel more than two hours to an away match (save that in both cases longer travel times may be necessary in order that each Club can participate meaningfully in the games programme);

135.4.              shall include one or more Festivals or Tournaments for each Club organised on a regional, national or international basis (which may include matches organised pursuant to Rule 140), with the number of such Festivals and Tournaments increasing for the older age groups in the Youth Development Phase;

135.5.              take place during the Games Programme Schedule;

135.6.              be played outdoors, except for matches for age groups Under 12 to Under 14 during the second half of December and the whole of both January and February involving teams of Category 1 and Category 2 Academies, which shall be played indoors; and

135.7.              consist of matches played in accordance with the following formats (save that some matches played indoors may be played as Futsal games):

		Pitch size
Age group	Team size	(yards)	Goal size (feet)	Ball size
Under 12	11v11 (or 9v9 if both Clubs so agree)	90x60 (11v11) 70x40 to 80x50 (9v9)	21x7 (11v11) 16x7 (9v9)	4

Under 13	11v11	90x60	21x7	4

Under 14	11v11	90x60 to 100x60	21x7 to 24x8	5

Guidance

It is envisaged that in order to deliver the Youth Development Phase Games Programme to all Clubs it is likely that the target travel time of 2 hours may be exceeded from time to time, particularly in order to accommodate those Clubs whose home geographical “region” is small.

The League will organise a regional indoor programme for teams in the Under 12 to Under 14 age groups during the second half of December and the whole of both January and February. In particular, a programme of Futsal will be delivered for Category 1 and Category 2 Academies for these age groups. Clubs will be free to apply to organise Authorised Games outside pursuant to Rule 143.2. For the avoidance of doubt Under 15/16 matches (see Rule 136) shall be scheduled to be played outside throughout the season.

A pilot project will take place during Season 2012/13 to provide playing opportunities for players of similar biological age. Participation in this pilot project will be voluntary. It is accepted that participation in the pilot project may mean that a Club cannot comply in full with Rule 143.1 and accordingly participating Clubs will not be sanctioned for breach of that Rule on the grounds of their participation in the pilot project. The League will endeavour to arrange fixtures in the pilot project so that they have as little impact as possible on fixtures in the Youth Development Games Programme.

136.                                  The League shall organise a games programme for teams consisting of Academy Players in the Under 15 and Under 16 age groups (both age groups playing together) of Clubs operating Category 1 Academies, and another for teams of Academy Players in these age groups of Clubs operating Category 2 Academies.

137.                                  Save for any matches played abroad pursuant to Rule 140, the games programme for Category 1 Clubs referred to in Rule 136 shall:

137.1.              for Season 2012/13, be constituted on a national basis (and the League shall have the power to determine that a match between two teams who are geographically distant from each other may be played at a neutral venue located at a reasonably equal distance from both) unless a majority of those Clubs (and Football League clubs) who have by 31 March 2012 applied for licences to operate Category 1 Academies determine by no later than 31 May 2012 that it shall be constituted on a regional basis (as that term is defined in Rule 138); and

137.2.              for subsequent Seasons, be constituted either on a national basis or, if a majority of those Clubs (and Football League clubs) which operate Category 1 Academies so determine by no later than 31 March in the preceding Season, on a regional basis (as that term is defined in Rule 138; and

137.3.                       be competitive but whose results shall not be given any particular competitive significance between Academies (for example, no league table or the like shall be produced).

138.                                  The games programme for Category 2 Clubs referred to in Rule 136 shall be organised on a regional basis, that is to say so that as far as reasonably possible no team has to travel more than two hours to an away match (save that longer travel times may be necessary in order that each Club can participate meaningfully in the games programme).

139.                                  Matches in the games programmes for Category 1 and Category 2 Clubs referred to in Rule 136 shall, unless the Board otherwise permits, be played on Saturdays and arranged so that as far as possible a Club’s fixtures in it mirror those of its teams in the Professional Development Phase Games Programme.

140.                                  As part of the Youth Development Phase Games Programme, the League shall organise matches (which may be organised as Tournaments) against teams from clubs in membership of a national association other than the Football Association or the Football Association of Wales. Such matches shall be organised regularly for Clubs operating Category 1 Academies and from time to time for Clubs operating Category 2 Academies.

141.                                  The Football League shall organise a games programme for teams consisting of players in the Under 15 and Under 16 age groups of Clubs operating Category 3 Academies, to be played on a regional basis so that as far as reasonably possible no team has to travel more than two hours to an away match (save that longer travel times may be necessary in order that each Club can participate meaningfully in the games programme).

142.                                  Matches played pursuant to Rules 136 to 141 shall, when played outdoors, be played in accordance with the following format:

		Pitch size
Age group	Team size	(yards)	Goal size (feet)	Ball size
Under 15 &	11v11	110x70	24x8	5
Under 16

143.                                  Each Club which operates a Category 1, Category 2 or Category 3 Academy:

143.1.              must participate fully in the Youth Development Phase Games Programme; and

143.2.              may organise and participate in additional Authorised Games of the types listed in paragraphs c), d), f) and g) of that definition only (which shall be notified to the League (in the case of a Club operating a Category 1 or Category 2 Academy) or the Football League (in the case of a Club operating a Category 3 Academy) no later than 72 hours before they are scheduled to take place).

Guidance

The Games Programme Schedule will incorporate free weeks (in addition to those referred to in Rule 167) during which no matches will be arranged by the Leagues. This will allow Clubs to organise additional matches pursuant to Rule 143.2.

144.                                  Each Club shall ensure that each of its Academy Players in the Under 12 to Under 14 age groups shall, subject to fitness, participate in half the playing time of matches in the Youth Development Phase Games Programme and any other matches organised by his Club pursuant to Rule 143.2, the Academy Player’s playing time to be reasonably spread over the Season.

145.                                  Each Club shall ensure that each of its Academy Players in the Under 15 to Under 16 age groups shall, subject to fitness, participate in at least 20 matches per Season (being matches in the Youth Development Phase Games Programme or any other matches organised by his Club pursuant to Rule 143.2). Participation in a match shall for the purposes of this Rule mean playing at least 50% of the game time.

Guidance

When assessing whether Rule 144 has been complied with, each Academy Player’s playing time over the course of the Season will be assessed and an average calculated (i.e. the Academy Player need not play in half the time of every match). In addition, Rule 144 requires that the playing time is spread relatively evenly over the course of the fixture programme. This is to ensure clubs do not try to backload playing time at the end of the Season simply to ensure the average is met.

Professional Development Phase Games Programme

146.                                  The League will organise two games programmes, one for teams of Clubs operating Category 1 Academies and one for teams of Clubs operating Category 2 Academies.

147.                                  The Football League will organise a games programme for teams of Clubs operating Category 3 and Category 4 Academies.

148.                                  The games programmes organised by the League and the Football League pursuant to Rules 146 and 147 will be constituted on the following geographical bases:

148.1.              Category 1: a national league, with some international matches against teams representing clubs in membership of national associations other than the Football Association or the Football Association of Wales (and such matches may be played either in England or abroad);

148.2.              Category 2:

148.2.1.                  in two leagues, each of which shall be constituted on a geographical basis (for example one league of northern based teams and one of southern based teams), the exact constitution of each league to be determined by the Board in its absolute discretion having regard to those Clubs (and Football League clubs) which operate Category 2 Academies;

148.2.2.                  where practical, international matches against teams representing clubs in membership of a national association other than the Football Association or the Football Association of Wales (and such matches may be played either in England or abroad);

148.3.              Categories 3 and 4:

148.3.1.                  in two or more leagues, each of which shall be constituted on a geographical basis (for example one league of northern based teams and one of southern based teams), the exact number of leagues and their geographical constitution to be determined by the Football League in its absolute discretion and having regard to those Football League clubs (and Clubs) which operate Category 3 and 4 Academies.

149.                                  Matches in the Professional Development Phase Games Programme:

149.1.                       shall be played in accordance with the Laws of the Game (and for the avoidance of doubt shall be in the 11v11 format);

149.2.                       shall be for Players in the Under 18 age group (and younger) only, save that a Club may name in its team sheet a goalkeeper in the Under 19 age group;

149.3.                       shall only have five substitutes named on the team sheet (and for the avoidance of doubt three substitutes may enter the field of play);

149.4.                       shall consist of competitive leagues and Tournaments; and

149.5.                       may include of an optional Futsal programme organised by the League (for Clubs operating Category 1 and Category 2 Academies) in the months of December, January and February.

150.                                  Further provisions binding on Clubs competing in the Leagues referred to in Rule 149.4 shall be set out in the rules of those Leagues.

151.                                  Each Club which operates an Academy:

151.1.                       must participate fully in the Professional Development Phase Games Programme;

151.2.                       may organise and participate in additional Authorised Games (which shall be notified to the relevant League no later than 72 hours before they are scheduled to take place).

Professional Development League

152.                                Each Club which operates a Category 1 Academy shall compete in Professional Development League 1.

153.                                Each Club which operates a Category 2 Academy shall compete in Professional Development League 2 unless it is able to demonstrate to the League that its starting 11s in its first team matches during the preceding Season in those competitions set in Rule L.9.1 to Rule L.9.5 included on average at least five Players in the Under 21 age group or younger.

154.                                Each Club which operates a Category 3 or Category 4 Academy may compete in the development league to be organised by the Football League.

155.                                The League will organise Professional Development League 1, which shall consist of a national league competition played on a competitive basis with a minimum of 24 matches per Club.

156.                                The League will organise Professional Development League 2, which shall consist of a league or leagues played on a competitive basis with a minimum of 24 matches per Club organised on a regional basis, the composition of such regional league(s) to be at the absolute discretion of the Board who shall so far as reasonably possible determine the composition of each such league to ensure that each Club has to travel no more than three hours to each match (save that longer travel times may be necessary in order that each Club can participate meaningfully in Professional Development League 2).

157.                                The Football League will organise Professional Development League 3, which shall consist of a league or leagues played on a competitive basis and organised on a regional basis, the composition of such regional league(s) and the minimum number of matches to be played by each Club to be at the absolute discretion of the Football League who shall so far as reasonably possible determine the composition of each such league to ensure that each Club has to travel no more than three hours to each match (save that longer travel times may be necessary in order that each Club can participate meaningfully in Professional Development League 3). For the avoidance of doubt teams of Clubs operating Category 3 and Category 4 Academies shall compete together in Professional Development League 3.

158.                                Eligibility in each of the Professional Development Leagues shall be limited to players in age group Under 21 or younger, save that each Club may nominate on its team sheet for any match in a Professional Development League no more than:

158.1.                       one older goalkeeper; and

158.2.                       the number of older outfield players determined pursuant to Rule 159.

159.                                The number of older outfield players referred to in Rule 158 shall be determined as follows (and in any case shall be no fewer than three and no greater than five);

159.1.                       in respect of Professional Development League 1 for Season 2012/13, such number as a majority of those Clubs (and Football League clubs) who have by 31 March 2012 applied for licences to operate Category 1 Academies determine by no later than 31 May 2012; and

159.2.                       in respect of Professional Development Leagues 2 and 3 for Season 2012/13 such number as a majority of those Clubs (and Football League clubs) who have by 31 May 2012 applied for licences to operate Category 2 and Category 3 Academies respectively determine by no later than 30 June 2012; and

159.3.                       in respect of Professional Development Leagues 1, 2 and 3 for subsequent Seasons, such number as a majority of those Clubs (and Football League clubs) who compete in each Professional Development League so determine by no later than 31 March in the preceding Season.

For the avoidance of doubt, any reference in this Rule 159 to a determination to be made in respect of one of the Professional Development Leagues shall only be made by the Clubs (and the Football League clubs) who compete in that Professional Development League.

Guidance

The number of over-age outfield players to be permitted in the Professional Development Leagues has been discussed extensively with Clubs. There was a consensus that over-age players should be permitted, but lack of agreement as to how many. There is a marginally greater support for Clubs being able to include 3 such players on the team sheet (rather than the alternative proposal of 5). It is accordingly proposed that the Clubs (and Football League clubs) competing in each of the Professional Development Leagues shall decide by a majority how many (up to a maximum of 5) shall be permitted in each League. (This may of course result in there being a different number in each of the Professional Development Leagues, depending on the votes of the clubs in membership of each). Interim provisions to determine the numbers for Season 2012/13 have been included in the Rule.

Rules concerning the number of permitted substitutes will be developed in consultation with Clubs participating in each Professional Development League.

160.                                At least two matches in the Professional Development League shall be played at the Club’s ground registered pursuant to Rule K.5, and other matches may be played at an alternative ground subject to the approval of the Board or the Football League (as appropriate). Such alternative grounds may include a pitch at the Club’s Academy provided that it is floodlit, has a fenced off pitch and provides a spectator area.

Guidance

The Board will need to be satisfied, prior to approving any alternative ground (including one at an Academy) that it provides satisfactory facilities for the playing of matches in the Professional Development League. Such facilities include the pitch, floodlight levels, changing rooms for the teams and Match Officials, and spectator areas. Further consultation on these issues will be undertaken in due course.

161.                                Unless otherwise authorised by the Board, and subject to any transitional arrangements authorised by the Board in respect of Season 2012/13 pursuant to which some midweek matches may be scheduled, matches in the Professional Development Leagues shall be played on Saturdays, save that the home Club shall, subject to the rules of the Professional Development Leagues, have discretion to change the date and kick-off time of a match to Friday evening, or any time on Sunday or Monday.

162.                                Further provisions binding on Clubs competing in the Professional Development League shall be set out in the rules of those Leagues.

163.                                The League will in addition organise international matches (which may take place by way of Tournaments) for teams competing in Professional Development Leagues 1 and 2.

Guidance

Clubs will be free to move the days of their matches from Saturday to Friday evening, Sunday (any time) or Monday (any time). Competition rules will specify that the away club will have the ability to either object to the moving of the match or request that it is moved, in either case in defined circumstances (e.g. to prevent fixture congestion for the away club).

With regard to Rules 156 and 157, it is likely that the target travel time of 3 hours may be exceeded from time to time, particularly in order to accommodate those Clubs whose home geographical “region” is small.

With regard to Rule 163, the Premier League intends to organise a competitive European fixture programme involving leading clubs in other European countries. The Premier League will be taking these issues forward in consultation with Clubs. It is intended that, in due course, such matches will become an established part of the Professional Development League. If so, this will necessitate appropriate amendments to these rules in due course.

Games Programme: Postponement etc. of Matches

164.                                A match in the games programme between Academy teams in age groups Under 9 to Under 16 inclusive shall not be cancelled, postponed or abandoned except with the written consent of the Board or on the instructions of the officiating referee (or if the officiating referee is a minor, the official of the county FA who has accompanied him to the match) who shall be empowered to instruct that such match be cancelled, postponed or abandoned only if he considers that the pitch is unfit for, or if adverse weather conditions preclude, the playing of the match in which event the Club at whose ground the match should have been played shall within seven days give to the Secretary notice in writing to that effect.

165.                                Except in the case of an Under 9 to Under 16 games programme match which, without either participating Club being at fault, is cancelled, postponed or abandoned under the provisions of Rule 164, any Club which causes the cancellation, postponement or abandonment of such a match will be in breach of these Rules.

166.                                The Board shall have power to specify the equipment and facilities to be provided by Clubs for the playing of matches between Academies.

167.                                In consultation with the Football Association, a minimum of four weekends each Season will be identified by the League upon which there will be no fixtures for Academy teams, such weekends being devoted to international development, selected players’ courses and in-service training of coaches and staff.

YOUTH DEVELOPMENT RULES

EDUCATION AND WELFARE

General

168.                                  Each Club which operates an Academy shall establish an Education Programme which shall set out the activities to be undertaken by the Club to ensure that the education of its Academy Players is supported effectively and which:

168.1.                     is appropriate to the Category of its Academy;

168.2.                     complies with all applicable requirements set out in this section of the Rules;

168.3.                     is approved by the League; and

168.4.                     is evaluated by the Club within each Development Phase to ensure it is meeting its objectives as set out therein.

169.                                  Each Club which operates an Academy shall ensure that each of its Academy Players receives a formal education programme which:

169.1.                     is appropriate to his age;

169.2.                     meets his specific academic needs;

169.3.                     complies with all legal requirements;

169.4.                     is structured to ensure that his academic development is not compromised as a result of his being coached by the Club’s Academy;

169.5.                     in the case of an Academy Player who is entered into a Scholarship Agreement with the Club, consists of either the advanced apprenticeship framework for sporting excellence (AASE) or any other programme of education approved in writing by the League in conjunction with the PFA;

169.6.                     shall continue notwithstanding that the Academy Player signs a professional contract and which shall comply with the requirements of the Education and Skills Act 2008 with regard to education and training.

170.                                  Each Academy Player’s educational progression under his Education programme shall be recorded on his Performance Clock.

171.                                  Each Club shall take all reasonable steps to ensure that it protects the welfare of each of its Academy Players by offering support for his wellbeing and pastoral care generally.

172.                                  The provisions of Section S of the League’s Rules (concerning the Safeguarding of Vulnerable Groups and Safe Recruitment) apply to Academies and Development Centres.

173.                                  Without prejudice to the generality of Rule 172 each Club shall appoint an Academy Safeguarding Officer who shall:

173.1.                       undertake the functions set out in Rule S.13 specifically with regard to the Academy; and

173.2.                       liaise with the Club’s Children’s Services’ Officer.

174.                                  Clubs and Academy Staff shall observe and comply with the requirements of the Code of Practice entitled “The Health and Safety of Academy Players on Residential Tours, Festivals, Tournaments and Visits” set out in Appendix 13 and any breach thereof shall be treated as a breach of these Rules.

175.                                  Clubs shall ensure that their Academy Players are insured in accordance with advice circulated by the League from time to time.

176.                                  Clubs shall establish, maintain and, when necessary, implement a complaints procedure for Academy Players and Parents, a copy of which shall be submitted to the League.

177.                                  The Code of Conduct set out in Appendix 14 shall be binding on Academy Players of compulsory school age attending Academies and their Parents and on Clubs and Officials and any breach thereof by such Academy Players or by Clubs or Officials shall be treated as a breach of these Rules.

Induction Events

178.                                  Each Club shall arrange a pre-season induction event for Academy Players and their Parents and there shall be at least one such induction event per Development Phase.

179.                                  The induction meeting referred to in Rule 178 shall provide such information to the Academy Players and their Parents as is necessary in order for them to understand the coaching and, if relevant, education that the Academy Player will receive from the Club.

180.                                  Each Club which operates an Academy shall permit a representative of the League to attend such induction meetings on request.

Reports on Educational Progression

181.                                  Each Club which operates an Academy shall provide progress reports to the Parent of each Academy Player to whom it provides a full time education programme.

182.                                  The progress reports shall:

182.1.                       detail the educational progression of the Academy Player; and

182.2.                       be provided as and when necessary, but as a minimum at least once every 12 weeks.

Guidance

With regard to Rule 182.2, Rule 35.2 states that Academy Players in the Under 12 to Under 18 age groups shall receive a Multi-disciplinary Review every six weeks. The educational progress report need only be undertaken once every 12 weeks (i.e. not for each Multi-disciplinary Review) but must be undertaken as part of a Multi-disciplinary Review.

Delivery of the Education Programme

Part Time Training Model

183.                                  Each Club which operates an Academy shall, in respect of each of its Academy Players being trained under the Part Time Training Model and if the League so requests:

183.1.                       inform the Academy Player’s school that he is being so trained;

183.2.                       seek permission from the Academy Player’s Parent to have access to his school reports and educational attainment data;

183.3.                       if granted such permission, use the information obtained to monitor the Academy Player’s academic progression; and

183.4.                       liaise with the school on a regular basis in order to discuss and address any issues concerning the Academy Player’s education which have risen or may arise as a consequence of his being trained at the Club’s Academy.

Guidance

The Part Time Training Model may be used by Category 1, 2 and 3 Academies in the Foundation Phase (Under 9 to Under 11), and by Category 2 and 3 Academies in the Youth Development Phase: see further Rule 108.

The Part Time Training Model envisages that coaching will take place outside the Core Coaching Time, but Clubs should nevertheless establish good communication with each Academy Player’s school and address any relevant issues which arise as a result of the Academy Player being coached at the Academy (and in particular any conflict between the demands of his coaching and those of his academic education).

Hybrid Training Model

184.                                  Each Club which operates an Academy shall, in respect of each of its Academy Players being trained under the Hybrid Training Model:

184.1.                       undertake all necessary liaison and co-operation with the Academy Player’s school to ensure that the required element of coaching can take place within the Core Coaching Time;

184.2.                       enter into a written agreement with the Academy Player’s school and Parent which sets out details of the delivery of the Hybrid Training Model to the Academy Player, including weekly timetables, the likely impact on the Academy Player’s education, and any additional educational support to be provided by the Club;

184.3.                       seek permission from the Academy Player’s Parent to have access to his school reports and educational attainment data;

184.4.                       if granted such permission, use the information obtained to monitor the Academy Player’s academic progression; and

184.5.                       liaise with the school at least every six weeks in order to discuss and address any issues concerning the Academy Player’s education which may arise or have arisen as a consequence of his being so trained.

Guidance

The Hybrid Training Model may be used by Category 1 Academies in the Foundation Phase (Under 9 to Under 11), and by Category 1 and Category 2 Academies in the Youth Development Phase: see further Rule 108.

Clubs’ attention is drawn to the following comments in section 7.3.1 of the EPPP. Although these comments refer to the Foundation Phase, they are relevant to the Hybrid Training Model generally.

“It is assumed that the majority of the coaching will be delivered after school and at weekends. Flexing the season will also enable Academies to gain greater access to players. It is recommended that wherever possible and particularly in the case of Category 1 Academies where the contact time is highest, the after school sessions are established inside the Core Coaching Time and this may require some negotiation with schools and parents to establish the programme effectively. Close liaison with schools to ensure that players are managing the joint workloads is appropriate but no other specific education interventions are being proposed in this phase.”

Full Time Training Model

185.                                Each Club which operates an Academy shall, in respect of each of its Academy Players in the Youth Development Phase being trained under the Full Time Training Model, ensure that it provides the Academy Player with education in accordance with one of the four options set out below or in accordance with such other proposals as the League may approve.

Guidance

The Full Time Training Model may be used by Category 1 Academies in the Youth Development Phase, and must be used by all Academies in the Professional Development Phase: see further Rule 108.

The four options referred to in Rule 185 are as follows. This list of options is not exhaustive, and Clubs are free to develop other models which deliver the same results as the options set out in the Elite Player Performance Plan. Any such model must be approved by the League.

Option 1

Entering into contractual relationships with an identified school or schools in which the players are based for their education will be a familiar solution. This approach will extend the types of relationships that already exist with schools. The relationship will need to be flexed in terms of the amount of time that Academies would require players to be available for daily coaching. Where Academies implement the Hybrid or Full Time Training Models the school day will need to be flexed to accommodate the Coaching Programme whilst ensuring that boy’s educational development does not suffer.

Specific tutor support for the Education Programme will be required for all players engaged in the Hybrid and Full Time Training Model over and above the normal curriculum. Additional tutor support will need to be individually tailored to the players’ needs.

Academies will need to decide how and where players will be coached. The optimum environment is at the club’s dedicated training facilities but this will require a school in Education Option 1 to be in close proximity to the club’s training facility so that the players can move easily between the school and the club. If an Academy plans to deliver a Full Time Training Model then the school will need to be in close proximity to the training ground or else the training will need to be accommodated at the school.

The other major consideration for Category 1 Academies will be the need to provide dedicated housing, house parents and a secure environment in which to live and work whilst staying with the club. This will need to apply to all players who live outside a short commute from their club’s training ground.

Option 2

In this option, clubs may choose to develop and extend their own educational facilities at the training ground and, in effect, develop an onsite school facility. For the Category 1 Academy, accommodation would still be required on or near the training ground to house the players and the associated social and welfare support would need to be factored into the delivery of this approach. Clubs may continue to contract an educational partner/provider but the schooling would take place at the club.

Option 3

Clubs may wish to establish their own schools. These schools may be general in their recruitment with specialist classes or groups of classes catering for the Academy Players’ specialist needs. In this Education Option the same issues regarding the location of the school on or near the training ground remain relevant as does the need to provide appropriate housing and care.

Option 4

Where two or three Academies are clustered together, especially in urban areas, it may be possible to identify a single school where each of the clubs sends their players. This school would then become the hub for the Academies. The Coaching Programme may be split between the training ground and the school premises subject to the sighting of the school in relation to the club.

Further guidance in respect of education in the Professional Development Phase, where all Clubs must utilise the Full Time Training Model, is set out in paragraph 7.3.3 of the Elite Player Performance Plan:

All Academies in the Professional Development Phase will be required to deliver the Full Time Training Model. Players will have access to training up to four hours a day in two separate sessions. The season will be developed increasingly to mirror the professional game so there will be less opportunity to flex the season for purposes of creating greater Coaching Contact Time during the summer months.

Category 1 and 2 Academies will have the necessary infrastructure at their training grounds to enable them to provide Formal Education provision for players U17 and U18 which may be delivered principally at the Training Ground rather than offsite at a school or college.

This approach envisages the delivery of the Formal Education components at the training ground in purpose built facilities and as part of an integrated flexible weekly programme which compliments and supports the Coaching Programme. The delivery of the Formal Education Programme may be either through fully qualified in house staff or through an outside provider who is able to meet the needs and demands of the integrated programme. Delivering the Education Programme in this way will provide maximum flexibility allowing coaches to flex and stretch the Coaching Programme to suit the particular needs of each player.

Category 3 and 4 Academies will not necessarily be equipped to provide the Formal Education component at the training ground. Category 3 and 4 Academies may choose to deliver the Formal Education Programme off site at a local education provider. This will require Heads of Education to ensure that as flexible an Education Programme as possible can be created in partnership with a school/college so that coaches can gain access to the required time for coaching.

186.                                  Each Club which operates an Academy shall notify the League, in such a manner as the League shall from time to time specify, of the Training Model on which each of its Academy Players is engaged and, if an Academy Player has changed from one Training Model to another, provide such evidence as the League may require to show that the Academy Player and his Parent consented to the change.

Welfare, Social Development and Lifestyle Management

187.                                  Each Club which operates an Academy shall establish a programme to educate each of its Academy Players in Lifestyle Management Skills.

188.                                  The programme referred to in Rule 187 shall ensure that each Academy Player trained under the Full Time Training Model and/or in the Professional Development Phase has the opportunity to engage in activities outside the Academy which will encourage him to take an active part in the community and develop an understanding of good citizenship.

189.                                  Each Academy Player shall engage in the activities referred to in Rule 188 unless he has good cause not to do so and each Club shall take all reasonable steps to ensure that each of its Academy Players does so engage.

190.                                  Each Club which operates an Academy shall nominate a member of Academy Staff to manage and deliver the said programme.

191.                                  Each Club shall nominate an Official to be responsible for the welfare and supervision of Academy Players engaged on the Part Time Training Model or Hybrid Training Model, while they are present at the Club’s facilities.

Player Exit/Release Strategy

192.                                  Each Club which operates an Academy shall devise and implement a programme, to be managed by its Head of Education and Welfare or other appropriate Official to assist its Academy Players released from the Academy at completion of their Under 16, Under 17 or Under 18 year in circumstances where it appears they will not be joining another Club (or club).

193.                                  Any such programme in respect of Academy Players being released at the completion of their Under 18 year shall be designed so that it dovetails with the support programme for such released Academy Players to be operated by the League.

YOUTH DEVELOPMENT RULES

SPORTS SCIENCE AND MEDICINE

Sports Science and Medicine Programme

194.                                  Each Club which operates an Academy shall establish a Sports Science and Medicine Programme (in accordance with the criteria set out in these Rules which apply to the Category of its Academy) for the benefit of its Academy Players.

195.                                  Each Club’s Sport Science and Medicine Programme shall be managed by its Head of Academy Sports Science and Medicine (in the case of a Club which operates a Category 1 or Category 2 Academy) or by an appropriately qualified Official (in the case of the Club which operates a Category 3 or Category 4 Academy).

196.                                  The Sports Science and Medicine Programme of each Club should detail the planned provision to each of its Academy Players of at least the following areas:

196.1.              sports science (including physiology, biomechanics, physical testing and measurement);

196.2.              physiotherapy (including hydrotherapy and sports massage);

196.3.              medical services (including the prevention and treatment of injury and diet and nutrition);

196.4.              Performance Analysis; and

196.5.              psychology.

197.                                  The progress and development of each Academy Player under the Sports Science and Medicine Programme (including without limitation the results of the tests set out in Rule 198, and full details of any injuries, the treatment thereof, and the length of any period of rehabilitation) shall be noted in his Multi-disciplinary Review and recorded in his Performance Clock.

198.                                  Each Club which operates an Academy shall ensure that each of its Academy Players undergoes the following tests to measure physical and physiological fitness (as such tests are defined in the Audit Tool):

198.1.              age-appropriate medical and physical screening;

198.2.              anthropometric assessments;

198.3.              physiological/fitness testing;

198.4.              movement and posture/functional screening;

198.5.              predictive testing of size and shape/maturation measurement (save that a Club operating a Category 4 Academy shall not be obliged to conduct such tests);

198.6.              psychological profiling (Category 1 Academies only); and

198.7.              monitoring of physical exertion (Category 1 Academies only);

and shall submit to the League such information as it may from time to time require in order to establish a national database of athletic development.

199.                                  Subject to a Club complying with Rule 198, the League will make available to it (on an anonymised basis) benchmarked data derived from the information provided to it by all Clubs.

200.                                  Each Club which operates an Academy shall ensure that details of all injuries suffered by its Academy Players and of all rehabilitation are recorded and provided to the League and the FA in order that a national audit of injury and rehabilitation may be maintained.

201.                                  Subject to a Club complying with Rule 200, the League will make available to it benchmarked data derived from the national audit of injury and rehabilitation.

202.                                  Each Club which operates an Academy shall ensure that it has in place an Emergency Action Plan, and that all relevant Academy Staff are aware of its contents, and that it provides a copy of it in advance of all its home matches in the Games Programmes to its opponents.

Guidance

See Rule 95.5: the Academy Doctor shall be responsible for the preparation of his Club’s Emergency Action Plan. The League will assist with the sharing of Emergency Action Plans, eg by use of the Extranet.

203.                                  Each Club which operates an Academy shall ensure that there is available at all games involving Academy teams appropriate first aid or primary care provision and, without prejudice to the generality of the foregoing, that:

203.1.              a doctor who holds a current Football Association Advanced Resuscitation and Emergency Aid certificate or an equivalent or higher qualification approved by the Board or paramedic (in the case of a Club which operates a Category 1 or Category 2 Academy) or a physiotherapist who holds the Intermediate First Aid for Sport qualification or an equivalent or higher qualification approved by the Board (in the case of a Club which operates a Category 3 or Category 4 Academy) is present at each game in the Professional Development Phase Games Programme; and

203.2.              a doctor or physiotherapist who holds the Intermediate First Aid for Sport qualification or an equivalent or higher qualification approved by the Board is present at each venue at which matches in the Foundation Phase and Youth Development Phase take place;

203.3.              a defibrillator is maintained at each venue at which matches are played and at which coaching takes place.

Guidance

Rule 72 requires each coach to hold a current Basic First Aid for Sport Qualification or an equivalent or higher qualification approved by the Board. Thus, all coaches attending matches in all of the Development Phases should hold this qualification. Knowledge of how to use a defibrillator is a requirement of the Basic First Aid for Sport Qualification. Accordingly, the net effect of these Rules is that there must be somebody present at all games who knows how to use a defibrillator.

Each Club’s Emergency Action Plan should include details of the members of Academy Staff required by Rules 203.1 and 203.2.

204.                                  A physiotherapist qualified as set out in Rule 91.2 or Rule 92 or a coach who holds the Football Association’s Diploma in the Treatment and Management of Injuries or an equivalent or higher qualification or a member of staff who holds a current emergency first aid qualification awarded by the FA, the British Red Cross, St John Ambulance (or by another entity provided it is approved by the Health and Safety Executive as an emergency first aid qualification) shall be present at all coaching taking place in Academies (without prejudice to the requirements of Rule 203).

YOUTH DEVELOPMENT RULES

TALENT IDENTIFICATION AND RECRUITMENT

Scouts: Qualifications

205.                                  Each Club which operates an Academy shall ensure that each of its Scouts:

205.1.              is in possession of such qualification as the League may require from time to time;

205.2.              understands and complies in full with these Rules and the Code of Conduct for Scouts; and

205.3.              undertakes Continued Professional Development each year.

Guidance

It is envisaged that a new qualification for scouts will be developed in due course.

206.                                  Each Club which operates an Academy upon employing or engaging a Scout shall within five days thereof apply to register him with the League in the manner prescribed by the Board and providing to the League evidence that the Scout holds the qualification required by Rule 205.1.

Guidance

It is envisaged that Clubs will be able to enter Scouts’ details via the Extranet rather than by submitting a form. An Extranet application is being developed for this purpose.

207.                                  The League shall register a Scout and shall notify the applicant Club to that effect upon being satisfied that:

207.1.              the Scout holds the qualification required by Rule 205.1;

207.2.              the Scout is not currently registered as the Scout of another Club.

208.                                  At the start of each season each Club shall issue a Scout Identification Card to each of its registered Scouts.

209.                                  Except during the period of five days referred to in Rule 206, no Club shall employ a Scout who is not registered with the League pursuant to Rule 207 unless it has made an application to register him which has yet to be determined.

210.                                  Upon a Club which operates an Academy ceasing to employ or engage a registered Scout, it shall within five days thereof:

210.1.              give notice to that effect to the League who shall thereupon remove his name from the register; and

210.2.              return his Scout Identification Card to the League.

211.                                  Scouts shall conduct themselves in accordance with the Code of Conduct for Scouts set out in Appendix 8.

212.                                  Each Club which operates an Academy shall take all reasonable endeavours to ensure that its Scouts comply in all respects with Rule 211 and the Code of Conduct for Scouts.

Scouts: Attendance at Matches

213.                                  Each Club which operates an Academy shall permit the Scouts of other Clubs to attend at matches played in the Games Programmes provided that:

213.1.              the Club which has employed or engaged the Scout notifies both Clubs involved in the match of the Scout’s proposed attendance by no later than 5:00pm on the last Working Day before the published date of the match; and

213.2.     the Scout is able to produce on demand to the home Club his Scout Identification Card.

214.                                  Each Scout shall inform the home Club of his arrival at a match.

215.                                  Each Club which operates an Academy shall prepare and produce a document setting out the process of how Scouts employed by that Club should approach players and the process thereafter. Such process should comply in full with the Rules and the Code of Conduct for Scouts and should build upon the training that the Scout received while obtaining the relevant scouting qualification referred to in Rule 205.1.

Scouts: Disciplinary Action

216.                                  Any breach by a Scout of Rule 211 shall amount to a breach of these Rules and the League shall be entitled to take disciplinary action against the Scout and/or his Club for such breach in accordance with Section W of these Rules. In addition to the sanctions available under Section W, an additional sanction of the removal of a Scout’s registration shall also be available at the conclusion of the disciplinary proceedings, should a breach be held to exist.

217.                                  Any breach by a Club of Rule 209 or Rule 212 shall amount to a breach of these Rules and the League shall be entitled to take disciplinary action against the Club for such breach in accordance with Section W of the League’s Rules. In addition to the sanctions available under Section W, an additional sanction of the removal of a Scout’s registration shall also be available at the conclusion of the disciplinary proceedings, should a breach be held to exist.

Registrations and Provision of Information by the League

218.                                  Upon receiving an application by a Club to register an Academy Player, the League shall immediately provide to the Academy Player’s Parent a copy of these Rules and of the Parent’s Charter.

219.                                  The League will undertake the registration (which shall be backdated to the date of application) of the Academy Player if:

219.1.              7 days have elapsed from the date the League sent the Parent the documents referred to above; and

219.2.              during that time, the League has not been contacted by the Academy Player or his Parent to inform the League that he no longer wishes to be registered as an Academy Player for that Club.

220.                                  The Academy Player may be coached by and play for the Club during the period of 7 days referred to in Rule 219.1.

221.                                  The provisions of Rules 280 to 283 shall apply during the period referred to in Rule 219.1.

222.                                  If, contrary to Rule 221, the Academy Player directly or indirectly contacts another Club, and such contact results in the Academy Player becoming registered with that other Club without the consent of the Club referred to in Rule 218, the other Club shall be presumed to have breached Rule 280.

Guidance

Rule 218

It is envisaged that an amendment will be made to Form 27 (now PLYD Form 5) to include a statement that where the child is to be registered as an Academy Player, the Parent will receive from the League a copy of these Rules and the Parent’s Charter. In signing the Consent Form, the Parent agrees to acknowledge receipt forthwith of the Charter and to read the Charter.

The League will where possible send the Rules and Charter to Parents by email with a read-receipt, or by recorded delivery if no email address is provided.

Rule 222

The presumption set out in this Rule is rebuttable if the new Club can establish to the satisfaction of the Board that it did not in fact breach Rule 280.

Time/Distance Rules

223.                                  Subject to Rule 251, each Club which operates an Academy shall be permitted to register Academy Players who reside within the travel times measured from the location of the Club’s principal venue for the provision of coaching and education set out in the following table.

Permitted Recruitment time/distance
	Foundation	Youth Development	Professional
	Phase	Phase	Development Phase

Category 1	1 hour	Seasons 2012/13 and 2013/2014:	no limit

• Under 15-Under 16: no limit for Academy Players engaged in the Full Time Training Model;
• 1 ½ hours for all other Academy Players in the Youth Development Phase.

Season 2014/15 onwards:

• No limit for Academy Players engaged in the Full Time Training Model;
• 1 ½ hours for all other Academy Players in the Youth Development Phase.

Category 2	1 hour	1 ½	no limit

Category 3	1 hour	1 ½	no limit

Category 4	N/A	N/A	no limit

Any question or dispute concerning the travelling time requirements in this Rule shall be determined by the Board.

Trials

224.                                  Subject to the conditions set out in Rules 225 and 231, a Trialist may attend an Academy for up to six consecutive weeks in any one Season without being registered provided that:

224.1.              at least seven days’ prior written notice to that effect shall be given to any junior club of which such Trialist is a member; and

224.2.              before the trial commences his particulars shall be notified forthwith to the League by sending to the Secretary PLYD Form 2 duly completed.

225.                                  In the case of the Trialist in one of the age groups Under 9 to Under 16, a Club may apply to the Board for permission to extend the period of six weeks referred to in Rule 224 for an initial additional period of six weeks, and then for a further period of six weeks thereafter.

226.                                  An application to extend a trial period must be:

226.1.              made by the Club at least two weeks before the Trialist’s trial period is due to expire;

226.2.              accompanied by such information and assurances as the League may require; and

226.3.              consented to by the Trialist and his Parent.

227.                                  An application to extend a trial period shall only be granted by the League if it is satisfied as to arrangements put in place by the Club for the welfare and education of the Trialist.

228.                                  A Trialist may not register with another Club (or club) during the initial 6 week trial period but may at any time terminate an extended trial period to which he is subject.

229.                                  Rule 34 (Performance Clocks) and Rule 35 (Multi-Disciplinary Reviews) shall apply with regard to Trialists.

230.                                  Each Club shall give the League all such access to information and persons as it may require in order to monitor the welfare and progression of Trialists and to determine whether to grant an application to extend a trial period.

231.                                  The conditions referred to in Rule 224 are as follows:

231.1.              a trial may be offered or given by a Club to anyone in age groups Under 9 to Under 11 inclusive who has his permanent residence within one hour’s travelling time of the Club’s Academy;

231.2.              a trial may be offered or given by a Club which is permitted to recruit nationally (because it operates a Category 1 Academy and is permitted to recruit nationally pursuant to Rule 223) to anyone in age groups Under 12 and Under 13;

231.3.              a trial may be offered or given by any Club to which Rule 231.2 does not apply to anyone in age groups Under 12 and Under 13 who has his permanent residence within one and a half hours’ travelling time of the Club’s Academy;

231.4.              a trial may be offered or given by a Club to anyone in age groups Under 14 to Under 16 inclusive;

231.5.              subject to Rule 231.6.2 a trial may be offered or given by one or more Clubs to an Academy Player in age group Under 16 who has been informed by the Club holding his registration that it will not offer to enter into a Scholarship Agreement with him; any such trial or series of trials may not in the aggregate exceed six weeks;

231.6.              a trial may not be offered or given to anyone:

231.6.1.         who is on trial at another Academy; or

231.6.2.         whose registration is held by another Club (or club) except with the written consent of such Club (or club) or in the case of an Academy Player who is exercising his entitlement under either Rule 255, Rule 256 or Rule 257 to seek registration as an Academy Player at the Academy of another Club (or club).

Any question or dispute concerning the travelling time requirements in this Rule shall be determined by the Board in its absolute discretion.

232.                                  If a Trialist attending an Academy is injured so that he cannot be coached or play football or if the period of his trial is interrupted by any other occurrence, application may be made to the Board in writing to extend the period of his trial, giving full reasons therefor, and the Board shall have power to extend such period in such terms as it may think fit.

233.                                  If before the date upon which a Trialist’s trial period is due to end his trial is terminated, notice to that effect shall be given to the League by sending to the Secretary PLYD Form 3 duly completed.

234.                                  Upon a Trialist commencing a trial, the League shall provide to him and his Parent a copy of these Rules and of the Parents’ Charter.

Pre-Registration Agreements

235.                                  Subject to the provisions of Art. 19 of the FIFA Regulations for the Status and Transfer of Players, on or after 1st January in any Season a Club may enter into a pre-registration agreement with a player who does not reside within one and a half hours’ travelling time of its Academy provided that such a player is then:

235.1.              in his Under 16, Under 17 or Under 18 year; and

235.1.              in Full Time Education; and

235.3.     not registered with another Club or Football League club.

236.                                  A pre-registration agreement shall be in PLYD Form 4 and shall include an undertaking by the Club to enter into a Scholarship Agreement with the player upon the Club having acquired the player’s registration and

236.1.              in the case of a player in his Under 16 year, on or after the last Friday in June in the academic year in which the Academy Player reaches the age of 16; or

236.2.              in the case of a player in his Under 17 or Under 18 year, upon his ceasing Full Time Education.

Unless authorised in writing by the Board, a breach of such an undertaking will constitute a breach of these Rules.

237.                                  Clubs shall submit to the Secretary copies of all pre-registration agreements within five days of their being entered into.

238.                                  A written coaching programme shall be annexed to each pre-registration agreement and the player shall not be coached by or at the Club’s Academy or participate in its matches, tours, Festivals, Training Camps or Tournaments until the programme has been approved in writing by the Board and then only to the extent set out in the programme.

Registrations

239.                                  Except for Trialists attending trials in accordance with Rule 224, and players attending Development Centres and players with whom a Club has entered into a pre-registration agreement in accordance with Rule 235, no player shall be coached by or at an Academy or participate in matches, tours, Festivals, Training Camps or Tournaments in which the Club operating that Academy is involved unless that Club holds his registration.

240.                                  Subject to Rule 241, players in age groups Under 9, Under 10, Under 11, Under 12, Under 14 and Under 16 shall be registered for one year and those in age groups Under 13 and Under 15 for two years.

241.                                  The registration of an Academy Player engaged in the Full Time Training Model shall endure until the last Friday in June in the academic year in which the Academy Player reaches the age of 16.

242.                                  The registration of Academy Players will be undertaken by the League.

243.                                  Registrations of Academy Players undertaken by the Football League which are held by Clubs promoted to the League shall be treated as having been undertaken by the League provided all circumstances surrounding that registration comply with these Rules, failing which the League shall be at liberty to reject that registration unless otherwise determined by the Board.

244.                                  An application for the registration of an Academy Player at an Academy shall be made by completing and submitting to the Secretary PLYD Form 5 signed on behalf of the Club by an Authorised Signatory together with a copy of the Code of Conduct referred to in Rule 177.

245.                                  A Club shall request each Academy Player (or if he is a minor his Parent) to complete PLYD Form 6 at the same time that he completes PLYD Form 5. If he does so the Club shall submit the completed PLYD Form 6 to the Secretary at the same time that it submits PLYD Form 5.

246.                                  An application in PLYD Form 5 shall be refused if it is made in respect of a player with whom a Club (or club), other than the applicant Club, has entered into a pre-registration agreement which remains current.

247.                                  Except in the case of a Scholar, a player shall not be registered as an Academy Player unless he is in Full Time Education.

248.                                  The Board may from time to time direct the minimum number of Academy Players to be registered by each Club in each age group, and each Club shall comply with any such direction.

249.                                  The maximum numbers of Academy Players registrable by a Club at any one time are as follows:

Age groups Under 9 to Under 14 inclusive:	30 in each age group

Age groups Under 15 and Under 16 inclusive:	20 in each age group

Age groups Under 17 to Under 21 inclusive:	15 in each age group

250.                                  No Club shall be permitted to register any Academy Player in the Under 9 age group before the third Saturday in May immediately preceding his Under 9 year.

251.                                  A player in age groups Under 14 to Under 16 inclusive who resides more than one and a half hours’ travelling time from the nearest Academy may be registered as an Academy Player at the nearest Club which operates an Academy of the appropriate Category subject to the following conditions:

251.1.              an application for registration of an Academy Player under the provisions of this Rule shall be accompanied by a written coaching programme which shall include full particulars of any coaching the Academy Player will receive at or in the locality of his place of residence;

251.2.              the coaching programme shall be designed so as to ensure that it does not cause the Academy Player to be absent from school;

251.3.              in the case of an Academy Player registered under the provisions of this Rule at an Academy, the Head of Education shall make enquiries of the Academy Player’s school at least four times each Season during the currency of his registration so as to satisfy himself that the Academy Player’s best interests are being served by the coaching programme and that it is not adversely affecting his education; the result of each enquiry shall be reported in writing to the Academy Manager who in the event of an adverse report shall apply to the Board for the cancellation of the Academy Player’s registration;

251.4.              unless any other travelling arrangements have been submitted to and approved in writing by or on behalf of the Board, on the occasion of each visit by the Academy Player to the Academy at which he is registered he shall be accompanied on both the outward and the return journey by his Parent.

252.                                  An application to register an Academy Player shall be refused if:

252.1.              the Academy Player is in age groups Under 10, Under 11 or Under 12; and

252.2.              the registration of that Academy Player was held by another Club or Football League club (“the former Club”) within the period of 12 months prior to the making of the application; and

252.3.              the former Club had given notice to that Academy Player under the provisions of Rules 254.1 or 254.2 that it intended to retain his registration; and

252.4.              the Club making the application had within the said period of 12 months registered two Academy Players in age groups Under 10, Under 11 or Under 12 whose registrations had been held by the former Club;

unless the Club making the application and the former Club agree otherwise.

253.                                  On or before the third Saturday in May in every year each Club shall send to the Secretary a list in PLYD Form 7 containing the names of each of the Academy Players whose registration it then holds (other than those who have entered into a Scholarship Agreement whose names are included in the list required by Rule U.30), indicating which it retains, which it intends to retain and which it intends to terminate with effect from the first Saturday in June.

End of Season Procedure

254.                                  Except in the case of an Academy Player who has been offered and has accepted a Scholarship Agreement in accordance with Rule 262:

254.1.              on or before the third Saturday in May in every year in which his registration is held, each Club shall give or send to each of its Academy Players in age groups Under 9 to Under 11 PLYD Form 8 notifying him whether it intends to retain or to terminate his registration with effect from the first Saturday in June;

254.2.              on or before the third Saturday in May, each Club shall give or send to each of its Academy Players in age groups Under 12 and Under 14 PLYD Form 9 notifying him whether it intends to retain his registration for the next two seasons or to terminate it with effect from the first Saturday in June.

255.                                  An Academy Player who receives notification under Rule 254.1 or Rule 254.2 of his Club’s intention to terminate his registration shall be at liberty following receipt of such notification to seek registration as an Academy Player at the Academy of any other Club (or club).

256.                                  An Academy Player who receives notification under Rule 254.1 or Rule 254.2 of his Club’s intention to retain his registration shall likewise be at liberty after the first Saturday in June to seek registration as an Academy Player at the Academy of any other Club (or club) provided that:

256.1.              by the first Saturday in June he has given written notice to his Club and the Secretary terminating his registration; and

256.2.              he has received the Secretary’s written acknowledgement of the same.

257.                                  An Academy Player in age group Under 16 who has not received an offer to enter into a Scholarship Agreement by 1 March shall thereafter be at liberty to seek registration as an Academy Player at the Academy of any other Club (or club).

Termination of Registration

258.                                  Subject to Rule 259, the registration of an Academy Player who has not entered into a Scholarship Agreement with a Club shall terminate upon the happening of the earliest of the following events:

258.1.              the Academy Player completing his Full Time Education; or

258.2.              the receipt by the Secretary at any time of a mutual cancellation notification in PLYD Form 10 duly completed and signed by the Academy Player and his Parent and on behalf of the Club holding his registration; or

258.3.              the receipt by the Secretary of the Academy Player’s notice duly given in accordance with the provisions of Rule 256.1; or

258.4.              the first Saturday in June following the receipt by the Secretary of PLYD Form 7 upon which his Club has indicated its intention to terminate the Academy Player’s registration; or

258.5.              the expiry, surrender, suspension or revocation of the Academy licence of the Club holding the registration.

259.                                  The Board shall have power at any time to cancel the registration of an Academy Player upon the written application of either:

259.1.              the Academy Player or, if the Academy Player is a Child, his Parent on his behalf (and one of the grounds, but not the only ground, on which such an application may be made is that the categorisation of the Club’s Academy has been lowered pursuant to Rule 16.3); or

259.2.              the Club holding his registration.

260.                                  The Board shall determine such an application in such manner as it shall think fit and, in particular, shall have power to appoint one or more suitably qualified persons to enquire into all the circumstances of the application (adopting such procedures as are considered appropriate) and to report to the Board, recommending whether the application should be granted or refused. If the application is granted, the Board may impose conditions (e.g. as to compensation) on the cancellation of the registration.

261.                                  Upon an Academy Player’s registration terminating by virtue of the provisions of Rule 258.2, the Secretary shall provide him with a copy of PLYD Form 10 as evidence thereof.

Scholarships

262.                                  On or after 1 January in the year in which he attains the age of 14 years and in any event on or before 1 March in his Under 16 year, a Club may offer to enter into a Scholarship Agreement with an Academy Player whose registration it holds.

263.                                  Failure by a Club to honour any offer of a scholarship made pursuant to Rule 262 shall render that Club liable to disciplinary action pursuant to Section W of the League’s Rules.

264.                                  A Club may likewise offer to enter into a Scholarship Agreement with an Academy Player in age group Under 16 who is seeking registration under the provisions of Rule 257.

265.                                  Any offer made under the provisions of Rules 262 or 264 shall be in PLYD Form 11, a copy of which shall be sent to the Secretary by the Club making the offer within five days of it being made.

266.                                  An Academy Player receiving an offer in PLYD Form 11 shall respond thereto within 28 days by completing and submitting to the Club making the offer PLYD Form 12, a copy of which shall be sent to the Secretary by the Club within five days of receipt. An Academy Player who does not accept the offer shall be at liberty after the first Saturday in June to seek registration at any other Club (or club).

267.                                  An Academy Player who fails to respond as required by Rule 266 shall be deemed to have not accepted the offer.

268.                                  A Club may enter into a Scholarship Agreement with an Academy Player if:

268.1.              it holds his registration; or

268.2.              his registration is not held by another Club (or club); and

268.3.              (except in the case of an Academy Player who has entered into a Scholarship Agreement with another Club (or club) which has been cancelled by mutual agreement) he is under the age of 18 years; and

268.4.              the Scholarship Agreement commences no earlier than the last Friday in June in the academic year in which the Academy Player reaches the age of 16.

269.                                  An Academy Player who enters into a Scholarship Agreement with a Club shall be:

269.1.              entitled to receive such remuneration as shall be determined by the Board from time to time; and

269.2.              required to complete his Education Programme (as defined in PLYD Form 1).

270.                                  The registration of an Academy Player who enters into a Scholarship Agreement with a Club shall be effected by completion of and submission to the Secretary of Football Association Form G(4), signed on behalf of the Club by an Authorised Signatory, together with copies of the Academy Player’s Scholarship Agreement and birth certificate.

271.                                  If the parties to a Scholarship Agreement have agreed in writing that they will enter into a contract of employment in Form 26 prior to or immediately upon the termination of the Scholarship Agreement, and provided that the written agreement between them specifies the length of the contract and full details of all the remuneration and benefits payable under it, the Club shall not be obliged to complete and sign a mutual cancellation notification upon the Academy Player’s application for cancellation of his registration pursuant to clause 13.1 of the Scholarship Agreement. If the Club chooses not to cancel the Academy Player’s registration, the Academy Player shall remain registered with the Club and the Scholarship Agreement shall remain in full force and effect.

Appeal against Termination

272.                                  An appeal by an Academy Player under the provisions of clause 10.3 or by a Club under the provisions of clause 12.3 of PLYD Form 1 shall be commenced by notice in writing addressed to the other party to the agreement and to the Secretary.

Appeal against Disciplinary Decision

273.                                  An appeal by an Academy Player under the provisions of paragraph 3.3.2 of the Schedule to PLYD Form 1 shall be commenced by notice in writing addressed to the Club and to the Secretary.

274.                                  Appeals pursuant to Rule 272 or Rule 273 shall be conducted in such manner as the Board may determine.

275.                                  The Board may allow or dismiss any such appeal and make such other order as it thinks fit.

Order for Costs

276.                                  The Board shall have power to make an order for costs:

276.1.              in determining appeals under Rule 272 or Rule 273; and

276.2.              if any such appeal, having been commenced, is withdrawn.

277.                                  The Board shall have power to determine the amount of any such costs which may include, without limitation, those incurred by the Company in the conduct of the appeal.

278.                                  Costs ordered to be paid as aforesaid shall be recoverable:

278.1.              in the case of a Club, under the provisions of Rule E.26; or

278.2.              in the case of an Academy Player, as a civil debt.

Further Appeal

279.                                  Within 14 days of a decision of the Board given under the provisions of Rule 275 either party may by notice in writing appeal against such decision to the Premier League Appeals Committee whose decision shall be final.

Approaches by and to Clubs and Inducements

280.                                  A Club shall not, either directly or indirectly, make any approach to or communicate with:

280.1.              an Academy Player registered with another Club (or club); or

280.2.              a player with whom another Club (or club) has entered into a pre-registration agreement which remains current.

281.                                  A public statement made by an Official of or Agent for a Club expressing interest in an Academy Player whose registration is held by another Club (or club) or a player with whom another Club (or club) has entered into a pre-registration agreement which remains current shall be deemed for the purpose of Rule 280 to be an indirect approach in breach of that Rule.

282.                                  Except as permitted by Rules 255 and 256, an Academy Player whose registration is held by a Club shall not, either directly or indirectly, make any approach to another Club (or club).

283.                                  Except that a Club may, not earlier than 1 January next following the commencement of his Under 16 year, offer an Academy Player a contract as a Contract Player upon his attaining the age of 17 years and subject to Rules 235 and 262:

283.1.              no Club shall induce or attempt to induce a player to become registered as an Academy Player by that Club by offering him, or any person connected with him, either directly or indirectly, a benefit or payment of any description whether in cash or in kind;

283.2.              no Club shall likewise induce or attempt to induce an Academy Player to enter into a Scholarship Agreement and in particular no Club shall pay or offer to pay to an Academy Player upon his entering into a Scholarship Agreement remuneration in excess of the remuneration referred to in Rule 269.1;

283.3.              no Academy Player shall, either directly or indirectly, accept any such inducement.

YOUTH DEVELOPMENT RULES

FACILITIES

Facilities

284.                                  Each Club which operates an Academy shall ensure that:

284.1.              it provides as a minimum the facilities and accommodation set out in this section of the Rules; and

284.2.              in respect of Category 1 Academies, such facilities and accommodation are available for the exclusive use of its Academy at all times when it requires access to them in order to comply with these Rules.

285.                                  The facilities and accommodation to be provided by each Academy (as referred to in Rule 284.1) are set out in the following tables. Save where otherwise indicated, or with the permission of the Board, all such facilities and accommodation shall be provided at the Club’s principal venue for the coaching and education of Academy Players.

285.1.              Grass pitches

Category 1

a) A sufficient number of grass pitches of the appropriate sizes (as required by the Rules relating to Games Programmes and with goals sized as required by the Rules relating to Games Programmes) to enable the Club to play all its matches in the Games Programmes and fulfil its commitments under these Rules as regards coaching. Rule K.21 shall apply to Academy pitches. Without prejudice to the generality of the Rule, each Club shall ensure that the quality of its pitches used for matches in the Games Programmes is not adversely affected by coaching taking place on them. Clubs may accordingly need to have a greater number of pitches than the bare minimum necessary to fulfil matches in the Games Programme.

b) One floodlit grass pitch enclosed with perimeter fencing and with designated areas for spectator attendance (save that if a Club is unable to obtain planning permission for floodlighting then the requirement for floodlighting shall be waived);

c) A designated area (on grass) for the coaching of goalkeepers.
Category 2 and 3

a) A sufficient number of grass pitches of the appropriate sizes (as required by the Rules relating to Games Programmes and with goals sized as required by the Rules relating to Games Programmes) to enable the Club to play all its matches in the Games Programmes and fulfil its commitments under these Rules as regards coaching. Rule K.21 shall apply to Academy pitches. Without prejudice to the generality of the Rule, each Club shall ensure that the quality of its pitches used for matches in the Games Programmes is not adversely affected by coaching taking place on them. Clubs may accordingly need to have a greater number of pitches than the bare minimum necessary to fulfil matches in the Games Programme.

b) A designated area for the coaching of goalkeepers.
Category 4

a) A sufficient number of grass pitches of the appropriate sizes (as required by the Rules relating to Games Programmes and with goals sized as required by the Rules relating to Games Programmes) to enable the Club to play all its matches in the Games Programmes and fulfil its commitments under these Rules as regards coaching. Rule K.21 shall apply to Academy pitches. Without prejudice to the generality of the Rule, each Club shall ensure that the quality of its pitches used for matches in the Games Programmes is not adversely affected by coaching taking place on them. Clubs may accordingly need to have a greater number of pitches than the bare minimum necessary to fulfil matches in the Games Programme.

b) A designated area (on grass) for the coaching of goalkeepers.

285.2.              Artificial Surface pitch

Categories 1 and 2

One floodlit outdoor Artificial Surface pitch (save that if a Club is unable to obtain planning permission for floodlighting then the requirement for floodlighting shall be waived). It is recommended (but not mandatory) that this pitch complies with Rule K.21.

Categories 3 and 4	Access to one floodlight outdoor Artificial Surface pitch (which need not be at the principal venue).

285.3.              Indoor area for training and the playing of matches

Note: ideally a Club’s indoor facility should be located at its principal venue for the coaching of Academy Players but it is accepted that a number of Clubs have existing indoor facilities which are located elsewhere. Provided that the Rules relating to the maximum travel time from an Academy Player’s residence to the coaching venue are complied with, this is acceptable. However, any new facility must be located at the principal venue.

Categories 1 and 2

One indoor Artificial Surface pitch measuring a minimum of 60 yards by 40 yards which shall be owned by the Club (or alternatively the Club must have a legally enforceable agreement with the owner of the facility for its use by the Club, expiring not earlier than the end of the current Season) and which shall be for the exclusive use of the Academy at all times. (Note: an indoor pitch which complies with the size requirements set out in Rule K.15 is recommended).

Categories 3 and 4

Access to one indoor Artificial Surface pitch measuring 60 yards by 40 yards during the months of November to April. Alternatively, the pitch may measure 30 yards by 20 yards but if so the Club shall only be permitted to coach the following maximum numbers of Academy Players at any one time:

	Age groups Under 9 to Under 14 inclusive:	18 in each age group
	Age groups Under 15 and Under 16 inclusive:	15 in each age group
	Age groups Under 17 to Under 21 inclusive:	12 in each age group

285.4.              Changing rooms and washing facilities

Categories 1 to 4	a) suitably-sized changing rooms equal in number to the number of teams (including visiting teams) playing at the Academy at any one time so that each such team has exclusive use of a changing room;
b) a sufficient number of washing and toilet facilities, of a suitable quality, for the exclusive use of all registered Academy Players;
c) a sufficient number of separate washing and toilet facilities, of a suitable quality, for the use of visiting teams;
d) a sufficient number of separate changing rooms and washing and toilet facilities, of a suitable quality, for the exclusive use of Match Officials;

e) (in the case of Category 1 and Category 2 Academies only) a sufficient number of changing rooms and washing and toilet facilities, of a suitable quality, for the exclusive use of therapists and coaches employed at the Academy and other relevant Academy Staff;

Note: sufficient and suitable facilities must be provided at all venues. Thus, if a Category 3 or Category 4 Academy utilises an Artificial Surface pitch or an indoor pitch which is located away from its principal venue, it must ensure that there is substantial compliance with this Rule 285.4 with regard to changing room and washing facilities.

A changing room may not be used as any of the other rooms (e.g. team meeting room) required by these Rules.

285.5.              Team meeting room

Categories 1 to 4	A dedicated room large enough to hold 20 people and equipped with individual desks (one per person), audio/visual projection equipment and a large screen, internet access and computers.
Note: in Category 3 and 4 Academies, this room:
a) need not be located at the principal venue; but
b) if it is so located (but not otherwise), may also be used as the guest lounge described in Rule 285.6.

285.6.              Guest lounge

Categories 1 to 4

A guest lounge for the use of Parents at each training session and match that is open to Parents. The guest lounge shall be large enough to hold 50 people and have access to refreshments and toilet facilities.

Note: in Category 3 and 4 Academies, this room may also be used as the team meeting room described in Rule 285.5 provided that it is large enough.

285.7.              Match analysis suite

Categories 1 and 2	A room large enough to hold 20 people and equipped with such appropriate video and IT technology as is necessary to undertake, and present the results of, Performance Analysis.
Category 3	A match analysis suite is recommended but not mandatory.

285.8.              Medical facilities

285.9.              Administration office space

Categories 1 to 4	a) Such office space and access to IT, email and the internet as each member of Academy Staff requires in order to perform the responsibilities set out in his job description;
b) A private meeting room.
Note: for Category 3 and Category 4 Academies, these can be provided at a place other than the principal venue (e.g. at the Club’s stadium).

285.10.       Academy Player accommodation

Categories 1 to 4

Sufficient and adequate accommodation for all registered Academy Players and Trialists under the age of 18 not residing with their Parents. Clubs shall comply with any guidelines about Academy Player accommodation published by the League from time to time and with all applicable legal requirements in relation to the provision of such accommodation.

Such accommodation shall be located in as close proximity as is reasonably practicable to the Club’s principal venue for the coaching and education of Academy Players and to the place at which Academy Players undertake their education (if this is not the principal venue).

Note: Clubs may provide such accommodation by lodging students with private households (subject to compliance with all applicable legal requirements including as to CRB checks) or by operating their own dedicated facilities (such as hostels).

285.11.       Classrooms

Category 1

A minimum of three classrooms which shall each:

• contain sufficient desks for 20 students;

•  contain 20 computers with access to the internet;

•  conform in all respects with any requirements for classrooms issued by the Department for Education.

Category 2

A minimum of two classrooms which shall each:

•  contain sufficient desks for 20 students;

•  contain 20 computers with internet access.

At least one of the classrooms must conform in all respects with any requirements for classrooms issued by the Department for Education.

Categories 3 and 4

Access for Academy Players and Trialists to a study area large enough to hold 20 people and which contains at least 20 computers with internet access.

Note: in Category 3 and 4 Academies, this may also be used as the team meeting room provided that the timetabling of lessons in the classrooms allows.

Guidance

Flexibility will be accorded to a Club’s provision of classrooms depending on the number of Academy Players that are engaged in each Training Model.

Clubs which operate a Category 3 or Category 4 Academy who have in place an artificial surface which does not meet the requirements of such a pitch as defined in Rule 1.10 may continue to use such a pitch until the end of its natural life. Thereafter however, they must use a pitch which complies with the definition.

YOUTH DEVELOPMENT RULES

FINANCE

Finance

286.                                  Each Club which operates an Academy shall by 1 July in each year submit to the League its Academy Financial Information for its Academy for the following Season.

287.                                  The Academy Financial Information required by Rule 286 shall be submitted in the format required by the League.

288.                                  The League may, at its discretion, require (and the Club shall deliver), such further information and explanations as it deems fit in connection with the Academy Financial Information submitted by the Club pursuant to Rules 286 and 287.

289.                                  The League shall have the power to obtain an independent audit of a Club’s Academy Financial Information submitted pursuant to these Rules.

290.                                  Each Club’s Academy Financial Information shall be assessed by the Board in order to determine whether to award to the Club a grant from the Professional Youth Game Fund.

Guidance

The League will produce benchmarked Club by Club information (on an anonymised basis) with regards to expenditure on youth development on an annual basis.

By Rule E.11, Clubs must submit “Future Financial Information” (broadly, budgetary information in respect of the whole Club) to the Premier League by 31 March in each year. It is anticipated that preparation of the Academy budgets will be intrinsically linked to preparation of Future Financial Information on a practical level, and hence the same submission date is suggested.

The League will keep the Academy Financial Information provided to it pursuant to Rules 286 and 287 confidential save that:

1                 the League may disclose the Information if properly required to do so by law or by any regulatory authority;

2.              the League may disclose the Information to the ISO or the PGB (and if it does so, the League shall use all reasonable endeavours to ensure that the ISO or PGB keeps the Information confidential);

3.              the League may disclose the Information to any person or entity retained to undertake an audit of a Club’s Academy Financial Information pursuant to Rule 289 (and if it does so, the League shall use all reasonable endeavours to ensure that the person or entity so retained keeps the Information confidential); and

4.              the League may use the Information to develop and publish benchmarked information on an anonymised basis.

YOUTH DEVELOPMENT RULES

COMPENSATION

Compensation

291.                                  The registration of an Academy Player at an Academy shall impose an obligation on the applicant Club or Football League club (“the Applicant Club”) to pay compensation for the training and development of that Academy Player to any Club or Football League club which previously held his registration (“the Training Club”) provided that:

291.1.         the Training Club had indicated in PLYD Form 7 (or, in the case of a Football League club, the equivalent Football League form) its intention to retain the Academy Player’s registration; or

291.2.         the Training Club had offered to enter into a Scholarship Agreement pursuant to Rule 262 with the Academy Player which the Academy Player had not accepted; or

291.3.         the Academy Player sought registration at the Applicant Club because he had moved residence outside the permitted travelling time from his last Training Club; or

291.4.         the Training Club and Academy Player mutually agreed to terminate the Academy Player’s registration pursuant to Rule 258.2 and agreed that the Training Club should retain the right to receive compensation should the Academy Player sign for another Club (or club); or

291.5.         the Board has made a determination to that effect pursuant to Rule 260; and

291.6.         in all the above cases, the Training Club held a valid licence to operate an Academy in accordance with these Rules (or to operate a Football Academy or Centre of Excellence in accordance with the Rules pertaining to youth development which these Rules replaced).

292.                                  The amount of compensation referred to in Rule 291 shall be:

292.1.         such sum as shall be due pursuant to this section of the Rules; or

292.2.         as regards the compensation payable by the Applicant Club to the most recent Training Club, such sum as shall have been agreed between them.

293.                                Rules 295 to 305 govern the compensation due in respect of an Academy Player who is in any age group between Under 9 and Under 16 at the time when he is first registered with the Applicant Club save for an Academy Player with whom the Training Club has agreed, pursuant to Rule 262, to enter into a Scholarship Agreement.

294.                                  In default of agreement between the Applicant Club and the Academy Player’s most recent Training Club, the Professional Football Compensation Committee shall determine the compensation payable to the latter in respect of an Academy Player:

294.1.         who is in any age group between Under 17 and Under 21 when he is registered for the Applicant Club; or

294.2.         with whom the training Club has agreed, pursuant to Rule 262, to enter into a Scholarship Agreement.

295.                                  The compensation due to in respect of an Academy Player to whom Rule 293 applies shall consist of an initial fee payable to the most recent Training Club (and to be paid within seven days of the Academy Player being registered for the Applicant Club) and, if the Academy Player is in age group Under 12 or older, contingent compensation payable to all qualifying Training Clubs in accordance with these Rules.

296.                                  The initial fee referred to in Rule 295 shall be calculated by:

296.1.         multiplying the applicable annual fixed fee (or fees) calculated in accordance with Rule 297 by the applicable number of years; and

296.2.         adding thereto any initial fee (capped at such sum as would have been payable when calculated in accordance with this section of the Rules) paid by the most recent Training Club when it acquired the registration of the Academy Player.

297.                                  In Rule 296:

297.1.         the “applicable annual fixed fee” means the fee set out in the table in Rule 298 referable to:

297.1.1.               the age group of the Academy Player during any year that he was registered with the Training Club; and

297.1.2.               the Category of the Training Club’s Academy during that year; and

297.2.         the “applicable number of years” means the number of years for which the Academy Player was registered for the Training Club (subject to Rule 304).

Guidance

There may be two “applicable fixed fees”. For example, if an Academy Player was registered with a Category 2 Training Club from the age of Under 9 to Under 16, then the applicable fixed fee is £3,000 for each of his initial three years of development (totalling £9,000) and £25,000 for each of the five subsequent years (totalling £125,000) making a total initial fee of £134,000.

298.                                  The applicable annual fixed fees by reference to the age group of the Academy Player and the Category of Academy are as follows:

	Category of the Academy of
Age group of the	the Training Club at the
Academy Player	relevant time	Applicable Annual Fixed Fee
Under 9 to Under 11	All Categories	£3,000
Under 12 to Under 16	Category 1	£40,000
Under 12 to Under 16	Category 2	£25,000
Under 12 to Under 16	Category 3	£12,500

299.                                  The contingent compensation referred to in Rule 295 shall consist of:

299.1.         appearance fees calculated by reference to the number of First Team Appearances (up to a maximum of 100) made by the Academy Player for the Applicant Club or any other Club or Football League club for whom the Academy Player subsequently becomes registered (including by way of a Temporary Transfer or other loan) and to the divisional status of the relevant Club as set out in the table in Rule 300;

299.2.         if the Academy Player’s registration is transferred prior to his twenty-third birthday to a club affiliated to a national association other than the Football Association (save for any Welsh club which is a member of the League, the Football League or the Premier Division of the Football Conference), 20% of any Compensation Fee, Loan Fee and Contingent Sum that the Applicant Club receives which is in excess of:

299.2.1.               any amounts of training compensation and/or solidarity payment paid to the Applicant Club and the Training Club pursuant to the FIFA Regulations for the Status and Transfer of Players; and

299.2.2.               the actual sum (if any) paid by the Applicant Club to the Training Club to acquire the Academy Player’s registration;

299.3.         5% of all Compensation Fees, Loan Fees and Contingent Sums paid in respect of:

299.3.1.               all future transfers of the Academy Player’s registration to Clubs (or clubs) in membership of the League, the Football League or the Premier Division of the Football Conference; and

299.3.2.               all future transfers on loan to a club affiliated to a national association other than the Football Association (save for any Welsh club which is a member of the League, the Football League or the Premier Division of the Football Conference).

Guidance

Clubs will be obliged to pay contingent compensation as it falls due in accordance with Rule V.36 (payment within seven days of the triggering event).

300.                                  The appearance fees referred to in Rule 299.1 are as follows:

	Divisional Status of the Club
Number of		Football League	Football	Football
First Team	Premier	Championship	League 1	League 2
Appearances	League Club	Club	Club	Club
10	£150,000	£25,000	£10,000	£5,000
20	£150,000	£25,000	£10,000	£5,000
30	£150,000	£25,000	£10,000	£5,000
40	£150,000	£25,000	£10,000	£5,000
50	£150,000	£25,000	£10,000	£5,000
60	£150,000	£25,000	£10,000	£5,000
70	£100,000	£25,000	£10,000	£5,000
80	£100,000	£25,000	£10,000	£5,000
90	£100,000	£25,000	£10,000	£5,000
100	£100,000	£25,000	£10,000	£5,000

301.                                  In Rule 299:

301.1.         “First Team Appearance” means an appearance either in the starting eleven or as a playing substitute in a first team fixture in the Premier League, the Football League Championship and Football Leagues 1 and 2 (including play-offs), the Football League Cup, the FA Cup, the Football League Trophy, the UEFA Europa League or the UEFA Champions League;

301.2.         in the event that the Academy Player’s registration at a Club (or Football League club) is terminated (whether by efluxion of time, cancellation, transfer or otherwise) prior to his having made sufficient appearances to trigger one of the payments set out in Rule 300, that Club (or Football League club) shall pay a pro rata amount to the relevant Training Club(s) and the obligation to pay future sums pursuant to that Rule shall transfer to any new Club (or Football League club) for whom the Academy Player subsequently becomes registered; and

301.3.         “Compensation Fee”, “Loan Fee” and “Contingent Sum” shall be interpreted to exclude compensation payable pursuant to Rule 291.

302.                                  Reference in Rules 299 and 301 to the transfer or termination of an Academy Player’s registration shall be interpreted to include transfers or terminations of his registration after he has ceased to be an Academy Player and Clubs who subsequently sign the Academy Player shall be bound to comply with Rules 299.1 and 299.3 and for the avoidance of doubt the original Applicant Club shall not be liable to the Training Club in respect of:

302.1.         any appearance fees payable pursuant to Rule 299.1 and due in respect of appearances made by the Academy Player after he has ceased to be permanently registered for the Applicant Club;

302.2.         sums payable pursuant to Rule 299.2 and 299.3 arising from transfers in respect of which the Applicant Club was not the Transferor Club.

303.                                  Any agreement between a Club and another Club (or club) as to the compensation payable on the transfer of a registration, whether pursuant to Rule 292.2 or otherwise, may not take effect so as to vary the contingent compensation payable pursuant to this section of the Rules to any other Club (or Football League club).

304.                                  If an Academy Player has spent part only of any year at the Training Club, the amount of compensation in respect of that year shall be calculated pro rata (taking into account whether or not the Training Club’s Academy was operational or not during the Close Season or any part of it).

305.                                  If the Academy Player has been registered for a Training Club for part only of the period between the start of his Under 12 year to the conclusion of his Under 16 year, the amount of contingent compensation payable to that Training Club calculated in accordance with these Rules shall be paid pro rata to the Training Club.

Guidance

Rule 305 covers the following situations:

1.  Where an Academy Player has been registered for only one Training Club but not for the entirety of the period from the start of his Under 12 year to the conclusion of his Under 16 year; and

2.  Where the Academy Player has been registered for more than one Training Club during the period.

In either case, the Training Club(s) receive(s) contingent compensation pro rata to the period that it/they held the Academy Player’s registration.

306.                                  The compensation set by the Professional Football Compensation Committee in respect of an Academy Player to whom Rule 294 applies shall be determined in accordance with the Committee’s Regulations.

307.                                  The new registration of a Contract Player under Rule U.15 shall impose an obligation on the Club next holding his registration to pay to the former Club (or club) compensation for the training and development of that Player if the Club (or club):

307.1.         had held that Player’s registration as an Academy Player;

307.2.         had offered to enter into a Scholarship Agreement with him which offer he had not accepted; or

307.3.         had entered into a Scholarship Agreement with him; and either

307.3.1.               the Scholarship Agreement had been terminated at the Player’s request; or

307.3.2.               in accordance with the terms thereof the former Club (or club) had offered him a contract as a Contract Player which offer he had not accepted.

308.                                  The amount of compensation payable pursuant to Rule 307 shall be:

308.1.         such sum as shall have been agreed between the applicant Club (or club) and the former Club; or

308.2.         such sum as the Professional Football Compensation Committee on the application of either Club (or club) shall determine pursuant to Rule 306.

Guidance

The fixed fees set out in Rules 298 and 300 are to be revised annually by the PGB.

The Regulations of the Professional Football Compensation Committee referred to in Rule 306 are in Appendix 12 to Premier League Rules. They remain unchanged as regards the calculation of compensation for:

•        Academy Players in the Under 18 and older age groups;

•        an Academy Player with whom the Training Club had agreed to enter into a Scholarship Agreement; and

•        an Academy Player with whom the Applicant Club enters into a Scholarship Agreement.

YOUTH

DEVELOPMENT

FORMS

PREMIER LEAGUE AND THE FOOTBALL LEAGUE	PLYD Form 1

SCHOLARSHIP AGREEMENT

AN AGREEMENT made the (day)                                                   day of (month and year)

Between (club company name)                                                                                                         whose registered office is at

(address)

                                                                                                                 (hereinafter called “the Club”) of the one part and

(Scholar’s full name)                                                                    of (address)

                                                                                                       (hereinafter called “the Scholar”) of the other part

WHEREBY it is agreed as follows:

1.                                                Definitions and Interpretation

1.1    The words and phrases below shall have the following meanings:

“Authorised Games” shall have the meaning set out in the League Rules;

“the Board” shall mean the board of directors of the Club for the time being or any duly authorised committee of such board of directors;

“the Club Rules” shall mean the rules or regulations affecting the Scholar from time to time in force and published by the Club;

“Contract Player” shall mean any player (other than a Academy Player or Scholar or Youth Player) who has entered into a written contract of employment with a Club as defined by the League Rules;

“Education Programme” shall mean the programme of education provided by the Club being either the advanced apprenticeship framework for sporting excellence (AASE) or any other programme of education approved in writing by the League in conjunction with the PFA;

“the FA” shall mean The Football Association Limited;

“the FA Rules” shall mean the rules and regulations from time to time in force of the FA;

“Football Development Programme” shall mean the programme of football training provided by the Club including the Scholar’s participation in Authorised Games;

“Gross Misconduct” shall mean serious or persistent conduct, behaviour, activity or omission by the Scholar involving one or more of the following:

(a)             theft or fraud;

(b)             deliberate and serious damage to the Club’s property;

(c)              use or possession of or trafficking in a Prohibited Substance;

(d)             incapacity through alcohol affecting the Scholar’s performance as a player;

(e)              breach of or failure to comply with any of the terms of this agreement;

or such other similar or equivalent serious or persistent conduct, behaviour, activity or omission by the Scholar which the Board reasonably considers to amount to gross misconduct;

“the League” shall mean the football league of which the Club is a member from time to time;

“the League Rules” shall mean the rules or regulations from time to time in force of the League;

“National Minimum Wage” means the National Minimum Wage as determined by the Low Pay Commission from time to time;

“Parent” means a person who has parental responsibility for the Scholar;

“PFA” shall mean the Professional Footballers Association;

“Player” shall have the meaning set out in the League Rules;

“Prohibited Substance” shall have the meaning set out in the FA Rules;

“the Rules” shall mean the FA Rules, the League Rules and the Club Rules.

1.2     For the purpose of this agreement and provided the context so permits, the singular shall include the plural and vice versa and any gender includes any other gender.

2.             Purpose

2.1          The purpose of this agreement is to provide the Scholar’s with a period of work-based learning in preparation for a possible future career as a professional association football player.

3.             Duration

3.1          Subject as hereinafter provided, this agreement shall remain in force from the date set out in Schedule One for two years.

3.2          If during the currency of this agreement the Club wishes to offer the Scholar a contract as a Contract Player it may only do so on the condition that the Scholar continues his Education Programme.

4.             4. Extension of Agreement

4.1          If by reason of illness or injury the Scholar is prevented from participating in the Football Development Programme for a period in excess of five weeks (hereafter “the excess period”):

4.1.1       the duration of this agreement shall be extended by the length of the excess period or, if earlier, until the Scholar’s nineteenth birthday; and

4.1.2       within fourteen days of the end of the excess period the Club shall give written notice to the League and to the FA indicating the date to which the duration of the agreement is extended.

4.2          The Club shall be entitled to extend the duration of this agreement by one year by giving to the Scholar written notice to that effect on or before the third Saturday in May in the second year of the agreement and a copy of any such notice shall be sent to the League and to the FA within fourteen days of the date on which it was given.

5.             5. Obligations of the Scholar

5.1          The Scholar shall:

5.1.1       participate in the Football Development Programme and the Education Programme;

5.1.2       when directed by an authorised official of the Club:

5.1.2.1    attend at any reasonable place for the purposes of and to participate in training and match preparation;

5.1.2.2    play in any Authorised Games in which he is selected to play for the Club;

5.1.2.3    attend other matches in which the Club is engaged;

5.1.3       train and play to the best of his skill and ability at all times;

5.1.4       except to the extent prevented by injury or illness, maintain a high standard of physical fitness at all times;

5.1.5       observe the Laws of the Game when playing football;

5.1.6       observe the Rules but in the case of the Club Rules to the extent only that they do not conflict with or seek to vary the express terms of this agreement;

5.1.7       submit promptly to such medical and dental examinations as the Club may reasonably require and undergo such treatment as may be prescribed by the medical or dental advisers of the Club and/or the Club’s insurers;

5.1.8       permit the Club to photograph him individually or as a member of a squad of players and staff of the Club provided that such photographs are for use as the official photographs of the Club;

5.1.9       comply with and act in accordance with all lawful instructions of any authorised official of the Club.

5.2          Subject to Clause 5.3.4 below, the Scholar may contribute to the media in a responsible manner but whenever circumstances permit the Scholar shall give to the Club reasonable notice of his intention to make any contribution to the public media in order to allow representations to be made to him on behalf of the Club if it so desires.

5.3          The Scholar shall not:

5.3.1       reside at any place which the Club reasonably deems unsuitable for the performance of his obligations under this agreement;

5.3.2       undertake or be engaged in any employment or be engaged or involved in any trade, business or occupation;

5.3.3       indulge in any activity or practice which might endanger his fitness or inhibit his mental or physical ability to train or play or which might cause to be void or voidable any policy of insurance provided for the Scholar by the Club in compliance with the Rules;

5.3.4       knowingly or recklessly do, write or say anything which is likely to bring the Club or the game of football into disrepute.

6.             Obligations of the Club

The Club shall:

6.1                               provide the Football Development Programme and the Education Programme;

6.2                               observe the Rules, save that the FA Rules and League Rules shall take precedence over the Club Rules;

6.3                               pay to the Scholar throughout the duration of this agreement (and during agreed holiday periods) the remuneration which by virtue of the League Rules he is entitled to receive as more particularly set out in Schedule One. Such remuneration shall not be less than the National Minimum Wage and shall not exceed any maximum amount specified pursuant to the League Rules;

6.4                               provide the Scholar each year with copies of all the Rules which affect the Scholar and the terms and conditions of the policy of insurance referred to in clause 5.3.3;

6.5                               arrange promptly such medical and dental examinations and treatment as may be prescribed by the medical or dental advisors of the Club in respect of any injury to or illness of the Scholar and shall ensure that any such treatment for any football related injury is undertaken and completed without expense to the Scholar notwithstanding that this agreement expires after such treatment is prescribed;

6.6                               comply with all relevant statutory provisions relating to industrial injury and any regulations made pursuant thereto; and

6.7                               on or before the third Saturday in May in the final year of this agreement give written notice to the Scholar indicating whether or not upon the expiry of this agreement it intends offering to the Scholar a professional contract as a Contract Player and if so setting out the terms thereof, which offer shall remain open and capable of acceptance by the Scholar for a period of one month from the date upon which the Club gave it to him.

7.             Illness and Injury

7.1          Any injury to or illness of the Scholar shall be reported by him or on his behalf to the Club immediately and the Club shall keep a record of such illness or injury.

8.             Permanent Incapacity

8.1          In the event that the Scholar shall be permanently incapacitated the Club shall be entitled to serve a notice upon the Scholar terminating this agreement;

8.2          the minimum length of such notice shall be three months;

8.3          the notice may be served at any time after: -

8.3.1       the Scholar is declared to suffer from Permanent Total Disablement as defined in the League’s personal accident insurance scheme; or

8.3.2       an appropriately qualified independent medical consultant (the identity of whom shall be agreed between the Club and the Scholar, each acting reasonably, save that in the event that the parties are unable to agree, such individual as shall be appointed by the President or next available officer of the Royal College of Surgeons) certifies that the Scholar has suffered permanent incapacity.

9.             Disciplinary Procedure

9.1          The Club shall operate the disciplinary procedure set out in Schedule Two hereto in relation to any allegation that there has been a breach of or failure to observe the terms of this agreement or the Rules.

10.          Termination by the Club

10.1        The Club shall be entitled to terminate this agreement by fourteen days’ notice in writing to the Scholar if after due investigation and enquiry it is reasonably satisfied that he: -

10.1.1     shall be guilty of Gross Misconduct; or

10.1.2     has failed to heed any final written warning given under the provisions of Schedule Two hereto; or

10.1.3     is convicted of any criminal offence where the punishment consists of an immediate custodial sentence of or exceeding three months.

10.2        There shall be included in any such notice full particulars of the Club’s reasons for terminating the agreement and a copy of it shall be sent to the League, the FA and the PFA.

10.3        Within seven days of receiving a termination notice the Scholar by written notice served on the Club and the League may appeal against the decision of the Club to the League in accordance with the League Rules and the parties shall seek to ensure that such appeal shall be heard within a further 28 days.

10.4        If the Scholar exercises his right of appeal the termination of this agreement shall not become effective unless and until it shall have been determined that the Club was entitled to terminate the agreement pursuant to clause 10.1. Pending such determination the Club may suspend the Scholar.

10.5        Any such termination shall be subject to the rights of the parties provided for in the League Rules.

11.          Grievance Procedure

11.1        In the event of any grievance in connection with his education under this agreement and/or its operation the following procedures shall be available to the Scholar in the order set out: -

11.1.1     the grievance shall in the first instance be brought informally to the notice of such person as the Club identifies as the person dealing with grievances, failing which to any member of the Club’s youth management;

11.1.2     if the grievance is not settled to the Scholar’s satisfaction within 14 days thereafter formal notice of the grievance may be given in writing to the Secretary of the Club requiring it to be considered by the Board. The matter shall thereupon be dealt with by the Board at its next convenient meeting and in any event within 4 weeks of receipt of the notice;

11.1.3     if the grievance is not settled by the Club to the Scholar’s satisfaction the Scholar shall have a right of appeal to the League exercisable within 7 days of receipt by the Scholar of written notice of the decision of the Board by notice in writing to the Club and the League and such appeal shall be determined in accordance with the League Rules.

12.          Termination by the Scholar

12.1        The Scholar shall be entitled to terminate this agreement by fourteen days’ notice in writing to the Club if the Club shall be guilty of serious or persistent breach of the terms and conditions of this agreement.

12.2        There shall be included in any such notice full particulars of the Scholar’s reasons for terminating the agreement and a copy of it shall be sent to the League, the FA and the PFA.

12.3        Within seven days of receiving a termination notice the Club by written notice served on the Scholar and the League may appeal against the termination and the appeal shall be determined in accordance with the League Rules and the parties shall seek to ensure that such appeal shall be heard within a further 28 days.

12.4        If the Club exercises its right of appeal the termination of this agreement shall not become effective unless and until it shall have been determined that the Scholar was entitled to terminate the agreement pursuant to clause 12.1.

12.5        Any such termination shall be subject to the rights of the parties provided for in the League Rules.

13.          Cancellation of Registration

13.1        At any time during the currency of this agreement the Scholar without giving any reason therefore may apply to the Club for cancellation of his registration, whereupon the Club shall complete and sign a mutual cancellation notification in accordance with the League Rules whereupon this agreement shall terminate.

13.2        In consequence of such a termination, the Scholar shall not be permitted by the League to be registered as a Player until the expiry of two years from its effective date unless either:

13.2.1     the Club gives its written consent; or

13.2.2     the Club has received compensation for the training and development of the Scholar in accordance with the League Rules.

14.          Holidays

14.1        The Scholar shall be entitled to five weeks holiday a year, to be taken at a time or times as shall be determined by the Club.

15.          Miscellaneous

15.1        This agreement constitutes the entire agreement between the Club and the Scholar and supersedes any and all preceding agreements between the Club and the Scholar.

15.2        For the purposes of the Data Protection Act 1998 the Scholar consents to the Club processing Personal Data including Sensitive Personal Data (both as defined in the said Act) about the Scholar and using it for all relevant administrative and statistical purposes connected with the Scholar’s education and potential future in professional football and sharing such Data with the League, the FA, the PFA and any relevant training body for the same purposes.

16.          Jurisdiction and Law

16.1        This agreement shall be governed by and construed in accordance with English law and the parties submit to the non-exclusive jurisdiction of the English courts.

SCHEDULE ONE

SCHOLARSHIP ALLOWANCE

Supplemental Provisions and Employment Rights Act 1996

1.             This Scholarship Agreement commences on              and terminates on                           .

2.             The Scholar’s employment with the Club began on the date set out in paragraph 1 [replace the words in italics with the appropriate date if it began earlier].

3.             No employment with a previous employer shall count as part of the Scholar’s continuous period of employment hereunder.

4.             The Scholar’s hours of work are such as the Club may from time to time reasonably require of him to carry out his duties and the Scholar shall not be entitled to any additional remuneration for work done outside normal working hours.

5.             The place of employment shall be at the Club’s ground and training ground but the Club shall be entitled to require the Scholar to play and to undertake his duties hereunder at any other place throughout the world.

6.             The terms and conditions of this contract form part of a number of collective agreements between the Club (through the League) and the Scholar (through the PFA) affecting the Scholar’s employment.

7.             No contracting out certificate pursuant to the Pensions Scheme Act 1993 is in force in respect of the Scholar’s employment under this contract.

8.             There is no entitlement to pensions benefit in relation to the Scholar’s employment. However, the Club shall provide access to a designated stakeholder pension scheme as required by law. For the avoidance of doubt, the Club will not make any contributions to such stakeholder scheme.

9.             The wage payable by virtue of Clause 6.3 of this agreement is calculated as follows and shall be paid monthly in arrears:-

£         per week from         to

£         per week from         to

If the agreement is extended pursuant to the exercise by the Club of the option set out in Clause 4.2, the rate of wage will be as follows:

£         per week from         to

Any other provisions:

SCHEDULE TWO

DISCIPLINARY PROCEDURE AND PENALTIES

1.             Introduction

The disciplinary procedure aims to ensure that the Club behaves fairly in investigating and dealing with allegations of unacceptable conduct with a view to helping and encouraging all Scholars to achieve and maintain appropriate standards of conduct and performance. The Club nevertheless reserves the right to depart from the precise requirements of its disciplinary procedure where the Club considers it expedient to do so and where the Scholar’s resulting treatment is no less fair.

2.             Records

All cases of disciplinary action under this procedure will be recorded and placed in the Club’s records until deleted in accordance with paragraph 4.2. A copy of the Club’s disciplinary records concerning the Scholar will be supplied to the Scholar at his request.

3.             The Procedure

The following steps will be taken as appropriate in all cases of disciplinary action

3.1          Investigation

No action will be taken before a proper investigation has been undertaken by the Club into the matter complained of. If the Club determines the same to be appropriate the Club may by written notice suspend the Scholar for up to fourteen days while the investigation takes place. If the Scholar is so suspended this agreement will continue together with all the Scholar’s rights under it except that during the period of suspension the Scholar will not be entitled to access to any of the Club’s premises except at the prior request or with the prior consent of the Club and subject to such conditions as the Club may impose. The decision to suspend the Scholar will be notified in writing to the Scholar by the Club.

3.2          Disciplinary Hearing

3.2.1       If the Club decides to hold a disciplinary hearing about the matter complained of the Scholar will be given full details in writing of the complaint against him and reasonable notice of the date and time of the hearing. At the hearing the Scholar will be given an opportunity to state his case either personally, through his representative or the PFA.

3.2.2       Subject as provided in paragraph 3.2.3 no disciplinary penalty will be imposed without first giving the Scholar the opportunity to state his case.

3.2.3       A disciplinary hearing may proceed in the Scholar’s absence and a disciplinary penalty may be imposed if he fails to appear at such hearing after having received proper notice thereof.

3.3          Appeals

3.3.1       The Scholar shall have a right of appeal to the Board against any disciplinary decision. The Scholar should inform the Board in writing of his wish to appeal within seven days of the date of notification to him of the decision which forms the subject of such appeal. The Board will conduct an appeal hearing as soon as possible thereafter at which the Scholar will be given a further opportunity to state his case either personally or through his representative. The decision of the Board will be notified to the Scholar in writing within seven days and subject to paragraph 3.3.2 will be final and binding under this procedure.

3.3.2       In the event of any sanction being imposed or confirmed in excess of an oral warning the Scholar may by notice in  writing served on the Club and the League within seven days of receipt by the Scholar of written notification of the decision of the Board appeal against it to the League and such appeal shall be determined in accordance with the League Rules.

3.3.3       If the Scholar exercises any right of appeal as aforesaid any sanction imposed by the Club upon the Scholar shall not take effect until the appeal has been determined and the sanction confirmed, varied or revoked as the case may be.

4.             Disciplinary Penalties and Termination

4.1          At a disciplinary hearing or on an appeal to the Board against a disciplinary decision the Club may dismiss the allegation or if it is proved to the Club’s satisfaction may:

4.1.1       give an oral warning, a formal written warning or after a previous warning or warnings a final written warning to the Scholar;

4.1.2       impose a fine not exceeding the amount of the basic wage for a period of up to two weeks;

4.1.3       order the Scholar not to attend at any of the Club’s premises for such period as the Club thinks fit not exceeding two weeks; or

4.1.4       where the circumstances set out in Clause 10.1 of this agreement apply, terminate this agreement.

4.2          Any warning or sanction given under this disciplinary procedure will be deleted in the Club’s records after twelve months.

SIGNED by the Scholar
in the presence of his Parent:
[Signature ]
[Address]
[Occupation]

SIGNED by [insert name]
for and on behalf of the Club in the presence of:
[Signature ]
[Address]
[Occupation]

PREMIER LEAGUE	PLYD Form 2

NOTIFICATION OF TRIALIST’S PARTICULARS (Youth Development Rule 224.2)

To:                            The Secretary

The Premier League

We hereby give notice that the Trialist whose particulars appear below is attending the Academy of                                                                                                                                       Football Club:

Surname                                                  Other name(s)

Address

                                                                        Post Code

Parents’ email address

Travelling time from this address to the Academy #

Date of Birth                                      Place of Birth                                   Nationality

Countries for which eligible to play (if known)

Date of commencement of trial period

Date trial period is due to end §

Other clubs (if any) at whose Academy the Trialist has attended for a trial during the current Season

Other clubs (if any) at whose Academy the Trialist has been registered:

Club	From	To
Club	From	To

(Continue separately if more than three such Clubs) Certificate by Player

I hereby certify that the above particulars are correct and consent to this application, and, where I am over the age of 16, I further consent to:

•      the conduct of drug testing on me in accordance with the Football Association’s Memorandum on Drug Testing and to me receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authority present;

•      pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to the Football Association Premier League Limited holding and processing any and all “personal data” and “sensitive personal data” relating to me contained within this Form for the purpose of discharging its sanction as a regulatory, administrative and governing body of football.

I further certify that I have provided to the Club giving this notice full written particulars of any medical condition from which I suffer and I undertake to inform the Club forthwith in writing if any such medical condition arises during the trial period.

Endorsement by Parent+

I, (full name)                                                        of (address)

                                                                                                                               Post Code                                                 being the Parent (as defined in Youth Development Rule 1.45) of the above-named Trialist, hereby certify that the above particulars are correct and consent to this application, to the conduct of drug testing on him in accordance with the Football Association’s Memorandum on Drug Testing and to his receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authorities present. I further consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited holding and processing any and all “personal data” and “sensitive personal data” relating to the above-named Trialist contained within this Form for the purpose of discharging its functions as a regulatory and governing body of football. I further certify that I have provided to the above-named Club full written particulars of any medical condition from which the above-named Trialist suffers and I undertake to inform the Club forthwith in writing if any such medical condition arises during the trial period.

Signed by the Parent		Date

Countersigned by the Trialist		Date

Signed on behalf of the Club	Position	Date

# to be completed if the Trialist is in age groups Under 9 to Under 14 inclusive (subject to the exception in Youth Development Rule 231.2)

§ not more than 6 consecutive weeks from the date of commencement

+ to be completed if the Trialist is a minor

PREMIER LEAGUE	PLYD Form 3

NOTICE OF ENDING OF TRIAL PERIOD (Youth Development Rule 233)

To:                            The Secretary
The Premier League

We hereby give notice that the trial period of [name of Trialist]                                                                      who has been attending the  Academy of                                      Football Club on trial ended on [date]

Signed

Position

Date

PREMIER LEAGUE	PLYD Form 4

PRE–REGISTRATION AGREEMENT (Youth Development Rule 236)

Date
Parties

(1)	Football Club of	(“the Club”)
(2)	of	(“the player”)
whose date of birth is	Place of birth
Date of birth
Nationality	Countries for which eligible to play (if known)

Undertakings by the Club

Pursuant to Rule 236 of the Premier League Youth Development Rules (“the Rules”), the Club hereby undertakes that:

1.              upon the player reaching the statutory school leaving age applicable in England/ceasing Full Time Education* it will apply to register the player as an Academy Player at its Academy and having acquired the registration will enter into a Scholarship Agreement with the player in the form annexed to the Rules;

2.              upon the player’s coaching programme (of which a copy is annexed hereto) or any variation of it being approved under the provisions of Rule 238 of the Rules, to coach the player in accordance therewith until the said Scholarship Agreement is entered into.

Undertakings by the Player

The player hereby undertakes that:

1.              he is not registered with nor during the currency of this agreement will he consent to becoming registered with any Premier League or Football League club other than the Club;

2.              upon his coaching programme or any variation of it being approved as aforesaid, he will participate in the same to the very best of his ability.

I consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited holding and processing the above “personal data” and any and all “sensitive personal data” which may be contained in and/or referred to in the annexed player’s coaching programme for the purpose of discharging its functions as a regulatory and governing body of football.

Signed on behalf of the Club

Position

Signed on behalf of the player

Signed by his Parent

*delete as appropriate

Secretary’s Certificate

I certify that the coaching programme annexed to the Pre-Registration Agreement of which this is a copy has been approved/not approved* by the Board.

Signed
Secretary, the Premier League

Date

PREMIER LEAGUE	PLYD Form 5

ACADEMY PLAYER REGISTRATION APPLICATION (Youth Development Rule 244)

Academy Player’s Particulars

Surname		Other name(s)
Address
Post Code
Parents’ email address
Travelling time from this address to the Academy §
Date of Birth	Place of Birth		Nationality†
Countries for which eligible to play (if known)

Other clubs (if any) at whose Academy, Football Academy or Centre of Excellence the Academy Player has been registered

Club	From	To
Club	From	To
School

Application to Register

We,                               Football Club, hereby apply for the above-named Academy Player [who is engaged in the Full Time Training Model+] to be registered at our Academy for                                         year(s), which registration will continue thereafter for successive periods of a year or two years (as applicable dependent upon his age and as more particularly described in Youth Development Rule 240) unless terminated in accordance with the provisions of Youth Development Rules 254 to 257 inclusive but always (subject to Youth Development Rules 258 and 259). We certify that we have not, either directly or indirectly, made an improper approach to him nor have we improperly induced him to become registered as an Academy Player.

Signed
Authorised Signatory

Date

Endorsement by Academy Player

I consent to the above application and consent pursuant to Schedule 2 and Schedule 3 of the Data Protection Act 1998 to The Football Association Premier League Limited holding and processing the above “personal data” and “sensitive personal data” for the purpose of discharging its functions as a regulatory and governing body of football. I certify that the above particulars are correct. I agree to be bound by the Rules of the Premier League.

Signed

Date

Endorsement by Parent*

I, (full name)                                                               of (address)                                                                                                                                                                                                                  Post Code                                                                             (and of the above email address) being the person having parental responsibility for the above-named Academy Player, hereby certify that the above particulars are correct and consent to this application, to the conduct of drug testing on him in accordance with the Football Association’s Memorandum on Drug Testing and to his receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authorities present.

Signed	Date

Secretary’s Certificate

I hereby certify that I have this day registered (name of Academy Player)                                                                         as an Academy Player at the Academy of                                                                                Football Club

Signed
Secretary, the Premier League

Date

§ to be completed if the Academy Player is in age groups Under 9 to Under 16 inclusive and time restrictions apply to the Club’s registration of Academy Players (see Youth Development Rule 223)

† if the Academy Player last played for a club affiliated to a national association other than the Football Association, unless the Academy Player is aged under 12 years, this Form must be accompanied by written confirmation from the Football Association that an international registration transfer certificate has been issued in respect of the Academy Player

* to be completed if the Academy Player is a minor

+ Delete if inapplicable

PREMIER LEAGUE	PLYD Form 6

ACADEMY ETHNICITY MONITORING QUESTIONNAIRE (Youth Development Rule 245)

USE OF INFORMATION

Completion of this questionnaire is voluntary. If you provide the information it will be used as set out below and will not be used for selection or any other purposes.

The information provided on this ethnicity questionnaire will be recorded on a computer system shared by the Football Association Premier League Limited (“Premier League”) (and The Football League Limited should the Player ever compete in the Football League) against the Academy Player’s record and will be used:

•                                          to help the Premier League gain insight as to who is playing the game at this level

•                                          to help ensure compliance with the Premier League’s Anti-Discrimination Policy (a copy of which is in Appendix 9 of the Premier League’s Rules)

•                                          to compile aggregate statistics and reports

•                                          on a club by club basis which we may wish to share with the relevant club only and The Football Association Limited

•                                          on a league basis which we may wish to publish for public interest and to share with other bodies that have a legitimate interest in equal opportunities such as the Professional Footballers Association and the Commission for Racial Equality

What is your ethnic group?

(Choose ONE section from A to E, then tick the appropriate box to indicate your cultural background)

A	White		B	Mixed
	☐	British		☐	White and Black Caribbean
	☐	English		☐	White and Black African
	☐	Scottish		☐	White and Asian
	☐	Welsh		☐	Any other Mixed Background,
	☐	Irish			please write in
	☐	Gypsy or Irish Traveller
	☐	Any other White Background,
		please write in	D	Black or Black British
				☐	Caribbean
				☐	British-Caribbean
C	Asian or Asian British			☐	African
	☐	Indian		☐	British-African
	☐	British-Indian		☐	Any other Black background,
	☐	Pakistani			please write in
	☐	British-Pakistani
	☐	Bangladeshi
	☐	British-Bangladeshi	F	Undeclard
	☐	Chinese		☐	Prefer not to disclose
	☐	British-Chinese			my ethnic orign
	☐	Any other Asian background,
		please write in	Name of Player

			Signed		Date
E	Other Background		(Parent / Guardian to sign if Player is a minor)
	☐	Arab
	☐	Other
	☐	Prefer not to say

PREMIER LEAGUE	PLYD Form 7

LIST OF ACADEMY PLAYERS (Youth Development Rule 253)

To:                            The Secretary
The Premier League

The registrations of the following Academy Players (other than those who have signed a Scholarship agreement) are held by                                                                                                                                     Football Club as at the third Saturday in May (year)

Full Name	Current Age Group	Category

Signed

Position

Date

Note : The categories of Academy Players are :

1. Academy Players whose registration has been retained (indicate “1F” if on Full Time Training Model).

2. Academy Players whose registration it is intended to retain (indicate “2F” if on Full Time Training Model).

3. Academy Players whose registration it is intended to terminate.

PREMIER LEAGUE	PLYD Form 8

RETENTION/TERMINATION NOTIFICATION (Youth Development Rules 254.1)

FOR ACADEMY PLAYERS ENTERING INTO AGE GROUPS UNDER 10, UNDER 11, AND UNDER 12

To:	[name and address of Academy Player]

We,                                                                                                                                                    Football Club, hereby give you notice that it is our intention to retain/terminate* your registration with effect from the first Saturday in June.

Signed

Position

Date

* delete as appropriate. If the registration is retained, it is for a period of 1 year pursuant to Rule 240 (subject to Rule 241).

PREMIER LEAGUE	PLYD Form 9

RETENTION/TERMINATION NOTIFICATION (Youth Development Rule 254.2)

FOR ACADEMY PLAYERS ENTERING INTO AGE GROUPS UNDER 13 AND UNDER 15

To:	[name and address of Academy Player]

We,                                                                                                                                                       Football Club, hereby give you notice that it is our intention to retain/terminate* your registration with effect from the first Saturday in June. [Your registration will be retained on the Full Time Training Model+.]

Signed

Position

Date

* delete as appropriate. If the registration is retained, it is for a period of 2 years pursuant to Youth Development Rule 240

(subject to Rule 241).

+ delete if inapplicable

PREMIER LEAGUE	PLYD Form 10

ACADEMY PLAYER’S REGISTRATION:

MUTUAL CANCELLATION NOTIFICATION (Youth Development Rule 258.2)

To:                            The Secretary
The Premier League

The registration of [name of Academy Player]                                                              held by                                         Football Club has today been cancelled by mutual agreement. Unless otherwise set out below the Club will retain rights to compensation in respect of the Academy Player pursuant to the Premier League Youth Development Rules and the FIFA regulations for the Statement and Transfer of Players.

Signed by the Academy Player

Signed by the Parent*

Signed on behalf of the Club

Position

Date

* if the Academy Player is aged under 18 years

PREMIER LEAGUE	PLYD Form 11

SCHOLARSHIP OFFER (Youth Development Rule 265)

To:	[name and address of Academy Player]

We,                                                                                                                      Football Club, hereby offer to enter into a Scholarship Agreement with you upon your reaching the statutory school leaving age applicable in England.

The Scholarship Agreement will be in PLYD Form 1.

Signed

Position

Date

PREMIER LEAGUE	PLYD Form 12

RESPONSE TO SCHOLARSHIP OFFER (Youth Development Rule 266)

To:	Football Club.

I, [name of Academy Player]                                                                                        hereby accept/refuse* your offer in PLYD Form 11 dated                         .

Signed by the Academy Player

Signed by his Parent

* delete as appropriate

APPENDICES TO THE RULES

APPENDIX 1

SCHEDULE OF OFFENCES

(Rule F.1.4.3)

OFFENCE	CONTRARY TO

Dishonestly receiving a programme broadcast from within the UK with intent to avoid payment	Copyright, Designs and Patents Act 1988 s.297

Admitting spectators to watch a football match at unlicensed premises	Football Spectators Act 1989 s.9

Persons subject to a banning order (as defined)	Football Spectators Act 2000 Schedule 1

Ticket touting – football tickets	Criminal Justice and Public Order Act 1994 s.166

APPENDIX 2

ANTI-DISCRIMINATION POLICY

(Rule J.4)

1.              In undertaking the organisation and management of the nation’s major professional league, the League has a duty to set standards and values which will have a beneficial influence on the game played at other levels. Football belongs to, and should be enjoyed by, everyone equally. The League shares with the Football Association a commitment to confront and eliminate discrimination, whether by reason of sex, sexual orientation, race, nationality, ethnic origin, colour, religion or disability.

2.              The League is an equal opportunities employer. It is committed to equality of opportunity within its organisation and to encouraging similar commitment from every other organisation or individual acting within the game.

3.              Equality of opportunity means that in none of its activities will the League discriminate against, or in any way treat less favourably, any person on grounds of sex, sexual orientation, race, nationality, ethnic origin, colour, religion or disability. This policy will be applicable to:

•             the advertising of jobs

•             the selection of candidates for employment or promotion

•             job location or working environment

•             pay and employment terms and conditions

•             internal training and development activities

•             external coaching and education activities and awards

•             football development activities

4.              The League will not tolerate sexual or racially-based harassment or other discriminatory behaviour, whether physical or verbal, and the Board will ensure that such behaviour is met with appropriate disciplinary action whenever it occurs.

5.              The League supports the Football Association in its commitment to develop a programme of ongoing training and awareness raising events and activities in order to promote the eradication of discrimination within football.

APPENDIX 3

CAMERA POSITIONS

(Rule K.60)

CAMERA POSITIONS AT A LEAGUE MATCH

Each Club shall provide at each League Match played at its Stadium positions for television cameras in accordance with the requirements of this Appendix 1, and each such position shall be Hardwired.

1.              Pursuant to Rule K.60, and subject to paragraph 2 below, Clubs must provide Hardwired camera positions in the locations shown on:

1.1                 Plan A in respect of League Matches to be broadcast live (but not in 3D) in the United Kingdom; and

1.2                 Plan B in respect of League Matches to be shown live and in 3D in the United Kingdom; and

1.3                 Plan C in respect of all other League Matches.

2.              The key to the numbers on the Plans is set out below and explains what kind of camera each number on the Plans refers to and gives further detail.

3.              The Stadium lay-out shown in Plans A to C is indicative only. It is not intended to be an exact representation of a Stadium; rather it is intended to show:

3.1                 where cameras should be placed in relation to the pitch; and

3.2                 the relative height above the pitch of each camera.

4.              The League will work with each Club to identify and agree the location of each camera illustrated on the Plans at the Club’s Stadium. This will then be recorded on the Club’s agreed Technical Specification.

CAMERA PLANS: KEY

Numbers in brackets refer to the designated Camera Number.

(1) Main Camera

•                            Positioned on Television Gantry exactly on the halfway line facing away from the sun

•                            Ideal angle is 12-14 degrees to centre line & 22-24 degrees from near-side touchline

•                            This camera will be used to provide the main wide-shot coverage of the game

(2) Close-Up Camera

•                            Positioned on Television Gantry. Normally located next to the Camera 1, it is used to provide closer coverage of the action and player/referee close-ups

•                            A large lens may be used

(3) Pitch-Side Halfway Camera

•                            A fixed camera on the halfway line at pitch level on the same side as Camera 1

•                            The position should enable an unimpeded view of the field of play and substitutes’ benches for the 4th Official, and a clear view of the pitch for the Club representatives

•                            A large lens may be used

(4) Close-Up Camera

•             Positioned on Television Gantry. Normally located next to Cameras 1&2, it is used to provide closer coverage of the action and player/referee close-ups

•             A large lens may be used

(5+6) Steadicams

•             Up to 2 hand held portable “steadicams”, each positioned either side of the halfway line on the same side as main camera may work the length of each half but concentrating in a zone extending between the goal-line and 22 yard line

•             The cameras should not cause any viewing obstructions to the Team Benches and sufficient space must be allowed for players to warm up

•             It is possible for Host Broadcasters to use their “steadicams” on the pitch during the pre-match warm up for a short period of time

•             Positions and timings to be agreed with each Club at the start of each season

(7+8) 22 Yard Cameras

•             Two cameras installed on the same side as Camera 1 at the same level or higher than the main camera positions, facing each of the 22 yard lines. Often used to cover play in a wide angle, but also used for Close Up coverage

•             Large lenses may be required

•             (Cameras 5 & 6 on the UK Non-Live Camera Plan)

(9+10) High-Behind Goal Camera

•             Two cameras installed in the stands behind either goal, at a height which permits an unobstructed view of the penalty spot from above the crossbar. Large lenses may be required

•             (Camera 8 on the UK Non-Live Camera Plan, and only one of the two shown will be used)

(11+12) Low-Behind Goal Cameras

•             Two cameras, one at each end, at pitch level in fixed positions behind each goal-line, on the side closest to Camera 1. Ideally aligned where the 6yd line meets the goal-line

•             (Camera 7 on the UK Non-Live Camera Plan, and only one of the two shown will be used)

(13) Beauty-Shot Camera

•             A fixed camera mounted high in the stadium to give a panoramic static shot of the pitch

•             (Camera 10 on the UK Non-Live Camera Plan)

(14+15) Reverse Angle Camera

•             Two cameras located opposite Camera 1 for “reverse-angle” coverage and usually for coverage of the Team Benches

•             Large lenses may be required

•             (Camera 9 on the UK Non-Live Camera Plan, and only one of the three shown will be used)

(16+17) Mini-Cameras

•             Mini-cameras may be placed directly behind the goal net but cannot be attached to the net or the actual posts and crossbar. It can be as close to the net as desired as long as it does not touch the net. A mini-camera may therefore be attached to the poles which support the net or the cable connecting the back of the net to the vertical stanchions directly behind the goal

(18+19) Goal-Line Cameras

•             Two cameras located on the same side as the main camera, level with the goal-line and with an unobstructed view of the whole goal and the goal-line inside the penalty area

(20+21) Hot Head Cameras

•             A “hot head” camera may be used behind goals in front of the advertising boards. Alternatively, hot head cameras on poles behind the advertising boards may be used

(22, 23, 24 and 25) Corner Cameras

•             Options for cameras to be placed in all four corners approximately five metres above the pitch.

•             A minimum of two diagonally opposing corners should always be available

•             Large lenses may be required

•             (Camera 9 on the UK Non-Live Camera Plan, and only one of the three shown will be used)

(26, 27, 28 and 29) Electronic Newsgathering (ENG) Cameras

•             Four portable ENG cameras (not cabled) at pitch level, behind each goal-line.

•             These cameras would need to be positioned outside (nearer the touchline) the cabled Host Broadcaster Cameras and would be required to be fixed during each half

•             There may be a requirement for these cameras to change ends at half-time subject

(30 and 31) Hi Motion Or Big Lens Close Up Cameras

•             Two cameras, one at each end, at pitch level behind each goal-line, ideally aligned where the 6yd line meets the goal-line, or between 6yd and 18yd line should the small lens camera already be in place

•             Large lenses may be required

(32 and 33) Analysis Cameras

•             Two cameras positioned on the Television Gantry. If space is not available on the main gantry then suitable positions must be made available near to, and at a similar level to, the main gantry and not more than 20m from the half-way line

•             Large lenses may be required

3D CAMERA POSITIONS

Note: Bracketed numbers refer to camera positions in UK Live + 3D Camera Plan

(3D-1) Main Camera

•             Positioned on Television Gantry or a separate gantry on the halfway line facing away from the sun

•             Ideal angle is 6-8 degrees to centre line & 12-14 degrees from near-side touchline

(3D-2) Close-Up Camera

•             Positioned on Television Gantry or a separate gantry on the halfway line in close proximity to Camera 3D-1, facing away from the sun. Ideal angle is 6-8 degrees to centre line & 12-14 degrees from near-side touchline

(3D-3) Steadicam

•             Will operate in place of either Camera 5 or 6 from the 2D Camera plan (there will only ever be 2 steadicams) and will operate in the same was as Cameras 5 and 6

(3D-4, 3D-5, 3D-6 and 3D-7) Low-Behind Goal Cameras

•             4 cameras, at pitch level in fixed positions behind each goal-line on each side of the goal, outside (further away from the goal) the 2D cameras situated between 6yd and 18yd line

(3D-8) High Behind

•             One camera installed in the stand behind one goal, at a height which permits an unobstructed view of the penalty spot but not necessarily from above the crossbar, as a lower angle is more beneficial for 3D coverage. Two positions for 3D-8 are shown on the camera plan but only one will be used

PLAN A
UK Live Camera Plan

PLAN B
UK Live + 3D Camera Plan

PLAN C
UK Non-Live Camera Plan

APPENDIX 4

MEDICAL EXAMINATIONS TO BE CARRIED OUT ON CONTRACT PLAYERS AND STUDENTS REGISTERED ON SCHOLARSHIP AGREEMENTS

(RULE O.10)

A) PERSONAL FOOTBALL HISTORY

1. Total number of matches played in previous season (inc. friendly matches)
Annually
2. Dominant leg	(Recommended)

3. Position on the field

B) MEDICAL HISTORY AND HEREDITY OF THE PLAYER

1. 1. Family history (1st generation, i.e. parents, brothers and sisters)
(a) Hypertension, stroke;
(b) Heart conditions incl. sudden cardiac death;
(c) Vascular problems, varicose, deep venous thrombosis;	To be
(d) Diabetes;	updated annually
(e) Allergies, asthma;	(Mandatory)
(f) Cancer, blood disease;
(g) Chronic joint or muscle problems;
(h) Hormonal problems.

2. Medical history of the player
(a) Heart problems, arrhythmias, syncope;
(b) Concussion;	To be
(c) Allergies, asthma;	updated annually
(d) Recurrent infections;	(Mandatory)
(e) Major diseases;
(f) Major injuries causing surgery, hospitalisation, absence from football of more than 1 month.

3. Present complaints
(a) Symptoms such as pain in general (muscle, articulation);
(b) Chest pain, dyspnoea, palpitations, arrhythmia;
(c) Dizziness, syncope;
(d) Flu-like symptoms, cough, expectoration;	Annually
(e) Loss of appetite, weight loss;	(Mandatory)
(f) Sleeplessness;
(g) Gastrointestinal upset.

4. Medication/supplements
(a) Current specific medication being taken by the player;
(b) Evidence that a TUE (Therapeutic Use Exemption) has been granted (if required);	Annually
(c) Nutritional supplements being taken by the player;	(Mandatory)
(d) Player educated about Anti-Doping Codes.

5. Vaccination
Record of status of vaccination (incl. date);	To be
Strongly recommended:	updated annually
Vaccination against Tetanus and Hepatitis A and B	(Mandatory)

C) GENERAL MEDICAL EXAMINATION

1. Height

2. Weight

3. Blood pressure (to ensure validity of continuous testing, it is recommended to always use the same arm and to specify it in the player’s medical records)

4. Head and neck (eyes with vision test, nose, ears, teeth, throat, thyroid gland)

5. Lymph nodes

6. Chest and lungs (inspection, auscultation, percussion, inspiratory and expiratory chest expansion)	Annually (Mandatory)

7. Heart (sounds, murmurs, pulse, arrhythmias)

8. Abdomen (incl. hernia, scars)

9. Blood vessels (e.g. peripheral pulses, vascular murmurs, varicoses)

10. Skin inspection

11. Nervous system (e.g. reflexes, sensory abnormalities)

12. Motor system (e.g. weakness, atrophy)

D) SPECIAL CARDIOLOGICAL EXAMINATION

As a principal, a standard 12-lead electrocardiogram (ECG) and an echocardiography must be performed at the earliest opportunity during the career of a player and in particular if indicated by clinical examination. If indicated by anamnestic and clinical indication it is recommended to perform repeated testing including an Exercise — ECG and an echocardiography

It is obligatory to perform one standard 12-lead ECG and one echocardiography

I. to all professional Players at the latest before their 21st birthday; and
II. to all professional Players who are older than 21 years if they have not yet had an ECG and echocardiography in their personal medical records.

The result of the performed examinations must be contained in the player’s medical records.

1. Electrocardiogram (12-lead ECG)
Mandatory
2. Echocardiography

E) LABORATORY EXAMINATION

All laboratory tests must be conducted with the informed consent of the player and be in accordance with national law (cf. confidentially, discrimination issues etc.).

1.	Blood count (haemoglobin, haematocrit, erythrocytes, leukocytes, thrombocytes)	Annually
(Mandatory)
2.	Urine test (‘dipstick test’ to determine level of protein and sugar)

3.	Sedimentation rate

4.	CRP

5.	Blood fats (cholesterol, HDL — and LDL cholesterol, triglycerides)

6.	Glucose

7.	Uric acid

8.	Creatinine

9.	Aspartate amino-transferase

10.	Alanine amino-transferase

11.	Gamma-glutamyl-transferase
Annually
12.	Creatine kinase	(Recommended)

13.	Potassium

14.	Sodium

15.	Magnesium

16.	Iron

17.	Ferritin

18.	Blood group

19.	HIV test

20.	Hepatitis screening

F) ORTHOPAEDIC EXAMINATION AND FUNCTIONAL TESTS

The mandatory checks are common in a sports medical examination.

Points 7 to 9 are recommended to assist club doctors with preventive strategies and tests in the rehabilitation of injured players.

In addition, the club doctors are advised to consider the exclusion of the condition of spondylolysis and spondylolisthesis.

References to further assistance in respect of functional tests:

•	Simple but reliable functional tests: Ekstrand J, Karlsson J, Hodson A. Football Medicine. London: Martin Dunitz (Taylor & Francis Group), 2003:562;
•

Range of motion and tests for muscle tightness: Ekstrand J, Wiktorsson M, Öberg B et al. Lower extremity goniometric measurements: a study to determine their reliability. Arch Phys Med Rehabil 1982;63:171-5;

•	One-leg hop test: Ageberg E, Zatterstrom R, Moritz U. Stabilometry and one-leg hop test have high test-retest reliability. Scand J Med Sci Sports 1998;8-4:198-202.
•	SOLEC test: Ageberg E, Zatterstrom R, Moritz U. Stabilometry and one-leg hop test have high test-retest reliability. Scand J Med Sci Sports 1998;8-4:198-202.

1.	Spinal column: inspection and functional examination (tenderness, pain, range of movement)

2.	Shoulder: pain, mobility and stability

3.	Hip, groin and thigh: pain and mobility	Annually
(Mandatory)
4.	Knee: pain, mobility, stability and effusion

5.	Lower leg: pain (shin splint syndrome, achilles tendon)

6.	Ankle and foot: pain, mobility, stability and effusion

7.	Range of motion (ROM) and test for muscle tightness
(a) Adductors
(b) Hamstrings
(c) Lliopsoas
	(d) Quadriceps	Recommended
(e) Gastrocnemius
(f) Soleus

8.	Muscle strength (one-leg hop test)

9.	Muscle balance test (SOLEC-test: standing one leg eyes closed)

G) RADIOLOGICAL EXAMINATION AND ULTRASOUND SCAN

If indicated by clinical and functional findings out of the medical examination performed, a radiological examination including ultrasound scan, X-ray and MRI may be appropriate.

Performed radiographies, particularly after injuries, must be part of the player’s medical records.

APPENDIX 5

CODE OF CONDUCT FOR MANAGERS

(Rule P.1)

1.              A Manager shall strictly observe the terms of his contract with his Club and shall not (either by himself or through any third party) enter into negotiations with another Club relating to his employment without having first obtained the permission of his Club to do so.

2.              A Manager shall not, either directly or indirectly (including by making any statement to the media):

2.1.                    make an approach to a Contract Player with a view to the Manager’s Club negotiating a contract with such Player except as permitted by either Rule T.1 or Rule T.2; or

2.2.                    make an approach to a Student registered by another Club (or club) at its Football Academy or Centre of Excellence or a player with whom another Club (or club) has entered into a preregistration agreement which remains current; or

2.3.                    make an approach to any other employee of another Club (or club) with a view to inducing or attempting to induce such employee to terminate a contract of employment with that Club (or club), whether or not by breach of that contract, except with the written consent of the Club (or club) by which he is employed.

3.              A Manager shall comply with the Laws of the Game, the Rules and Regulations of the Football Association (including, without limitation, the Football Association Football Agents’ Regulations), the Rules of the Premier League, the rules of any competition in which his Club participates and his Club Rules (collectively “the Rules”) and he shall not encourage or invite any person (including Players and other employees of his Club) to act in breach of the same but shall take all possible steps to ensure that they comply with them.

4.              A Manager shall use his best endeavours to ensure that there is in force at his Club a fair and effective disciplinary policy applicable to Players and other employees under his control and that it is applied consistently.

5.              A Manager shall not use racist or other discriminatory language. A Manager’s behaviour should demonstrate to Players and other employees under his control that discrimination in any form is unacceptable. A Manager shall use all possible steps to ensure that others in his control adopt the same standards of behaviour in this regard.

6.              A Manager shall take all reasonable steps to ensure that Players and other employees under his control accept and observe the authority and decisions of Match Officials and to promote the highest standards on the field of play generally.

7.              A Manager shall not make public any unfair criticism of any Match Official or any other Manager or any Player, Official or employee of his or another Club.

8.              A Manager shall ensure that he understands and acts in accordance with his Club’s written transfer policy (see Rule H.9.1.1).

9.              In all discussions, negotiations, transactions and arrangements relating to the employment of Players by his Club (“Player Transactions”) including, without limitation, the renewal or renegotiation of existing contracts or any related contracts or arrangements involving his Club and a Player and/or third party (for example, involving his Club’s or a Player’s intellectual property rights, including the exploitation of name or image), a Manager shall, in addition to his duty to act in accordance with the club’s written transfer policy, act with the utmost good faith and in accordance with his primary duty to act in the best interests of his Club.

10.       A Manager shall at all times observe the principles of honesty, transparency, accountability and personal impartiality (whether financial or otherwise) in his dealings involving Player Transactions.

11.       A Manager shall forthwith disclose to his Club the nature and extent of any direct or indirect interest or any conflict or potential conflict of interest he may have in any transaction or arrangement involving his Club (including, without limitation, any Player Transaction), he shall not be involved in the same without the written consent of his Club, and, if such consent is granted, he shall account to his Club for any benefit which either directly or indirectly he derives therefrom.

12.       If a Manager is in any doubt as to whether there exists any interest or conflict (actual or potential) to be disclosed as required by paragraph 10 above, he may consult with the League Managers Association for guidance and advice.

13.       Upon becoming aware of any breach of the Rules, including by way of example only, any financial or other benefit or inducement offered in connection with a Player Transaction in breach of the Rules, a Manager shall immediately report such breach in writing to the League.

14.       A Manager shall conduct himself at all times in an ethical and professional manner and shall observe the highest standards of integrity and fair dealing.

15.       A Manager shall take all possible steps to promote the reputation of the game of Association Football and to prevent it being brought into disrepute.

APPENDIX 6

CODE Of CONDUCT FOR CLUBS

(Rule P.2)

1.              In all discussions, negotiations and transactions relating to the employment of Managers, each Club shall behave towards each other Club with the utmost good faith.

2.              A Club shall not (either directly or through any third party) enter into negotiations relating to the employment of another Club’s Manager without the prior permission of that Club.

3.              A Club shall not take any steps (including the making of statements to the media) to induce another Club’s Manager to act in breach of the terms of his contract with his Club.

4.              A Club shall strictly observe the terms of its contract with its Manager and, in particular, if on the determination of the contract any sum is payable by the Club to the Manager, the Club shall ensure that prompt settlement is made.

APPENDIX 7

STANDARD CLAUSES

for inclusion in Managers’ Contracts of Employment

(Rule P.8.1)

1.              The Manager shall observe and comply with the rules and regulations for the time being in force of any organisation or body the rules and regulations of which the Club is bound to observe including those of The Football Association and the League and in particular he shall at all times act in accordance with the League’s Code of Conduct for Managers.

2.              The Manager shall comply with all reasonable instructions and requests

(a)              given to Club Managers by the League or

(b)              given to the Manager by the Club

which arise in the first case out of any commercial contract entered into by the League for the benefit of its members or in the second case out of any such contract entered into by the Club for its own benefit and the Manager shall not himself enter into any such contract which conflicts or competes or is reasonably likely to conflict or compete with those entered into by the League or by the Club as aforesaid.

3.              Any dispute or difference arising between the parties hereto as to the construction of this Agreement or the rights duties or obligations of either party hereunder or any matter arising out of or concerning the same or the Manager’s employment hereunder shall be referred to the Managers’ Arbitration Tribunal in accordance with the Rules of the League for the time being in force. Notwithstanding the foregoing provisions of this clause 3 and without prejudice thereto, the parties shall use and until the conclusion of the arbitration shall continue to use their best endeavours to attempt to reach a settlement of their dispute by mediation.

[Note : The names and addresses of organisations offering an appropriate mediation service are available upon application to the League.]

APPENDIX 8

CODE OF CONDUCT FOR SCOUTS

(Rule Q.8)

1.              The function of a Scout is to identify to his Club players with whom his Club may wish to enter into negotiations with a view to securing their registration. Scouts are not themselves entitled to enter into any such negotiations nor are they able to make promises to or offer inducements to any players whom they approach.

2.              Scouts are employed by and represent their Clubs and are Officials within the meaning of the Rules of the Premier League (“the Rules”) by which they are bound.

3.              Scouts must therefore be familiar with the Rules and in particular those relating to Youth Development. They must maintain an awareness of and at all times comply with the Rules setting out the circumstances in which their Club may make an approach to a Player or Student (as defined in the Rules) whose registration is held by another Club.

4.              When acting in the course of his duties a Scout shall at all times carry the formal means of identification issued to him by his Club and shall produce the same upon demand.

5.              Scouts are responsible for the conduct of their contacts and shall be liable for any act or omission by a contact which constitutes a breach of the Rules.

6.              Scouts shall conduct themselves in a manner befitting their role as Officials of their Clubs and shall take all possible steps to promote the reputation of the game of association football and to prevent it being brought into disrepute.

7.              A Scout shall forthwith disclose to his Club the nature and extent of any direct or indirect interest he may have in any transaction or arrangement involving his Club and he shall account to his Club for any benefit which either directly or indirectly he derives therefrom.

8.              A Scout shall conduct himself at all times in an ethical and professional manner and shall observe the highest standards of integrity and fair dealing.

APPENDIX 9

STANDARD CLAUSES

for inclusion in replica Strip manufacturers’ contracts

(Rule R.16)

1.              [The manufacturer’s name] (“the Company”) will not itself or through any officer of the Company or any person authorised to act on behalf of the Company:-

1.1       include in a contract for sale or agreement relating to the sale of replica football kit a term or condition which purports to establish or provide for the establishment of minimum prices to be charged on the resale of replica football kit in the United Kingdom ; or

1.2       require, as a condition of supplying replica football kit to a dealer, the inclusion in a contract or agreement of any such term or condition, or the giving of any undertaking to the like effect ; or

1.3       notify to dealers, or otherwise publish on or in relation to replica football kit, a price stated or calculated to be understood as the minimum price which may be charged on the resale of those goods the replica football kit in the United Kingdom ; or

1.4       withhold supplies of replica football kit from a dealer seeking to obtain them for resale in the United Kingdom on the ground that the dealer:

1.4.1                     has sold in the United Kingdom at a price below the resale price replica football kit obtained, either directly or indirectly, from the Company, or has supplied such replica football kit, either directly or indirectly, to a third party who had done so ; or

1.4.2                     is likely, if the replica football kit is supplied to him, to sell it in the United Kingdom at a price below that price, or supply it, either directly or indirectly, to a third party who would be likely to do so.

In this subclause 1.4, “resale price” in relation to a sale of any description, means any price notified to the dealer or otherwise published by or on behalf of the Company as the price or minimum price which is to be charged on or is recommended as appropriate for a sale of that description, or any price prescribed or purporting to be prescribed for that purpose by a contract or agreement between the dealer and the Company.

2.              For the avoidance of doubt, nothing shall prevent the Company from recommending resale prices to dealers provided no impression is given that, in doing so, the Company is notifying a minimum price.

3.              The Company may, notwithstanding any of the foregoing, withhold supplies from a dealer, or cause or procure a supplier to do so, if it has reasonable cause to believe that within the previous 12 months the dealer, or any other dealer to whom the dealer supplies goods, has been using as a loss- leader any replica football kit whether or not obtained from the Club.

APPENDIX 10

NOTICE TO MANUFACTURER LICENSED TO MANUFACTURE AND DISTRIBUTE CLUB REPLICA STRIP

(Rule R.17)

1.              You will not:

1.1       include in a contract for sale or agreement relating to the sale of replica football kit a term or condition which purports to establish or provide for the establishment of minimum prices to be charged on the resale of replica football kit in the United Kingdom; or

1.2       require, as a condition of supplying replica football kit to a dealer, the inclusion in a contract or agreement of any such term or condition, or the giving of any undertaking to the like effect ; or

1.3       notify to dealers, or otherwise publish on or in relation to replica football kit, a price stated or calculated to be understood as the minimum price which may be charged on the resale of replica football kit in the United Kingdom ; or

1.4       withhold supplies of replica football kit from a dealer seeking to obtain them for resale in the United Kingdom on the ground that the dealer:

1.4.1                     has sold in the United Kingdom at a price below the resale price* replica football kit obtained, either directly or indirectly, from you, or has supplied such replica football kit, either directly or indirectly, to a third party who had done so; or

1.4.2                     is likely, if the replica football kit is supplied to him, to sell it in the United Kingdom at a price below that price, or supply it, either directly or indirectly, to a third party who would be likely to do so.

2.              You shall not be prevented from recommending resale prices to dealers provided no impression is given that, in doing so, you are notifying a minimum price.

3.              You may, notwithstanding any of the foregoing, withhold supplies from a dealer, or cause or procure a supplier to do so, if it has reasonable cause to believe that within the previous 12 months the dealer, or any other dealer to whom the dealer supplies goods has been using as a loss-leader any replica football kit whether or not obtained from the Club.

* In this paragraph 1.4.1 “resale price” in relation to a sale of any description means any price notified to the dealer or otherwise published by you as the price or minimum price which is to be charged on or is recommended as appropriate for a sale of that description, or any price prescribed or purporting to be prescribed for that purpose by a contract or agreement between the dealer and you.

APPENDIX 11

RULES GOVERNING APPLICATIONS FOR UEFA CLUB LICENCES

1.              Rule A.1.85 — “Licensing Manual” means the manual in which are set out procedures agreed between the Football Association and the League relating to applications for and the granting of licences enabling Clubs (or clubs) to play in UEFA Club Competitions.

2.              Rule A.1.163 — “UEFA Club Licence” means the licence granted by the Football Association in accordance with the procedures set out in the Licensing Manual enabling Clubs (or clubs) to play in UEFA Club Competitions.

3.              Rule E.3 — Each Club shall by 1 March in each Season submit to the Secretary a copy of its annual accounts in respect of its most recent financial year or if the Club considers it appropriate or the Secretary so requests the Group Accounts of the Group of which it is a member (in either case such accounts to be prepared and audited in accordance with applicable legal and regulatory requirements) together with a copy of the directors’ report for that year and a copy of the auditors’ report on those accounts.

4.              Rule E.4 — The accounts referred to in Rule E.3 shall:

4.1       include separate disclosure within the balance sheet or notes to the accounts, or by way of supplementary information separately reported on by its auditors by way of procedures specified by the Board, of the total sums payable and receivable in respect of Compensation Fees, Contingent Sums and Loan Fees;

4.2       include a breakdown within the profit and loss account or the notes to theaccounts, or by way of supplementary information separately reported on by its auditors by way of procedures specified by the Board, of revenue in appropriate categories such as gate receipts, sponsorship and advertising, broadcasting rights, commercial income and other income.

5.              Rule E.5 — If the auditors’ report on the accounts submitted pursuant to Rule E.3 contains anything other than an unqualified opinion without modification, the Club shall at the Board’s request submit such further documentary evidence as the Board shall require (including but not limited to Future Financial Information).

6.              Rule E.6 — If the annual accounts of a Club or Group Accounts submitted pursuant to Rule E.3 are prepared to a date prior to 30th November in the Season of submission, such Club or Group shall by the following 31 March submit to the Secretary interim accounts covering the period commencing from its accounting reference date and ending on a date between the following 30 November and 1 March.

7.              Rule E.7 — The interim accounts shall:

7.1       comprise a balance sheet, a profit and loss account, a cash flow statement and relevant explanatory notes;

7.2       be prepared in accordance with the accounting principles adopted in the preparation of the Club’s annual accounts;

7.3       be presented in a similar format to the annual accounts including as regards the matters set out in Rule E.4;

7.4                include in the profit and loss account and cashflow statement comparative figures for the same period in the preceding year;

7.5                include a balance sheet as of the end of the preceding financial year;

7.6                be approved in writing by the board of directors of the company to which they relate; and

7.7                be reviewed or audited in accordance with applicable regulatory requirements.

8.                   Rule E.8 — Rule E.5 shall apply to the interim accounts (with appropriate modification) if the auditors have issued anything other than an unqualified opinion without modification on them.

9.                   Rule E.9 — Each Club must by 1 March in each Season prove that, subject to Rule E.10:

9.1                no Compensation Fee, Loan Fee or Contingent Sum; and

9.2                no sum payable to or in respect of an employee employed during the year to 31 December of that Season (including national insurance contributions and income tax deducted under the “pay as you earn” system) is or was overdue as at that 31 December.

10.            Rule E.10 — For the purpose of Rule E.9:

10.1         “employee” means a Player, a Manager, any Official referred to in Rule J.1, an Academy Manager, an Assistant Academy Manager, a team doctor and senior physiotherapist referred to in Rule O.1 and a safety officer;

10.2         an amount overdue as at 31 December shall not be treated as such if by the following 31 March it has been paid or the date for payment has been extended by means of a written agreement with the creditor or it is the subject of current litigation or arbitration proceedings or has been submitted to a dispute resolution procedure of the League, the Football Association, UEFA or FIFA.

11.            Rule E.11 — By 31 March in each Season, each Club shall submit to the Secretary in respect of itself (or if the Club considers it appropriate or the Secretary so requests in respect of the Group of which it is a member) future financial information (“Future Financial Information”) comprising projected profit and loss accounts, cash flow, balance sheets and relevant explanatory notes commencing from its accounting reference date or, if it has submitted interim accounts pursuant to Rule E.6, from the date to which those interim accounts were prepared and expiring on the next accounting reference date after the end of the following Season. The projected profit and loss accounts, cash flow and balance sheets shall be prepared at a maximum of six-monthly intervals.

12.            Rule E.12 —The Future Financial Information shall:

12.1         be prepared in accordance with the accounting principles adopted in the preparation of the Club’s annual accounts (except where the accounting principles and policies are to be changed in the subsequent annual accounts, in which case the new accounting principles and polices should be followed);

12.2         be approved in writing by the board of directors of the company to which they relate; and

12.3         to include in the explanatory notes thereto principal assumptions and risks; and

12.4         include for comparison profit and loss accounts for the period covered by the annual accounts and interim accounts submitted pursuant to Rules E.3 and E.6, a forecast for the current financial year and a balance sheet as at the date of the interim accounts submitted pursuant to Rule E.6.

13.            Rule J.7 — Any Club, Authorised Signatory or other Official making a false statement (whether made verbally or in writing) in or in connection with an application for a UEFA Club Licence or falsifying a document produced in support of or in connection with such an application shall be in breach of these Rules and shall be liable to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary).

14.            Rule L.11 — Qualification for UEFA club competitions shall be on sporting merit through domestic competitions controlled or sanctioned by the Football Association. Clubs qualifying for a UEFA club competition must apply for a UEFA Club Licence in accordance with the Licensing Manual.

15.            Rule K.17 — For UEFA Club Competitions the pitch must measure 105 metres in length by 68 metres in breadth exactly. If for technical reasons of a construction related nature it is impossible to achieve the required dimensions a UEFA Club Licence may nevertheless be granted provided that the pitch is minimum 100 metres to maximum 105 metres in length by minimum 64 metres to maximum 68 metres in breadth.

16.            Rule P.13 — A Club which applies for a UEFA Licence must, in addition to employing a Manager, employ an individual (such as an assistant manager or head coach) to assist the Manager in all football matters relating to the first team.

APPENDIX 12

REGULATIONS OF THE PROFESSIONAL FOOTBALL COMPENSATION COMMITTEE

Definitions

1.                   In these Regulations:

1.1                “Club” means a football club in membership of the Premier League or the Football League;

1.2                “Compensation Fee” means any sum of money (exclusive of Value Added Tax) payable by a Transferee Club to a Transferor Club upon the transfer of the registration of a Player;

1.3                “the Football League” means The Football League Limited

1.4                “PFNCC” means the Professional Football Negotiating and Consultative Committee;

1.5                “Player” means a player who is the subject of an application to the Professional Football Compensation Committee (“the Committee”) pursuant to Regulation 2 of these Regulations;

1.6                “the Premier League” means The Football Association Premier League Limited;

1.7                “Secretary” means the person or body appointed by the PFNCC to administer these Regulations;

1.8                “Transferee Club” means a Club to which the registration of a Player has been transferred;

1.9                “Transferor Club” means a Club from which the registration of a Player has been transferred;

Jurisdiction

2.                   The Committee shall determine applications made pursuant to:

2.1                Premier League Rules T.36, V.27.2 and Youth Development Rules 278 and 292.2;

2.2                Football League Regulations 60.20, 60.21, 60.22, 64.5 and Football League Youth Development Rules 294 and 308.2;

2.3                appeals from a decision of the Board of the Football League made pursuant to Football League Regulation 63.1.

3.                   In making a determination as aforesaid, the Committee shall take into account the costs set out in Regulation 4 and any of the following criteria:

3.1                the status of each of the Transferor Club and the Transferee Club;

3.2                the age of the Player;

3.3                the amount of any fee paid by the Transferor Club upon acquiring the registration of the Player;

3.4                the length of time during which the Transferor Club held the registration of the Player;

3.5                the terms of the new contract offered to him by both the Transferor Club and the Transferee Club;

3.6                his playing record including any international appearances;

3.7                substantiated interest shown by other clubs in acquiring the registration of the Player.

4.                   The costs to be taken into account under Regulation 3 shall be:

4.1                any cost incurred by either Club in operating an Academy, a Football Academy or Centre of Excellence including (without limitation) the cost of providing for players attending thereat:

4.1.1                     living accommodation

4.1.2                     training and playing facilities;

4.1.3                     scouting, coaching, administrative and other staff;

4.1.4                     education and welfare requirements;

4.1.5                     playing and training strip and other clothing;

4.1.6                     medical and first aid facilities;

4.1.7                     friendly and competitive matches and overseas tours;

4.2                any other cost incurred by either Club directly or indirectly attributable to the training and development of players including any fee referred to in Regulation 3.3.

Composition of the Committee

5.                   The Committee shall be composed of:

5.1                an independent chairman with an appropriate legal background who, subject to the prior written approval of the Premier League, the Football League and The Professional Footballers’ Association, shall be appointed by the PFNCC in such terms as it thinks fit;

5.2                an appointee of each of the leagues of which the Transferor Club and the Transferee Club are members or, if the Transferor Club and the Transferee Club are both members of the same league, an appointee of that league;

5.3                an appointee of The Professional Footballers’ Association;

5.4                an appointee of The League Managers’ Association.

6.                   If the chairman of the Committee is unable to act or to continue acting as such in the determination of any application, the PFNCC shall appoint in his stead a person with an appropriate legal background.

7.                   If following his appointment any other member of the Committee is unable to act or to continue acting, his appointor may appoint a replacement so that the composition of the Committee is maintained as provided in Regulation 5.

8.                   If the members of the Committee fail to agree, they shall decide by a majority provided that, if the Committee is composed of an even number of members, the chairman shall have a second or casting vote.

Committee Procedures

9.                   The parties to proceedings before the Committee shall be the Transferor Club and the Transferee Club.

10.            Proceedings shall be commenced by either party making a written application to the Secretary:

10.1         identifying the respondent Club and the Player;

10.2         setting out the facts surrounding the application including the criteria referred to in Regulation 3;

10.3         identifying any documents relied upon, copies of which shall be annexed; and

10.4         in the case of an application made by a Transferor Club, giving full particulars of the costs set out in Regulation 4.

11.            Each Club which is a party in proceedings shall pay an administration fee to the Secretary the amount of which will be determined by the PFNCC from time to time.

12.            Upon receipt of an application the Secretary shall:

12.1         procure that for the purpose of determining the application the Committee is composed in accordance with Regulation 5;

12.2         send a copy of the application and any documents annexed to it to the chairman and members of the Committee;

12.3         send a copy of the same by recorded delivery post to the respondent.

13.            Within 14 days of receipt of the copy application the respondent shall send to the Secretary by recorded delivery post a written response to the application, annexing thereto copies of any documents relied upon, and, in the case of a response by a Transferor Club, giving full particulars of the costs set out in Regulation 4.

14.            Upon receipt of the response the Secretary shall send a copy thereof together with a copy of any document annexed to:

14.1         the chairman and members of the Committee and

14.2         the party making the application.

15.            The chairman of the Committee may give directions as he thinks fit for the future conduct of the proceedings addressed in writing to the parties with which the parties shall comply without delay.

16.            The Committee by its chairman shall have power to summon any person to attend the hearing of the proceedings to give evidence and to produce documents and any person who is bound by these Regulations and who, having been summoned, fails to attend or to give evidence or to produce documents shall be in breach of these Regulations.

17.            The Secretary shall make all necessary arrangements for the hearing of the proceedings and shall give written notice of the date, time and place thereof to the parties.

18.            If a party to the proceedings fails to attend the hearing the Committee may either adjourn it or proceed in their absence.

19.            The chairman of the Committee shall have an overriding discretion as to the manner in which the hearing of the proceedings shall be conducted.

20.            The Committee shall not be bound by any enactment or rule of law relating to the admissibility of evidence in proceedings before a court of law.

21.            The hearing shall be conducted in private.

22.            Each party shall be entitled to be represented at the hearing by a solicitor or counsel provided that they shall have given to the other party and to the chairman of the Committee 14 days’ prior written notice to that effect.

23.            The Committee’s decision shall be announced as soon as practicable and if possible at the end of the hearing and shall be confirmed in writing by the Secretary to the parties.

24.            The Committee shall give reasons for its decision.

25.            The decision of the Committee shall be final and binding.

Fees and Expenses

26.            The chairman and members of the Committee shall be entitled to receive fees and expenses in such sum or sums as shall be determined by the PFNCC from time to time.

Committee’s Powers

27.            Upon determining an application made in accordance with the provisions of these Regulations, the Committee may make an order with regard to the amount and payment of a Compensation Fee and any other order as it thinks fit.

Amendments

28.            No amendment to these Regulations shall be proposed or made without the prior written approval of the Premier League, the Football League and the Professional Footballers’ Association.

APPENDIX 13

THE HEALTH AND SAFETY OF ACADEMY PLAYERS ON RESIDENTIAL TOURS, FESTIVALS, TOURNAMENTS AND VISITS CODE OF PRACTICE

(Youth Development Rule 174)

1.                   INTRODUCTION

1.1                The health and safety of Academy Players is the prime consideration of Academies.

1.2                Academy Players may be particularly vulnerable on Tours. Academy Managers must therefore ensure detailed planning of Tours and careful supervision of Academy Players taking part in them. Special attention must be paid to safety. Safety must always over-ride cost.

1.3                The Department for Education and Skills (DfES) sets out guidance and recommended practice relevant to the conduct of Tours. This advice is available on the DfES website. Academy Managers, Tours Co-ordinators and Tour Leaders should familiarise themselves with this advice, and it should also be drawn to the attention of all Staff who accompany Tours.

2.                   DEFINITIONS

In this Code definitions from Premier League Rules (including the Youth Development Rules) are adopted, together with following additional definitions:

“Academy Player” has the meaning set out in Youth Development Rule 1.7 save that in this Code it also includes a Trialist and all Contract Players under the age of 18.

“Club Secretary” is the title applied to the club’s senior administrative officer.

“Home Contact Person” is the person designated by the Tour Leader to remain near the Football Academy for the duration of the Tour.

“Scholar” means an Academy Player registered with a Club on a Scholarship Agreement.

“Staff” includes employees of the Club and volunteers accompanying the Tour.

“Tour” includes any series of matches, Festival, Tournament or other visit arranged by the Academy involving its Academy Players either in the United Kingdom or abroad.

“Tours Co-ordinator” is the person designated by the Academy Manager to undertake the duties set out in paragraph 3.3.

“Tour Leader” is the person in charge of planning and running a Tour.

3.                   ROLES AND RESPONSIBILITIES

3.1                The Club is legally responsible for everything its Academy does. The Club Secretary must always be notified, on behalf of the Club, in advance of any Academy Tour.

3.2                The Academy Manager is responsible to the Club for the safety of Academy Players at all times. The Academy Manager must:

3.2.1                     designate a member of staff of the Academy (who may be the Academy Manager) to be Tours Co-ordinator;

3.2.2                     notify the League of the name of the Tours Co-ordinator in Form T1;

3.2.3                     select as Tour Leader a person whose qualifications, experience and competence are suitable (the Tour Leader may not be the Tour Co-ordinator);

3.2.4                     notify the Club Secretary in Form T2 that the Tour is to take place;

3.2.5                     be satisfied that the Tour has been planned and run properly and that a risk assessment has been carried out by the Tours Co-ordinator prior to each Tour.

3.3                Each Club shall nominate a Tours Co-ordinator. This post must be a non-coaching role and must not be the Tour Leader. The Tours Co-ordinator shall be competent in the organisation of Tours through experience of planning and practical leadership of Tours. The Tours Co-ordinator shall be responsible to the Academy Manager for ensuring that:

3.3.1                     he accompanies each Tour co-ordinated by him;

3.3.2                     he maintains the Club’s Tours and Tournaments records and sends all applicable notifications to the League;

3.3.3                     a risk assessment is carried out using Form T4 and all necessary measures identified as a result are put in place prior to each Tour;

3.3.4                     the competence of the Tour Leader and other Staff proposed for a Tour is assessed;

3.3.5                     competent people to act as the Tour Leader or as Staff are assigned to a Tour;

3.3.6                     training of the Tour Leader and Staff is provided;

3.3.7                     Enhanced CRB disclosure certificates accepted by the Club are in place for the Tour Leader and Staff;

3.3.8                     a Home Contact Person is designated for each Tour;

3.3.9                     records of individual Tours, including reports of accidents and near-accidents are kept;

3.3.10              systems are reviewed and practice is monitored.

3.4                The Tour Leader is responsible to the Academy Manager for every aspect of the Tour. The Tour Leader must:

3.4.1                     have experience in supervising Academy Players of the age group(s) participating in the Tour;

3.4.2                     be capable of organising effectively the Tour, the accompanying Staff and the Academy Players;

3.4.3                     read and always act in accordance with the principles of this Appendix 13;

3.4.4                     ensure Staff who accompany Tours are aware of their responsibilities.

3.5                The Staff who accompany Tours are responsible to the Tour Leader. As employees of or as volunteers well known to the Club, they must declare in Form T3 (Reply) that they:

3.5.1                     accept the invitation to accompany the Tour as a member of Staff;

3.5.2                     understand that their participation in the Tour is not a holiday or reward;

3.5.3                     are aware of their responsibilities on the Tour;

3.5.4                     they have read and understood the Premier League Rules, Policy and Code of Practice on the Health and Safety of Academy Players on Residential Tours, Festivals, Tournaments and Visits;

3.5.5                     hold an enhanced CRB disclosure certificate accepted by the Club.

3.6                The Home Contact Person is the contact at any time of emergency between those on the Tour and those at the Club or at home. The Home Contact Person must:

3.6.1                     have the authority to make significant decisions;

3.6.2                     be contactable and available at all times for the full duration of the Tour either in person or through the back-up person referred to below;

3.6.3                     in liaison with the Club Secretary and Tours Co-ordinator have responsibility for contacts with the media and the Health and Safety Executive, if appropriate, in the event of death or serious accident, injury or emergency on the Tour;

3.6.4                     have a back-up person and telephone number.

4.                   RISK ASSESSMENT

4.1                The Tour Leader is responsible for carrying out a risk assessment for the Tour. The Tour Leader may delegate this to the Tours Co-ordinator provided that the latter has sufficient expertise and experience to undertake it but the Tour Leader shall retain ultimate responsibility for the risk assessment. The risk assessment must be recorded in writing in Form T4 and both it and all other records must be filed at the Academy. The Tour Leader must consider potential hazards and what safety measures should be taken to avoid them. The Tour Leader must consider what will be done in the event of a serious accident, injury or emergency.

4.2                If Academy Players are to be allowed to swim or be involved in any water activity whilst on the Tour, the Tour Leader must establish the swimming competence of each Academy Player. The Tour Leader must arrange lifeguard supervision.

4.3                If the Tour is to involve experience of adventure or other high risk activity the Tour Leader must act in accordance with the guidance in the DfES supplement Part 2 — Standards for Adventure. If a specialist provider is engaged, the Tour Leader must obtain written confirmation from that provider that a current licence issued by the Adventure Activities Licensing Authority is held for the activity in question.

Note:

The Health and Safety Executive has produced a leaflet “5 Steps to Risk Assessment” as a simple guide. This leaflet is available from www.hse.gov.uk/pubns/indg163.pdf.

5.                   ADVANCE VISIT

Unless previously visited by or otherwise known to the Tour Leader, the Tour Leader must visit the Tour venue(s) in advance. The Tour Leader must check arrangements for travel, accommodation (including food and drink), playing and training and medical facilities, communications, laundry and opportunities for recreation.

6.                   THE TOUR PLANS

The Tour Leader’s plans must include consideration of the

•                  age of Academy Players

•                  nature of the Tour, particularly if non football activities are involved

•                  ratio of Staff to Academy Players

•                  qualifications and experience of Staff

•                  description and rota of Staff duties, including designation of Staff to carry and use first aid equipment

•                  medical or other special needs of individual Academy Players

•                  travel arrangements

•                  contingency measures for a change of plan or late return including arrangements for sending a Academy Player home early

•                  insurances

•                  communication arrangements

•                  emergency procedures

•                  designation and briefing of the Home Contact Person

7.                   MEDICAL SUPPORT AND EQUIPMENT

7.1                One member of the Staff should be a physiotherapist who should meet the requirements for physiotherapists’ qualifications set out in the Youth Development Rules. The physiotherapist should be responsible for taking first aid equipment and treating Academy Players on the Tour.

7.2                If a qualified physiotherapist does not accompany the Tour, one or more members of Staff must hold a current recognised First Aid at Work qualification. In this case, the Tour Leader must arrange for a qualified physiotherapist to provide the first aid equipment to be taken on the Tour and for first aid to be administered by these Staff.

7.3                All Staff must know how to contact emergency services.

7.4                A smart phone capable of receiving email must be carried with the group at all times.

8.                   SUPERVISION ARRANGEMENTS

8.1                The minimum number of Staff accompanying the Tour must be 1 to every 8 Academy Players.

8.2                The Tour Leader must tell Staff what their supervisory responsibilities are. All Staff must carry at all times a list of the names of Academy Players on the Tour.

8.3                No member of Staff should be left alone with a Academy Player, particularly in bedrooms and changing/shower areas.

8.4                The Tour Leader should tell Staff about Academy Players who need closer supervision, whether due to special medical, behaviour or other reasons.

8.5                Roll calls should take place frequently and must be made before the group leaves a venue. Academy Players must be given rendezvous points and told what to do if they become separated from the group. Academy Players should carry the address and telephone number of their accommodation.

8.6                During Academy Players’ free time, Staff must continue to supervise them. This should be explained to the Academy Players.

8.7                Academy Players on the Tour should be easily identifiable and should wear Club kit unless the Tour Leader is advised otherwise. Academy Players should not wear name badges unless these are required by a tournament or festival organiser.

9.                   TRAVEL

9.1                Only vehicles fitted with appropriate seat restraints shall be used for transporting Academy Players and Clubs shall comply with all legal requirements concerning the use of seat restraints and seatbelts by children.

9.2                Drivers should not travel alone with a Academy Player. If this is unavoidable, the Academy Player should sit in a rear seat.

9.3                A driver of a vehicle carrying a group of Academy Players should not be given responsibility for their supervision. A member of Staff should travel in the vehicle for this purpose.

9.4                In the case of vehicles owned by the Club or hired without a driver the Tour Leader must be satisfied that the vehicle is insured appropriately and that the driver is competent to drive the particular vehicle and holds the correct driving licence.

Note:

Academy Managers should consider requiring all Staff drivers of minibuses owned or hired by the Club to pass a Passenger Carrying Vehicle test.

9.5                In the case of vehicles hired with a driver, the hire contract must be in writing with a reputable operator. It must require that the appropriate insurance applies and that the driver is competent to drive the particular vehicle and holds the correct driving licence.

10.            INSURANCE FOR THE TOUR

10.1         The Tours Co-ordinator should establish with the Club Secretary what insurance cover the Club has in place for Football Academy Academy Players (as defined in this Code) and Staff (as defined in this Code) on Tours.

The following are examples

•                            employer’s liability

•                            public liability

•                            personal accident cover for Staff and Academy Players

•                            cost of medical treatment and the cost of evacuation for medical reasons when abroad

•                            programmed and non-programmed activities

•                            transport and accommodation expenses in case of emergency

•                            compensation for cancellation or delay

•                            compensation for loss of baggage and personal effects including money

•                            legal assistance in the recovery of claims

The Club Secretary’s advice should include information about conditions, limitation of cover and exclusion of certain people or activities from the insurance policies and should be filed at the Football Academy.

10.2         If the Tour is to involve experience of adventure or other high risk activity (for instance mountaineering and other sports and adventure experiences) particular care should be taken to ensure that Academy Players and Staff are covered.

10.3         The Tours Co-ordinator must ascertain the details of insurances held by the Club.

10.4         The Tours Co-ordinator must ascertain the details of the Department of Trade and Industry approved bonding and any insurances held by any travel or tour operator involved in the Tour.

10.5         Additional insurance may be necessary for Staff or Academy Players with known medical conditions. The Tours Co-ordinator should check this, well before the departure date.

Notes:

•         Tours Co-ordinators should ensure that Parents are advised that whilst insurance compensation for serious disabling accidental injuries to Academy Players may be substantial, compensation for accidental death of children is usually limited.

•         For foreign Tours and for Tours involving experience of adventure or other high risk activity the advice of insurance companies and travel firms on suitable insurance should also be sought.

11.            ACCOMMODATION

11.1         Where Academy Players are to stay with host families, the Tour Leader must seek to ensure that the suitability of family members has been checked. To this end

11.1.1              the Tour Leader must send a written request to the organiser of the host accommodation for written assurance that a suitability check has been carried out;

11.1.2              the request and reply must be kept on file at the Academy.

11.2         If an appropriate assurance is not given, the Tour Leader must reconsider whether the Tour should take place.

11.3         If group accommodation is used, the Tour Leader must be satisfied that buildings meet health and safety standards.

11.4         In such accommodation, rooms occupied by Staff should be close to Academy Players’ rooms. On arrival, Academy Players should be shown the accommodation plan including the location of Staff rooms and fire exits. A fire drill must be carried out as soon as possible.

11.5         Staff must use changing, shower and cloakroom facilities separately from Academy Players.

12.            SCHOOL AGE ACADEMY PLAYERS CONSIDERED FOR SELECTION FOR A TOUR

Communications with Parents

12.1         The Tour Leader must obtain the consent in Form T5 of the Parents of all Academy Players to be considered for the Tour.

12.2         When Form T5 is sent to Parents, preliminary details of the Tour, including pick up and set down arrangements for Academy Players at the beginning and end of the Tour, must be attached.

12.3         If his Parents do not complete and return Form T5 to the Academy, the Academy Player must not be selected for the Tour.

Communications with schools

12.4         Tours for school age Academy Players should normally be arranged in school holidays.

12.5         If the Tour is in school time, then, for Academy Players being considered for the Tour, the Tour Leader must:

12.5.1              obtain in Form T5 permission from the Academy Player’s Parents to approach the school attended by the Academy Player; and

12.5.2              request in Form T6 the headteacher of the Academy Player’s school to give consent to the Academy Player’s release from school.

13.            SCHOOL AGE ACADEMY PLAYERS SELECTED FOR THE TOUR

Communications with Parents

13.1         The Tour Leader should invite Parents to a briefing meeting about the Tour. This is particularly important in the case of younger Academy Players or those Academy Players going on a Tour for the first time.

13.2         The Tour Leader must give to Parents written details of the Tour including the

•         dates of the Tour

•         times of the departure and return

•         pick up and set down points for Academy Players at the beginning and at the end of the Tour

•         names of the Tour Leader and accompanying Staff

•         details of football and non-football activities (adventure or other potentially hazardous activities on the Tour must be emphasised)

•         addresses and telephone numbers of the accommodation at which Academy Players will stay

•         security arrangements

•         telephone numbers of the Home Contact Person

•         insurances

•         standards of behaviour and dress

•         clothing and playing equipment to be taken

•         maximum amount of pocket money allowed

Communications with schools

13.3         If the Tour is in school time, the Tour Leader

13.3.1              must ensure that the Academy Player’s Parents send confirmation to the headteacher of the school attended by the Academy Player that the Academy Player will be absent;

13.3.2              should liaise with the Head of Education of the Academy in order to facilitate and support the completion by the Academy Player of any work set by the school.

14.            SCHOLARS AND CONTRACT PLAYERS UNDER 18 YEARS OF AGE

Communications with Parents

14.1         The Parents of Scholars and Contract Players under 18 years of age must be informed in writing by the Academy Manager that the Academy Player may go on Tours from time to time. The Parents must be asked to give their general consent in Form T7. If the parents do not give that general consent, the Academy Player must not go on Tours.

14.2         When the Academy Player is selected for a Tour, the Parents must be notified by the Tour Leader in writing of

•         the Tour dates

•         details of football and non-football activities (adventure or other potentially hazardous activities on the Tour must be emphasised)

•         venues

•         accommodation addresses

•         details of the Home Contact Person for the Tour

15.            PREPARING ACADEMY PLAYERS FOR THE TOUR

The Tour Leader must tell Academy Players

•         the standards of behaviour and dress expected of them, both on and off the football field

•         the safety precautions, including supervision arrangements, to be taken

•         to wear seatbelts, when fitted, whilst travelling in cars, minibuses or coaches

•         which expenses will be their own responsibility and which will be met by the Academy.

16.            DOCUMENTATION ON THE TOUR

The Tour Leader must carry the following documentation on the Tour

•         a list of all group members (Staff and Academy Players) and their personal details, including addresses and telephone numbers of Academy Players’ Parents

•         Parents’ consent Forms (these are necessary for dental, medical and surgical purposes)

•         day and night phone numbers of the Home Contact Person

•         name(s), address(es) and phone number(s) of the group’s accommodation

•         the Academy’s accident forms

•         Emergency Procedure Card — Form T8

17.            DOCUMENTATION AT HOME

17.1         The Home Contact Person and back-up person must keep

•         the itinerary

•         names, addresses and telephone number of Parents

•         contact addresses and telephone numbers for Staff

•         a copy of the Emergency Procedure Card carried by the Tour Leader

17.2         The Academy must keep

•         copies of the documentation carried on the Tour by the Tour Leader

18.            EMERGENCY AND ACCIDENT PROCEDURES

18.1         The Academy Manager, Tours Co-ordinator, Home Contact Person and back-up person and Tour Leader must make themselves familiar with the procedures listed in Form T8 — the Emergency Procedures Card.

18.2         The Tour Leader must carry the Emergency Procedures Card at all times on the Tour.

18.3         If the Tour Leader is not with the group, a member of Staff with the group must carry the Emergency Procedures Card.

19.            AFTER THE TOUR

The Tours Co-ordinator must notify the Premier League in Form T9 no later than 7 days after a Tour of the names of all registered Academy Players, contract players, trialists, and Staff who went on the Tour.

20.            FOREIGN TOURS — ADDITIONAL REQUIREMENTS

Tour matches played against foreign clubs

20.1         Except in the case of matches against clubs in membership of the Scottish, Welsh or Irish Football Associations, Clubs wishing to play a match or series of matches against members of another national association must comply with Football Association Rule B4(b). This requires them to apply on the prescribed forms to the Association at least 28 days before the intended match or the first of a series of matches.

20.2         So that the Premier League may be aware of Tours that Clubs intend to undertake, on making a Rule B4(b) application to the Football Association Clubs must send a copy of the prescribed application form to the League.

Risk Assessment

20.3         In addition to the risk assessment carried out in Form T2, the Tour Leader should obtain the advice of the Premier League Youth Department who may have relevant information on foreign clubs and venuesForeign Tour organisers should be asked whether and if so to what extent adults having direct contact with children on the Tour have been screened in respect of their suitability for that purpose.

European Health Insurance Card — Free or reduced cost medical treatment

20.4         The European Health Insurance Card (“EHIC”) is the certificate of entitlement to free or reduced cost emergency medical treatment for EU nationals in most European countries. It replaced Form E111 with effect from 1 January 2006. For Tours to those countries, an EHIC for each Academy Player should be carried by the Tour Leader.

20.5         Each member of Staff should also carry his/her own EHIC.

Notes:

•         Further information about EHICs (including as to each country’s different rules about state medical provision) and application forms can be obtained from www.dh.gov.uk/policyandguidance/healthadvicefortravellers.

•         Application forms can also be obtained from Post Offices and applications can also be made by phone (tel. no. 0845 606 2030). EHICs will be delivered within 7 days (if the application is made on line), 10 days (if the application is made by phone) or 21 days (if the application is made by post).

•         Parents or guardians must apply on behalf of any children aged 15 or younger.

•         For ease of administration, Academy Managers should ask Parents of all Academy Players likely to travel on a foreign Tour to obtain and return an EHIC for the Academy to issue to the Tour Leader for the duration of the particular Tour.

Passports, visas and vaccinations

20.7         The Tour Leader must check:

20.7.1              whether the state(s) to be visited will allow in travellers whose passport will expire within a few months of entry;

20.7.2              the validity of passports of all members of the Tour.

Notes:

Academy Players who are not British nationals

•        may need a visa to travel to another EU member state

•        are not eligible for inclusion in a Collective Passport.

Some tournaments require passports with photographs for player identification purposes. Collective Passports do not contain photographs.

20.8         If any Academy Player is subject to a care order or is a ward of court, the social services department of the local authority or the court must be consulted well in advance.

20.9         In the case of a Tour to (a) country(ies) which require(s) a visa and/or vaccinations, the Tour Leader must ensure that the Home Contact Person or some other responsible member of staff of the Club is also in possession of a valid visa for the country(ies) and has had the necessary vaccinations.

Money and valuables

20.10     The Tour Leader must tell Academy Players how to carry money and valuables discreetly. The group’s money, including Academy Players’ own pocket money should be held at a secure central location and distributed on a regular basis by a member of Staff.

Home contacts

20.11     The Tour Leader should tell Academy Players how to use local phones and give them the code(s) for phoning home.

Documentation

20.12     In addition to the documentation carried on Tours in the United Kingdom the Tour Leader must also carry

•        travel tickets

•        passports, visas and vaccination certificates

•        if a Collective Passport is being used, a head and shoulders photograph of each Academy Player

Note:

A sight of these photographs may be required by the Tour organiser for identification purposes. They may also be of value in case of emergency.

•        EHICs (if the Tour is to a European country) and significant medical histories

•        insurance arrangements and contact telephone numbers

•        address and phone number of the British Embassy or Consulate

•        location of hospital(s) and medical services and how to contact them

•        a separate list of the numbers of any documents and passports

20.13     The Home Contact Person must be provided with appropriate matching documentation.

Mobile phone

20.14     The mobile phone carried with the group must be capable of use in the country concerned.

Contingency funds

20.15     Contingency funds (or access to them) must be taken.

ACADEMY TOURS	Form T1

TOURS CO-ORDINATOR NOTIFICATION (Appx.13 paragraph 3.2.2)

To:	The Secretary	From: Football Club
The Premier League

Please note that I have appointed (name) to be Tours Co-ordinator.

Signed
Academy Manager
Date

ACADEMY TOURS	Form T2

TOUR NOTIFICATION (Appx.13 paragraph 3.2.4)

The Academy Manager must complete this form and return it to the Club Secretary in advance of the Tour. Copies should be retained by the Academy Manager, the Tours Co-ordinator and the Tour Leader. The Club Secretary should be informed of any subsequent material changes in the Tour arrangements.

1.	Tour Leader
Name

Mobile Phone Number when on Tour

Email address* when on Tour

*email address to be accessible via a smart phone which must be taken on the Tour

2.	Purpose of Tour

3.	Places to be visited

4.	Dates and times

5.	Transport arrangements
Staff drivers
Names

Vehicle registration number(s)

Name of transport company (if any)

6.	Tour Operator (if any)

7.	Insurance
Club Insurance Policies (list those which apply)

Additional Policies (Specify)

8.	Accommodation to be used (addresses and phone numbers)

9.	Details of the programme of activities (attach Tour itinerary)

10.	Details of any potentially hazardous activities

Licence reference number if a provider is registered with the Adventure Activities Licensing Authority

11.	Names and any special responsibilities (e.g. medical) of Staff

	Name	Responsibility

12.	Name, address and telephone numbers of the Home Contact Person

13.	Existing knowledge of places to be visited and whether an exploratory visit is intended

14.       Size and composition of the group

Age Group(s)

Number of Academy Players:

Staff to Academy Player ratio:

15.       Parents’ Consent

(a)              Attach a copy of information sent to Parents.

(b)              Either

I certify that Parents’ consents have been obtained

Or

I certify that Parents’ consents will be obtained before the Tour.

Names of Academy Players with special or medical needs:

16.       Certification

I certify that the Tour Leader has read the DfES document “Health and Safety of Pupils on Educational Visits: A Good Practice Guide” and the accompanying supplement and that a risk assessment for the Tour has been carried out and has been filed in the Academy.

Signed
Academy Manager
Date

ACADEMY TOURS	Form T3

STAFF DECLARATION (Appx.13 paragraph 3.5)

A copy of the Premier League Code of Practice on the Health and Safety of Academy Players on Residential Tours, Festivals, Tournaments and Visits must be attached to this Form.

Football Club

To all staff accompanying the tour to

On

HEALTH AND SAFETY OF ACADEMY PLAYERS

This confirms the invitation to you to accompany the above Tour as a member of Staff. All employees of the Academy and volunteers accompanying the Tour on behalf of the Academy are regarded as members of Staff. The safety of Academy Players on the Tour is paramount. I strongly advise you to read the Department for Education and Skills booklet “Health and Safety of Pupils on Educational Visits: A Good Practice Guide” and the accompanying supplement. A copy is available in the Football Academy office. You must read the Premier League Code of Practice referred to above, which is attached, and you must complete and return to me the attached Form T3 Reply.

Signed
Tour Leader
Date

Form T3 Reply

To:                            The Tour Leader

Football Club

I accept the invitation to accompany the proposed Tour to                                                                                                             on

I have received and have read the Premier League Code of Practice.

I declare that:

•                  I understand that my participation in the Tour is not a holiday or reward

•                  I am aware of my responsibilities on the Tour

•                  I have read and understood the Premier League Rules, Policy and Code of Practice on the Health and Safety of Academy Players on Residential Tours, Festivals, Tournaments and Visits

•                  I hold a CRB enhanced Disclosure certificate

Signed

Date

ACADEMY TOURS	Form T4

RISK ASSESSMENT FORM (Appx.13 paragraph 4.1)

For Tours in the United Kingdom, this Form must be completed and returned to the Tours Co-ordinator at least two weeks before the Tour. For Tours abroad, this Form must be completed and returned to the Tours Co-ordinator at least six weeks before the Tour. For Tours involving adventure or other potentially hazardous activities, this Form must be completed and returned to the Tours Co-ordinator at least six weeks before the Tour. Copies of this Form should be given to all Staff accompanying the Tour.

RISK ASSESSMENT FOR

ASSESSMENT UNDERTAKEN

On

By (Signature)

Print Name
Tour Leader

RISK ASSESMENT FOR TOUR TO

What are the hazards?	Who is at risk?	What safety measures are needed?	Who is responsible?

(e.g. setting, travel, accomodation, weather, behaviour)	(e.g. Academy Players, Staff)	List existing controls. Identify extraaction needed for risks for which these controls are not adequate. (e.g. administering medicines, accident procedures)	(This could be specific members of Staff)

ACADEMY TOURS	Form T5

PARENTS’ CONSENT: SCHOOL AGE ACADEMY PLAYERS (Appx.13 paragraph 12.1)

Dear Parents

I attach some information regarding a Tour                      (name of Club) proposes to arrange.

If you wish your child to be considered for selection for the Tour, please complete and sign this Form and return it to the Club by                           If you do not complete the Form, your child cannot be considered.

I shall let you know as soon as possible if your child has been selected for the Tour.

Signed

Academy Manager

Football Club

Date

1.	Child’s Full Name

2.	Date of Birth

3.	Home Address

4.	Phone Number

5.	Child’s NHS Number

6.	How can you be contacted in an emergency

(a) In the day time

Address

Phone number

(b) At night

Address

Phone number

(c) Mobile Phone

7.	Is there an alternative person to contact if you can’t be reached?

Name

Address

Phone Number

8.	Is your child receiving any medical treatment? If so, please give details:

9.	Is your child taking any medicine? If so, please give details:

10.	Does your child have any particular diet requirements or any other special needs? If so, please give details:

11.	When did your child last have a tetanus injection?

12.	Please give your child’s Doctor’s name, address and telephone number:

I acknowledge receipt of the information regarding the proposed Academy Tour to                                                                on

and consent to my child taking part, if selected.

I agree to your asking my child’s school for time off if the Tour is in Term time.

I agree to staff on the Tour giving permission for my child to have dental, medical or surgical treatment.

I agree to inform the Club of any changes in my child’s health before departure.

I will bring my child to                                                    and collect him from                                           at the beginning of the Tour.

My child understands that it is important, for safety reasons, to obey any rules and instructions given by the staff in charge of the party.

Signed

Date

ACADEMY TOURS	Form T6

SCHOOL CONSENT FORM (Appx.13 paragraph 12.5.2)

(This form must be reproduced on the Club’s headed notepaper.)

Dear (Insert name of headteacher)
(Insert name of Academy Player)

As you know, (First name) is a Academy Player at our Academy.

As part of his Academy experience, (First name) is being considered for selection for a Tour to (Venue). I am leading the Tour and am currently making the arrangements for it. The Tour will leave on                                       and return on

We always try to run our Tours in school holidays but on this occasion, the dates are in term time.

(First name)’s parents have agreed that I should write to you to ask if (First name) could be released from school. It will be very helpful if you can let me have your reply as soon as possible.

If there are school assignments he would miss but must complete, could you send me the details? I shall then ask our Head of Education, (Name), to do his best to see that (First name) does his work satisfactorily, if he is selected.

If (First name) is selected for the tour, his parents will tell you.

Yours sincerely

Tour Leader

(Copy to Academy Head of Education)

ACADEMY TOURS	Form T7

PARENTS’ CONSENT: SCHOLARS & CONTRACT PLAYERS UNDER AGE 18

(Appx.13 paragraph 14.1)

Football Club

Tours, Festivals and Tournaments

Academy Players and Contract Players under the age of 18 may be selected to represent the Club in residential Tours festivals and tournaments, other matches and visits both in the United Kingdom and abroad.

We shall give you details of particular events that your son is to attend.

We require your general consent to your son’s taking part in these events and to our giving permission for him to have dental, medical or surgical treatment if necessary.

Signed
Academy Manager
Date

I give consent for (enter name)                        to take part in residential Tours, festivals, tournaments and other matches in the United Kingdom and abroad and agree to staff giving permission for dental, medical or surgical treatment.

His Doctor’s name, address and telephone number is

Signed

Date

ACADEMY TOURS	Form T8

EMERGENCY PROCEDURES CARD (Appx.13 paragraph 16)

(FORM TO BE PRINTED ON YELLOW CARD)

FILL IN THE DETAILS ON THE BACK OF THE CARD BEFORE THE TOUR STARTS. CARRY THE CARD AND THE INFORMATION AND MEANS TO USE IT, AT ALL TIMES. USE IT FOLLOWING A SERIOUS ACCIDENT OR INCIDENT, THAT IS

•      an accident leading to death, serious or multiple fractures, amputation or other serious injury

•      any circumstances in which a party member might be at serious risk or serious illness

•      any unusual circumstance in which the press or media are involved or might become involved.

1.     FIRST STEPS — CARE OF THE GROUP

•        ensure their safety from further danger

•        arrange search, rescue, medical care or hospitalisation of casualties as necessary

2.     NEXT STEPS — WHAT HAPPENED?

Listen carefully. Using the Academy accident form if possible, write down:

What happened?

To whom?

Where?

When?

What has happened since?

Who witnessed it? (Get witnesses to sign and give their addresses)

3.     TELLING PEOPLE ABOUT THE INCIDENT

As soon as possible

•        inform the Home Contact Person or, if not available, the Academy office or the Club Secretary

•        (for Tours outside the United Kingdom) notify the British Embassy or Consulate

Whoever you contact will need to know

•       what happened

•        to whom

•        where

•        when

•        what has happened since

•        a telephone number where you can be contacted

4.     DO

•      keep a written record of all that happens

5.     DON’T

•      speak to the press or media. Refer them to the Home Contact Person

•      admit any liability

•                  let anyone talk to any Academy Players involved in the incident without a member of Staff being present

6.     REMEMBER

•                  nobody, unless they have an official capacity (e.g. the police), has a right to see anyone who does not want to see them

•                  if anyone tries to force a confrontation, do not do anything but call the police

•                  try your best to be compassionate with everyone involved

(REVERSE OF THE CARD)

The	Football Club
Tour to
Dates
Name of the Tour Leader

Home Contact Person

Name

Address

Phone No 1

Phone No 2

Email address

Academy Office

Address

Phone No 1

Phone No 2

Email address

Club Secretary

Name

Address

Phone No 1

Email address

(For Tours Outside the United Kingdom)
British Embassy(ies) or Consulate(s)

Address

Phone No

Names of group members

Staff:

Academy Players:

ACADEMY TOURS	Form T9

TOUR REPORT (Appx.13 paragraph 19)

This Form is to be returned to the Premier League not later than 7 days after the return of the group.

FOOTBALL CLUB

TOUR TO

PLAYING DATES

From

To

TRAVELLING DATES

Out

Return

METHOD OF TRAVEL

TRAVEL TIME

Time of leaving home base

Arrival at accomodation

Time of leaving accommodation

Arrival time at home base

TOUR LEADER AND POSITION HELD AT FOOTBALL CLUB

NAMES OF ALL ACCOMPANYING STAFF (INCLUDING VOLUNTEERS) & POSITIONS HELD ON TOUR (e.g. Physiotherapist)

LIST OF PLAYERS — Please indicate whether Contract (C), Scholar (Sc), Academy Player (S) or Trialist (T)

NAMES OF ANY OTHER ACCOMPANYING PERSON(S)

DETAILS OF ANY ACCIDENTS OR NEAR ACCIDENTS

Signed
Tours Co-ordinator
Date

FOR THE YOUTH TEAM TOURS CO-ORDINATOR’S DATABASE

Tours Co-ordinators are requested to complete and attach the Youth Team Tours Co-ordinator’s Questionnaire on quality aspects of the Tour.

QUESTIONNAIRE

Club
Name of Tour
Final position obtained (if any)

What time of year does the Tour usually take place?	☐ Easter	☐ Whitsun	☐ Summer

Approximate cost to the Club
(if any)

Mode of travel	☐ Air	☐ Coach	☐ Train	☐ Other

For Tournaments:
How would you rate the overall organisation?	☐ Poor	☐ Fair	☐ Good	☐ Very good

Number of Games

Arrangement and planning of games	☐ Poor	☐ Fair	☐ Good	☐ Very good

Opposition

Quality of pitches	☐ Poor	☐ Fair	☐ Good	☐ Very good

Was an English speaking person present?	☐ YES	☐ NO

Accommodation	☐ Hotel	☐ Hostel	☐ Home stay	☐ Other

Food:
Did you have the ability to arrange meal times to suit your games?	☐ YES	☐ NO

What was the standard of the changing facilities?	☐ Poor	☐ Fair	☐ Good	☐ Very good

Was there adequate medical provision?	☐ YES	☐ NO

Was the security good?	☐ YES	☐ NO

Was there provision for kit storage?	☐ YES	☐ NO

What arrangements were made for training, planning and debriefing?

What was the standard of referees?	☐ Poor	☐ Fair	☐ Good	☐ Very good

For Tournaments: what pre-tournament information was provided?

Do they produce a programme?	☐ YES	☐ NO

Are any facilities available for any other activities?	☐ YES	☐ NO
If YES, please specify

Any other comments

APPENDIX 14: CODE OF CONDUCT

CODE OF CONDUCT FOR ACADEMY PLAYERS OF COMPULSORY SCHOOL AGE

(Youth Development Rule 177)

Prior to signing this Code of Conduct and registering the Academy Player at its Academy, full discussion has taken place and agreement has been reached between the Academy, the Academy Player and the parents as to the educational, technical and match programme to be provided by the Academy to the Academy Player.

(“the Academy Player”) has the potential to become a footballer at the highest level and will be registered as an Academy Player at the                                             FC (“the Club”).

Both the Academy Player and the Academy Player’s parents understand that the Club is committed to the Academy Player’s well being, future development and realisation of potential, but that the level of achievement ultimately reached cannot be guaranteed.

In registering the Academy Player at its Football Academy, the Club, the parents and the Academy Player agree to the following Code of Conduct.

THE CLUB AGREES TO PROVIDE

•      a safe environment in which the Academy Player can learn and develop without fear of abuse

•      medical screening, monitoring and support for the Academy Player

•                  a structured football learning programme, appropriate to the age, ability and growth of the Academy Player

•                  participation in football matches arranged or approved by the Premier League

•                  trained, screened and qualified coaching and other staff and facilities as determined by the rules governing Academies

•                  guidelines to the Academy Player and parents on the best ways for them to contribute to the Academy Player’s football and personal development

•                  educational support (in consultation with the Academy Player’s school) for the continued academic and personal development of the Academy Player

•                  regular communication and reports to the Academy Player and parents on the Student’s progress

•                  a Code of Conduct and Rules for its Academy

THE ACADEMY PLAYER AGREES TO

•                  attend the Academy regularly and punctually, behave with self-discipline and give notice of and reasons for any absence

•                  practise the techniques and skills taught by the Academy and attempt to apply them in matches

•                  participate in football matches outside normal school hours only as specified by the Academy

•                  attend school regularly and punctually, complete school assignments and behave at school as at the Academy

•                  follow a lifestyle appropriate to development — spending leisure time positively; eating, drinking, relaxing and sleeping sensibly

•      adhere to the Club’s Code of Conduct and Rules for its Academy

THE PARENTS AGREE TO

•                                               encourage and help the Academy Player meet targets, including this Code of Conduct and the Club’s Code of Conduct and Rules for its Academy

•                                               support the Academy Player without pressure, praise good work and refrain from criticising lapses

•                                               set a good example to the Academy Player

•                                               respect the opportunity given to the Academy Player and not approach or permit any other person to approach any other club during the currency of this registration except as allowed under the Rules governing Academies

•                                               communicate with the Academy staff, keeping them informed about matters affecting the Academy Player

•                                               permit the Academy Player to play only football matches outside normal school hours as specified by the Academy

•                                               adhere to the Club’s Code of Conduct and Rules for its Academy

We, the undersigned, agree to the Academy Code of Conduct

Name

Football Club
Signature

Name

Academy Player
Signature

Name

Parents
Signature

Note:

This Code of Conduct should be signed in quadruplicate, one copy being provided to the Academy Player, one to his parents, one being submitted to the Secretary of the League in accordance with Youth Development Rule 227 and the fourth being retained by the Club.

MATCH OFFICIALS

NATIONAL LIST OF REFEREES

SEASON 2013/14

ADCOCK, JG (James) Nottinghamshire

ATKINSON, M (Martin) West Yorkshire

ATTWELL, SB (Stuart) Warwickshire

BERRY, CJ (Carl) Surrey

BOND, D (Darren) Lancashire

BOYESON, C (Carl) East Yorkshire

BRATT, S (Stephen) West Midlands

BREAKSPEAR, C (Charles) Surrey

BROWN, M (Mark) East Yorkshire

BULL, M (Michael) Essex

CLARK, R (Richard) Northumberland

CLATTENBURG, M (Mark) County Durham

COLLINS, LM (Lee) Surrey

COOTE, D (David) Nottinghamshire

DAVIES, A (Andy) Hampshire

DEADMAN, D (Darren) Cambridgeshire

DEAN, ML (Mike) Wirral

DOWD, P (Phil) Staffordshire

DRYSDALE, D (Darren) Lincolnshire

DUNCAN, S (Scott) Northumberland

D’URSO, AP (Andy) Essex

EAST, R (Roger) Wiltshire

ELTRINGHAM, G (Geoff) County Durham

FOY, CJ (Chris) Merseyside

FRIEND, KA (Kevin) Leicestershire

GIBBS, PN (Phil) West Midlands

GRAHAM F (Fred) Essex

HAINES, A (Andy) Tyne & Wear

HARRINGTON, T (Tony) Cleveland

HAYWOOD, M (Mark) West Yorkshire

HEYWOOD, M (Mark) Cheshire

HILL, K (Keith) Hertfordshire

HOOPER, SA (Simon) Wiltshire

HORWOOD, G (Graham) Bedfordshire

ILDERTON, EL (Eddie) Tyne & Wear

JONES, MJ (Michael) Cheshire

KETTLE, TM (Trevor) Rutland

LANGFORD, O (Oliver) West Midlands

LEWIS, RL (Rob) Shropshire

LININGTON, JJ (James) Isle of Wight

MADLEY, AJ (Andy) West Yorkshire

MADLEY, RJ (Bobby) West Yorkshire

MALONE, BJ (Brendan) Wiltshire

MARRINER, AM (André) West Midlands

MARTIN, S (Stephen) Staffordshire

MASON, LS (Lee) Lancashire

MATHIESON, SW (Scott) Cheshire

MILLER, NS (Nigel) County Durham

MILLER, P (Pat) Bedfordshire

MOHAREB, D (Dean) Cheshire

MOSS, J (Jon) West Yorkshire

NAYLOR, MA (Michael) South Yorkshire

OLIVER, M (Michael) Northumberland

PAWSON, CL (Craig) South Yorkshire

PHILLIPS, DJ (David) West Sussex

PROBERT, LW (Lee) Wiltshire

ROBINSON, T (Tim) West Sussex

RUSHTON, SJ (Steve) Staffordshire

RUSSELL, MP (Mick) Hertfordshire

SALISBURY, G (Graham) Lancashire

SARGINSON, CD (Chris) Staffordshire

SCOTT, GD (Graham) Oxfordshire

SHELDRAKE, D (Darren) Surrey

SHOEBRIDGE, RL (Rob) Derbyshire

SIMPSON, J (Jeremy) Lancashire

STOCKBRIDGE, S (Seb) Tyne & Wear

STROUD, KP (Keith) Hampshire

SUTTON, GJ (Gary) Lincolnshire

SWARBRICK, ND (Neil) Lancashire

TAYLOR, A (Anthony) Cheshire

TIERNEY, P Paul) Lancashire

WARD, GL (Gavin) Surrey

WEBB, D (David) County Durham

WEBB, HM (Howard) South Yorkshire

WHITESTONE, D (Dean) Northamptonshire

WILLIAMSON, IG, (Iain) Berkshire

WOOLMER, KA (Andy) Northamptonshire

WRIGHT, KK (Kevin) Cambridgeshire

NATIONAL LIST OF ASSISTANT REFEREES

SEASON 2013/14

AKERS, C (Chris) South Yorkshire

AMEY, JR (Justin) Dorset

AMPHLETT, MJ (Marvyn) Worcestershire

ASTLEY, MA (Mark) Manchester

ATKIN, R (Robert) Lincolnshire

ATKIN, RT (Ryan) London

AVENT, D (David) Northamptonshire

AYLOTT, A (Andrew) Bedfordshire

BACKHOUSE, A (Anthony) Cumbria

BANKES, P (Peter) Merseyside

BARRATT, W (Wayne) Worcestershire

BARROW, SJ (Simon) Staffordshire

BARTLETT, R (Richard) Cheshire

BECK, SP (Simon) Bedfordshire

BENNETT, A (Andrew) Devon

BENNETT, SP (Simon) Staffordshire

BENTON, DK (David) South Yorkshire

BESWICK, G (Gary) County Durham

BETTS, L (Lee) Norfolk

BINGHAM, M (Michael) Warwickshire

BLACKLEDGE, M (Mike) Cambridgeshire

BLUNDEN, D (Darren) Kent

BRISTOW, M (Matthew) Manchester

BROMLEY, A (Adam) Devon

BROOK, C (Carl) East Sussex

BROOKS, J (John) Leicestershire

BROWN, S (Simon) Worcestershire

BRYAN, DS (Dave) Lincolnshire

BULL, W (William) Hampshire

BUONASSISI, M (Mathew) Northamptonshire

BURT, S (Stuart) Northamptonshire

BUSBY, J (John) Oxfordshire

BUSHELL, DD (David) London

BUTLER, S (Stuart) Kent

CANN, DJ (Darren) Norfolk

CHILD, SA (Stephen) Kent

CLARK, J (Joseph) West Midlands

CLAYTON, A (Alan) Cheshire

CLAYTON, S (Simon) County Durham

COGGINS, A (Anthony) Oxfordshire

COLLIN, J (Jake) Liverpool

COOK, D (Daniel) Hampshire

COOK, P (Paul) East Yorkshire

COOPER, IJ (Ian) Kent

COOPER, N (Nicholas) Suffolk

COPELAND, SJ (Steven) Merseyside

COY, M (Martin) Durham

CROPP, B (Barry) Lancashire

CROUCH, IJ (Ian) Kent

CRYSELL, A (Adam) Essex

CURRY, PE (Paul) Northumberland

D’AGUILAR, M (Michael) Staffordshire

DALE, A (Alan) Suffolk

DALY, SDJ (Stephen) Middlesex

DAVIES, N (Neil Merseyside

DAVISON, PA (Paul) Cleveland

DEGNARAIN, A (Ashvin) London

DENTON, MJ (Michael) Lancashire

DERMOTT, P (Philip) Lancashire

DERRIEN, M (Mark) Dorset

DICICCO, M (Matthew Cleveland

DUDLEY, IA (Ian) Nottinghamshire

DUNCAN, M (Mark) Cheshire

DWYER, M (Mark) West Yorkshire

EATON, D (Derek) Gloucestershire

ELLIS, R (Rob) West Midlands

ENGLAND, DJH (Darren) South Yorkshire

EVANS, K (Karl) Lancashire

FARRIES, J (John) Oxfordshire

FEARN, AE (Amy Leicestershire

FINCH, S (Steven) Southampton

FISSENDEN, I (Ian) Kent

FITCH, C (Carl) Suffolk

FLYNN, J (John) Wiltshire

FOLEY, MJ (Matt) London

FORD, D (DeclanLincolnshire

FOX, A (Andrew) Warwickshire

FYVIE, G (Graham) Tyne & Wear

GANFIELD, RS (Ron) Somerset

GARRATT, AM (Andy) West Midlands

GARRATT, S (Sarah) West Midlands

GEORGE, M (Mike) Norfolk

GIBBONS, N (Nick) Lancashire

GILLETT, A (Adrian) Buckinghamshire

GOOCH, P (Peter) Lancashire

GORDON, B (Barry) County Durham

GRAHAM, P (Paul) Manchester

GRATTON, D (Danny) Staffordshire

GREENHALGH, N (Nick) Lancashire

GREENWOOD, AH (Alf) North Yorkshire

GRIFFITHS, M (Mark) South Yorkshire

GRUNNILL, W (Wayne) East Yorkshire

HAIR, NA (Neil) Cambridgeshire

HALLIDAY, A (Andy) North Yorkshire

HANDLEY, D (Darren) Lancashire

HARRIS, P (Paul) Kent

HART, G (Glen) County Durham

HATZIDAKIS, C (Constantine) Kent

HAYCOCK, KW (Ken) West Yorkshire

HENDLEY, AR (Andy) West Midlands

HICKS, C (Craig) Surrey

HILLIER, J(Jake) Hertfordshire

HILTON, G (Gary) Lancashire

HOBBIS, N (Nick) West Midlands

HOBDAY, P (Paul) West Midlands

HODGES, R (Robert) Buckinghamshire

HODSKINSON, P (Paul) Lancashire

HOLDERNESS, BC (Barry) Essex

HOLMES, AR (Adrian) West Yorkshire

HOPKINS, AJ (Adam) Devon

HOPKINS, JD (John) Essex

HOWES, M (Mark) Birmingham

HUDSON, S (Shaun) Tyne & Wear

HULL, J (Joe) Cheshire

HULME, R (Richard) Somerset

HUNT, J (Jonathan) Liverpool

HUSSIN, (Ian) Liverpool

HUTCHINSON, AD (Andrew) Cheshire

HUXTABLE, B (Brett) Devon

HYDE, RA (Robert) London

IHRINGOVA, A (Sasa) Shropshire

JERDEN, GJN (Gary) Essex

JOHNSON, KA (Kevin) Somerset

JOHNSON, RL (Ryan) Manchester

JONES, MT (Mark) Nottinghamshire

JONES, RJ (Robert) Merseyside

JOYCE, R (Ross) Cleveland

KANE, G (Graham) East Sussex

KAVANAGH, C (Chris) Lancashire

KAYE, E (Elliott) Essex

KELLY, P (Paul) Kent

KENDALL, R (Richard) Bedfordshire

KETTLEWELL, PT (Paul) Lancashire

KHATIB, B (Billy) County Durham

KINSELEY, N (Nick) Essex

KIRKUP, PJ (Peter) Northamptonshire

KNAPP, SC (Simon) Bristol

KNOWLES, CJ (Chris) Northamptonshire

LAVER, AA (Andrew) Hampshire

LAW, GC (Geoff) Leicestershire

LAW, J (John) Worcestershire

LAWSON, KD (Keith) South Humberside

LEACH, D (Daniel) Oxfordshire

LEDGER, S (Scott) South Yorkshire

LENNARD, HW (Harry) East Sussex

LIDDLE, G (Geoff) County Durham

LINDEN, W (Wes) Middlesex

LONG, SJ (Simon) Devon

LUCAS, S (Simeon) Lancashire

LUGG, N (Nigel) Surrey

LYMER, C (Colin) Hampshire

McCALLUM, DA (Dave) Tyne & Wear

McDONOUGH, M (Mick) Tyne & Wear

McGRATH, M (Matt) East Yorkshire

MACKAY, R (Rob) Bedfordshire

MAGILL, JP (John) Essex

MAINWARING, J (James) Lancashire

MARKHAM, DR (Danny) Tyne & Wear

MARSDEN, PR (Paul) Lancashire

MARTIN, RJ (Richard) Weston-super-Mare

MASSEY, SL (Sian) West Midlands

MATHER, S (Simon) Manchester

MATTHEWS, A (Adam) Gloucestershire

MATTOCKS, KJ (Kevin) Lancashire

MEESON, DP (Daniel) Staffordshire

MELLOR, JM (Mark) Hertfordshire

MERCHANT, R (Rob) Staffordshire

MEREDITH, S (Steven) Nottinghamshire

METCALFE, RL (Lee) Lancashire

MUGE, G (Gavin) Bedfordshire

MULLARKEY, M (Mike) Devon

MULRAINE, K (Kevin) Cumbria

MURPHY, N (Nigel) Nottinghamshire

NEWBOLD, AM (Andy) Leicestershire

NIELD, T (Tom) West Yorkshire

NORCOTT, WG (Wade) Essex

NUNN, AJ (Adam) Wiltshire

O’BRIEN, J (John) London

O’DONNELL, CJ (Chris) Bedfordshire

OLDHAM, SA (Scott) Lancashire

PARRY, MJ (Matthew) Liverpool

PEART, T (Tony) North Yorkshire

PERRY, MS (Marc) West Midlands

PLANE, S (Steven) Worcestershire

PLOWRIGHT, DP (David) Nottinghamshire

POLLOCK, B (Bobby) Liverpool

PORTER, W (Wayne) Lincolnshire

POTTAGE, M (Mark) Dorset

POWELL, CI (Chris) Dorset

PURKISS, S (Sam) London

RADFORD, N (Neil) Worcestershire

RAMSEY, T (Thomas) Essex

RATHBONE, I (Ian) Northamptonshire

REES, P (Paul) Somerset

RICHARDSON, D (David) West Yorkshire

ROBATHAN, DM (Daniel) Surrey

ROBERTS, B (Bob) Lancashire

ROCK, DK (David) Hertfordshire

ROGERS, T (Thomas) County Durham

ROSS, SJ (Stephen) Lincolnshire

RUBERY, SP (Steve) Essex

RUSSELL, GR (Geoff) Northamptonshire

RUSSELL, M (Mark) Somerset

SALISBURY, M (Michael) Lancashire

SALIY, O (Oleksandr) Middlesex

SANNERUDE, A (Adrian) Suffolk

SCHOLES, MS (Mark) Buckinghamshire

SCREGG, AJ (Andrew) Liverpool

SHARP, N (Neil) Cleveland

SIDDALL, I (Iain) Lancashire

SLAUGHTER, A (Ashley) West Sussex

SMALLWOOD, W (William) Cheshire

SMART, E (Edward) West Midlands

SMITH, M (Michael) Essex

SMITH, N (Nigel) Derbyshire

STORRIE, D (David) West Yorkshire

STRAIN, D (Darren) Cheshire

STREET, DR (Duncan) West Yorkshire

STRETTON, GS (Guy) Leicestershire

SWABEY, L (Lee) Devon

TANKARD, A (Anthony) South Yorkshire

TAYLOR, G (Grant) Warwickshire

THOMPSON, PI (Paul) Derbyshire

TONER, B (Ben) Lancashire

TRANTER, A (Adrian) Dorset

TRELEAVEN, D (Dean) West Sussex

TURNER, A (Andrew) Devon

TYAS, J (Jason) West Yorkshire

VENAMORE, L (Lee) Kent

WEBB, MP (Michael) Surrey

WEST, RJ (Richard) East Yorkshire

WHITELEY, J (Jason) West Yorkshire

WHITTON, RP (Rob) Essex

WIGGLESWORTH, RJ (Richard) South Yorkshire

WILKES, MJ (Matthew) West Midlands

WILSON, J (James) Cheshire

WILSON, M (Marc) Cambridgeshire

WOOD, T (Tim) Gloucestershire

WOOLFORD, DM (David) Hampshire

WOOTTON, R (Ricky) West Yorkshire

WRIGHT, P (Peter) Merseyside

YATES, O (Oliver) Staffordshire

YOUNG, A (Alan) Cambridgeshire

MEMORANDUM & ARTICLES OF ASSOCIATION

No. 2719699

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED

1.                   The name of the Company is “THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED”.

2.                   The registered office of the Company will be situated in England.

3.                   The objects for which the Company is established are:

(a)         to organise and manage under the jurisdiction of The Football Association a league of association football clubs to be known as “The Football Association Premier League” or such other name as the Company may from time to time adopt (“the Premier League”);

(b)         to make, adopt, vary and publish rules, regulations and conditions for the management of the Premier League and matters relating thereto, and to take all such steps as shall be deemed necessary or advisable for enforcing such rules, regulations and conditions;

(c)          to promote, provide for, regulate and manage all or any details or arrangements or other things as may be considered necessary or desirable for, or ancillary to, the comfort, conduct, convenience or benefit of football players and of the public or of any other persons concerned or engaged in or associated with the Premier League;

(d)         to enter into television, broadcasting, sponsorship, commercial or other transactions of any kind in connection with the Premier League;

(e)          to co-operate with The Football Association and the International Football Association Board in all matters relating to international competitions or relating to the laws of the game of association football and generally to adhere to and comply with the applicable rules and regulations of The Football Association;

(f)           to carry out operations and to produce or deal with goods and to purchase or otherwise acquire, construct, lease, hold or deal with property, rights or privileges;

(g)          to carry out any other transactions or things as can be advantageously carried on in connection with or ancillary to the Premier League or as may be calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company;

(h)         to invest and deal with the monies of the Company not immediately required in any manner and hold and deal with any investment so made;

(i)             to pay or to provide or to make arrangements for providing gratuities, pensions, benefits, loans and other matters and to establish, support, subsidise and subscribe to any institution, association, club, scheme, fund or trust;

(j)            to raise or borrow money and to give security over the Company’s assets;

(k)         to lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, whether secured or unsecured, and whether in respect of its own obligations or those of some other person or company;

(l)             to pay or agree to pay all or any of the promotion, formation and registration expenses of the Company;

(m)     to contribute to or support any charitable, benevolent or useful object relating to association football, or participants therein;

(n)         to do all other things to further the objects of the Company or as may be deemed incidental or conducive to the attainment of such objects or any of them.

It is hereby declared that (except where the context expressly so requires) none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects in such other paragraph specified, or the powers thereby conferred.

4.              The liability of the members is limited.

5.              The share capital of the Company is £100 divided into 99 Ordinary Shares of £1 each and 1 Special Rights Preference Share of £1.

We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and	Number and class of
Descriptions of Subscribers	shares taken by each subscriber

Rick N. Parry	22 Ordinary Shares
Chief Executive — F.A. Premier League
14 Dormer Close
Rowton
Chester CH3 7SA

R.H.G. Kelly	1 Special Rights Preference Share
Chief Executive — Football Association
16 Lancaster Gate
London W2 3LW
Dated the 22nd day of May 1992

Witness to the above signatures:
I.L. Hewitt	Graeme E.C. Sloan
Solicitor	Solicitor
65 Fleet Street	65 Fleet Street
London EC4Y 1HS	London EC4Y 1HS

No. 2719699

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED
(As amended by Special Resolution passed on 31st May 2007)

Interpretation

1.1                 The regulations contained in Table A (as prescribed pursuant to Section 8 of the Companies Act 1985) in force at the date of adoption of these Articles shall not apply to the Company but the regulations contained in the following clauses (as originally adopted or as from time to time altered by Special Resolution) shall be the Articles of Association of the Company.

1.2                 In these Articles:

“the Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

“the Articles” means the Articles of Association of the Company and reference to a number following the word “Article” is a reference to an article so numbered in the Articles;

“Association Football” means the game of football as played in accordance with the rules and regulations of, or adopted by, the Football Association;

“the Board” means the board of directors for the time being of the Company;

“Chairman” means the person appointed as the Chairman pursuant to Article 42 or any acting Chairman appointed pursuant to Article 56.1;

“Chief Executive” means the person appointed as the Chief Executive pursuant to Article 42 or any acting Chief Executive appointed pursuant to Article 56.1;

“Club” means an Association Football club which is for the time being a Member;

“the Company” means the The Football Association Premier League Limited;

“clear days” in relation to the period of a notice means that period excluding the day for which the notice is given or on which it is to take effect but including the day when the notice is given or deemed to be given;

“Director” means a director of the Company;

“the Football Association” means The Football Association Limited;

“the Football Association Rules” means the rules and regulations for the time being of the Football Association;

“F.A Cup” means the Football Association Challenge Cup competition;

“the Football League” means The Football League Limited;

“Former Companies Acts” has the meaning set out in section 735(1) of the Act;

“General Meeting” means any meeting of the Members and shall include for the purpose of the Articles (except where expressly stated) the annual general meeting and a separate class meeting of the holders of Ordinary Shares in the Company;

“the League” means the Association Football league managed by the Company and consisting of Association Football clubs which are from time to time Members;

“League Office” means the registered office for the time being of the Company;

“Member” means an Association Football club the name of which is entered in the register of Members as the holder of an Ordinary Share;

“the Memorandum” means the Memorandum of Association of the Company;

“Ordinary Share” means an ordinary share of £1 in the capital of the Company;

“Representative” means any director or the secretary of a Club or any person who has been authorised to act as the representative of a Club as referred to in Article 36.1;

“Resolution” means a resolution of the Company which has been passed at a General Meeting by a majority of Members as specified in Article 27 or a resolution of the Members passed pursuant to the provisions of Article 33;

“the Rules” means the rules of the League as made, adopted or amended from time to time pursuant to the provisions of Article 16;

“the Seal” means the common seal of the Company;

“Secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“Special Share” means the one special rights preference share of £1 referred to in Article 3;

“Successor” means any manager, receiver, administrative receiver or liquidator appointed in any of the circumstances referred to in Article 10.1;

“the Special Shareholder” means the holder of the Special Share;

“the United Kingdom” means Great Britain and Northern Ireland;

“written” or “in writing” shall include without limitation telex telegram cable facsimile transmission or other means of telecommunication in permanent written form.

A reference to a person includes a body corporate and an unincorporated body of persons.

Unless the context otherwise requires, words or expressions contained in the Articles bear the same meaning as in the Act but excluding any statutory modification or re-enactment thereof not in force when the Articles or the relevant parts thereof are adopted.

Headings

2.                        The headings in the Articles are for the convenience only and shall not affect the interpretation of the Articles.

Share Capital

3.                        The authorised share capital of the Company at the date of adoption of the Articles is £100 divided into 99 Ordinary Shares and one special rights preference share of £1.

4.                        Subject as provided in Article 12, an Ordinary Share shall only be issued, allotted or transferred to an Association Football club entitled, pursuant to the Articles and the Rules, to be a Member and such club shall, on issue, allotment or transfer to it of an Ordinary Share, become a Member.

5.                        No person shall be entitled to be a Member unless that person is:

5.1                     a company limited by shares formed and registered in England and Wales under the Act; or

5.2                     a company limited by shares formed and registered in England and Wales under any of the Former Companies Acts; or

5.3                     any other person which the Board may determine, in its discretion, shall be entitled to be a Member.

6.                        No member shall be entitled to own, or have a beneficial interest in, more than one Ordinary Share.

The Special Share

7.1                 The Special Share may only be issued to and held by the Football Association.

7.2                 Notwithstanding any provision in the Articles or the Rules to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder and without such consent shall not be done or caused to be done:

7.2.1           the amendment, or removal, or the alteration of the effect of (which, for the avoidance of doubt, shall be taken to include the ratification of any breach of) all or any of the following:

(a)         the objects of the Company set out in clause 3 of the Memorandum;

(b)         in Article 1 the definition of “Special Share” or “the Special Shareholder”;

(c)          Article 4 (issue of Ordinary Shares);

(d)         this Article 7 (rights attaching to the Special Share);

(e)          Article 42 (number of Directors);

(f)           Article 44 (appointment and re-appointment of Directors);

(g)          Article 79 (adherence to the Football Association Rules); and

(h)         Articles 80 and 81 (winding-up);

7.2.2           any change of the name of the Company;

7.2.3           the variation of any voting rights attaching to any shares in the Company;

7.2.4           the making and adoption of or any amendment to, removal of or waiver of any of the provisions of the Rules which relate to:

(a)         the name of the League;

(b)         the number of Members and promotion to and relegation from the League;

(c)          the criteria for membership of the League;

(d)         the arranging of fixtures on or prior to specified international match dates and commitment to support the Football Association in relation to international matches;

(e)          the obligation of each Club to enter the F.A. Cup;

(f)           the ownership of more than one club;

(g)          any rules common to the League and the Football League.

7.3                 The Special Shareholder shall have all the rights of a Member in relation to receiving notice of, and attending and speaking at General Meetings and to receiving minutes of General Meetings. The Special Shareholder shall have no right to vote at General Meetings.

7.4                 On any distribution of capital on a winding up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid up or treated for the purposes of the Act or the Insolvency Act 1986 as paid up on the Special Share in priority to any repayment of capital to any Member. The Special Share shall carry no other right to participate in the capital, and no right to participate in the profits, of the Company.

Share Certificates

8.1                 Every Club, upon being registered as the holder of an Ordinary Share, shall be entitled without payment to one certificate for the Ordinary Share so held. Every certificate shall be sealed with the Seal and shall specify the distinguishing number of the Ordinary Share to which it relates and the amount paid up thereon.

8.2                 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating such evidence as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing-out of the share certificate) subject to delivery up of the old certificate.

Transfer of Shares

9.1                 The instrument of transfer of an Ordinary Share may be in any usual form or in any other form which the Board may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

9.2                 The Board shall refuse to register the transfer of an Ordinary Share to a person who is not entitled, pursuant to the Articles or the Rules, to be a Member.

9.3                 The Board may also refuse to register the transfer of an Ordinary Share unless:

9.3.1

the instrument of transfer relating thereto is lodged at the League Office or at such other place as the Board may appoint and is accompanied by the certificate for the Ordinary Share to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and

9.3.2	it is in respect of only one Ordinary Share.

10.1          If a Member

10.1.1

enters into a Company Voluntary Arrangement pursuant to Part 1 of the Insolvency Act 1986 (“the 1986 Act” which expression shall include any statutory modification or re-enactment thereof for the time being in force) or a compromise or arrangement with its creditors under Part 26 of the Companies Act 2006, or it enters into any compromise agreement with its creditors as a whole; or

10.1.2

lodges, or its shareholders or directors lodge, a Notice of Intention to Appoint an Administrator or a Notice of Appointment of an Administrator at the Court in accordance with paragraphs 26 and 29 of Schedule B1 to the 1986 Act or it or its shareholders or directors make an application to the Court for an Administration Order under paragraph 12 of Schedule B1 to the 1986 Act or where an Administrator is appointed or an Administration Order is made in respect of it (“Administrator” and “Administration Order” having the meanings attributed to them respectively by paragraphs 1 and 10 of Schedule B1 to the 1986 Act); or

10.1.3

has an Administrative Receiver (as defined by section 251 of the 1986 Act) or a Law of Property Act Receiver (appointed under section 109 of the Law of Property Act 1925) or any Receiver appointed by the Court under the Supreme Court Act 1981 or any court appointed Receiver or any other Receiver appointed over any of its assets which, in the opinion of the Board, are material to the Club’s ability to fulfill its obligations as a Member; or

10.1.4	has its shareholders pass a resolution pursuant to section 84(1) of the 1986 Act to voluntarily wind it up; or
10.1.5	has a meeting of its creditors convened pursuant to section 95 or section 98 of the 1986 Act; or
10.1.6	has a winding up order made against it by the Court under section 122 of the 1986 Act or a provisional liquidator is appointed over it under section 135 of the 1986 Act; or
10.1.7

ceases or forms an intention to cease wholly or substantially to carry on its business save for the purpose of reconstruction or amalgamation otherwise in accordance with a scheme of proposals which have previously been submitted to and approved in writing by the Board; or

10.1.8	enters into or is placed into any insolvency regime in any jurisdiction outside England and Wales which is analogous with the insolvency regimes detailed in Articles 10.1.1 to Articles 10.1.6 hereof then the Board may at any time thereafter by notice in writing call upon the relevant Successor to transfer the Ordinary Share held by such Member to such person as the Board shall direct at a price of £1 and on receipt of such notice the Member shall thereupon cease to be entitled to be a Member of the League.

10.2          If any Member shall cease to be entitled to be a member of the League pursuant to the provisions of the Rules, then that Member, shall, on receiving notice in writing from the Board to that effect, transfer its Ordinary Share to such person as the Board shall direct at a price of £1.

10.3          Any Member ceasing to be entitled to be a member of the League as referred to in Article 10.1 or 10.2 shall, as from the date of receiving the notice therein referred to, have no rights in relation to the Ordinary Share held by it save in relation to Articles 80 and 81.

10.4          If any Member or its Successor (as the case may be) shall fail to transfer such Member’s Ordinary Share in accordance with and within seven days of the notice in writing by the Board calling for the transfer of the same, the Board may authorise either Director to execute a transfer thereof in favour of a person entitled to be a member of the League and a transfer so executed shall be as valid and effective as if the same had been executed by the Member or its Successor (as the case may be) and the transferee shall be entered into the register of Members as the holder of such Ordinary Share accordingly.

10.5          On registration of the transfer of an Ordinary Share held by a Member, executed by such Member, its Successor or either Director (as the case may be) pursuant to the provisions of this Article 10, the Member shall cease to be a Member.

11.1          No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Ordinary Share.

11.2          If the Board refuses to register a transfer of an Ordinary Share, the Board shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to the transferee notice of the refusal.

11.3          The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

Excess Shares

12.1          In the event that the maximum number of Association Football clubs entitled to be members of the League in accordance with the Articles or the Rules is less than the number of Ordinary Shares then in issue then, unless the excess of such Ordinary Shares shall be purchased by the Company or otherwise redeemed in accordance with the provisions of the Act, such excess Ordinary Shares shall be transferred to and be registered in the name of the Secretary and, whilst so registered, such Ordinary Shares shall carry no voting, dividend or other rights, including on any winding up of the Company.

12.2          On any change of the Secretary, any Ordinary Shares so registered in the name of the Secretary shall forthwith be transferred into the name of the person holding such office following such change and in the event that such shares shall not be so transferred within fourteen days of the change of the Secretary, the Board may authorise either the Director to execute a transfer of such shares in favour of the Secretary for the time being of the Company and a transfer so executed shall be as valid and effective as if the same had been executed by the holder of such shares and the transferee Secretary shall be entered in the register as the holder of such Ordinary Shares accordingly.

Alteration of Share Capital

13.                 The Company may by Resolution cancel Ordinary Shares which, at the date of the passing of the Resolution, have not been issued and allotted or agreed to be issued and allotted to any Association Football club entitled thereto and diminish the amount of its share capital by the amount of the shares so cancelled.

14.                 Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account.

Purchase of Own Shares

15.                 Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

Rules

16.1          The Company may by Resolution make and adopt and from time to time amend the Rules for the purpose of regulating all matters affecting the organisation and management of the League to the extent not provided for in, and so far as the same do not conflict with, the provisions of the Articles.

16.2          Unless otherwise stated in the Articles or the Rules, the provisions of the Articles shall prevail in the event of any conflict with any of the provisions of the Rules.

General Meetings

17.1          A General Meeting may be convened by the Board at any time.

17.2          If there are at any time less than two Directors then a continuing Director or the Secretary may convene a General Meeting for the purposes referred to in Article 56.1.

17.3          The Board shall convene each year at approximately quarterly intervals not less than four General Meetings (to include an annual general meeting) to be held at such time and at such place as the Board shall determine.

17.4          The Board (and if there are less than two Directors, a continuing Director or the Secretary) shall on receipt by the Company of the requisition to that effect from two or more Members forthwith proceed to convene a General Meeting (other than an annual general meeting) for a date not later than:

17.4.1         twenty eight clear days after the receipt of such requisition if it is signed by less than two thirds in number of the Members; or

17.4.2         fourteen clear days after the receipt of such requisition if it is signed by two thirds or more in number of the Members; or

17.4.3         twenty one clear days after receipt of such requisition if the meeting is for any of the purposes referred to in Articles 18.1.2, 18.1.3, or 18.1.4.

Notice of General Meetings(1)

18.1          At least twenty one clear days’ notice in writing shall be given for:

18.1.1         any annual general meeting;

18.1.2         any meeting at which it is proposed to pass a special resolution or an elective resolution;

18.1.3         any meeting at which it is proposed to pass a Resolution appointing a person as a Director;

18.1.4         any meeting at which it is proposed to make, adopt or amend the Rules.

18.2          At least fourteen clear days’ notice in writing shall be given for any other General Meeting.

19.                 The notice of a General Meeting shall specify the time and place of the meeting, the general nature of the business to be transacted and shall include a statement that a Member entitled to attend and vote is entitled to appoint one or two proxies to attend and vote instead of that Member and that a proxy need not also be a Member and, in the case of an annual general meeting, shall specify the meeting as such.

(1) By elective resolution passed at a General Meeting of Shareholders held on 3rd December 1998 it was resolved that the provisions of Section 369(4) and Section 378(3) of the Companies Act 1985 (as amended by the Companies Act 1989) are to have effect in relation to the Company as if, for the references, in those sections, to 95%, there were substituted references to 90%.

Accordingly any agreement of the members to the calling of a general meeting on short notice (Section 369) or to consider a special resolution at a General Meeting on short notice, requires the agreement of a majority of 90% (rather than 95%) in number, of the members having the right to attend and vote at a meeting.

20.                          Notice of any General Meeting shall be given to the Special Shareholder, all the Members, any Successor of a Member and to each Director and the auditors.

21.                          The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member or person entitled to receive notice shall not invalidate the proceedings at that meeting.

Proceedings at General Meetings

22.                          No business shall be transacted at any General Meeting unless a quorum is present. Save as otherwise provided in these Articles, two thirds in number of the Members who are present by a Representative or by proxy shall constitute a quorum for all purposes.

23.                          If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the notice of the meeting shall be deemed to be, and the meeting shall be, cancelled.

24.                          The Chairman, or, in his absence, the Chief Executive, shall preside as chairman of the meeting. If neither Director is willing to act as chairman, or if neither Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall elect one of the Representatives of a Member who is present to be the chairman of the meeting.

25.                          Notwithstanding that he is not a Member, a Director shall be entitled to attend and speak at any General Meeting.

26.                          The chairman of the meeting may, with the consent of a General Meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for thirty days or more notice shall be given in accordance with Article 18 specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

27.                          Except where the Act specifies that a particular resolution of the Company requires a greater majority, two-thirds of such Members who are present and who vote by their Representative or by proxy at a General Meeting of which notice has been duly given shall be required for the passing of all resolutions of the Company.

28.                          A resolution put to the vote of a General Meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:

28.1              by the chairman of the meeting; or

28.2              by at least two Members;

and a demand by a person as Representative of or proxy for a Member shall be the same as a demand by the Member.

29.                          Unless a poll is duly demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the General Meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

30.                          The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the chairman of the meeting and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

31.                          A poll shall be taken as the chairman of the meeting directs and he may fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

32.1                   A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman of the meeting directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

32.2                   No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

33.                          A resolution in writing signed on behalf of all the Members by a Representative of each of them shall be as valid and effective as if it had been passed at a General Meeting duly convened by notice appropriate thereto and held. Any such resolution may consist of several documents in the like form each signed on behalf of one or more of the Members by a Representative of each of them.

Votes of Members

34.                          Every Member present at a General Meeting by a Representative or proxy shall have one vote whether on a show of hands or on a poll.

35.                          No objection shall be raised to the qualification of any Representative or proxy except at the General Meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

Representatives

36.1                   Any director or the secretary of a Club shall be entitled to act as the Representative of the Club at, and for all the purposes of business at, any General Meeting. A Club may separately or additionally, by resolution of its directors, authorise any other person as it thinks fit (not being a director or the secretary as aforesaid) to act as the Representative of the Club at any General Meeting. The Board may require reasonable evidence of any such authorisation.

36.2                   A Representative shall be entitled to exercise all the powers of a Member for whom he acts as Representative.

36.3                   Each Club shall, on becoming a Member, or when so requested by the Secretary, give notice to the Secretary, setting out, in such order or priority as the Club shall determine, details of each of its directors, secretary and any other individual who has been authorised by the Club to act as its Representative at General Meetings and shall from time to time send to the Secretary details of any changes in such persons.

36.4                   A Representative shall be entitled to attend and where appropriate vote at a General Meeting notwithstanding that the member of which he is the Representative has appointed a proxy to attend the same.

Proxies

37.1                   An instrument appointing a proxy shall be in writing, signed on behalf of the Member by one of its directors or its secretary or any person authorised by the Member to sign the same and shall be in the usual common form or in such form as the Board shall approve.

37.2                   Unless otherwise indicated on the instrument appointing the proxy, the proxy may vote or abstain from voting as such proxy shall think fit.

38.                          The instrument appointing a proxy and (where such instrument is not signed by a director or the secretary of a Member) a copy of the authority under which it is signed shall be in writing and may:

38.1              be deposited at the League Office or with the Secretary at any time before the time of the General Meeting which the person or persons named in the instrument propose to attend unless otherwise specified in the notice convening such General Meeting; or

38.2              in the case of a poll taken more than forty eight hours after it is demanded, be deposited as aforesaid after the poll has been demanded and before the time appointed for the taking of the poll; or

38.3              where the poll is not taken forthwith but is taken not more than forty eight hours after it was demanded, be delivered at the General Meeting at which the poll was demanded to the chairman of the meeting or to the Secretary.

39.                          The chairman of the meeting may in his discretion permit the appointment of a proxy other than as provided herein if the circumstances arise which prevent a Member attending a General Meeting.

Voting

40.1                   A maximum of two Representatives or proxies of a Club shall be entitled to attend General Meetings but, in the event that more than one of such Representatives or proxies shall attend then, whilst such Representatives or proxies shall be entitled to speak, only the Representative present who is senior in order of priority in the notice referred to in Article 36.3 or, (if no Representative but more than one proxy is present), only the first named proxy shall be entitled to vote at such General Meeting on behalf of the Club.

40.2                   Unless otherwise agreed by the Board or by a majority of the Members present at any General Meeting, no other Representative, proxy or any other person representing a Club shall be entitled to attend General Meetings and in any event such person, shall not be entitled to speak thereat unless invited to do so by the chairman of the meeting.

41.                          A vote given or poll demanded by the Representative or proxy of a Member shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll unless notice of such termination was received by the Company at the League Office (or at such other place at which the instrument of proxy was duly deposited) before the commencement of the General Meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the General Meeting or adjourned meeting) the time appointed for taking the poll.

Number and Appointment of Directors

42.                          The Board shall consist of two Directors one of whom shall be the Chairman (who shall be non executive) and the other shall be the Chief Executive.

43.                          A Director need not hold any shares of the Company to qualify him as a Director but he shall be entitled to attend and speak at all General Meetings.

44.                          No person shall be appointed or re-appointed as Chairman or as Chief Executive except pursuant to a Resolution and unless:

44.1              such person is proposed by the Board and notice of intention to propose such person is included in the notice of the General Meeting at which the Resolution is to be proposed; or

44.2              where the General Meeting has already been convened, not less than fourteen and, where the General Meeting has not already been convened, not less than twenty two and, in any case not, more than thirty five clear days before the date appointed for a General Meeting, a notice signed by a Member has been given to the Company of the intention to propose that person for appointment or re-appointment; and

44.3              in either case, his appointment or re-appointment has been or is endorsed by the Special Shareholder (such endorsement not to be unreasonably withheld, refused or delayed).

45.                          The terms and conditions relating to the appointment or re-appointment of, and the remuneration and other terms and other conditions of service of, the Chairman and the Chief Executive shall be determined or confirmed by Resolution.

46.                          Subject to the requirements of the Act, and without prejudice to any claim or rights in respect of any breach of contract between the Company and such person, the Members may by Resolution terminate the appointment of the Chairman or Chief Executive (as the case may be).

Powers of the Board

47.                          Subject to the Memorandum and the Articles the affairs of the Company shall be managed by the Board subject always to any directions from time to time given and any policy resolved upon by the Members in General Meeting.

48.                          The Board shall:

48.1              manage the affairs of the Company including the operation of the League and the operation and implementation of the Rules;

48.2              exercise all powers of the Company but subject always to such powers of supervision and policy direction as the Members in General Meeting may from time to time exercise or give;

48.3              take such executive steps as it considers necessary to give effect to any policy resolved upon by the Members in General Meeting;

48.4              make such recommendations to the Members on such matters of importance to the Company as it considers appropriate; and

48.5              subject to the provisions of the Articles and the Act, determine any and all matters of procedure to be followed by the Company.

49.                          The Board shall not in relation to any dealings relating to television, broadcasting, sponsorship or like transactions or other matters materially affecting the commercial interests of the Members enter into any contract or agreement or conduct themselves in any way as would bind the Company to any contract or agreement without the prior authority or approval by Resolution of the Members.

50.                          No alteration of the Memorandum or the Articles nor any direction of the Members shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given.

Delegation of the Board’s Powers

51.                          The Board may delegate to the Chief Executive such of its powers as the Board considers desirable to be exercised by him.

52.                          Any such delegate under Article 51 may be made subject to any conditions the Board or the Members by Resolution may impose, and either collaterally with or to the exclusion of the Board’s own powers and any such delegation may be revoked or altered.

53.                          The Board may appoint any person or group of persons (including any person who is a Representative of a Club) to carry out or undertake such specific duties for the Company with such powers and authority as it shall determine and, in relation thereto, the Board shall be entitled to remunerate or pay such fees to such person for such duties on such basis and on such terms and conditions, as the Board shall determine.

Borrowing Powers

54.                          The Board may with the prior approval or authority of a Resolution exercise all the powers of the Company to borrow or raise money and to mortgage or charge its assets and, subject to Section 80 of the Act, to issue debenture stock and other debt securities as security for any debt, liability or obligation of the Company or of any third party.

Disqualification and Removal of Directors

55.                          The office of a Director shall be vacated upon the happening of any of the following events:

55.1              if he resigns his office by notice in writing under his hand to the Secretary sent to or left at the League Office;

55.2              if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

55.3              if he is, or may be, suffering form mental disorder and either:

55.3.1              he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984, or

55.3.2              an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

55.4              if he dies;

55.5              if he ceases for any cause to hold office as Chairman or Chief Executive (as the case may be);

55.6              if he ceases to be a Director by virtue of any provision of the Act or becomes prohibited bylaw from being a director;

55.7              if he attains the age of 70.

56.1(2)    In the event of a vacancy occurring on the Board, the continuing Director shall forthwith convene a General Meeting for the purpose of appointing a Director to fill that vacancy and may appoint as a Director a person who is willing to act to be the acting Chairman or Chief Executive, as the case may be. The acting Chairman or Chief Executive so appointed shall hold office until the General Meeting convened as aforesaid shall be held and if not reappointed thereat shall vacate office at the conclusion thereof.

56.2                   Pending such General Meeting an acting Chairman or Chief Executive (as the case may be) appointed as aforesaid shall be treated as and shall have all the powers and duties of the Chairman or the Chief Executive (as the case may be) for all the purposes of the Articles.

(2) By Resolution signed by all the Members on 11th March 1999 the words “(not then being an officers of a Club)” were deleted from this Article.

Directors’ Expenses

57.                          A Director and any person appointed by the Board under Article 53 may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or otherwise in connection with the discharge of their duties.

Directors’ Interests

58.                          Subject to the provisions of the Act and provided that he has disclosed to the Members the nature and extent of any material interest which he has, and obtained the consent of the Members by Resolution, a Director notwithstanding his office:

58.1              may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

58.2              may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

58.3              shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

59.                          For the purpose of Article 58:

59.1              a general notice given to the Members that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

59.2              an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Proceedings of the Board

60.                          Subject to the provisions of the Articles and the Rules, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. Any question arising at a meeting of the Board on which the Directors are not unanimous shall be referred to the Members at the next General Meeting.

61.                          The quorum for the transaction of the business of the Board shall be two Directors.

62.                          If the number of Directors is less than two, the continuing Director may act only for the purpose of calling a General Meeting or for the purposes referred to in Article 56.1.

63.                          The Chairman shall be the chairman of all meetings of the Board.

64.                          All acts done by a meeting of the Board, or by a person acting as a Director (as provided by the Articles) shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of the Director or such other person or that any of them was disqualified from holding office, or if a Director, had vacated office, or was not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and, if a Director, had continued to be a Director and had been entitled to vote.

65.                          A resolution in writing signed by the Directors shall be as valid and effective as if it had been passed at a meeting of the Board and may consist of several documents in the like form each signed by one of the Directors.

66.                          Without prejudice to Article 65, a meeting of the Board may consist of a conference between the Chairman and the Chief Executive who are not both in one place, but where each is able (directly or by telephonic communication) to speak to the other, and to be heard by the other simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the Chairman then is and the Chief Executive shall be required to prepare a minute of such meeting. In relation to any meeting of the Board reference to the word “meeting” in the Articles shall be construed accordingly.

67.                          Unless authorised by a Resolution to do so, a Director shall not vote at any meeting of the Board or on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company but shall nevertheless be counted in the quorum of Directors present at that meeting.

Secretary

68.                          Subject to the provisions of the Act, the Secretary shall be appointed by the Board subject to ratification by the Members in General Meeting for such term, at such remuneration and upon such terms and conditions as the Board thinks fit and any Secretary so appointed may be removed by the Board or by Resolution of the Members.

Minutes

69.                          The Board shall cause minutes to be made in books kept for the purpose of all proceedings at General Meetings, of all Resolutions passed by the Members and of all meetings of the Board, including the names of the Directors present at each of such Board meetings. The Board shall cause all such minutes to be circulated to Members within fourteen days of the date of any such meeting.

Execution of Documents

70.                          The Seal shall only be used pursuant to the authority of the Board. The Board may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by the two Directors or one Director and the Secretary. Any document signed by two Directors or one Director and the Secretary and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the Seal.

Dividends

71.1                   No dividend shall be declared or paid in respect of any share except pursuant to a Resolution in General Meeting.

71.2                   For the avoidance of doubt, Article 71.1 shall not affect the provisions relating to payments to Members in respect of broadcasting or sponsorship or other income received by the Company which shall be as laid down from time to time in the Rules and which shall be implemented by the Board in accordance with the Rules.

Accounts

72.                          No member or other person has any right to inspect any accounting record or book or document of the Company unless:

72.1   he is entitled by law;

72.2   he is authorised to do so by the Board; or

72.3   he is authorised to do so by a Resolution.

Notices

73.1                   A notice calling a meeting of the Board need not be in writing.

73.2                   Any other notice to be given to or by any person pursuant to the Articles shall be in writing.

74.                          Any notice or other document may be served or delivered by the Company on or to any Member or any Director either personally, or by sending it by post addressed to the Member or Director at his registered address or by facsimile transmission or electronic mail or other instantaneous means of transmission to the number or other transmission address or identification provided by the Member or the Director for this purpose, or by leaving it at its registered address addressed to the Member or the Director, or by any other means authorised in writing by the Member or Director concerned.

75.                          Any notice or other document, which is sent by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left at a registered address otherwise than by post, or sent by facsimile transmission or electronic mail or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was left or sent.

76.                 Without prejudice to the provisions of Article 75 relating to service or delivery of any notice or document any notice or document not posted or delivered personally shall also be confirmed by sending or delivering a copy thereof by post or personally as provided in Article 74 but so that, in any such case, the accidental omission to so post or serve the same or non receipt of the same shall not invalidate the due service or delivery of the notice or other document in question.

77.                 A Member present, either by Representative or by proxy, at any General Meeting shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

78.                 A notice may be given by the Company to a Successor of a Member in consequence of the insolvency, administration or receivership of a Member, by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a Member, addressed to the Member by name or to the Successor at the address, if any, within the United Kingdom supplied for that purpose by the Successor. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the insolvency, administration or receivership had not occurred.

Rules of The Football Association

79.                 The Company shall adhere to and comply with the Football Association Rules.

Winding Up

80.                 On the winding-up of the Company the surplus assets shall be applied first, in repaying to the Members the amount paid on their shares respectively and, if such assets shall be insufficient to repay the said amount in full, they shall be applied rateably.

81.                 If the surplus assets shall be more than sufficient to pay to the Members the whole amount paid upon their shares, the balance shall be paid over to The Football Association Benevolent Fund or to such other charitable or benevolent object connected with Association Football as shall be determined by Resolution at or before the time of winding-up and approved by The Football Association.

Indemnity

82.                 Subject to the provisions of the Act, but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

MISCELLANEOUS

POINTS BASED SYSTEM

GOVERNING BODY ENDORSEMENT REQUIREMENTS FOR PLAYERS

Background

This document explains the criteria necessary for football clubs to become Sponsors and obtain Governing Body Endorsements for individual players under Tiers 2 and 5 of the Home Office Points Based System for the 2013/14 season.

Consultation

The following criteria have been agreed by the Home Office following consultation between the FA, the Premier League, the Football League, the Professional Footballers’ Association, the League Managers’ Association and the other Home Associations of the Scottish FA, the FA of Wales and the Irish FA.

Duration

The criteria will apply for season 2013/14 and will be effective from 1st May 2013 through to 30th April 2014. The criteria will be reviewed in early 2014 in order that revised criteria may be issued by the 1st May 2014 to operate for season 2014/15.

Sponsorship

To be eligible to become a Sponsor and issue Certificates of Sponsorship a club must be in membership of the Premier League or the Football League. A Sponsor’s licence issued under Tier 2 or Tier 5 is valid for a period of 4 years, after which time it may be renewed. Clubs should note that a Sponsor’s licence may be revoked at any time if the Sponsor is seen to be failing in its compliance with its duties.

Certificates of Sponsorship

Please note: any Certificate of Sponsorship assigned to a player by the applicant Club must be submitted to the FA.

Length of Season

For the purposes of PBS, the playing season for this sport is from August to May. This may vary slightly from season to season depending on the arrangement of the first and last matches.

Criteria for Players

To be eligible for a Governing Body Endorsement under PBS:

1.              The applicant club must be in membership of the Premier League or Football League.  During the period of endorsement, the player may only play for clubs in membership of those leagues (i.e. the player may not be loaned to a club below the Football League);

2.              The player must have participated in at least 75% of his home country’s senior competitive international matches where he was available for selection during the two years preceding the date of the application; and

3.              The player’s National Association must be at or above 70th place in the official FIFA World Rankings when averaged over the two years preceding the date of the application.

Competitive matches

The definition of a senior competitive international match is a:

•                  FIFA World Cup Finals match;

•                  FIFA World Cup Qualifying group match;

•                  FIFA Confederations Cup matches; and

•                  Continental Cup Qualifiers and Finals matches, for example:

•                  UEFA European Championships and Qualifiers;

•                  CAF African Cup of Nations and Qualifiers;

•                  AFC Asia Nations Cup and Qualifiers;

•                  CONCACAF Gold Cup;

•                  CONCACAF Copa Caribe;

•                  UNCAF Nations Cup;

•                  CONMEBOL Copa America;

•                  OFC Nations Cup.

International appearances

When submitting an application, clubs should provide written confirmation of the player’s international appearance record over the preceding two years, highlighting those matches where the player took part, as well as those for which he was unavailable for selection due to injury or suspension. Confirmation of the player’s appearances should be obtained from his National Association. If this is not possible, the information will be independently verified by the FA through all available sources. A decision cannot be made until this process has been completed and any relevant supporting evidence is submitted.

Injury and suspension

If a player was not available for selection for a match or series of matches due to injury or suspension and provided that written evidence is submitted to this effect, those games will be excluded from the total when calculating the player’s appearance percentage. Ideally, evidence should be obtained from the player’s National Association or club doctor, stipulating which games the player missed through injury.

Please note that, where a player does not take part in a match, he will not be considered as injured if he was listed as a substitute and therefore any such matches will be counted as non-appearances when calculating the player’s appearance percentage.

FIFA rankings

There are currently 209 international teams listed in the official FIFA World Rankings. Those countries which have regularly achieved a 70th placing or higher over a period of two years are regarded as nations who have competed regularly at a highly competitive international level and have players of the highest standard who have contributed consistently to the achievement of that ranking.

The FA will produce the aggregated two-year rankings list on a monthly basis when the FIFA World Rankings are published. These will be made available on TheFA.com and those countries ranked at 70th or above in the most recent list at the time of application will be considered to have met the criterion.

Length of issue

Governing Body Endorsements should be issued for a period appropriate to the tier under which the application is being made, that is:

•                  Tier 2 (Sportsperson)

Initial application — for the length of the player’s contract or up to three years, whichever is the shorter period. Extension application — for the length of the player’s contract or up to three years, whichever is the shorter period.

Where a player is currently registered under a work permit and an extension will transfer him into the Points Based System, his initial period of leave under Tier 2 may be for a maximum of three years; thereafter, any extensions will be for a maximum of three years.

Please note the FA will not issue a Governing Body Endorsement under Tier 2 for a player that does not meet the necessary English Language Requirement at the time of the application. Applications made under Tier 2 will be subject to any player who is not from a majority English-speaking country passing an accredited English Language Test.

•                  Tier 5 (Temporary Worker — Creative and Sporting)

Length of the player’s contract or up to 12 months, whichever is the shorter period. No in-country extensions are possible of more than a total period of 12 months. For example if a player initially had six months approval he would be allowed to apply for an extension in-country up to another six months. If a club wishes to continue to employ a player beyond 12 months, the individual will have to return overseas to make a new application.

Tier 5 to Tier 2 switching

Players may enter under Tier 5 without the need to demonstrate the competency in English required under Tier 2. Players may then apply to switch to Tier 2 once they have passed the English Language Test. For this, the club will need to submit a new application so that they may be issued with a new endorsement and subsequently produce a new Certificate of Sponsorship under Tier 2. The application will need to be supported by a notification of pass or pass certificate at the agreed ‘A1 Basic’ level from an accredited English Language Test Centre. The application to switch into Tier 2 may be made in-country.

If, at the end of the 12 month period, the player has been unable to meet the English language requirement, he will need to return home and obtain entry clearance for a further 12 month period under Tier 5.

Where a player wishes to switch into Tier 2 for the remainder of his employment and he does not meet the criteria for initial applications, the application will be dealt with by consultation with the relevant football governing bodies in a similar way to extension applications. If approval is not given for the application to be progressed automatically, however, an appeal panel will be required.

Extension applications

Where the player is extending his employment with the same club

If a club wishes to retain the services of a player, they should submit a new application before the work permit or Certificate of Sponsorship expires. If the criteria are satisfied, an endorsement will be issued for the period of their contract, up to a maximum of three years.

Where the player does not satisfy the criteria, the FA will consult with the other relevant football bodies by email, providing any details put forward by the club in favour of that individual. If it is their unanimous recommendation that the application does not need to be considered by a panel, then the case can be processed without.

If the football bodies do not unanimously agree to the renewal then the club may request that it be considered by a panel.

Changes during the period of approval

Change of employment

A club wishing to sign a player from another United Kingdom club must submit an application to the FA. If the criteria are satisfied, a Governing Body Endorsement will be issued for a maximum of three years in respect of his employment with the new club.

If the criteria are not satisfied, the FA will consult with the relevant football bodies by email, providing any details put forward by the club in favour of the player, such as his appearance record for that club and details of how far he meets the criteria. If it is their unanimous recommendation that the application does not need to be considered by a panel, then the case can be processed without. If any party expresses concern about the application, an appeal panel will be required.

Temporary transfer of registration (loans)

For the purpose of these requirements, loans are defined as temporary transfers which do not extend beyond the end of the season in which the registration is temporarily transferred. Loans are only permissible within the player’s current period of approval and should not be used to avoid making extension or change of employment applications.

•                 To another club in the UK

If a player on a work permit or Certificate of Sponsorship is moving to another club in the UK on a loan basis, his parent club must notify the Home Office of the fact that he has temporarily moved location. This should be done via the Sponsor Management System for players with approval under the Points Based System or by Notification of a Technical Change of Employment for players currently registered under a work permit.

There is no requirement for the loanee club to submit an application to the FA or for the player to meet any conditions such as the English Language Test. The loaning club retains overall responsibility for the player as his employer and Sponsor and he is granted permission to move temporarily under the provisions of his current leave, provided that the Certificate of Sponsorship issued by the loaning club is valid for the duration of the loan period. If the loan is later made permanent, the new club will, at this time, have to make a fresh application on behalf of the player. Clubs should note that the change of employment process must be fully completed before the player can play as a permanent employee of the new club.

•                 To a club outside the UK

Where a player is moving to a club outside the UK on a temporary transfer basis, his parent club must again inform the Home Office of the player’s technical change of employment. When the player returns to his parent club after the loan period, he does not need to be tested again against the entry criteria and may simply resume his employment with his original club (providing his existing leave remains valid beyond the date of his return), on the basis that he has an existing Certificate of Sponsorship and has already met the entry requirements at the beginning of his employment with that club.

•                 From a club outside the UK

Any player joining an English club on loan from an overseas club (outside the UK) must meet all the requirements of Tier 2 or Tier 5 and therefore an application must be submitted to the FA. International loan players are also subject to appeal panels if they do not meet the criteria.

Contract changes or re-negotiation during the period of approval

Where a club wishes to make significant changes to the terms and conditions of the player’s contract, for instance to improve his salary or length of contract part-way through the approved period, the club should notify the Home Office of this. Where the player is registered under the work permits system, the club should submit a new application. Where the player is registered under the Points Based System, the club may report the change through the Sponsor Management System.

If a new application is required and the criteria are not met:

•                  Where the player’s initial contract was for 12 months or longer, the FA will consult with the other relevant football bodies by email. They will ask whether the application needs to be considered at a panel. If the football bodies recommend unanimously they are satisfied that the changes do not need to be considered by a panel, then the case can be processed without one. If any of the governing bodies have concerns with the application, a panel will be arranged.

•                  Where the player’s initial contract was for less than 12 months, a panel will be arranged as normal.

Trials arrangements

Governing Body Endorsements will not be issued to clubs for the purpose of having players to trial with them. Clubs may wish to approach the Immigration Enquiry Bureau on 0870 606 7766 for further information should they wish to consider taking a non-European Economic Area (EEA) player on trial.

International transfer windows

Governing Body Endorsements may be applied for by clubs at any time and will be considered against the criteria as above. Clubs should take into consideration the fact that a Governing Body Endorsement for a player, once issued, must be used within two months, unless that club has the express approval of the FA.

Panels

Where an application does not meet the published criteria, a club may request an appeal panel to consider the player’s skills and experience. In these cases the FA will refer the club’s evidence to an independent panel (please see Panel Terms of Reference and Operating Procedures).

The remit of the panel is:

•                  To consider whether the player is of the highest calibre.

•                  To consider whether the player is able to contribute significantly to the development of the game at the top level in England.

Clubs should note that, in respect of any application, there will only be one panel available (i.e. a panel and recommendation, followed by a decision). A club should therefore ensure that all evidence it wishes to present in support of its application is presented to the panel.

If the club has previously made an application that was unsuccessful at panel a further panel cannot be requested for the same player within four months of the original appeal date.

Ceasing the employment of players

If a club ceases to employ a player prematurely, they must inform the Home Office.

Fees

An administration fee of £400 plus VAT will be charged for each application for a Governing Body Endorsement.

The cost of an application that is referred to a panel will be £1000 plus VAT to cover the fees and travel of the independent experts. The costs of the representatives of the FA, League and PFA will be met by their own organisations. Each club will meet its own costs of appeal.

Leave to remain / Visas

This guidance should be used in conjunction with the relevant advice issued by the Home Office. The FA is not registered to give advice on immigration routes or processes or to advise on an individual’s immigration status. Information on aspects of immigration policy and law can be found on the Home Office website at www.ukba.homeoffice.gov.uk or you may wish to seek advice from an OISC registered advisor or someone who is otherwise exempt from such a registration requirement, for example, a qualified solicitor. Clubs are advised to allow sufficient time for entry clearance to be granted. The time taken may vary depending upon where the player is making his application. A guide to Visa processing times for specific overseas posts can be found at http://www.ukba.homeoffice.gov.uk/visas-immigration/general-info/processing-times/

Please note that an individual’s personal and immigration history may be taken into account when their application is being considered.

Further information

This guidance is available on the websites of the FA (www.thefa.com) the Premier League (www.premierleague.com) and the Football League (www.football-league.co.uk).

Contacts

For any queries regarding these criteria or to discuss the application process for football, please contact:

Laura Taylor

Registrations Officer (PBS)

The Football Association

Wembley Stadium

PO Box 1966

London

SW1P 9EQ

Tel: 0844 980 8200 # 4629

Mob: 07984 648301 (for urgent PBS matters only)

Laura.Taylor@TheFA.com

Please note that if your query extends beyond football and into immigration, you will be directed to the Home Office.

Home Office Help

If you are an employer or Sponsor and have a general query about the Sponsor application process under Tier 2 or Tier 5, please call the Home Office helpline on 0300 123 4699 or email SponsorshipPBSenquiries@ukba.gsi.gov.uk.

For specific enquiries regarding individual applications or about the migrant application process in general, please call the Immigration Enquiry Bureau on 0870 606 7766 or email UKBApublicenquiries@ukba.gsi.gov.uk.

For any technical problems with the Sponsor Management System, please call the SMS helpline on 0114 207 2900.

CONSTITUTION OF THE PROFESSIONAL FOOTBALL
NEGOTIATING AND CONSULTATIVE COMMITTEE
(ENGLAND AND WALES)

Title

1.              The committee shall be called the Professional Football Negotiating and Consultative Committee (P.F.N.C.C.).

Membership

2.              The committee shall consist of

(a)     four representatives from the Professional Footballers’ Association;

(b)     two representatives from The Football League Limited;

(c)     two representatives from The FA Premier League Limited;

(d)     one representative from The Football Association Limited;

(e)     the Chief Executive/Officers of each of the four bodies listed above.

Scope

3.              The committee shall have within its scope Professional Association Football Players employed by clubs in membership of The Football League Limited and The FA Premier League Limited.

Function

4.              The function of the committee shall be:

(a)         to consider questions concerning players’ remuneration and other terms and conditions of employment, including contractual obligations, minimum pay, bonuses governed by League rules, pensions, fringe benefits, holidays, standard working conditions and insurance, as well as procedural matters involving the negotiating machinery, and the contract appeals machinery. This should not be regarded as an exhaustive list. No major changes in the regulations of the Leagues affecting a player’s terms and conditions of employment shall take place without full discussion and agreement in the P.F.N.C.C.;

and

(b)         to facilitate consultation between the parties on any matter relating to professional Association Football upon which any of the parties considers that the view of the P.F.N.C.C. would be desirable to help further the best interests of the game.

Chairman

5.              (a)         The committee shall appoint an independent chairman.

(b)         In the event of the unavoidable absence of the independent chairman, a meeting may be chaired by a member of the Committee by agreement of all the four bodies listed in Clause 2.

Secretary

6.              (a)   The Secretary of the Football League and the Chief Executive of the Professional Footballers’ Association shall act as joint secretaries of the P.F.N.C.C.

(b)   The administration and secretarial services to be provided by The Football League.

Executive Officer

7.              The persons listed in clause 2(e) above shall meet as and when necessary and in any event shall meet before any meeting of the P.F.N.C.C. in order to give preliminary consideration to items which are to appear on the Agenda for the next P.F.N.C.C. meeting.

Meetings

8.              (a)   There shall be four ordinary meetings of the P.F.N.C.C. each year. They shall take place on the first Thursday in July, October and April, and the second Thursday in January.

At least 14 days’ notice of an ordinary meeting shall be given and the business of the meeting shall be stated in the notice.

(b)         Special meetings may be called at the discretion of the chairman at the request of any member. At least seven days’ notice of such meetings shall be given and the business of the meeting shall be stated in the notice.

(c)          Other parties may be invited to attend any meeting of the P.F.N.C.C. at the request of any member and at the Chairman’s discretion. The Chairman shall also be empowered to invite third parties to any meeting following consultation with the members.

(d)         The Football League and The FA Premier League shall communicate with those clubs employing the representatives of the Professional Footballers’ Association, and their deputies, and request that such representatives and deputies be given reasonable facilities to attend meetings of the P.F.N.C.C.

Minutes

9.              Full minutes of all meetings shall be drafted by the joint secretaries and chairman.

Resolution of differences

10.       (a)   It shall be the duty of the members of the committee to take all reasonable steps to ensure the acceptance of agreements reached. Where appropriate, any of the bodies listed in Clause 2 may seek the assistance of the chairman in expounding and explaining agreements reached.

(b)         The parties to any dispute may by agreement seek the advice of the chairman on any matter before the committee.

(c)          The parties to any dispute may by agreement seek independent arbitration by the Conciliation and Arbitration Service or any other agreed independent arbitrator.

Sub-Committees

11.       The committee shall have power to set up such sub-committees or joint working parties not restricted to members of the committee as it considers necessary. Full minutes of sub-committee meetings shall be kept and appended to minutes of meetings of the P.F.N.C.C. for distribution to members.

Finance

12.       (a)   Each of the bodies listed in Clause 2 shall be responsible for meeting the expenses of its representative(s) for attending meetings.

(b)         The expenses of the chairman shall be shared equally by the bodies listed in Clause 2.

(c)          Any other expense shall be shared equally by the bodies listed in Clause 2, including the charges of The Football League Ltd for secretarial services.

Amendment of constitution

13.       Alteration in the constitution of the committee shall only be considered at a meeting called specifically for that purpose and notice of any proposed alteration shall be given in writing 28 days previous to such meeting. Any alteration to the constitution shall only take effect after approval to it has been given by each of the bodies listed in Clause 2.

Press notice

14.       After each meeting, where appropriate, an agreed press statement shall be made available and members shall refrain from any critical comment in the press, radio or on television.

Status of constitution

15.       This constitution shall be presented to the next general meeting of the bodies listed in Clause 2. If approved by each of them it shall be regarded as an agreement binding on each and all of them and shall be appended to the rules of each body.

STATISTICS

PREMIER LEAGUE TABLE

SEASON 2012/13

			HOME					AWAY
		P	W	D	L	GF	GA	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	16	0	3	45	19	12	5	2	41	24	43	89
2	Manchester City	38	14	3	2	41	15	9	6	4	25	19	32	78
3	Chelsea	38	12	5	2	41	16	10	4	5	34	23	36	75
4	Arsenal	38	11	5	3	47	23	10	5	4	25	14	35	73
5	Tottenham Hotspur	38	11	5	3	29	18	10	4	5	37	28	20	72
6	Everton	38	12	6	1	33	17	4	9	6	22	23	15	63
7	Liverpool	38	9	6	4	33	16	7	7	5	38	27	28	61
8	West Bromwich Albion	38	9	4	6	32	25	5	3	11	21	32	-4	49
9	Swansea City	38	6	8	5	28	26	5	5	9	19	25	-4	46
10	West Ham United	38	9	6	4	34	22	3	4	12	11	31	-8	46
11	Norwich City	38	8	7	4	25	20	2	7	10	16	38	-17	44
12	Fulham	38	7	3	9	28	30	4	7	8	22	30	-10	43
13	Stoke City	38	7	7	5	21	22	2	8	9	13	23	-11	42
14	Southampton	38	6	7	6	26	24	3	7	9	23	36	-11	41
15	Aston Villa	38	5	5	9	23	28	5	6	8	24	41	-22	41
16	Newcastle United	38	9	1	9	24	31	2	7	10	21	37	-23	41
17	Sunderland	38	5	8	6	20	19	4	4	11	21	35	-13	39
18	Wigan Athletic	38	4	6	9	26	39	5	3	11	21	34	-26	36
19	Reading	38	4	8	7	23	33	2	2	15	20	40	-30	28
20	Queens Park Rangers	38	2	8	9	13	28	2	5	12	17	32	-30	25

PREMIER LEAGUE ATTENDANCES

SEASON 2012/13

Club	Average	Highest
Arsenal	60,080	60,112	v Manchester United
Aston Villa	35,060	42,084	v Chelsea
Chelsea	41,462	41,792	v Everton
Everton	36,356	39,613	v Liverpool
Fulham	25,393	25,700	v Southampton, Swansea City and Arsenal
Liverpool	44,756	45,017	v Chelsea
Manchester City	46,977	47,386	v Everton
Manchester United	75,530	75,605	v Reading
Newcastle United	50,757	52,490	v West Ham United
Norwich City	26,615	26,842	v Aston Villa
Queens Park Rangers	17,740	18,304	v Liverpool
Reading	23,859	24,184	v Everton
Southampton	30,812	32,070	v Liverpool
Stoke City	26,922	27,544	v Aston Villa
Sunderland	40,544	47,456	v Newcastle United
Swansea City	20,369	20,650	v Manchester United
Tottenham Hotspur	36,119	36,244	v Newcastle United
West Bromwich Albion	25,317	26,398	v Manchester United
West Ham United	33,978	35,022	v Liverpool
Wigan Athletic	19,421	23,001	v Aston Villa

Average Attendance	35,903
Total Aggregate Attendance	13,643,273

PREMIER LEAGUE RESULTS

SEASON 2012/13

	Arsenal	Aston Villa	Chelsea	Everton	Fulham	Liverpool	Manchester City	Manchester United	Newcastle United	Norwich City	Queens Park Rangers	Reading	Southampton	Stoke City	Sunderland	Swansea City	Tottenham Hotspur	West Bromwich Albion	West Ham United	Wigan Athletic
Arsenal		2-1	1-2	0-0	3-3	2-2	0-2	1-1	7-3	3-1	1-0	4-1	6-1	1-0	0-0	0-2	5-2	2-0	5-1	4-1
Aston Villa	0-0		1-2	1-3	1-1	1-2	0-1	2-3	1-2	1-1	3-2	1-0	0-1	0-0	6-1	2-0	0-4	1-1	2-1	0-3
Chelsea	2-1	8-0		2-1	0-0	1-1	0-0	2-3	2-0	4-1	0-1	4-2	2-2	1-0	2-1	2-0	2-2	1-0	2-0	4-1
Everton	1-1	3-3	1-2		1-0	2-2	2-0	1-0	2-2	1-1	2-0	3-1	3-1	1-0	2-1	0-0	2-1	2-1	2-0	2-1
Fulham	0-1	1-0	0-3	2-2		1-3	1-2	0-1	2-1	5-0	3-2	2-4	1-1	1-0	1-3	1-2	0-3	3-0	3-1	1-1
Liverpool	0-2	1-3	2-2	0-0	4-0		2-2	1-2	1-1	5-0	1-0	1-0	1-0	0-0	3-0	5-0	3-2	0-2	0-0	3-0
Manchester City	1-1	5-0	2-0	1-1	2-0	2-2		2-3	4-0	2-3	3-1	1-0	3-2	3-0	3-0	1-0	2-1	1-0	2-1	1-0
Manchester United	2-1	3-0	0-1	2-0	3-2	2-1	1-2		4-3	4-0	3-1	1-0	2-1	4-2	3-1	2-1	2-3	2-0	1-0	4-0
Newcastle United	0-1	1-1	3-2	1-2	1-0	0-6	1-3	0-3		1-0	1-0	1-2	4-2	2-1	0-3	1-2	2-1	2-1	0-1	3-0
Norwich City	1-0	1-2	0-1	2-1	0-0	2-5	3-4	1-0	0-0		1-1	2-1	0-0	1-0	2-1	2-2	1-1	4-0	0-0	2-1
Queens Park Rangers	0-1	1-1	0-0	1-1	2-1	0-3	0-0	0-2	1-2	0-0		1-1	1-3	0-2	3-1	0-5	0-0	1-2	1-2	1-1
Reading	2-5	1-2	2-2	2-1	3-3	0-0	0-2	3-4	2-2	0-0	0-0		0-2	1-1	2-1	0-0	1-3	3-2	1-0	0-3
Southampton	1-1	4-1	2-1	0-0	2-2	3-1	3-1	2-3	2-0	1-1	1-2	1-0		1-1	0-1	1-1	1-2	0-3	1-1	0-2
Stoke City	0-0	1-3	0-4	1-1	1-0	3-1	1-1	0-2	2-1	1-0	1-0	2-1	3-3		0-0	2-0	1-2	0-0	0-1	2-2
Sunderland	0-1	0-1	1-3	1-0	2-2	1-1	1-0	0-1	1-1	1-1	0-0	3-0	1-1	1-1		0-0	1-2	2-4	3-0	1-0
Swansea City	0-2	2-2	1-1	0-3	0-3	0-0	0-0	1-1	1-0	3-4	4-1	2-2	0-0	3-1	2-2		1-2	3-1	3-0	2-1
Tottenham Hotspur	2-1	2-0	2-4	2-2	0-1	2-1	3-1	1-1	2-1	1-1	2-1	3-1	1-0	0-0	1-0	1-0		1-1	3-1	0-1
West Bromwich Albion	1-2	2-2	2-1	2-0	1-2	3-0	1-2	5-5	1-1	2-1	3-2	1-0	2-0	0-1	2-1	2-1	0-1		0-0	2-3
West Ham United	1-3	1-0	3-1	1-2	3-0	2-3	0-0	2-2	0-0	2-1	1-1	4-2	4-1	1-1	1-1	1-0	2-3	3-1		2-0
Wigan Athletic	0-1	2-2	0-2	2-2	1-2	0-4	0-2	0-4	2-1	1-0	2-2	3-2	2-2	2-2	2-3	2-3	2-2	1-2	2-1

PLAYER APPEARANCES AND GOALS

SEASON 2012/13

Arsenal	P	Sub P	Sub NP	GS
Arshavin, Andrey	0	7	5	0
Arteta Amatriain, Mikel	34	0	0	6
Cazorla, Santiago	37	1	0	12
Chamakh, Maroune	0	0	2	0
Clarindo Dos Santos, Andre	3	5	9	0
Coquelin, Francis	3	8	16	0
Diaby, Vassiriki Abou	10	1	1	0
Djourou-Gbadjere, Johan Danon	0	0	6	0
Fabianski, Lukasz	4	0	2	0
Frimpong, Emmanuel Yan	0	0	2	0
Gibbs, Kieran James Ricardo	23	4	1	0
Giroud, Olivier	24	10	0	11
Gnabry, Serge David	0	1	0	0
Jenkinson, Carl Daniel	14	0	18	0
Koscielny, Laurent	20	5	7	2
Mannone, Vito	9	0	23	0
Martinez, Damain Emiliano	0	0	10	0
Mertesacker, Per	33	1	2	3
Miquel-Pons, Ignasi	0	1	0	0
Monreal, Ignacio	9	1	4	1
Oxlade-Chamberlain, Alexander M D	11	14	9	1
Podolski, Lukas	25	8	2	11
Ramsey, Aaron James	21	15	2	1
Rosicky, Tomas	7	3	10	2
Sagna, Bacary	25	0	1	0
Squillaci, Sebastien	0	0	2	0
Szczesny, Wojciech Tomasz	25	0	3	0
Vermaelen, Thomas	25	4	6	0
Walcott, Theo James	24	8	1	14
Wilshere, Jack Andrew	20	5	2	0
Yao, Gervais Kouassi	12	6	11	5

		Sub	Sub
Aston Villa	P	P	NP	GS
Agbonlahor, Gabriel	24	4	1	9
Albrighton, Marc Kevin	4	5	5	0
Baker, Nathan Luke	25	1	2	0
Bannan, Barry	18	6	6	0
Bennett, Joseph	21	4	3	0
Bent, Darren Ashley	8	8	6	3
Benteke, Christian	32	2	0	19
Bowery, Jordan	3	7	20	0
Burke, Graham Dylan	0	0	3	0
Carruthers, Samir Badre	0	0	5	0
Clark, Ciaran	28	1	1	1
Dawkins, Simon	0	4	5	0
Delfouneso, Nathan	1	0	0	0
Delph, Fabian	19	5	6	0
El Ahmadi Aroussi, Karim	12	8	7	1
Gardner, Gary	0	2	1	0
Given, Shay John James	2	0	33	0
Guzan, Bradley Edwin	36	0	2	0
Herd, Christopher	9	0	2	0
Holman, Brett	16	11	9	1
Ireland, Stephen James	9	4	8	0
Lichaj, Eric Joseph	9	8	12	0
Lowton, Matthew John	37	0	0	2
Marshall, Andrew John	0	0	3	0
N’Zogbia, Charles	11	10	5	2
Stevens, Enda	6	1	1	0
Sylla, Yacouba	7	4	3	0
Vlaar, Ron Peter	27	0	1	2
Weimann, Andreas	26	4	6	7
Westwood, Ashley Roy	28	2	4	0
Williams, Derrick	0	1	4	0

Key: P = Played	Sub P = Sub Played	Sub NP = Sub Not Played	GS = Goals Scored

Chelsea	P	Sub P	Sub NP	GS
Ake, Nathan Benjamin	1	2	9	0
Azpilicueta Tanco, Cesar	24	3	8	0
Ba, Demba	11	3	4	2
Benayoun, Yossi	0	6	6	0
Bertrand, Ryan	14	5	12	0
Cahill, Gary James	24	2	7	2
Cech, Petr	36	0	0	0
Christensen, Andreas Bodtker	0	0	1	0
Cole, Ashley	31	0	3	1
Dos Santos Emboaba Junior, O	24	10	4	4
Essien, Michael	0	0	3	0
Ferreira, Paulo Renato Rebocho	0	2	19	0
Hazard, Eden	31	3	0	9
Hilario Meireles Alves Sampaio, H	0	0	2	0
Ivanovic, Branislav	33	1	4	5
Lampard, Frank James	21	8	2	15
Luiz Moreira Marinho, David	29	1	1	2
Marin, Marko	2	4	15	1
Mata Garcia, Juan Manuel	31	4	0	12
Meireles, Raul Jose Trindade	1	2	0	0
Mikel, John Obi	19	3	2	0
Moses, Victor	12	11	4	1
Piazon, Lucas Domingues	0	1	5	0
Santos Do Nascimento, Ramires	28	7	0	5
Sturridge, Daniel	1	6	2	1
Terry, John George	11	3	9	4
Torres Sanz, Fernando Jose	28	8	2	8
Turnbull, Ross	2	1	35	0
Vidal, Oriol Romeu	4	2	9	0

		Sub	Sub
Everton	P	P	NP	GS
Anichebe, Victor Chinedu	19	7	2	6
Baines, Leighton John	38	0	0	5
Barkley, Ross	2	5	12	0
Browning, Tyias	0	0	1	0
Coleman, Seamus	24	2	2	0
Distin, Sylvain	31	3	3	0
Duffy, Shane Patrick Michael	0	1	23	0
Fellaini-Bakkioui, Marouane	31	0	0	11
Gibson, Darron Thomas Daniel	22	1	0	1
Gueye, Magaye Serigne F D N	0	2	16	0
Heitinga, John Gijsbert Alan	17	9	11	0
Hibbert, Anthony James	4	2	5	0
Hitzlsperger, Thomas	4	3	18	0
Howard, Timothy Matthew	36	0	0	0
Jagielka, Philip Nikodem	36	0	0	2
Jelavic, Nikica	26	11	0	7
Kennedy, Matthew	0	0	3	0
Mirallas Y Castillo, Kevin Antonio J G	23	4	0	6
Mucha, Jan	2	0	36	0
Naismith, Steven John	13	18	6	4
Neville, Philip John	18	0	6	0
Osman, Leon	36	0	0	5
Oviedo Jimenez, Bryan Josue	1	14	19	0
Pienaar, Steven	35	0	0	6
Santos Da Silva Junior, Francisco	0	0	1	0
Springthorpe, Mason Thomas	0	0	2	0
Stones, John	0	0	3	0
Vellios, Apostolos	0	6	9	0

Fulham	P	Sub P	Sub NP	GS
Baird, Christopher	14	5	6	2
Banya, Charles	0	0	1	0
Berbatov, Dimitar	32	1	0	15
Briggs, Matthew	3	2	6	0
Davies, Simon	0	0	2	0
Dejagah, Ashkan	13	8	2	0
Dembele, Moussa	2	0	0	0
Diarra, Mahamadou	7	1	2	0
Duff, Damien Anthony	27	4	0	3
Emanuelson, Urby Vitorrio Diego	5	8	1	1
Enoh, Eyong Takang	8	1	0	0
Etheridge, Neil	0	0	22	0
Frei, Kerim	2	5	5	0
Frimpong, Emmanuel Yan	2	4	6	0
Halliche, Rafik	0	0	2	0
Hangeland, Brede Paulsen	35	0	0	0
Hughes, Aaron William	23	1	14	0
Kacaniklic, Alexander	16	4	6	4
Karagkounis, Georgios	20	5	10	1
Kasami, Pajtim	0	2	11	0
Kelly, Stephen Michael	0	2	12	0
Manolev, Stanislav	4	1	2	0
Petric, Mladen	9	14	6	5
Richardson, Kieran Edward	12	2	9	1
Riether, Sascha	35	0	0	1
Riise, John Arne	29	2	3	0
Rodallega Martinez, Hugo	14	15	9	3
Ruiz Gonzalez, Bryan Jafet	26	3	0	5
Schwarzer, Mark	36	0	0	0
Senderos, Philippe	18	3	11	0
Sidwell, Steven James	24	4	0	4
Smith, Alex	0	1	2	0
Somogyi, Csaba	0	0	1	0
Stockdale, David Adam	2	0	15	0
Tavares, Mickael	0	0	1	0
Trotta, Marcello	0	0	1	0

		Sub	Sub
Liverpool	P	P	NP	GS
Adam, Charles Graham	0	0	1	0
Agger, Daniel Munthe	35	0	0	3
Allen, Joseph Michael	21	6	3	0
Assaidi, Ossama	0	4	13	0
Borini, Fabio	5	8	4	1
Carragher, James Lee	16	8	13	0
Carroll, Andrew Thomas	0	2	0	0
Coady, Conor David	0	1	2	0
Coates Nion, Sebastian	2	3	17	0
Cole, Joseph John	0	6	2	1
Coutinho Correia, Phillippe	12	1	0	3
Downing, Stewart	25	4	6	3
Fernandez Saenz De Le Torre, J J	8	6	12	0
Gerrard MBE, Steven George	36	0	0	9
Gulacsi, Peter	0	0	9	0
Henderson, Jordan Brian	16	14	8	5
Ibe, Jordon Femi Ashley	1	0	1	0
Johnson, Glen McLeod Cooper	36	0	0	1
Jones, Bradley	7	0	28	0
Jones, Lloyd Richard	0	0	1	0
Kelly, Martin Ronald	4	0	1	0
Morgan, Adam Joseph	0	0	1	0
Pezzini Leiva, Lucas	24	2	0	0
Reina Paez, Jose Manuel	31	0	1	0
Robinson, Jack	0	0	3	0
Sahin, Nuri	7	0	8	1
Sanchez Diaz, Jose Enrique	25	4	2	2
Shelvey, Jonjo	9	10	15	1
Skrtel, Martin	23	2	10	2
Sterling, Raheem Shaquille	19	5	4	2
Sturridge, Daniel	11	3	1	10
Suarez Diaz, Luis Alberto	33	0	0	23
Wisdom, Andre	12	0	11	0

Manchester City	P	Sub P	Sub NP	GS
Aguero Del Castillo, Sergio	22	8	2	12
Balotelli, Mario Barwuah	7	7	2	1
Barry, Gareth	27	4	2	1
Clichy, Gael	26	2	3	0
De Jong, Nigel	1	0	1	0
Dzeko, Edin	16	16	6	14
Evans, George	0	0	1	0
Garcia Fernandez, Francisco J	17	7	8	2
Hart, Charles Joseph John	38	0	0	0
Jimenez Silva, David Josue	29	3	1	4
Kolarov, Aleksandar	11	9	13	1
Kompany, Vincent	26	0	1	1
Lescott, Joleon Patrick	17	9	7	1
Mesquita Lopes, Marcos Paulo	0	0	1	0
Milner, James Philip	19	7	3	4
Nasri, Samir	22	6	3	2
Nastasic, Matija	21	0	5	0
Pantilimon, Costel Fane	0	0	36	0
Razak, Abdul	0	3	7	0
Rekik, Kerim	1	0	4	0
Richards, Micah	7	0	0	0
Rodwell, Jack	6	5	6	2
Savic, Stefan	0	0	2	0
Sinclair, Scott Andrew	2	9	14	0
Sisenando, Douglas Maicon	4	5	3	0
Suarez, Denis	0	0	1	0
Tevez, Carlos	28	6	3	11
Toure, Kolo Abib	10	5	14	0
Toure, Gnegneri Yaya	32	0	0	7
Wright, Richard Ian	0	0	2	0
Zabaleta Girod, Pablo Javier	29	1	3	2

Manchester United	P	Sub P	Sub NP	GS
Almedia Da Cunha, Luis Carlos	7	4	7	1
Amos, Benjamin Paul	0	0	4	0
Berbatov, Dimitar	0	0	1	0
Buttner, Alexander	4	1	12	2
Carrick, Michael	34	2	0	1
Cleverley, Thomas William	18	4	14	2
De Abreu Oliveira, Anderson L	9	8	9	1
De Gea Quintana, David	28	0	9	0
Evans, Jonathan Grant	21	2	7	3
Evra, Patrice Latyr	34	0	2	4
Ferdinand, Rio Gavin	26	2	4	1
Fletcher, Darren Barr	2	1	5	1
Giggs, Ryan Joseph	12	10	8	2
Hernandez Balcazar, Javier	9	13	13	10
Januzaj, Adnan	0	0	1	0
Johnstone, Samuel Luke	0	0	2	0
Jones, Philip Anthony	13	4	2	0
Kagawa, Shinji	17	3	4	6
Lindegaard, Anders Rozenkrantz	10	0	23	0
Pereira da Silva, Rafael	27	1	2	3
Powell, Nicholas Edward	0	2	5	1
Rooney, Wayne Mark	22	5	0	12
Scholes, Paul	8	8	6	1
Smalling, Christopher	10	5	4	0
Tunnicliffe, Ryan	0	0	1	0
Valencia Mosquera, Luis Antonio	24	6	4	1
Van Persie, Robin	35	3	0	26
Vidic, Nemanja	18	1	3	1
Welbeck, Daniel	13	14	6	1
Wootton, Scott James	0	0	6	0
Young, Ashley Simon	17	2	1	0

Newcastle United	P	Sub P	Sub NP	GS
Abeid, Mehdi	0	0	3	0
Alnwick, Jak	0	0	4	0
Amalfitano, Romain	0	0	6	0
Ameobi, Foluwashola	4	19	5	1
Ameobi, Samuel	1	7	9	0
Anita, Vurnon San Benito	17	8	12	0
Ba, Demba	19	1	0	13
Ben Arfa, Hatem	16	3	0	4
Bigirimana, Gael	3	10	9	1
Cabaye, Yohan	25	1	0	6
Campbell, Adam	0	3	6	0
Cisse, Papiss Demba	35	1	1	8
Coloccini, Fabricio	22	0	0	0
Debuchy, Mathieu	14	0	0	0
Elliot, Robert	9	1	12	0
Ferguson, Shane Kevin	4	5	7	0
Good, Curtis	0	0	1	0
Gosling, Daniel	0	3	5	0
Gouffran, Yoan	14	1	0	3
Gutierrez, Jonas Manuel	34	0	0	1
Haidara, Massadio	2	2	2	0
Harper, Stephen Alan	5	1	20	0
Krul, Timothy Michael	24	0	0	0
Marveaux, Sylvain	10	12	5	1
Obertan, Gabriel Antoine	4	10	13	0
Perch, James Robert	19	8	6	1
Ranger, Nile	0	2	4	0
Santon, Davide	31	0	0	1
Simpson, Daniel Peter	18	1	3	0
Sissoko, Moussa	12	0	0	3
Streete, Remie	0	0	1	0
Tavernier, James Henry	0	2	11	0
Taylor, Ryan Anthony	0	1	1	0
Taylor, Steven Vincent	24	1	2	0
Tiote, Cheik Ismael	22	2	0	0
Williamson, Michael James	19	0	9	0
Yanga-Mbiwa, Mapou	11	3	1	0

Norwich City	P	Sub P	Sub NP	GS
Barnett, Leon Peter	6	2	16	0
Bassong Nguena, Sebastian A	34	0	0	3
Becchio, Luciano Hector	2	6	4	0
Bennett, Elliott	9	15	10	1
Bennett, Ryan	10	5	16	1
Bunn, Mark John	22	1	8	0
Butterfield, Jacob Luke	0	0	1	0
Camp, Lee Michael John	1	2	10	0
Fox, David Lee	0	2	11	0
Garrido, Javier	34	0	2	0
Holt, Grant	28	6	0	8
Hoolahan, Wesley	28	5	4	3
Howson, Jonathan Mark	22	8	7	2
Jackson, Simeon Alexander	5	8	17	1
Johnson, Bradley Paul	37	0	0	1
Kamara, Kei Ansu	7	4	0	1
Kane, Harry	1	2	3	0
Lappin, Simon	0	0	1	0
Martin, Christopher Hugh	0	1	0	0
Martin, Russell Kenneth Alexander	30	1	3	3
Morison, Steven William	4	15	1	1
Pilkington, Anthony Neil James	25	5	1	5
Rudd, Declan	0	0	15	0
Ruddy, John Thomas Gordon	15	0	0	0
Smith, Korey Alexander	0	0	1	0
Snodgrass, Robert	35	2	1	6
Steer, Jed John	0	0	2	0
Surman, Andrew Ronald Edward	4	0	4	0
Tettey, Alexander	21	6	3	0
Tierney, Marc Peter	1	0	13	0
Turner, Michael Thomas	25	1	3	3
Vaughan, James Oliver	0	0	1	0
Whittaker, Steven	12	1	10	1

Queens Park Rangers	P	Sub P	Sub NP	GS
Ben Haim, Tal	2	1	7	0
Bosingwa Da Silva, Jose	22	1	0	0
Bothroyd, Jay	2	2	8	1
Campbell, Dudley Junior	0	0	1	0
Cisse, Djibril	12	6	4	3
Derry, Shaun Peter	10	8	8	0
Diakite, Samba	11	3	5	0
Dyer, Kieron Courtney	1	3	4	0
Ehmer, Maximilian Andreas	0	0	5	0
Ephraim, Hogan	0	0	3	0
Faurlin, Alejandro Damian	10	1	9	0
Ferdinand, Anton Julian	10	3	8	0
Granero Molina, Esteban Felix	19	5	10	1
Green, Robert Paul	14	2	21	0
Harriman, Michael Grant	1	0	0	0
Hill, Clinton Scott	31	0	2	0
Hoilett, David Wayne	15	11	7	1
Jenas, Jermaine Anthony	8	4	0	2
Johnson, Andrew	2	1	1	0
Mackie, James Charles	17	12	8	2
Mbia Etoundi, Stephane	29	0	0	0
Murphy, Brian	0	0	12	0
Nelsen, Ryan William	21	0	1	1
Onuoha, Chinedum	15	8	8	0
Park, Ji-Sung	15	5	8	0
Pereira da Silva, Fabio	13	8	4	0
Remy, Loic	13	1	0	6
Samba, Veijeany Christopher	10	0	0	0
Soares De Espindola, Julio Cesar	24	0	4	0
Taarabt, Adel	25	6	3	5
Townsend, Andros	12	0	1	2
Traore, Armand	24	2	1	0
Wright-Phillips, Shaun Cameron	14	6	8	1
Zamora, Robert Lester	16	5	1	4

Reading	P	Sub P	Sub NP	GS
Akpan, Hope	6	3	4	0
Blackman, Nicholas Alexander	3	8	0	0
Church, Simon Richard	0	0	2	0
Cummings, Shaun Michael	9	0	13	0
Federici, Adam Jay	21	0	2	0
Gorkss, Kaspars	14	0	2	1
Gunnarsson, Brynjar Bjorn	0	0	2	0
Gunter, Christopher Ross	20	0	8	0
Guthrie, Danny Sean	19	2	5	1
Harte, Ian Patrick	15	1	12	0
Henly, Jonathan Andrew	0	0	2	0
Hunt, Noel	10	14	9	2
Karacan, Jem Paul	21	0	6	1
Kebe, Jimmy	16	2	0	5
Kelly, Stephen Michael	16	0	0	0
Le Fondre, Adam James	11	23	4	12
Leigertwood, Mikele Benjamin	29	1	2	1
Mariappa, Adrian Joseph	29	0	8	1
Martins Carrico, Daniel Filipe	1	2	4	0
McAnuff, Joel Joshua Frederick M	38	0	0	0
McCarthy, Alex Simon	13	0	5	0
McCleary, Garath James	15	16	3	3
Morrison, Sean Joseph	15	1	11	2
Obita, Jordan John	0	0	1	0
Pearce, Alexander James	18	1	16	0
Pogrebnyak, Pavel Viktorovich	26	3	4	5
Roberts, Jason Andre Davis	8	3	0	0
Robson-Kanu, Thomas Hal	13	12	6	7
Samuel, Dominic James	0	1	1	0
Shorey, Nicholas	16	1	6	0
Tabb, Jay Anthony	12	0	5	0
Taylor, Stuart James	4	0	29	0

Southampton	P	Sub P	Sub NP	GS
Boruc, Artur	20	0	4	0
Chambers, Calum	0	0	1	0
Chaplow, Richard David	0	3	7	0
Clyne, Nathaniel Edwin	34	0	1	1
Cork, Jack Frank Porteous	28	0	0	0
Davis, Kelvin Geoffery	9	1	28	0
Davis, Steven	22	10	5	2
De Ridder, Steve Danny Marc	0	4	3	0
Do Prado Raymundo, Guilherme	8	10	8	0
Fonte, Jose Miguel	25	2	5	2
Forren, Vegard	0	0	7	0
Fox, Daniel	14	6	4	1
Gazzaniga, Paulo Dino	9	0	5	0
Hooiveld, Jos	23	2	11	0
Isgrove, Lloyd Jeffrey	0	0	1	0
Lallana, Adam David	26	4	0	3
Lambert, Rickie Lee	35	3	0	15
Lee, Tadanari	0	0	5	0
Mayuka, Emmanuel	1	10	14	0
Puncheon, Jason David Ian	25	7	6	6
Ramirez Pereyra, Gaston Exequiel	20	6	2	5
Reeves, Benjamin Neil	0	3	3	0
Richardson, Frazer	2	3	11	0
Rodriguez, Jay Enriqus	24	11	3	6
Schneiderlin, Morgan	36	0	0	5
Seaborne, Daniel Anthony	0	0	7	0
Sharp, Billy Louis	0	2	0	0
Shaw, Luke Paul Hoare	22	3	3	0
Ward-Prowse, James Michael Edward	4	11	17	0
Yoshida, Maya	31	1	3	0

Stoke City	P	Sub P	Sub NP	GS
Adam, Charles Graham	22	5	6	3
Begovic, Asmir	38	0	0	0
Cameron, Geoff Scott	29	6	1	0
Crouch, Peter James	28	6	3	7
Cuvelier, Florent	0	0	1	0
Delap, Rory John	0	1	1	0
Edu, Maurice	0	1	3	0
Etherington, Matthew	21	10	0	0
Huth, Robert	35	0	0	1
Jones, Kenwyne Joel	10	16	10	3
Kightly, Michael John	14	8	15	3
Ness, Jamie	0	0	1	0
Nzonzi, Steven Nkemboanza M C	35	0	0	1
Owen, Michael James	0	8	12	1
Palacios Suazo, Wilson Roberto	0	4	15	0
Pennant, Jermaine Lloyd	1	0	1	0
Rana-Jerome, Cameron Zishan	8	18	7	3
Shawcross, Ryan James	37	0	0	1
Shea, Dane Brekken	0	2	1	0
Shotton, Ryan Colin	20	3	5	0
Sorensen, Thomas	0	0	38	0
Upson, Matthew James	1	0	22	1
Walters, Jonathan Ronald	38	0	0	8
Whelan, Glenn David	31	1	0	0
Whitehead, Dean	12	14	10	1
Wilkinson, Andrew Gordon	19	5	6	0
Wilson, Marc David	19	0	0	0

Sunderland	P	Sub P	Sub NP	GS
Bardsley, Phillip Anthony	11	7	9	1
Bramble, Titus Malachi	12	4	10	0
Campbell, Fraizer Lee	1	11	9	1
Cattermole, Lee Barry	10	0	0	0
Colback, Jack Raymond	30	5	3	0
Cuellar Jimenez, Carlos Javier	26	0	4	1
Eissa, Ahmed Elmehamady A A	0	2	1	0
Ferguson, David Lee	0	0	1	0
Fletcher, Steven Kenneth	28	0	0	11
Gardner, Craig	32	1	0	6
Graham, Daniel Anthony William	11	2	1	0
Harrison, Scott Nathan	0	0	1	0
Ji, Dong Won	0	0	3	0
Johnson, Adam	35	0	0	5
Kilgallon, Matthew	6	0	26	0
Knott, Billy Steven	0	1	0	0
Laidler, Jordan Lee	0	0	3	0
Larsson, Sebastian Bengt Ulf	36	2	0	1
Mandron, Mikael	0	2	6	0
Mangane, Abdou Kader	0	2	11	0
Marrs, Liam	0	0	4	0
McClean, James	24	12	0	2
McFadden, James	0	3	6	0
Meyler, David	0	3	4	0
Mignolet, Simon	38	0	0	0
Mitchell, Adam	0	1	0	0
N’Diaye, Alfred John Momar	15	1	1	0
O’Shea, John Francis	34	0	0	2
Richardson, Kieran Edward	1	0	0	0
Rose, Daniel Lee	25	2	1	1
Saha, Louis Laurent	0	11	4	0
Sessegnon, Stephane	34	1	0	7
Vaughan, David Owen	6	18	9	1
Westwood, Keiren	0	0	38	0
Wickham, Connor Neil Ralph	3	9	10	0

Swansea City	P	Sub P	Sub NP	GS
Agustien, Germaine	4	14	7	0
Bartley, Kyle	1	1	11	0
Bohari Lita, Leroy Halirou	0	0	1	0
Britton, Leon James	30	3	1	0
Cornell, David Joseph	0	0	11	0
Davies, Benjamin Thomas	33	4	0	1
De Guzman, Jonathan Alexander	33	4	1	5
Dobbie, Stephen	0	0	1	0
Donnelly, Ruaridhri	0	0	2	0
Dyer, Nathan Antone Jonah	25	12	1	3
Flores Moreno, Jose Manuel	26	0	1	0
Gower, Mark	0	1	2	0
Graham, Daniel Anthony William	10	8	2	3
Hernandez Dominguez, Pablo	27	3	0	3
Ki, Sung Yueng	20	9	1	0
Lamah, Roland Conde	1	4	7	0
Monk, Garry Alan	10	1	20	0
Moore, Luke Isaac	4	13	12	3
Perez Cuesta, Miguel	35	0	1	18
Richards, Ashley Darel Jazz	0	0	5	0
Routledge, Wayne Neville Anthony	30	6	1	5
Shechter, Etey Menachem	7	11	17	1
Sinclair, Scott Andrew	0	1	0	1
Tate, Alan	2	1	5	0
Taylor, Neil John	4	2	3	0
Tiendalli, Dwight Marciano	11	3	20	1
Tremmel, Gerhard	12	2	24	0
Vorm, Michel	26	0	1	0
Williams, Ashley Errol	37	0	1	0
Zaragoza, Angel Rangel	30	3	1	3

Tottenham Hotspur	P	Sub P	Sub NP	GS
Adebayor, Emmanuel	18	7	1	5
Archer, Jordan Gideon	0	0	1	0
Assou-Ekotto, Benoit	12	3	4	1
Bale, Gareth Frank	33	0	0	21
Carroll, Thomas James	0	7	8	0
Caulker, Steven Roy	17	1	15	2
Ceballos, Cristian	0	0	1	0
Cordiero, Sandro Raniere G	22	0	0	1
Coulthirst, Shaquile Tyshan	0	0	1	0
Cudicini, Carlo	0	0	3	0
Dawson, Michael Richard	23	4	6	1
Defoe, Jermain Colin	27	7	1	11
Dembele, Moussa	26	4	0	1
Dempsey, Clinton Drew	22	7	0	7
Falque, Yago	0	1	8	0
Friedel, Bradley Howard	11	0	27	0
Gallas, William	16	3	5	1
Holtby, Lewis Harry	4	7	4	0
Huddlestone, Thomas Andrew	11	9	8	0
Jenas, Jermaine Anthony	0	1	1	0
Kaboul, Younes	1	0	0	0
Kane, Harry	0	1	0	0
Lennon, Aaron	33	1	0	4
Livermore, Jake Cyril	4	7	16	0
Lloris, Hugo	27	0	7	0
Mason, Ryan Glen	0	0	2	0
Naughton, Kyle	13	1	21	0
Parker, Scott Matthew	15	6	0	0
Sigurdsson, Gylfi Thor	12	21	5	3
Townsend, Andros	0	5	11	0
Van Der Vaart, Rafael	1	1	0	0
Vertonghen, Jan	34	0	4	4
Walker, Kyle Andrew	36	0	2	0

West Bromwich Albion	P	Sub P	Sub NP	GS
Brown, Isiah	0	1	2	0
Brunt, Christopher	23	8	0	2
Daniels, Luke Matthew	0	0	11	0
Daniels, Donervorn Joseph	0	0	1	0
Dawson, Craig	1	0	13	0
Dorrans, Graham	21	5	9	1
El Ghanassy, Yassine	0	0	5	0
Fortune, Marc-Antoine	9	12	10	2
Foster, Ben	30	0	1	0
Gera, Zoltan	14	2	3	4
Jara Reyes, Gonzalo Alejandro	0	1	7	0
Jones, Billy	24	3	5	1
Long, Shane Patrick	25	9	1	8
Lukaku, Romelu Menama	20	15	0	17
McAuley, Gareth Gerald	36	0	1	3
Morrison, James Clark	33	2	1	5
Mulumbu, Youssouf	28	0	0	2
Myhill, Glyn Oliver	8	0	26	0
Nabi, Adil	0	0	1	0
Odemwingie, Peter	13	12	3	5
Olsson, Jonas	36	0	0	0
Popov, Goran	10	2	14	0
Reid, Steven John	11	0	3	0
Ridgewell, Liam Matthew	28	2	5	0
Roofe, Kemar	0	0	1	0
Rosenberg, Nils Markus	5	19	13	0
Tamas, Gabriel Sebastian	7	4	21	0
Thomas, Jerome William	4	6	3	0
Thorne, George Louis Elliot	3	2	0	0
Yacob, Claudio	29	1	0	0

West Ham United	P	Sub P	Sub NP	GS
Benayoun, Yossi	4	2	2	0
Carroll, Andrew Thomas	22	2	0	7
Chamakh, Maroune	2	1	7	0
Chambers, Leo Alexander	0	0	3	0
Cole, Joseph John	7	4	2	2
Cole, Carlton	14	13	10	2
Collins, James Michael	29	0	3	0
Collison, Jack David	5	12	2	2
Demel, Guy Roland	28	3	2	0
Diame, Mohamed	31	2	1	3
Diarra, Alou	1	2	7	0
Fanimo, Matthias Olubori	0	0	1	0
Hall, Robert	0	1	5	0
Henderson, Stephen	0	0	18	0
Jaaskelainen, Juusi Albert	38	0	0	0
Jarvis, Matthew Thomas	29	3	2	2
Lee, Elliot Robert	0	0	1	0
Lletget, Sebastian	0	0	4	0
Maiga, Modibo	2	15	7	2
Maynard, Nicholas David	0	0	2	0
McCartney, George	9	3	3	0
Moncur, George	0	0	6	0
Noble, Mark James	25	3	2	4
Nolan, Kevin Anthony Jance	35	0	0	10
O’Brien, Joseph Martin	32	1	2	2
O’Neil, Gary Paul	17	7	11	1
Pereira Do Nascimento, Wellington	0	0	2	0
Pogatetz, Emanual	1	5	7	0
Potts, Daniel	1	1	3	0
Reid, Winston Wiremu	36	0	0	1
Spence, Jordan James	0	4	6	0
Spiegel, Raphael Simon	0	0	20	0
Taylor, Matthew Simon	14	14	5	1
Tomkins, James Oliver Charles	18	8	4	1
Vaz Te, Ricardo Jorge	18	6	3	3

		Sub	Sub
Wigan Athletic	P	P	NP	GS
Alcaraz, Antolin	8	2	0	0
Al-Habsi, Ali	29	0	9	0
Beausejour Coliqueo, Jean A E	32	2	0	1
Boselli, Mauro	1	6	16	0
Boyce, Emmerson Orlando	36	0	0	4
Caldwell, Gary	25	0	8	1
Campabadal Claros, Eduard	0	1	1	0
Crusat Domene, Albert	0	0	5	0
Di Santo, Franco	24	11	2	5
Espinoza Ramirez, Roger	6	6	3	1
Figueroa Rochez, Maynor Alexis	33	0	0	1
Fyvie, Fraser Anderson	0	1	8	0
Golobart Benet, Roman	2	1	15	0
Gomez Garcia-Penche, Jordi	17	15	6	3
Henriquez Iturra, Angelo Jose	0	4	13	1
Jones, David Frank Llwyd	8	5	14	0
Kone, Arouna	32	2	0	11
Lopez Rodriguez, Adrian	3	2	1	0
Maloney, Shaun Richard	34	2	0	6
McArthur, James	24	10	1	3
McCarthy, James	38	0	0	3
McManaman, Callum Henry	8	12	13	2
Miyaichi, Ryo	0	4	3	0
Moses, Victor	1	0	0	0
Mustoe, Jordan David	0	0	2	0
Pollitt, Michael Francis	0	0	22	0
Ramis Barrios, Ivan Andres	16	0	1	2
Redmond, Daniel Stephen	0	0	3	0
Robles Blazquez, Joel	9	0	7	0
Scharner, Paul Josef Herbert	14	0	0	0
Stam, Ronnie Theodorous	11	6	11	0
Watson, Ben	7	5	5	1

PREMIER LEAGUE TABLES

Premier League 1992/93		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	42	24	12	6	67	31	+36	84
2	Aston Villa	42	21	11	10	57	40	+17	74
3	Norwich City	42	21	9	12	61	65	-4	72
4	Blackburn Rovers	42	20	11	11	68	46	+22	71
5	Queens Park Rangers	42	17	12	13	63	55	+8	63
6	Liverpool	42	16	11	15	62	55	+7	59
7	Sheffield Wednesday	42	15	14	13	55	51	+4	59
8	Tottenham Hotspur	42	16	11	15	60	66	-6	59
9	Manchester City	42	15	12	15	56	51	+5	57
10	Arsenal	42	15	11	16	40	38	+2	56
11	Chelsea	42	14	14	14	51	54	-3	56
12	Wimbledon	42	14	12	16	56	55	+1	54
13	Everton	42	15	8	19	53	55	-2	53
14	Sheffield United	42	14	10	18	54	53	+1	52
15	Coventry City	42	13	13	16	52	57	-5	52
16	Ipswich Town	42	12	16	14	50	55	-5	52
17	Leeds United	42	12	15	15	57	62	-5	51
18	Southampton	42	13	11	18	54	61	-7	50
19	Oldham Athletic	42	13	10	19	63	74	-11	49
20	Crystal Palace	42	11	16	15	48	61	-13	49
21	Middlesbrough	42	11	11	20	54	75	-21	44
22	Nottingham Forest	42	10	10	22	41	62	-21	40

Premier League 1993/94		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	42	27	11	4	80	38	+42	92
2	Blackburn Rovers	42	25	9	8	63	36	+27	84
3	Newcastle United	42	23	8	11	82	41	+41	77
4	Arsenal	42	18	17	7	53	28	+25	71
5	Leeds United	42	18	16	8	65	39	+26	70
6	Wimbledon	42	18	11	13	56	53	+3	65
7	Sheffield Wednesday	42	16	16	10	76	54	+22	64
8	Liverpool	42	17	9	16	59	55	+4	60
9	Queens Park Rangers	42	16	12	14	62	61	+1	60
10	Aston Villa	42	15	12	15	46	50	-4	57
11	Coventry City	42	14	14	14	43	45	-2	56
12	Norwich City	42	12	17	13	65	61	+4	53
13	West Ham United	42	13	13	16	47	58	-11	52
14	Chelsea	42	13	12	17	49	53	-4	51
15	Tottenham Hotspur	42	11	12	19	54	59	-5	45
16	Manchester City	42	9	18	15	38	49	-11	45
17	Everton	42	12	8	22	42	63	-21	44
18	Southampton	42	12	7	23	49	66	-17	43
19	Ipswich Town	42	9	16	17	35	58	-23	43
20	Sheffield United	42	8	18	16	42	60	-18	42
21	Oldham Athletic	42	9	13	20	42	68	-26	40
22	Swindon Town	42	5	15	22	47	100	-53	30

Premier League 1994/95		P	W	D	L	GF	GA	GD	PTS
1	Blackburn Rovers	42	27	8	7	80	39	+41	89
2	Manchester United	42	26	10	6	77	28	+49	88
3	Nottingham Forest	42	22	11	9	72	43	+29	77
4	Liverpool	42	21	11	10	65	37	+28	74
5	Leeds United	42	20	13	9	59	38	+21	73
6	Newcastle United	42	20	12	10	67	47	+20	72
7	Tottenham Hotspur	42	16	14	12	66	58	+8	62
8	Queens Park Rangers	42	17	9	16	61	59	+2	60
9	Wimbledon	42	15	11	16	48	65	-17	56
10	Southampton	42	12	18	12	61	63	-2	54
11	Chelsea	42	13	15	14	50	55	-5	54
12	Arsenal	42	13	12	17	52	49	+3	51
13	Sheffield Wednesday	42	13	12	17	49	57	-8	51
14	West Ham United	42	13	11	18	44	48	-4	50
15	Everton	42	11	17	14	44	51	-7	50
16	Coventry City	42	12	14	16	44	62	-18	50
17	Manchester City	42	12	13	17	53	64	-11	49
18	Aston Villa	42	11	15	16	51	56	-5	48
19	Crystal Palace	42	11	12	19	34	49	-15	45
20	Norwich City	42	10	13	19	37	54	-17	43
21	Leicester City	42	6	11	25	45	80	-35	29
22	Ipswich Town	42	7	6	29	36	93	-57	27

Premier League 1995/96		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	25	7	6	73	35	+38	82
2	Newcastle United	38	24	6	8	66	37	+29	78
3	Liverpool	38	20	11	7	70	34	+36	71
4	Aston Villa	38	18	9	11	52	35	+17	63
5	Arsenal	38	17	12	9	49	32	+17	63
6	Everton	38	17	10	11	64	44	+20	61
7	Blackburn Rovers	38	18	7	13	61	47	+14	61
8	Tottenham Hotspur	38	16	13	9	50	38	+12	61
9	Nottingham Forest	38	15	13	10	50	54	-4	58
10	West Ham United	38	14	9	15	43	52	-9	51
11	Chelsea	38	12	14	12	46	44	+2	50
12	Middlesbrough	38	11	10	17	35	50	-15	43
13	Leeds United	38	12	7	19	40	57	-17	43
14	Wimbledon	38	10	11	17	55	70	-15	41
15	Sheffield Wednesday	38	10	10	18	48	61	-13	40
16	Coventry City	38	8	14	16	42	60	-18	38
17	Southampton	38	9	11	18	34	52	-18	38
18	Manchester City	38	9	11	18	33	58	-25	38
19	Queens Park Rangers	38	9	6	23	38	57	-19	33
20	Bolton Wanderers	38	8	5	25	39	71	-32	29

Premier League 1996/97		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	21	12	5	76	44	+32	75
2	Newcastle United	38	19	11	8	73	40	+33	68
3	Arsenal	38	19	11	8	62	32	+30	68
4	Liverpool	38	19	11	8	62	37	+25	68
5	Aston Villa	38	17	10	11	47	34	+13	61
6	Chelsea	38	16	11	11	58	55	+3	59
7	Sheffield Wednesday	38	14	15	9	50	51	-1	57
8	Wimbledon	38	15	11	12	49	46	+3	56
9	Leicester City	38	12	11	15	46	54	-8	47
10	Tottenham Hotspur	38	13	7	18	44	51	-7	46
11	Leeds United	38	11	13	14	28	38	-10	46
12	Derby County	38	11	13	14	45	58	-13	46
13	Blackburn Rovers	38	9	15	14	42	43	-1	42
14	West Ham United	38	10	12	16	39	48	-9	42
15	Everton	38	10	12	16	44	57	-13	42
16	Southampton	38	10	11	17	50	56	-6	41
17	Coventry City	38	9	14	15	38	54	-16	41
18	Sunderland	38	10	10	18	35	53	-18	40
19	Middlesbrough	38	10	12	16	51	60	-9	39	*
20	Nottingham Forest	38	6	16	16	31	59	-28	34

*Middlesbrough deducted 3 points

Premier League 1997/98		P	W	D	L	GF	GA	GD	PTS
1	Arsenal	38	23	9	6	68	33	+35	78
2	Manchester United	38	23	8	7	73	26	+47	77
3	Liverpool	38	18	11	9	68	42	+26	65
4	Chelsea	38	20	3	15	71	43	+28	63
5	Leeds United	38	17	8	13	57	46	+11	59
6	Blackburn Rovers	38	16	10	12	57	52	+5	58
7	Aston Villa	38	17	6	15	49	48	+1	57
8	West Ham United	38	16	8	14	56	57	-1	56
9	Derby County	38	16	7	15	52	49	+3	55
10	Leicester City	38	13	14	11	51	41	+10	53
11	Coventry City	38	12	16	10	46	44	+2	52
12	Southampton	38	14	6	18	50	55	-5	48
13	Newcastle United	38	11	11	16	35	44	-9	44
14	Tottenham Hotspur	38	11	11	16	44	56	-12	44
15	Wimbledon	38	10	14	14	34	46	-12	44
16	Sheffield Wednesday	38	12	8	18	52	67	-15	44
17	Everton	38	9	13	16	41	56	-15	40
18	Bolton Wanderers	38	9	13	16	41	61	-20	40
19	Barnsley	38	10	5	23	37	82	-45	35
20	Crystal Palace	38	8	9	21	37	71	-34	33

Premier League 1998/99		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	22	13	3	80	37	+43	79
2	Arsenal	38	22	12	4	59	17	+42	78
3	Chelsea	38	20	15	3	57	30	+27	75
4	Leeds United	38	18	13	7	62	34	+28	67
5	West Ham United	38	16	9	13	46	53	-7	57
6	Aston Villa	38	15	10	13	51	46	+5	55
7	Liverpool	38	15	9	14	68	49	+19	54
8	Derby County	38	13	13	12	40	45	-5	52
9	Middlesbrough	38	12	15	11	48	54	-6	51
10	Leicester City	38	12	13	13	40	46	-6	49
11	Tottenham Hotspur	38	11	14	13	47	50	-3	47
12	Sheffield Wednesday	38	13	7	18	41	42	-1	46
13	Newcastle United	38	11	13	14	48	54	-6	46
14	Everton	38	11	10	17	42	47	-5	43
15	Coventry City	38	11	9	18	39	51	-12	42
16	Wimbledon	38	10	12	16	40	63	-23	42
17	Southampton	38	11	8	19	37	64	-27	41
18	Charlton Athletic	38	8	12	18	41	56	-15	36
19	Blackburn Rovers	38	7	14	17	38	52	-14	35
20	Nottingham Forest	38	7	9	22	35	69	-34	30

Premier League 1999/00		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	28	7	3	97	45	+52	91
2	Arsenal	38	22	7	9	73	43	+30	73
3	Leeds United	38	21	6	11	58	43	+15	69
4	Liverpool	38	19	10	9	51	30	+21	67
5	Chelsea	38	18	11	9	53	34	+19	65
6	Aston Villa	38	15	13	10	46	35	+11	58
7	Sunderland	38	16	10	12	57	56	+1	58
8	Leicester City	38	16	7	15	55	55	0	55
9	West Ham United	38	15	10	13	52	53	-1	55
10	Tottenham Hotspur	38	15	8	15	57	49	+8	53
11	Newcastle United	38	14	10	14	63	54	+9	52
12	Middlesbrough	38	14	10	14	46	52	-6	52
13	Everton	38	12	14	12	59	49	+10	50
14	Coventry City	38	12	8	18	47	54	-7	44
15	Southampton	38	12	8	18	45	62	-17	44
16	Derby County	38	9	11	18	44	57	-13	38
17	Bradford City	38	9	9	20	38	68	-30	36
18	Wimbledon	38	7	12	19	46	74	-28	33
19	Sheffield Wednesday	38	8	7	23	38	70	-32	31
20	Watford	38	6	6	26	35	77	-42	24

Premier League 2000/01		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	24	8	6	79	31	+48	80
2	Arsenal	38	20	10	8	63	38	+25	70
3	Liverpool	38	20	9	9	71	39	+32	69
4	Leeds United	38	20	8	10	64	43	+21	68
5	Ipswich Town	38	20	6	12	57	42	+15	66
6	Chelsea	38	17	10	11	68	45	+23	61
7	Sunderland	38	15	12	11	46	41	+5	57
8	Aston Villa	38	13	15	10	46	43	+3	54
9	Charlton Athletic	38	14	10	14	50	57	-7	52
10	Southampton	38	14	10	14	40	48	-8	52
11	Newcastle United	38	14	9	15	44	50	-6	51
12	Tottenham Hotspur	38	13	10	15	47	54	-7	49
13	Leicester City	38	14	6	18	39	51	-12	48
14	Middlesbrough	38	9	15	14	44	44	0	42
15	West Ham United	38	10	12	16	45	50	-5	42
16	Everton	38	11	9	18	45	59	-14	42
17	Derby County	38	10	12	16	37	59	-22	42
18	Manchester City	38	8	10	20	41	65	-24	34
19	Coventry City	38	8	10	20	36	63	-27	34
20	Bradford City	38	5	11	22	30	70	-40	26

Premier League 2001/02		P	W	D	L	GF	GA	GD	PTS
1	Arsenal	38	26	9	3	79	36	+43	87
2	Liverpool	38	24	8	6	67	30	+37	80
3	Manchester United	38	24	5	9	87	45	+42	77
4	Newcastle United	38	21	8	9	74	52	+22	71
5	Leeds United	38	18	12	8	53	37	+16	66
6	Chelsea	38	17	13	8	66	38	+28	64
7	West Ham United	38	15	8	15	48	57	-9	53
8	Aston Villa	38	12	14	12	46	47	-1	50
9	Tottenham Hotspur	38	14	8	16	49	53	-4	50
10	Blackburn Rovers	38	12	10	16	55	51	+4	46
11	Southampton	38	12	9	17	46	54	-8	45
12	Middlesbrough	38	12	9	17	35	47	-12	45
13	Fulham	38	10	14	14	36	44	-8	44
14	Charlton Athletic	38	10	14	14	38	49	-11	44
15	Everton	38	11	10	17	45	57	-12	43
16	Bolton Wanderers	38	9	13	16	44	62	-18	40
17	Sunderland	38	10	10	18	29	51	-22	40
18	Ipswich Town	38	9	9	20	41	64	-23	36
19	Derby County	38	8	6	24	33	63	-30	30
20	Leicester City	38	5	13	20	30	64	-34	28

Premier League 2002/03		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	25	8	5	74	34	+40	83
2	Arsenal	38	23	9	6	85	42	+43	78
3	Newcastle United	38	21	6	11	63	48	+15	69
4	Chelsea	38	19	10	9	68	38	+30	67
5	Liverpool	38	18	10	10	61	41	+20	64
6	Blackburn Rovers	38	16	12	10	52	43	+9	60
7	Everton	38	17	8	13	48	49	-1	59
8	Southampton	38	13	13	12	43	46	-3	52
9	Manchester City	38	15	6	17	47	54	-7	51
10	Tottenham Hotspur	38	14	8	16	51	62	-11	50
11	Middlesbrough	38	13	10	15	48	44	+4	49
12	Charlton Athletic	38	14	7	17	45	56	-11	49
13	Birmingham City	38	13	9	16	41	49	-8	48
14	Fulham	38	13	9	16	41	50	-9	48
15	Leeds United	38	14	5	19	58	57	1	47
16	Aston Villa	38	12	9	17	42	47	-5	45
17	Bolton Wanderers	38	10	14	14	41	51	-10	44
18	West Ham United	38	10	12	16	42	59	-17	42
19	West Bromwich Albion	38	6	8	24	29	65	-36	26
20	Sunderland	38	4	7	27	21	65	-44	19

Premier League 2003/04		P	W	D	L	GF	GA	GD	PTS
1	Arsenal	38	26	12	0	73	26	+47	90
2	Chelsea	38	24	7	7	67	30	+37	79
3	Manchester United	38	23	6	9	64	35	+29	75
4	Liverpool	38	16	12	10	55	37	+18	60
5	Newcastle United	38	13	17	8	52	40	+12	56
6	Aston Villa	38	15	11	12	48	44	+4	56
7	Charlton Athletic	38	14	11	13	51	51	0	53
8	Bolton Wanderers	38	14	11	13	48	56	-8	53
9	Fulham	38	14	10	14	52	46	+6	52
10	Birmingham City	38	12	14	12	43	48	-5	50
11	Middlesbrough	38	13	9	16	44	52	-8	48
12	Southampton	38	12	11	15	44	45	-1	47
13	Portsmouth	38	12	9	17	47	54	-7	45
14	Tottenham Hotspur	38	13	6	19	47	57	-10	45
15	Blackburn Rovers	38	12	8	18	51	59	-8	44
16	Manchester City	38	9	14	15	55	54	+1	41
17	Everton	38	9	12	17	45	57	-12	39
18	Leicester City	38	6	15	17	48	65	-17	33
19	Leeds United	38	8	9	21	40	79	-39	33
20	Wolverhampton Wanderers	38	7	12	19	38	77	-39	33

Premier League 2004/05		P	W	D	L	GF	GA	GD	PTS
1	Chelsea	38	29	8	1	72	15	+57	95
2	Arsenal	38	25	8	5	87	36	+51	83
3	Manchester United	38	22	11	5	58	26	+32	77
4	Everton	38	18	7	13	45	46	-1	61
5	Liverpool	38	17	7	14	52	41	+11	58
6	Bolton Wanderers	38	16	10	12	49	44	+5	58
7	Middlesbrough	38	14	13	11	53	46	+7	55
8	Manchester City	38	13	13	12	47	39	+8	52
9	Tottenham Hotspur	38	14	10	14	47	41	+6	52
10	Aston Villa	38	12	11	15	45	52	-7	47
11	Charlton Athletic	38	12	10	16	42	58	-16	46
12	Birmingham City	38	11	12	15	40	46	-6	45
13	Fulham	38	12	8	18	52	60	-8	44
14	Newcastle United	38	10	14	14	47	57	-10	44
15	Blackburn Rovers	38	9	15	14	32	43	-11	42
16	Portsmouth	38	10	9	19	43	59	-16	39
17	West Bromwich Albion	38	6	16	16	36	61	-25	34
18	Crystal Palace	38	7	12	19	41	62	-21	33
19	Norwich City	38	7	12	19	42	77	-35	33
20	Southampton	38	6	14	18	45	66	-21	32

Premier League 2005/06		P	W	D	L	GF	GA	GD	PTS
1	Chelsea	38	29	4	5	72	22	+50	91
2	Manchester United	38	25	8	5	72	34	+38	83
3	Liverpool	38	25	7	6	57	25	+32	82
4	Arsenal	38	20	7	11	68	31	+37	67
5	Tottenham Hotspur	38	18	11	9	53	38	+15	65
6	Blackburn Rovers	38	19	6	13	51	42	+9	63
7	Newcastle United	38	17	7	14	47	42	+5	58
8	Bolton Wanderers	38	15	11	12	49	41	+8	56
9	West Ham United	38	16	7	15	52	55	-3	55
10	Wigan Athletic	38	15	6	17	45	52	-7	51
11	Everton	38	14	8	16	34	49	-15	50
12	Fulham	38	14	6	18	48	58	-10	48
13	Charlton Athletic	38	13	8	17	41	55	-14	47
14	Middlesbrough	38	12	9	17	48	58	-10	45
15	Manchester City	38	13	4	21	43	48	-5	43
16	Aston Villa	38	10	12	16	42	55	-13	42
17	Portsmouth	38	10	8	20	37	62	-25	38
18	Birmingham City	38	8	10	20	28	50	-22	34
19	West Bromwich Albion	38	7	9	22	31	58	-27	30
20	Sunderland	38	3	6	29	26	69	-43	15

Premier League 2006/07		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	28	5	5	83	27	+56	89
2	Chelsea	38	24	11	3	64	24	+40	83
3	Liverpool	38	20	8	10	57	27	+30	68
4	Arsenal	38	19	11	8	63	35	+28	68
5	Tottenham Hotspur	38	17	9	12	57	54	+3	60
6	Everton	38	15	13	10	52	36	+16	58
7	Bolton Wanderers	38	16	8	14	47	52	-5	56
8	Reading	38	16	7	15	52	47	+5	55
9	Portsmouth	38	14	12	12	45	42	+3	54
10	Blackburn Rovers	38	15	7	16	52	54	-2	52
11	Aston Villa	38	11	17	10	43	41	+2	50
12	Middlesbrough	38	12	10	16	44	49	-5	46
13	Newcastle United	38	11	10	17	38	47	-9	43
14	Manchester City	38	11	9	18	29	44	-15	42
15	West Ham United	38	12	5	21	35	59	-24	41
16	Fulham	38	8	15	15	38	60	-22	39
17	Wigan Athletic	38	10	8	20	37	59	-22	38
18	Sheffield United	38	10	8	20	32	55	-23	38
19	Charlton Athletic	38	8	10	20	34	60	-26	34
20	Watford	38	5	13	20	29	59	-30	28

Premier League 2007/08		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	27	6	5	80	22	+58	87
2	Chelsea	38	25	10	3	65	26	+39	85
3	Arsenal	38	24	11	3	74	31	+43	83
4	Liverpool	38	21	13	4	67	28	+39	76
5	Everton	38	19	8	11	55	33	+22	65
6	Aston Villa	38	16	12	10	71	51	+20	60
7	Blackburn Rovers	38	15	13	10	50	48	+2	58
8	Portsmouth	38	16	9	13	48	40	+8	57
9	Manchester City	38	15	10	13	45	53	-8	55
10	West Ham United	38	13	10	15	42	50	-8	49
11	Tottenham Hotspur	38	11	13	14	66	61	+5	46
12	Newcastle United	38	11	10	17	45	65	-20	43
13	Middlesbrough	38	10	12	16	43	53	-10	42
14	Wigan Athletic	38	10	10	18	34	51	-17	40
15	Sunderland	38	11	6	21	36	59	-23	39
16	Bolton Wanderers	38	9	10	19	36	54	-18	37
17	Fulham	38	8	12	18	38	60	-22	36
18	Reading	38	10	6	22	41	66	-25	36
19	Birmingham City	38	8	11	19	46	62	-16	35
20	Derby County	38	1	8	29	20	89	-69	11

Premier League 2008/09		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	28	6	4	68	24	+44	90
2	Liverpool	38	25	11	2	77	27	+50	86
3	Chelsea	38	25	8	5	68	24	+44	83
4	Arsenal	38	20	12	6	68	37	+31	72
5	Everton	38	17	12	9	55	37	+18	63
6	Aston Villa	38	17	11	10	54	48	+6	62
7	Fulham	38	14	11	13	39	34	+5	53
8	Tottenham Hotspur	38	14	9	15	45	45	0	51
9	West Ham United	38	14	9	15	42	45	-3	51
10	Manchester City	38	15	5	18	58	50	+8	50
11	Wigan Athletic	38	12	9	17	34	45	-11	45
12	Stoke City	38	12	9	17	38	55	-17	45
13	Bolton Wanderers	38	11	8	19	41	53	-12	41
14	Portsmouth	38	10	11	17	38	57	-19	41
15	Blackburn Rovers	38	10	11	17	40	60	-20	41
16	Sunderland	38	9	9	20	34	54	-20	36
17	Hull City	38	8	11	19	39	64	-25	35
18	Newcastle United	38	7	13	18	40	59	-19	34
19	Middlesbrough	38	7	11	20	28	57	-29	32
20	West Bromwich Albion	38	8	8	22	36	67	-31	32

Premier League 2009/10		P	W	D	L	GF	GA	GD	PTS
1	Chelsea	38	27	5	6	103	32	+71	86
2	Manchester United	38	27	4	7	86	28	+58	85
3	Arsenal	38	23	6	9	83	41	+42	75
4	Tottenham Hotspur	38	21	7	10	67	41	+26	70
5	Manchester City	38	18	13	7	73	45	+28	67
6	Aston Villa	38	17	13	8	52	39	+13	64
7	Liverpool	38	18	9	11	61	35	+26	63
8	Everton	38	16	13	9	60	49	+11	61
9	Birmingham City	38	13	11	14	38	47	-9	50
10	Blackburn Rovers	38	13	11	14	41	55	-14	50
11	Stoke City	38	11	14	13	34	48	-14	47
12	Fulham	38	12	10	16	39	46	-7	46
13	Sunderland	38	11	11	16	48	56	-8	44
14	Bolton Wanderers	38	10	9	19	42	67	-25	39
15	Wolverhampton Wanderers	38	9	11	18	32	56	-24	38
16	Wigan Athletic	38	9	9	20	37	79	-42	36
17	West Ham United	38	8	11	19	47	66	-19	35
18	Burnley	38	8	6	24	42	82	-40	30
19	Hull City	38	6	12	20	34	75	-41	30
20	Portsmouth	38	7	7	24	34	66	-32	19	*

*Portsmouth deducted 9 points

Premier League 2010/11		P	W	D	L	GF	GA	GD	PTS
1	Manchester United	38	23	11	4	78	37	+41	80
2	Chelsea	38	21	8	9	69	33	+36	71
3	Manchester City	38	21	8	9	60	33	+27	71
4	Arsenal	38	19	11	8	72	43	+29	68
5	Tottenham Hotspur	38	16	14	8	55	46	+9	62
6	Liverpool	38	17	7	14	59	44	+15	58
7	Everton	38	13	15	10	51	45	+6	54
8	Fulham	38	11	16	11	49	43	+6	49
9	Aston Villa	38	12	12	14	48	59	-11	48
10	Sunderland	38	12	11	15	45	56	-11	47
11	West Bromwich Albion	38	12	11	15	56	71	-15	47
12	Newcastle United	38	11	13	14	56	57	-1	46
13	Stoke City	38	13	7	18	46	48	-2	46
14	Bolton Wanderers	38	12	10	16	52	56	-4	46
15	Blackburn Rovers	38	11	10	17	46	59	-13	43
16	Wigan Athletic	38	9	15	14	40	61	-21	42
17	Wolverhampton Wanderers	38	11	7	20	46	66	-20	40
18	Birmingham City	38	8	15	15	37	58	-21	39
19	Blackpool	38	10	9	19	55	78	-23	39
20	West Ham United	38	7	12	19	43	70	-27	33

Premier League 2011/12		P	W	D	L	GF	GA	GD	PTS
1	Manchester City	38	18	1	0	55	12	64	89
2	Manchester United	38	15	2	2	52	19	56	89
3	Arsenal	38	12	4	3	39	17	25	70
4	Tottenham Hotspur	38	13	3	3	39	17	25	69
5	Newcastle United	38	11	5	3	29	17	5	65
6	Chelsea	38	12	3	4	41	24	19	64
7	Everton	38	10	3	6	28	15	10	56
8	Liverpool	38	6	9	4	24	16	7	52
9	Fulham	38	10	5	4	36	26	-3	52
10	West Bromwich Albion	38	6	3	10	21	22	-7	47
11	Swansea City	38	8	7	4	27	18	-7	47
12	Norwich City	38	7	6	6	28	30	-14	47
13	Sunderland	38	7	7	5	26	17	-1	45
14	Stoke City	38	7	8	4	25	20	-17	45
15	Wigan Athletic	38	5	7	7	22	27	-20	43
16	Aston Villa	38	4	7	8	20	25	-16	38
17	Queens Park Rangers	38	7	5	7	24	25	-23	37
18	Bolton Wanderers	38	4	4	11	23	39	-31	36
19	Blackburn Rovers	38	6	1	12	26	33	-30	31
20	Wolverhampton Wanderers	38	3	3	13	19	43	-42	25

Premier League
30 Gloucester Place	T +44 (0) 20 7864 9000
London W1U 8PL	F +44 (0) 20 7864 9001
premierleague.com	E info@premierleague.com

The Football Association Premier League Limited
Registered Office: 30 Gloucester Place, London, W1U 8PL. No. 2719699 England	£13.00